AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 15, 1997

                                                     REGISTRATION NO. 333- 31929
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ________________________

                        POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-4
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                         ------------------------------
                            ECHOSTAR DBS CORPORATION
             (Exact name of registrant as specified in its charter)


           COLORADO                                     84-1328967
(State of Registrant's Incorporation)      (I.R.S. Employer Identification No.)

                            and affiliate guarantors
                       EchoStar Communications Corporation
                   EchoStar Satellite Broadcasting Corporation
                                   Dish, Ltd.
      (Exact name of registrants as specified in their respective charters)
               NEVADA                                  88-0336997
              COLORADO                                 84-1337871
               NEVADA                                  88-0312499
(State of Registrant's Incorporation)      (I.R.S. Employer Identification No.)
                                      5064
          (Registrant's Standard Industrial Classification Code Number)
                            ------------------------


                                                                    DAVID K. MOSKOWITZ, ESQ.
        90 INVERNESS CIRCLE EAST                      SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
        ENGLEWOOD, COLORADO 80112                              ECHOSTAR COMMUNICATIONS CORPORATION
             (303) 799-8222                                         90 INVERNESS CIRCLE EAST
    (Address, Including Zip Code, and                               Englewood, Colorado 80112
 Telephone Number, including Area Code,                                  (303) 799-8222
of Registrant's Principal Executive Office)                  (Name, Address, Including Zip Code, and
                                                             Telephone Number of Agent for Service)
                                             COPIES TO:
         WILLIAM APPLETON, ESQ.                                    WILLIAM F. SCHWITTER, ESQ.
          BAKER & HOSTETLER LLP                               PAUL, HASTINGS, JANOFSKY & WALKER LLP
        3200 NATIONAL CITY CENTER                                       399 PARK AVENUE.
           1900 E. 9TH STREET                                     NEW YORK, NEW YORK 10022-4697
       CLEVELAND, OHIO 44114-3485                                        (212) 318-6000
             (216) 621-0200


   APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this registration statement.
   If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

                            ------------------------

                         CALCULATION OF REGISTRATION FEE


-------------------------------------------------------------------------------------------------------------------------------
                                                                  PROPOSED MAXIMUM      PROPOSED MAXIMUM
TITLE OF EACH CLASS OF SECURITIES TO BE         AMOUNT TO BE     OFFERING PRICE PER     AGGREGATE OFFERING       AMOUNT OF
           REGISTERED                            REGISTERED              UNIT                  PRICE          REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------------------------
12 1/2% Senior Secured Notes due 2002........   $375,000,000             100%              $375,000,000            $113,637
-------------------------------------------------------------------------------------------------------------------------------
Guarantees of 12 1/2% Senior Secured Notes
due 2002.....................................   $375,000,000             (1)               $375,000,000               (1)
-------------------------------------------------------------------------------------------------------------------------------
Total .......................................   $375,000,000             100%              $375,000,000            $113,637
-------------------------------------------------------------------------------------------------------------------------------


(1) No additional consideration will be paid by the recipients of the 12 1/2% Senior Secured Notes due 2002 for the Guarantees. Pursuant to Rule 457(n) under the Securities Act of 1933, no separate fee is payable for the Guarantees.

                            ------------------------

   THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                            ECHOSTAR DBS CORPORATION
                              CROSS-REFERENCE SHEET
                    PURSUANT TO ITEM 501(b) OF REGULATION S-K


ITEM
NUMBER                   ITEM                                     LOCATION IN PROSPECTUS
--------   ----------------------------------------        ----------------------------------------
A.         INFORMATION ABOUT THE TRANSACTION
     1.    Forepart of the Registration
           Statement  and Outside  Front Cover             Facing Page;  Cross-Reference  Sheet;
           of Page of Prospectus .................         Outside Front Cover Page of Prospectus

     2.    Inside Front and Outside Back Cover
            Pages of Prospectus ..................         Inside Front Cover Page of Prospectus
                                                             and Outside Back Cover Page of Prospectus

     3.    Risk Factors and Ratio of Earnings
            to Fixed Charges and Other...........          Prospectus Summary; Summary
            Information                                      Financial Data; Selected Financial Data;
                                                             Risk Factors

     4.    Terms of the Transaction..............          Prospectus Summary; The Exchange
                                                              Offer; Description  of the Exchange Notes;
                                                              Certain Federal Income Tax Consequences;
                                                              Plan of Distribution

     5.    Pro Forma Financial ...................         Not Applicable
            Information

     6.    Material Contracts with Company
            Being Acquired........................         Not Applicable

     7.   Additional Information Required for
            Reoffering by Persons and Parties
            Deemed to Be Underwriters ............         Not Applicable

     8.   Interest of Named Experts and
            Counsel..............................          Not Applicable

     9.   Disclosure of Commission Position
            on Indemnification for  Securities
            Act Liabilities......................          Not Applicable

B.         INFORMATION ABOUT THE REGISTRANT
    10.    Information with Respect to S-3
             Registrants.........................          Not Applicable

    11.    Incorporation of Certain Information
             by Reference........................          Not Applicable

    12.    Information with Respect to S-2 or
             S-3 Registrants.....................          Not Applicable

    13.    Incorporation of Certain Information
             by Reference........................          Not Applicable

    14.    Information with Respect to Registrants
             Other Than S-3 or S-2 Registrants....         Available Information; Prospectus
                                                             Summary; Selected Financial Data;
                                                             Management's Discussion and  Analysis
                                                             of Financial Condition and Results of
                                                             Operations; Business; Index to
                                                             Consolidated Financial Statements

C.         INFORMATION ABOUT THE COMPANY
             BEING ACQUIRED
    15.    Information with Respect to S-3
             Companies............................         Not Applicable
    16.    Information with Respect to S-2 or
             S-3 Companies........................         Not Applicable

    17.    Information with Respect to
             Companies Other Than S-2 or S-3
             Companies...........................          Not Applicable
D.         VOTING AND MANAGEMENT INFORMATION
    18.    Information if Proxies, Consents or
             Authorizations are to be Solicited...         Not Applicable

    19.    Information if Proxies, Consents or
             Authorizations are not to be
             Solicited in an Exchange.............         The Exchange Offer; Certain
                                                             Relationships Offer and Related
                                                             Transactions; Security Ownership
                                                             of Certain Beneficial Owners
                                                             and Management

PROSPECTUS

                            ECHOSTAR DBS CORPORATION

                OFFER TO EXCHANGE $1,000 PRINCIPAL AMOUNT OF ITS
                      12 1/2% SENIOR SECURED NOTES DUE 2002
               WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT
                   FOR EACH $1,000 IN PRINCIPAL AMOUNT OF ITS
                OUTSTANDING 12 1/2% SENIOR SECURED NOTES DUE 2002

           THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., EASTERN TIME,
                       ON JANUARY 8, 1998, UNLESS EXTENDED

     EchoStar DBS Corporation, a Colorado corporation (the "Issuer"), hereby offers to exchange (the "Exchange Offer") up to $375,000,000 in aggregate principal amount of its new 12 1/2% Senior Secured Notes due 2002 (the "Exchange Notes") for up to $375,000,000 in aggregate principal amount of its outstanding 12 1/2% Senior Secured Notes due 2002 (the "Old Notes" and, together with the Exchange Notes, the "Notes") that were issued and sold in a transaction exempt from registration under the Securities Act of 1933, as amended (the "Securities Act").


The terms of the Exchange Notes are substantially identical (including principal amount, interest rate, maturity, security and ranking) to the terms of the Old Notes for which they may be exchanged pursuant to the Exchange Offer, except that the Exchange Notes: (i) are freely transferable by holders thereof (except as provided below); and (ii) are not entitled to certain registration rights and certain liquidated damages which are applicable to the Old Notes under the Registration Rights Agreement (as defined). The Exchange Notes will be issued under the indenture governing the Old Notes (the "Indenture"). The Notes rank PARI PASSU in right of payment with all senior indebtedness of the Issuer. The Notes are guaranteed on a subordinated basis by EchoStar Communications Corporation ("EchoStar"), the Issuer's direct parent, (the "EchoStar Guarantee") and, contingent upon the occurrence of certain events, will be guaranteed by EchoStar Satellite Broadcasting Corporation ("ESBC," issuer of the 1996 Notes), a direct, wholly-owned subsidiary of the Issuer, and Dish, Ltd. ("Dish," issuer of the 1994 Notes), a direct, wholly-owned subsidiary of ESBC, and certain other subsidiaries of the Issuer and EchoStar (the "Guarantors" and, collectively with the EchoStar Guarantee, the "Guarantees"). The Notes are secured by liens on the capital stock of the Issuer, the EchoStar IV satellite and certain other assets of the Issuer. See "Description of Exchange Notes - Security." Although the Notes are titled "Senior": (i) the Issuer has not issued, and does not have any plans to issue, any indebtedness to which the Notes would be senior; and
(ii) the Notes are effectively subordinated to all liabilities of the Issuer's subsidiaries, including liabilities to general creditors (except to the extent that any subsidiary of the Issuer may guarantee the Notes), and the EchoStar Guarantee is subordinated to all liabilities of EchoStar (except liabilities to general creditors). As of June 30, 1997, including the effect of the offering of the Old Notes (the "Old Notes Offering"), the consolidated liabilities of EchoStar and its subsidiaries aggregated approximately $1.6 billion. Approximately $1.2 billion of the consolidated liabilities of EchoStar and its subsidiaries (including liabilities of the Issuer) are effectively senior in right of payment to the Notes. EchoStar and its subsidiaries do not have any liabilities which rank either junior to or PARI PASSU with the Notes. In addition the ability of Dish to make distributions to the Issuer is severely limited by the terms of the 1994 Indenture (as defined), and the cash flow generated by the assets and operations of the Issuer's subsidiaries will therefore only be available to satisfy the Issuer's obligations on the Notes to the extent that such subsidiaries are able to make distributions, directly or indirectly, to the Issuer. In this regard, as of June 30, 1997, the guarantee of Dish is effectively subordinated to approximately $900.0 million of indebtedness of Dish and its subsidiaries. Upon full accretion of the 1994 Notes, the guarantee of Dish will be effectively subordinated to at least an additional approximately $156.8 million of indebtedness of Dish and its subsidiaries solely as a result of the accretion of the 1994 Notes. Additionally, the 1994 Indenture places severe limitations on the incurrence of additional indebtedness (including the guarantee of indebtedness) by Dish and its subsidiaries until such time as their consolidated indebtedness to cash flow ratio would not exceed
4.0 to 1 after taking the issuance of the indebtedness into account.   As of
June 30, 1997,  Dish and its subsidiaries  do not meet this ratio of


                                                        (CONTINUED ON NEXT PAGE)

                            ________________________

   HOLDERS OF OLD NOTES SHOULD CAREFULLY CONSIDER THE MATTERS SET FORTH IN "RISK FACTORS" COMMENCING ON PAGE 20 OF THIS PROSPECTUS PRIOR TO MAKING A DECISION WITH RESPECT TO THE EXCHANGE OFFER.

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
     AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
      SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
          PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY
              REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                            ________________________

               The date of this Prospectus is October 10, 1997

(COVER PAGE CONTINUED)



indebtedness to cash flow. Accordingly, as of June 30, 1997, the guarantee of Dish is not in effect and Dish and its subsidiaries are not able to make distributions to the Issuer. While the 1996 Indenture (as defined) permits ESBC to pay dividends and make other distributions to the Issuer without restrictions, as of June 30, 1997, the guarantee of ESBC is effectively subordinated to approximately $1.2 billion of indebtedness of ESBC and its subsidiaries. Upon full accretion of the 1994 and 1996 Notes, the guarantee of ESBC will be effectively subordinated to at least an additional approximately $325.5 million of indebtedness of ESBC and its subsidiaries solely as a result of the accretion of the 1994 and 1996 Notes. Further, the 1996 Indenture places severe limitations on the incurrence of additional indebtedness (including the guarantee of indebtedness) by ESBC and its subsidiaries until such time as their consolidated indebtedness to cash flow ratio would not exceed 5.0 to 1 after taking the issuance of the indebtedness into account. As of June 30, 1997, ESBC and its subsidiaries do not meet this ratio of indebtedness to cash flow. Accordingly, as of June 30, 1997, the guarantee of ESBC is not in effect. Therefore, there can be no assurance that the guarantees of Dish and ESBC will ever provide additional collateral to the holders of Notes. See "Description of Certain Indebtedness."


     Concurrently with the closing of the Old Notes Offering, approximately $109.0 million and $112.0 million of the net proceeds of the Old Notes Offering were placed into an Interest Escrow Account and a Satellite Escrow Account, respectively. Funds in the Interest Escrow Account, together with reasonably expected proceeds from the investment thereof will be sufficient to pay the first five semi-annual interest payments on the Notes. Funds in the Satellite Escrow Account, together with reasonably expected proceeds from the investment thereof, will be sufficient to fully fund, through launch, the construction, launch and insurance of EchoStar IV. Funds may be disbursed from the escrow accounts only upon satisfaction of applicable provisions of the Escrow and Disbursement Agreement. The escrow accounts serve as collateral for the Notes. For a complete description of the terms of the Exchange Notes, see "Description of Exchange Notes." There will be no cash proceeds to the Issuer from the Exchange Offer.

     Interest on the Exchange Notes will be payable semi-annually on January 1 and July 1 of each year, commencing January 1, 1998. Holders of the Old Notes whose Old Notes are accepted for exchange will be deemed to have waived the right to have interest accrue, or to receive any payment in respect of interest on the Old Notes, accrued from June 25, 1997 to the date of issuance of the Exchange Notes.

     Except as set forth below, the Notes are not redeemable at the Issuer's option prior to July 1, 2000. Thereafter, the Notes are subject to redemption, at the option of the Issuer, at the redemption prices set forth herein. In addition, at any time prior to July 1, 2000, the Issuer may redeem up to one-third of the Notes at a redemption price equal to 112.50% of the principal amount thereof (other than Disqualified Stock) on the repurchase date, with the net proceeds of one public or private sale of certain Equity Interests (other than Disqualified Stock) of the Issuer, EchoStar or any of their subsidiaries (other than proceeds from a sale to EchoStar, the Issuer or any of their subsidiaries). In the event of a Change of Control, the Issuer is required to make an offer to repurchase all or any part of the Notes at a purchase price equal to 101% of the aggregate principal amount thereof, together with accrued and unpaid interest thereon, to the date of repurchase.

     The Old Notes were originally issued and sold on June 25, 1997 in a transaction not registered under the Securities Act, in reliance upon the exemption provided in Section 4(2) of the Securities Act and Rule 144A promulgated under the Securities Act (the "Old Notes Offering"). Accordingly, the Old Notes may not be reoffered, resold or otherwise pledged, hypothecated or transferred in the United States unless so registered or unless an applicable exemption from the registration requirements of the Securities Act is available. Based upon its view of interpretations provided to third parties by the Staff (the "Staff") of the Securities and Exchange Commission (the "Commission"), the Issuer believes that the Exchange Notes issued pursuant to the Exchange Offer in exchange for the Old Notes may be offered for resale, resold and otherwise transferred by holders thereof (other than any holder which is: (i) an "affiliate" of the Issuer within the meaning of Rule 405 under the Securities Act (an "Affiliate"); (ii) a broker-dealer who acquired Old Notes directly from the Issuer; (iii) a broker-dealer who acquired Old Notes as a result of market making or other trading activities), without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such holders' business and such holders are not engaged in, and do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of such Exchange Notes. In order to participate in the Exchange Offer, each entity must certify to the Company in the Letter of Transmittal that it is not an Affiliate of the Issuer, that it is not engaged in, and does not intend to engage in, a distribution of the Exchange Notes, and that the Exchange Notes are being acquired in the ordinary course of business. Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of Exchange Notes. The Letter of Transmittal that is filed as an exhibit to the Registration Statement of which this Prospectus is

                                                        (CONTINUED ON NEXT PAGE)

(COVER PAGE CONTINUED)

a part (the "Letter of Transmittal") states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. Broker-dealers who acquired Old Notes as a result of market making or other trading activities may use this Prospectus, as supplemented or amended, in connection with resales of the Exchange Notes. The Issuer has agreed that, for a period of 180 days after the Registration Statement of which this Prospectus is a part is declared effective by the Commission, it will make this Prospectus available to any broker-dealer for use in connection with any such resale. Any holder who tenders in the Exchange Offer for the purpose of participating in a distribution of the Exchange Notes and any other holder that cannot rely upon interpretations must comply with the registration and prospectus requirements of the Securities Act in connection with a secondary resale transaction.

     Old Notes initially purchased by qualified institutional buyers were initially represented by a global Note in registered form, deposited with, or on behalf of, The Depository Trust Company (the "Depositary"), and registered in the name of Cede & Co., as nominee of the Depositary. The Exchange Notes exchanged for Old Notes represented by the global Note will be represented by one or more global Exchange Notes in registered form, registered in the name of the nominee of the Depositary. See "Description of Exchange Notes - Book-entry, Delivery and Form." Exchange Notes issued to non-qualified institutional buyers in exchange for Old Notes held by such investors will be issued only in certificated, fully registered, definitive form. Except as described herein, Exchange Notes in definitive certificated form will not be issued in exchange for the global Note or interests therein.

     The Old Notes and the Exchange Notes constitute new issues of securities with no established public trading market. If a trading market does not develop or is not maintained, holders of the Exchange Notes may experience difficulty in reselling the Exchange Notes or may be unable to sell them at all. If a market for the Exchange Notes develops, any such market may be discontinued at any time and the Exchange Notes could trade at prices that may be lower than the initial market values thereof, depending on many factors, including prevailing interest rates, the markets for similar services and the financial performance of the Issuer. Although there is currently no market for the Exchange Notes, the Initial Purchasers have advised the Issuer that they will make a market in the Exchange Notes. However, they are not obligated to do so, and any such market making with respect to the Exchange Notes may be discontinued at any time without notice. In addition, such market making activity will be subject to the limits imposed by the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and may be limited during the Exchange Offer and the pendency of any applicable shelf registration statement. Accordingly, there can be no assurance as to the development or liquidity of any market for the Exchange Notes. The Issuer does not intend to apply for listing of any of the Exchange Notes on any securities exchange or for quotation through the Nasdaq National Market or any other securities quotation service.

     Any Old Notes not tendered and accepted in the Exchange Offer will remain outstanding. To the extent that Old Notes are tendered and accepted in the Exchange Offer, a holder's ability to sell untendered and tendered, but unaccepted, Old Notes are likely to be adversely affected. Following consummation of the Exchange Offer, the holders of any remaining Old Notes will continue to be subject to the existing restrictions on transfer thereof and the Issuer will have no further obligation to such holders to provide for the registration under the Securities Act of the Old Notes except under certain very limited circumstances. See "Description of Exchange Notes - Old Notes' Registration Rights; Liquidated Damages." No assurance can be given as to the liquidity of the trading market for either the Old Notes or the Exchange Notes.

     The Exchange Offer is not conditioned upon any minimum aggregate principal amount of Old Notes being tendered or accepted for exchange. The Exchange Offer will expire at 5:00 p.m., Eastern time, on January 8, 1998, unless extended (the "Expiration Date"). The date of acceptance for exchange (the "Exchange Date") will be the first business day following the Expiration Date, upon surrender of the Old Note. Old Notes tendered pursuant to the Exchange Offer may be withdrawn at any time prior to the Expiration Date; otherwise such tenders are irrevocable.

                                TABLE OF CONTENTS


                                                                        Page
                                                                      --------

Available Information. . . . . . . . . . . . . . . . . . . . . .          5
Prospectus Summary. . . . . . . . . . . . . . . . . . . . . . .           7
Risk Factors . . . . . . . . . . . . . . . . . . . . . . . . . .         20
Use of Proceeds. . . . . . . . . . . . . . . . . . . . . . . . .         37
The Exchange Offer . . . . . . . . . . . . . . . . . . . . . . .         38
Capitalization . . . . . . . . . . . . . . . . . . . . . . . . .         45
Selected Financial Data. . . . . . . . . . . . . . . . . . . . .         46
Management's Discussion of Financial Condition and Results of
  Operations . . . . . . . . . . . . . . . . . . . . . . . . . .         48
Business . . . . . . . . . . . . . . . . . . . . . . . . . . . .         61
Management . . . . . . . . . . . . . . . . . . . . . . . . . . .         88
Certain Relationships and Related Transactions . . . . . . . . .         93
Security Ownership of Certain Beneficial Owners and Management .         94
Description of Certain Indebtedness. . . . . . . . . . . . . . .         96
Description of Exchange Notes. . . . . . . . . . . . . . . . . .         98
Certain United States Federal Income Tax Considerations. . . . .        134
Plan of Distribution . . . . . . . . . . . . . . . . . . . . . .        135
Notice to Investors. . . . . . . . . . . . . . . . . . . . . . .        136
Independent Accountants. . . . . . . . . . . . . . . . . . . . .        138
Legal Matters. . . . . . . . . . . . . . . . . . . . . . . . . .        138
Index to Consolidated Financial Statements . . . . . . . . . . .        F-1


     DISH NETWORKSM IS A SERVICE MARK OF ECHOSTAR COMMUNICATIONS CORPORATION

                              AVAILABLE INFORMATION

   The Issuer and the Guarantors have filed with the Securities and Exchange Commission (the "Commission) a Registration Statement on Form S-4 (together with all amendments, exhibits, schedules and supplements thereto, the "Registration Statement") under the Securities Act with respect to the Exchange Notes being offered hereby. This Prospectus, which forms a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement, certain items of which are omitted as permitted by the rules and regulations of the Commission. For further information with respect to the Issuer, the Guarantors and the Exchange Notes, reference is hereby made to the Registration Statement. Statements contained in this Prospectus as to the contents of any contract or other document are not necessarily complete and, where such contract or other document is an exhibit to the Registration Statement, each such statement is qualified in all respects by the provisions in such exhibit, to which reference is hereby made.

   The Issuer, ESBC and Dish, Ltd. are not currently subject to the informational requirements of the Exchange Act. However, ESBC is required by the indenture (the "1996 Indenture") under which ESBC issued its 13 1/8% Senior Secured Discount Notes due 2004 (the "1996 Notes"), whether or not it is then subject to Section 13 or 15(d) of the Exchange Act, to file with the Commission and furnish to holders of the 1996 Notes and the trustee under the 1996 Indenture copies of the annual reports, quarterly reports and other periodic reports which ESBC and Direct Broadcasting Satellite Corporation ("New DBSC") would have been required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act if they were subject to such sections. ESBC and New DBSC also agreed to provide all of the foregoing information for ESBC and New DBSC taken as a single entity. Likewise, Dish, Ltd. is required by the indenture (the "1994 Indenture") under which Dish, Ltd. issued its 12 7/8% Senior Secured Discount Notes due 2004 (the "1994 Notes"), whether or not it is then subject to Section 13 or 15(d) of the Exchange Act, to file with the Commission and furnish to holders of the 1994 Notes and the trustee under the 1994 Indenture copies of the annual reports, quarterly reports and other periodic reports which Dish, Ltd. would have been required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act if Dish, Ltd. were subject to such sections. EchoStar Communications Corporation is subject to the informational requirements of the Exchange Act. Upon the effectiveness of the Registration Statement or, if earlier, the Shelf Registration Statement (as defined herein), pursuant to the Indenture, the Issuer will file all reports and other information required by the Exchange Act. The Registration Statement, as well as periodic reports, proxy statements and other information filed by the Issuer with the Commission, may be inspected at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, or at its regional offices located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and Seven World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can be obtained from the Issuer upon request. Any such request should be addressed to the Issuer's principal offices at 90 Inverness Circle East, Englewood, Colorado 80112-5300 (telephone (303) 799-8222).

     The Issuer's, Dish, Ltd.'s and ESBC's obligation to file periodic reports with the Commission pursuant to the Exchange Act may be suspended if the Notes are held of record by fewer than 300 holders at the beginning of any fiscal year of the Issuer, other than the fiscal year in which the Registration Statement or the Shelf Registration Statement becomes effective. However, the Issuer has agreed, pursuant to the indenture dated as of June 25, 1997 (the "Indenture") governing the Notes, that, whether or not it is then subject to Section 13 or 15(d) of the Exchange Act, it will file with the Commission and furnish to the holders of the Notes and the Trustee under the Indenture (and, if filing such documents with the Commission is prohibited, to prospective holders of the Notes upon request) copies of the annual reports, quarterly reports and other periodic reports which the Issuer would have been required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act if the Issuer were subject to such Sections. In addition, the Issuer will furnish, upon request of any holder of a Note, such information as is specified in paragraph (d)(4) of Rule 144A, to the holder or to a prospective purchaser of such Note who the holder reasonably believes is a qualified institutional buyer within the meaning of Rule 144A, in order to permit compliance by such holder with Rule 144A in connection with the resale of such Note by such holder unless, at the time of the request, the Issuer is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act.

     UNTIL JANUARY 8, 1998 (90 DAYS AFTER THE DATE OF THIS PROSPECTUS), ALL DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                               NOTICE TO INVESTORS

   THIS PROSPECTUS (THE "PROSPECTUS") DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY NOTES BY ANY PERSON IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL FOR SUCH PERSON TO MAKE SUCH AN OFFERING OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES IMPLY THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY DATE SUBSEQUENT TO THE DATE HEREOF.

                               PROSPECTUS SUMMARY

   THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED INFORMATION, INCLUDING THE CONSOLIDATED FINANCIAL STATEMENTS AND THE NOTES THERETO, APPEARING ELSEWHERE IN THIS PROSPECTUS. ECHOSTAR DBS CORPORATION, A COLORADO CORPORATION, WAS INCORPORATED DURING 1996 BY ITS PARENT, ECHOSTAR COMMUNICATIONS CORPORATION, A NEVADA CORPORATION, THE CLASS A COMMON STOCK OF WHICH IS QUOTED ON THE NASDAQ NATIONAL MARKET UNDER THE SYMBOL "DISH." AS USED IN THIS PROSPECTUS, UNLESS THE CONTEXT OTHERWISE REQUIRES, "ECHOSTAR" OR THE "COMPANY" REFERS TO ECHOSTAR COMMUNICATIONS CORPORATION AND ITS SUBSIDIARIES AND "ISSUER" REFERS TO ECHOSTAR DBS CORPORATION.

                                   THE COMPANY

   EchoStar is a leading provider of direct broadcast satellite ("DBS") programming services in the United States. The Company commenced its DBS service (the "DISH NetworkSM") in March 1996, after the successful launch of its first satellite ("EchoStar I") in December 1995. The Company launched its second satellite ("EchoStar II") in September 1996. Since December 31, 1996, EchoStar has increased its DISH NetworkSM subscriber base approximately 134% from 350,000 to approximately 820,000 subscribers at September 30, 1997. During 1997, EchoStar believes that it has captured approximately 30% of all new DBS satellite subscribers in the U.S. Average monthly programming revenue during 1997 has been approximately $39 per subscriber.



   The introduction of DBS receivers is widely regarded as the most successful introduction of a consumer electronics product in U.S. history, surpassing the rollout of color televisions, VCRs and compact disc players. As of August 31, 1997, approximately 5.3 million U.S. households subscribed to DBS and other digital direct-to-home ("DTH") satellite services. Industry sources project that the DTH market could grow to as many as 19 million subscribers by the year 2002.


   EchoStar believes that there is significant unsatisfied demand for high-quality, reasonably-priced television programming. Of the approximately 96 million television households in the U.S., it is estimated that more than 60 million subscribers pay an average of $34 per month for multichannel programming services. EchoStar's primary target market for the DISH Network-SM- includes cable subscribers in urban and suburban areas who are dissatisfied with the quality or price of their cable programming, or who want niche programming services not available from most cable operators. Other target markets for the DISH Network-SM-include the approximately 7 million households not passed by cable television systems and the approximately 21 million households currently passed by cable television systems with relatively limited channel capacity.

   EchoStar has rights to more U.S. licensed DBS frequencies than any of its competitors, and currently controls 90 frequencies, including 21 frequencies at an orbital slot capable of providing nationwide DBS service. The Company currently provides approximately 120 channels of digital television programming and over 30 channels of CD quality audio programming to the entire continental U.S. DISH Network-SM- subscribers can choose from a variety of programming packages that EchoStar believes have a better price-to-value relationship than packages currently offered by most pay television providers.

   DISH Network-SM- programming is available to any subscriber who purchases or leases an 18-inch satellite dish, an EchoStar digital satellite receiver, a user-friendly remote control and related components (collectively, an "EchoStar Receiver System"). EchoStar Receiver Systems are fully compatible with MPEG-2, the world digital standard for computers and consumer electronics products, and provide image and sound quality superior to current analog cable or wireless cable service. EchoStar Receiver Systems are designed and engineered by the Company's wholly-owned subsidiary, Houston Tracker Systems, Inc. ("HTS"). Satellite receivers designed by HTS have won numerous awards from dealers, retailers and industry trade publications.

   The Company's primary objective is to become a leading provider of subscription television services in the U.S. To achieve this objective, the Company will seek to:


          EXPAND PROGRAMMING OFFERINGS. The Company currently expects to launch its third and fourth satellites ("EchoStar III" and "EchoStar IV") on October 5, 1997 and in the first quarter of 1998, respectively. EchoStar III, which is expected to serve the eastern half of the U.S. from 61.5DEG. West Longitude ("WL"), and EchoStar IV, which is expected to serve the western half of the U.S. from 148DEG. WL, should enable EchoStar to retransmit local broadcast signals in 20 of the largest U.S. television markets (assuming receipt of all required retransmission consents and copyright licenses and/or congressional or regulatory actions necessary to extend and clarify the scope of the statutory compulsory license to cover local satellite retransmission of network-affiliated station signals) and to provide subscribers with additional sports, foreign language, cultural, business, educational and other niche programming. EchoStar III and EchoStar IV will also provide EchoStar the capacity to offer subscribers high definition television ("HDTV") and popular Internet and other computer data at high transmission speeds. By expanding its programming services, EchoStar believes that it may be able to differentiate itself from other providers of subscription television services, which may not be able to cost-effectively, or do not have the capacity to, offer similar services.




          CONTINUE TO EXPAND DISTRIBUTION CHANNELS. The Company continues to strengthen its sales and distribution channels, which include consumer retail outlets, consumer electronics retailers and direct sales representatives. For example, the Company recently announced an agreement with JVC Company of America ("JVC"), under which JVC will purchase EchoStar Receiver Systems for distribution through existing JVC channels under the JVC and DISH Network brand names. All consumers who purchase JVC branded satellite receiver systems will subscribe to DISH Network programming.

     In addition, on September 15, 1997, EchoStar announced that Sears, Roebuck and Co. ("Sears") will begin to carry JVC branded satellite receiver systems compatible with DISH Network programming. The JVC branded satellite receiver systems will be available beginning October 1997 in more than 800 full-line, mall-based Sears stores.


          PROVIDE ATTRACTIVELY PRICED PROGRAMMING AND SYSTEMS. EchoStar's entry level America's Top 40 programming package is priced at $19.99 per month, as compared to, on average, over $30 per month for comparable cable service. Consumers can add six premium movie channels for an additional $10 per month, the same amount cable subscribers typically pay for one movie channel. On June 1, 1997, the Company announced a new marketing program, offering subscribers a standard EchoStar Receiver System for $199 (as compared to an average retail price in March 1996 of $499), without requiring an extended subscription commitment or significant up front programming payments.

          EMPHASIZE ONE-STOP SHOPPING. The Company believes that providing outstanding service, convenience and value are essential to developing long-term customer relationships. The Company offers consumers a "one-stop shopping" service which includes programming, installation, maintenance, reliable customer service and satellite reception equipment. To enhance responsiveness to its customers, the Company has established a single telephone number (1-800-333-DISH), which customers can call 24 hours a day, seven days a week to order EchoStar Receiver Systems, activate programming services, schedule installation and obtain technical support. The Company believes it is the only DBS provider to offer a comprehensive single-point customer service function.

   The principal offices of EchoStar and the Issuer are located at 90 Inverness Circle East, Englewood, Colorado 80112-5300, and their telephone number is (303) 799-8222.

                               RECENT DEVELOPMENTS

   SERIES B SENIOR REDEEMABLE EXCHANGEABLE PREFERRED STOCK OFFERING



   On October 2, 1997, EchoStar consummated an offering (the "Preferred Stock Offering") of 12 1/8% Series B Senior Redeemable Exchangeable Preferred Stock due 2004, par value $0.01 per share (including any additional shares of such stock issued from time to time in lieu of cash dividends, the "Senior Preferred Stock"). The Preferred Stock Offering resulted in net proceeds to EchoStar of approximately $193.0 million. The Senior Preferred Stock was issued in a private placement pursuant to Rule 144A of the Securities Act. Each share of Senior Preferred Stock will have a liquidation preference of $1,000 per share. Dividends on the Senior Preferred Stock are payable quarterly in arrears, commencing on January 1, 1998. EchoStar may, at its option, pay dividends in cash or by issuing additional shares of Senior Preferred Stock having an aggregate liquidation preference equal to the amount of such dividends. EchoStar may, at its option, exchange all, but not less than all, of the shares of Senior Preferred Stock then outstanding for EchoStar's 12 1/8% Senior Exchange Notes due 2004 (including any such senior notes issued from time to time in lieu of cash interest, the "Senior Exchange Notes"). The Senior Exchange Notes will bear interest at a rate of 12 1/8% per annum, payable semiannually in arrears on April 1 and October 1 of each year, commencing with the first such date to occur after the date of the exchange. Interest on the Senior Exchange Notes may, at the option of EchoStar, be paid in cash or by issuing additional Senior Exchange Notes in an aggregate principal amount equal to the amount of such interest. EchoStar presently intends to use the net proceeds of the Preferred Stock Offering to fund subscriber acquisition and marketing expenses and for other general corporate purposes.



   EXPECTED LAUNCH OF ECHOSTAR III



   EchoStar expects to launch EchoStar III on October 5, 1997, from Cape Canaveral Air Station, Florida. EchoStar III, which is expected to serve the eastern half of the U.S. from 61.5DEG. WL, should enable EchoStar to retransmit local broadcast signals in certain U.S. television markets (assuming receipt of all required retransmission consents and copyright licenses and/or congressional or regulatory actions necessary to extend and clarify the scope of the statutory compulsory license to cover local satellite retransmission of network-affiliated station signals) and to provide subscribers with additional sports, foreign language, cultural, business, educational and other niche programming. EchoStar III will also provide EchoStar the capacity to offer subscribers high definition television ("HDTV") and popular Internet and other computer data at high transmission speeds.



SEARS TO CARRY DISH NETWORK PRODUCTS



   On September 15, 1997, EchoStar announced that Sears will begin to carry JVC branded satellite receiver systems compatible with DISH Network programming. JVC branded satellite receiver systems will be available beginning October 1997 in more than 800 full-line, mall-based Sears stores, creating a nationwide retail distribution channel for such DISH compatible systems. EchoStar believes, but can give no assurance, that this additional distribution channel will further enhance EchoStar's ability to attract subscribers to the DISH Network.


   NEW MARKETING PROMOTION

   Beginning June 1, 1997, EchoStar implemented a new marketing program in which independent retailers are able to offer standard EchoStar Receiver Systems to consumers for a suggested retail price of $199 (the "1997 Promotion"). Previously, consumers could purchase EchoStar Receiver Systems for approximately $199, but were also required to purchase a prepaid one-year subscription to the DISH Network's-SM- America's Top 50 CD programming package for $300 (the "1996 Promotion"). The 1997 Promotion allows consumers to subscribe to the DISH Network's-SM- various programming offerings on a month-to-month basis, without requiring an extended subscription commitment or significant up front programming payments. While there can be no assurance, EchoStar believes that by significantly reducing the "up front" cost to the consumer and eliminating extended subscription commitments, the 1997 Promotion may increase consumer demand for DISH Network-SM- services.
See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

   JVC ALLIANCE

   On April 14, 1997, EchoStar and JVC announced their plan to enter into a strategic alliance (the "JVC Alliance") pursuant to which JVC will distribute EchoStar Receiver Systems through JVC's national retail network. The JVC brand name will appear on three models of EchoStar Receiver Systems.

   TELEFONICA AGREEMENT

   On June 2, 1997, Distribuidora de Television Digital S.A. ("Telefonica"), a DBS joint venture in Spain, selected EchoStar to supply digital set top boxes for its satellite television service scheduled to launch in September 1997. Total revenues from Telefonica's initial order of 100,000 digital set-top boxes are expected to be approximately $40 million, of which approximately one-half is expected to be recognized during 1997.

   NEWS CORPORATION LITIGATION

   On February 24, 1997, EchoStar and The News Corporation Limited ("News") announced an agreement (the "News Agreement") pursuant to which, among other things, News agreed to acquire approximately 50% of the outstanding capital stock of EchoStar. News also agreed to make available for use by EchoStar the DBS permit for 28 frequencies at 110DEG. WL purchased by MCI Communications Corporation ("MCI") for over $682 million following a 1996 Federal Communications Commission ("FCC") auction. During late April 1997, substantial disagreements arose between the parties regarding their obligations under the News Agreement.

   During May 1997, EchoStar initiated litigation alleging, among other things, breach of contract, failure to act in good faith, and other causes of action. News has denied all of EchoStar's material allegations and has asserted numerous counterclaims against EchoStar and its Chairman and Chief Executive Officer, Charles W. Ergen. While EchoStar is confident of its position and believes it will ultimately prevail, the litigation process could continue for many years and there can be no assurance concerning the outcome of the litigation.

   DOMINION AGREEMENT

   The FCC has granted Dominion Video Satellite, Inc. ("Dominion") a conditional construction permit and related rights to eight frequencies at 61.5DEG. WL, the same orbital location where EchoStar III is expected to be located. EchoStar has exercised its right under its agreement with Dominion (the "Dominion Agreement"), subject to obtaining any necessary FCC approvals, to use and program, for the expected life of the satellite, six of the eight transponders on EchoStar III originally made available to Dominion. Consequently, assuming necessary FCC approvals are obtained, EchoStar would have the right to use a total of up to 17 transponders on EchoStar III.

                              THE EXCHANGE OFFER

The Exchange Offer........... The Issuer is offering to exchange (the
                              "Exchange Offer") up to $375,000,000 aggregate principal amount of its new 12 1/2% Senior Secured Notes due 2002 (the "Exchange Notes") for up to $375,000,000 aggregate principal amount of its outstanding 12 1/2 % Senior Secured Notes due 2002 that were issued and sold in a transaction exempt from registration under the Securities Act (the "Old Notes" and, together with the Exchange Notes, the "Notes"). The form and terms of the Exchange Notes are substantially identical (including principal amount, interest rate, maturity, security and ranking) to the form and terms of the Old Notes for which they may be exchanged pursuant to the Exchange Offer, except that the Exchange Notes are freely transferable by holders thereof except as provided herein (see "The Exchange Offer - Terms of the Exchange" and "- Terms and Conditions of the Letter of Transmittal") and are not entitled to certain registration rights and certain liquidated damages which are applicable to the Old Notes under a registration rights agreement dated as of June 25, 1997 (the "Registration Rights Agreement") among the Issuer, and the Guarantors and Donaldson, Lufkin & Jenrette Securities Corporation and Lehman Brothers Inc., as initial purchasers (collectively, the "Initial Purchasers"). See Description of Exchange Notes
                              - Old Notes' Registration Rights; Liquidated
                              Damages.

                              Exchange Notes issued pursuant to the Exchange Offer in exchange for the Old Notes may be offered for resale, resold and otherwise transferred by holders thereof (other than any holder which is: (i) an Affiliate of the Issuer; (ii) a broker dealer who acquired Old Notes directly from the Issuer; or (iii) a broker-dealer who acquired Old Notes as a result of market-making or other trading activities), without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such holders' business and such holders are not engaged in, do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of such Exchange Notes.

Minimum Condition............ The Exchange Offer is not conditioned upon any minimum aggregate principal amount of Old Notes being tendered or accepted for exchange.

Expiration Date.............. The Exchange Offer will expire at 5:00 p.m.,
                              Eastern time, on              , 1997, unless
                              extended (the "Expiration Date").

Exchange Date................ The first date of acceptance for exchange of the Old Notes will be the first business day following the Expiration Date.

Conditions to the
Exchange Offer............... The obligation of the Issuer to consummate the Exchange Offer is subject to certain conditions. See "The Exchange Offer - Conditions to the Exchange Offer." The Issuer reserves the right to terminate or amend the Exchange Offer at any time prior to the Expiration Date upon the occurrence of any of those conditions.

Withdrawal Rights............ Tenders of Old Notes pursuant to the Exchange
                              Offer may be withdrawn at any time prior to the Expiration Date. Any Old Notes not accepted for any reason will be returned without expense to the tendering holders thereof as promptly as practicable after the expiration or termination of the Exchange Offer.

Procedures for Tendering
Old Notes.................... See "The Exchange Offer - How to Tender."

Federal Income Tax
Consequences................. The exchange of Old Notes for Exchange Notes by tendering holders will not be a taxable
                              exchange for federal income tax purposes, and such holders should not recognize any taxable gain or loss or any interest income as a result of such exchange. See "Certain United States Federal Income Tax Considerations."

Use of Proceeds.............. There will be no cash proceeds to the
                              Issuer from the exchange pursuant to the Exchange Offer.

Effect on Holders of Old
Notes........................ As a result of the making of this Exchange
                              Offer, and upon acceptance for exchange of all validly tendered Old Notes pursuant to the terms of this Exchange Offer, the Issuer will have fulfilled obligations contained in the terms of the Old Notes and the Registration Rights Agreement, and, accordingly, the holders of the Old Notes will have no further registration or other rights under the Registration Rights Agreement, except under certain limited circumstances. See
                              "Description of Exchange Notes - Old Notes'
                              Registration Rights; Liquidated Damages."
                              Holders of the Old Notes who do not tender their Old Notes in the Exchange Offer will continue to hold such Old Notes and will be entitled to all the rights and limitations applicable thereto under the Indenture. All untendered, and tendered but unaccepted, Old Notes will continue to be subject to the restrictions on transfer provided for in the Old Notes and the Indenture. To the extent that Old Notes are tendered and accepted in the Exchange Offer, the trading market, if any, for the Old Notes not so tendered is likely to be adversely affected. See "Risk Factors -Consequences of Failure to Exchange Old Notes."

                         TERMS OF THE EXCHANGE NOTES

   The Exchange Offer applies to $375,000,000 aggregate principal amount of Old Notes. The form and terms of the Exchange Notes are substantially identical to the form and terms of the Old Notes, except that the Exchange Notes have been registered under the Securities Act, and therefore, will not bear legends restricting the transfer thereof. The Exchange Notes will evidence the same debt as the Old Notes and will be entitled to the benefits of the Indenture. See "Description of Exchange Notes."

Securities Offered........... $375.0 million aggregate principal amount of
                              12 1/2% Senior Secured Notes due 2002 (the
                              "Exchange Notes").

Maturity Date................ July 1, 2002.

Interest Payment Dates....... Interest will accrue at the rate of 12 1/2%
                              per annum and will be payable semi-annually in cash on January 1 and July 1 of each year, commencing January 1, 1998.

Ranking...................... The Notes will rank senior in right of payment to all subordinated indebtedness of the Issuer and PARI PASSU in right of payment with all senior indebtedness of the Issuer. Although the Notes are titled "Senior": (i) the Issuer has not issued, and does not have any plans to issue, any indebtedness to which the Notes would be senior; and (ii) the Notes will be effectively subordinated to all liabilities of the Issuer's subsidiaries, including liabilities to general creditors (except to the extent that any subsidiary of the Issuer may guarantee the Notes), and the EchoStar
                              Guarantee (see below) of the Notes will be subordinated to all liabilities of EchoStar (except liabilities to general creditors). As of June 30, 1997, including the effect of the Old Notes Offering, the consolidated liabilities of EchoStar and its subsidiaries aggregated approximately $1.6 billion. Approximately $1.2 billion of the consolidated liabilities of EchoStar and its subsidiaries (including liabilities of the Issuer) are effectively senior in right of payment to the Notes. EchoStar and its subsidiaries do not have any liabilities which rank either junior to or PARI PASSU with the Notes. In addition the ability of Dish to make distributions to the Issuer is severely limited by the terms of the 1994 Indenture, and the cash flow generated by the assets and operations of the Issuer's subsidiaries will therefore only be available to satisfy the Issuer's obligations on the Notes to the extent that such subsidiaries are able to make distributions, directly or indirectly, to the Issuer. In this regard, as of June 30, 1997, the guarantee of Dish is effectively subordinated to approximately $900.0 million of indebtedness of Dish and its subsidiaries. Upon full accretion of the 1994 Notes, the guarantee of Dish will be effectively subordinated to at least an additional approximately $156.8 million of indebtedness of Dish and its subsidiaries solely as a result of the accretion of the 1994 Notes. Additionally, the 1994 Indenture places severe limitations on the incurrence of additional indebtedness (including the guarantee of indebtedness) by Dish and its subsidiaries until such time as their consolidated indebtedness to cash flow ratio would not exceed 4.0 to 1 after taking the issuance of the indebtedness into account. As of June 30, 1997, Dish and its subsidiaries do not meet this ratio of indebtedness to cash flow. Accordingly, as of June 30, 1997, the guarantee of Dish is not in effect and Dish and its subsidiaries are not able to make distributions to the Issuer. While the 1996 Indenture permits ESBC to pay dividends and make other distributions to the Issuer without restrictions, as of June 30, 1997, the guarantee of ESBC is effectively subordinated to approximately $1.2 billion of indebtedness of ESBC and its subsidiaries. Upon full accretion of the 1994 and 1996 Notes, the guarantee of ESBC will be effectively subordinated to at least an additional approximately $325.5 million of indebtedness of ESBC and its subsidiaries solely as a result of the accretion of the 1994 and 1996 Notes. Further, the 1996 Indenture places severe limitations on the incurrence of additional indebtedness (including the guarantee of indebtedness) by ESBC and its subsidiaries until such time as their consolidated indebtedness to cash flow ratio would not exceed 5.0 to 1 after taking the issuance of the indebtedness into account. As of June 30, 1997, ESBC and its subsidiaries do not meet this ratio of indebtedness to cash flow. Accordingly, as of June 30, 1997, the guarantee of ESBC is not in effect. Therefore, there can be no assurance that the guarantees of Dish and ESBC will ever provide additional collateral to the holders of Notes. See "Description of Exchange Notes" and "Capitalization."

Optional Redemption.......... Except as set forth below, the Notes will not be redeemable at the Issuer's option prior to July 1, 2000. Thereafter, the Notes will be subject to redemption, at the option of the Issuer, in whole or in part, at the redemption prices set forth herein. In addition, at any time prior to July 1, 2000, the Issuer may redeem Notes at a redemption price equal to 112.50% of the principal amount thereof, together with accrued and unpaid interest thereon to the redemption date, with the net proceeds of one public or private sale of certain Equity Interests (as defined herein) of EchoStar, the Issuer or any of their subsidiaries (other than proceeds from a sale to EchoStar, the Issuer or any of their subsidiaries), provided that: (i) at least two-thirds of the Notes remain outstanding immediately after the occurrence of such redemption; and (ii) such redemption occurs within 120 days of the date of the closing of any such sale.


Change of Control............ Upon the occurrence of a Change of Control (as defined herein), the Issuer will be required to make an offer to each holder of the Notes to repurchase all or any part of such holder's Notes at a purchase price equal to 101% of the principal amount thereof, together with accrued and unpaid interest thereon to the date of repurchase. There can be no assurance that the Issuer will have sufficient funds at the time of a Change of Control to repurchase Notes tendered. If the Issuer does not have sufficient funds to redeem all Notes tendered for purchase upon the occurrence of a Change of Control, the Issuer would be required to raise additional capital. No assurance can be given that additional capital would be available on terms acceptable to the Issuer, or at all. If the Issuer were unable to purchase all Notes tendered in connection with a Change of Control, such occurrence would constitute an Event of Default under the Indenture.

                              The indentures related to the 1994 and 1996
                              Notes contain substantially identical
                              provisions with regard to a Change of Control. There can be no assurance that EchoStar will have sufficient funds at the time of a Change of Control to repurchase 1994 Notes or 1996 Notes tendered. If EchoStar does not have sufficient funds to redeem all 1994 Notes or 1996 Notes tendered for purchase upon the occurrence of a Change of Control, EchoStar would be required to raise additional capital. No assurance can be given that additional capital would be available on terms acceptable to EchoStar, or at all. If EchoStar were unable to purchase 1994 Notes or 1996 Notes tendered in connection with a Change of Control, such occurrence would constitute an Event of Default under each of the respective indentures and, as a result, would constitute an Event of Default under the Indenture.

Offer to Purchase............ Upon the occurrence of certain events described under "Description of Exchange Notes--Offer to Purchase upon the Occurrence of Certain Events," the Issuer will be required to offer to repurchase a specified amount of Notes at a purchase price equal to 101% of the principal amount thereof, together with accrued and unpaid interest thereon to the date of repurchase. There can be no assurance that the Issuer will have sufficient funds at the time of an Offer to Purchase upon the Occurrence of Certain Events to repurchase Notes tendered.

                              If the Issuer does not have sufficient funds to redeem all Notes tendered for Purchase upon the Occurrence of Certain Events, the Issuer would be required to raise additional capital. No assurance can be given that additional capital would be available on terms acceptable to the Issuer, or at all. If the Issuer were unable to purchase all Notes tendered in connection with an Offer to Purchase upon the Occurrence of Certain Events, such occurrence would constitute an Event of Default under the Indenture.

                              The indentures related to the 1994 and 1996
                              Notes contain substantially identical
                              provisions with regard to an Offer to Purchase upon the Occurrence of Certain Events. There can be no assurance that EchoStar will have sufficient funds at the time of an Offer to Purchase upon the Occurrence of Certain Events to repurchase 1994 Notes or 1996 Notes tendered. If EchoStar does not have sufficient funds to redeem all 1994 Notes or 1996 Notes tendered for Purchase upon the Occurrence of Certain Events, EchoStar would be required to raise additional capital. No assurance can be given that additional capital would be available on terms acceptable to EchoStar, or at all. If EchoStar were unable to purchase 1994 Notes or 1996 Notes tendered in connection with an Offer to Purchase upon the Occurrence of Certain Events, such occurrence would constitute an Event of Default under each of the respective indentures and, as a result, would constitute an Event of Default under the Indenture.


Significant Transactions..... EchoStar and its subsidiaries will be permitted to engage in certain Significant Transactions (as defined), notwithstanding the fact that such transactions would otherwise be prohibited under the Indenture, PROVIDED that: (i) such transactions are for fair market value in the opinion of an investment banking firm of national standing and the Board of Directors; and (ii) prior to consummation of such transactions, the Issuer makes an offer to each holder of Notes to repurchase all or any part of such holder's Notes at a purchase price equal to 101% of the principal amount thereof, together with accrued and unpaid interest thereon to the date of repurchase. See "Description of Exchange Notes--Significant Transactions."

Interest Escrow Account...... The Issuer has placed approximately $109.0 million of the net proceeds realized from the sale of the Old Notes into an Interest Escrow Account held by the Escrow Agent for the benefit of the holders of the Notes. Such funds, together with the reasonably expected proceeds from the investment thereof, will secure, and will be sufficient to pay, the first five semi-annual interest payments on the Notes. See "Description of Exchange Notes--Disbursement of Funds--Escrow Accounts."

Satellite Escrow Account..... The Issuer has placed $112.0 million of the net proceeds realized from the sale of the Old
                              Notes into a Satellite Escrow Account held by the Escrow Agent for the benefit of the holders of the Notes. Such funds, together with the reasonably expected proceeds from the investment thereof, will be retained in escrow until disbursed, under certain conditions, for payment of construction, launch and insurance costs for EchoStar IV. See "Description of Exchange Notes--Disbursement of Funds--Escrow Accounts."

Security..................... The Exchange Notes are initially secured by:
                              (i) a pledge by EchoStar of the capital stock of the Issuer; (ii) a first priority security interest in both the Interest and Satellite Escrow Accounts; (iii) a first priority security interest, when launched, in EchoStar IV; (iv) a first priority security interest in the proceeds of any sale upon foreclosure of the Issuer's permit from the FCC for the 148DEG. WL orbital slot frequency assignments; and (v) a collateral assignment of all contracts relating to the construction, launch, insurance and TT&C (as defined)
                              of EchoStar IV (in the case of such collateral assignments, the Issuer has agreed to use its best efforts to obtain any required consents (none of which required consents had been obtained as of the date of the Prospectus)). See "Description of Exchange Notes--Security."

Guarantees................... The Notes are guaranteed by EchoStar on a subordinated basis. On and after the ESBC
                              Guarantee Date (as defined), the Notes will be guaranteed by ESBC, a wholly-owned subsidiary of the Issuer, which guarantee will rank PARI PASSU with all senior unsecured indebtedness of ESBC. On and after the Dish Guarantee Date (as defined), the Notes will be guaranteed by Dish, a wholly-owned subsidiary of ESBC, which guarantee will rank PARI PASSU with all senior unsecured indebtedness of Dish. See "Description of Exchange Notes--Affiliate Guarantees."

Maintenance of Insurance..... The Indenture requires the Issuer to obtain
                              Launch Insurance (as defined) for EchoStar IV, in an amount equal to or greater than the cost of construction and launch of and insurance on EchoStar IV. The Indenture also requires the Issuer to maintain In-orbit Insurance (as defined) for EchoStar IV in an amount equal to or greater than the cost of construction, launch and insurance of EchoStar IV.

Certain Other Covenants...... The Indenture restricts, among other things, the payment of dividends, the repurchase of stock and subordinated indebtedness of the Issuer, the making of certain other Restricted Payments (as defined), the incurrence of indebtedness and the issuance of preferred stock, certain asset sales, the creation of certain liens, certain mergers and consolidations, and transactions with Affiliates (as defined).

                              The Indenture permits the Issuer to launch, move or otherwise assign (collectively, "Transfer") in a transaction which is not an Asset Sale under the terms of the Indenture, EchoStar IV into an orbital slot other than 148DEG. WL provided the Issuer delivers to the Trustee an Opinion of Counsel to the effect, among other things, that the holders of the Notes will maintain their security interest in EchoStar IV. See "Description of Exchange Notes--Asset Sales; Transfer of EchoStar IV."

Registration Rights;
Liquidated Damages........... Pursuant to a registration rights agreement among the Issuer, the Guarantors and the Initial Purchasers (the "Registration Rights Agreement"), the Issuer and the Guarantors agreed: (i) to file a registration statement (the "Exchange Offer Registration Statement") on or prior to July 25, 1997 relating to an exchange offer for the Old Notes and Guarantees (the "Exchange Offer"); and (ii) to use their best efforts to cause the Exchange Offer Registration Statement to be declared effective by the Commission on or prior to November 22, 1997. In certain circumstances, the Issuer and the Guarantors will be required to provide a shelf registration statement (the "Shelf Registration Statement") to cover resales of the Notes and Guarantees by the holders thereof. If the Issuer and the Guarantors do not comply with their obligations under the Registration Rights Agreement, they will be required to pay Liquidated Damages to holders of the Notes under certain circumstances. See "Description of Exchange Notes--Registration Rights; Liquidated Damages."

Transfer Restrictions........ The Old Notes and Guarantees have not been registered under the Securities Act and are subject to certain restrictions on transfer. The Exchange Notes, and Old Notes registered pursuant to an effective registration statement, will generally be freely transferable. See "Notice to Investors." The Issuer does not intend to apply for listing of the Notes on any securities exchange or for quotation through the Nasdaq National Market or any other securities quotation service.

                            SUMMARY FINANCIAL DATA

Prior to consummation of the Old Notes Offering, EchoStar contributed all of the outstanding capital stock of ESBC to the Issuer (the "Contribution"). Similarly, in January 1996, EchoStar contributed all of the outstanding capital stock of Dish to ESBC (the "Dish Contribution"). The Contribution and the Dish Contribution have been accounted for as reorganizations of entities under common control, in which Dish was treated as the predecessor to ESBC and ESBC was treated as the predecessor to the Issuer. The following summary financial data and the selected financial data presented elsewhere in this Prospectus for the five years ended December 31, 1996 are derived from the Consolidated Financial Statements of the Issuer and the Issuer's predecessor entities, audited by Arthur Andersen LLP, independent public accountants. The following summary financial data with respect to the six months ended June 30, 1996 and 1997 are unaudited; however, in the opinion of management, such data reflect all adjustments (consisting only of normal recurring adjustments) necessary to fairly present the data for such interim periods. Operating results for interim periods are not necessarily indicative of the results that may be expected for a full year. The data set forth in this table should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations," the Issuer's Consolidated Financial Statements and the Notes thereto, and other financial information included elsewhere in this Prospectus.


                                                                                                       SIX MONTHS ENDED
                                                              YEARS ENDED DECEMBER 31,                     JUNE 30,
                                                  -------------------------------------------------  --------------------
                                                   1992(1)   1993(1)    1994      1995      1996       1996      1997
                                                  (IN THOUSANDS, EXCEPT RATIOS, SUBSCRIBERS AND SATELLITE RECEIVERS SOLD)
                                                                                                         (UNAUDITED)
STATEMENT OF OPERATIONS DATA:
  Revenue . . . . . . . . . . . . . . . . . . . . $165,088  $220,941  $190,983  $163,890  $ 209,731  $110,380  $ 171,437
  Operating income (loss) . . . . . . . . . . . .   11,286    18,204    13,216    (8,006)  (108,865)  (26,579)   (86,831)
  Net income (loss) . . . . . . . . . . . . . . .    7,529    12,272        90   (12,361)  (101,676)  (28,921)  (126,425)

OTHER DATA:
  EBITDA (2)  . . . . . . . . . . . . . . . . . . $ 12,329   $19,881  $ 15,459  $ (4,892) $ (65,496) $(16,823) $    (243)
  Ratio of earnings to fixed charges (3)  . . . .    15.0x     18.0x        --        --         --        --         --
                                                     -----     -----        --        --         --        --         --
  Deficiency of earnings to fixed charges (3) . .       --        --  $ (5,206) $(44,315) $(188,347) $(59,443) $(143,013)
                                                        --        --  --------  --------  ---------  --------  ---------
  DBS subscribers (end of period) . . . . . . . .       --        --        --        --    350,000    70,000    590,000
  Satellite receivers sold (in units):
    Domestic. . . . . . . . . . . . . . . . . . .  116,000   132,000   114,000   131,000    518,000   155,000    348,000
    International . . . . . . . . . . . . . . . .   85,000   203,000   289,000   331,000    239,000   126,000     91,000
                                                  ----------------------------------------------------------------------
      Total . . . . . . . . . . . . . . . . . . .  201,000   335,000   403,000   462,000    757,000   281,000    439,000
                                                  ----------------------------------------------------------------------
                                                  ----------------------------------------------------------------------


                                                                                         AS OF MARCH 31, 1997       JUNE 30,
                                                                                       -----------------------        1997
                                                                                          ACTUAL  AS ADJUSTED(4) --------------
                                                                                                   (UNAUDITED)
BALANCE SHEET DATA:
  Cash, cash equivalents and marketable investment securities (5)  . . . . . . . . . . $    33,517  $  175,017   $  186,883(10)
  Total assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1,084,639   1,459,639    1,433,783
  Old Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          --     375,000      375,000
  Total long-term obligations (less current portion) . . . . . . . . . . . . . . . . .     910,604   1,285,604    1,323,762
  Total stockholder's equity . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     (68,626)    (68,626)    (133,100)

                            SUMMARY SATELLITE DATA

                                              ECHOSTAR I    ECHOSTAR II         ECHOSTAR III          ECHOSTAR IV
Expected launch date  . . . . . . . .          Launched       Launched          October 1997        1st Quarter 1998
Orbital slot  . . . . . . . . . . . .         119 DEG. WL    119 DEG. WL        61.5 DEG. WL         148 DEG. WL (6)
Transponders  . . . . . . . . . . . .         16 @ 24 MHz    16 @ 24 MHz      16/32 @ 24 MHz (7)   16/32 @ 24 MHz (7)
Approximate channel capacity (8). . .         100 channels   100 channels      100/200 channels     100/200 channels
Output power  . . . . . . . . . . . .           130 Watts      130 Watts         240/120 Watts        240/120 Watts
Expected end of commercial life (9) .              2011          2011                2012                  2013
Coverage area . . . . . . . . . . . .         Continental U.S. and certain        Eastern and     Western and Central U.S.
                                              regions of Canada and Mexico        Central U.S.        Alaska and Hawaii

----------------------

(1) Certain of the Issuer's subsidiaries operated under Subchapter S of the Internal Revenue Code of 1986, as amended (the "Code"), and comparable provisions of applicable state income tax laws, until December 31, 1993. The net income for 1992 and 1993 presented above is net of pro forma income taxes of $3,304 and $7,846, respectively, determined as if the Issuer had been subject to corporate Federal and state income taxes for those years. See Note 7 of Notes to the Issuer's Consolidated Financial Statements.
(2) EBITDA represents earnings before interest (net), taxes, depreciation and amortization (including amortization of subscriber acquisition costs of $16.0 million for the year ended December 31, 1996 and $61.3 million for the six months ended June 30, 1997). EBITDA is commonly used in the communications industry to analyze companies on the basis of operating performance, leverage and liquidity. EBITDA is not intended to represent cash flows for the period, nor has it been presented as an alternative to operating income as an indicator of operating performance and should not be considered in isolation or as a substitute for measures of performance determined in accordance with generally accepted accounting principles. See the Issuer's Consolidated Financial Statements contained elsewhere in this Prospectus.
(3) For purposes of computing the ratio of earnings to fixed charges and the deficiency of earnings to fixed charges, earnings consist of earnings from continuing operations before income taxes, plus fixed charges. Fixed charges consist of interest incurred on all indebtedness and the computed interest components of rental expense under noncancelable operating leases. For the years ended December 31, 1994, 1995 and 1996 and the six months ended June 30, 1996 and 1997, earnings were insufficient to cover fixed charges. Gives effect to the Old Notes Offering and the application of the net proceeds thereof.
(5) Excludes amounts held in escrow and other restricted cash of approximately $51.5 million as of March 31, 1997. The March 31, 1997, as adjusted, data also excludes $112.0 million placed in the Satellite Escrow Account and approximately $109.0 million placed in the Interest Escrow Account.
(6) EchoStar presently intends to launch EchoStar IV into the 148DEG. WL orbital slot during the first quarter of 1998. The Company may, however, subject in each case to applicable FCC approvals and other conditions in the Indenture, determine to launch or move EchoStar IV into the 61.5DEG.
     WL or the 119DEG. WL orbital slot. See "Description of Exchange Notes-- Significant Transactions" and "--Certain Covenants--Asset Sales; Transfer of EchoStar IV."
(7) The transponders on each of these satellites can be independently switched to provide a range from 16 transponders operating at 240 Watts each to 32 transponders operating at 120 Watts each.
(8) EchoStar's DBS permits cover: (i) 11 of the 16 transponders (approximately 65 of 100 channels) on EchoStar I; (ii) 10 of the 16 transponders (approximately 60 of 100 channels) on EchoStar II; (iii) 11 of the 16 transponders (approximately 65 of 100 channels) on EchoStar III; and (iv) 24 of the 32 transponders (approximately 150 of 200 channels) on EchoStar IV.
(9) The expected end of commercial life of each satellite has been estimated by EchoStar based on each satellite's actual or expected launch date and the terms of the construction and launch contracts. The minimum design life is 12 years. The licenses are issued for ten year periods, and would, unless renewed by the FCC, expire prior to the end of the minimum design life.
(10) Excludes amounts held in escrow and other restricted cash of approximately $8.4 million as of June 30, 1997. The June 30, 1997 data also excludes $112.1 million held in the Satellite Escrow Account and approximately $109.1 million held in the Interest Escrow Account.

                              THE ECHOSTAR ORGANIZATION

    The following chart illustrates where significant EchoStar assets and rights are, or are expected to be, held following the Contribution:


                                                        ECHOSTAR
                                                     COMMUNICATIONS
                                                       CORPORATION

                                                      NASDAQ: DISH

                        DIRECT BROADCASTING            ECHOSTAR DBS            ECHOSTAR                      DISH NETWORK
                             SATELLITE                 CORPORATION         SPACE CORPORATION              CREDIT CORPORATION
                            CORPORATION

                     - ECHOSTAR III SATELLITE         ISSUER OF THE      - LAUNCH CONTRACTS FOR          - CONSUMMER FINANCING OF
                                                          NOTES            ECHOSTAR III AND               ECHOSTAR RECEIVER
                     - 11 FREQUENCIES 61.5DEG. WL                          ECHOSTAR IV                    SYSTEMS

                     - 11 FREQUENCIES 175DEG. WL

                                                - ECHOSTAR IV SATELLITE

                                                - 24 FREQUENCIES 148DEG. WL

                                                    ECHOSTAR SATELLITE
                                                       BROADCASTING
                                                       CORPORATION

                                                       ISSUER OF THE
                                                        1996 NOTES

                                                        DISH, LTD.

                                                      ISSUER OF THE
                                                       1994 NOTES

    HOUSTON TRACKER          ECHOSPHERE                 ECHOSTAR                  ECHOSTAR                  DIRECTSAT
     SYSTEMS, INC.           CORPORATION                SATELLITE               INTERNATIONAL              CORPORATION
                                                       CORPORATION               CORPORATION

- U.S. DISTRIBUTION OF  - U.S. DISTRIBUTION OF  - ECHOSTAR I SATELLITE   - INTERNATIONAL DISTRIBUTION - ECHOSTAR II SATELLITE
  DTH PRODUCTS AND        DTH PRODUCTS AND      - 11 FREQUENCIES           OF DTH PRODUCTS            - 10 FREQUENCIES 119DEG. WL
  ECHOSTAR RECEIVER       ECHOSTAR RECEIVER       119DEG. WL                                          - 11 FREQUENCIES 175DEG. WL
  SYSTEMS TO ECHOSHPERE   SYSTEMS TO            - 10 FREQUENCIES EXPECTED                             - 1 FREQUENCIES 110DEG. WL
  AND OTHER DISTRIBUTORS  SATELLITE RETAILERS     AT 175DEG. WL
                                                - 1 FREQUENCY EXPECTED AT
- DBS RESEARCH AND                                166DEG. WL
  DEVELOPMENT                                   - DBS PROGRAMMING CONTRACTS
                                                - DIGITAL BROADCAST
                                                  CENTER
                                                - UPLINK EARTH STATIONS

The Notes are initially secured by:

(i)   A pledge of the capital stock of the Issuer.
(ii) A first priority security interest in the proceeds of any sale upon foreclosure of the Issuer's permit from the FCC for the 148DEG. WL orbital slot frequency assignments.
(iii) A first priority security interest, when launched, in EchoStar IV.
(iv) A collateral assignment of certain construction, launch and insurance contracts relating to EchoStar IV (in the case of such collateral assignments, the Issuer has agreed to use its best efforts to obtain any required consents (none of which required consents had been obtained as of the date of the Prospectus)).
(v) A first priority security interest in each of the Satellite Escrow Account and the Interest Escrow Account.

                                     RISK FACTORS

    HOLDERS OF THE OLD NOTES SHOULD CONSIDER CAREFULLY ALL OF THE INFORMATION CONTAINED IN THIS PROSPECTUS, WHICH MAY BE GENERALLY APPLICABLE TO THE OLD NOTES AS WELL AS TO THE EXCHANGE NOTES, BEFORE DECIDING WHETHER TO TENDER THEIR OLD NOTES FOR THE EXCHANGE NOTES OFFERED HEREBY AND, IN PARTICULAR, THE FOLLOWING
FACTORS:

    COMPETITION FROM DBS AND OTHER SATELLITE SYSTEM OPERATORS. The subscription television industry is highly competitive. EchoStar faces competition from companies offering video, audio, data, programming and entertainment services. Many of these competitors have substantially greater financial and marketing resources than EchoStar. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."



    EchoStar competes with companies offering programming through various satellite broadcasting systems. One competitor, DirecTv, Inc. ("DirecTv"), has launched three DBS satellites and has 27 frequencies that are capable of transmitting to the entire continental U.S. ("full-CONUS"). DirecTv and U.S. Satellite Broadcasting Corporation ("USSB"), which owns five transponders on one of DirecTv's satellites, currently offer over 150 channels of combined DBS video programming. As of August 31, 1997, DirecTv had approximately 2.8 million subscribers, approximately one-half of which also subscribed to USSB programming. EchoStar is currently at a competitive disadvantage to DirecTv and USSB with regard to market entry, programming and, possibly, volume discounts for programming offerings. In addition, in the event desirable pay-per-view or other popular programming is obtained by competitors of EchoStar on an exclusive basis, it will be unavailable to EchoStar's DISH Network-SM-. DirecTv currently has exclusive distribution rights for out-of-market National Football League telecasts. There may be additional sports and other programming offered by other pay television providers that will not be available on the DISH NetworkSM. See "Business--Competition -- Other DBS and Home Satellite Operators."

    AT&T Corporation ("AT&T") and DirecTv have entered into an exclusive agreement for AT&T to market and distribute DirecTv's DBS service. As part of the agreement, AT&T made an initial investment of approximately $137.5 million to acquire 2.5% of the equity of DirecTv with an option to increase its investment to up to 30% over a five-year period. This agreement provides a significant base of potential customers for the DirecTv DBS system and allows AT&T and DirecTv to offer customers a bundled package of digital entertainment and communications services. As a result, EchoStar is at a competitive disadvantage marketing to these customers. Further, affiliates of the National Rural Telecommunications Cooperative have acquired territories in rural areas of the U.S. as distributors of DirecTv programming, thereby increasing the distribution capacity of DirecTv.

    On June 11, 1997, TCI Satellite Entertainment, Inc. ("TSAT") announced that a binding agreement had been signed for the restructuring of PrimeStar Partners, L.P. ("PrimeStar"), which currently offers medium power Ku-band programming service to customers using dishes approximately three feet in diameter. In connection with such restructuring, PrimeStar, which is currently owned by affiliates of the five largest cable companies in the U.S., has entered into an agreement to combine its assets with American Sky Broadcasting, L.L.C. ("ASkyB"), a satellite venture formed by News and MCI, into a single DBS provider. Each PrimeStar partner will contribute its PrimeStar customers and partnership interests into the newly formed entity. ASkyB has announced that it will contribute two satellites under construction and 28 full-CONUS frequencies at the 110DEG. WL orbital location. This proposed transaction requires certain federal regulatory approvals. In addition, Tempo Satellite, Inc. ("Tempo"), a subsidiary of TSAT, has a license for a satellite using 11 full-CONUS frequencies at the 119DEG. WL orbital location, and recently launched a satellite to that location. PrimeStar also has agreed to acquire Tempo's license. As of August 31, 1997, according to published reports, PrimeStar had approximately 1.8 million subscribers.

    On July 18, 1997, PrimeStar and TSAT filed an application with the FCC requesting FCC approval for the assignment of Tempo authorizations to PrimeStar in connection with the PrimeStar "roll-up" restructuring. On August 15, 1997, MCI and PrimeStar also filed an FCC application requesting approval for the assignment of MCI's DBS authorizations to PrimeStar. The parties to the two transactions have also initiated the antitrust clearance process with the Department of Justice for each transaction, and EchoStar understands that clearance has been obtained for one of the two transactions (the PrimeStar roll-up). The FCC applications have been placed on public notice and have been opposed by EchoStar and others, but there can be no assurance that any of these oppositions will be successful. If the requests are approved by the FCC and if the transactions are consummated by the parties, the resulting entity would constitute a significantly strengthened competitor with substantial financial and other resources, including a significantly greater number of full-CONUS channels than any other DBS provider.

    Affiliates of several of the companies that would own interests in a restructured PrimeStar entity provide programming to cable television operators, other terrestrial systems and DBS system operators, including EchoStar. These content providers, including News, Time Warner Inc. (including its Turner Broadcasting Systems subsidiary) ("Time Warner"), TCI Communications, Inc. ("TCI"), Cox Communications Inc. ("Cox"), Comcast Corporation ("Comcast") and US WEST, Inc. ("US WEST") would likely provide a significant amount of programming to the new PrimeStar entity and may decide to provide this programming to PrimeStar on better terms and at a lower cost than to other cable or DBS operators. Additionally, those content providers could raise programming prices to all cable, DBS and other providers (including PrimeStar), thereby increasing the Company's cost of programming to rates that are effectively higher than those borne by PrimeStar's owners. Although the current programming access provisions under the Cable Television Consumer Protection and Competition Act of 1992, as amended (the "Cable Act"), and the FCC's rules generally require cable company affiliated content providers to make programming available to competitors on non-discriminatory terms, there are exceptions to these requirements and certain of these requirements are set to expire in 2002 unless extended by the FCC. Moreover, any amendment to, or interpretation of, the Cable Act or the FCC's rules which would revise or eliminate these provisions could adversely affect EchoStar's ability to acquire programming on a cost-effective basis.

    The FCC has indicated that it may apply to the International Telecommunication Union ("ITU") for allocation of additional DBS orbital locations capable of providing service to the U.S. Further, Canada, Mexico, and other countries have been allocated various DBS and FSS orbital locations which are capable of providing service to part or all of the continental U.S. In general, non-U.S. licensed satellites are not presently allowed to provide domestic DBS or DTH service in the U.S. However, in November 1996, the U.S. and Mexico signed a Protocol allowing cross-border DBS and DTH service from Mexican-licensed satellites to the U.S. and vice versa, and Mexico has indicated that it will auction one or more of its FSS orbital locations later this year, and that it will auction one or more of its DBS orbital locations during 1998.

    Pursuant to the protocol, the FCC already has permitted a company to provide Direct-to-Home ("DTH") services in the U.S. through a Mexican satellite. Televisa International, LLC ("Televisa") is currently in the process of developing DTH television and related services in Mexico, Latin America, North America and Europe. Televisa received authorization from the FCC to operate 1 million receive-only earth stations in the U.S. which are capable of receiving DTH television services from Mexico's Solidaridad II satellite. The Solidaridad II satellite operates at 113DEG. WL providing full-CONUS coverage, and is licensed by the Mexican Government.

    The FCC authorized Televisa to operate receive dishes that are larger, and possibly less attractive to consumers, than the dishes made available by EchoStar. Further, the FCC authorization for Televisa does not provide Televisa's earth stations with protection from unacceptable radio interference from nearby satellite networks. Nevertheless, the authorization of Televisa to provide a service from the 113DEG. WL orbital slot may produce additional competition to the full-CONUS service provided by the Company from EchoStar I and EchoStar II.



    In addition, the U.S. has indicated its willingness to enter into similar agreements with other countries in North, Central, and South America. If the U.S. government moves forward with these initiatives, or if other countries authorize DBS providers to use their orbital slots to serve the U.S., additional competition could be created, and EchoStar's DBS authorizations could become less valuable. At this time, EchoStar cannot predict whether these or other recent developments will ultimately permit other potential competitors to have access to the U.S. In addition, two additional satellite companies, Continental Satellite Corporation ("Continental") (a subsidiary of Loral Space & Communications Ltd. ("Loral")) and Dominion, each has conditional permits for a comparatively small number of DBS assignments which can be used to provide service to portions of the U.S.

    There are a number of additional methods by which programming can be delivered via satellite, including low power C-band satellite services, medium and high power Ka-band, Ku-band and extended Ku-band satellite services. These satellite frequency bands can be used to provide additional competition to EchoStar. See "Business--Competition--Other Potential Providers of DBS or Similar Services."

    COMPETITION FROM CABLE TELEVISION AND OTHER TERRESTRIAL SYSTEMS.  The
DISH Network-SM- also encounters substantial competition in the overall market for pay television households from cable television and other terrestrial systems. Cable television operators have a large, established customer base, and many cable operators have significant investments in, and access to, programming. Cable television service is currently available to approximately 90% of the approximately 96 million U.S. television households, and approximately 65% of total television households currently subscribe to cable. Cable television operators currently have an advantage relative to EchoStar with regard to the provision of local programming as well as the provision of service to multiple television sets within the same household. A Copyright Arbitration Royalty Panel has reported on recommended royalties for local satellite retransmission of network affiliated and superstation signals. See "Risk Factors -- Impediments to Retransmit Local Broadcast Signals." In addition, EchoStar's programming will not be available to households lacking a clear line of sight to EchoStar's current orbital location, or to households in apartment complexes or other multiple dwelling units that do not facilitate or allow the installation of EchoStar Receiver Systems. As a result of these and other factors, there can be no assurance that EchoStar will be able to establish a substantial subscriber base or compete effectively against cable television operators. See "Business--Competition--Cable Television."



    There are also a number of other terrestrial systems for delivering multiple channels of television programming. These include "wireless cable" or "MMDS" systems, and private cable systems such as satellite master antennae television ("SMATV") as well as new and advanced technologies such as Local Multi-Point Distribution Services ("LMDS"), which are still in the development stage. Certain wireless cable companies may become more competitive as a result of recently announced affiliations with telephone companies. In addition, digital video compression over existing telephone lines, and fiber optic networks and open video systems are being implemented and supported by entities such as regional telephone companies which are likely to have greater resources than EchoStar. When fully deployed, these new technologies could have a material adverse effect on the demand for DBS services. Regulatory changes may also make it easier for local exchange carriers ("LECs") and others, including utility companies, to provide competitive video services, and to provide video services directly to subscribers in the LECs' telephone service areas, with certain exceptions. The Telecommunications Act of 1996 (the "1996 Act") repealed a statutory telephone/cable cross-ownership restriction, and recognizes several multiple-entry options for telephone companies to provide competitive video programming. There can be no assurance that EchoStar will be able to compete successfully with existing competitors or new entrants in the market for pay television services. See "Business--Competition--Wireless Cable" and "--Telephone Companies."

    EXPECTED OPERATING LOSSES. Due to the substantial expenditures required to complete development, construction and deployment of the EchoStar DBS System and introduction of its DISH Network-SM- service to consumers, the Issuer has sustained significant losses in recent periods. The Issuer's operating losses were $8.0 million, $108.9 million and $86.8 million for the years ended December 31, 1995 and 1996 and the six months ended June 30, 1997, respectively. The Issuer had net losses of $12.4 million, $101.7 million and $126.4 million during those same periods. Improvements in the Issuer's results of operations are largely dependent upon its ability to increase its customer base while maintaining its price structure, controlling subscriber turnover (i.e., the rate at which subscribers terminate service), and effectively managing the Issuer's costs. No assurance can be given that the Issuer will be effective with regard to the above. In addition, the Issuer incurs significant acquisition costs to acquire DISH Network-SM- subscribers. The high cost of obtaining new subscribers magnifies the negative effects of subscriber turnover. See "--Risk of Inability to Manage Rapidly Expanding Operations; Subscriber Turnover." EchoStar anticipates that it will continue to experience operating losses through at least 1999. There can be no assurance that such operating losses will not continue beyond 1999 or that EchoStar's operations will generate sufficient cash flows to pay its obligations, including its obligations on the 1994 Notes (as defined), the 1996 Notes and the Notes. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

    SUBSTANTIAL LEVERAGE. The Issuer's direct and indirect subsidiaries, including ESBC and Dish, are highly leveraged, and the Issuer, as a result of the issuance of the Notes, also is highly leveraged. This leverage makes EchoStar very vulnerable to changes in general economic conditions.

    Substantially all of the assets of ESBC and Dish and its subsidiaries are pledged as collateral for the 1996 Notes and the 1994 Notes, and a substantial portion of EchoStar's remaining assets are pledged as collateral for the Notes. Thus it is, and will continue to be, difficult for EchoStar and its subsidiaries to obtain additional debt if required or desired in order to implement EchoStar's business strategy. ESBC, Dish and certain of Dish's subsidiaries are also parties to other agreements (in addition to the 1996 and 1994 Notes Indentures (as defined)) that severely restrict their ability to obtain additional debt financing for working capital, capital expenditures and general corporate purposes. As security for the performance of its obligations under such agreements, certain subsidiaries of Dish have pledged substantial assets as collateral.

    As of June 30, 1997, EchoStar had outstanding long-term debt (including both the current and long-term portion) of approximately $1.3 billion (including the 1996 Notes, 1994 Notes, the Notes, deferred satellite contract payments on EchoStar I and EchoStar II and mortgage debt). In addition, because interest on the 1994 Notes currently is not payable in cash but accretes through June 1, 1999, liability with respect to the 1994 Notes will increase by approximately $156.8 million through that date to $624.0 million. Similarly, because interest on the 1996 Notes currently is not payable in cash but accretes through March 15,

2000, liability with respect to the 1996 Notes will increase by approximately $168.7 million through that date to $580.0 million.

    The ability of ESBC, Dish and the Issuer to meet their respective debt obligations will depend on the success of EchoStar's business strategy, which is subject to uncertainties and contingencies beyond EchoStar's control.



    NEED FOR ADDITIONAL CAPITAL. EchoStar may require additional funds to acquire DISH Network-SM- subscribers. In addition, EchoStar has conditional licenses or applications pending with the FCC for a two satellite Ku-band system, a two satellite FSS Ka-band system, a two satellite extended Ku-band system and a six satellite low earth orbit ("LEO") satellite system. EchoStar will need to raise additional funds for the foregoing purposes. Further, there are a number of factors, some of which are beyond EchoStar's control or ability to predict, that could require EchoStar to raise additional capital. These factors include slower than expected subscriber acquisition, a defect in or the loss of any satellite or an increase in the cost of acquiring subscribers due to additional competition, among other things. There can be no assurance that EchoStar will be able to raise additional capital at the time necessary or on terms satisfactory to EchoStar. The inability to raise sufficient capital would have a material adverse effect on the Company. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."



    RESTRICTIVE COVENANTS; ABILITY TO TRANSFER ECHOSTAR IV. The Indenture contains restrictive covenants that, among other things, limit the ability of the Issuer and its subsidiaries to: (i) incur additional indebtedness;
(ii) issue preferred stock; (iii) sell assets; (iv) create, incur or assume liens; (v) create dividend and other payment restrictions with respect to the Issuer's subsidiaries; (vi) merge, consolidate or sell assets; (vii) incur subordinated or junior debt; (viii) enter into transactions with affiliates; and
(ix) pay dividends. Both the 1996 and 1994 Notes Indentures contain restrictive covenants that, among other things, limit the ability of ESBC and Dish and their subsidiaries to: (i) incur additional indebtedness; (ii) issue preferred stock;
(iii) sell assets; (iv) create, incur or assume liens; (v) create dividend and other payment restrictions with respect to ESBC's and Dish's subsidiaries;
(vi) merge, consolidate or sell assets; (vii) enter into transactions with affiliates; and (viii) pay dividends. These restrictions may inhibit EchoStar's ability to manage its business and to react to changing market conditions. See "Description of Exchange Notes."

    The Indenture permits the Issuer to launch, move or otherwise assign, in a transaction which is not an Asset Sale under the terms of the Indenture, EchoStar IV into an orbital slot other than 148DEG. WL provided the Issuer delivers to the Trustee an Opinion of Counsel to the effect, among other things, that the holders of the Notes will maintain their security interest in EchoStar IV. See "Description of Exchange Notes--Asset Sales; Transfer of EchoStar IV."

    HOLDING COMPANY STRUCTURE; STRUCTURAL SUBORDINATION. Since all of the Issuer's, ESBC's and Dish's operations are conducted through subsidiaries, the cash flow of the Issuer, ESBC and Dish and their ability to service debt, including the 1994 Notes, the 1996 Notes and the Notes, are dependent upon the earnings of such subsidiaries and the payment of funds by such subsidiaries to Dish, by the payment of funds by Dish to ESBC, and by the payment of funds by ESBC to the Issuer in the form of loans, dividends or other payments. ESBC, Dish and its subsidiaries have no current obligations, contingent or otherwise, to pay any amounts due pursuant to the Notes or to make any funds available therefor, whether by dividends, loans or other payments, other than the possible guarantee of the Notes by each of Dish and ESBC, which will become effective when and if permitted by the applicable indenture to which such entities are subject. The cash flow generated by subsidiaries of Dish will only be available if and to the extent that Dish is able to make such cash available to ESBC in the form of dividends, loans or other payments. In general, Dish may pay dividends on its equity securities only if: (i) no default exists under the 1994 Notes Indenture; and (ii) after giving effect to such dividends, Dish's ratio of total indebtedness to cash flow would not exceed 4.0 to 1.0. Moreover, the aggregate amount of such dividends generally may not exceed the sum of 50% of Dish's consolidated net income (less 100% of consolidated net losses) from April 1, 1994, plus 100% of the aggregate net proceeds to Dish from the sale and issuance of certain equity interests of Dish. The 1996 Notes Indenture permits ESBC to pay dividends and make other distributions to the Issuer without restrictions. If available cash flows of ESBC's subsidiaries are not sufficient to service the Notes, the Issuer would be required to obtain cash from other sources, such as sales of assets or equity or debt securities by EchoStar, or capital contributions or loans made by EchoStar from proceeds thereof, or cash otherwise available to EchoStar or its other direct subsidiaries. There can be no assurance that those alternative sources would be available, or, if available, that the funds therefrom would be sufficient to service the Notes.

    Although the Notes are titled "Senior": (i) the Issuer has not issued, and does not have any plans to issue, any indebtedness to which the Notes would be senior; and (ii) the Notes are effectively subordinated to all liabilities of the Issuer's subsidiaries, including liabilities to general creditors (except to the extent that any subsidiary of the Issuer may guarantee the Notes), and the EchoStar guarantee of the Notes will be subordinated to all liabilities of EchoStar (except liabilities to general creditors). As of

June 30, 1997, including the effect of the Old Notes Offering, the consolidated liabilities of EchoStar and its subsidiaries aggregated approximately $1.6 billion. Approximately $1.2 billion of the consolidated liabilities of EchoStar and its subsidiaries (including liabilities of the Issuer) are effectively senior in right of payment to the Notes. EchoStar and its subsidiaries do not have any liabilities which rank either junior to or PARI PASSU with the Notes. In addition the ability of Dish to make distributions to the Issuer is severely limited by the terms of the 1994 Indenture (as defined), and the cash flow generated by the assets and operations of the Issuer's subsidiaries will therefore only be available to satisfy the Issuer's obligations on the Notes to the extent that such subsidiaries are able to make distributions, directly or indirectly, to the Issuer. In this regard, as of June 30, 1997, the guarantee of Dish is effectively subordinated to approximately $900.0 million of indebtedness of Dish and its subsidiaries. Upon full accretion of the 1994 Notes, the guarantee of Dish will be effectively subordinated to at least an additional approximately $156.8 million of indebtedness of Dish and its subsidiaries solely as a result of the accretion of the 1994 Notes. Additionally, the 1994 Indenture places severe limitations on the incurrence of additional indebtedness (including the guarantee of indebtedness) by Dish and its subsidiaries until such time as their consolidated indebtedness to cash flow ratio would not exceed
4.0 to 1 after taking the issuance of the indebtedness into account. As of June 30, 1997, Dish and its subsidiaries do not meet this ratio of indebtedness to cash flow. Accordingly, as of June 30, 1997, the guarantee of Dish is not in effect and Dish and its subsidiaries are not able to make distributions to the Issuer. While the 1996 Indenture permits ESBC to pay dividends and make other distributions to the Issuer without restrictions, as of June 30, 1997, the guarantee of ESBC is effectively subordinated to approximately $1.2 billion of indebtedness of ESBC and its subsidiaries. Upon full accretion of the 1994 and 1996 Notes, the guarantee of ESBC will be effectively subordinated to at least an additional approximately $325.5 million of indebtedness of ESBC and its subsidiaries solely as a result of the accretion of the 1994 and 1996 Notes. Further, the 1996 Indenture places severe limitations on the incurrence of additional indebtedness (including the guarantee of indebtedness) by ESBC and its subsidiaries until such time as their consolidated indebtedness to cash flow ratio would not exceed 5.0 to 1 after taking the issuance of the indebtedness into account. As of June 30, 1997, ESBC and its subsidiaries do not meet this ratio of indebtedness to cash flow. Accordingly, as of June 30, 1997, the guarantee of ESBC is not in effect. Therefore, there can be no assurance that the guarantees of Dish and ESBC will ever provide additional collateral to the holders of Notes. See "Description of Certain Indebtedness."


    UNCERTAINTY OF SPRINGING GUARANTEES. Initially, the Issuer's payment obligations under the Notes are only guaranteed (on a subordinated basis) by EchoStar. On and after the ESBC Guarantee Date, the Issuer's payment obligations under the Notes and the Indenture will be guaranteed by ESBC (the "ESBC Guarantee"), which guarantee will rank PARI PASSU with all senior unsecured indebtedness of ESBC. The ESBC Guarantee will not be issued until the earlier of: (i) the first date upon which ESBC is permitted, pursuant to the terms of the 1996 Notes Indenture, to guarantee the Issuer's total payment obligations under all then-outstanding Notes; and (ii) the first date upon which the 1996 Notes are no longer outstanding or have been defeased. On and after the Dish Guarantee Date, the Issuer's payment obligations under the Notes and the Indenture will be guaranteed by Dish (the "Dish Guarantee"), which obligation will rank PARI PASSU with all senior unsecured indebtedness of Dish. The Dish Guarantee will not be issued until the earlier of: (i) the first date upon which Dish is permitted, pursuant to the terms of both the 1994 Notes Indenture and the 1996 Notes Indenture, to guarantee the Issuer's total payment obligations under all of the then-outstanding Notes; and (ii) the first date upon which both the 1994 Notes and the 1996 Notes are no longer outstanding or have been defeased. Neither ESBC nor Dish may incur or guarantee debt, subject to certain limited exceptions, unless, after giving effect to such debt or guarantee, its respective Indebtedness to Cash Flow Ratio would be less than certain specified ratios set forth in the 1994 and 1996 Notes Indentures, as applicable. For the six months ended June 30, 1997, each of Dish and ESBC had negative cash flow. Therefore, there can be no assurance that the Dish Guarantee or ESBC Guarantee will be effected at any time. See "Description of Exchange Notes--Affiliate Guarantees."

    RISK OF INABILITY TO REALIZE UPON SECURITY INTERESTS. The Notes are intended to be secured by, among other things, liens on the capital stock of the Issuer, certain assets of the Issuer, collateral assignments of certain contracts and insurance proceeds and amounts segregated in certain escrow accounts. See "Description of Exchange Notes--Security" and "--Disbursement of Funds--Escrow Account." Current FCC policy permits lenders to hold security interests in the proceeds from the sale of FCC licenses, but not direct security interests in the licenses themselves. The security interests will be perfected in accordance with practices frequently utilized in the satellite industry, and financing statements will be filed in jurisdictions considered appropriate. The ability of the Trustee under the Indenture to foreclose on such collateral upon the occurrence of an Event of Default (as defined herein), however, will be subject to perfection and priority issues and to practical problems associated with realization upon the security interest in addition to compliance with the requirements of the Communications Act of 1934, as amended (the "Communications Act") including without limitation the requirement of prior approval for transfer or assignment of Title III licenses. In particular, unlike most other forms of collateral, there is no clearly established system for granting or perfecting security interests in satellites. No assurance can be given that the holders of the Notes will obtain the benefit of a valid or perfected security interest in the satellites. In addition, although the Issuer holds title to EchoStar IV and the outstanding capital stock of the Issuer is being pledged to secure the Notes, the Issuer may, subject to compliance with the terms of the Indenture, incur additional Indebtedness and other liabilities (including trade liabilities). As a result, title to EchoStar IV is held by an entity that may have creditors other than the holders of the Notes who may assert rights in EchoStar IV in the event of an inability to obtain or perfect such security interest.

    If an Event of Default occurs with respect to the Notes, there can be no assurance that the liquidation of the collateral securing the Notes would produce proceeds in an amount sufficient to pay the principal, premium, if any, and accrued interest on the Notes. In this regard, since the carrying value of the orbital slot for 24 frequencies at 148DEG. WL (the "148 Frequencies") and EchoStar IV is currently less than the principal amount of the Notes, the proceeds generated from the sale of those assets would not be sufficient to repay the Notes unless these assets were sold for significantly in excess of their carrying value. There can be no assurance that either of these assets could be sold for an amount significantly in excess of its carrying value. With respect to the 148 Frequencies, there would be a limited external market through which such frequencies could be sold since, among other things, it is not possible to provide full-CONUS coverage from the 148DEG. WL orbital location. Since EchoStar possesses the right to use a total of 90 frequencies (including the 148 Frequencies), the 148 Frequencies may be more valuable to EchoStar than to others, including other DBS operators, since EchoStar's current business plan contemplates a complementary use of these frequencies. Therefore, other companies, including other DBS providers which have rights to use less orbital spectrum than EchoStar, may attribute less value to the 148 Frequencies. Accordingly, it is possible that the proceeds from any foreclosure sale of this FCC license actually would be less than the carrying value of the asset on EchoStar's balance sheet. While there are currently no other liens against EchoStar IV, since there is a relatively limited market through which EchoStar IV could be sold in the event of a liquidation sale, it is possible that proceeds from any liquidation sale of EchoStar IV would be less than the carrying value of that asset on EchoStar's balance sheet. Further, if an Event of Default occurs with respect to the Notes, it is likely that an event of default also would result with respect to the indentures associated with both the 1994 and 1996 Notes. Accordingly, while the capital stock of both ESBC and Dish could, subject to the occurrence of certain events, be used as springing collateral by the Trustee to secure the 1997 Notes, it is unlikely that the capital stock of ESBC and Dish would provide additional significant collateral value to the holders of Notes in the near term.

    In any foreclosure sale of the assets of the Issuer, the purchaser of such assets (including the Trustee if it purchased and chose not, or was unable, to resell such assets) would need to be authorized by the FCC in advance to operate the EchoStar DBS System. Since potential bidders who wish to operate the EchoStar DBS System must be authorized in advance by the FCC (which, among other things, may restrict foreign ownership), the number of potential bidders in a foreclosure sale could be smaller than in foreclosures of other types of facilities, and such requirements may delay the sale of, and may adversely affect the sales price for, the EchoStar DBS System. The ability to take possession and dispose of the collateral securing the Notes upon acceleration is likely to be significantly impaired or delayed by applicable bankruptcy law if a bankruptcy action were to be commenced by or against the Issuer.



    RISK THAT THE ISSUER WILL BE UNABLE TO PURCHASE NOTES TENDERED UPON A CHANGE OF CONTROL OR UPON THE OCCURRENCE OF CERTAIN EVENTS. There can be no assurance that the Issuer will have sufficient funds to repurchase Notes tendered upon a Change of Control or to repurchase Notes tendered Upon the Occurrence of Certain Events. If the Issuer does not have sufficient funds to redeem all Notes tendered for purchase upon the occurrence of a Change of Control or Upon the Occurrence of Certain Events, the Issuer would be required to raise additional capital. No assurance can be given that additional capital would be available on terms acceptable to the Issuer, or at all. If the Issuer were unable to purchase all Notes, tendered in connection with a Change of Control or Upon the Occurrence of Certain Events, either occurrence would constitute an Event of Default under the Indenture.

    The indentures related to the 1994 and 1996 Notes contain substantially identical provisions with regard to a Change of Control and an Offer to Purchase Upon the Occurrence of Certain Events. There can be no assurance that EchoStar will have sufficient funds at the time of a Change of Control or Upon the Occurrence of Certain Events to repurchase 1994 Notes or 1996 Notes tendered.
If EchoStar does not have sufficient funds to redeem all 1994 Notes or 1996 Notes tendered for purchase upon a Change of Control or Upon the Occurrence of Certain Events, EchoStar would be required to raise additional capital. No assurance can be given that additional capital would be available on terms acceptable to EchoStar, or at all. If EchoStar were unable to purchase 1994 Notes or 1996 Notes tendered in connection with a Change of Control, such occurrence would constitute an Event of Default under each of the respective indentures and, as a result, would constitute an Event of Default under the Indenture.



    POSSIBLE NASDAQ DELISTING OF ECHOSTAR COMMON STOCK. EchoStar's Class A Common Stock is listed on the Nasdaq National Market. Currently, in order for an issuer to continue to have one of its securities designated as a Nasdaq National Market security, the issuer of the security must meet certain maintenance criteria. Among other things, the issuer of a Nasdaq

National Market security must have net tangible assets of at least: (i) $1 million; or (ii) $2 million, if the issuer has sustained losses from continuing operations and/or net losses in two of its three most recent fiscal years; or
(iii) $4 million, if the issuer sustained losses from continuing operations and/or net losses in three of its four most recent fiscal years. If an issuer's security is not eligible to be listed on the Nasdaq National Market, it may be eligible to be listed on the Nasdaq SmallCap Market. In order for an issuer to have one of its securities designated as a Nasdaq SmallCap Market security, the issuer of the security must meet certain maintenance criteria, including, among other things, capital and surplus of at least $1 million.

    EchoStar's net tangible assets are not sufficient to meet the Nasdaq National Market maintenance criteria, and EchoStar's capital and surplus are not sufficient to meet the Nasdaq SmallCap Market maintenance criteria. However, during September 1997, EchoStar received written confirmation that its Class A Common Stock will continue to be listed on the Nasdaq National Market notwithstanding EchoStar's technical non-compliance. There can be no assurance that EchoStar's Class A Common Stock will continue to be listed on the Nasdaq National Market. If EchoStar were delisted from Nasdaq, trading in EchoStar's Class A Common Stock would thereafter likely be conducted in the over-the-counter market. If this were to occur, an investor might find it more difficult to dispose of, or to obtain accurate quotations as to the price of, EchoStar's Class A Common Stock. If EchoStar's Class A Common Stock were no longer listed on Nasdaq, the Notes could be negatively affected.



    LACK OF BRAND-NAME RECOGNITION. The absence of brand-name recognition for the EchoStar DBS System impairs the Company's ability to market its receivers through consumer electronics stores as effectively as it would like. Some of the Company's competitors (such as DirecTv) have arrangements with a larger number of major consumer electronic product manufacturers (such as Sony and RCA), than does EchoStar, which allow those companies to manufacture and sell DBS receivers that bear their own trademark, and allow consumers to receive the programming of the Company's DBS competitors. This type of arrangement between the Company's DBS competitors and major consumer products companies gives the Company's competitors a distinct, significant consumer marketing edge.

    At this time, EchoStar Receiver Systems are manufactured by one manufacturer, SCI Systems, Inc. ("SCI"). Unlike DirecTv, the Company does not currently have manufacturing agreements or arrangements with any large consumer products manufacturers other than JVC. As a result, EchoStar's receivers (and consequently its programming services) are less well known to consumers than those of some of its principal competitors, and EchoStar, due in part to the lack of product recognition and demand, has not had as much success in having EchoStar Receiver Systems carried for sale in consumer electronic stores or outlets as EchoStar would like, or as may be necessary for EchoStar's financial success.




    POTENTIAL FOR DELAY AND COST OVERRUNS. Significant expenditures are required to complete construction and deployment of the EchoStar DBS System. Funds, in addition to existing cash balances, will be required in the event of delays, cost overruns, increased costs associated with certain potential change orders under the Satellite Contracts (as defined) or the Launch Contracts (as defined), a change in launch provider, material increases in estimated levels of operating cash requirements, if increased subsidization of EchoStar Receiver Systems become necessary to meet competition, or to meet other unanticipated expenses. There can be no assurance that such financing will be available or that, if available, it will be available on terms favorable to EchoStar. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

    A significant delay in the delivery or launch of any EchoStar satellite would adversely affect EchoStar's operations and may result in the cancellation of any of the permits of EchoStar Satellite Corporation ("ESC"), DirectSat Corporation ("DirectSat"), the Issuer and DBSC by the FCC. See "--Risk of Satellite Defect, Loss or Reduced Performance." In addition, any material delay in the delivery of EchoStar Receiver Systems or related components would negatively affect EchoStar's financial condition and results of operations. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

    EFFECT OF LOSS OF KEY PERSONNEL. EchoStar believes that its future success will depend to a significant extent upon the performance of certain individuals, particularly Charles W. Ergen, Chairman, Chief Executive Officer and President of EchoStar, and James DeFranco, Executive Vice President. The loss of either of these individuals could have an adverse effect on EchoStar's business. EchoStar does not maintain "key man" insurance with respect to any such individuals. While all executives of the Company have executed agreements limiting their ability to work for or consult with competitors if they leave the Company, the Company does not have any employment agreements with either of the above named individuals, nor any other executive officer of the Company.

    DEPENDENCE ON THIRD PARTY PROGRAMMERS. EchoStar is dependent on third parties to provide it with programming services. EchoStar's programming agreements have remaining terms ranging from one to ten years and contain various renewal and cancellation provisions. There can be no assurance that any of these agreements will be renewed or will not be cancelled prior to expiration of their original term. In the event that any such agreements are not renewed or are cancelled, there is no assurance that EchoStar would be able to obtain or develop substitute programming, or that such substitute programming would be comparable in quality or cost to EchoStar's existing programming. EchoStar's competitors currently offer substantially the same programming as EchoStar. The ability of EchoStar to compete successfully will depend on EchoStar's ability to continue to obtain desirable programming and attractively package it to its customers at competitive prices. See "Business--Programming."

    Pursuant to the Cable Act and the FCC's rules, programming developed by vertically integrated cable-affiliated programmers generally must be offered to all multi-channel video programming distributors on non-discriminatory terms and conditions. The Cable Act and the FCC's rules also prohibit certain exclusive programming contracts. EchoStar anticipates purchasing a substantial percentage of its programming from cable-affiliated programmers. Certain of the restrictions on cable-affiliated programmers will expire in 2002 unless extended by the FCC. As a result, any expiration of, amendment to, or interpretation of, the Cable Act and the FCC's rules that permits the cable industry or programmers to discriminate in the sale of programming against competing businesses, such as that of EchoStar, could adversely affect EchoStar's ability to acquire programming or acquire programming on a cost-effective basis. In addition, laws, regulations and the need to obtain certain retransmission consents and copyright licenses may limit the ability of the Company to implement a local programming strategy in multiple markets.


    See "Business - Government Regulation - Satellite Home Viewer Act."



    RISKS OF INFRINGEMENT OF PATENTS AND PROPRIETARY RIGHTS. The ability of EchoStar to obtain patents and other intellectual property rights is material to its business. Many of EchoStar's competitors have obtained, and may be expected to obtain in the future, patents that cover or affect products or services directly or indirectly related to those offered by EchoStar. There can be no assurance that EchoStar is aware of all patents that may potentially be infringed by its products. In addition, patent applications in the U.S. are confidential until a patent is issued and, accordingly, EchoStar cannot evaluate the extent to which its products may infringe claims contained in pending patent applications. In general, if it were determined that one or more of EchoStar's products infringe on patents held by others, EchoStar would be required to cease developing or marketing those products, to obtain licenses to develop and market those products from the holders of the patents or to redesign those products in such a way as to avoid infringing the patent claims. The extent to which EchoStar may be required in the future to obtain licenses with respect to patents held by others and the availability and cost of any such licenses is currently unknown. A number of third parties have contacted EchoStar claiming patent and other intellectual rights with respect to components within the EchoStar DBS System. There can be no assurance that EchoStar would be able to obtain such licenses on commercially reasonable terms or, if it were unable to obtain such licenses, that it would be able to redesign its products to avoid infringement. See "Business--Legal Proceedings."

    DEPENDENCE ON SATELLITES AND SINGLE DIGITAL BROADCAST CENTER.   Prior to
the expiration of the anticipated useful lives of EchoStar satellites, EchoStar will need to obtain replacement satellites. There can be no assurance that replacements will be available when required or, if available, that they will be available at prices, and on other terms, acceptable to EchoStar. Various


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

FCC approvals would be required with respect to replacement satellites, including but not limited to renewal of EchoStar's ten year DBS licenses. There is no assurance that the FCC will grant the required approvals.

    EchoStar also relies upon a single digital broadcast center located in Cheyenne, Wyoming for key operations such as reception of programming signals, encryption and compression. If a natural or other disaster damaged the digital broadcast center, there can be no assurance that EchoStar would be able to continue to provide programming services to its customers.

    IMPEDIMENTS TO RETRANSMIT LOCAL BROADCAST SIGNALS. EchoStar intends to offer programming telecast by local affiliates of national television networks to major population centers within the continental U.S. via DBS satellite. In order to retransmit this programming to any DISH NetworkSM subscriber in a particular local market, EchoStar must obtain the retransmission consent of the local affiliate. There can be no assurance that the Company will obtain retransmission consents of any local affiliate. The inability to transmit such programming into the local markets from which the programming is generated could have an adverse effect on the Company.




    The Satellite Home Viewer Act ("SHVA") establishes a "compulsory" copyright license that allows a DBS operator, for a statutorily-established fee, to retransmit local affiliate programming to subscribers for private home viewing so long as that retransmission is limited to those persons in "unserved households." An "unserved household", with respect to a particular television network, is defined as one that cannot receive a sufficient over-the-air network signal of a primary network station affiliated with that network through the use of a conventional outdoor rooftop antenna and has not, within the 90 days prior to subscribing to the DBS service, subscribed to a cable service that provides that network signal. While management believes the SHVA could be read to allow the Company to retransmit this programming to certain local markets via DBS satellite, management also believes that the "compulsory" copyright license under the SHVA may not be sufficient to permit the Company to implement its strategy to retransmit such programming in the most efficient and comprehensive manner. On August 28, 1997, a Copyright Arbitration Royalty Panel ("CARP"), appointed to recommend royalties for satellite retransmission of network-affiliated television and superstation signals pursuant to the compulsory license of Section 119 of the Copyright Act, delivered its Report to the Librarian of Congress. In the CARP's recommendation, which must be either adopted or changed by the Copyright Office within 60 days from August 28, 1997, the CARP held it has no jurisdiction to set royalties for local satellite retransmissions of the signals of network-affiliated television stations, on the ground that compulsory license of the Copyright Act does not extend to such retransmissions. While EchoStar has petitioned the Librarian to modify the CARP report, the petition has been opposed, and there can be no assurance that the petition will be granted. Moreover, EchoStar is continuing its efforts to secure passage of legislation that will clarify and extend the scope of the compulsory license with respect to local network signals. If the CARP's position is upheld by the Librarian and legislation to clarify and extend the scope of the compulsory license is not passed, EchoStar would be prevented from relying on the compulsory copyright license to retransmit local network-affiliated stations' signals and may have to engage in the relatively cumbersome process of negotiating and obtaining copyright licenses from all individual copyright holders instead.

    The CARP also recommended setting at zero the royalty rate for local retransmissions of superstation signals. This recommendation may be considered favorable to EchoStar because it may provide a basis for the proposition that the royalty rate for all local-into-local retransmission (to the extent permitted) should be zero. However, there can be no assurance that the Librarian will adopt the CARP's recommendation. There can be no assurance that EchoStar will be successful in having local affiliate copyright legislation enacted, or that, in the absence of such legislation, it would be successful in any litigation with copyright owners regarding this issue.

    INCREASED COSTS FOR RETRANSMISSION OF DISTANT BROADCAST SIGNALS. In its August 28, 1997 report, the CARP recommended that the royalty rate for satellite retransmissions of distant network-affiliated station and distant superstation signals be set at 27 cents per subscriber per month -- a substantial increase compared to the previously applicable rates, which ranged from 6 to 17.5 cents. The Satellite Broadcasting & Communications Association, of which EchoStar is a member, has requested modifications to the CARP's report. However, this request has been opposed, and there can be assurance that it will be granted. Several Congressmen have publicly voiced their opposition to the 27 cent royalty rate recommended by CARP; a sub-committee chairman and ranking member have requested that the Librarian of Congress stay the CARP's recommendation for 18 months, but there can be no assurance that such opposition or request will produce favorable results.

    EchoStar believes but can provide no assurances that it may be able to pass through the recommended increases (should they be adopted) to its customers by separately tiering the channels involved, so that its operating margins are not substantially affected. However, the recommended increases may adversely affect the competitiveness of EchoStar vis-a-vis cable operators, which pay lower rates to copyright holders.

    DEPENDENCE ON SINGLE RECEIVER MANUFACTURER. EchoStar Receiver Systems are currently manufactured exclusively by SCI Technology, Inc. ("SCI"), a high-volume contract electronics manufacturer. JVC manufactures other consumer electronics products incorporating EchoStar Receiver Systems. SCI is currently EchoStar's only source of stand-alone receivers. EchoStar is currently negotiating with several brand-name consumer electronics manufacturers to produce receivers for use with the DISH Network-SM-. No assurances can be provided regarding the ultimate success of those negotiations. If SCI is unable for any reason to produce receivers in a quantity sufficient to meet EchoStar's requirements, EchoStar's ability to add additional subscribers would be materially impaired and its results of operations would be adversely affected.



    RISK THAT INITIAL EQUIPMENT COSTS WILL LIMIT CONSUMER DEMAND FOR DISH NETWORK-SM- PROGRAMMING. Currently, the suggested retail price of a standard EchoStar Receiver System is $199. The initial equipment cost required to receive DISH Network-SM- programming may reduce the demand for EchoStar Receiver Systems, since EchoStar Receiver Systems generally must be purchased, while cable and certain of EchoStar's satellite competitors lease their equipment to the consumer with little if any initial hardware payment required.

    POLITICAL RISKS PERTAINING TO LAUNCH PROVIDERS AND RESTRICTIONS ON EXPORT
OF TECHNOLOGY. EchoStar has contracted with Lockheed-Khrunichev-Energia-International, Inc. ("LKE") for the launch of EchoStar IV during the first quarter of 1998 from the Baikonur Cosmodrome in the Republic of Kazakhstan (the "LKE Contract"). EchoStar will launch EchoStar IV on a Proton K/Block DM four stage launch vehicle. Astra 1F, the first commercial launch on a Proton K/Block DM, was successfully launched on April 9, 1996 and Inmarsat 3 F2, the second such commercial launch, was successfully launched on September 6, 1996. LKE now markets commercial Proton launches under a new organization called International Launch Services ("ILS"), a joint venture between LKE and Lockheed Services. ILS currently has contracts providing for the launch of at least six non-EchoStar western satellites throughout 1997.

    The first commercial Proton launch in 1997 was successfully launched on May 24, carrying the Telestar 5 payload. ILS has a current commercial backlog of 18 satellites to be launched by the end of 1999 on Proton. However, two of the launches of the Proton four stage launch vehicle have failed in the last twelve months. In February 1996, a Proton Block DM failed during launch when its main engine did not start properly. Additionally, in November 1996, the main engine of a Proton Block D-2 failed to properly start a planned second burn during the launch of the Mars 96 spacecraft.

    In order for EchoStar IV to be launched from Kazakhstan, the satellite contractor will need to obtain a technical data exchange license and a satellite export license from the U.S. government. There can be no assurance those licenses can be obtained in a timely manner to avoid a launch delay. Any political or social instability, such as that recently experienced in the former Soviet bloc countries, could affect the cost, timing and overall advisability of utilizing LKE as a launch provider for EchoStar's satellites. See "Business--Satellite Launches."

    NEWS CORPORATION LITIGATION. On February 24, 1997, EchoStar and News announced the News Agreement pursuant to which, among other things, News agreed to acquire approximately 50% of the outstanding capital stock of EchoStar. News also agreed to make available for use by EchoStar the DBS permit for 28 frequencies at 110DEG. WL purchased by MCI for over $682 million following a 1996 FCC auction. During late April 1997, substantial disagreements arose between the parties regarding their obligations under the News Agreement.

    On May 8, 1997, EchoStar filed a Complaint in the U.S. District Court for the District of Colorado (the "Court"), Civil Action No. 97-960, requesting that the Court confirm EchoStar's position and declare that News is obligated pursuant to the News Agreement to lend $200 million to EchoStar without interest and upon such other terms as the Court orders.

    On May 9, 1997, EchoStar filed a First Amended Complaint significantly expanding the scope of the litigation, to include breach of contract, failure to act in good faith, and other causes of action. EchoStar seeks specific performance of the News Agreement and damages, including lost profits based on, among other things, a jointly prepared ten-year business plan showing expected profits for EchoStar in excess of $10 billion based on consummation of the transactions contemplated by the News Agreement.

    On June 9, 1997, News filed an answer and counterclaims seeking unspecified damages. News' answer denies all of the material allegations in the First Amended Complaint and asserts twenty defenses, including bad faith, misconduct and failure to disclose material information on the part of EchoStar and its Chairman and Chief Executive Officer, Charles W. Ergen. The counterclaims, in which News is joined by its subsidiary ASkyB assert that EchoStar and Ergen breached their agreements with News and failed to act and negotiate with News in good faith. EchoStar has responded to News' answer and denied the allegations in their counterclaims. EchoStar also has asserted various affirmative defenses. EchoStar intends to diligently defend against the counterclaims. The parties are now in discovery. The case has been set for a five week trial commencing June 1, 1998, but that date could be postponed. The litigation process could continue for many years and there can be no assurance concerning the outcome of the litigation. An adverse decision could have a material adverse effect on EchoStar's financial position and results of operations.

    ABSENCE OF PUBLIC MARKET FOR THE EXCHANGE NOTES; RESTRICTIONS ON TRANSFERS. The Exchange Notes are being offered to the holders of the Old Notes. The Old Notes were offered and sold in June 1997 to a small number of institutional and accredited investors and are eligible for trading in Private Offerings, Resale and Trading through Automatic Linkages (PORTAL) Market.

    The Exchange Notes will constitute a new issue of securities, for which there is no established trading market. If a trading market does not develop or is not maintained, holders of the Exchange Notes may experience difficulty in reselling the Exchange Notes or may be unable to sell them at all. If a market for the Exchange Notes develops, any such market may be discontinued at any time and the Exchange Notes could trade at prices that may be lower than the initial market values thereof, depending on many factors, including prevailing interest rates, the markets for similar services and the financial performance of the Issuer. The Initial Purchasers have made a market in the Old Notes. Although there is currently no market for the Exchange Notes, the Initial Purchasers have advised the Issuer that they will make a market in the Exchange Notes. However, they are not obligated to do so, and any such market making with respect to the Old Notes and the Exchange Notes may be discontinued at any time without notice. In addition, such market making activity will be subject to the limits imposed by the Securities Act and the Exchange Act, and may be limited during the Exchange Offer and the pendency of any applicable shelf registration statement. See "Description of Exchange Notes--Old Notes' Registration Right; Liquidated Damages." Accordingly, there can be no assurance as to the development or liquidity of any market for the Old Notes and the Exchange Notes. The Issuer does not intend to apply for listing of any of the Exchange Notes on any securities exchange or for quotation through the Nasdaq National Market or any other securities quotation service.

     CONSEQUENCES OF FAILURE TO EXCHANGE OLD NOTES. Holders of Old Notes who do not exchange their Old Notes for Exchange Notes pursuant to the Exchange Offer will continue to be subject to the restrictions on transfer of such Old Notes, as set forth in the legend thereon, as a consequence of the issuance of the Old Notes pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, the Old Notes may not be offered, sold, pledged or otherwise transferred, unless registered under the Securities Act and applicable state securities laws, or pursuant to an exemption therefrom. Except under certain limited circumstances, the Issuer does not intend to register the Old Notes under the Securities Act. In addition, any holder of Old Notes who tenders in the Exchange Offer for the purpose of participating in a distribution of the Exchange Notes may be deemed to have received restricted securities and, if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.
To the extent Old Notes are tendered and accepted in the Exchange Offer, the trading market, if any, for the Old Notes not so tendered could be adversely affected. See "The Exchange Offer" and "Description of Exchange Notes - Old Notes' Registration Rights; Liquidated Damages."

     RISKS OF ADVERSE EFFECTS OF GOVERNMENT REGULATION. EchoStar is subject to the regulatory authority of the U.S. Government and the national communications authorities of the countries in which it operates. The business prospects of EchoStar could be adversely affected by the adoption of new laws, policies or regulations, or changes in the interpretation or application of existing laws, policies and regulations, that modify the present regulatory environment, as well as its failure to comply with existing laws, policies and regulations. EchoStar must comply with all applicable Communications Act requirements and FCC regulations and policies, including, among other things, proceeding with diligence to construct satellites and commence operations within prescribed milestones and in accordance with required filings of periodic progress reports.

     EchoStar believes that it remains free to set prices and serve customers according to its business judgment, without rate regulation or the statutory obligation under Title II of the Communications Act to avoid undue discrimination among customers. There can be no assurances that the FCC would not find that EchoStar is subject to the requirements of Title II. If the FCC made such a finding, EchoStar would be required to comply with the applicable portions of Title II.



       The Communications Act of 1934, as amended, and the FCC's implementing regulations provide that, where subsidiaries of a holding company hold certain types of FCC licenses, foreign nationals or their representatives may not own in excess of 25% of the total equity of the holding company, considered on a fully-diluted basis, except upon an FCC public interest determination. While the FCC's International Bureau has ruled that these limitations do not apply to DBS authorizations, the ruling has been challenged and the question remains open. Furthermore, the limitations will apply to EchoStar's FSS authorizations if EchoStar holds itself out as a common carrier or if the FCC decides to treat it as such a carrier.

    A recent survey of EchoStar's equity owners discloses that EchoStar's foreign ownership in May of this year was under 5%, well below these limitations if they were to apply. However, if the purchase by foreigners or their representatives of EchoStar's existing or new equity securities, including the preferred convertible shares subject to this offering, would cause the foreign ownership limitations to be exceeded, a separate FCC determination that such ownership was consistent with the public interest would be required in order to avoid a violation of the Act and/or the FCC's rules.



     EchoStar believes that, because it is engaged in a subscription programming service, it is not subject to many of the regulatory obligations imposed upon broadcast licensees. However, there can be no assurances that the FCC will not find in the future that EchoStar should be treated as a broadcast licensee with respect to its current and future operations. If the FCC were to determine that EchoStar is, in fact, a broadcast licensee, EchoStar could be required to comply with all regulatory obligations imposed upon broadcast licensees.



     The Cable Act requires the FCC to conduct a rulemaking to impose public interest requirements for DBS licensees. The FCC's rules must, at a minimum, mandate reasonable and non-discriminatory access to qualified candidates for election to public office and require DBS licensees to reserve between four and seven percent of the DBS licensees' channel capacity exclusively for noncommercial programming of an educational or informational nature. Within this set-aside requirement, DBS providers must make capacity available to "national educational programming suppliers" at below-cost rates. The FCC is presently conducting this proceeding. The Company cannot predict at this time the extent or nature of the public interest programming requirements that will be imposed by the FCC, or when the FCC will issue these rules. There can be no assurance that these public interest requirements will not have an adverse effect on the quantity and mix of programming that EchoStar is able to offer its subscribers. See "Business--Government Regulation."



     Pursuant to the 1996 Act, the FCC has established regulations that prohibit (with certain exceptions) governmental and non-governmental restrictions, such as private covenants and homeowners' association rules, that impair a viewer's ability to receive video programming through devices designed for DBS Service, MMDS, or over-the-air reception of television broadcast service. These rules apply to property within the exclusive control of the antenna user where the user has an ownership interest in the property. In an ongoing proceeding, the FCC is examining whether the rules should apply to the placement of antennas on common areas or rental properties where the antenna user does not own or control the property. While the Company cannot predict the outcome of this proceeding, a decision not to extend these rules to such properties or other adverse decision potentially could limit the growth of DBS subscribers. See "Business--Government Regulation."

     While DBS operators like EchoStar currently are not subject to the "must carry" requirements of the Cable Act, the cable industry has argued that DBS operators should be subject to these requirements. In the event the "must carry" requirements of the Cable Act are revised to include DBS operators, or to the extent that new legislation or regulation of a similar nature is promulgated, EchoStar's future plans to provide local programming may be adversely affected, and such must carry requirements could cause the displacement of possibly more attractive programming.


     INABILITY TO PROVIDE CONSUMER FINANCING. Historically, EchoStar has maintained agreements with third-party finance companies to make consumer credit available to its customers. These financing plans provide consumers the opportunity to lease or finance their EchoStar Receiver Systems, including installation costs and certain DISH Network-SM- programming packages, on competitive terms. The third-party finance company that provides the program currently utilized by EchoStar has notified EchoStar that it does not intend to renew the agreement, which expires during October 1997. During March 1997, EchoStar's wholly-owned subsidiary, Dish Network Credit Corporation ("DNCC"), began offering an internally-financed consumer lease plan to prospective DISH NetworkSM customers. This plan provides for a four-year lease term at competitive rates to qualified consumers. Additional capital will be required for EchoStar to implement the program on a larger scale. There can be no assurance that additional capital will be available to fund the lease program on terms acceptable to EchoStar, or at all. In the event that EchoStar is unable to fund DNCC or to finalize consumer credit agreements with other third-party finance companies, EchoStar's ability to attract new subscribers may be adversely affected.


     OPPOSITION TO, AND RISK OF LOSS OF, CERTAIN ECHOSTAR AUTHORIZATIONS. Many aspects of EchoStar's operations require the


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retention or renewal of existing FCC authorizations, or the procurement of additional authorizations. The FCC has granted EchoStar conditional authority to use C-band frequencies for telemetry, tracking and control ("TT&C") functions for EchoStar I, stating that the required coordination process with Canada and Mexico had been completed. In January 1996, however, the FCC received a communication from an official of the Ministry of Communications and Transportation of Mexico stating that EchoStar I's TT&C operations could cause unacceptable interference to Mexican satellites. There can be no assurance that such objections will not subsequently require EchoStar to relinquish the use of such C-band frequencies for TT&C purposes. This could result in the inability to control EchoStar I and a total loss of the satellite. Further, the FCC has granted EchoStar conditional authority to use "extended" C-band frequencies for TT&C functions for EchoStar II, but only until January 1, 1999, at which time the FCC will review the suitability of those frequencies for TT&C operations. There can be no assurance that the FCC will extend the authorization to use these C-band frequencies for TT&C purposes beyond that date. Such failure to extend the authorization could result in the inability to control EchoStar II and a total loss of the satellite. Also, there can be no assurance that the rights of EchoStar under the Dominion Agreement will be given effect in the absence of FCC approval, which has not yet been received and may not be forthcoming. In addition, certain of EchoStar's pending and future requests to the FCC for extensions, waivers and approvals have been, and are expected to continue to be, opposed by third parties. Among other things, the precise location of ESC's and DirectSat's licensed EchoStar I and EchoStar II satellites may be outside the parameters set forth in their licenses. EchoStar has requested temporary authority to operate, for 180 days, EchoStar I and EchoStar II closer together (at 119.05DEG. WL and 118.95DEG. WL instead of at their authorized locations at 119.2DEG. WL and 118.8DEG. WL), which would improve signal quality and facilitate better customer service. The FCC has raised concerns about this request, and the request has been opposed by Tempo. See "Business--Government Regulation--FCC Permits and Licenses." Failure of the FCC to grant or renew EchoStar's request would require EchoStar to take steps to ensure that EchoStar I and EchoStar II are positioned consistent with present FCC authorizations, or to reposition the satellites, and could have an adverse effect on the operation of these satellites. If EchoStar I and EchoStar II were found to have been operated outside their authorized parameters, the FCC could impose monetary forfeitures or other penalties on EchoStar. There can be no assurance that EchoStar's requests will be granted or, if granted, that they will be granted on a timely basis or on terms favorable to EchoStar. EchoStar will also require further FCC authorizations to launch and operate EchoStar III and EchoStar IV. The loss of any of EchoStar's FCC authorizations, the failure to obtain requested extensions or waivers or the imposition of conditions would adversely affect EchoStar's plan of operations, and its current business plan could not be fully implemented. See "Business--Other Components of DBS Service" and "--Government Regulation--FCC Permits and Licenses."

     By order released January 11, 1996, the FCC's International Bureau extended the DBS permit of DirectSat for 11 channels at the 175DEG. WL orbital slot to 1999, subject to the condition that the FCC may reconsider the extension and modify or cancel it, in whole or in part, if DirectSat fails to make progress toward construction and operation of its DBS system substantially in compliance with its promised timetable, or with any more expedited timetable ordered by the FCC. In the same order, the FCC's staff denied reconsideration of its earlier decision to assign channels and orbital locations to DirectSat at 119DEG. WL and 175DEG. WL for its DBS system. PrimeStar has applied for full FCC review of this order and other parties may seek reconsideration and/or judicial review of the eventual FCC order. There can be no assurance that the full FCC will affirm the International Bureau's decision or render a decision favorable to EchoStar. Failure of the full FCC to affirm the decision would have a substantial adverse effect upon EchoStar's operations and may result in a loss of authorizations. In addition, in the event that EchoStar loses the DirectSat frequencies at 119DEG. WL, EchoStar would be required under certain circumstances to offer to repurchase all or a portion of the 1994 Notes, the 1996 Notes and the Notes. In the event that a substantial number of holders of the 1994 Notes, the 1996 Notes or the Notes accepted that offer, EchoStar's plan of operations, including its liquidity, would be adversely affected and it might not be possible to implement EchoStar's current business plan without obtaining additional financing. See "Business--Legal Proceedings."



     DBSC's authorization to construct and operate two DBS satellites at 61.5DEG. WL and 175DEG. WL initially expired on August 15, 1995. Prior to that date, DBSC applied for an extension of time, based upon a variety of factors. DBSC indicated that it had signed an amendment to the DBSC Satellite Contract, by which DBSC ordered a 32 transponder satellite in lieu of the previously contracted for 16 transponder satellite. DBSC filed an application for FCC approval of this minor modification in design. In December 1995, the FCC staff approved DBSC's request for an extension of time, giving it until 1998 to complete construction and launch of its satellites subject to continued compliance with the FCC's due diligence requirements. PrimeStar has sought full FCC review of this order, and other parties may seek reconsideration and/or judicial review of the eventual FCC order. There can be no assurance that the full FCC will affirm the International Bureau's decision or render a decision favorable to EchoStar. Failure of the full FCC to affirm the decision would have a substantial adverse effect upon EchoStar's operations, and may result in loss of the authorization. The FCC has not yet ruled on PrimeStar's petition, and no assurances can be given that the FCC will sustain the staff's determination. DBSC's minor modification request was opposed by Tempo. The FCC's staff has declined to rule on DBSC's request for minor modification of its authorization pending the submission to the FCC of interference data based on the proposed new satellite design. While DBSC has submitted relevant data, there can be no assurance that the FCC will grant the modification application. Failure of the FCC to grant the modification application would have an adverse effect on EchoStar's operations, and may preclude its ability to launch EchoStar III and to deliver service at this orbital location in accordance with its business plan and prescribed milestones.



     EchoStar III is anticipated to be launched on October 5, 1997. EchoStar also expects to file applications for authority to operate the satellite as well as feeder-link earth stations that will communicate with EchoStar III. There can be no assurance that these applications will be granted.

     In the event EchoStar at any time fails to comply with applicable Communications Act requirements and FCC regulations, including the FCC's required schedule for construction and launch of any of EchoStar's satellites, the FCC has the authority to revoke, condition, or decline to extend or renew the authorizations for that and any subsequent satellites and, in connection with that action, could exercise its authority to rescind these authorizations. The FCC has, in fact, indicated it may revoke DBS permits if there are delays in the satellite construction schedule submitted by the permittee to the FCC or if the permittee fails to meet other due diligence construction and operation obligations. The schedule submitted to the FCC by DBSC called for the completion of construction at 61.5DEG. WL of EchoStar III by July 31, 1997, and that milestone was met. DBSC and DirectSat also must have operational satellites at 175DEG. WL by 1998 and 1999, respectively, and DirectSat must have an operational satellite at 110DEG. WL by 1999. Both DBSC and DirectSat must comply with other intermediate milestones. Any delay in this schedule may cause total or partial revocation of DBSC's or DirectSat's permits. The FCC also has declared that it will carefully monitor the semi-annual reports required to be filed by DBS permittees. Failure of EchoStar to file adequate semi-annual reports or to demonstrate progress in the construction of its DBS systems may result in cancellation of its permits. EchoStar has not filed all required progress reports with the FCC. There is a risk that the FCC may find that EchoStar has not complied fully with the FCC's due diligence requirements, including without limitation the filing of semi-annual progress reports and satisfaction of construction and payment obligations consistent with the FCC's rules and the semi-annual progress reports filed by EchoStar.



     Further, the FCC has not yet completed its review to determine whether EchoStar's contract for the construction of the western satellite of its system meets the FCC's requirements and has deferred a decision on whether to extend ESC's permit for western assignments. Therefore, the FCC has not yet assigned to EchoStar frequencies for that satellite. While it is possible that DBSC, DirectSat and ESC may construct a satellite for joint use by all three at 175DEG. WL (provided that ESC is found to have a firm contract and receives frequency assignments at 175DEG. WL), EchoStar will still be required to construct and launch two or more satellites in addition to EchoStar I, EchoStar II, EchoStar III and EchoStar IV in order to preserve all of its DBS permits (plus additional satellites for the single frequencies at each of the 110DEG.
WL and 166DEG. WL orbital slots in order to avoid loss of those frequencies). Finally, with respect to the 24 orbital assignments at the 148DEG. WL orbital slot, EchoStar must complete contracting for a satellite by December 20, 1997, must complete construction by December 20, 2000, and must launch and operate a satellite by December 20, 2002. Absent infusion of additional significant capital, EchoStar will not be able to retain all of its assigned frequencies and orbital slots. There can be no assurance that EchoStar will be able to comply with the FCC's due diligence requirements or that the FCC will determine that EchoStar has complied with such due diligence requirements.

     In addition, ESC recently received from the FCC's International Bureau a conditional license for two FSS satellites in the Ka-band. That license was based on an orbital plan agreed upon by applicants in EchoStar's processing round. Certain of these applicants have now requested changes to that orbital plan. One company (Norris) has filed a request to stay the plan, and petitions for reconsideration are also pending against certain of the licenses covered by the plan. There can be no assurance that review of the recently granted Ka-band licenses and orbital plan by the International Bureau and the full FCC will not eliminate the basis for EchoStar's conditional license and result in loss of that license.

     In November 1996, ESC also received a conditional license for two Ku-band FSS satellites, subject, among other things, to submitting additional proof of its financial qualifications. While ESC has submitted such proof, GE Americom and PrimeStar have challenged it and have requested cancellation of ESC's license. GE Americom and PrimeStar have also requested reconsideration of ESC's license and reassignment of one EchoStar satellite to a different orbital slot, on the ground that the satellite will interfere with the GE Americom satellite used by PrimeStar for its medium-power Ku-band service. Finally, GE Americom and PrimeStar have opposed ESC's request to add C-band capabilities to one satellite of its Ku-band system, and EchoStar Ku-X Corporation's pending application for an extended Ku-band system has also been opposed. There is no assurance as to how the FCC will rule with respect to any of these challenges. Rulings in favor of these challengers would adversely affect EchoStar's ability to use these FSS satellites.

     EchoStar also must comply with certain construction and launch milestones imposed or expected to be imposed with respect to its conditionally authorized operations in the Ku and Ka-bands. Failure to comply with such requirements may result in termination of the authorizations.

     RISK OF INABILITY TO MANAGE RAPIDLY EXPANDING OPERATIONS. EchoStar must expand its operations rapidly to achieve its business objectives. Several of EchoStar's key activities, including satellite in-orbit control, satellite receiver manufacturing, billing and subscriber management are out-sourced to third party vendors. To manage its growth effectively, EchoStar must continue to develop its internal and external sales force, installation capability, customer service operations, and information systems, and maintain its relationships with third party vendors. EchoStar will also need to continue to expand, train and manage its employee base, and its management personnel will be required to assume even greater levels of responsibility. If EchoStar is unable to manage its growth effectively, EchoStar's business and results of operations could be materially adversely affected.

     SUBSCRIBER TURNOVER. Since commencing operation of the DISH Network-SM-in March 1996, the Issuer's monthly subscriber turnover (which represents the number of subscriber disconnects during the period divided by the weighted-average number of subscribers during the period) has averaged less than 1.0%. To date, a majority of the Issuer's subscribers have purchased annual subscriptions. The Issuer expects that subscriber turnover may increase as annual subscribers renew and convert to month-to-month subscriptions, as the number of overall DISH Network-SM- subscribers increases, and as a result of certain other factors. In the event that the Issuer is unable to control subscriber turnover, its financial condition and results of operations would be adversely affected.

     LIMITED MARKETING EXPERIENCE. EchoStar began marketing the EchoStar DBS System in March 1996. The Company markets EchoStar Receiver Systems throughout the U.S. through its own sales and marketing organization using national and regional broadcast and print advertising, independent distributors and retailers and consumer electronics stores and outlets. The Company's success will ultimately depend in large part upon its ability to successfully demonstrate to consumers the ease of use, reliability and cost-effectiveness of the EchoStar DBS System, and upon its ability to have EchoStar Receiver Systems distributed in consumer mass marketing channels, such as consumer electronics stores and outlets.

     EchoStar is presently selling EchoStar Receiver Systems through a limited number of consumer electronics stores. Some of EchoStar's competitors, including DirecTv, began selling their products through consumer electronics stores before EchoStar and, as a result, are carried by a greater number of retailers and have a competitive advantage in the consumer electronics distribution channel. Further, some of EchoStar's competitors have maintained this competitive advantage through extensive monetary support of consumer electronics advertising campaigns. This is particularly true in the case of those consumer electronics outlet chains that have chosen, for the time being, to sell only one or a limited number of DBS receiver products. Consequently, there can be no assurance that EchoStar will be able to effectively market its EchoStar Receiver Systems.

     RISK OF SATELLITE DEFECT, LOSS OR REDUCED PERFORMANCE. Satellites are subject to significant risks, including satellite defects, launch failure, destruction and damage that may result in incorrect orbital placement or prevent proper commercial operation. Approximately 15% of all commercial geosynchronous satellite launches have resulted in a total or constructive total loss. The failure rate varies by launch vehicle and manufacturer. While the FCC granted EchoStar authority in 1995 to construct a satellite to serve as a ground spare for EchoStar I and EchoStar II, EchoStar has not constructed ground spares for its DBS system, and therefore may not have satellites immediately available to use as replacements in the event of a serious in-orbit problem which could cause a substantial delay in the restoration of EchoStar's DBS service.

     In the event of a failure or loss of any of EchoStar I, EchoStar II, or EchoStar III, and subject to FCC consent, EchoStar may relocate EchoStar IV and utilize the satellite as a replacement for the failed or lost satellite. Such a relocation would require prior FCC approval and, among other things, a showing to the FCC that EchoStar IV would not cause additional interference compared to EchoStar I, EchoStar II, or EchoStar III. Should EchoStar choose to utilize EchoStar IV in this manner, there can be no assurances that such use would not adversely affect EchoStar's ability to meet the construction, launch and operation deadlines associated with its permits. Failure to meet such deadlines could result in the loss of such permits and would have an adverse effect on EchoStar's planned operations.

     In the event of a launch failure of EchoStar III, under the 1996 Notes Indenture EchoStar would be required to use the proceeds from any launch insurance to purchase satellites or, at ESBC's option, to make an offer to repurchase the maximum amount of 1996 Notes that can be purchased with those proceeds. Similarly, in the event of a launch failure of EchoStar IV, under the Indenture the Issuer would be required to use the proceeds from any launch insurance to purchase satellites or, at the

Issuer's option, to make an offer to repurchase the maximum amount of Notes that can be purchased with those proceeds.

     A number of satellites constructed by Lockheed Martin Corporation ("Lockheed Martin") over the past three years have experienced defects resulting in total or partial loss following launch. The type of failures experienced have varied widely. Lockheed Martin constructed EchoStar I and EchoStar II and is constructing EchoStar III and EchoStar IV. No assurances can be given that EchoStar I, EchoStar II, EchoStar III or EchoStar IV will perform according to specifications.

     Launch delays could result from weather conditions or technical problems with any EchoStar satellite or any launch vehicle utilized by the launch providers for EchoStar III or EchoStar IV, or from other factors beyond EchoStar's control. If the launch of any of EchoStar's satellites, including EchoStar III or EchoStar IV, is delayed, the Company's strategy to provide additional programming to DISH Network-SM- subscribers using transponders on these satellites would be adversely affected.

     RISK OF SIGNAL THEFT. The delivery of subscription programming requires the use of encryption technology. Signal theft or "piracy" in the C-band DTH, cable television and European DBS industries has been widely reported. There can be no assurance that the encryption technology used by the EchoStar DBS System will remain totally effective. If EchoStar's encryption technology is compromised in a manner which is not promptly corrected, EchoStar's revenue and its ability to contract for video and audio services provided by programmers would be adversely affected. Recent published reports indicate that the DirecTv and USSB encryption systems have been compromised. There can be no assurance that continued theft of DirecTv programming will not adversely affect EchoStar's operations. A Canadian court recently ruled that pirating of DirecTv programming is not illegal in Canada. This ruling may encourage the attempted piracy of EchoStar programming in Canada, resulting in lost revenue for EchoStar and increased piracy of DirecTv programming. Piracy of DirecTv programming could result in increased sales of DirecTv receivers at the expense of loss of potential DISH Network-SM- subscribers.

     RISKS OF FAILURE OF COMPLEX TECHNOLOGY. The EchoStar DBS System is highly complex. New applications and adaptations of existing and new technology (including compression, conditional access, on screen guides and other matters), and significant software development, are integral to the EchoStar DBS System. As a result of the introduction of such new applications and adaptions from time to time, the EchoStar DBS System may, at times, not function as expected.

     Technology in the satellite television industry is in a rapid and continuing state of change as new technologies develop. Although the digital compression technology utilized in connection with the EchoStar DBS System is the world standard, the integration and implementation of that technology is also undergoing rapid change. There can be no assurance that EchoStar and its suppliers will be able to keep pace with technological developments. In addition, delays in the delivery of components or other unforeseen problems in the EchoStar DBS System may occur that could adversely affect performance, cost or timely deployment and operation of the EchoStar DBS System and could have an adverse effect on EchoStar. Further, in the event that a competitive satellite receiver technology becomes commonly accepted as the standard for satellite receivers in the U.S., EchoStar would be at a significant technological disadvantage. See "Business--Programming."

     CONTROL OF ECHOSTAR BY PRINCIPAL STOCKHOLDER. Although Charles W. Ergen, the Chairman, Chief Executive Officer and President of EchoStar, currently owns 72% of the total equity securities of EchoStar (assuming exercise of employee stock options), he currently possesses approximately 96% of the total voting power. Thus, Mr. Ergen has the ability to elect a majority of the directors of EchoStar and to control all other matters requiring the approval of EchoStar's stockholders. See "Security Ownership of Certain Beneficial Owners and Management." For Mr. Ergen's total voting power in EchoStar to be reduced to below 51%, his percentage ownership of the equity securities of EchoStar would have to be reduced to below 10%.

     LIMITATIONS ON WARRANTIES AND INSURANCE. Pursuant to satellite construction contracts between Lockheed Martin and EchoStar and certain of its subsidiaries (collectively, the "Satellite Contracts"), and EchoStar's launch services contracts (the "Launch Contracts"), EchoStar and certain of its subsidiaries are the beneficiaries of limited warranties on their satellites and launch vehicles. However, the limited warranties do not cover a substantial portion of the risk inherent in satellite launches or satellite operations.



     EchoStar is required under the 1994 Notes Indenture to maintain in-orbit insurance for EchoStar I and EchoStar II. EchoStar is required under the 1996 Notes Indenture to obtain launch and in-orbit insurance for EchoStar III and is required under the 1997 Notes Indenture to obtain launch and in-orbit insurance for EchoStar IV. EchoStar has procured the required in- orbit insurance for EchoStar I and EchoStar II. The launch insurance policies contain (or are expected to contain), and the insurance policies with respect to in-orbit operation contain (or are expected to contain), standard commercial satellite insurance provisions, including a material change condition, that, if successfully invoked, will give insurance carriers the ability to increase the cost of the insurance (potentially to a commercially impracticable level), require exclusions from coverage that would leave the risk uninsured or rescind their coverage commitment entirely. The in-orbit insurance policies for EchoStar I and EchoStar II also are subject to annual renewal provisions. There can be no assurance that such renewals will be at rates or on terms favorable to EchoStar. If renewal is not possible, there can be no assurance that EchoStar will be able to obtain replacement insurance policies on terms favorable to EchoStar. For example, in the event EchoStar I, EchoStar II or other similar satellites experience anomalies while in orbit, the cost to renew in-orbit insurance could increase significantly or coverage exclusions for similar anomalies could be required. Further, although EchoStar has obtained binders for launch insurance required for EchoStar III and EchoStar IV (including in-orbit insurance for 365 days after launch), there can be no assurance that EchoStar will be able to obtain or maintain insurance for EchoStar III and EchoStar IV. See "Business--Insurance."



     If the launch of any EchoStar satellite is a full or partial failure or if, following launch, any EchoStar satellite does not perform to specifications, there may be circumstances in which insurance will not fully reimburse EchoStar for any loss. In addition, insurance will not reimburse EchoStar for business interruption, loss of business and similar losses that might arise from delay in the launch of any EchoStar satellite. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

     LIMITED LIFE OF SATELLITES. Each EchoStar satellite has a limited useful life. A number of factors affect the useful lives of the satellites, including the quality of their construction, the durability of their component parts, the longevity of their orbits and the launch vehicle used. The minimum design life of each of EchoStar I, EchoStar II, EchoStar III and EchoStar IV is 12 years. There can be no assurance, however, as to the useful lives of the satellites. EchoStar's operating results would be adversely affected in the event the useful life of any of these satellites were significantly shorter than 12 years. The Satellite Contracts contain no warranties in the event of a failure of EchoStar I, EchoStar II, EchoStar III or EchoStar IV following launch. Additionally, a move of any of these satellites, either temporarily or permanently, to another orbital location, would result in a decrease in the orbital life of the satellite of up to six months per movement.

     RISK OF SATELLITE DAMAGE OR LOSS FROM ACTS OF WAR, ELECTROSTATIC STORM AND
SPACE DEBRIS.   The loss, damage or destruction of any EchoStar satellites as a result of military actions or acts of war, anti-satellite devices, electrostatic storm or collision with space debris would have a material adverse effect on EchoStar. EchoStar's insurance policies include customary exclusions including:
(i) military or similar actions; (ii) laser, directed energy or nuclear anti-satellite devices; and (iii) insurrection and similar acts or governmental action.

     STATE TAXES. In addition to being subject to FCC regulation, operators of satellite broadcast systems in the U.S. may be affected by imposition of state and/or local sales taxes on satellite-delivered programming. According to the Satellite Broadcasting and Communications Association, several states, including Maryland, Missouri, North Dakota, New York and Washington, have either adopted or proposed such taxes. Other states are in various stages of considering proposals that would tax providers of satellite-delivered programming and other communications providers. The adoption of state imposed sales taxes could have adverse consequences to the Issuer's business.

                                   USE OF PROCEEDS

     There will be no cash proceeds to the Issuer from the Exchange Offer. The gross proceeds to the Issuer from the Old Notes Offering were approximately $375.0 million, with net proceeds to the Issuer of approximately $362.5 million. The net proceeds from the Old Notes offering will be used to fund: (i) the Satellite Escrow Account; (ii) the Interest Escrow Account; and (iii) subscriber acquisition and marketing expenses, general corporate purposes, and to the extent otherwise available, the construction, launch and insurance of EchoStar III. Although the estimates set forth under "Uses" below represent EchoStar's best estimate of the intended use of the proceeds from the Old Notes Offering, the specific amounts allocated to each use (other than amounts segregated in the Satellite and Interest Escrow Accounts) may change depending on such factors as unanticipated costs or requirements necessary for development and operation of the EchoStar DBS System.

                                                                 (IN MILLIONS)

       SOURCES:
       Net proceeds from the Old Notes Offering (1) . . . . . .     $362.5
                                                                 -------------
                                                                 -------------

    USES:
       Deposit to the Satellite Escrow Account (2). . . . . . .     $112.0
       Deposit to the Interest Escrow Account (3) . . . . . . .      109.0
       Construction, launch and insurance of EchoStar
         III, subscriber acquisition and marketing
         expenses and general corporate purposes. . . . . . . .      141.5
                                                                 -------------
           Total uses . . . . . . . . . . . . . . . . . . . . .     $362.5
                                                                 -------------
                                                                 -------------

----------------------

(1) Net proceeds from the Old Notes Offering are net of approximately $12.5 million of estimated transaction expenses, including discounts and commissions.
(2) Represents the amount placed in escrow to fund, together with the proceeds from the investment thereof, the construction, launch and insurance of EchoStar IV.
(3) Represents the amount placed in escrow to fund, together with the proceeds from the investment thereof, the first five semi-annual interest payments on the Notes.

                             THE EXCHANGE OFFER

PURPOSE OF THE EXCHANGE OFFER

    The sole purpose of the Exchange Offer is to fulfill the obligations of the Issuer and the Guarantors with respect to the registration of the Old Notes.

    The Old Notes were originally issued and sold on June 25, 1997 (the "Issue Date"). Such sales were not registered under the Securities Act in reliance upon the exemption provided in section 4(2) of the Securities Act and Rule 144A promulgated under the Securities Act. In connection with the sale of the Old Notes, the Issuer agreed to file with the Commission a registration statement relating to the Exchange Offer (the "Registration Statement"), pursuant to which the Exchange Notes, consisting of another series of senior subordinated notes of the Issuer covered by such Registration Statement and containing substantially identical terms to the Old Notes, except as set forth in this Prospectus, would be offered in exchange for Old Notes tendered at the option of the holders thereof. If:
(i) the Issuer is not required to file the Registration Statement or permitted to consummate the Exchange Offer because the Exchange Offer is not permitted by applicable law or Commission policy; or (ii) any holder of Transfer Restricted Notes notifies the Issuer within the specific time period that: (A) it is prohibited by law or Commission policy from participating in the Exchange Offer; (B) that it may not resell the Exchange Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and the prospectus contained in the Registration Statement is not appropriate or available for such resales; or (C) that it is a broker-dealer and owns Old Notes acquired directly from the Issuer or an affiliate of the Issuer, the Issuer and the Guarantors will file with the Commission a registration statement (the "Shelf Registration Statement") to cover resales of the Old Notes by the holders thereof who satisfy certain conditions relating to the provision of information in connection with the Shelf Registration Statement.
 For purposes of the foregoing, "Transfer Restricted Notes" means each Old Note until: (i) the date on which such Old Note has been exchanged by a person other than a broker-dealer for an Exchange Note in the Exchange Offer;
(ii) following the exchange by a broker-dealer in the Exchange Offer of a Note for an Exchange Note, the date on which such Exchange Note is sold to a purchaser who receives from such broker-dealer on or prior to the date of such sale a copy of the prospectus contained in the Registration Statement;
(iii) the date on which such Old Note has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement; or (iv) the date on which such Old Note is distributed to the public pursuant to Rule 144 under the Act. If: (a) the Issuer and the Guarantors fail to file any of the Registration Statements required by the Registration Rights Agreement on or before the date specified for such filing; (b) any of such Registration Statements is not declared effective by the Commission on or prior to the date specified for such effectiveness (the "Effectiveness Target Date"); (c) the Issuer and the Guarantors fail to consummate the Exchange Offer within 30 business days of the Effectiveness Target Date with respect to the Registration Statement; or (d) the Shelf Registration Statement or the Registration Statement is declared effective but thereafter ceases to be effective or usable in connection with resales of Transfer Restricted Notes during the periods specified in the Registration Rights Agreement (each such event referred to in clauses (a) through (d) above a "Registration Default") then the Issuer and the Guarantors jointly and severally agree to pay liquidated damages to each holder of Old Notes, with respect to the first 90-day period immediately following the occurrence of such Registration Default in an amount equal to $.05 per week per $1,000 principal amount of Old Notes held by such holder ("Liquidated Damages").
The amount of the Liquidated Damages will increase by an additional $.05 per week per $1,000 principal amount of Old Notes with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of Liquidated Damages of $.40 per week per $1,000 principal amount of Old Notes constituting Transfer Restricted Notes. All accrued Liquidated Damages will be paid by the Issuer on each damages payment date to the Global Note Holder (as defined) by wire transfer to the accounts specified by them or by mailing checks to their registered addressed if no such accounts have been specified. Following the cure of all Registration Defaults the accrual of Liquidated Damages will cease. See "Description of Exchange Notes - Old Notes' Registration rights; Liquidated Damages."

    Holders of Old Notes will be required to make certain representations to the Issuer (as described in the Registration Rights Agreement) in order to participate in the Exchange Offer and will be required to deliver information to be used in connection with the Shelf Registration Statement and to provide comments on the Shelf Registration Statement within the time periods set forth in the Registration Rights Agreement in order to have their Old Notes included in the Shelf Registration Statement and benefit form the provisions regarding Liquidated Damages set forth above.

Terms of the Exchange

    The Issuer hereby offers to exchange, upon the terms and subject to the conditions set forth herein and in the Letter of Transmittal accompanying this Prospectus (the "Letter of Transmittal"), $1,000 in principal amount of Exchange Notes for each $1,000 in principal amount of Old Notes. The terms of the Exchange Notes are substantially identical to the terms of the Old Notes for which they may be exchanged pursuant to this Exchange Offer, except that the Exchange Notes will generally be freely transferable by holders thereof, and the holders of the Exchange Notes (as well as remaining holders of any Old Notes) are not entitled to certain registration rights and certain liquidated damages provisions which are applicable to the Old Notes under the Registration Rights Agreement. The Exchange Notes will evidence the same debt as the Old Notes and will be entitled to the benefits of the Indenture. See "Description of Exchange Notes."

    The Exchange Offer is not conditioned upon any minimum aggregate principal amount of Old Notes being tendered or accepted for exchange.

    Based on its view of interpretations set forth in no-action letters issued by the Staff to third parties, the Issuer believes that Exchange Notes issued pursuant to the Exchange Offer in exchange for the Old Notes may be offered for resale, resold and otherwise transferred by holders thereof (other than any holder which is (i) an Affiliate of the Issuer, (ii) a broker-dealer who acquired Old Notes directly from the Issuer or (iii) a broker-dealer who acquired Old Notes as a result of market making or other trading activities) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such holders' business, and such holders are not engaged in, and do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of such Exchange Notes. Any broker-dealer that resells Exchange Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of Exchange Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. Broker-dealers who acquire Old Notes as a result of market making or other trading activities may use this Prospectus, as supplemented or amended, in connection with resales of the Exchange Notes. The Issuer has agreed that, for a period of 180 days after the Registration Statement is declared effective, they will make this prospectus available to any broker-dealer for use in connection with any such resale. Any holder who tenders in the Exchange Offer for the purpose of participating in a distribution of the Exchange Notes or any other holder that cannot rely upon such interpretations must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction.

    Tendering holders of Old Notes will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of the Old Notes pursuant to the Exchange Offer.

    The Exchange Notes will bear interest from June 25, 1997. Holders of Old Notes whose Old Notes are accepted for exchange will be deemed to have waived the right to have interest accrue, or to receive any payment in respect of interest, on the Old Notes from June 25, 1997 to the date of the issuance of the Exchange Notes. Interest on the Exchange Notes is payable semiannually in arrears on January 1 and July 1 of each year, commencing January 1, 1998; accruing from June 25, 1997 at a rate of 12 1/2% per annum.

EXPIRATION DATE; EXTENSIONS; TERMINATION; AMENDMENTS

    The Exchange Offer expires on the Expiration Date. The term "Expiration Date" means 5:00 p.m., Eastern time, on _______ , 1997 unless the Issuer in its sole discretion extends the period during which the Exchange Offer is open, in which event the term "Expiration Date" means the latest time and date on which the Exchange Offer is open, in which event the term "Expiration Date" means the latest time and date on which the Exchange Offer, as so extended by the Issuer, expires. The Issuer reserves the right to extend the Exchange Offer at any time and from time to time prior to the Expiration Date by giving written notice to First Trust National Association (the "Exchange Agent") and by timely public announcement communicated by no later than 5:00 p.m. on the next business day following the Expiration Date, unless otherwise required by applicable law or regulation, by making a release to the Dow Jones News Service. During any extension of the Exchange Offer, all Old Notes previously tendered pursuant to the Exchange Offer will remain subject to the Exchange Offer.

    The initial Exchange Date will be the first business day following the Expiration Date. The Issuer expressly reserves the right to (i) terminate the Exchange Offer and not accept for exchange any Old Notes for any reason, including if any of the events set forth below under "Conditions to the Exchange Offer" shall have occurred and shall not have been waived by the Issuer and (ii) amend the terms of the Exchange Offer in any manner, whether before or after any tender of the Old Notes. If any such termination or amendment occurs, the Issuer will notify the Exchange Agent in writing and will either issue a press release or give written notice to the holder of the Old Notes as promptly as practicable. Unless the Issuer terminates the Exchange Offer prior to 5:00 p.m., Eastern time, on the Expiration Date, the Issuer will exchange the Exchange Notes for Old Notes on the Exchange Date.

    This Prospectus and the related Letter of Transmittal and other relevant materials will be mailed by the Issuer to record holders of Old Notes and will be furnished to brokers, banks and similar persons whose names, or the names of whose nominees, appear on the lists of holders for subsequent transmittal to beneficial owners of Old Notes.

HOW TO TENDER

    The tender to the Issuer of Old Notes by a holder thereof pursuant to one of the procedures set forth below will constitute an agreement between such holder and the Issuer in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal.

    GENERAL PROCEDURES

    A holder of an Old Note may tender the same by (i) properly completing and signing the Letter of Transmittal or a facsimile thereof (all references in this Prospectus to the Letter of Transmittal shall be deemed to include a facsimile thereof) and delivering the same, together with the certificate or certificates representing the Old Notes being tendered and any required signature guarantees (or a timely confirmation of a book-entry transfer (a "Book-Entry Confirmation") pursuant to the procedure described below), to the Exchange Agent at its address set forth on the back cover of this Prospectus on or prior to the Expiration Date or (ii) complying with the guaranteed delivery procedures described below.

    If tendered Old Notes are registered in the name of the signer of the Letter of Transmittal and the Exchange Notes to be issued in exchange therefor are to be issued (and any untendered Old Notes are to be reissued) in the name of the registered holder, the signature of such signer need not be guaranteed. In any other case, the tendered Old Notes must be endorsed or accompanied by written instruments of transfer in form satisfactory to the Issuer and duly executed by the registered holder and the signature on the endorsement or instrument of transfer must be guaranteed by a bank, broker, dealer, credit union, savings association, clearing agency or other institution (each an "Eligible Institution") that is a member of a recognized signature guarantee medallion program within the meaning of Rule 17Ad-15 under the Exchange Act. If the Exchange Notes and/or Old Notes not exchanged are to be delivered to an address other than that of the registered holder appearing on the note register for the Old Notes, the signature on the Letter of Transmittal must be guaranteed by an Eligible Institution.

    Any beneficial owner whose Old Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender Old Notes should contact such holder promptly and instruct such holder to tender Old Notes on such beneficial owner's behalf. If such beneficial owner wishes to tender such Old Notes himself, such beneficial owner must, prior to completing and executing the Letter of Transmittal and delivering such Old Notes, either make appropriate arrangements to register ownership of the Old Notes in such beneficial owners name or follow the procedures described in the immediately preceding paragraph. The transfer of record ownership may take considerable time.

    BOOK-ENTRY TRANSFER

    The Exchange Agent will make a request to establish an account with respect to the Old Notes at The Depository Trust Company (the "Book-Entry Transfer Facility") for purposes of the Exchange Offer within two business days after receipt of this Prospectus, and any financial institution that is a participant in the Book-Entry Transfer Facility's systems may make book-entry delivery of Old Notes by causing the Book-Entry Transfer Facility to transfer such Old Notes into the Exchange Agent's account at the Book-Entry Transfer Facility in accordance with the Book-Entry Transfer Facility's procedures for transfer. However, although delivery of Old Notes may be effected through book-entry transfer at the Book-Entry Transfer Facility, the Letter of Transmittal, with any required signature guarantees and any other required documents, must, in any case, be transmitted to and received by the Exchange Agent at the address specified on the back cover of this prospectus on or prior to the Expiration Date or the guaranteed delivery procedures described below must be complied with.

    THE METHOD OF DELIVERY OF OLD NOTES AND ALL OTHER DOCUMENTS IS AT THE ELECTION AND RISK OF THE HOLDER. IF SENT BY MAIL, IT IS RECOMMENDED THAT REGISTERED MAIL, RETURN RECEIPT REQUESTED, BE USED, PROPER INSURANCE BE OBTAINED, AND THE MAILING BE MADE SUFFICIENTLY IN ADVANCE OF THE EXPIRATION DATE TO PERMIT DELIVERY TO THE EXCHANGE AGENT ON OR BEFORE THE EXPIRATION DATE.

    Unless an exemption applies under the applicable law and regulations concerning "backup withholding" of federal income tax, the Exchange Agent will be required to withhold, and will withhold 31% of the gross proceeds otherwise payable to a holder pursuant to the Exchange Offer if the holder does not provide his, her, or its taxpayer identification number (social security number or employer identification number, as applicable) and certify that such number is correct. Each tendering holder should complete and sign the main signature form and the Substitute Form W-9 included as part of the Letter of Transmittal, so as to provide the information and certification necessary to avoid backup withholding, unless an applicable exemption exists and is proven in a manner satisfactory to the Issuer and the Exchange Agent.

    GUARANTEED DELIVERY PROCEDURES

    If a holder desires to accept the Exchange Offer and time will not permit a Letter of Transmittal or Old Notes to reach the Exchange Agent before the Expiration Date, a tender may be effected if the Exchange Agent has received at its office listed on the Letter of Transmittal on or prior to the Expiration Date a letter, telegram or facsimile transmission from an Eligible Institution setting forth the name and address of the tendering holder, the principal amount of the Old Notes being tendered, the names in which the Old Notes are registered and, if possible, the certificate numbers of the Old Notes to be tendered, and stating that the tender is being made thereby and guaranteeing that within three New York Stock Exchange trading days after the date of execution of such letter, telegram or facsimile transmission by the Eligible Institution, the Old Notes, in proper form for transfer, will be delivered by such Eligible Institution together with a properly completed and duly executed Letter of Transmittal (and any other required documents). Unless Old Notes being tendered by the above-described method (or a timely Book-Entry Confirmation) are deposited with the Exchange Agent within the time period set forth above (accompanied or preceded by a properly completed Letter of Transmittal and any other required documents), the Issuer may, at its option, reject the tender. Copies of a Notice of Guaranteed Delivery which may be used by Eligible Institutions for the purposes described in this paragraph are available form the Exchange Agent.

    A tender will be deemed to have been received as of the date when the tendering holder's properly completed and duly signed Letter of Transmittal accompanied by the Old Notes (or a timely Book-Entry Confirmation) is received by the Exchange Agent. Issuances of Exchange Notes in exchange for Old Notes tendered pursuant to a Notice of Guaranteed Delivery or letter, telegram or facsimile transmission to similar effect (as provided above) by an Eligible Institution will be made only against deposit of the Letter of Transmittal (and any other required documents) and the tendered Old Notes (or a timely Book-Entry Confirmation).

    All questions as to the validity, form, eligibility (including time of receipt) and acceptance for exchange of any tender of Old Notes will be determined by the Issuer, whose determination will be final and binding. The Issuer reserves the absolute right to reject any or all tenders not in proper form or the acceptances for exchange of which may, in the opinion of counsel to the Issuer, be unlawful. The Issuer also reserves the absolute right to waive any of the conditions of the Exchange Offer or any defect or irregularities in tenders of any particular holder whether or not similar defects or irregularities are waived in the case of other holder. Neither the Issuer, the Exchange Agent nor any other person will be under any duty to give notification of any defects or irregularities in tenders or shall incur any liability for failure to give any such notification. The Issuer's interpretation of the terms and conditions of the Exchange Offer (including the Letter of Transmittal and the instructions thereto) will be final and binding.

TERMS AND CONDITIONS OF THE LETTER OF TRANSMITTAL

    The Letter of Transmittal contains, among other things, the following terms and conditions, which are part of the Exchange Offer:

    The party tendering Old Notes for exchange (the "Transferor") exchanges, assigns and transfers the Old Notes to the Issuer and irrevocable constitutes and appoints the Exchange Agent as the Transferor's agent and attorney-in-fact to cause the Old Notes to be assigned, transferred and exchanged. The Transferor represents and warrants that it has full power and authority to tender, exchange, assign and transfer the Old Notes and to acquire Exchange Notes issuable upon the exchange of such tendered Old Notes, and that, when the same are accepted for exchange, the Issuer will acquire good and unencumbered title to the tendered Old Notes, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim. The Transferor also warrants that it will, upon request, execute and deliver any additional documents deemed by the Issuer to be necessary or desirable to complete the exchange, assignment and transfer of tendered Old Notes. The Transferor further agrees that acceptance of any tendered Old Notes by the Issuer and the issuance of Exchange Notes in exchange therefor shall constitute performance in full by the Issuer of its obligations under the Registration Rights Agreement and that the Issuer shall have no further obligations or liabilities thereunder (except in certain limited circumstances). All authority conferred by the Transferor will survive the death or incapacity of the Transferor and every obligation of the Transferor shall be binding upon the heirs, legal representatives, successors, assigns, executors and administrators of such Transferor.

    By tendering Old Notes and executing the Letter of Transmittal, the Transferor certifies that (a) it is not an Affiliate of the Issuer, that it is not a broker-dealer that owns Old Notes acquired directly from the Issuer or an Affiliate of the Issuer, that it is acquiring the Exchange Notes offered hereby in the ordinary course of such Transferor's business and that such transferor has no arrangement with any person to participate in the distribution of such Exchange Notes. In order to participate in the Exchange Offer, each entity must certify to the Company in the Letter of Transmittal that it is not an Affiliate of the Issuer, that it is not engaged in, and does not intend to engage in, a distribution of the Exchange Notes, and that the Exchange Notes are being acquired in the ordinary course of business.

WITHDRAWAL RIGHTS

    Old Notes tendered pursuant to the Exchange Offer may be withdrawn at any time prior to the Expiration date.

    For a withdrawal to be effective, a written or facsimile transmission notice of withdrawal must be timely received by the Exchange Agent at its address set forth on the back cover of this prospectus prior to the Expiration Date. Any such notice of withdrawal must specify the person named in the Letter of Transmittal as having tendered Old Notes to be withdrawn, the certificate numbers of Old Notes to be withdrawn, the principal amount of Old Notes to be withdrawn, a statement that such holder is withdrawing his election to have such Old Notes exchanged, and the name of the registered holder of such Old Notes, and must be signed by the holder in the same manner as the original signature of the Letter of Transmittal (including any required signature guarantees) or be accompanied by evidence satisfactory to the Issuer that the person withdrawing the tender has succeeded to the beneficial ownership of the Old Notes being withdrawn. The Exchange Agent will return the properly withdrawn Old Notes promptly following receipt of notice of withdrawal. All questions as to the validity of notices of withdrawals, including time of receipt, will be determined by the Issuer, and such determination will be final and binding on all parties.

ACCEPTANCE OF OLD NOTES FOR EXCHANGE; DELIVERY OF EXCHANGE NOTES

    Upon the terms and subject to the conditions of the Exchange Offer, the acceptance for exchange of Old Notes validly tendered and not withdrawn and the issuance of the Exchange Notes will be made on the Exchange Date.

    The Exchange Agent will act as agent for the tendering holders of Old Notes for the purposes of receiving Exchange Notes from the Issuer and causing the Old Notes to be assigned, transferred and exchanged. Upon the terms and subject to conditions of the Exchange Offer, delivery of Exchange Notes to be issued in exchange for accepted Old Notes will be made by the Exchange Agent promptly after acceptance of the tendered Old Notes. Old Notes not accepted for exchange by the Issuer will be returned without expense to the tendering holders (or in the case of Old Notes tendered by book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility pursuant to the procedures described above, such non-exchanged Old Notes will be credited to an account maintained with such Book-Entry Transfer Facility) promptly following the Expiration Date or, if the Issuer terminates the Exchange Offer prior to the Expiration Date, promptly after the Exchange Offer is so terminated.

CONDITIONS TO THE EXCHANGE OFFER

    Notwithstanding any other provision of the Exchange Offer, or any extension of the Exchange Offer, the Issuer will not be required to issue Exchange Notes in respect of any properly tendered Old Notes not previously accepted and may terminate the Exchange Offer (by oral or written notice to the Exchange Agent and by timely public announcement communicated no later than 5:00 p.m. on the next business day following the Expiration Date, unless otherwise required by applicable law or regulation, by making a release to the Dow Jones News Service) or, at its option, modify or otherwise amend the Exchange Offer, if: (a) there shall be threatened, instituted or pending any action or proceeding before, or any injunction, order or decree shall have been issued by, any court or governmental agency or other governmental regulatory or administrative agency or commission, (i) seeking to restrain or prohibit the making or consummation of the Exchange Offer or any other transaction contemplated by the Exchange Offer,
(ii) assessing or seeking any damages as a result thereof or (iii) resulting in a material delay in the ability of the Issuer to accept for exchange some or all of the Old Notes pursuant to the Exchange Offer; (b) any statute, rule, regulation, order or injunction shall be sought, proposed, introduced, enacted, promulgated or deemed applicable to the Exchange Offer or any of the transactions contemplated by the Exchange Offer by any government or governmental authority, domestic or foreign, or any action shall have been taken, proposed or threatened, by any government, governmental authority, agency or court, domestic or foreign, that in the sole judgment of the Issuer, might directly or indirectly result in any of the consequences referred to in clauses
(a)(i) or (ii) above or, in the sole judgment of the Issuer, might result in the holders of Exchange Notes having obligations with respect to resales and transfers of Exchange Notes which are greater than those described in the interpretations of the Staff referred to on the cover page of this Prospectus, or would otherwise make it inadvisable to proceed with the Exchange Offer; or
(c) a material adverse change shall have occurred in the business, condition (financial or otherwise), operations, or prospects of the Issuer.

    The foregoing conditions are for the sole benefit of the Issuer and may be asserted by it with respect to all or any portion of the Exchange Offer regardless of the circumstances (including any action or inaction by the Issuer) giving rise to such condition or may be waived by the Issuer in whole or in part at any time or from time to time in its sole discretion. The failure by the Issuer at any time to exercise any of the foregoing rights will not be deemed a waiver of any such right, and each right will be deemed an ongoing right which may be asserted at any time or from time to time. In addition, the Issuer has reserved the right, notwithstanding the satisfaction of each of the foregoing conditions, to terminate or amend the Exchange Offer.

    Any determination by the Issuer concerning the fulfillment or nonfulfillment of any conditions will be final and binding upon all parties.

    In addition, the Issuer will not accept for exchange any Old Notes tendered, and no Exchange Notes will be issued in exchange for any such Old Notes, if at such time any stop order shall be threatened or in effect with respect to the Registration Statement of which this Prospectus constitutes a part or qualification of the Indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

EXCHANGE AGENT

    First Trust National Association has been appointed as the Exchange Agent for the Exchange Offer. Letters of Transmittal must be addressed to the Exchange Agent at:

         First Trust National Association
         180 East Fifth Street
         St. Paul, Minnesota 55101
         Telephone: (612) 244-1197
         Facsimile: (612) 244-1537
         Attention: Phyllis Meath, Specialized Finance Group

    Delivery to an address other than as set forth herein, or transmission of instructions via a facsimile or telex number other than the ones set forth herein, will not constitute a valid delivery.

SOLICITATION OF TENDERS; EXPENSES

    The Issuer has not retained any dealer-manager or similar agent in connection with the Exchange Offer and will not make any payments to brokers, dealers or others for soliciting acceptances of the Exchange Offer. The Issuer will, however, pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for reasonable out-of-pocket expenses in connection therewith. The Issuer will also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding tenders for their customers. The expenses to be incurred in connection with the Exchange Offer, including the fees and expenses of the Exchange Agent and printing, accounting, investment banking and legal fees, will be paid by the Issuer and are estimated to be approximately $250,000.

    No person has been authorized to give any information or to make any representations in connection with the Exchange Offer other than those contained in this Prospectus. If given or made, such information or representations should not be relied upon as having been authorized by the Issuer. Neither the delivery of this Prospectus nor any exchange made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Issuer since the respective dates as of which information is given herein. The Exchange Offer is not being made to (nor will tenders be accepted from or on behalf of) holders of Old Notes in any jurisdiction in which the making of the Exchange Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction. However, the Issuer may, at its discretion, take such action as it may deem necessary to make the Exchange Offer in any such jurisdiction and extend the Exchange Offer to holders of Old Notes in such jurisdiction. In any jurisdiction the securities laws or blue sky laws of which require the Exchange Offer to be made by a licensed broker or dealer, the Exchange Offer is being made on behalf of the Issuer by one or more registered brokers or dealers which are licensed under the laws of such jurisdiction.

DISSENTER AND APPRAISAL RIGHTS

    HOLDERS OF OLD NOTES WILL NOT HAVE DISSENTERS' RIGHTS OR APPRAISAL RIGHTS IN CONNECTION WITH THE EXCHANGE OFFER.

FEDERAL INCOME TAX CONSEQUENCES

    The exchange of Old Notes for Exchange Notes by tendering holders will not be a taxable exchange for federal income tax purposes, and such holders should not recognize any taxable gain or loss or any interest income as a result of such exchange. See "Certain United States Federal Income Tax Considerations."

OTHER

    Participation in the Exchange Offer is voluntary and holders of Old Notes should carefully consider whether to accept the terms and conditions thereof. Holders of the Old Notes are urged to consult their financial and tax advisors in making their own decisions on what action to take with respect to the Exchange Offer.

    As a result of the making of, and upon acceptance for exchange of all validly tendered Old Notes pursuant to the terms of this Exchange Offer, the Issuer will have fulfilled obligations contained in the terms of the Old Notes and the Registration Rights Agreement. Holders of the Old Notes who do not tender their Old Notes in the Exchange Offer will continue to hold such Old Notes and will be entitled to all the rights, and limitations applicable thereto under the Indenture, except for any such rights under the Registration Rights Agreement which by their terms terminate or cease to have further effect as a result of the making of this Exchange Offer. See "Description of Exchange Notes." All untendered Old Notes will continue to be subject to the restriction on transfer set forth in the Indenture. To the extent that Old Notes are tendered and accepted in the Exchange Offer, the trading market, if any, for any remaining Old Notes could be adversely affected. See" Risk Factors - Consequences of Failure to Exchange Old Notes."

    The Issuer may in the future seek to acquire untendered Old Notes in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. The Issuer has no present plan to acquire any Old Notes which are not tendered in the Exchange Offer.

                                 CAPITALIZATION

   The following table sets forth: (i) the consolidated capitalization of EchoStar, on a historical basis as of March 31, 1997; (ii) the consolidated capitalization of EchoStar, as of March 31, 1997, as adjusted to give effect to the Old Notes Offering; and (iii) the consolidated capitalization of EchoStar as of June 30, 1997. The historical information in this table is derived from the Consolidated Financial Statements of EchoStar, and should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Consolidated Financial Statements and the Notes thereto included elsewhere in this Prospectus. The June 30, 1997 historical information in this table is derived from the Condensed Consolidated Financial Statements of EchoStar, and should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Supplemental Condensed Consolidated Financial Statements and the Notes thereto included elsewhere in this Prospectus.

                                                         AS OF
                                                    MARCH 31, 1997
                                               -------------------------    JUNE 30,
                                                ACTUAL     AS ADJUSTED        1997
                                               ---------                    ----------
                                                          --------------
                                                          (IN THOUSANDS)
                                                           (UNAUDITED)
Cash, cash equivalents, and marketable
  investment securities (1)..................  $  33,980    $  175,480     $  186,883
                                               ---------  --------------   ----------
                                               ---------  --------------   ----------
Long-term obligations (net of current
  portion):
  Mortgages and notes payable................  $  48,298    $   48,298     $   45,379
  1994 Notes.................................    451,907       451,907        467,210
  1996 Notes.................................    398,399       398,399        411,256
  Old Notes..................................         --       375,000        375,000
                                               ---------  --------------   ----------
      Total long-term debt...................    898,604     1,273,604      1,298,845
Stockholders' Equity:
  Preferred Stock, $.01 par value, 20,000,000
    shares authorized, 1,616,681 shares of 8%
    Series A Cumulative Preferred Stock
    issued and outstanding, including accrued
    dividends of $3,648,000 and $3,949,000,
    respectively.............................     18,700        18,700         19,001
  Class A Common Stock, $.01 par value,
    200,000,000 shares authorized, 11,776,406
    and 11,821,513 shares issued and
    outstanding, respectively................        118           118            118
  Class B Common Stock, $.01 par value,
    100,000,000 shares authorized, 29,804,401
    shares issued and outstanding............        298           298            298
  Class C Common Stock, $.01 par value,
    100,000,000 shares authorized, none
    outstanding..............................         --            --             --
  Common Stock Warrants......................         16            16             11
  Additional paid-in capital.................    170,252       170,252        170,701
  Unrealized holding losses on
    available-for-sale securities, net of
    deferred taxes...........................        (12)          (12)           (11)
  Accumulated deficit........................   (178,896)     (178,896)      (242,986)
                                               ---------  --------------   ----------
      Total stockholders' equity (deficit)...     10,476        10,476        (52,868)
                                               ---------  --------------   ----------
Total capitalization.........................  $ 909,080    $1,284,080     $1,245,977
                                               ---------  --------------   ----------
                                               ---------  --------------   ----------

---------------
(1) Excludes amounts in escrow and other restricted cash of approximately $51.5 million and $8.4 million as of March 31, and June 30, 1997, respectively. The March 31, 1997, as adjusted, data and the June 30, 1997 data also excludes $112.0 million and $112.1 million, respectively, placed in the Satellite Escrow Account and approximately $109.0 million and $109.1 million, respectively, placed in the Interest Escrow Account.

                            SELECTED FINANCIAL DATA

    Prior to consummation of the Old Notes Offering, EchoStar contributed all of the outstanding capital stock of ESBC to the Issuer. As a result, ESBC became a direct wholly-owned subsidiary of the Issuer. Similarly, in January 1996 EchoStar contributed all of the outstanding capital stock of Dish to ESBC. The Contribution and the Dish Contribution have been accounted for as reorganizations of entities under common control, in which Dish was treated as the predecessor to ESBC and ESBC was treated as the predecessor to the Issuer. The following selected financial data as of, and for the five years ended December 31, 1996, are derived from the financial statements of the Issuer and the Issuer's predecessor entities, audited by Arthur Andersen LLP, independent public accountants. The following selected financial data at June 30, 1997 and with respect to the six months ended June 30, 1996 and 1997 are unaudited; however, in the opinion of management, such data reflect all adjustments (consisting only of normal recurring adjustments) necessary to fairly present the data for such interim periods. Operating results for interim periods are not necessarily indicative of the results that may be expected for a full year. The data set forth in this table should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations," the Issuer's Consolidated Financial Statements and the Notes thereto and the other financial information included elsewhere in this Prospectus.


                                                                                                        SIX MONTHS ENDED
                                                                YEARS ENDED DECEMBER 31,                    JUNE 30,
                                                    -------------------------------------------------  -------------------
                                                    1992(1)   1993(1)     1994      1995      1996       1996      1997
                                                    --------  --------  --------  --------  ---------  --------  ---------
                                                      (IN THOUSANDS, EXCEPT RATIOS, SUBSCRIBERS AND SATELLITE RECEIVERS
                                                                                    SOLD)                  (UNAUDITED)
STATEMENT OF OPERATIONS DATA:
Revenue:
  DTH products and technical services.............  $157,473  $206,311  $172,753  $146,910  $ 136,377  $ 97,199  $  33,660
  DISH Network-SM- subscription television
    services......................................        --        --        --        --     37,898     6,046     57,588
  DISH Network-SM- promotions -- subscription
    television services and products (2)..........        --        --        --        --     22,746        --     75,825
  C-band programming..............................     6,436    10,770    14,540    15,232     11,921     6,643      4,079
  Loan origination and participation income.......     1,179     3,860     3,690     1,748        789       492        285
                                                    --------  --------  --------  --------  ---------  --------  ---------
Total revenue.....................................   165,088   220,941   190,983   163,890    209,731   110,380    171,437
Expenses:
  DTH products and technical services.............   120,826   161,447   133,635   116,758    123,505    90,278     27,333
  Subscriber promotion subsidies (2)..............        --        --        --        --     35,239        --     31,090
  DISH Network-SM-programming.....................        --        --        --        --     19,079     1,769     45,259
  C-band programming..............................     6,225     9,378    11,670    13,520     10,510     6,058      3,308
  Selling, general and administrative.............    25,708    30,235    30,219    38,504     86,894    29,098     64,690
  Amortization of subscriber acquisition
    costs(2)......................................        --        --        --        --     15,991        92     61,290
  Depreciation and amortization...................     1,043     1,677     2,243     3,114     27,378     9,664     25,298
                                                    --------  --------  --------  --------  ---------  --------  ---------
Total expenses....................................   153,802   202,737   177,767   171,896    318,596   136,959    258,268
                                                    --------  --------  --------  --------  ---------  --------  ---------
Operating income (loss)...........................    11,286    18,204    13,216    (8,006)  (108,865)  (26,579)   (86,831)
                                                    --------  --------  --------  --------  ---------  --------  ---------
                                                    --------  --------  --------  --------  ---------  --------  ---------
Net income (loss).................................  $  7,529  $ 12,272  $     90  $(12,361) $(101,676) $(28,921) $(126,425)
                                                    --------  --------  --------  --------  ---------  --------  ---------
                                                    --------  --------  --------  --------  ---------  --------  ---------
OTHER DATA:
  EBITDA (3)......................................  $ 12,329  $ 19,881  $ 15,459  $ (4,892) $ (65,496) $(16,823) $    (243)
  Ratio of earnings to fixed charges (4)..........      15.0x     18.0x       --        --         --        --
  Deficiency of earnings to fixed charges (4).....        --        --  $ (5,206) $(44,315) $(188,347) $(59,443) $(143,013)
  DBS subscribers (end of period).................                                            350,000    70,000    590,000
  Satellite receivers sold (in units):
    Domestic......................................   116,000   132,000   114,000   131,000    518,000   155,000    348,000
    International.................................    85,000   203,000   289,000   331,000    239,000   126,000     91,000
                                                    --------  --------  --------  --------  ---------  --------  ---------
      Total.......................................   201,000   335,000   403,000   462,000    757,000   281,000    439,000
                                                    --------  --------  --------  --------  ---------  --------  ---------
                                                    --------  --------  --------  --------  ---------  --------  ---------


                                                                                              AS OF
                                               AS OF DECEMBER 31,                        MARCH 31, 1997
                                -------------------------------------------------  ---------------------------    JUNE 30,
                                 1992      1993      1994      1995       1996       ACTUAL    AS ADJUSTED (5)      1997
                                -------  --------  --------  --------  ----------  ----------  ---------------   ----------
                                                                                                 (UNAUDITED)
BALANCE SHEET DATA:
  Cash, cash equivalents and
    marketable investment
    securities (6)............  $22,031  $ 27,232  $233,975  $ 14,159  $   57,245  $   33,517    $  175,017      $  186,883
  Total assets................   88,529   106,476   472,492   559,295   1,085,543   1,084,639     1,459,639       1,433,783
  Long-term obligations (less
    current portion):
    Old Notes (7).............       --        --        --        --          --          --       375,000         375,000
    1994 Notes................       --        --   334,206   382,218     437,127     451,907       451,907         467,210
    1996 Notes................       --        --        --        --     386,165     398,399       398,399         411,256


                                      49

    Notes payable to
      stockholder.............    2,274    14,725        --        --          --          --            --              --
    Other long-term
      obligations.............    4,876     4,702     5,393    33,444      70,465      70,425        70,425          70,296


---------------

(1) Certain of the Issuer's subsidiaries operated under Subchapter S of the Code and comparable provisions of applicable state income tax laws until December 31, 1993. The net income for 1992 and 1993 presented above is net of pro forma taxes of $3,304 and $7,846, respectively, determined as if the Issuer had been subject to corporate Federal and state income taxes for these years. See Note 7 of Notes to the Issuer's Consolidated Financial Statements.

(2) For accounting and financial reporting purposes, the excess of EchoStar's aggregate costs over related transaction proceeds associated with the 1996 Promotion are expensed upon shipment of the equipment and reflected in the Company's consolidated statements of operations as subscriber promotion subsidies. Remaining transaction costs (excluding programming) are capitalized as subscriber acquisition costs and amortized over the initial prepaid subscription period. Programming costs are accrued and expensed as the service is provided. Excluding expected incremental revenues from premium and pay-per-view programming, the accounting treatment described above results in revenue recognition over the initial period of service equal to the sum of programming costs and amortization of subscriber acquisition costs. The excess of transaction costs over related proceeds associated with the 1997 Promotion (which commenced June 1, 1997) will be recognized as subscriber promotion subsidies in the Company's statements of operations. EBITDA in future periods will be negatively affected to the extent that a larger portion of future subscriber additions result from the 1997 Promotion rather than from the 1996 Promotion. This adverse EBITDA impact will result from the immediate recognition of all transaction costs at activation under the 1997 Promotion.

(3) EBITDA represents earnings before interest (net), taxes, depreciation and amortization (including amortization of subscriber acquisition costs of $16.0 million for the year ended December 31, 1996 and $61.3 million for the six months ended June 30, 1997). EBITDA is commonly used in the telecommunications industry to analyze companies on the basis of operating performance, leverage and liquidity. EBITDA is not intended to represent cash flows for the period, nor has it been presented as an alternative to operating income as an indicator of operating performance and should not be considered in isolation or as a substitute for measures of performance determined in accordance with generally accepted accounting principles. See the Issuer's Consolidated Financial Statements and Supplemental Condensed Consolidated Financial Statements contained elsewhere in this Prospectus.

(4) For purposes of computing the ratio of earnings to fixed charges and the deficit of earnings to fixed charges, earnings consist of earnings from continuing operations before income taxes, plus fixed charges. Fixed charges consist of interest incurred on all indebtedness and the computed interest component of rental expense under non-cancelable operating leases. For the years ended December 31, 1994, 1995 and 1996 and the six months ended June 30, 1996 and 1997, earnings were insufficient to cover the fixed charges.

(5) Gives effect to the Old Notes Offering and the application of the net proceeds thereof.

(6) Excludes amounts in escrow and other restricted cash of approximately $51.5 million and $8.4 million as of March 31 and June 30, 1997, respectively. The March 31, 1997, as adjusted data and the June 30, 1997 data also excludes $112.0 million and $112.1 million, respectively placed in the Satellite Escrow Account and approximately $109.0 million and $109.1 million, respectively, placed in the Interest Escrow Account.

(7) The Notes are guaranteed on a subordinated basis by EchoStar. As described above, the predecessor consolidated financial statements of EchoStar and the Issuer through 1994 are the same. Summary consolidated financial data for EchoStar and its subsidiaries for 1995, 1996 and the six months ended June 30, 1996 and 1997 are presented below:

                                                              YEARS ENDED       SIX MONTHS ENDED
                                                             DECEMBER 31,           JUNE 30,
                                                          -------------------  -------------------
                                                            1995      1996       1996      1997

                                                          (IN THOUSANDS)       (UNAUDITED)
STATEMENT OF OPERATIONS DATA:
  Revenue...............................................  $163,890  $ 211,411  $114,991  $ 172,845
  Operating income (loss)...............................    (8,027)  (109,345)  (22,686)   (87,617)
  Net income (loss).....................................   (11,486)  (100,986)  (29,775)  (126,655)
OTHER DATA:
  EBITDA................................................    (4,913)   (65,931)  (12,930)      (842)

                                                                        AS OF
                                                                   MARCH 31, 1997
                                                                ----------------------
                                              DECEMBER 31,                      AS         JUNE 30,
                                            1995       1996       ACTUAL     ADJUSTED        1997
                                          --------  ----------                            ----------
                                                                            (UNAUDITED)
BALANCE SHEET DATA:
  Cash, cash equivalents and marketable
    investment securities...............  $ 37,424  $   58,038  $   33,980  $   175,480   $  187,804
  Total assets..........................   623,091   1,141,380   1,155,990    1,530,990    1,534,480
  Old Notes.............................        --          --          --      375,000      375,000
  Total long-term obligations (excluding
    current portion)....................   415,662     881,872     898,604    1,273,604    1,311,902
  Total stockholders' equity
    (deficit)...........................   156,686      61,197      10,476       10,476      (52,868)

                         MANAGEMENT'S DISCUSSION AND ANALYSIS
                   OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

    THE FOLLOWING DISCUSSION AND ANALYSIS RELATES TO THE CONSOLIDATED RESULTS OF OPERATIONS OF THE ISSUER AND ITS PREDECESSORS, ESBC AND DISH, and THE CONSOLIDATED FINANCIAL CONDITION OF ECHOSTAR. THIS DISCUSSION SHOULD BE READ IN CONJUNCTION WITH THE CONSOLIDATED FINANCIAL STATEMENTS AND THE NOTES THERETO OF THE ISSUER AND ECHOSTAR INCLUDED ELSEWHERE IN THIS PROSPECTUS. PRIOR TO CONSUMMATION OF THE OFFERING OF THE OLD NOTES, ECHOSTAR EFFECTED THE CONTRIBUTION.

Overview

    EchoStar currently operates four related businesses: (i) operation of the DISH Network-SM- and the EchoStar DBS System; (ii) design, manufacture, marketing, installation and distribution of various DTH products worldwide (including EchoStar Receiver Systems and C-band systems); (iii) domestic distribution of DTH programming services; and (iv) consumer financing of EchoStar's domestic products and programming services. During March 1996, EchoStar began broadcasting and selling programming packages available from the DISH Network-SM-. EchoStar expects to derive its future revenue principally from periodic subscription fees for DISH Network-SM- programming and, to a lesser extent, from the sale of DBS equipment. The growth of DBS service and equipment sales has had, and will continue to have, a material negative impact on EchoStar's domestic sales of C-band DTH products. However, during the year ended December 31, 1996, such negative impact was more than offset by sales of EchoStar Receiver Systems. EchoStar expects the decline in its sales of domestic C-band DTH products to continue at an accelerated rate.

    The accompanying results of operations discussion reflects the historical results of the Issuer and its predecessor entities. As substantially all of EchoStar's operations are performed by the Issuer and its subsidiaries, the results of operations of EchoStar do not differ materially from those of the Issuer. For the year ended December 31, 1996 and the three and six months ended June 30, 1997, total consolidated revenues of EchoStar were $211.4 million, $100.8 million and $172.8 million, respectively, as compared to $209.7 million, $100.0 million and $171.4 million, respectively, for the Issuer. EchoStar's loss from operations totaled $109.3 million for the year ended December 31, 1996, compared to $108.9 million for the Issuer. For the three months ended June 30, 1997, EchoStar's and the Issuer's losses from operations were $43.0 million and $43.5 million, respectively. For the six months ended June 30, 1997, EchoStar's and the Issuer's losses from operations were $87.6 million and $86.8 million, respectively. EchoStar's and the Issuer's net losses for the year ended December 31, 1996 and the three months ended June 30, 1997 were $101.0 million and $101.7 million and $63.8 million and $64.5 million, respectively.
EchoStar's and the Issuer's net losses for the six months ended June 30, 1997 were $127.3 million and $126.4 million, respectively. The differences described above result from assets and operations of EchoStar's subsidiaries that are not subsidiaries of the Issuer. Such operations principally consist of the assets and operations of DNCC, Direct Broadcasting Satellite Corporation ("DBSC") and EchoStar Space Corporation. DBSC holds EchoStar III and certain FCC authorizations, and EchoStar Space Corporation holds the launch contracts for EchoStar III and EchoStar IV. The accompanying discussion under "--Liquidity and Capital Resources" is presented for EchoStar.

    ECHOSTAR MARKETING PROMOTIONS. Since August 1996, EchoStar has introduced several marketing promotions, the most significant of which is the 1996 Promotion, which allows independent retailers to offer a standard EchoStar Receiver System to consumers for a suggested retail price of $199 (as compared to the original average retail price in March 1996 of approximately $499), conditioned upon the consumer's prepaid one-year subscription to the DISH Network'sSM America's Top 50 CD programming package for approximately $300. Total transaction proceeds to EchoStar are less than its aggregate costs (equipment, programming and other) for the initial prepaid subscription period for DISH NetworkSM service.

    NEW MARKETING PROMOTION. Beginning June 1, 1997, EchoStar implemented a new marketing program in which independent retailers are permitted to offer standard EchoStar Receiver Systems to consumers for a suggested retail price of $199 (the "1997 Promotion"). Previously, consumers could purchase EchoStar Receiver Systems for approximately $199, but were also required to purchase a prepaid one-year subscription to the DISH Network's-SM- America's Top 50 CD programming package for $300. The 1997 Promotion allows consumers to subscribe to the DISH Network's-SM- various programming offerings on a month-to-month basis without an extended subscription commitment. While there can be no assurance, EchoStar believes that by reducing the "up front" cost to the consumer significantly and eliminating extended subscription commitments, the 1997 Promotion may significantly increase consumer demand for DISH Network-SM-services.

Results of Operations

THREE MONTHS ENDED JUNE 30, 1997 COMPARED TO THE THREE MONTHS ENDED JUNE 30,
1996.

    REVENUE. Total revenue for the three months ended June 30, 1997 was $100.0 million, an increase of $30.6 million, or 44%, as compared to total revenue for the three months ended June 30, 1996 of $69.4 million. The increase in total revenue in 1997 was primarily attributable to DISH Network subscriber growth. As of June 30, 1997, the Company had approximately 590,000 DISH Network subscribers compared to approximately 70,000 at June 30, 1996. The Company expects this trend to continue as it adds additional DISH Network subscribers.

    The increase in total revenue for the three months ended June 30, 1997 was partially offset by a decrease in international and domestic sales of C-band satellite receivers and equipment. As was anticipated, domestic and international demand for C-band DTH products continued to decline during the second quarter of 1997; this decline is expected to continue for the foreseeable future. Consistent with the increases in total revenue during the three months ended June 30,1997, the Company experienced a corresponding increase in trade accounts receivable at June 30, 1997. The Company expects this trend to continue as the number of DISH Network subscribers increases, and as the Company develops additional channels of distribution for DISH Network equipment.

    Revenue from domestic sales of DTH products and technical services decreased $46.8 million, or 92%, to $4.1 million during the three months ended June 30, 1997. Domestically, the Company sold approximately 174,000 satellite receivers during the three months ended June 30, 1997, as compared to approximately 110,000 receivers sold during the comparable period in 1996. Of the total number of satellite receivers sold during the three months ended June 30, 1997, approximately 173,000 were EchoStar Receiver Systems. Although there was a significant increase in the number of satellite receivers sold in the second quarter of 1997 as compared to same quarter in 1996, overall revenue from domestic sales of DTH products decreased as a result of decreased prices charged for DBS receivers combined with the revenue recognition policy applied to DBS satellite receivers sold under the Company's promotions.


    Revenue from international sales of analog DTH products for the three months ended June 30, 1997 was $6.1 million, a decrease of $3.5 million, or 36%, as compared to the same period in 1996. This decrease was principally attributable to a decrease in the number of analog satellite receivers sold, combined with decreased prices on products sold. Internationally, the Company sold approximately 38,000 analog satellite receivers in the three months ended June 30, 1997, a decrease of 25%, compared to approximately 51,000 units sold during the comparable period of 1996. Overall, international demand for the Company's analog DTH products continued to decline in the second quarter of 1997 as a result of consumer anticipation of new international digital services.
This international decline in demand for analog satellite receivers, which was expected by the Company, is similar to the decline which has occurred in the United States. As more fully described below, EchoStar expects to focus its future international efforts on the sale of digital set-top boxes and the provision of consulting services to other DBS operators. As a result, during the remainder of 1997, EchoStar expects to streamline its international operations, including selected personnel reductions and the eventual elimination of all sales of analog DTH products.



    To expand its presence in international markets, the Company has entered into distribution and consulting agreements with international digital service providers. In January 1997, the Company entered into an agreement (the "ExpressVu Agreement") with ExpressVu, Inc. ("ExpressVu") a majority owned subsidiary of BEC, Inc. ("Bell Canada"). The first phase of this agreement includes an initial order for 62,000 satellite receivers, and primary uplink integration payments, which combined are expected to exceed $40.0 million. Pursuant to the ExpressVu Agreement, the Company is assisting ExpressVu with the construction of a digital broadcast center for use in conjunction with ExpressVu's planned DTH service and will act as a distributor of satellite receivers and related equipment for ExpressVu's Canadian DTH service. Among other things, the Company has agreed not to provide DTH service in Canada and ExpressVu has agreed not to provide DTH service, including DBS service, in the U.S. The Company recognized revenues of approximately $11.9 million related to the ExpressVu Agreement during the three months ended June 30, 1997 (included within the "DTH products and technical services" caption in the Company's statements of operations).



    Additionally, in June 1997, Distribuidora de Television Digital S.A. ("Telefonica"), a DBS joint venture in Spain, selected the Company to supply digital set-top boxes for its satellite television service scheduled to launch in September 1997. Revenues from Telefonica's initial order of 100,000 digital set-top boxes are expected to approximate $40.0 million. The Company expects to begin delivery of set-top boxes to Telefonica in September 1997 and to fulfill approximately one-half of the contract during the remainder of 1997. The Company expects to fulfill the remainder of the contract during early 1998.


    While the Company continues to actively pursue other similar distribution opportunities, no assurance can be given that any such additional negotiations will be successful. Further, the Company's future revenue from the sale of DBS equipment and receivers in international markets depends largely on the success of the DBS operator in that country, which, in turn, depends on other factors, such as the level of consumer acceptance of DBS products and the intensity of competition for international subscription television subscribers. No assurance can be given regarding the level of expected future revenues which could be generated from the Company's alliances with these, and potentially other, foreign DBS operators.

    C-band programming revenue totaled $1.9 million for the three months ended June 30, 1997, a decrease of $1.3 million, or 40%, compared to the three months ended June 30, 1996. This decrease was primarily attributable to the industry-wide decline in demand for domestic C-band programming services. C-band programming revenue is expected to continue to decrease for the foreseeable future.

    DTH AND DISH NETWORK EXPENSES. DTH and DISH Network expenses for the three months ended June 30, 1997 aggregated $63.8 million, an increase of $1.7 million, or 3% compared to the same period in 1996. DTH products and technical services expenses decreased $39.4 million, or 69%, to $18.1 million for the three months ended June 30, 1997. These expenses include the costs of C-band systems and the costs of EchoStar Receiver Systems and related components sold prior to commencement of the Company's promotions. Subscriber promotion subsidies aggregated $18.3 million for the three months ended June 30, 1997 and represent expenses associated with the Company's various promotions. DISH Network programming expenses totaled $25.8 million for the three months ended June 30, 1997 as compared to $1.7 million for the comparable period in 1996. The Company expects that DISH Network programming expenses will continue to increase in future periods in proportion to increases in the number of DISH Network subscribers. Such expenses, relative to related revenues, will vary based on the services subscribed to by DISH Network customers, the number and types of pay-per-view events purchased by subscribers, and the extent to which the Company is able to realize volume discounts from programming providers.

    C-band programming expenses totaled $1.5 million for the three months ended June 30, 1997, a decrease of $1.3 million, or 46%, as compared to the same period in 1996. This decrease is consistent with the decrease in C-band programming revenue. As previously described, demand for C-band DTH products continued to decrease as a result of the introduction and widespread consumer acceptance of DBS products and services.

    SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative ("SG&A") expenses totaled $33.8 million for the three months ended June 30, 1997, an increase of $15.4 million as compared to the same period in 1996. SG&A expenses as a percentage of total revenue increased to 34% for the three months ended June 30, 1997 as compared to 27% for the same period in 1996. The increase in SG&A expenses was principally attributable to increased personnel expenses to support the growth of DISH Network service and increased expenses associated with the operation of EchoStar's digital broadcast center and DBS satellites (collectively the "EchoStar DBS System").

    EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION. Earnings before interest, taxes, depreciation and amortization (including amortization of subscriber acquisition costs) ("EBITDA") was $2.4 million for the three months ended June 30, 1997, an improvement of $13.5 million, compared to negative EBITDA of $11.2 million during the same period of 1996. This improvement in EBITDA resulted from the factors affecting revenue and expenses discussed above.

    DEPRECIATION AND AMORTIZATION. Depreciation and amortization expenses for the three months ended June 30, 1997 (including amortization of subscriber acquisition costs of $92,000 and $33.2 million for the three months ended June 30, 1996 and June 30, 1997, respectively), aggregated $45.9 million, an increase of $39.5 million, as compared to the same period 1996. The increase in depreciation and amortization expenses principally resulted from amortization of subscriber acquisition costs and depreciation expense associated with the Company's second DBS satellite, EchoStar II (placed in service during the fourth quarter of 1996).

    OTHER INCOME AND EXPENSE. Other expense, net totaled $20.9 million for the three months ended June 30, 1997, an increase of $6.4 million, as compared to the same period 1996. The increase in other income and expense in the second quarter of 1997 resulted primarily from a decrease interest income of approximately $4.4 million as a result of a decrease in invested balances. Additionally, interest expense increased $2.0 million as compared to the same period of 1996 as a result of the continued accretion of the 1994 Notes and 1996 Notes. The Company capitalized interest of approximately $8.6 million during the three months ended June 30, 1997, compared to approximately $5.5 million during the three months ended June 30, 1996.

    INCOME TAX BENEFIT. The decrease in the income tax benefit of $11.0 million (from $11.0 million for the three months ended June 30, 1996 to an income tax provision of $25,000 for the three months ended June 30, 1997) principally resulted from the Company's decision to fully reserve the second quarter addition to its net deferred tax asset. The Company's net deferred tax assets (approximately $67.4 million at June 30, 1997) relate to temporary differences for amortization of original issue discount on the 1994 Notes and 1996 Notes, net operating loss carryforwards, and various accrued expenses which are not deductible until paid. If future operating results differ materially and adversely from the Company's current expectations, its judgment regarding the magnitude of its reserve may change.

SIX MONTHS ENDED JUNE 30, 1997 COMPARED TO THE SIX MONTHS ENDED JUNE 30, 1996.


    REVENUE. Total revenue for the six months ended June 30, 1997 was $171.4 million, an increase of $61.0 million, or 55%, as compared to total revenue for the six months ended June 30, 1996 of $110.4 million. The increase in total revenue in 1997 was primarily attributable to the introduction of the Company's DISH Network service during March 1996, combined with significant DISH Network subscriber growth since the launch of service. As of June 30, 1997, EchoStar had approximately 590,000 DISH Network subscribers compared to approximately 70,000 at June 30, 1996 and 350,000 at December 31, 1996.


    The increase in total revenue for the six months ended June 30, 1997 was partially offset by a decrease in international and domestic sales of C-band satellite receivers and equipment. The domestic and international demand for C-band DTH products continued to decline during the first half of 1997.

    Revenue from domestic sales of DTH products and technical services decreased $66.2 million, or 88%, to $8.8 million for the six months ended June 30, 1997. Domestically, the Company sold approximately 348,000 satellite receivers during the six months ended June 30, 1997, as compared to approximately 155,000 receivers sold during the comparable period of 1996. Of the total number of satellite receivers sold during the six months ended June 30, 1997, approximately 345,000 were EchoStar Receiver Systems. Although there was a significant increase in the number of satellite receivers sold during the six months ended June 30, 1997 as compared to same period in 1996, overall revenue from domestic sales of DTH products decreased as a result of decreased prices charged for DBS satellite receivers combined with the revenue recognition policy applied to DBS satellite receivers sold under the Company's promotions.

    Revenue from international sales of analog DTH products for the six months ended June 30, 1997 totaled $13.0 million, a decrease of $9.3 million, or 42%, as compared to the same period in 1996. This decrease was directly attributable to a decrease in the number of analog satellite receivers sold, combined with decreased prices on products sold. Internationally, the Company sold approximately 91,000 analog satellite receivers during the six months ended June 30, 1997, a decrease of 28%, compared to approximately 126,000 units sold in the comparable period in 1996. As previously described, the Company also recognized revenues totaling $11.9 million during the six months ended June 30, 1997 related to the ExpressVu Agreement.

    C-band programming revenue totaled $4.1 million for the six months ended June 30, 1997, a decrease of $2.6 million, or 39%, compared to the six months ended June 30, 1996. This decrease was primarily attributable to the industry-wide decline in demand for domestic C-band programming services.

    DTH AND DISH NETWORK EXPENSES. DTH and DISH Network expenses for the six months ended June 30, 1997 aggregated $107.0 million, an increase of $8.9 million, or 9% compared to the same period in 1996. DTH products and technical services expense decreased $62.9 million, or 70%, to $27.3 million during the six months ended June 30, 1997. These expenses include the costs of C-band systems and the costs of EchoStar Receiver Systems and related components sold prior to commencement of the Company's promotions. Subscriber promotion subsidies aggregated $31.1 million for the six months ended June 30, 1997. DISH Network programming expenses totaled $45.3 million for the six months ended June 30, 1997 as compared to $1.8 million for the comparable period in 1996. This increase is directly attributable to the increase in DISH Network subscribers at June 30, 1997 compared to June 30, 1996.

    C-band programming expenses totaled $3.3 million for the six months ended June 30, 1997, a decrease of $2.8 million, or 45%, as compared to the same period in 1996. This decrease is consistent with the decrease in C-band programming revenue.

    SELLING, GENERAL AND ADMINISTRATIVE EXPENSES.  SG&A expenses totaled
$64.7 million for the six months ended June 30, 1997, an increase of $35.6 million as compared to the same period in 1996. SG&A expenses as a percentage of total revenue increased to 38% for the six months ended June 30, 1997 as compared to 26% for the same period in 1996. The increase in SG&A expenses was principally attributable to increased personnel expenses to support the growth of DISH Network service and increased expenses associated with the operation of the EchoStar DBS System. In future periods, the Company expects that SG&A expenses as a percentage of total revenue will decrease as subscribers are added.

    EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION. EBITDA was negative $243,000 for the six months ended June 30, 1997, an improvement of $16.6 million, compared to negative EBITDA of $16.8 million for the same period in 1996. This improvement in negative EBITDA resulted from the factors affecting revenue and expenses discussed above.

    DEPRECIATION AND AMORTIZATION. Depreciation and amortization expenses for the six months ended June 30, 1997 (including amortization of subscriber acquisition costs of $92,000 and $61.3 million for the six months ended June 30, 1996 and June 30, 1997, respectively) aggregated $86.6 million, an increase of $76.8 million, as compared to the same period 1996. The increase in depreciation and amortization expenses primarily was attributable to amortization of subscriber acquisition costs and depreciation expense associated with EchoStar II.

    OTHER INCOME AND EXPENSE. Other expense, net totaled $39.6 million for the six months ended June 30, 1997, an increase of $21.1 million, as compared to the same period 1996. The increase in other expense in the first half of 1997 resulted primarily from an increase in interest expense associated with the March 1996 issuance of the 1996 Notes and 1997 Notes combined with the continued accretion of the 1994 Notes. Additionally, interest income decreased $4.8 million as a result of a decrease in invested balances. The Company capitalized $16.6 million and $14.4 million of interest in the six months ended June 30, 1997 and 1996, respectively.

    INCOME TAX BENEFIT. The decrease in the income tax benefit of $16.1 million (from $16.1 million for the six months ended June 30, 1996 to an income tax provision of $44,000 for the six months ended June 30, 1997) principally resulted from the Company's decision to fully reserve the 1997 additions to its net deferred tax asset.

YEAR ENDED DECEMBER 31, 1996 COMPARED TO YEAR ENDED DECEMBER 31, 1995.

   REVENUE. Total revenue for 1996 was $209.7 million, an increase of $45.8 million, or 28%, as compared to total revenue for 1995 of $163.9 million. The increase in total revenue in 1996 was primarily attributable to the introduction of EchoStar's DISH Network-SM- service during March 1996. In the future, the Issuer expects to derive its revenue principally from DISH Network-SM-subscription television services. As of December 31, 1996, the Issuer had approximately 350,000 DISH Network-SM- subscribers.

    The increase in total revenue in 1996 was partially offset by a decrease in international and domestic sales of C-band satellite receivers and equipment. The domestic and international markets for C-band DTH products continued to decline during 1996. Consistent with the increases in total revenue during 1996, EchoStar experienced a corresponding increase in trade accounts receivable at December 31, 1996.

    Revenue from domestic sales of DTH products and technical services increased $5.2 million, or 6%, to $98.9 million during 1996. Domestically, the Issuer sold approximately 518,000 satellite receivers in 1996, an increase of 295% as compared to approximately 131,000 receivers sold in 1995. Of the total number of satellite receivers sold during 1996, approximately 474,000 were EchoStar Receiver Systems. Although there was a significant increase in the number of satellite receivers sold in 1996 as compared to 1995, overall revenue did not increase proportionately as a result of the revenue recognition policy applied to DBS satellite receivers sold under the 1996 Promotion, combined with decreasing sales of, and lower prices charged for, C-band products. Included in the number of DTH satellite receivers sold are sales of a competitor's DBS receiver manufactured and supplied by a third-party manufacturer. Such sales, which ceased during the second quarter of 1996 coincident with the launch of the DISH Network-SM- service, totaled approximately 19,000 units during 1996, as compared to 67,000 units sold in 1995. Revenues generated from the sale of competitor DBS receivers aggregated $8.0 million during 1996, compared to $34.0 million in 1995. No revenue will be generated from the sale of competitor DBS receivers in 1997.

    Revenue from international sales of DTH products for the year ended December 31, 1996 was $37.5 million, a decrease of $15.8 million, or 30%, as compared to 1995. This decrease was directly attributable to a decrease in the number of analog satellite receivers sold, combined with decreased prices on products sold. Internationally, EchoStar sold approximately 239,000 analog satellite receivers in 1996, a decrease of 28%, compared to approximately 331,000 units sold in 1995.

    C-band programming service revenue totaled $11.9 million in 1996, a decrease of $3.3 million, or 22%, compared to 1995. This decrease was primarily attributable to the industry-wide decline in demand for domestic C-band programming services. C-band programming revenue is expected to continue to decrease for the foreseeable future.

    Loan origination and participation income in 1996 was $789,000, a decrease of $959,000, or 55%, as compared to 1995. The decrease in loan origination and participation income during 1996 was primarily due to the commencement of operations of DNCC in 1996. DNCC is a subsidiary of EchoStar, not of the Issuer. The introduction of the DISH Network-SM- has increased the number of consumer loans and leases funded, but since DNCC is the responsible entity, this increase is not reflected in ESBC's statements of operations.

    DTH AND DISH NETWORK-SM- EXPENSES. DTH and DISH Network-SM- expenses in 1996 aggregated $188.3 million, an increase of $58.1 million, or 45%, as compared to 1995. This increase is directly attributable to the introduction of DISH Network-SM- service in March 1996, partially offset by decreases in other DTH expenses. DTH products and technical services expense increased $6.7 million, or 6%, to $123.5 million during 1996. These expenses include the costs of EchoStar Receiver Systems and related components sold prior to commencement of the 1996 Promotion. Subscriber promotion subsidies aggregated $35.2 million during 1996 and represent expenses associated with the 1996 Promotion. DISH Network-SM-programming expenses totaled $19.1 million for the year ended December 31, 1996.

    C-band programming expenses totaled $10.5 million during the year ended December 31, 1996, a decrease of $3.0 million, or 22%, as compared to 1995. This decrease is consistent with the decrease in C-band programming revenue. Gross margins realized on C-band programming sales remained relatively constant.

    SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. SG&A expenses totaled $86.9 million in 1996, an increase of $48.4 million or 126%, as compared to 1995. Such expenses as a percentage of total revenue increased to 41% in 1996 as compared to 23% in 1995. The increase in SG&A expenses was principally attributable to:
(i) increased personnel expenses as a result of introduction of DISH Network-SM-service in March 1996 (EchoStar's number of employees doubled during 1996 as compared to 1995); (ii) marketing and advertising expenses associated with the launch and ongoing operation of the DISH Network-SM-; (iii) increased expenses related to the Digital Broadcast Center, which commenced operations in the third quarter of 1995; and (iv) increased expenses associated with operation of DISH Network-SM- call centers and subscription management related services.

    EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION. EBITDA (including amortization of subscriber acquisition costs of $16.0 million for the year ended December 31, 1996) for 1996 was a negative $65.5 million, an increase of $60.6 million, as compared to negative $4.9 million in 1995. This increase in negative EBITDA resulted from the factors affecting revenue and expenses described above.

    DEPRECIATION AND AMORTIZATION. Depreciation and amortization expense for the year ended December 31, 1996, including the amortization of subscriber acquisition costs, aggregated $43.4 million, an increase of $40.3 million, as compared to 1995. The increase in depreciation and amortization expenses resulted from depreciation expenses associated with the Digital Broadcast Center, EchoStar I and EchoStar II (placed in service during the fourth quarter of 1995, the first quarter of 1996, and the fourth quarter of 1996, respectively), and amortization of subscriber acquisition costs.

    OTHER INCOME AND EXPENSE. Other expense, net totaled $47.7 million in 1996, an increase of $37.1 million, as compared to 1995. The increase in other expense in 1996 resulted primarily from an increase in interest expense associated with the issuance of the 1996 Notes. This increase in interest expense was partially offset by an increase in interest income attributable to increases in invested balances as a result of the investment of proceeds received from the issuance of the 1996 Notes. Interest capitalized relating to development of the EchoStar DBS System during 1996 was $19.8 million (compared to $25.0 million during 1995).

    INCOME TAX BENEFIT. The increase in the income tax benefit of $48.7 million (from $6.2 million in 1995 to $54.9 million in 1996) principally resulted from the increase in EchoStar's loss before income taxes. EchoStar's net deferred tax assets (approximately $67.0 million at December 31, 1996) relate to temporary differences for amortization of original issue discount on the 1994 and 1996 Notes, net operating loss carryforwards, and various accrued expenses which are not deductible until paid. No valuation allowance was provided because EchoStar believed it was more likely than not that these deferred tax assets would ultimately be realized.

YEAR ENDED DECEMBER 31, 1995 COMPARED TO YEAR ENDED DECEMBER 31, 1994.

    REVENUE. Total revenue for 1995 was $163.9 million, a decrease of $27.1 million, or 14%, as compared to total revenue for 1994 of $191.0 million. Revenue from domestic sales of DTH products for 1995 was $93.6 million, a decrease of $25.4 million, or 21%, as compared to 1994. This decrease in domestic revenues was primarily due to an expected decline of $26.9 million, or 23%, in revenue from sales of satellite receivers and related accessories, during 1995, as compared to 1994. The decrease in domestic revenues for 1995 was partially offset by $12.5 million in sales of non-proprietary descrambler modules compared to $11.0 million in 1994. The domestic market for C-band DTH products continued to decline during 1995. EchoStar also decreased its emphasis on relatively high cost, low margin descrambler modules beginning in the second quarter of 1994.

    Domestically, EchoStar sold approximately 131,000 satellite receivers in 1995, an increase of 15% as compared to approximately 114,000 receivers sold in 1994. Although there was an increase in the number of satellite receivers sold in 1995 as compared to 1994, overall revenues declined as a result of a change in product mix resulting from the introduction of lower priced DBS receivers and related accessories, and an approximate 23% reduction in the average selling price of C-band receivers. Included in the number of satellite receivers sold are those sold for a competitor's DBS system ("Competitor DBS Receivers") manufactured and supplied by a third party manufacturer ("Competing DBS Manufacturer") which totaled approximately 67,000 for 1995, as compared to 21,000 for 1994. Competitor DBS Receiver revenues were $34.0 million for 1995, as compared to $15.0 million for 1994. Competitor DBS Receiver revenues were 21% of total revenues for 1995.

    Revenue from international sales of DTH products for 1995 was $53.3 million, a decrease of approximately $500,000, or 1%, as compared to 1994. The decrease for 1995 resulted principally from reduced sales to the Middle East where EchoStar's largest international DTH customer is based. This decline was partially offset by increased sales in Africa. Revenue from sales of DTH products in the Middle East suffered beginning in August 1995 as a result of restrictions implemented against imports. Historic sales levels may not be reached because of new digital service planned for the Middle East beginning in the first quarter of 1996. Internationally, EchoStar sold approximately 331,000 satellite receivers in 1995, an increase of 15%, compared to approximately 289,000 units sold during 1994. The increase was primarily due to a continued emphasis by EchoStar on lower priced products in 1995 to meet marketplace demands. For 1995, the effects of volume increases were offset by a 17% decrease in the average selling price as compared to 1994.

    In the second half of 1994 and throughout 1995, an increasing percentage of domestic DTH satellite retailers relied on attractive financing packages to generate sales. During most of 1994, certain of EchoStar's competitors offered consumer financing that retailers considered more attractive than financing offered by EchoStar. This competitive financing advantage resulted in retailers selling competing products rather than EchoStar products and was partially responsible for the decline in C-band DTH unit sales and revenue.

    Commencing in 1995, EchoStar stopped receiving monthly participation payments from Household Retail Services, Inc. ("HRSI") on its loan portfolio, contributing to a decrease in loan origination and participation income from 1994. Loan origination and participation income for 1995 was $1.7 million, a decrease of $1.9 million, or 53%, compared to 1994.

    EchoStar aggressively marketed its C-band DTH products by offering competitive pricing and financing in order to minimize the decline in domestic C-band DTH sales resulting from the increased popularity of "-SM-all dish" equipment. Additionally, EchoStar sold competitor DBS Receivers for reception of programming offered by other service providers. Competitor DBS Receiver sales partially offset the decline in domestic C-band sales in 1995.

    Programming revenue for 1995 was $15.2 million, an increase of $692,000, or 5%, as compared to 1994. The increase was primarily due to additional sales of programming packages through retailers and, to a lesser extent, the renewal and retention of existing customers as a result of more attractive pricing and more effective marketing.

    DTH EXPENSES. Costs of DTH products sold were $130.3 million for 1995, a decrease of $15.0 million, or 13%, as compared to 1994. The decrease in DTH operating expenses for 1995 resulted primarily from the decrease in sales of DTH products. DTH product expenses as a percentage of DTH product revenue were 79% for 1995, as compared to 77% for 1994. The increase was principally the result of declining sales prices of C-band DTH products as described above, during 1995 as compared to 1994.

    C-band programming expenses were $13.5 million for 1995, an increase of $1.9 million, or 16%, as compared to 1994. Programming expenses as a percentage of programming revenue were 89% for 1995 as compared to 80% for 1994. Programming expenses increased at a greater rate than revenues from programming principally because the prior periods included the flow through of certain volume discounts.

    SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. SG&A expenses totaled $38.5 million for 1995, an increase of $8.3 million, or 27%, as compared to 1994. Such expenses as a percentage of total revenue increased to 23% for 1995 as compared to 16% for 1994. The change was principally the result of the reduction of revenues from domestic sales of DTH products and increased costs to support, among other things, expansion of the EchoStar DTH product installation network and administrative costs associated with development of the DISH Network-SM-. In addition, $1.1 million of compensation expense was recorded with regard to 55,000 shares of Class A Common Stock contributed by EchoStar to EchoStar's 401(k) plan.

    Research and development costs totaled $5.0 million during 1995 as compared to $5.9 million during 1994. The decrease was principally due to the reduction in research necessary to provide C- band receivers to domestic and international markets. EchoStar expenses such costs as incurred and includes such costs in selling, general and administration expenses.

    EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION. EBITDA for 1995 was a negative $4.9 million, a decrease of $20.4 million, or 132%, as compared to 1994. The decrease resulted from the factors affecting revenue and expenses discussed above.

    DEPRECIATION AND AMORTIZATION. Depreciation and amortization expenses totaled $3.1 million during 1995, an increase of $871,000, or 39%, as compared to 1994. The overall increase primarily resulted from depreciation on assets placed in service during the third and fourth quarters of 1995.

    OTHER INCOME AND EXPENSE. Other expense for 1995 was $10.5 million, a decrease of $2.2 million, or 17%, as compared to 1994. The difference in other income and expense for 1995 compared to 1994 resulted primarily from the amortization of original issue discount and deferred debt issuance costs of $23.5 million in 1995, and $20.7 million in 1994, net of capitalized interest, on the 1994 Notes, which were issued on June 7, 1994. Other expense was reduced by investment income on monies deposited in an escrow account of $8.8 million for 1995, and $6.5 million for 1994. Interest capitalized relating to development of the EchoStar DBS System for 1995 totaled $25.0 million as compared to $5.7 million for 1994.

    BENEFIT FROM/PROVISION FOR INCOME TAXES. An income tax benefit of $6.2 million was recognized during 1995 as compared to the income tax provision for 1994 of $399,000. This change was principally the result of changes in components of income and expenses discussed above during 1995 and 1994, respectively. EchoStar's deferred tax assets (approximately $13.9 million at December 31, 1995) relate principally to temporary differences for amortization of original issue discount on the 1994 Notes and various accrued expenses which are not deductible until paid. No valuation allowance was provided because EchoStar believed it was more likely than not that these assets would be realized.

Liquidity and Capital Resources

    EchoStar's working capital and capital expenditure requirements were substantial during the three-year period ended December 31, 1996. Those expenditures principally resulted from the construction of EchoStar's DBS system during 1994, 1995 and 1996, and the commercial launch of DISH Network-SM- service in March 1996. Capital expenditures, including expenditures for satellite systems under construction, totaled $119.3 million, $133.6 million and $221.9 million during the years ended December 31, 1994, 1995 and 1996, respectively, and $81.5 million and $67.1 million during the six-month periods ended June 30, 1996 and 1997, respectively. Additionally, during 1996, EchoStar expended $55.4 million for DBS authorizations obtained from the FCC, principally relating to the Company's acquisition of 24 DBS frequencies at the 148 DEG. WL orbital slot. Those frequencies were acquired at the FCC's January 1996 auction of certain DBS frequencies.


    During 1994, 1995 and 1996 and the six months ended June
30, 1997, EchoStar's capital expenditure and working capital requirements principally were funded from proceeds of the 1994 Notes offering, the 1995 initial public offering of EchoStar's Class A Common Stock (the "IPO"), and the 1996 Notes offering. In June 1994, EchoStar issued 624,000 units consisting of $624.0 million principal amount at stated maturity of the 1994 Notes and 3,744,000 Warrants (representing 2,808,000 shares of EchoStar Class A Common Stock) for aggregate net proceeds to the Company of approximately $323.3 million. In June 1995,

EchoStar completed the IPO of 4.0 million shares of its Class A Common Stock, resulting in net proceeds to EchoStar of approximately $62.9 million. In
March 1996, ESBC consummated the 1996 Notes offering. In connection therewith, ESBC issued $580.0 million principal amount at stated maturity of 1996 Notes, resulting in aggregate net proceeds to the Company of approximately $337.0 million. As of June 30, 1997, substantially all of the Warrants issued in connection with the 1994 Notes Offering had been exercised.



    In June 1997, the Issuer consummated the 1997 Notes offering resulting in net proceeds of approximately $362.5 million, including approximately $109.0 million restricted to fund interest payments on the 1997 Notes through January 1, 2000 (the "Interest Escrow").



    On October 2, 1997, EchoStar consummated the Preferred Stock.  The
Preferred Stock Offering resulted in net proceeds to EchoStar of approximately $193.0 million. The Senior Preferred Stock was issued in a private placement pursuant to Rule 144A of the Securities Act. Each share of Senior Preferred Stock will have a liquidation preference of $1,000 per share. Dividends on the Senior Preferred Stock are payable quarterly in arrears, commencing on January 1, 1998. EchoStar may, at its option, pay dividends in cash or by issuing additional shares of Senior Preferred Stock having an aggregate liquidation preference equal to the amount of such dividends. EchoStar may, at its option, exchange all, but not less than all, of the shares of Senior Preferred Stock then outstanding for the Senior Exchange Notes. The Senior Exchange Notes will bear interest at a rate of 12 1/8% per annum, payable semiannually in arrears on April 1 and October 1 of each year, commencing with the first such date to occur after the date of the exchange. Interest on the Senior Exchange Notes may, at the option of EchoStar, be paid in cash or by issuing additional Senior Exchange Notes in an aggregate principal amount equal to the amount of such interest. EchoStar presently intends to use the net proceeds of the Preferred Stock Offering to fund subscriber acquisition and marketing expenses and for other general corporate purposes.



    During the years ended December 31, 1995 and 1996, net cash flows used in operations totaled $20.3 million and $27.4 million, respectively. Net cash flows used in operations totaled $9.2 million for the six months ended June 30, 1997, compared to $20.1 million used by operations for the six months ended June 30, 1996. EchoStar anticipates that its capital expenditure and working capital requirements, including subscriber acquisition costs, will increase substantially throughout 1997 as it aggressively builds its DISH Network-SM-subscriber base. Such working capital requirements could vary if any of the following, among other factors, occur: (i) subscriptions to DISH Network-SM-programming differ from anticipated levels; (ii) actual expenses differ from present estimates; or (iii) the investment in subscriber acquisition costs increases from planned levels. EchoStar had anticipated meeting its 1997 capital requirements with $200.0 million of interim financing which was to be provided by News pursuant to the News Agreement (the "News Funding"). As a result of the litigation between News and EchoStar, EchoStar's receipt of all or any portion of the News Funding, and the timing thereof, is subject to significant uncertainty at this time. Accordingly, EchoStar consummated the Old Notes Offering and the Preferred Stock Offering to fund its short- and medium-term capital requirements.


EFFECTS OF CAMPAIGNS TO ACQUIRE SUBSCRIBERS


    The 1997 Promotion will significantly increase EchoStar's working capital requirements. Transaction proceeds associated with the 1997 Promotion, which commenced in June, vary dependent on the type of EchoStar Receiver System and the number of additional outlet receivers purchased, but are expected to approximate $225 to $275 per new subscriber. Transaction costs, consisting of costs of goods sold, activation fees paid to dealers and distributors, and other promotional costs, are expected to range from $425 to $500 per new subscriber. Thus, each subscriber initially added pursuant to the 1997 Promotion will result in a net use of cash of approximately $200 to $275. Comparatively, EchoStar's prior promotion (which requires an annual prepaid DISH Network subscription) (the "1996 Promotion"), which will continue to be available to consumers, results in approximately breakeven net cash flows at the time of subscriber activation. EchoStar expects that transaction costs associated with both the 1996 and 1997 Promotions will decrease during the remainder of 1997 as additional manufacturing cost reductions for EchoStar Receiver Systems are realized, thereby reducing the initial net cash outflow per new activation. From time to time, EchoStar offers other promotions and incentives to attract additional DISH Network subscribers. Costs associated with these additional promotions and incentives are expensed as incurred (reported as a component of subscriber promotion subsidies). After giving effect to these other promotions and incentives, EchoStar expects that its aggregate net use of cash (i.e., subscriber acquisition costs) will approximate $300 per activation.


    The excess of transaction costs over related proceeds from the 1996 Promotion and net transaction costs resulting from the 1997 Promotion are recognized as subscriber promotion subsidies in the Company's statements of operations. EBITDA in future periods will be negatively affected to the extent that a larger portion of future subscriber additions result from the

1997 Promotion rather than from the 1996 Promotion. Since the 1997 Promotion was not commenced until June 1997, the majority of EchoStar's second quarter subscriber additions resulted from consumers who purchased EchoStar Receiver Systems pursuant to the 1996 Promotion rather than the 1997 Promotion. EchoStar expects that a significant percentage of its future subscriber additions will result from the 1997 Promotion. The adverse EBITDA impact of the 1997 Promotion (relative to the 1996 Promotion) results from the immediate recognition of all transaction costs at the time of subscriber activation. Comparatively, a portion of 1996 Promotion transaction costs are deferred and amortized over the initial prepaid subscription period.

    Beginning August 1, 1997, EchoStar began offering an internally-financed lease program to consumers. The lease provides for an 18 month lease term at competitive rates to qualified consumers. At the end of the lease term, the consumer has the option of purchasing the equipment. Each subscriber activatation under the lease program is expected to result in a net use of cash to EchoStar of approximately $400 to $600 (depending on the number of outlets). Accordingly, the lease program will result in a greater investment per customer than either the 1997 Promotion or the 1996 Promotion. While there can be no assurance, EchoStar believes that its investment per lease customer will significantly improve at the end of the lease term when the subscriber either continues on a month-to-month basis, purchases the equipment from EchoStar or returns the equipment to the retailer. Depending upon the number of subscribers added pursuant to the lease program, EchoStar may require additional capital to finance the acquisition of additional lease subscribers. No assurance can be given that additional capital will be available on terms acceptable to EchoStar, or at all. EchoStar believes the lease program will be attractive to consumers who would otherwise subscribe to a DBS service but for the initial "up front" costs associated with DBS service. The lease program allows the consumer (for less than $100) to receive an upgraded EchoStar Receiver System, including a professional installation. Upon activation of service, the consumer is charged a low monthly equipment rental fee in addition to charges associated with programming services purchased.


    Historically, EchoStar has maintained agreements with third-party finance companies to make consumer credit available to EchoStar customers. These financing plans provide consumers the opportunity to lease or finance EchoStar Receiver Systems, including installation costs and certain DISH Network programming packages, on competitive terms. Consumer financing provided by third parties is generally non-recourse to EchoStar. EchoStar currently maintains one such agreement which expires in October 1997. The third-party finance company with which EchoStar maintains the above mentioned agreement has notified the Company that it does not intend to renew the agreement. EchoStar is currently negotiating similar agreements with other third-party finance companies and expects to consummate at least one such agreement prior to the expiration of its existing consumer financing agreement. There can be no assurance that EchoStar will be successful in these negotiations, or if successful, that any such new agreements will commence prior to the termination of the existing agreement. In the event that EchoStar is unsuccessful in executing a new agreement with a third-party finance company during 1997, future loan origination income will be adversely affected and growth of the DISH Network subscriber base may be negatively impacted.


1997 CAPITAL REQUIREMENTS

    In addition to the working capital requirements discussed above, during the remainder of 1997 EchoStar expects to expend: (i) approximately $128.1 million in connection with the construction launch, insurance and deployment of EchoStar III ($83.6 million) and EchoStar IV ($44.5 million). Additionally, EchoStar will expend approximately $1.3 million per month to meet debt service requirements relative to deferred satellite construction payments for EchoStar I and EchoStar II. EchoStar's debt service requirements on the deferred satellite construction payments will increase to approximately $1.6 million per month upon the successful launch of EchoStar III (currently expected to be launched on October 5, 1997). Capital expenditures related to EchoStar III and EchoStar IV may increase in the event of delays, cost overruns, increased costs associated with certain potential change orders under the Company's satellite or launch contracts, or a change in launch providers.


    EchoStar's 1997 working capital, capital expenditure and debt service requirements are expected to be funded from existing unrestricted cash and investment balances, the Satellite Escrow, cash generated from operations, and the proceeds of the Preferred Stock

Offering. Increases in subscriber acquisition costs, inadequate supplies of DBS receivers, or significant launch delays or failures would significantly and adversely affect EchoStar's operating results and financial condition.


FUTURE CAPITAL REQUIREMENTS

    During 1998 EchoStar will expend approximately $64.5 million to construct, launch and support EchoStar IV, which is scheduled to be launched during the first quarter of 1998. These expenditures will be funded from the Satellite Escrow. EchoStar's debt service requirements relative to the deferred satellite construction payments will increase to approximately $1.9 million per month upon the successful launch of EchoStar IV (currently scheduled for launch in the first quarter of 1998). Additionally, beginning in January 1998, EchoStar will be required to make semi-annual interest payments of $23.4 million on the 1997 Notes. The first five such semi-annual interest payments will be funded from the Interest Escrow.


    EchoStar may require additional funds to acquire DISH Network subscribers. In addition, EchoStar has applications pending with the FCC for a two satellite Ku-band system, a two satellite FSS Ka-band system, a two satellite extended Ku-band system and a six satellite low earth orbit ("LEO") satellite system. EchoStar will need to raise additional funds for the foregoing purposes. Further, there are a number of factors, some of which are beyond EchoStar's control or ability to predict, that could require EchoStar to raise additional capital. These factors include unexpected increases in operating costs and expenses, a defect in or the loss of any satellite, or an increase in the cost of acquiring subscribers due to additional competition, among other things. There can be no assurance that additional debt, equity or other financing will be available on terms acceptable to EchoStar, or at all.


    As of June 30, 1997, EchoStar had approximately $1.3 billion of outstanding long-term debt (including the 1994 Notes, the 1996 Notes, the Old Notes, Deferred Payments on EchoStar I and EchoStar II, and mortgage notes payable). Interest on the 1994 Notes and the 1996 Notes accretes, but currently is not payable in cash. Semi-annual cash interest payments of approximately $40.2 million on the 1994 Notes commence December 1, 1999. The 1994 Notes Indenture requires principal reductions of $156.0 million on each of June 1, 2002 and 2003. These principal reductions will result in decreases in semi-annual cash interest payments to $30.1 million and $20.1 million, effective December 1, 2002 and December 1, 2003, respectively. Semi-annual cash interest payments of $38.1 million on the 1996 Notes commence on September 15, 2000. Semi-annual cash interest payments of $23.4 million on the Old Notes commence January 1, 1998. The first five such semi-annual interest payments will be funded from the Interest Escrow Account. Gross Deferred Payments totaled $64.0 million for EchoStar I and EchoStar II. As of June 30, 1997, approximately $52.2 million of such Deferred Payments was outstanding. The Deferred Payments bear interest at 8.25% and are payable in equal monthly installments over five years following launch of the respective satellites. Deferred Payments of $15.0 million will be used for each of EchoStar III and EchoStar IV. The terms of such Deferred Payments for EchoStar III and EchoStar IV will be similar to the terms associated with EchoStar I and EchoStar II.

AVAILABILITY OF OPERATING CASH FLOW TO ECHOSTAR


    Since all of the Issuer's, ESBC's and Dish's operations are conducted through subsidiaries, the cash flow of the Issuer, ESBC and Dish and their ability to service debt, including the 1994 Notes, the 1996 Notes and the Notes, are dependent upon the earnings of such subsidiaries and, in general, the payment of funds by such subsidiaries to Dish, by the payment of funds by Dish to ESBC, and by the payment of funds by ESBC to the Issuer in the form of loans, dividends or other payments.



    ESBC, Dish and its subsidiaries have no current obligations, contingent or otherwise, to pay any amounts due pursuant to the Notes or to make any funds available therefor, whether by dividends, loans or other payments, other than the possible guarantee of the Notes by each of Dish and ESBC, which will become effective when and if permitted by the applicable indenture to which such entities are subject. The cash flow generated by subsidiaries of Dish will only be available if and to the extent that Dish is able to make such cash available to ESBC in the form of dividends, loans or other payments. The indentures related to the 1994 Notes and the 1996 Notes impose various restrictions on the transfer of funds among EchoStar and its subsidiaries. The 1994 Notes Indenture contains restrictive covenants that, among other things, impose limitations on Dish and its subsidiaries with respect to their ability to: (i) incur additional indebtedness; (ii) issue preferred stock; (iii) sell assets; (iv) create, incur or assume liens; (v) create dividend and other payment restrictions with respect to Dish's subsidiaries;

(vi) merge, consolidate or sell substantially all of its assets; and (vii) enter into transactions with affiliates. In addition, Dish, may pay dividends on its equity securities only if (1) no default exists under the 1994 Notes Indenture; and (2) after giving effect to such dividends, Dish's ratio of total indebtedness to cash flow (calculated in accordance with the 1994 Notes Indenture) would not exceed 4.0 to 1.0. Moreover, the aggregate amount of such dividends generally may not exceed the sum of 50% of Dish's consolidated net income (less 100% of consolidated net losses) from April 1, 1994, plus 100% of the aggregate net proceeds to Dish from the sale and issuance of certain equity interests of Dish (including common stock).



    The 1996 Notes Indenture contains restrictive covenants that, among other things, impose limitations on ESBC with respect to its ability to: (i) incur additional indebtedness; (ii) issue preferred stock; (iii) sell assets;
(iv) create, incur or assume liens; (v) create dividend and other payment restrictions with respect to ESBC's subsidiaries; (vi) merge, consolidate or sell substantially all of its assets; (vii) incur subordinated or junior debt; and (viii) enter into transactions with affiliates. The 1996 Notes Indenture permits ESBC to pay dividends and make other distributions to the Issuer without restrictions.



    The Indenture contains restrictive covenants that, among other things, impose limitations on the Issuer with respect to its ability to: (i) incur additional indebtedness; (ii) issue preferred stock; (iii) sell assets; (iv) create, incur or assume liens; (v) create dividend and other payment restrictions with respect to the Issuer's subsidiaries; (vi) merge, consolidate or sell substantially all of its assets; (vii) enter into transactions with affiliates; and (viii) pay dividends. In general, the Issuer may pay dividends on its equity securities only if: (i) no default exists under the Indenture; and (ii) after giving effect to such dividends, the Issuer's ratio of total indebtedness to cash flow would not exceed 6.0 to
1.0. Moreover, the aggregate amount of such dividends generally may not exceed the sum of (A) the difference of consolidated cash flow (less 100% of such deficit) minus 150% of consolidated interest expense, in each case from July 1, 1997, plus (B) 100% of the aggregate net proceeds to the Issuer and its subsidiaries from the sale of certain equity interests of the Issuer or EchoStar. For a complete description of the restrictive covenants contained in the Notes, see "Description of Exchange Notes."


    If cash generated from operation of the DISH Network-SM- is not sufficient to meet the debt service requirements of the Notes, the 1994 Notes and the 1996 Notes, EchoStar would be required to obtain cash from other financing sources. There can be no assurance that such financing would be available on terms acceptable to EchoStar, or if available, that the proceeds of such financing would be sufficient to meet debt service requirements associated with the Notes, the 1994 Notes and the 1996 Notes. See "Description of Certain Indebtedness--1994 Notes" and "--1996 Notes" for other restrictions associated with the 1994 Notes and the 1996 Notes.

EFFECTS OF RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

    In March 1997, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 128, "Earnings Per Share" (SFAS No. 128), which supersedes Accounting Principles Board Opinion No. 15, "Earnings Per Share" ("APB No. 15"). SFAS No. 128 simplifies the requirements for reporting earnings per share ("EPS") by requiring companies only to report "basic" and "diluted" EPS. SFAS No. 128 is effective for both interim and annual periods ending after December 15, 1997 but requires retroactive restatement upon adoption. EchoStar will adopt SFAS No. 128 in the fourth quarter of 1997. EchoStar does not believe such adoption will have a material effect on either its previously reported or future EPS.

    In March 1997, the FASB issued Statement of Financial Accounting Standards No. 129, "Disclosure of Information about Capital Structure" (SFAS No. 129), which continues the existing requirements of APB No. 15 but expands the number of companies subject to portions of its requirements. Specifically, SFAS No. 129 requires that entities previously exempt from the requirements of APB No. 15 disclose the pertinent rights and privileges of all securities other than ordinary common stock. SFAS No. 129 is effective for periods ending after December 15, 1997. EchoStar was not exempt from APB No. 15; accordingly, the adoption of SFAS No. 129 will not have any effect on EchoStar.

    In June 1997, the FASB issued Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income," ("SFAS No. 130"), which establishes standards for reporting and display of comprehensive income and its components (revenues, expenses, gains and losses) in a full set of general-purpose financial statements. SFAS No. 130 requires that all items that are required to be recognized under accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. SFAS No. 130 does not require a specific format for that financial statement but requires that the enterprise display an amount representing total comprehensive income for the period in that financial statement. SFAS No. 130 is effective for fiscal years beginning after December 15, 1997. The adoption of SFAS No. 130 will require additional disclosure in EchoStar's financial statements.

    In June 1997, the FASB issued Statement of Financial Accounting Standards No. 131, "Disclosures About Segments of an Enterprise and Related Information," ("SFAS No. 131"), which establishes standards for the way that public business enterprises report information about operating segments in annual financial statements and requires that those enterprises report selected information about operating segments in interim financial reports issued to shareholders. It also establishes standards for related disclosures about products and services, geographic areas, and major customers. SFAS No. 131 supersedes Statement of Financial Accounting Standards No. 14, "Financial Reporting for Segments of a Business Enterprise," but retains the requirement to report information about major customers. SFAS No. 131 requires that a public business enterprise report financial and descriptive information about its reportable operating statements. Operating segments are components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance. Generally, financial information is required to be reported on the basis that it is used internally for evaluating segment performance and deciding how to allocate resources to segments. SFAS No. 131 is effective for financial statements for periods beginning after December 15, 1997. The adoption of SFAS No. 131 will require additional disclosure in EchoStar's financial statements.


INFLATION

    Inflation has not materially affected EchoStar's operations during the past three years. EchoStar believes that its ability to increase charges for its products and services in future periods will depend primarily on competitive pressures. EchoStar does not have any material backlog of its products.

                                       BUSINESS

GENERAL


    EchoStar is a leading provider of DBS programming services in the United States. The Company commenced its DISH Network(-SM-) in March 1996, after the successful launch of EchoStar I in December 1995. The Company launched EchoStar II in September 1996. Since December 31, 1996, EchoStar has increased its DISH Network(-SM-) subscriber base approximately 134% from 350,000 to approximately 820,000 subscribers at September 30, 1997. During 1997, EchoStar believes that it has captured approximately 30% of all new DBS satellite subscribers in the U.S. Average monthly revenue during 1997 has been approximately $39 per subscriber.

    The introduction of DBS receivers is widely regarded as the most successful introduction of a consumer electronics product in U.S. history, surpassing the rollout of color televisions, VCRs and compact disc players. As of August 31, 1997, approximately 5.3 million U.S. households subscribed to DBS and other digital DTH satellite service. Industry sources project that the market could grow to as many as 19 million subscribers by the year 2002.


    EchoStar believes that there is significant unsatisfied demand for high-quality, reasonably-priced television programming. Of the approximately 96 million television households in the U.S., it is estimated that more than 60 million subscribers pay an average of $34 per month for multichannel programming services. EchoStar's primary target market for the DISH Network(-SM-) includes cable subscribers in urban and suburban areas who are dissatisfied with the quality or price of their cable programming, or who want niche programming services not available from most cable operators. Other target markets for the DISH Network(-SM-) include the approximately 7 million households not passed by cable television systems and the approximately 21 million households currently passed by cable television systems with relatively limited channel capacity.

    EchoStar has rights to more U.S. licensed DBS frequencies than any of its competitors, and currently controls 90 frequencies, including 21 frequencies at an orbital slot capable of providing nationwide DBS service. The Company currently provides approximately 120 channels of digital television programming and over 30 channels of CD quality audio programming to the entire continental U.S. DISH Network(-SM-) subscribers can choose from a variety of programming packages that EchoStar believes have a better price-to-value relationship than packages currently offered by most pay television providers.

    DISH Network(-SM-) programming is available to any subscriber who purchases or leases an EchoStar Receiver System. EchoStar Receiver Systems are fully compatible with MPEG-2, the world digital standard for computers and consumer electronics products, and provide image and sound quality superior to current analog cable or wireless cable service. EchoStar Receiver Systems are designed and engineered by the Company's wholly-owned subsidiary, HTS. Satellite receivers designed by HTS have won numerous awards from dealers, retailers and industry trade publications.

    The Company's primary objective is to become the leading provider of subscription television services in the U.S. To achieve this objective, the Company will seek to:


         EXPAND PROGRAMMING OFFERINGS. The Company expects to launch EchoStar III and EchoStar IV on October 6, 1997 and in the first quarter of 1998, respectively. EchoStar III, which is expected to serve the eastern half of the U.S. from 61.5DEG. WL and EchoStar IV, which is expected to serve the western half of the U.S. from 148DEG. WL, should enable EchoStar to retransmit local broadcast signals in 20 of the largest U.S. television markets (assuming receipt of all required retransmission consents and copyright licenses and/or congressional or regulatory actions necessary to extend and clarify the scope of the statutory compulsory license to cover local satellite-retransmission of network-affiliated station signals) and to provide subscribers with additional sports, foreign language, cultural, business, educational and other niche programming. EchoStar III and EchoStar IV will also enable EchoStar to offer subscribers HDTV and popular Internet and other computer data at high transmission speeds. By expanding its programming services EchoStar believes it may be able to differentiate itself from other providers of subscription television services, which may not be able to cost-effectively, or do not have the capacity to, offer similar services.


         CONTINUE TO EXPAND DISTRIBUTION CHANNELS. The Company continues to strengthen its sales and distribution channels, which include consumer retail outlets, consumer electronics retailers and direct sales representatives. For example, the Company recently announced an agreement with JVC Company of America ("JVC"), under which JVC will purchase EchoStar Receiver Systems for distribution through existing JVC channels under the JVC and DISH Network brand names. All consumers who purchase JVC branded satellite receiver systems will subscribe to DISH Network programming.



        In addition, on September 15, 1997, EchoStar announced that Sears will begin to carry JVC branded satellite receiver systems compatible with DISH Network programming. The JVC branded satellite receiver system will be available beginning October 1997 in more than 800 full-line, mall-based Sears stores.



         PROVIDE ATTRACTIVELY PRICED PROGRAMMING AND SYSTEMS. EchoStar's entry level America's Top 40 programming package is priced at $19.99 per month, as compared to, on average, over $30 per month for comparable cable service. Consumers can add six premium movie channels for an additional $10 per month, the same amount cable subscribers typically pay for one movie channel. On June 1, 1997, the Company announced a new marketing program, offering subscribers a standard EchoStar Receiver System for $199 (as compared to an average retail price in March 1996 of $499), without requiring an extended subscription commitment or significant up front programming payments.

         EMPHASIZE ONE-STOP SHOPPING. The Company believes that providing outstanding service, convenience and value are essential to developing long-term customer relationships. The Company offers consumers a "one-stop shopping" service which includes programming, installation, maintenance, reliable customer service and satellite reception equipment. To enhance the Company's responsiveness to its customers, the Company has established a single telephone number (1-800-333-DISH), which customers can call 24 hours a day, seven days a week, to order EchoStar Receiver Systems, activate programming services, schedule installation and obtain technical support. The Company believes it is the only DBS provider to offer a comprehensive single-point customer service function.

DBS INDUSTRY OVERVIEW

    DBS, as used in this Prospectus, describes a high power satellite broadcast service in the Ku frequency band that, by international agreement, contemplates unique wide orbital spacing among satellites, permitting higher powered transmissions that can be received on an 18-inch satellite dish. Other DTH services include FSS, which describes low power (C-band) and medium power (Ku-band) satellite services. Small dish size generally increases consumer acceptance and provides a substantial competitive advantage over other DTH services.

    Although the concept of DBS was introduced in 1982, it did not become commercially viable until the last several years because available satellite technology did not allow for the power required to transmit to small dishes and digital compression technology had not been adequately developed. Today, DBS provides the most cost efficient national point to multi-point transport of video, audio and data services.


    DBS satellites operate in geosynchronous orbit above the equator, from orbital positions or "slots." Orbital slots are designated by their longitude and comprise both a physical location and an assignment of broadcast spectrum in the applicable frequency band, divided into 32 frequency channels, each with a useable bandwidth of 24 MHz. With digital compression technology, each frequency channel can be converted on average into six or more digital channels of programming. The ITU has allotted to the U.S. eight DBS orbital slots, each with 32 frequency channels, for use by U.S. licensed DBS providers. The FCC has indicated its belief that only the 101 DEG. WL, 110 DEG. WL and 119 DEG. WL slots provide full-CONUS coverage and, therefore, these three slots are considered the most strategic. With respect to a fourth orbital position, 61.5 DEG. WL, coverage of a majority of the continental U.S. is commercially possible.


    The FCC has issued or, EchoStar believes, may issue licenses or construction permits for DBS orbital locations as follows:


                                                         Frequency Assignments for U.S. DBS Orbital Slots
                                           --------------------------------------------------------------------------------
                                              Total
                                           Frequencies    61.5 DEG. 101 DEG. 110 DEG.  119 DEG. 148 DEG. 157 DEG. 166 DEG. 175 DEG.
                                           -----------    --------- -------- --------  -------- -------- -------- -------- --------
EchoStar (1). . . . . . . . . . . . . .             90        11                1        21       24                 1        32
DirecTv . . . . . . . . . . . . . . . .             54                27                                    27
MCI/News Corp. (2). . . . . . . . . . .             28                         28
Continental (3) . . . . . . . . . . . .             22        11                                                    11
Tempo (2) . . . . . . . . . . . . . . .             22                                   11                         11
Dominion. . . . . . . . . . . . . . . .             16         8                                                     8


                                       64


USSB. . . . . . . . . . . . . . . . . .             16                 5        3                  8
Unassigned. . . . . . . . . . . . . . .              8         2                                            5        1
                                                   ---        --      --       --        --       --       --       --       --
Totals. . . . . . . . . . . . . . . . .            256        32      32       32        32       32       32       32       32




----------------------

   (1) Includes 10 frequencies at 175 DEG. WL and one frequency at 166 DEG. WL that EchoStar may be assigned if the FCC finds that EchoStar has a firm satellite construction contract. There can be no assurance in this regard. EchoStar has not yet developed a business plan for the 175DEG. WL orbital slot, which has limited utility for service to the continental U.S.


   (2) Does not take into account the recently announced proposed combination of the MCI and the Tempo licenses under PrimeStar. See "Risk Factors--Competition from DBS and Other Satellite System Operators."


   (3) On May 14, 1997, the FCC granted its consent to the transfer of Continental's permit (the "Permit") for 11 frequencies at each of
         61.5 DEG. WL and 166 DEG. WL to R/L DBS Company L.L.C. (a subsidiary of Loral) ("R/L") subject to certain conditions.

    The operator of a digital satellite television service typically enters into agreements with programmers, who deliver their programming content to the digital satellite service operator via commercial satellite, fiber optics or microwave transmissions. The digital satellite service operator generally monitors such signals for quality, and may add promotional messages, public service programming or other system-specific content. The signals are then digitized, compressed, encrypted and combined with other programming sharing a given transponder and other necessary data streams (such as conditional access information). Each transponder's signal is then uplinked, or transmitted, to the transponder owned or leased by the service operator on the service's satellite, which receives and transmits the signal to consumers.

    In order to receive the programming, a subscriber requires: (i) a dish, a low noise block converter and related equipment; (ii) an integrated receiver/decoder ("IRD," sometimes referred to herein as the "satellite receiver" or "set-top box"), which receives the data stream from each broadcasting transponder, separates it into separate digital programming signals, decrypts and decompresses those signals that the subscriber is authorized to receive and converts such digital signals into analog radio frequency signals; and (iii) a television set, to view and listen to the programming contained in such analog signals. A subscriber's IRD is generally connected to the digital satellite service operator's authorization center by telephone to report the purchase of premium and pay-per-view channels.

    The Cable Act and the FCC's rules, subject to certain exceptions, require programmers affiliated with cable companies to offer programming to all multi-channel video programming distributors on non-discriminatory terms and conditions. The Cable Act and the FCC rules also prohibit certain exclusive programming contracts. EchoStar anticipates purchasing a substantial percentage of its programming from cable-affiliated programmers. Certain of the restrictions on cable-affiliated programmers will expire in 2002 unless extended by the FCC. As a result, any expiration of, amendment to, or interpretation of, the Cable Act or the FCC's rules that permits the cable industry or programmers to discriminate in the sale of programming against competing businesses, such as that of EchoStar, could adversely affect EchoStar's ability to acquire programming or to acquire programming on a cost-effective basis. Additionally, although not required by law, in EchoStar's experience substantially all unaffiliated programmers have made their programming available on fair and reasonable terms. Pay-per-view programming has also generally been made available to DBS providers on substantially the same terms and conditions as are available to cable operators. See "Risk Factors--Risks of Adverse Effects of Government Regulation."

MARKET FOR DIGITAL SATELLITE SERVICES


    DBS SERVICES. Digital satellite television has been one of the fastest selling consumer electronics products in U.S. history. As of August 31, 1997, approximately 5.3 million U.S. households subscribed to DBS and other digital DTH satellite services. This installed base represents a greater than 100% increase from the approximately 2.2 million DBS subscribers as of the end of 1995 and more than ten times the approximately 500,000 DBS subscribers as of the end of 1994. The Company believes that the market for digital satellite products and services is growing and that there is significant unsatisfied demand for high quality, reasonably priced television programming. Of the approximately 96 million television households in the U.S., it is estimated that more than 60 million subscribers pay an average of $34 per month for multichannel programming services. The Company believes, therefore, that the potential market in the U.S. for video, audio and data programming services consists of:

(i) existing cable subscribers who desire a greater variety of programming, improved video and audio quality, better customer service and fewer transmission interruptions; (ii) the approximately 7 million households not passed by cable and the approximately 21 million households currently underserved by cable;
(iii) the approximately 8 million households headed by persons of foreign nationality living in the U.S. who demand international, cultural and niche programming typically not provided by cable television; (iv) the U.S. households which are seeking an alternative provider of high-speed Internet and other data services; (v) the mobile, commercial and institutional markets; (vi) businesses; and (vii) the approximately 2.2 million C-band subscribers who may desire to migrate to digital services. The large base of potential subscribers enhances the Company's opportunity to significantly increase its DISH Network(-SM-) subscriber base.

    HOUSEHOLDS PASSED BY CABLE. EchoStar has specifically targeted the approximately 85 million households that are passed by cable television. Management believes that over 60% of the Company's DISH Network(-SM-) subscriber base consists of households that are passed by cable. Although programming offerings of cable systems in major metropolitan areas are significant, most cable systems have a typical analog capacity of 30 to 80 channels. In order to expand their service offering to one comparable to that offered by the DISH Network(-SM-), the Company believes that cable systems would have to upgrade their analog networks to fiber-based digital service. Fiber upgrade implementation is in progress in a few cable systems in select metropolitan markets, with a resultant increase of channel capacity anticipated to be available in five to ten years. Due to the substantial capital investment required for widescale deployment of fiber-based services, several cable companies have delayed originally-announced deployment schedules. The Company believes that the cost of such upgrades, when undertaken, will ultimately be passed on to the consumer, which may further enhance the attractiveness of the service offerings of the DISH Network(-SM-) to the consumer. The Company believes that consumers will continue to demand the improved audio and video quality, and expanded programming offerings, that are currently available with DBS technology, but not available from over-the-air VHF and UHF broadcasters or from cable. The Company believes that the quality and variety of its DISH Network(-SM-) service offerings relative to even the most advanced cable television systems makes it an attractive alternative to traditional cable.

    HOUSEHOLDS UNSERVED OR UNDERSERVED BY CABLE. The Company is also targeting the approximately 7 million households which are not passed by cable and the approximately 21 million households that are in areas served by cable systems with fewer than 40 channels. Even the largest cable systems with sufficient channel capacity (generally 54 or more channels) and good quality cable plant will require costly upgrades to add bandwidth or incur significant maintenance costs in order to offer digital programming services. The Company believes however, that based on current compression technology, the number of channels that a cable system would have to remove from its existing service offerings in order to use them for digital services may, in the case of cable systems with limited channel capacity, result in the value of their analog programming offering being degraded and their subscribers alienated. Accordingly, pending the availability of advanced digital compression technology now under development, such smaller cable systems will be required to incur substantial costs to upgrade their plant and distribution systems to expand their channel capacity before they can introduce digital services. Due to the limited number of subscribers across which any plant upgrades would be spread, the smaller cable systems may find that the cost of such upgrades cannot be justified economically. The Company believes areas served by cable systems which have not been fully upgraded currently provide a prime market for digital satellite services.

    INTERNATIONAL, CULTURAL AND NICHE MARKETS. The Company believes that there are approximately 8 million households headed by persons of foreign nationality living in the U.S, encompassing approximately 23 million foreign-born persons living in the U.S. who demand international, cultural and other niche programming typically not provided by cable television, and who represent a prime market for its DISH Network(-SM-) service offerings. Generally, it is not cost effective for traditional broadcast television or cable companies to provide targeted programming to these households due to the relatively low number of such niche customers in any particular local market. These customers, along with other customers interested in receiving international and other cultural programming, are an important target market for the Company. The Company's incremental cost to provide multicultural and niche programming is relatively insignificant given the ability of digital DBS service to utilize a national delivery system for all programming offerings. The Company believes that, by directly marketing international programming to these potential customers, it will also sell more of its most popular programming.

    HIGH-SPEED INTERNET AND OTHER DATA SERVICES. The Company currently intends to make space available on EchoStar III to begin test-marketing its high-speed Internet and other related data services. The Company believes that there is significant unsatisfied demand for alternative providers of such services and believes that if it can provide a comparable product at a reasonable price, many of its current DISH Network(-SM-) subscribers would also subscribe to the Company's Internet and data services, thus leading to an increase in the average recurring revenue per subscriber. Further, the Company believes that by offering Internet and other high-speed data services, it may be able to attract additional subscribers to the DISH Network(-SM-) who would otherwise not have subscribed.

    MOBILE, COMMERCIAL AND INSTITUTIONAL MARKETS. Other target markets for DBS services include mobile, commercial and institutional markets. Historically, many owners of recreational vehicles own C-band satellite dishes. Management believes that the lower equipment prices and the smaller dish size will attract many more recreational vehicle owners to DBS service. The Company also believes that digital satellite services are well suited for hotels, motels, bars, multiple-dwelling units ("MDUs"), schools and other organizations within the commercial markets. In addition to the wide variety of entertainment, sports, news and other general programming desired by such commercial organizations, the Company expects that some commercial organizations will in the future provide a market for educational, foreign language, and other niche video and audio programming.

    BUSINESS COMMUNICATION NETWORKS. The Company has had success in providing its programming services to business and commercial subscribers, such as multi-level marketing organizations and legal, medical and real estate professionals. A number of large corporations are using the Company's DBS business communication services, and over 1,000 EchoStar Receiver Systems are in use for these services. The Company is in advanced discussions with numerous business and trade organizations regarding its business communications services and intends to continue the aggressive marketing of its services to business users.

    C-BAND SUBSCRIBERS. The Company believes that the lower equipment prices combined with the higher-quality digital video and audio output provided by DBS and the smaller dish size will attract many more current C-band subscribers to DBS. The Company believes that its historical presence in the C-band satellite industry has enhanced its ability to persuade current C-band subscribers to migrate to DISH Network(-SM-) service.

ECHOSTAR'S EXPERIENCE IN THE DBS MARKET



    The Company commenced commercial operations of the DISH Network(-SM-) in March 1996 and since that time has experienced rapid subscriber growth. As of September 30, 1997, the Company had approximately 820,000 subscribers to its DISH Network(-SM-) programming services. During 1997, the Company believes that it has captured approximately 30% of all new DBS subscribers in the U.S. The Company also has had a significant amount of success in marketing its services to its primary target market--existing cable television subscribers. Management believes that more than 60% of current DISH Network(-SM-) subscribers have come from homes that are passed by cable. The DISH Network(-SM-) has been marketed to consumers as an alternative to traditional cable services and the Company has had much success in differentiating itself from cable providers based on its superior quality video and audio programming relative to cable, combined with a better price-to-value relationship of its programming offerings. For example, the Company's America's Top 50 CD programming package is priced at $26.99 per month. Comparatively, on a national average, a similar package of cable programming costs the consumer approximately $42 per month. Additionally, according to industry estimates, more than 75% of subscribers are satisfied with the DBS picture quality. Further, approximately 94% of those same consumers said they would recommend satellite television to their friends. This high-level of consumer satisfaction has been evident in the Company's low level of subscriber turnover, which has averaged less than 1% per month. EchoStar's first year of operations in the DBS industry also resulted in higher average revenue per subscriber than initial expectations. This is due largely in part to the popularity of the Company's multichannel premium service offerings, which have proven to be very popular among subscribers.



DBS AND RELATED SERVICES

    PROGRAMMING. EchoStar now provides approximately 120 channels of digital television programming and over 30 channels of CD-quality audio programming to the entire continental United States. EchoStar's America's Top 40 package is priced at $19.99 per month and America's Top 50 CD is priced at $26.99 per month. Multichannel premium services are also available for separate purchase, at prices currently ranging from $10 to $25 per month, depending upon the number of services purchased. EchoStar's DISH Network(-SM-) service currently offers ten channels of pay-per-view programming. EchoStar's future plans include, among other things, increasing the number of pay-per-view channels offered to subscribers.

    EchoStar's primary programming packages include:



              AMERICA'S TOP 40                          AMERICA'S TOP 50 CD                    PREMIUM SERVICES (1)
              ----------------                          -------------------                    --------------------
 A&E                Home & Garden Television           All of America's Top 40 PLUS:           Multichannel Cinemax (3)
 Cartoon Network    Home Shopping Network              Animal Planet                           FLIX
 CNBC               The Learning Channel               BET                                     Multichannel HBO (6)
 CNN                Lifetime                           CNN-fn                                  The Movie Channel (2)
 Court TV           MTV                                CNN International                       Multichannel Showtime (3)
 Comedy Central     NET--Political NewsTalk            Game Show Network                       Sundance Channel
 C-SPAN                   Network                      KTLA-Los Angeles
 C-SPAN 2           Nickelodeon                        MTV2
 Country Music      Nick at Nite Classic TV            Turner Classic Movies
   Television       QVC                                WGN-Chicago
 The Discovery      The Sci-Fi Channel                 WPIX-New York
   Channel          The Travel Channel                 WSBK--Boston
 Disney (2)         TBS                                One Regional Sports Network
 E!                 TBN
 ESPN               TNN
 ESPN 2             TNT
 ESPNews            TV Land
 EWTN               USA
 The Family Channel VH-1
 Food Network       The Weather Channel
 Headline News
 The History
 Channel


----------------------

   (1) Premium Services are available on an a-la-carte basis. Numbers in parentheses represent the number of channels available through each Premium Service.

    EchoStar intends to offer programming telecast by local affiliates of national television networks to certain population centers within the continental U.S. via DBS satellite. In order to retransmit this programming to any DISH Network(-SM-) subscriber in a particular local market, EchoStar must obtain the retransmission consent of the local affiliate, and is subject to the restrictions of the SHVA as described below. There can be no assurance that the Company will obtain retransmission consents of any local affiliate. The inability to transmit such programming into the local markets from which the programming is generated could have an adverse effect on the Company.


    The SHVA establishes a "compulsory" copyright license that allows a DBS operator, for a statutorily-established fee, to retransmit local network programming to subscribers for private home viewing so long as that retransmission is limited to those persons in "unserved households." An "unserved household," with respect to a particular television network, is defined as one that cannot receive a sufficient over-the-air network signal "of a primary network station affiliated with that network" through the use of a conventional outdoor rooftop antenna and has not, within the 90 days prior to subscribing to the DBS service, subscribed to a cable service that provides that network signal. While management believes the SHVA could be read to allow the Company to retransmit this programming to certain local markets via DBS satellite, management also believes that the "compulsory" copyright license under the SHVA may not be sufficient to permit the Company to implement its strategy to retransmit such programming in the most efficient and comprehensive manner. On August 28, 1997, a Copyright Arbitration Royalty Panel ("CARP"), appointed to recommend royalties for satellite retransmissions of network-affiliated television and superstation signals pursuant to the compulsory license of Section 119 of the Copyright Act, delivered its Report to the Librarian of Congress (the "Librarian"). In the CARP's recommendation, which must be either adopted or changed by the Librarian within 60 days from August 28, 1997, the CARP held it has no jurisdiction to set royalties for local satellite retransmissions of the signals of network-affiliated television stations, on the ground that the compulsory license of the Copyright Act does not



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extend to such retransmissions. While EchoStar has petitioned the Librarian to modify the CARP report, the petition has been opposed, and there can be no assurance that the petition will be granted. Moreover, EchoStar is continuing its efforts to secure passage of legislation that will clarify and extend the scope of the compulsory license with respect to local network signals. If the CARP's position is upheld by the Librarian and legislation to clarify and extend the scope of the compulsory copyright license is not passed, EchoStar would be prevented from relying on the compulsory copyright license to retransmit local network-affiliated stations' signals and may have to engage in the relatively cumbersome process of negotiating and obtaining copyright licenses from all individual copyright holders instead.

    The CARP also recommended setting at zero the royalty rate for local retransmissions of superstation signals. This recommendation may be considered favorable to EchoStar, because it may provide a basis for the proposition that the royalty rate for all local-into-local retransmissions (to the extent permitted) should be zero. However, there can be no assurance that the Librarian will adopt the CARP's recommendation.


DBS SALES AND MARKETING


    EchoStar primarily utilizes its existing nationwide network of over 7,000 independent distribution and retail stores and outlets to market and distribute DISH Network(-SM-) systems and programming services to its target markets. EchoStar intends to enhance consumer awareness of its product relative to other providers of DTH services by forming alliances with nationally recognized distributors of other consumer electronics products. As discussed previously, in May 1997 EchoStar entered into a strategic alliance with JVC, pursuant to which JVC will distribute DISH Network(-SM-) satellite receiver systems under a private label through its JVC national retail network. EchoStar also has expanded its marketing efforts into direct sales. To enhance the Company's responsiveness to its customers, the Company has established a single telephone number (1-800-333-DISH) which customers can call 24 hours a day, seven days a week to order EchoStar Receiver Systems, activate programming services, schedule installation and obtain technical support. The Company believes it is the only DBS provider to offer a comprehensive single-point customer service function. EchoStar also is expanding into other less-traditional means of distribution such as alliances with electric and other utilities, multi-level marketing firms and other non-consumer electronic retail businesses. Based on its knowledge of these distribution channels from its marketing of C-band DTH products and services domestically over the last 15 years and its marketing of DBS products in Europe and the U.S., EchoStar believes it will be able to optimize the marketing of its DBS products and services to distinguish itself from other DBS suppliers.


    EchoStar's marketing strategy includes national and regional broadcast and print advertising, promoting the benefits of the DISH Network(-SM-). EchoStar has comprehensive dealer guides describing all aspects of the DISH Network(-SM-) and its integrated product lines (programming, hardware, financing and installation). These dealer guides are provided to distributors during nationwide educational seminars. EchoStar expects to continue to offer a high level of retail support and to provide comprehensive point of sale literature, product displays, demonstration kiosks and signage for retail outlets. EchoStar also provides a promotional channel as well as a programming subscription for in-store viewing. EchoStar's mobile sales and marketing team visits retail outlets on a regular basis to reinforce training and ensure point-of-sale needs are quickly fulfilled. A DISH Network(-SM-) merchandise catalogue is also available for distributors to add to their promotional materials. Additionally, one channel of programming on the DISH Network(-SM-) provides information about additional services and promotions offered by the DISH Network(-SM-). That channel is geared towards educating retailers, satellite dealers and current and potential subscribers.

    EchoStar offers a commission program that it believes is competitive with that offered by other DBS operators. The program pays qualified distributors and retailers a percentage of programming revenues generated by subscribers to whom they sell DISH Network(-SM-) systems. Commissions are earned by distributors and retailers over an extended period.

    EchoStar's marketing programs and pricing strategies, such as the 1996 Promotion and the 1997 Promotion, have significantly increased the affordability of EchoStar Receiver Systems for consumers. The primary purposes of the 1996 Promotion and the 1997 Promotion are to rapidly build a subscriber base, to expand retail distribution of EchoStar's products, and to build consumer awareness of the DISH Network(-SM-) brand. These promotions are consistent with, and emphasize, EchoStar's long-term business strategy which focuses on generating the majority of its future revenue through the sale of DISH Network(-SM-) programming to a large subscriber base. The 1996 and 1997 Promotions have resulted in, and will continue to result in, EchoStar incurring significant costs to acquire subscribers. EchoStar believes such costs will be fully recouped from future programming revenues expected to be generated from customers obtained as a result of these promotions. DISH Network(-SM-) reception equipment cannot be utilized with competitors' systems. Consequently, subscribers cannot seamlessly migrate to alternative DBS providers. Further, based on high DBS industry consumer satisfaction ratings, initial feedback from consumers and dealers, and low DISH Network(-SM-) subscriber turnover rates (to date less than 1.0% per month), EchoStar anticipates high service renewal rates leading to an expected average minimum subscriber life of at least three years. Furthermore, a majority of DISH Network(-SM-) subscribers have purchased premium and pay-per-view programming for incremental amounts above the

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prepaid minimum subscription required by the 1996 Promotion. Such incremental revenues reduce the length of time necessary to recoup the average cost of acquiring new subscribers.

    EchoStar's present marketing strategy is based on current competitive conditions, which may change; any such changes could be adverse to EchoStar. Future changes in marketing strategy may include additional promotions, including promotions geared toward further increasing the affordability to consumers of EchoStar Receiver Systems and related accessories which, among other things, could increase EchoStar's cost of acquiring new subscribers.



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

ECHOSTAR RECEIVER SYSTEMS

   DISH Network-SM- programming is available to consumers in the continental U.S. who purchase or lease an EchoStar Receiver System. A typical EchoStar Receiver System includes an 18-inch satellite dish, an EchoStar digital satellite receiver (which processes and descrambles signals for television viewing), a user-friendly remote control, and related components. EchoStar Receiver Systems are available in a variety of models. Subscribers can receive local broadcast signals, either through a standard television antenna (a traditional rooftop or set-top antenna) or by subscribing to basic cable. The standard EchoStar Receiver System incorporates infrared remote control technology, an on-screen program guide and the ability to switch between DISH Network-SM- and local programming signals using the remote control. In addition to the on-screen program guide and local programming access features of the basic model, the mid-level model features UHF remote control technology
(which allows the subscriber to control their EchoStar Receiver System from up to 150 feet away through walls), and a high-speed data port. EchoStar's premium receiver system includes UHF remote control technology, a high-speed data port, enhanced on-screen program guide capabilities (including local program information and seamless integration of local and satellite channels), and on-screen caller identification capability.

   The EchoStar DBS System integrates digital video and audio compression. Authorization information for subscription programming is stored on microchips placed on a credit card-sized access, or smart card. The smart card, which can easily be updated or replaced periodically at low cost, provides a simple and effective method to adjust a subscriber's level of programming services. If the receiver's smart card is authorized for a particular channel, the data is decrypted and passed on for video and audio decompression.


   While EchoStar Receiver Systems are internally designed and engineered, EchoStar does not manufacture EchoStar Receiver Systems directly. Rather, EchoStar has contracted for the manufacture of EchoStar Receiver Systems with a high-volume contract electronics manufacturer. SCI is currently EchoStar's only source of MPEG-2 DBS receivers. JVC also manufactures limited quantities of other consumer electronics products, which incorporate EchoStar Receiver Systems. EchoStar has managed its inventory levels based on its goal of reaching one million subscribers by the end of 1997. There can be no assurance that EchoStar will be successful in achieving this goal. To the extent that EchoStar exceeds this goal, it may experience shortages of certain models of EchoStar Receiver Systems. As previously described, EchoStar is negotiating with several brand-name consumer electronics manufacturers to produce receivers for use with the DISH Network. No assurances can be provided regarding the ultimate success of such negotiations.


FINANCING

   Historically, EchoStar has maintained agreements with third-party finance companies to make consumer credit available to its customers. These financing plans provide consumers the opportunity to lease or finance their EchoStar Receiver Systems, including installation costs and certain DISH Network-SM-programming packages, on competitive terms. The third-party finance company that provides the program currently utilized by EchoStar has notified
EchoStar that it does not intend to renew the agreement, which expires during 1997. During March 1997, DNCC began offering an internally-financed consumer lease plan to prospective DISH Network-SM- customers. This plan provides for a four-year lease term at competitive rates to qualified consumers. Additional capital will be required for EchoStar to implement the program on a larger scale. There can be no assurance additional capital will be available for the lease program on terms acceptable to EchoStar, or at all.

INSTALLATION

   Currently, a majority of EchoStar Receiver System installations are performed either by third-parties or are self-installed by consumers. A subsidiary of EchoStar also offers installation services. EchoStar anticipates that demand for its installation services may increase as demand for its DISH Network-SM- service grows.

OTHER COMPONENTS OF DBS SERVICE

   SUBSCRIBER MANAGEMENT. EchoStar outsources its subscriber management, billing and remittance services for DISH Network-SM- subscribers. Under the terms of the outsourcing agreement, EchoStar is provided with access to a subscriber management system maintained by the service provider. The provider facilitates the authorization of programming to the subscriber and coordinates billing and renewal functions.

   CUSTOMER CARE CALL CENTER. EchoStar currently maintains call centers in Thornton, Colorado and Harrisburg,

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

Pennsylvania. Potential and existing subscribers can call a single phone number to receive assistance for hardware, programming, installation or service. The call center in Thornton, Colorado is owned by the Company. The Pennsylvania facility is operated by a third party.

   DIGITAL BROADCAST CENTER. The first step in the delivery of satellite programming to the customer is the uplink of that programming to the satellite. Uplink is the process by which signals are received from either the programming originator or distributor and transmitted to a satellite. EchoStar's Digital Broadcast Center is located in Cheyenne, Wyoming. The Digital Broadcast Center contains fiber optic lines and downlink antennas to receive programming and other data at the center, as well as a number of large uplink antennas and other equipment necessary to modulate and demodulate the programming and data signals. The compression and encryption of the programming signals is also performed at EchoStar's Digital Broadcast Center.

   CONDITIONAL ACCESS SYSTEM. EchoStar has contracted with Nagra Plus, SA for the provision of access control systems, including smart cards used with each EchoStar Receiver System. The smart cards contain the authorization codes necessary to receive DISH Network-SM- programming. The access control system is central to the security network that prevents unauthorized viewing of programming. Access control systems of other DBS providers have been commercially pirated. To date, the Company is unaware of any compromises of its access control system. While there can be no assurance that breaches of EchoStar's access control system will not occur in the future, the Company believes its access control system will adequately prevent commercially viable unauthorized access to programming. Further, the smart cards have been designed with the flexibility to completely change the access control system in the event of a security breach. In the event that such systems or products fail to operate as intended, EchoStar's business would be adversely affected if the vendor could not rapidly implement corrective measures.

   COMPRESSION SYSTEM. EchoStar has entered into an agreement with a third party to provide the necessary equipment to digitize, compress and encrypt the analog signals transmitted by programmers to EchoStar's digital broadcast center. Digitized signals are then multiplexed and modulated into an MPEG-2 transport stream for transmission to EchoStar's satellites. Once a customer has ordered programming from EchoStar, an authorization code is transmitted to the customer's satellite receiver, allowing the customer to receive the programming within minutes after placing the order.

   TRACKING, TELEMETRY AND CONTROL OF SATELLITES AFTER LAUNCH. Once a satellite is placed at its orbital location, ground stations control it until the end of its in-orbit lifetime. EchoStar has contracted for TT&C services with respect to EchoStar I, EchoStar II and EchoStar III, including orbital analysis and oversight of the construction phase-related to the satellite. The agreement limits the liability of the contractor in the event it negligently performs its services under the agreement or otherwise terminates the agreement prior to the expiration of its term. It is expected that such risks will be covered by in-orbit insurance; however, no assurances can be given that such insurance can continue to be obtained on commercially reasonable terms. While TT&C services have not yet been procured for EchoStar IV, EchoStar believes that these services can be timely obtained from a number of providers.

   The FCC has granted EchoStar conditional authority to use C-band frequencies for TT&C for EchoStar I, stating that the required coordination process with Canada and Mexico had been completed. In January 1996, however, the FCC received a communication from an official of the Ministry of Communications and Transportation of Mexico stating that EchoStar I's TT&C operations could cause unacceptable interference to Mexican satellites. Although the Company believes it is unlikely, there can be no assurance that such objections will not subsequently require EchoStar to relinquish use of such C-band frequencies for TT&C purposes. This could result in the inability to control EchoStar I, and a total loss of the satellite. Further, the FCC has granted EchoStar conditional authority to use "extended" C-band frequencies for TT&C function for EchoStar II, but only until January 1, 1999, at which time the FCC will review the suitability of those frequencies for TT&C operations. There can be no assurance that the FCC will extend the authorization to use these C-band frequencies for TT&C purposes beyond that date. Such failure to extend the authorization could result in the inability to control EchoStar II and a total loss of the satellite.


DBS AND OTHER PERMITS

   EchoStar's subsidiaries have been assigned 21 DBS frequencies at 119DEG. WL, a U.S. licensed orbital slot that provides full-CONUS coverage. Of these frequencies, 11 are held by ESC and ten are held by DirectSat. Eleven of the 16 transponders on EchoStar I and ten of the 16 transponders on EchoStar II are being utilized to operate those frequencies.

   In addition to its frequencies at 119DEG. WL, DirectSat has been assigned 11 frequencies at 175DEG. WL and one frequency at

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110DEG.  WL. DBSC holds a conditional satellite construction permit and specific orbital slot assignments for 11 DBS frequencies at each of 61.5DEG. WL and 175DEG. WL. ESC has a permit for 11 unassigned western frequencies. While a firm business plan has not yet been finalized, DirectSat's, DBSC's and ESC's frequencies at 175DEG. WL could be used to provide a high power DBS service to the western continental U.S., Hawaii and Alaska. These frequencies also could provide a satellite programming link between the U.S. and the Pacific Rim, if FCC and ITU coordination can be arranged and authorizations in the receiving countries obtained.

   The FCC has granted Dominion a conditional construction permit and related rights to eight frequencies at 61.5DEG. WL, the same orbital location where EchoStar III will be located. Dominion and certain EchoStar subsidiaries are parties to the Dominion Agreement pursuant to which Dominion, subject to appropriate FCC approvals, has the right to use eight transponders on EchoStar III to exploit the Dominion frequencies. Additionally, the Dominion Agreement provides that until EchoStar III is operational, Dominion can use an entire transponder on an EchoStar satellite located at 119DEG. WL by paying EchoStar $1 million per month. From December 1996 through April 1997, in consideration of the use of such transponder for a period of five months, Dominion issued five $1 million promissory notes to EchoStar, each due May 10, 1997. When Dominion did not repay these notes, EchoStar exercised its right under the Dominion Agreement, subject to obtaining any necessary FCC approvals, to use and program, for the expected life of the satellite, six of the eight transponders on EchoStar III that Dominion has the right to use and that would operate on frequency channels assigned to Dominion. Dominion has pending FCC applications to modify its permit to rely on the Dominion Agreement to satisfy its due diligence and to extend its permit. These applications have not yet been approved. The Dominion Agreement may also require further FCC approval. Assuming the necessary FCC approvals are obtained and any further required approvals (including any required transfer of control approvals) are obtained, EchoStar would have the right to use a total of up to 17 transponders on EchoStar III. However, Echostar's ability to use a total of up to 17 transponders depends on obtaining all necessary FCC approvals, and there can be no assurance that these approvals will be obtained.


   Applications to modify the permit for EchoStar III and for a launch authorization for the satellite, scheduled to occur on October 6, 1997, are pending at the FCC. See "--Government Regulation - FCC Permits and Licenses."


   ESC's, DirectSat's, DBSC's and DBS Corp's permits are subject to continuing due diligence requirements imposed by the FCC. See "--Government Regulation--FCC Permits and Licenses" and "Government Regulation--DBS Rules." Each company's applications to extend their DBS permits have been conditionally approved by the FCC and are subject to further FCC and appellate review (or, in the case of ESC's western assignments, are still pending), but there can be no assurance that the FCC will determine in the future that ESC, DirectSat or DBSC have complied with the due diligence requirements. Failure to comply with due diligence requirements could result in the revocation of EchoStar's DBS permits.


   During January 1996, the FCC held an auction for 24 frequencies at the 148DEG. WL orbital slot. EchoStar acquired a DBS construction permit for the use of the 24 frequencies at the 148DEG. WL orbital slot for $52.3 million. EchoStar will be required to complete construction of that satellite by December 20, 2000, and the satellite must be in operation by December 2002.

   EchoStar's DBS system also requires feeder link earth stations, for which EchoStar holds authorizations from the FCC. To EchoStar's knowledge, its earth station authorizations are not subject to any pending regulatory challenges.

   EchoStar has been granted a license for a two satellite FSS Ku-band system, which is conditioned on EchoStar making an additional financial showing. EchoStar has also been granted a license for a two-satellite FSS Ka-band system and has an application pending for a two-satellite extended Ku-band satellite system. EchoStar also requested a modification of its proposed Ku-band system to add C-band capabilities to one satellite. GE Americom and PrimeStar have filed petitions for reconsideration or cancellation and petitions to deny against EchoStar's Ku-band conditional license, the additional financial showing made by EchoStar, and EchoStar's C-band modification application. There can be no assurance that the FCC will consider EchoStar's additional showing to be adequate or that it will deny GE Americom's or PrimeStar's petitions. Moreover, EchoStar's Ka-band license was based on an orbital plan agreed upon by applicants in EchoStar's processing round. That plan is subject to several modification requests and a request for a stay. If the pending applications are granted, and EchoStar successfully constructs and launches Ku-band, extended Ku-band, and Ka-band satellites, those satellites might be used to complement the Company's DISH Network-SM- business, or for a variety of other uses. It is possible that the unique FSS Ku-band and Ka-band orbital locations requested by EchoStar and others could permit construction of satellites with sufficient power to allow reception of satellite signals by relatively small dishes. All of these projects are in an early stage of development, and there is no assurance that EchoStar's applications will be granted by the FCC or that, if granted, EchoStar will be able to successfully capitalize on any resulting business opportunities. All of these applications are currently being challenged by several companies with interests

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adverse to those of EchoStar.


   An 80% owned subsidiary of EchoStar has applied for authority to construct, launch and operate a six-satellite, Little LEO system, and its application has been opposed. While primary applications for the Little LEO system are unrelated to DBS, it is possible that the system could serve as a path for wireless communication with EchoStar's DBS customers, particularly for periodic polling of units for pay-per-view purchases and relatively rapid feedback on viewer pay-per-view buy rates and preferences. This project is in an early stage of development and there can be no assurance that EchoStar's application will be granted by the FCC or that, if granted, EchoStar will be able to successfully capitalize on any resulting business opportunity.


   In exchange for certain payments to EchoStar, EchoStar and DBSI (the holder of the remaining 20% interest in this subsidiary) have entered into an agreement that contemplates the grant of an option to DBSI to hold and 80.1% interest in the subsidiary, with EchoStar's holding reduced to a carried interest equivalent to approximately 19.9%. The agreement also contemplates an EchoStar right to use approximately 20% of the capacity of the subsidiary's system. Exercise of such an option would be subject to FCC approval.

SATELLITES

   EchoStar I and EchoStar II are each Lockheed Martin Series 7000 satellites equipped with 16 Ku-band transponders. Each transponder is equipped with 130 Watts of power, approximately eight times the power of typical C-band transponders. EchoStar III and EchoStar IV each will be Lockheed Martin Series 2100AX satellites equipped with 32 transponders that will operate at approximately 120 watts per channel (switchable to 16 transponders operating at over 200 watts per channel). Each transponder will be capable of transmitting multiple digital video, audio and data channels. EchoStar's satellites have a minimum design life of 12 years. The majority of the purchase price for the satellites is required to be paid in progress payments, with the remainder payable in the form of Deferred Payments. The Deferred Payments bear interest at rates ranging from 7.75% to 8.25% and are due in equal monthly installments over five years following the launch of the respective satellite. The loss, damage or destruction of any EchoStar satellite as a result of military actions or acts of war, anti-satellite devices, electrostatic storm or collision with space debris would have a material adverse effect on EchoStar.

   Lockheed Martin owns each satellite (and the components thereof) it constructs for EchoStar until the launch of the satellite. Lockheed Martin also is required to pay penalties to EchoStar if it fails to deliver EchoStar III or EchoStar IV on time.

   Satellites are subject to significant risks, including satellite defects, launch failure, destruction and damage that may result in incorrect orbital placement or prevent proper commercial operation. Approximately 15% of all commercial geosynchronous satellite launches have resulted in a total or constructive total loss. The failure rate varies by launch vehicle and manufacturer. A number of satellites constructed by Lockheed Martin over the past three years have experienced defects resulting in total or partial loss following launch. The type of failures experienced have varied widely. Lockheed Martin constructed EchoStar I and EchoStar II and is constructing EchoStar III and EchoStar IV. Although EchoStar has been informed by Lockheed Martin that it has made changes in its satellites to rectify the defects responsible for past failures, no assurances can be given that EchoStar I, EchoStar II, EchoStar III or EchoStar IV will perform according to specifications.

   Launch delays could result from weather conditions or technical problems with any EchoStar satellite or any launch vehicle utilized by the launch providers for EchoStar III, EchoStar IV, or from other factors beyond EchoStar's control. If the launch of EchoStar III or EchoStar IV is delayed, the Company's strategy to provide additional programming to DISH Network-SM-subscribers using transponders on these satellites would be adversely affected.

SATELLITE LAUNCHES

   EchoStar has entered into a contract for launch services with Lockheed Services for the launch of EchoStar III from Cape Canaveral Air Station, Florida on October 5, 1997, subject to delay or acceleration in certain circumstances. The Lockheed Contract provides for launch of the satellite utilizing an Atlas IIAS launch vehicle. Pursuant to the Lockheed Contract, substantially all of the price is required to be paid prior to the launch.

   EchoStar has the right, in its sole discretion, to terminate the Lockheed Contract at any time subject to forfeiture of certain amounts paid to Lockheed Services. In addition, EchoStar has a right to terminate the Lockheed Contract and receive a full refund for all amounts paid to Lockheed Services if total launch delays (except certain excusable delays) caused by Lockheed Services exceed 12 months. Lockheed Martin has the right to terminate the Lockheed Contract if EchoStar postpones the launch by more than 12 months.

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

   EchoStar has contracted with LKE for the launch of EchoStar IV during the first quarter of 1998 from the Baikonur Cosmodrome in the Republic of Kazakhstan. EchoStar will launch EchoStar IV on a Proton K/Block DM four stage launch vehicle. Astra 1F, the first commercial launch on a Proton K/Block DM, was successfully launched on April 9, 1996 and Inmarsat 3 F2, the second such commercial launch was successfully launched on September 6, 1996. LKE now markets commercial Proton launches through ILS, a joint venture between LKE and Lockheed Services. ILS currently has contracts providing for the launch of at least six non-EchoStar western satellites throughout 1997.

   The first commercial Proton launch in 1997 was successfully launched on May 24, carrying the Telestar 5 payload. ILS has a current commercial backlog of 18 satellites to be launched by the end of 1999 on Proton. However, two of the launches of the Proton four stage launch vehicle have failed in the last twelve months. In February 1996, a Proton Block DM failed during launch when its main engine did not start properly. Based on representations made by ILS, the Company believes that corrective actions have been taken that should prevent a recurrence of that failure. In November 1996, the main engine of a Proton Block D-Z failed to properly start a planned second burn during the launch of the Mars 96 spacecraft. According to ILS, an analysis of the November launch failure indicates that the improper start was most likely due to faulty guidance and control system commands from the Mars 96 spacecraft. The Proton Block DM, which will carry EchoStar IV, carries its own fully integrated and system level guidance and control system, unlike the Proton Block D-2 used in the November launch. Based on representations made by ILS, the Company believes that the differences between the Proton Block D-2 and the Proton Block DM make a recurrence of the causes of the Mars 96 launch failure unlikely during the launch of EchoStar IV.

   In order for EchoStar IV to be launched from Kazakhstan, the satellite contractor will need to obtain a technical data exchange license and a satellite export license from the U.S. government. There can be no assurance those licenses can be obtained in a timely manner to avoid a launch delay. Any political or social instability, such as that recently experienced in the former Soviet bloc countries could affect the cost, timing and overall advisability of utilizing LKE as a launch provider for EchoStar's satellites.

   Either party may request a delay in the launch period, subject to the payment of penalties based on the length of the delay and the proximity of the request to the launch date. EchoStar has the right, in its sole discretion, to terminate the LKE Contract at any time, subject to the forfeiture of certain amounts paid to LKE. In addition, EchoStar has the right to terminate the LKE Contract and receive a full refund of all amounts paid to LKE in certain circumstances, including: (i) a launch delay caused by LKE which exceeds nine months from the last day of the original launch period; (ii) an increase in the price or change in payment or other terms necessitated by compliance with, or implementation of, a trade agreement between the U.S. and Russia; (iii) EchoStar's inability to obtain necessary export licenses; (iv) the failure of Proton launch vehicles; and (v) EchoStar's inability to procure launch insurance on commercially reasonable terms. In the event termination of the LKE Contract is caused by the failure of Proton launch vehicles, however, LKE would be entitled to retain up to $15.0 million, depending on the number and proximity of Proton failures to EchoStar's scheduled launch.

INSURANCE

   Under the terms of the satellite contracts for EchoStar III and EchoStar IV, Lockheed Martin bears the risk of loss of the EchoStar satellites during the construction phase up to launch. At launch, title and risk of loss pass to EchoStar, at which time launch insurance becomes operative. EchoStar contracted for launch insurance coverage for EchoStar II in the amount of approximately $220 million and, together with the cash segregated and reserved on its balance sheet, satisfied its insurance obligations under the 1994 Notes Indenture.


   The launch insurance policy for EchoStar I and EchoStar II covered the period from launch through completion of testing and commencement of commercial operations. The policy also provided for in-orbit insurance for EchoStar II through September 9, 1997. The policy protected against losses resulting from the failure of the satellite to perform in accordance with its operational performance parameters. The 1994 Notes Indenture also requires in-orbit insurance to be kept in force for EchoStar I and EchoStar II in specified amounts. EchoStar has procured the required in-orbit insurance for EchoStar I through June 25, 1998 and for EchoStar II through September 9, 1998. The in-orbit insurance policies for EchoStar I and EchoStar II

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include standard commercial satellite insurance provisions, including a material change condition, that, if successfully invoked, will give insurance carriers the ability to increase the cost of the insurance (potentially to a commercially impracticable level), require exclusions from coverage that would leave the risk uninsured or rescind their coverage commitment entirely. The in-orbit insurance policies for EchoStar I and EchoStar II also are subject to annual renewal provisions. While the Company expects it will be able to renew such policies as they expire, there can be no assurance that such renewals will be at rates or on terms favorable to the Company. If renewal is not possible, there can be no assurance that EchoStar will be able to obtain replacement insurance policies on terms favorable to EchoStar. For example, in the event EchoStar I, EchoStar II or other similar satellites experience anomalies while in orbit, the cost to renew in-orbit insurance could increase significantly or coverage exclusions for similar anomalies could be required. Further, although EchoStar has obtained binders for the launch insurances required for EchoStar III and EchoStar IV (including in-orbit insurance for 365 days after launch), there can be no assurance that EchoStar will be able to obtain or maintain insurance for EchoStar III and EchoStar IV.


   The launch insurance policies for EchoStar III and EchoStar IV contain standard commercial satellite insurance provisions, including a material change condition, that would result in the cancellation of insurance or alter the effective rate, depending upon customary exclusions, including: (i) military or similar actions; (ii) laser, directed energy, or nuclear anti-satellite devices; (iii) insurrection and similar acts; (iv) governmental confiscation; (v) nuclear reaction or radiation contamination; and (vi) willful or intentional acts of EchoStar or its contractors. The policies also contain provisions limiting insurance for incidental and consequential damages and third-party claims against EchoStar.

   If the launch of any EchoStar satellite is a full or partial failure or if, following launch, any EchoStar satellite does not perform to specifications, there may be circumstances in which insurance will not fully reimburse EchoStar for any loss. In addition, insurance will not reimburse EchoStar for business interruption, loss of business and similar losses that might arise from delay in the launch of any EchoStar satellite.

   The 1996 Notes Indenture requires EchoStar to obtain in-orbit insurance for EchoStar III in an amount equal to the cost to construct, launch and insure EchoStar III (in the case of in-orbit insurance with a deductible no greater than 20%). The Indenture requires the Company to obtain in-orbit insurance for EchoStar IV in an amount equal to the cost to construct, launch and insure EchoStar IV (in the case of in-orbit insurance with a deductible no greater than 20%). EchoStar has bound approximately $220 million of insurance for the launch of each of EchoStar III and EchoStar IV including in-orbit insurance until 365 days after the launch.

OTHER PRODUCTS AND RELATED SERVICES


   EchoStar currently offers a broad range of products, from approximately $250 DTH systems in Europe that can receive signals from only one or two co-located satellites, to approximately $3,000 systems at retail that are capable of receiving signals from 20 or more satellites. Principal product lines include EchoStar-Registered Trademark-, HTS Premier-TM- and HTS Tracker-TM- name brands, with good, better and best options typically available for each line and each geographic reception area. EchoStar sold approximately 264,000 C-band satellite receivers worldwide in 1996. EchoStar's sales of DTH products are somewhat seasonal, with higher domestic sales normally occurring in the late summer and fall months in advance of increased consumer programming demand during the fall and winter months.


   DOMESTIC. Satellite retailers have historically sold large C-band satellite receiver systems to consumers in rural areas through store fronts or small home-based businesses. The decline in the number of conventional satellite retailers in the U.S., which form the core of EchoStar's distribution system, was significant during 1995 and continued during 1996 as a result of competition from the sale of DBS systems through consumer electronic outlets. Those satellite retailers who do not market DBS systems or cannot adopt to a high-volume, low-margin market, may be particularly vulnerable. However, new satellite retailers continue to enter the market, which partially offsets the aforementioned decline in the number of satellite retailers.

   INTERNATIONAL. EchoStar's international product line includes a broad range of DTH and commercial satellite equipment and accessories, including satellite receivers, integrated receiver decoders, antennas, actuators, feeds and LNBs. During 1996, the equipment was distributed, primarily with the EchoStar-Registered Trademark- brand name, through EchoStar's distribution centers. EchoStar's products are tailored to each country's standard television formats. In addition, on-screen instructions and pre-programmed channels are available in a variety of languages. EchoStar's international receivers can process C-band and Ku-band signals with both 110- and 240-volt power sources and have been designed to withstand the fluctuating power sources often found in developing countries.


   Prospectively, EchoStar expects to focus its international efforts on the sale of digital set-top boxes and the provision of consulting services to other DBS operators. As a result, during the remainder of 1997, EchoStar expects to streamline its international operations, including selected personnel reductions.

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   EchoStar Receiver Systems are designed and engineered by HTS, the
Company's wholly-owned subsidiary. HTS has entered into an agreement to sell satellite receivers to ExpressVu, Inc. ("ExpressVu") a majority-owned affiliate of BEC, Inc. (Bell Canada). The first phase of this agreement includes an initial order for 62,000 satellite receivers, and primary uplink integration payments, which combined exceed $40 million. Pursuant to this agreement, EchoStar is assisting ExpressVu with the construction of a digital broadcast center for use in conjunction with ExpressVu's DTH service, which commenced operations in September 1997 and will act as a distributor of satellite receivers and related equipment for ExpressVu's planned DTH service in Canada. Among other things, EchoStar has agreed not to provide DTH service in Canada and ExpressVu has agreed not to provide DTH service, including DBS service, in the U.S. EchoStar recognized revenues of approximately $11.9 million related to the ExpressVu Agreement during the three and six months ended June 30, 1997.


   On June 2, 1997, the Company announced that Telefonica has selected EchoStar to supply digital set top boxes for its satellite television service in Spain, which commenced operations in September 1997. In addition, EchoStar will license its proprietary electronic programming guide for use in connection with the digital receivers for Telefonica. Revenues from Telefonica's initial order of 100,000 digital set-top boxes are expected to approximate $40 million. EchoStar expects to fulfill approximately one-half of the contract during the remainder of 1997 and the remainder of the contract during early 1998.

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   Information regarding EchoStar's operations in different geographic areas as of December 31, 1994, 1995 and 1996, and for the years then ended, is presented in Note 13 to EchoStar's consolidated financial statements.

   PROGRAMMING. Since 1986, EchoStar has acquired DTH programming directly from programming providers, and packaged and distributed that programming throughout the U.S. to C-band system users through EchoStar's independent retailer network. EchoStar has non-exclusive affiliation agreements for the distribution of many of the most popular programming services available from domestic satellites, including A&E-Registered Trademark-, CNN-Registered Trademark-, The Discovery Channel-Registered Trademark-, The Disney Channel-Registered Trademark-, ESPN-Registered Trademark-, HBO-Registered Trademark-, MTV-Registered Trademark-, Showtime-Registered Trademark-, TBS-TM-, TNT-TM-, USA-Registered Trademark-, national networks, broadcast superstations, and other "best of cable" programming.

RESEARCH AND DEVELOPMENT AND MANUFACTURING

   Satellite receivers designed by EchoStar's research and development group have won numerous awards from dealers, retailers and industry trade publications. EchoStar's research and development personnel focus on shaping the EchoStar and HTS product lines to meet specific consumer needs and to compete effectively against products designed and manufactured by larger consumer electronics companies. EchoStar's quality assurance standards require all EchoStar product models to undergo extensive testing. EchoStar also sets and enforces product design and quality assurance requirements at non-EchoStar manufacturing facilities in the U.S., Taiwan, Hong Kong, Korea, China, Malaysia, India and the Philippines.

COMPETITION

   Each of the businesses in which EchoStar operates is highly competitive. EchoStar's existing and potential competitors include a wide range of companies offering video, audio, data, programming and entertainment services. EchoStar also faces competition from companies offering products and services that perform similar functions, including companies that offer hardwire cable television products and services, wireless cable products and services, DTH products and services, as well as DBS and other satellite programming, and companies developing new technologies. Many of EchoStar's competitors have substantially greater financial and marketing resources than EchoStar. EchoStar expects that quality and variety of programming, quality of picture and service, and cost will be the key bases of competition.

   Advances in communications technology, as well as changes in the marketplace and the regulatory and legislative environment, are constantly occurring. The Company cannot predict the effect that ongoing or future developments might have on the video programming distribution industry generally or the Company specifically.

   CABLE TELEVISION. Cable television service is currently available to the vast majority of U.S. television households. The U.S. cable television industry currently serves over 60 million subscribers, representing approximately 65% of U.S. television households. As an established provider of subscription television services, cable television is a formidable competitor in the overall market for television households. Cable television systems generally offer 30 to 80 analog channels of video programming. Cable television operators currently have an advantage relative to EchoStar with regard to the provision of local programming as well as the provision of service to multiple television sets within the same household. Many cable television operators have either announced their intention to, or are in the process of, upgrading their distribution systems to expand their existing channel capacity for purposes of providing digital product offerings similar to those offered by DBS providers. In addition, such expanded capacity may be used to provide interactive and other new services.

   Many of the largest cable systems in the U.S. have announced plans to offer access to telephony services through their existing cable equipment, and have entered into agreements with major telephony providers to further these efforts. In some cases, certain cable systems have actually commenced trial offerings of such services. If such trials are successful, many consumers may find cable service to be more attractive than DBS for the reception of programming.

   Since reception of DBS signals requires line of sight to the satellite, it may not be possible for some households served by cable to receive DBS signals. In addition, the DISH Network-SM- is not available to households in apartment complexes or other multiple dwelling units that do not facilitate or allow the installation of EchoStar Receiver Systems. Additionally, the initial cost required to receive DISH Network-SM- programming may reduce the demand for EchoStar Receiver Systems, since EchoStar Receiver Systems must be purchased, while cable and certain of EchoStar's satellite competitors lease their equipment to the consumer with little if any initial hardware payment required. The compulsory copyright license granted to satellite providers by the Satellite Home Viewer Act is narrower in scope than the compulsory license granted to cable operators, thus creating another competitive advantage for cable operators.

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     In addition, TSAT has announced that it currently intends to provide digital programming to TSAT and other cable subscribers from Tempo's DBS satellite launched in March 1997. Tempo's DBS satellite would allow TSAT to provide at least 65 digital video channels to cable subscribers. These subscribers could maintain current cable programming service, including local programming. Through the use of a digital set top receiver system, a household subscribing to cable programming and Tempo's DBS digital programming could simultaneously view digital video programming on one television and different cable programming on any number of other televisions. Currently, DISH Network subscribers must purchase multiple EchoStar Receiver Systems in order to view different programming on different televisions simultaneously. TSAT's complementary DBS service could make cable a stronger competitor to the DISH Network. As indicated below, the 11 full-CONUS frequencies assigned to Tempo are the subject of an application for FCC consent to assignment to PrimeStar.


     OTHER DBS AND HOME SATELLITE OPERATORS. In addition to EchoStar, several other companies have DBS authorizations and are positioned to compete with EchoStar for home satellite subscribers.


     DirecTv has channel assignments at a full-CONUS orbital slot. USSB owns and operates five transponders on DirecTv's first satellite and offers a programming service separate from, and complimentary to, DirecTv's service. DirecTv and USSB together offer over 150 channels of combined DBS video programming. EchoStar currently offers approximately 120 channels of digital video programming. DirecTv currently has exclusive distribution rights for out-of-market National Football League telecasts. While EchoStar intends to offer similar services in the future, its current inability to provide such programming places it at a competitive disadvantage. DirecTv currently has approximately 2.8 million subscribers, approximately one-half of whom subscribe to USSB programming. DirecTv recently filed an application with the FCC to construct, launch and operate six additional DBS satellites. DirecTv requested three orbital slots for these satellites--96.5DEG. WL, 101DEG.
WL, and 105.5DEG. WL. These satellites would operate on frequencies that are not currently allocated domestically for this use, and DirecTv has also requested an FCC rulemaking to secure such allocations.


     AT&T and DirecTv have entered into an exclusive agreement for AT&T to market and distribute DirecTv's DBS service. As part of the agreement, AT&T made an initial investment of approximately $137.5 million to acquire 2.5% of the equity of DirecTv with an option to increase its investment to up to 30% over a five-year period. This agreement provides a significant base of potential customers for the DirecTv DBS system and allows AT&T and DirecTv to offer customers a bundled package of digital entertainment and communications services. As a result, EchoStar is at a competitive disadvantage marketing to these customers. The AT&T and DirecTv agreement has increased the competition EchoStar encounters in the overall market for pay television customers. Affiliates of the National Rural Telecommunications Cooperative have acquired territories in rural areas of the U.S. as distributors of DirecTv programming, thereby increasing the distribution capacity of DirecTv.


     PrimeStar currently offers medium power Ku-band programming service to customers using dishes approximately three feet in diameter. PrimeStar is owned by a group of multiple-system cable operators and provides nationwide service. As a result of the successful launch and operation of a new satellite in early 1997, PrimeStar increased its medium-power programming services to approximately 150 channels. This new satellite will potentially enable PrimeStar to reduce its dishes to approximately 29 inches for most subscribers within the continental U.S. In addition, PrimeStar is expected to have access to significant DBS capacity via Tempo's DBS satellite, which is capable of providing full-CONUS service. PrimeStar has announced plans to use Tempo's DBS satellite to provide a mix of sports, multichannel movie services, pay-per-view services, and popular cable networks to traditional broadcast television, basic cable and other analog programming customers. As of August 31, 1997, PrimeStar had approximately 1.8 million subscribers.



     On June 11, 1997, TSAT announced that a binding letter of intent had been signed for the restructuring of PrimeStar. PrimeStar, which is currently owned by a group of multiple-system cable operators including TCI, has entered into an agreement to combine its assets with ASkyB, a satellite venture formed by News and MCI, into a single DBS provider. Each PrimeStar partner will contribute its PrimeStar customers and partnership interests into the newly formed entity. ASkyB has announced that it will contribute two satellites under construction and 28 full-CONUS frequencies at the 110DEG.
WL orbital location. In addition, Tempo Satellite, Inc., a subsidiary of TSAT, has a license for a satellite using 11 full-CONUS frequencies at the 119DEG. WL orbital location, and recently launched a satellite to that location. PrimeStar also has agreed to acquire Tempo's license.



     On July 18, 1997, PrimeStar and TSAT filed an application with the FCC requesting FCC approval for the assignment of Tempo's authorizations to PrimeStar in connection with the PrimeStar "roll-up" restructuring. On August 15, 1997, MCI and


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PrimeStar also filed an FCC application requesting approval for the assignment of MCI's DBS authorizations to PrimeStar. The parties to the two transactions have also initiated the antitrust clearance process with the Department of Justice for each transaction, and EchoStar understands that clearance has been obtained for one of the two transactions (the PrimeStar roll-up). The FCC applications have been placed on public notice and have been opposed by EchoStar and others, but there can be no assurance that any of these oppositions will be successful.



     The proposed restructuring of PrimeStar, if approved and consummated, would create a significant additional competitor with substantial financial and other resources, including a significantly greater number of channels capable of serving the entire continental U.S., than any other DBS provider. Several of the companies that would own interests in a restructured PrimeStar entity provide programming to cable television operators, other terrestrial systems and DBS system operators, including EchoStar. These content providers, including News, Turner, Time Warner, TCI, Cox, Comcast and US WEST would likely provide a significant amount of programming to the new PrimeStar entity and may decide to provide this programming to PrimeStar on better terms and at a lower cost than to other cable or DBS operators. Additionally, those content providers could raise programming prices to all cable, DBS and other providers (including PrimeStar), thereby increasing the Company's cost of programming to rates that are effectively higher than those borne by PrimeStar's owners. Although the current programming access provisions under the Cable Act and the FCC's rules require cable-affiliated content providers to make programming available to multi-channel video programming distributors on non-discriminatory terms, there are exceptions to these requirements and they are currently set to expire in 2002. Any amendment to, or interpretation of, the Cable Act or the FCC's rules which would revise or eliminate these provisions could adversely affect EchoStar's ability to acquire programming on a cost-effective basis.


     The FCC has allocated certain additional U.S. licensed DBS frequencies to DirecTv, USSB and other parties. These frequencies could provide additional capacity for existing DBS operators thereby enhancing their competitive position relative to the Company. Further, such presently unused frequencies could enable new competitors to enter the DBS market.

     DirecTv, USSB and PrimeStar have instituted aggressive promotional campaigns marketing their respective DBS and Ku-band services. Their marketing efforts have focused on the breadth of popular programming and cost of service. In the case of DirecTv and USSB, their marketing efforts have been joined by AT&T, RCA, Sony Electronics, Inc., and other manufacturers which market DBS receivers and related components. Several other manufacturers have begun manufacturing such equipment, including Uniden America Corp., Toshiba America Consumer Products, Inc., and Hughes Network Systems, Inc.

     Due to their substantially greater resources, earlier market entry, greater number of channels, manufacturing alliances with low-cost, high-volume manufacturers with established retail distribution, possible volume discounts for programming offerings, and, in the case of PrimeStar, relationship with cable programmers, EchoStar is currently at a competitive disadvantage to DirecTv, USSB and PrimeStar.

     OTHER POTENTIAL PROVIDERS OF DBS OR SIMILAR SERVICES. In addition to MCI, DirectSat, USSB and Tempo/PrimeStar, two other companies have been granted conditional permits by the FCC for DBS but are not yet operational.

     Continental currently has an assignment of 11 frequencies at the 61.5DEG. WL orbital slot covering the eastern and central U.S. and 11 frequencies at the 166DEG. WL orbital slot covering the western U.S. On November 21, 1995, the FCC granted Continental an extension of its permit until August 15, 1999. On May 14, 1997 the FCC granted its consent to the assignment of Continental's permit to R/L. The FCC has granted Dominion a conditional construction permit and related rights to eight frequencies at 61.5DEG. WL, the same orbital location where EchoStar III will be located. Dominion and certain EchoStar subsidiaries are parties to the Dominion Agreement pursuant to which Dominion, subject to appropriate FCC approvals, has the right to use eight transponders on EchoStar III to exploit the Dominion frequencies. Additionally, the Dominion Agreement provides that until EchoStar III is operational, Dominion can use an entire transponder on an EchoStar satellite located at 119DEG. WL by paying EchoStar $1 million per month. From December 1996 through April 1997, in consideration of the use of such transponder for a period of five months, Dominion issued five $1 million promissory notes to EchoStar, each due May 10, 1997. When Dominion did not repay the notes, EchoStar exercised its right under the Dominion Agreement, subject to obtaining any necessary FCC approvals, to use and program, for the expected life of the satellite, six of the eight transponders on EchoStar III that Dominion has the right to use and that would operate on frequency channels assigned to Dominion. Dominion has pending FCC applications to modify its permit to rely on the Dominion Agreement to satisfy its due diligence and to extend its permit. These applications have not yet been approved. The Dominion Agreement may also require further FCC approval. Assuming the necessary FCC approvals are obtained and any further required approvals (including any required transfer of control approvals)

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are obtained EchoStar would have the right to use a total of up to 17 transponders on EchoStar III. However, EchoStar's ability to use a total of up to 17 transponders depends on obtaining all necessary FCC approvals, and there can be no assurance that those approvals will be obtained. Dominion also has an assignment of 8 frequencies at the 166DEG. WL orbital slot covering the western and central U.S.

     During March 1996, AlphaStar Television Network, which is owned by Tee-Comm Electronics, Inc., a Canadian company, began offering DTH programming in the U.S. on a limited basis, and intends to expand to 200 channels by the end of 1997. The service uses MPEG-2/DVB digital compression technology to receive medium power Ku-band signals via 24 to 36 inch dishes. On May 27, 1997, AlphaStar filed for bankruptcy protection under Chapter 11.


     Foreign satellite systems also are potential providers of DBS within the U.S. In May 1996, in its DISCO II proceeding, the FCC proposed permitting non-U.S. satellite systems to serve the U.S. if the home country of the foreign-licensed satellite offers open "effective competitive opportunities" ("ECO") in the same satellite service to U.S. licensed satellites. In the February 1997 World Trade Organization Agreement, the U.S. offer contained an exemption from market opening commitments for, among other things, DBS and DTH services. The FCC initiated a proceeding in July 1997 proposing to maintain the ECO test with respect to foreign-licensed satellites seeking to provide DBS and DTH service in the United States.


     The FCC has indicated that it may apply to the ITU for allocation of additional DBS orbital locations capable of providing service to the U.S. Further, Canada, Mexico, and other countries have been allocated various DBS orbital locations which are capable of providing service to part or all of the continental U.S. In general, non-U.S. licensed satellites are not allowed to provide domestic DBS or DTH service in the U.S. However, in November 1996, the U.S. and Mexico signed a Protocol for cross-border DBS and DTH service, and Mexico has indicated that it will auction one or more of its DBS orbital locations.


     Pursuant to the protocol, the FCC already has permitted a company to provide DTH services in the U.S. through a Mexican satellite. Televisa International, LLC ("Televisa") is currently in the process of developing DTH television and related services in Mexico, Latin America, North America, and Europe. Televisa received authorization from the FCC to operate one million receive-only earth stations in the U.S. which are capable of receiving DTH television services from Mexico's Solidaridad II satellite. The Solidaridad II satellite operates at 113DEG. WL providing full-CONUS coverage, and is licensed by the Mexican Government.



     The FCC authorized Televisa to operate receive dishes that are larger, and possibly less attractive to consumers, than the dishes made available by EchoStar. Further, the FCC authorization for Televisa does not provide Televisa's earth stations with protection from unacceptable radio interference from nearby satellite networks. Nevertheless, the authorization of Televisa to provide service from the 113DEG. WL orbital slot may produce additional competition to the full-CONUS service by EchoStar from EchoStar I and EchoStar II.


     In addition, the U.S. has indicated its willingness to enter into similar agreements with other countries in North, Central, and South America. If the U.S. government moves forward with these initiatives, or if other countries authorize DBS providers to use their orbital slots to serve the U.S., additional competition could be created, and EchoStar's DBS authorizations could become less valuable. At this time, EchoStar cannot predict whether these or other recent developments will ultimately result in any additional service to the U.S.

     In addition, it may be possible to utilize extended Ku-band spectrum and mid- and high-power FSS spectrum to serve the U.S. DTH market. A significant amount of available full-CONUS spectrum exists in these bands. Further, it may be possible to utilize Ka-band spectrum for DTH satellite applications, particularly for spot-beam applications. Finally, other potential competitors may provide television programming at any time by leasing transponders from an existing satellite operator.

     WIRELESS CABLE. Multichannel, multipoint distribution ("wireless cable") systems typically offer 20 to 40 channels of programming, which may include local programming (a potential advantage over most digital satellite systems). Developments in high compression digital statistical multiplexing technology are expected to increase significantly the number of channels and video and audio quality of wireless cable systems. Wireless cable operators currently provide an analog signal, with limited capacity and inferior image and sound quality compared to DBS. In order to upgrade their systems to implement digital

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transmission of high-quality video and audio signals, wireless cable operators will be required to install digital decoders in each customer's home at a cost comparable to the cost of an EchoStar Receiver System and make certain modifications to their transmission facilities. The cost of such digital upgrades will be significant and will have to be amortized over a smaller base of potential customers. Wireless cable also requires direct line of sight from the receiver to the transmission tower, which creates the potential for substantial interference from terrain, buildings and foliage in the line of sight. Wireless cable served approximately 1 million subscribers at the end of 1996.

     TELEPHONE COMPANIES. Certain telecommunications carriers, including regional bell operating companies and long distance telephone companies, could become significant competitors in the future, as they have expressed an interest in becoming subscription television and information providers. The 1996 Act, which was enacted in February 1996, permits telephone companies to provide a variety of competitive video services, including owning cable systems, with certain regulatory safeguards. It is also possible for telephone companies to provide high-power DBS service, although any telephone company desiring to become a high-power DBS broadcaster must still obtain an FCC license for an available orbital location. The 1996 Act removes barriers to entry which previously inhibited telephone companies from competing in the provision of video programming and information services. Several large telephone companies have announced plans to acquire or merge with existing cable and wireless cable systems. As more telephone companies begin to provide cable programming and other information and communications services to their customers, additional significant competition for subscribers will develop. Among other things, telephone companies have an existing relationship with virtually every household in their service area, substantial economic resources, and an existing infrastructure and may be able to subsidize the delivery of programming through their position as the sole source of telephone service to the home.


     VHF/UHF BROADCASTERS. Most areas of the U.S. are covered by traditional terrestrial VHF/UHF television broadcasts that typically include three to ten channels. These broadcasters are often low to medium power operators with a limited coverage area and provide local, network and syndicated programming. The local content nature of the programming may be important to the consumer, and VHF/UHF programming is typically free of charge. The FCC has allocated additional digital spectrum to licensed broadcasters. During a transition period ending in 2006, each existing television station will be able to transmit programming on a digital channel that may permit multiple programming services per channel.


     PRIVATE CABLE. Private cable is a multi-channel subscription television service where the programming is received by a satellite receiver and then transmitted via coaxial cable throughout private property, often MDUs, without crossing public rights of way. Private cable generally operates under an agreement with a private landowner to service a specific MDU, commercial establishment or hotel. These agreements are often exclusive arrangements with lengthy (E.G., ten-year) terms, and private cable systems generally are not subject to substantial federal, state or local regulations. The FCC recently amended its rules to allow the provision of point-to-point delivery of video programming by private cable operators and other video delivery systems in the 18 GHz bandwidth. Private cable operators compete with EchoStar for customers within the general market of consumers of subscription television services.


   LOCAL MULTI-POINT DISTRIBUTION SERVICE. In March 1997, the FCC announced its intention to offer two LMDS licenses, one for 1150 MHz and the other for 150 MHz, in each of 493 Basic Trading Areas ("BTAs") pursuant to an auction in the case of mutually exclusive applications. Incumbent local exchange carriers and cable operators will not be allowed to obtain in-region licenses for the larger spectrum block for three years. The LMDS auction is scheduled to occur in December 1997. The broadband 28 GHz LMDS spectrum allocation may enable LMDS providers to offer subscribers a wide variety of audio, video and interactive service options.


     UTILITIES. The 1996 Act also authorizes registered utility holding companies and their subsidiaries to provide video programming services, notwithstanding the Public Utility Holding Company Act. Utilities must establish separate subsidiaries and must apply to the FCC for operating authority. Several such utilities have been granted broad authority by the FCC to engage in activities which could include the provision of video programming.

     DTH PRODUCTS. EchoStar faces competition in the sale of satellite receivers in North America from other manufacturers and distributors. EchoStar, General Instrument Corporation and Uniden America Corporation comprise the three largest competitors in the North American DTH products market (exclusive of DBS products).

     Most major manufacturers of satellite receivers in North America offer a variety of models, from relatively low-priced units to more expensive receivers with a greater number of features. There are few patented components in DTH systems. Competition in the sale of DTH products occurs primarily on the basis of quality, price, service, marketing and features.

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EchoStar believes that it generally competes effectively in all of these areas. In recent years, EchoStar has consistently been highly rated in most of these categories by polls conducted by industry trade publications.

     EchoStar also faces competition in the distribution of DTH systems from approximately 30 distributors in North America. The large number of distributors creates intense competition, primarily with respect to price, marketing and service. EchoStar responds to that competition by offering 24-hour turnaround time on repairs, same day order fulfillment, and what it believes to be one of the top satellite retailer incentive programs in the industry.

     In addition, EchoStar competes against DBS technology and medium power Ku-band DTH systems. As a result of the smaller dish size, DBS and medium power Ku-band systems are more widely accepted than C-band systems, particularly in urban areas. DBS and medium power Ku-band competition have negatively affected, and will continue to negatively affect, C-band sales. However, EchoStar believes that many consumers may continue to choose to purchase C-band systems for the next several years because of the remaining orbital life of existing C-band satellites, the amount and quality of programming available, and the continuing marketing efforts by programmers and others designed to attract and retain C-band subscribers, among other factors.

     Internationally, EchoStar competes against a variety of manufacturers and distributors in different countries. In certain regions, EchoStar has a small market share, while in others, such as Africa, EchoStar believes that it has a larger market share than any of its competitors. In some markets, EchoStar cannot effectively compete due to local restrictions on foreign companies and due to the necessity of using proprietary products for which EchoStar does not hold licenses.

   DTH PROGRAMMING. EchoStar competes with many large DTH programming packages, some of which are affiliated with well-known, large program originators, and some of which are affiliated with cable operators. EchoStar competes by offering promotional programming packages in conjunction with its sales of DTH systems. Since a significant portion of EchoStar's programming sales are generated through DTH retailers, EchoStar also competes for retailer relationships on the basis of commission rates and quality of service offered to the retailer and its customers. In addition, the programming market faces competition from cable television as well as emerging technologies such as DBS services, wireless cable systems, and others. The largest competitors of EchoStar in programming distribution include NetLink Satellite USA, owned by TCI, SuperStar Satellite Entertainment, National Programming Service, Turner Home Satellite, Inc., HBO Direct, Inc. and Showtime Satellite Networks. These competitors have substantially greater financial resources than EchoStar, have substantially more subscribers, and are therefore able to obtain more favorable pricing from programmers than EchoStar.

GOVERNMENT REGULATION

     THE FOLLOWING SUMMARY OF REGULATORY DEVELOPMENTS AND LEGISLATION DOES NOT PURPORT TO DESCRIBE ALL PRESENT AND PROPOSED GOVERNMENT REGULATION AND LEGISLATION AFFECTING THE VIDEO PROGRAMMING DISTRIBUTION INDUSTRY. OTHER EXISTING GOVERNMENT REGULATIONS ARE CURRENTLY THE SUBJECT OF JUDICIAL PROCEEDINGS, LEGISLATIVE HEARINGS OR ADMINISTRATIVE PROPOSALS THAT COULD CHANGE, IN VARYING DEGREES, THE MANNER IN WHICH THIS INDUSTRY OPERATES. NEITHER THE OUTCOME OF THESE PROCEEDINGS NOR THEIR IMPACT UPON THE INDUSTRY OR THE COMPANY CAN BE PREDICTED AT THIS TIME. THIS SECTION SETS FORTH A BRIEF DESCRIPTION OF REGULATORY ISSUES PERTAINING TO OPERATIONS OF THE COMPANY.

     Authorizations and permits issued by the FCC and foreign regulatory agencies performing similar functions are required for the construction, launch and operation of satellites and other components of the EchoStar DBS System, and the sale of satellite receivers and other EchoStar products in certain countries. In addition, as the operator of a privately owned U.S. satellite system, EchoStar is subject to the regulatory authority of the FCC and the Radio Regulations promulgated by the ITU. As a distributor of television programming, EchoStar is also affected by numerous laws and regulations, including the Communications Act. EchoStar believes that it remains free to set prices and serve customers according to its business judgment, without rate regulation or the statutory obligation under Title II of the Communications Act to avoid undue discrimination among customers. Even if, under a future interpretation of the 1996 Act, EchoStar were to be classified as a telecommunications carrier subject to Title II, EchoStar believes that such reclassification would not likely increase substantially the regulatory burdens imposed on EchoStar or have an adverse impact on EchoStar's DBS operations, although there can be no assurance in this regard. EchoStar believes that, because it is engaged in a subscription programming service, it is not subject to many of the regulatory obligations imposed upon broadcast licensees. However, there can be no assurances that the FCC will not find in the future that EchoStar should be treated as a broadcast licensee with respect to its current and future operations. If the FCC were to determine that Echostar is, in fact, a broadcast licensee, EchoStar could be required to comply with all regulatory obligations imposed upon broadcast licensees. EchoStar also requires import and general destination export licenses issued by the U.S. Department of


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Commerce for the delivery of its manufactured products to overseas destinations. Finally, because EchoStar has engaged a Russian launch provider for EchoStar IV, U.S. export regulations apply to the delivery of the satellite and to providing related technical information to the launch provider.




     FCC PERMITS AND LICENSES. As the operator of a DBS system, EchoStar is subject to FCC jurisdiction and review primarily for: (i) assignment of frequencies and orbital slots; (ii) compliance with the terms and conditions of such assignments and authorizations, including required timetables for construction and operation of satellites; (iii) authorization of individual satellites (I.E., meeting minimum financial, legal and technical standards) and earth stations; (iv) avoiding interference with other radio frequency emitters; (v) compliance with rules the FCC has established specifically for holders of U.S. DBS satellite and earth station authorizations, including construction milestones and due diligence requirements; and (vi) compliance with applicable provisions of the Communications Act. The FCC has granted ESC a license to cover 11 specified frequencies for EchoStar I at 119DEG. WL. ESC also has a conditional construction permit for 11 unspecified western frequencies. EchoStar's subsidiary DirectSat has a license to cover ten additional frequencies at the 119DEG. WL orbital location. The FCC also has issued DirectSat a conditional permit for one frequency at 110DEG. WL and 11 frequencies at 175DEG. WL. DBSC holds a conditional construction permit and specific orbital slot assignments for 11 DBS frequencies at each of 61.5DEG. WL and 175DEG. WL.

     During January 1996, the FCC held an auction for 24 frequencies at the 148DEG. WL orbital slot. EchoStar acquired a DBS construction permit for the use of the 24 frequencies at the 148DEG. WL orbital slot for $52.3 million. EchoStar will be required to complete construction of that satellite by December 20, 2000, and the satellite must be in operation by December 20, 2002.

     EchoStar's FCC permits are conditioned on satisfaction of ongoing due diligence, construction, reporting and related obligations. There can be no assurance that EchoStar will be able to comply with the FCC's due diligence obligations or that the FCC will determine that it has complied with such due diligence obligations. EchoStar's permits and extension requests have been and may continue to be contested in FCC proceedings and in court by several companies with interests adverse to EchoStar's, including Dominion, PrimeStar, Advanced, Tempo, DirecTv and others.


     By an Order released January 11, 1996 in File No. 129-SAT-EXT-95, the International Bureau of the FCC granted an extension of ESC's permit to August 15, 1996 with respect to the 119DEG. WL orbital location. It deferred decision on ESC's request for an extension of time with respect to ESC's permit for western assignments pending the FCC's analysis of EchoStar's 1992 due diligence showing for these assignments. By separate Order released January 11, 1996, File No. DBS-88-1, the FCC's International Bureau conditionally granted ESC launch and positioning authority for EchoStar I. ESC and DirectSat have licenses to cover their satellites at 119.2DEG. WL and 118.8DEG. WL. The precise location of ESC's and DirectSat's licensed EchoStar I and EchoStar II satellites may be outside the parameters set forth in their licenses. Therefore, ESC and DirectSat have filed a joint request for an STA to enable them to operate, for 180 days, EchoStar I at 119.05DEG. WL and EchoStar II at 118.95DEG. WL, which also would improve signal quality and facilitate better customer service. That application was not timely opposed. The FCC has not yet ruled on ESC's and DirectSat's request. The 180 day STA, if granted, would commence contemporaneous with an FCC ruling in ESC's and DirectSat's favor. On February 26, 1997, the FCC staff notified EchoStar of its concern that the requested STA might cause interference to the Tempo satellite at 118.8DEG. WL. The FCC required EchoStar to submit a technical analysis in support of the request. EchoStar has submitted such analysis, and Tempo has submitted its own technical analysis supporting a contrary position. There can be no assurance that the FCC will grant or, if granted, renew EchoStar's request. Failure of the FCC to grant EchoStar's request would require EchoStar to take steps to ensure that EchoStar I and EchoStar II are positioned consistent with present FCC authorizations, or to reposition the satellites, and could have an adverse effect on the operation of these satellites. If EchoStar I and EchoStar II were found to have been operated outside their authorized parameters, the FCC could impose monetary forfeitures or other penalties on EchoStar. If the FCC denied the STA, EchoStar believes that this event would not have a material impact on the Company.


     The FCC has granted EchoStar conditional authority to use C-band frequencies for TT&C functions for EchoStar I, stating that the required coordination process with Canada and Mexico has been completed. In January 1996, the FCC received a communication from an official of the Ministry of Communications and Transportation of Mexico stating that EchoStar I's TT&C operations could cause unacceptable interference to Mexican satellites. While EchoStar believes that it is unlikely that the FCC will subsequently require EchoStar to relinquish the use of such C-band frequencies for TT&C purposes, such


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relinquishment could result in the inability to control EchoStar I and the total loss of the satellite.


     Among other regulatory requirements, all of EchoStar's DBS systems are required to conform to the ITU Region 2 Plan for Broadcast Satellite Service ("BSS Plan"). Any operations that are not consistent with the BSS Plan (including, among other things, the EchoStar system's digital transmissions) can only be authorized on a non-interference basis pending successful modification of the BSS Plan or the agreement of all affected administrations to the non-conforming operations. Accordingly, unless and until the BSS Plan is modified to include the technical parameters of a DBS applicant's operations, non-standard satellites must not cause harmful electrical interference to, and are not entitled to any protection from, interference caused by other assignments that are in conformance with the BSS Plan. The ITU has requested certain technical information in order to process the requested modification of the BSS plan for EchoStar I and EchoStar II, and EchoStar has cooperated, and continues to cooperate, with the FCC in the preparation of its responses to any ITU requests. The Company cannot predict when the ITU will act upon this request for modification or if it will be granted.



   By an Order released January 11, 1996 in File No. 131-SAT-EXT-95, the International Bureau extended the construction permit of DirectSat to August 15, 1999. This grant was subject to the condition that DirectSat make significant progress toward construction and operation of its DBS system substantially in compliance with the timetable submitted pursuant to Amendment No. 7 of its satellite construction contract, dated June 17, 1995, or with a more expedited timetable. The International Bureau also urged DirectSat to expedite construction and launch of additional satellites for its DBS system. PrimeStar has filed an application for review requesting that the FCC reverse the International Bureau's decision to extend DirectSat's construction permit. By Order released on September 9, 1996, in File No. DBS-88-02/94-01M, the International Bureau granted DirectSat's request for authority to launch the EchoStar II satellite to 118.8DEG. WL and for approval of certain modifications made to the design of that satellite. In a separate order issued on the same date in File No. 53-SAT-ML-95, the International Bureau granted DirectSat conditional authority to use extended C-band frequencies to perform TT&C functions for the EchoStar II satellite until January 1, 1999, subject to the condition that it cause no harmful interference to other satellites, at which time the FCC will review the suitability of those frequencies for TT&C operations. There can be no assurance that the FCC will extend the authorization to use these C-band frequencies for TT&C purposes. The FCC's refusal to extend such authorization could result in the inability to control EchoStar II and a total loss of the satellite unless the satellite could be moved to another orbital slot with FCC approval.


     By an Order released December 8, 1995, DA 95-2439, in File No. 129-SAT-EXT-95, the FCC has also conditionally granted the request of DBSC for an extension of its permit to November 30, 1998 subject to the condition that the FCC may reconsider the extension and modify or cancel it if DBSC fails to progress towards construction and operation of its system in accordance with the timetable DBSC has submitted to the FCC. PrimeStar has filed an application for review requesting that the FCC reverse the International Bureau's decision to extend DBSC's construction permit. By Order released August 30, 1996, DA-96-1482, in File Nos. DBS 87-01, 55-SAT-AL-96, the FCC consented to the assignment of DBSC's permit to a subsidiary of EchoStar. ESC has a pending application for assignment of western frequencies and an orbital position, which has been opposed. In 1992, the FCC held that ESC had not completed contracting for its western assignments, which is a prerequisite to the grant of specific assignments. The FCC asked ESC to submit amended contract documentation. While EchoStar has submitted such documentation, the FCC has not yet ruled on whether ESC has completed contracting for that satellite. There are no assurances that the FCC will rule favorably on this issue to enable ESC to receive western assignments. The FCC has also deferred action on whether to extend ESC's permit for the western assignments pending a ruling on completion of contracting. The FCC also has declared that it will carefully monitor the semi-annual reports required to be filed by DBS permittees. Failure of EchoStar to file adequate semi-annual reports or to demonstrate timely progress in the construction of its DBS systems may result in cancellation of its permits. EchoStar has not filed all required progress reports with the FCC, and there is a risk that the filed reports may be found by the FCC not to comply fully with its due diligence requirements.


     EchoStar III is anticipated to be launched on October 5, 1997. On August 26, 1997, DBSC filed a request for an STA to test all transponders on EchoStar III. EchoStar also expects to file applications for authority to operate feeder-link earth stations that will communicate with EchoStar III. There can be no assurance that these applications will be granted.


     In the event of a failure or loss of any of EchoStar I, EchoStar II, or EchoStar III, and subject to FCC consent, EchoStar may relocate EchoStar IV and utilize the satellite as a replacement for the failed or lost satellite. Such a relocation would require prior FCC approval and, among other things, a showing to the FCC that EchoStar IV would not cause additional interference compared to EchoStar I, EchoStar II, or EchoStar III. Should EchoStar choose to utilize EchoStar IV in this manner, there can be no assurances that such use would not adversely affect EchoStar's ability to meet the construction, launch and operation deadlines associated with its permits. Failure to meet such deadlines could result in the loss of such permits and would have an

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adverse effect on EchoStar's planned operations.

     The licenses which the FCC issues for an operational DBS system to use frequencies at a specified orbital location are for a term of ten years. At the expiration of the initial license term, the FCC may renew the satellite operator's license or authorize the operator to operate for a period of time on special authority, but there is no assurance that the FCC will take such actions. In the event the FCC declines to renew the operator's license, the operator would be required to cease operations and the frequencies would revert to the FCC. EchoStar also requires FCC authority to operate earth stations, including the earth stations necessary to uplink programming to its satellites.


     On July 18, 1997, EchoStar filed a request for an STA to use the 11 channels assigned to Tempo at the 119DEG. WL orbital location, on the ground that Tempo, while it launched a satellite to that location on March 8, 1997, has not yet started providing service. Tempo has opposed this request on several grounds, including that it is currently testing its satellite. There can be no assurance that the FCC will grant EchoStar's request.



     On November 21, 1996, EchoStar was granted conditional authorization for two-Ku-band FSS satellites to be located at 83 WL and 121 WL, subject, among other things, to submitting additional proof of its financial qualifications (the "ESC License"). While ESC has submitted such proof, PrimeStar and GE Americom have challenged it, and on March 10, 1997 and March 12, 1997, respectively, have separately filed petitions to cancel the ESC License on the ground that the supplemental financial information, filed by ESC in response to the condition set forth in the ESC License, is not adequate. If the FCC granted these petitions, ESC would lose the ESC License. On December 23, 1996, PrimeStar and GE Americom separately filed petitions for reconsideration of the ESC License and the reassignment of one EchoStar satellite to a different orbital slot on the ground that the satellite in dispute will interfere with the GE Americom satellite used by PrimeStar for its medium-power Ku-band service. If the FCC granted these petitions, the satellite in dispute may be reassigned to another orbital location or it may become subject to significant limitation on its power. Finally, PrimeStar and GE Americom have opposed ESC's request for authorization to add C-band capabilities to one satellite of its Ku-band system (the "C-band Capabilities") by separately filing petitions to deny ESC's application to add the C-band Capabilities (on March 10, 1997) on similar grounds set forth in their petitions outlined above. If the FCC granted these petitions, ESC will not get the requested authorization to add the C-band Capabilities. There can be no assurances as to how the FCC will rule with respect to any of these challenges. While EchoStar has not finalized a business plan which incorporates use of this spectrum and is not relying on this spectrum for the generation of future revenues, if the FCC were to rule against EchoStar, a potential future business opportunity would be lost.


     EchoStar has also been granted a conditional license for a two-satellite FSS Ka-band system. That license was based on an orbital plan agreed upon by applicants in EchoStar's processing round. Certain of these applicants have now requested changes to that orbital plan. One company (Norris) has requested a stay of the plan, and petitions for reconsideration are pending against certain of the licenses covered by the plan. There can be no assurance that review of the recently granted Ka-band licenses and orbital plan by the International Bureau and the full FCC will not eliminate the basis for EchoStar's conditional license and result in loss of that license.


     EchoStar also has an application pending with the FCC for two extended Ku-band FSS satellites to be located at 85DEG. WL and 91DEG. WL. EchoStar also has requested FCC authorization to modify its proposed Ku-band system to add C-band capabilities to one satellite. These applications and requests for modification have been opposed by various parties. There can be no assurance that the FCC will grant any of these applications or requests for modifications. Any such initial applications that are granted would have a ten-year license term and the same renewal obligations as pertain to DBS licenses.


     On August 20, 1997, GE Americom filed an application requesting modification of its license for a C-band/Ku-band satellite currently located at 89DEG. WL, to allow relocation of that satellite to 83DEG. WL. In support of that request, GE has argued that the license for that satellite is set to expire before EchoStar's FSS satellite is expected to be launched to that location. EchoStar has opposed the modification application, but has stated that it would not oppose a request for temporary relocation of GE's satellite to that slot on an STA basis.


     DBS RULES. Once the FCC grants a conditional construction permit, the permittee must proceed with due diligence in constructing the system. The FCC has adopted specific milestones that must be met in order to retain the permit, unless the FCC determines that an extension or waiver is appropriate, and permittees must file semi-annual reports on the status of their due diligence efforts. The due diligence milestones require holders of conditional permits to complete contracting for construction of their systems within one year of grant of the permit (with no unresolved contingencies that could preclude substantial


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construction of the satellites), and to place all satellite stations comprising the system in operation within six years of grant of the permit. In addition, holders of permits received after January 19, 1996 must complete construction of the first satellite in their system within four years of grant of the permit. The FCC also may impose other conditions on the grant of the permit. The holders of new DBS authorizations issued on or after January 19, 1996 must also provide DBS service to Alaska and Hawaii where the service is technically feasible from the acquired orbital locations, which includes 148DEG. WL. Those holding DBS permits as of January 1996 must either provide DBS service to Hawaii or Alaska from at least one of their orbital locations or relinquish their western assignments. Subject to applicable regulations governing non-DBS operations, a licensee may make unrestricted use of its assigned frequencies for non-DBS purposes during the first five years of the ten-year license term. After the first five years, the licensee may continue to provide non-DBS service so long as at least half of its total capacity at a given orbital location is used each day to provide DBS service.

     Failure to comply with applicable Communications Act requirements and FCC rules, regulations, policies, and orders may result in the FCC's revoking, conditioning, or declining to review or extend an authorization.


     FOREIGN OWNERSHIP LIMITATIONS. The Communications Act of 1934, as amended, and the FCC's implementing regulations provide that, where subsidiaries of a holding company hold certain types of FCC licenses, foreign nationals or their representatives may not own in excess of 25% of the total equity of the holding company, considered on a fully-diluted basis, except upon an FCC public interest determination. While the FCC's International Bureau has ruled that these limitations do not apply to DBS authorizations, the ruling has been challenged and the question remains open. Furthermore, the limitations will apply to EchoStar's FSS authorizations if EchoStar holds itself out as a common carrier or if the FCC decides to treat it as such a carrier.



     A recent survey of EchoStar's equity owners discloses that EchoStar's foreign ownership in May of this year was under 5%, well below these limitations, if they were to apply. However, if the purchase by foreigners or their representatives of EchoStar's existing or new equity securities, including the Senior Preferred Stock issued pursuant to the Offering, would cause the foreign ownership limitations to be exceeded, a separate FCC determination that such ownership was consistent with the public interest would be required in order to avoid a violation of the Act and/or the FCC's rules.


     THE 1996 ACT. The 1996 Act clarifies that the FCC has exclusive jurisdiction over DTH satellite services and that criminal penalties may be imposed for piracy of DTH satellite services. The 1996 Act also offers DBS operators relief from private and local government-imposed restrictions on the placement of receiving antennae. In some instances, DBS operators have been unable to serve areas due to laws, zoning ordinances, homeowner association rules, or restrictive property covenants banning the installation of antennae on or near homes. The FCC recently promulgated rules designed to implement Congress' intent by prohibiting any restriction, including zoning, land use or building regulation, or any private covenant, homeowners' association rule, or similar restriction on property within the exclusive use or control of the antenna user where the user has a direct or indirect ownership interest in the property, to the extent it impairs the installation, maintenance or use of a DBS receiving antenna that is one meter or less in diameter or diagonal measurement, except where such restriction is necessary to accomplish a clearly defined safety objective or to preserve a recognized historic district. Local governments and associations may apply to the FCC for a waiver of this rule based on local concerns of a highly specialized or unusual nature. The FCC also issued a further notice of proposed rulemaking seeking comment on whether the 1996 Act applies to restrictions on property not within the exclusive use or control of the viewer and in which the viewer has no direct or indirect property interest. The 1996 Act also preempted local (but not state) governments from imposing taxes or fees on DTH services, including DBS. Finally, the 1996 Act required that multichannel video programming distributors such as DBS operators fully scramble or block channels providing indecent or sexually explicit adult programming. If a multi-channel video programming distributor cannot fully scramble or block such programming, it must restrict transmission to those hours of the day when children are unlikely to view the programming (as determined by the FCC). On March 24, 1997, the U.S. Supreme Court let stand a lower court ruling that allows enforcement of this provision pending a constitutional challenge. In response to this ruling, the FCC declared that its rules implementing the scrambling provision would become effective on May 18, 1997.


   THE CABLE ACT. In addition to regulating pricing practices and competition within the franchise cable television industry, the Cable Act was intended to establish and support existing and new multi-channel video services, such as wireless cable and DBS, to provide subscription television services. EchoStar has benefited from the programming access provisions of the Cable Act and implementing rules in that it has been able to gain access to previously unavailable programming services and, in some circumstances, has obtained certain programming services at reduced cost. Any amendment to, or interpretation of, the Cable Act or the FCC's rules that would permit cable companies or entities affiliated with cable companies to discriminate against competitors such as EchoStar in making programming available (or to discriminate in the terms and conditions of such

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availability) could adversely affect EchoStar's ability to acquire programming on a cost-effective basis. Certain of the restrictions on cable-affiliated programmers will expire in 2002 unless the FCC extends such restrictions.



   The Cable Act also requires the FCC to conduct a rulemaking that will impose public interest requirements for providing video programming by DBS licensees, including, at a minimum, reasonable and non-discriminatory access by qualified candidates for election to public office and the obligation to set aside four to seven percent of the licensee's channel capacity for non-commercial programming of an educational or informational nature. Within this set-aside requirement, DBS providers must make capacity available to "national educational programming suppliers" at below-cost rates. The FCC is conducting a rulemaking to implement this statutory provision.


   While DBS operators like EchoStar currently are not subject to the "must carry" requirements of the Cable Act, the cable industry has argued that DBS operators should be subject to these requirements. In the event the "must carry" requirements of the Cable Act are revised to include DBS operators, or to the extent that new legislation of a similar nature is enacted, EchoStar's future plans to provide local programming will be adversely affected, and such must-carry requirements could cause the displacement of possibly more attractive programming.


   SATELLITE HOME VIEWER ACT. The SHVA establishes a "compulsory" copyright license that allows a DBS operator, for a statutorily-established fee, to retransmit local network programming to subscribers for private home viewing so long as that retransmission is limited to those persons in unserved households. In general, an "unserved household," with respect to a particular television network, is defined as one that cannot receive, through the use of a conventional outdoor rooftop antenna, a sufficient over-the-air network signal "of a primary network station affiliated with that network", and has not, within 90 days prior to subscribing to the DBS service, subscribed to a cable service that provides that network signal. While the scope of the compulsory license is not certain, the U.S. Copyright Office has indicated in a letter it would not object to the filing of statements of account (which is a method for calculating and paying royalties for retransmission) in connection with the provision by satellite of local network signals into the non-overlapping Grade B contour of a network affiliate.



   On August 28, 1997, a Copyright Arbitration Royalty Panel ("CARP"), appointed to recommend royalties for satellite retransmissions of network-affiliated television and superstation signals pursuant to the compulsory license of Section 119 of the Copyright Act, delivered its report to the Librarian of Congress. In the CARP's recommendation, which must be either adopted or changed by the Librarian within 60 days from August 28, 1997, the CARP held it has no jurisdiction to set royalties for local satellite retransmissions of the signals of network-affiliated television stations, on the grounds that the compulsory license of the Copyright Act does not extend to such retransmissions. While EchoStar has petitioned the Librarian to modify the CARP report, the petition has been opposed, and there can be no assurance that the petition will be granted. Moreover, EchoStar is continuing its efforts to secure passage of legislation that will clarify and extend the scope of the compulsory license with respect to local network signals. If the CARP's position is upheld by the Librarian and legislation to clarify and extend the scope of the compulsory license is not passed, EchoStar would be prevented from relying on the compulsory copyright license to retransmit local network-affiliated stations' signals and may have to engage in the relatively cumbersome process of negotiating and obtaining copyright licenses from all individual copyright holders instead.



   The CARP also recommended setting at zero the royalty rate for local retransmissions of superstation signals. This recommendation may be favorable to EchoStar, because it may provide a basis for the proposition that the royalty rate for all local-into-local retransmissions (to the extent permitted) should be zero. However, there can be no assurance that the Librarian will adopt the CARP's recommendation.



   Subject to the foregoing discussion, EchoStar intends to offer local programming, including local network programming, to certain population centers within the continental U.S. In order to retransmit local programming into a market, EchoStar must obtain the retransmission consent of the local stations, in addition to any requisite copyright licenses. EchoStar's ability to transmit local programming via satellite into the markets from which the programming is generated may attract incremental subscribers who would not otherwise be willing to purchase satellite systems.

   In addition, in its August 28, 1997 report, the CARP recommended that the royalty rate for satellite retransmissions of distant network-affiliated station and distant superstation signals be set at 27 cents per subscriber per month - a substantial increase compared to the previously applicable rates, which ranged from 6 to 17.5 cents. While the Satellite Broadcasting & Communications Association, of which EchoStar is a member, has requested modifications to the CARP report, this request has been opposed, and there can be no assurance that this request will be granted. Several Congressman have publicly voiced their opposition to the 27 cent royalty rate recommended by CARP; a sub-committee chairman and ranking member have requested that the Librarian of Congress stay the CARP's recommendation for 18 months.



   EchoStar believes that it may be able to pass through the recommended increases (should they be adopted) to its customers by separately tiering the channels involved, so that its operating margins are not substantially affected. However, the recommended increases may adversely affect the competitiveness of EchoStar vis-a-vis cable operators, which pay lower rates to copyright holders.


   EXPORT REGULATION. From time to time, EchoStar requires import licenses and general destination export licenses to receive and deliver components of DTH systems. EchoStar has contracted with LKE for the launch of EchoStar IV from the Republic of Kazakhstan. Export licenses will be required to be obtained from the Department of Commerce for the transport of any satellites to the Republic of Kazakhstan. Lockheed Martin will be required to obtain technical data exchange licenses from the Department of Commerce permitting the exchange between Lockheed Martin and LKE of certain information necessary to prepare the satellites for launch. No assurances can be given that the data exchange or export licenses will be granted, or that implementation of a trade agreement between the U.S. and Russia will not negatively affect EchoStar's ability to launch EchoStar IV. LKE has advised EchoStar, however, that, while no assurances can be given, it believes the necessary technical data and hardware export licenses can be obtained in time for the scheduled launch of EchoStar IV. There can be no assurance those licenses will be obtained in a timely manner to avoid a launch delay.

PATENTS AND TRADEMARKS

   EchoStar uses a number of trademarks for its products and services, including "EchoStar-Registered Trademark-," "DISH Network-TM-," "DISH Network--SM--," "America's Top 40," "America's Top 50 CD," and others. Certain of these trademarks are registered by EchoStar, and those trademarks that are not registered are generally protected by common law and state unfair competition laws. Although EchoStar believes that these trademarks are not essential to EchoStar's business, EchoStar has taken affirmative legal steps to protect its trademarks in the past and intends to actively protect these trademarks in the future.

   EchoStar is the assignee of certain patents for products and product components manufactured and sold by EchoStar, none of which EchoStar considers to be significant to its continuing operations. In addition, EchoStar has obtained and, although no assurances can be given, expects to obtain, licenses for certain patents necessary to the manufacture and sale by EchoStar and others of DBS receivers and related components. EchoStar has been notified that certain features of the EchoStar Receiver System allegedly infringe on patents held by others, and that royalties are therefore required to be paid. EchoStar is investigating allegations of infringement and, if appropriate, intends to vigorously defend against any suit filed by the parties. There can be no assurance that the Company will be able to successfully defend any suit, if brought, or that the Company will be able to obtain a license for any patent that might be required. See "Business--Legal Proceedings."

EMPLOYEES


   EchoStar had approximately 1,600 employees at August 31, 1997, of which approximately 1,525 worked in EchoStar's domestic operations and approximately 75 of which worked in EchoStar's international operations. EchoStar is not a party to any collective bargaining agreement and considers its relations with its employees to be good. EchoStar intends to hire additional personnel as required.

PROPERTIES

    EchoStar owns its corporate headquarters, its Digital Broadcast Center in Cheyenne, Wyoming, its customer call center in Thornton, Colorado, and office/warehouse facilities in three additional locations. The following table sets forth certain information concerning EchoStar's properties.

                                                 APPROXIMATE
DESCRIPTION/USE          LOCATION               SQUARE FOOTAGE  OWNED OR LEASED

Corporate Headquarters
  and Warehouse
  Distribution Center... Englewood, Colorado         155,000       Owned
Office and Distribution
  Center................ Sacramento, California       78,500       Owned
Digital Broadcast
Center.................. Cheyenne, Wyoming            55,000       Owned
Customer Call Center.... Thornton, Colorado           55,000       Owned
European Headquarters
and Warehouse........... Almelo, The Netherlands      53,800       Owned
Warehouse Facility...... Denver, Colorado             40,000       Owned
Office and Distribution
  Center................ Bensenville, Illinois        19,000      Leased
Office and Distribution
  Center................ Miami, Florida               16,500      Leased
Office and Distribution
  Center................ Norcross, Georgia            16,000      Leased
Office and Distribution
  Center................ Columbia, Maryland           17,600      Leased
Office and Distribution
  Center................ Dallas, Texas                11,200      Leased
Office and Distribution
  Center................ Phoenix, Arizona             10,000      Leased
Asian Distribution
  Center................ Singapore                     7,000      Leased
Office.................. Madrid, Spain                 2,100      Leased
Asian Headquarters...... Singapore                     1,900      Leased
Office.................. Bombay, India                 1,200      Leased
Office.................. Beijing, China                1,000      Leased
Office.................. Bangalore, India              1,200      Leased

LEGAL PROCEEDINGS

     On July 29, 1996, EAC, DNCC, ESC and Echosphere Corporation (collectively, "EchoStar Credit"), filed a civil action against Associates which is currently pending in the U.S. District Court in the District of Colorado. EchoStar Credit alleges that Associates, among other things, breached its contract with EchoStar Credit pursuant to which Associates agreed to finance the purchase of EchoStar Receiver Systems by consumers. EchoStar Credit alleges that Associates' refusal to finance certain prospective consumers has resulted in the loss of prospective customers to EchoStar's competitors. In addition, EchoStar Credit alleges that the loss of sales due to Associate's action forced EchoStar to lower the price on its products. Associates filed counterclaims against EAC for fraud and breach of contract. Associates seeks approximately $10.0 million by way of its counterclaims. EAC intends to vigorously defend against such counterclaims. A trial date has not yet been set. It is too early in the litigation to make an assessment of the probable outcome.

     On April 25, 1997, ESC and Sagem, S.A., ("Sagem"), a French corporation, signed a settlement and release agreement under which Sagem agreed to return a $10.0 million down payment made to Sagem and agreed to release the $15.0 million placed in escrow with a bank in connection with a manufacturing agreement entered into in April 1995. ESC and Sagem have released all claims against each other.

     Certain purchasers of C-band and DISH Network-SM- systems have filed actions in various state courts in Alabama naming EchoStar, EAC or Echosphere Corporation as a defendant and seeking actual and punitive damages. At least ten actions have been filed. EchoStar believes additional actions may be filed. Plaintiffs' attorneys also may attempt to certify a class and/or add additional plaintiffs to the existing actions and seek greater damages. A trial date (March 2, 1998) has been established for only one of the aforementioned actions. The actions filed to date also name as defendants the dealer and its employees who sold the equipment and the EAC financing source, which owns the consumer loans, made to the purchasers. Four of the actions involve EAC and HRSI and six claims involve EAC and Bank One Dayton, N.A. EchoStar denies liability and intends to vigorously defend against the claims, which include allegations of fraud and lending law violations. While the actual damages claimed are not material, EchoStar is aware that juries in Alabama have recently issued a number of verdicts awarding substantial punitive damages on actual damage claims of less than $10,000.

     EAC and HRSI entered into a Merchandise Financing Agreement in 1989 (the "Merchant Agreement") pursuant to which HRSI acted as a consumer financing source for the purchase of, among other things, satellite systems distributed by Echosphere Corporation, a subsidiary of EchoStar, to consumers through EAC dealers. HRSI terminated the Merchant Agreement as of December 31, 1994. During February 1995, EAC and Echosphere (the "EAC Parties") filed suit against HRSI. The case is pending in U.S. District Court in Colorado (the "HRSI Litigation"). The EAC Parties have alleged, among other things, breach of contract, breach of fiduciary duty, fraud and wanton and willful conduct by HRSI in connection with termination of the Merchant Agreement and related matters. The EAC parties are seeking damages in excess of $10.0 million. HRSI's counterclaims have been dismissed with prejudice. Summary judgment motions have been pending on all remaining issues since May 1996. A trial date has not been set.

     On February 24, 1997, EchoStar and News announced the News Agreement pursuant to which, among other things, News agreed to acquire approximately 50% of the outstanding capital stock of EchoStar. News also agreed to make available for use by EchoStar the DBS permit for 28 frequencies at 110DEG. WL purchased by MCI for over $682 million following a 1996 FCC auction. During late April 1997, substantial disagreements arose between the parties regarding their obligations under the News Agreement.

     On May 8, 1997, EchoStar filed a Complaint in the Court, Civil Action No. 97-960, requesting that the Court confirm EchoStar's position and declare that News is obligated pursuant to the News Agreement to lend $200 million to EchoStar without interest and upon such other terms as the Court orders.

     On May 9, 1997, EchoStar filed a First Amended Complaint significantly expanding the scope of the litigation, to include breach of contract, failure to act in good faith, and other causes of action. EchoStar seeks specific performance of the News Agreement and damages, including lost profits based on, among other things, a jointly prepared ten-year business plan showing expected profits for EchoStar in excess of $10 billion based on consummation of the transactions contemplated by the News Agreement.

     On June 9, 1997, News filed an answer and counterclaims seeking unspecified damages. News' answer denies all of the material allegations in the First Amended Complaint and asserts numerous defenses, including bad faith, misconduct and failure to disclose material information on the part of EchoStar and its Chairman and Chief Executive Officer, Charles W. Ergen. The counterclaims, in which News is joined by its subsidiary American Sky Broadcasting, L.L.C., assert that EchoStar and Ergen breached their agreements with News and failed to act and negotiate with News in good faith. EchoStar has responded to News' answer and denied the allegations in their counterclaims. EchoStar also has asserted various affirmative defenses. EchoStar intends to diligently defend against the counterclaims. The parties are now in discovery. The case has been set for a five week trial commencing June 1, 1998, but that date could be postponed.

     While EchoStar is confident of its position and believes it will ultimately prevail, the litigation process could continue for many years and there can be no assurance concerning the outcome of the litigation.

     EchoStar is a party to certain other legal proceedings arising in the ordinary course of its business. EchoStar does not believe that any of these proceedings will have a material adverse affect on EchoStar's financial position or results of operations.

                                   MANAGEMENT

DIRECTORS AND OFFICERS

     The following table sets forth information concerning certain officers and directors of EchoStar:

NAME                            AGE                       POSITION

Charles W. Ergen.............    44       Chairman, Chief Executive Officer,
                                            President and Director
Alan M. Angelich.............    53       Director
Raymond L. Friedlob..........    52       Director
James DeFranco...............    44       Executive Vice President and Director
R. Scott Zimmer..............    41       Vice Chairman and Vice President
David K. Moskowitz...........    39       Senior Vice President, General Counsel
                                            and Secretary
Michael T. Dugan.............    48       Senior Vice President, Consumer
                                            Products Division
Steven B. Schaver............    43       Chief Financial and Chief Operating
                                            Officer
John R. Hager................    35       Treasurer and Controller

     CHARLES W. ERGEN.   Mr. Ergen has been Chairman of the Board of
Directors, Chief Executive Officer and President of EchoStar since its formation and, during the past five years, has held various positions with EchoStar's subsidiaries, including President and Chief Executive Officer of Echosphere, Echonet Business Network, Inc. ("EBN") and ESC, and Director of Echosphere, HTS, EchoStar International Corporation ("EIC"), ESC and EBN. Mr. Ergen, along with his spouse and James DeFranco, was a co-founder of EchoStar in 1980. Commencing in March 1995, Mr. Ergen also became a director of SSET, a company principally engaged in the manufacture and sale of satellite telecommunications equipment.

     ALAN M. ANGELICH.   Mr. Angelich has been a director of EchoStar and a
member of its Audit and Executive Compensation Committees since October 1995. Mr. Angelich is presently a principal with Janco Partners, Inc., an investment banking firm specializing in the telecommunications industry. From May 1982 to October 1993, Mr. Angelich served in various executive capacities with Jones Intercable, Inc., including Vice Chairman of its Board of Directors from December 1988 to October 1993. From August 1990 to October 1993, Mr. Angelich was also the Chief Executive Officer of Jones Capital Markets, Inc.


     RAYMOND L. FRIEDLOB.   Mr. Friedlob has been a director of EchoStar and
a member of its Audit and Executive Compensation Committees since October 1995. Mr. Friedlob is presently a member of the law firm of Friedlob Sanderson Raskin Paulson & Tourtillot, LLC. Prior to 1995, Mr. Friedlob was a partner of Raskin & Friedlob, where he had practiced since 1970. Mr. Friedlob specializes in federal securities law, corporate law, leveraged acquisitions, mergers and taxation.


     JAMES DEFRANCO. Mr. DeFranco, currently the Executive Vice President of EchoStar, has been a Vice President and a Director of EchoStar since its formation and, during the past five years, has held various positions with EchoStar's subsidiaries, including President of HTS, EAC and HT Ventures, Inc. ("HTV"), Executive Vice President of ESC, Senior Vice President of Echosphere and EBN, and Director of SSI, Echosphere, HTS, EAC, EBN and HTV. Mr. DeFranco, along with Mr. Ergen and Mr. Ergen's spouse, was a co-founder of EchoStar in 1980.

     R. SCOTT ZIMMER.   Mr. Zimmer has been a Vice President and a Director
of EchoStar since its formation. For the past five years, Mr. Zimmer has managed the international operations of EchoStar and its subsidiaries.

     DAVID K. MOSKOWITZ.   Mr. Moskowitz is the Senior Vice President,
Secretary and General Counsel of EchoStar. Mr. Moskowitz joined EchoStar in March 1990. Mr. Moskowitz is responsible for all legal and certain of the business affairs of EchoStar and its subsidiaries. From June 1986 to March 1990, Mr. Moskowitz was corporate counsel for M.D.C. Holdings, Inc., a publicly-held home builder and mortgage finance company.

     MICHAEL T. DUGAN.   Mr. Dugan is the Senior Vice President of the
Consumer Products Division of EchoStar. In that capacity, Mr. Dugan is responsible for all engineering and manufacturing operations at EchoStar. Mr. Dugan has been with EchoStar since 1990.

     STEVEN B. SCHAVER.   Mr. Schaver was named the Chief Financial Officer of
EchoStar in February 1996. In November 1996, Mr. Schaver also was named Chief Operating Officer. From November 1993 to February 1996, Mr. Schaver was the Vice President of EchoStar's European and African operations. From July 1992 to November 1993, Mr. Schaver was the Director of Sales and Marketing for EchoStar's largest Spanish customer, Internacional de Telecomunicaciones,
S.A. in Madrid, Spain. Prior to July 1992 and since joining EchoStar in 1984, he has held various positions with subsidiaries of EchoStar, including Vice President of European operations. Prior to joining EchoStar Mr. Schaver was a Banking Officer with Continental Illinois National Bank.

     JOHN R. HAGER.   Mr. Hager has been Treasurer and Controller of EchoStar
since February 1997. From August 1993 to February 1997, Mr. Hager was Controller of American Telecasting, Inc., a national operator of multiple wireless cable systems. Previously, Mr. Hager was with the Denver office of Ernst & Young from May 1984 until August 1993, most recently as Audit Senior Manager.

     The Board of Directors of EchoStar currently has an Audit Committee and an Executive Compensation Committee, both of which were established in October 1995. The present members of the Audit and Executive Compensation Committees are Messrs. Angelich and Friedlob. The principal functions of the Audit Committee are: (i) to recommend to the Board of Directors the selection of independent public accountants; (ii) review management's plan for engaging EchoStar's independent public accountants during the year to perform non-audit services and consider what effect these services will have on the independence of the accountants; (iii) review the annual financial statements and other financial reports which require approval by the Board of Directors;
(iv) review the adequacy of EchoStar's system of internal accounting controls; and (v) review the scope of the independent public accountants' audit plans and the results of the audit. The principal function of the Executive Compensation Committee is to award grants under and administer EchoStar's Stock Incentive Plan.

     The Board of Directors of the Issuer consists of Messrs. Ergen, DeFranco and Moskowitz. The Board of Directors of the Issuer has no committees. The officers of the Issuer are Charles W. Ergen, Chairman and President; James DeFranco, Director; and David K. Moskowitz, Senior Vice President, General Counsel and Secretary.

EXECUTIVE COMPENSATION

     Executive Officers are compensated by certain subsidiaries of EchoStar. The following table sets forth the cash and non-cash compensation for the fiscal years ended December 31, 1996, 1995 and 1994 for the Named Executive Officers.

                                   SUMMARY COMPENSATION TABLE


                                                                                         LONG TERM
                                                                                        COMPENSATION
                                                                                           AWARDS/
                                                                          OTHER ANNUAL    SECURITIES
                                                                          COMPENSATION    UNDERLYING        ALL OTHER
NAME AND PRINCIPAL POSITION                  YEAR     SALARY      BONUS       (1)           OPTIONS      COMPENSATION (2)
Charles W. Ergen ..........................  1996   $190,000     $ --       $    --         17,030          $140,680
Chairman and Chief Executive Officer         1995    190,000       --            --         14,705            15,158
                                             1994    177,578       --            --         53,568               888

Carl E. Vogel (3) .........................  1996    166,923        --            --             --            12,798
President                                    1995    150,000        --            --         21,641            11,346
                                             1994    107,300        --            --        375,776               500

R. Scott Zimmer ...........................  1996    160,000        --        36,265             --            22,461
Vice Chairman and Vice President             1995    160,000        --        88,229         14,705            32,390
                                             1994    148,006        --        74,396         42,855            18,990

James DeFranco ............................  1996    160,000        --            --             --            48,990
Executive Vice President and Director        1995    156,923        --            --         11,764            15,158
                                             1994    154,461        --            --         42,855             1,000

Steven B. Schaver .........................  1996   142,498     11,787        14,340             --            12,516
Chief Operating Officer and Chief Financial  1995   116,755     21,012         4,777         23,240            10,597
Officer                                      1994    85,602         --            --         10,713                --


David K. Moskowitz ........................  1996   142,692     10,000            --          7,495            12,994
Senior Vice President and General Counsel    1995    30,000     10,000            --         28,048            13,270
                                             1994    25,384         --            --         53,568             1,000

---------------

(1) With respect to Mr. Zimmer and Mr. Schaver, "Other Annual Compensation" includes housing and car allowances related to their overseas assignments. While each Named Executive Officer enjoys certain other perquisites, such perquisites do not exceed the lesser of $50,000 or 10% of each Officer's salary and bonus.


(2) "All Other Compensation" includes amounts contributed to the EchoStar's 401(k) plan and health insurance premiums paid on behalf of the Named Executive Officers. With respect to Mr. Ergen, Mr. DeFranco and Mr. Zimmer, "All Other Compensation" also includes payments made in connection with a tax indemnification agreement between EchoStar and such individuals. WithA respect to Mr. Zimmer, "All Other Compensation" also includes home leave and education allowances related to his overseas assignment.


(3)  Mr. Vogel tendered his resignation in March 1997.

   The following table provides information concerning grants of options to purchase shares of Class A Common Stock of EchoStar made in 1996 to the named executive officers.

                         OPTION GRANTS IN LAST FISCAL YEAR

                                 NUMBER OF      PERCENT OF
                                SECURITIES    TOTAL OPTIONS
                                UNDERLYING      GRANTED TO        EXERCISE
                                 OPTIONS       EMPLOYEE IN       PRICE PER                           GRANT DATE
        NAME                     GRANTED          1996             SHARE        EXPIRATION DATE     PRESENT VALUE

Charles W. Ergen .............  17,030(1)         12.3%           $29.36        August 1, 2006       $280,804(2)
David K. Moskowitz ...........   7,495(1)          5.4%            26.69        August 1, 2006        127,601(2)

----------------------

(1) In August 1996, EchoStar granted options to the Named Executive Officers, among other key employees, to purchase shares of Class A Common Stock. The options vest 20% on August 1, 1997, and 20% thereafter on August 1, 1998, 1999, 2000 and 2001. See "--Stock Incentive Plan." The options expire five years from the date on which each portion of the option first becomes exercisable, subject to early termination in certain circumstances.

(2) Option values reflect Black-Scholes model output for options. The assumptions used in the model were expected volatility of 62%, risk free rate of return of 6.8%, dividend yield of 0%, and time to exercise of six years.

     The following table provides information as of December 31, 1996, concerning unexercised options to purchase Class A Common Stock:

                          FISCAL YEAR END OPTION VALUES

                                NUMBER OF                         NUMBER OF SECURITIES
                                 SHARES                          UNDERLYING UNEXERCISED        VALUE OF UNEXERCISED
                                ACQUIRED           VALUE               OPTIONS AT            IN-THE-MONEY OPTIONS AT
NAME                           ON EXERCISE        REALIZED         DECEMBER 31, 1996            DECEMBER 31, 1996 (1)
                                                              -----------------------------  ----------------------------
                                                               EXERCISABLE  UNEXERCISABLE     EXERCISABLE  UNEXERCISABLE
Charles W. Ergen ...........          --         $       --      24,367       60,936            $268,108     $465,963
R. Scott Zimmer ............      17,000            300,589       3,082       37,478              16,499      384,532
Carl E. Vogel ..............     322,208          8,566,272      25,753       49,456             286,619      468,031
James DeFranco .............          --                 --      19,494       35,125             228,898      372,767
Steven B. Schaver ..........          --                 --       8,931       25,022              76,524      170,486
David K. Moskowitz .........          --                 --      27,034       62,077             289,817      480,824

----------------------

(1) The dollar value of each exercisable and unexercisable option was calculated by multiplying the number of shares of Class A Common Stock underlying the option by the difference between the exercise price of the option and the closing price (as quoted in the Nasdaq National Market) of a share of Class A Common Stock on December 31, 1996.

   EXECUTIVE COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION. Prior to October 1995, the Company did not have an Executive Compensation Committee, and its Board of Directors determined all matters concerning executive compensation.

   DIRECTOR COMPENSATION. Directors of the Company who are not also Executive Officers of the Company receive $500 for each meeting of the Board of Directors attended and are reimbursed for reasonable travel expenses related to attendance at Board meetings. Directors of the Company are elected annually by the stockholders of the Company. Directors of the Company are not compensated for their services as Directors. Directors who are not also employees of the Company are granted shares of options under the 1995 Nonemployee Director Stock Option Plan (the "Director Plan") to acquire 1,000 shares of Class A Common Stock of the Company upon election to the Board. Each of Messrs. Angelich and Friedlob was granted options to acquire 1,000 shares of Class A Common Stock of the Company on December 22, 1995 pursuant to the Director Plan. These options were 100% vested upon issuance and have an exercise price of $20.25 per share and a term of five years. Additionally, in February

1997, each of Messrs. Angelich and Friedlob was granted options to acquire 5,000 shares of Class A Common Stock of the Company. These options were 100% vested upon issuance and have an exercise price of $17.00 and a term of five years.

   STOCK INCENTIVE PLAN. The Company adopted the Incentive Plan to provide incentives to attract and retain Executive Officers and other key employees. The Company's Executive Compensation Committee administers the Incentive Plan. Key employees are eligible to receive awards under the Incentive Plan, in the Committee's discretion.

   Awards available under the Incentive Plan include: (i) common stock
purchase options; (ii) stock appreciation rights;   (iii) restricted stock
and restricted stock units; (iv) performance awards; (v) dividend equivalents; and (vi) other stock-based awards. The Company has reserved up to 10.0 million shares of Class A Common Stock for granting awards under the Incentive Plan. Under the terms of the Incentive Plan, the Executive Compensation Committee retains discretion, subject to plan limits, to modify the terms of outstanding awards and to reprice awards.


   Pursuant to the Incentive Plan, the Company has granted options to its Executive Officers and other key employees for the purchase of a total of 1,303,147 shares of Class A Common Stock. These options generally vest at the rate of 20% per year, commencing one year from the date of grant and 20% thereafter on each anniversary of the date of grant. The exercise prices of these options range between $9.33 and $29.36 per share of Class A Common Stock.

   Effective July 1, 1997, the Executive Compensation Committee of the
Board of Directors (the "Executive Compensation Committee") voted to reprice all outstanding options with an exercise price greater than $17.00 per share of Class A Common Stock to $17.00 per share of Class A Common Stock. The price to which the options were repriced exceeded the fair market value of EchoStar's Class A Common Stock as of the date of the repricing. Options to purchase approximately 288,000 shares of Class A Common Stock were affected by this repricing.



   LAUNCH BONUS PLAN. Effective September 9, 1996 EchoStar granted a performance award of ten shares of Class A Common Stock to all full-time employees with more than 90 days of service. The total number of shares granted relative to the performance award approximated 7,390 shares.
   EchoStar expects to grant a performance award of ten shares of its Class A Common Stock to all full-time employees with more than 90 days of service in connection with the launch of EchoStar III, which is expected to be launched on October 5, 1997. The total number of shares to be issued will not be determinable until immediately prior to the launch of EchoStar III.



   401(K) PLAN. In 1983, EchoStar adopted a defined-contribution tax-qualified 401(k) plan. EchoStar's employees become eligible for participation in the 401(k) plan upon completing six months of service with EchoStar and reaching age 21. 401(k) plan participants may contribute an amount equal to not less than 1% and not more than 15% of their compensation in each contribution period. EchoStar may make a 50% matching contribution up to a maximum of $1,000 per participant per calendar year. EchoStar may also make an annual discretionary profit sharing or employer stock contribution to the 401(k) plan with the approval of the Board of Directors.


   401(k) plan participants are immediately vested in their voluntary contributions, plus actual earnings thereon. The balance of the vesting in 401(k) plan participants' accounts is based on years of service. A participant becomes 10% vested after one year of service, 20% vested after two years of service, 30% vested after three years of service, 40% vested after four years of service, 60% vested after five years of service, 80% vested after six years of service, and 100% vested after seven years of service.


   In March 1997, EchoStar contributed an additional 55,000 shares of Class A Common Stock to the 401(k) plan as a discretionary employer stock contribution. A total of 60,000 shares of Class A Common Stock (including 5,000 shares of Class A Common Stock which were contributed for plan year 1995 but not allocated) were allocated to individual participant 401(k) accounts in proportion to their 1996 eligible compensation. These shares are subject to the seven-year vesting schedule previously described. Shares of Class A Common Stock allocated to the 401(k) accounts of the Named Executive Officers pursuant to the 1996 discretionary employer stock contribution were as follows: (i) Charles W. Ergen, 677 shares; (ii) Carl E. Vogel, 677 shares;
(iii) R. Scott Zimmer, 677 shares; (iv) James DeFranco, 677 shares; (v) Steven B. Schaver, 676 shares; (vi) David K. Moskowitz, 677 shares; and (vii) all Officers and Directors as a group, 4,736 shares.

                                  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

   Certain subsidiaries of EchoStar have agreed to indemnify Charles W. Ergen, Chairman and Chief Executive Officer of EchoStar, James DeFranco, Executive Vice President of EchoStar, R. Scott Zimmer, Vice Chairman and Vice President of EchoStar, and Cantey M. Ergen, a former Director of HTS and the spouse of Charles W. Ergen, for any adjustments to such individuals' federal, state or local income taxes resulting from adjustments to EchoStar's subsidiaries' taxable income or loss, tax credits or tax credit recapture for years during which such individuals were shareholders of such subsidiaries and such subsidiaries elected to be taxed as Subchapter S corporations. This indemnity agreement also covers interest, penalties and additions to tax, as well as fees and expenses, including attorneys' and accountants' fees, if any.

   As of December 31, 1996 and June 30, 1997, accrued dividends on the Dish Series A Preferred Shares and the Preferred Shares of EchoStar payable to Messrs. Ergen and DeFranco aggregated $3.18 million and $3.75 million, and $167,000 and $198,000, respectively.

   Since March 1995, Mr. Ergen has served on the Board of Directors of SSET. In 1994, EchoStar purchased $8.75 million of SSET's seven-year, 6.5% subordinated convertible debentures. In December 1994, DirectSat Corporation, a subsidiary of SSET, was merged with a wholly-owned subsidiary of EchoStar. As a result of this merger, SSET acquired 800,780 shares of Class A Common Stock of EchoStar. On September 6, 1996, SSET repurchased $3.5 million of the outstanding convertible debentures and paid all outstanding accrued interest through that date. As of December 31, 1996, the SSET debentures, if converted, would have represented approximately 5% of SSET's outstanding common stock. The total amount owed by SSET to EchoStar as of December 31, 1996 and June 30, 1997 related to the convertible debentures was approximately $3.6 million and $4.1 million, respectively.

            SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT



   The following table sets forth, to the best knowledge of the EchoStar, the beneficial ownership of the EchoStar's equity securities as of August 31, 1997 by: (i) each person known by EchoStar to be the beneficial owner of more than five percent of any class of EchoStar's capital stock; (ii) each Director of EchoStar; (iii) each person acting as an executive officer of the Company; and
(iv) all Directors and Executive Officers as a group. Unless otherwise indicated, each person listed in the following table (alone or with family members) has sole voting and dispositive power over the shares listed opposite such person's name.





  Name (1)                                                                     Number of      Percentage of
                                                                                   Shares           Class
8% SERIES A CUMULATIVE PREFERRED STOCK:
  Charles W. Ergen (2)
  1,535,847. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          95.0%
  James DeFranco . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         80,834           5.0%
  All Directors and Executive Officers as a Group (nine persons) . . . . .      1,616,681         100.0%
CLASS A COMMON STOCK:
  Charles W. Ergen (3), (4), (5) . . . . . . . . . . . . . . . . . . . . .     31,387,620          72.0%
  James DeFranco (6), (4). . . . . . . . . . . . . . . . . . . . . . . . .      1,525,320           3.5%
  FMR Corp. (7). . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      1,186,459           2.7%
  R. Scott Zimmer (8), (4) . . . . . . . . . . . . . . . . . . . . . . . .        819,836           1.9%
  T. Rowe Price Associates, Inc. (9) . . . . . . . . . . . . . . . . . . .        755,000           1.7%
  SSE Telecom, Inc. (10) . . . . . . . . . . . . . . . . . . . . . . . . .        709,780           1.6%
  Chancellor LGT Asset Management, Inc. (11) . . . . . . . . . . . . . . .        609,200           1.4%
  David K. Moskowitz (12), (4) . . . . . . . . . . . . . . . . . . . . . .         49,521              *
  Steven B. Schaver (13), (4). . . . . . . . . . . . . . . . . . . . . . .         12,781              *
  All Directors and Executive Officers as a Group (nine persons)(4),(14) .     33,831,528          77.6%
CLASS B COMMON STOCK:
  Charles W. Ergen . . . . . . . . . . . . . . . . . . . . . . . . . . . .     29,804,401         100.0%
  All Directors and Executive Officers as a Group (nine persons) . . . . .     29,804,401         100.0%
----------------------




    *    Less than 1%.

    (1) Except as otherwise noted, the address of each such person is 90 Inverness Circle East, Englewood, Colorado 80112-5300.



    (2) Includes 1,125,000 shares of 8% Series A Cumulative Preferred Stock held in trust for the benefit of Mr. Ergen's minor children and other members of his family. Mr. Ergen's spouse is the trustee for that trust.

    (3) Includes: (i) the right to acquire 41,428 shares of Class A Common Stock within 60 days upon the exercise of employee stock options;
         (ii) 29,804,401 shares of Class A Common Stock issuable upon conversion of Mr. Ergen's shares of Class B Common Stock;
         (iii) 410,847 shares of Class A Common Stock issuable upon conversion of Mr. Ergen's 8% Series A Cumulative Preferred Stock ; and
         (iv) 1,125,000 shares of Class A Common Stock issuable upon conversion of Mr. Ergen's shares of 8% Series A Cumulative Preferred Stock held in trust for the benefit of Mr. Ergen's minor children and other members of his family.

    (4) Beneficial ownership percentage was calculated assuming exercise or conversion of all shares of Class B Common Stock, Preferred Stock, Warrants and employee stock options exercisable within 60 days (collectively, the "Derivative Securities") into shares of Class A Common Stock by all holders of such Derivative Securities. Assuming exercise or conversion of Derivative Securities by such person, and only by such person, the beneficial ownership of shares of Class A Common Stock would be as follows: Mr. Ergen, 72.6%; Mr. DeFranco, 12.8%, Mr. Zimmer, 6.9%; Mr. Moskowitz and Mr. Schaver, less than one percent, and all Officers and Directors as a group, 77.9%.


    (5) The percentage of total voting power held by Mr. Ergen is 95.8% after giving effect to the exercise of the Warrants and employee stock options.

    (6) Includes: (i) the right to acquire 30,417 shares of Class A Common Stock within 60 days upon the exercise of employee stock options;
         (ii) 80,834 shares of Class A Common Stock issuable upon conversion of Mr. DeFranco's shares of 8% Series A Cumulative Preferred Stock;
         (iii) 751 shares of Class A Common Stock held as custodian for his minor children; and (iv) 375,000 shares of Class A Common Stock controlled by Mr. DeFranco as general partner of a partnership.

    (7) Based on information available to EchoStar, FMR Corp. owned 10.0% of the shares of Class A Common Stock. The address of FMR Corp. is 82 Devonshire Street, Boston, Massachusetts 02109.


    (8) Includes: (i) the right to acquire 14,593 shares of Class A Common Stock within 60 days upon the exercise of employee stock options;
         (ii) 700 shares of Class A Common Stock owned jointly with members of his family; and (iii) 100,000 shares of Class A Common Stock held in trust for the benefit of Mr. Zimmer's children and other members of his family. Mr. Zimmer's spouse is the trustee for that trust.


    (9) Based on information available to EchoStar, T. Rowe Price Associates, Inc. owned 6.4% of the shares of Class A Common Stock. The address of
         T. Rowe Price Associates, Inc. is 100 E. Pratt Street, Baltimore, Maryland 21202.

    (10) Based on information available to EchoStar, SSET owns 6.0% of the shares of Class A Common Stock. The address of SSET is 8230 Leesburg Pike, Suite 710, Vienna, Virginia 22182.

    (11) Based on information available to EchoStar, Chancellor LGT Asset Management, Inc. owned 5.1% of the shares of Class A Common Stock. The address of Chancellor LGT Asset Management, Inc. is 1166 Avenue of the Americas, New York, New York 10036.


    (12) Includes (i) the right to acquire 41,893 shares of Class A Common Stock within 60 days upon the exercise of employee stock options;
         (ii) 166 shares of Class A Common Stock held as custodian for his minor children; (iii) 1,023 shares of Class A Common Stock held as trustee for Mr. Ergen's children; and (iv) 3,000 shares of Class A Common Stock owned jointly with Mr. Moskowitz's spouse.

    (13) Includes the right to acquire 12,761 shares of Class A Common Stock within 60 days upon the exercise of employee stock options.


    (14) Includes: (i) the right to acquire 177,274 shares of Class A Common Stock within 60 days upon the exercise of employee stock options;
         (ii) 375,000 shares of Class A Common Stock held in a partnership;
         (iii) 1,616,681 shares of Class A Common Stock issuable upon conversion of 8% Series A Cumulative Preferred Stock ; (iv) 29,804,401 shares of Class A Common Stock issuable upon conversion of shares of Class B Common Stock; (v) 102,041 shares of Class A Common Stock held in the name of, or in trust for, minor children and other family members; and (vi) 3,700 shares of Class A Common Stock owned by or jointly with family members.

                         DESCRIPTION OF CERTAIN INDEBTEDNESS

   Set forth below is a summary of certain indebtedness to which Dish and ESBC are subject. This summary does not purport to be complete and is qualified in its entirety by reference to the applicable agreements, copies of which may be obtained from the Company.

1994 Notes

   On June 7, 1994, Dish issued 624,000 units, consisting of the 1994 Notes, and 3,744,000 Class A Common Stock Purchase Warrants (the "Warrants"). Issuance of the 1994 Notes resulted in net proceeds to Dish of approximately $323.3 million (including amounts attributable to issuance of the Warrants and after payment of underwriting discount and other issuance costs aggregating approximately $12.6 million). The 1994 Notes bear interest at a rate of 12 7/8%, computed on a semi-annual bond equivalent basis. Interest on the 1994 Notes will not be payable in cash prior to June 1, 1999, with the 1994 Notes accreting to a principal amount at stated maturity of $624.0 million by that date. Commencing December 1, 1999, interest on the 1994 Notes will be payable in cash on December 1 and June 1 of each year. The 1994 Notes mature on June 1, 2004.

   The 1994 Notes rank senior in right of payment to all subordinated indebtedness of Dish and PARI PASSU in right of payment with all other senior indebtedness of Dish, subject to the terms of an Intercreditor Agreement between Dish, certain of its principal subsidiaries, and certain creditors thereof. The 1994 Notes are secured by liens on certain assets of Dish and its subsidiaries, including EchoStar I and EchoStar II and all other components of the EchoStar DBS System owned by Dish and its subsidiaries. The 1994 Notes are further guaranteed by each material direct subsidiary of Dish. Although the 1994 Notes are titled "Senior": (i) Dish has not issued, and does not have any current arrangements to issue, any significant indebtedness to which the 1994 Notes would be senior and (ii) the 1994 Notes are subordinated to certain obligations of Dish's subsidiaries with respect to deferred payments on EchoStar I and EchoStar II. The 1996 Notes and Notes are effectively subordinated to the 1994 Notes and all other liabilities of Dish and its subsidiaries.

   Except under certain circumstances requiring prepayment premiums, and in other limited circumstances, the 1994 Notes are not redeemable at Dish's option prior to June 1, 1999. Thereafter, the 1994 Notes will be subject to redemption, at the option of Dish, in whole or in part, at redemption prices ranging from 104.828% during the year commencing June 1, 1999 to 100% of principal amount at stated maturity on or after June 1, 2002, together with accrued and unpaid interest thereon to the redemption date. On each of June 1, 2002 and June 1, 2003, Dish will be required to redeem 25% of the original aggregate principal amount of 1994 Notes at a redemption price equal to 100% of principal value at stated maturity thereof, together with accrued and unpaid interest thereon to the redemption date. The remaining principal of the 1994 Notes matures on June 1, 2004.

   In the event of a change of control and upon the occurrence of certain other events, as described in the 1994 Notes Indenture, Dish will be required to make an offer to each holder of 1994 Notes to repurchase all or any part of such holder's 1994 Notes at a purchase price equal to 101% of the accreted value thereof on the date of purchase, if prior to June 1, 1999, or 101% of the aggregate principal amount at stated maturity thereof, together with accrued and unpaid interest thereon to the date of purchase, if on or after June 1, 1999.


   The 1994 Notes Indenture contains restrictive covenants that, among other things, impose limitations on Dish and its subsidiaries with respect to their ability to: (i) incur additional indebtedness (including the guarantee of indebtedness); (ii) issue preferred stock; (iii) sell assets; (iv) create, incur or assume liens; (v) create dividend and other payment restrictions with respect to Dish's subsidiaries; (vi) merge, consolidate or sell substantially all of their assets; and (vii) enter into transactions with affiliates. As a result of these restrictive covenants, Dish currently is not able to guarantee the Notes. In addition, Dish, may pay dividends on its equity securities only if (1) no default exists under the 1994 Notes Indenture; and (2) after giving effect to such dividends, Dish's ratio of total indebtedness to cash flow (calculated in accordance with the 1994 Notes Indenture) would not exceed 4.0 to 1.0. Moreover, the aggregate amount of such dividends generally may not exceed the sum of 50% of Dish's consolidated net income (less 100% of consolidated net losses) (calculated in accordance with the 1994 Notes Indenture) from April 1, 1994, plus 100% of the aggregate net proceeds received by Dish from the sale and issuance of certain equity interests of Dish (including common stock). As of the date of this Prospectus, Dish does not meet the above specified ratios and is therefore unable to pay dividends or make other distributions to the Issuer..


   The Warrants became separately transferable and exercisable on December 1, 1994. Each Warrant entitles the registered holder thereof to purchase from Dish one share of Class A Common Stock at a purchase price of $0.01 per share, which price has been paid in advance. No additional amounts are required to be paid upon exercise of the Warrants. The Warrants expire on June 1, 2004. Substantially all of the Warrants have been exercised.

1996 Notes

   On March 25, 1996, ESBC completed the 1996 Notes Offering consisting of $580.0 million aggregate principal amount at stated maturity of the 1996 Notes. The 1996 Notes Offering resulted in net proceeds to ESBC of approximately $336.9 million (after payment of underwriting discount and other issuance costs aggregating approximately $13.1 million). The 1996 Notes bear interest at a rate of 13 1/8%, computed on a semi-annual bond equivalent basis. Interest on the 1996 Notes will not be payable in cash prior to March 15, 2000, with the 1996 Notes accreting to a principal amount at stated maturity of $580.0 million by that date. Commencing September 15, 2000, interest on the 1996 Notes will be payable in cash on September 15 and March 15 of each year. The 1996 Notes mature on March 15, 2004.

   The 1996 Notes rank PARI PASSU in right of payment with all senior indebtedness of ESBC. The 1996 Notes are guaranteed on a subordinated basis by ESBC's parent, EchoStar, and are secured by liens on certain assets of ESBC, EchoStar and certain of EchoStar's subsidiaries, including all of the outstanding capital stock of Dish, which currently owns substantially all of EchoStar's operating subsidiaries. Although the 1996 Notes are titled "Senior":
(i) ESBC has not issued, and does not have any plans to issue, any indebtedness to which the 1996 Notes would be senior; and (ii) the 1996 Notes are effectively subordinated to all liabilities of EchoStar (except liabilities to general creditors) and its other subsidiaries (except liabilities of ESBC), including liabilities to general creditors.

   Except under certain circumstances requiring prepayment premiums, and in other limited circumstances, the 1996 Notes are not redeemable at ESBC's option prior to March 15, 2000. Thereafter, the 1996 Notes are subject to redemption, at the option of ESBC, in whole or in part, at redemption prices ranging from 106.5625% during the year commencing March 15, 2000 to 100% on or after March 15, 2003 of principal amount at stated maturity, together with accrued and unpaid interest thereon to the redemption date. The entire principal balance of the 1996 Notes will mature on March 15, 2004.

   In the event of a change of control, as described in the 1996 Notes Indenture, ESBC will be required to make an offer to each holder of 1996 Notes to repurchase all of such holder's 1996 Notes at a purchase price equal to 101% of the accreted value thereof on the date of purchase, if prior to March 15, 2000, or 101% of the aggregate principal amount at stated maturity thereof, together with accrued and unpaid interest thereon to the date of purchase, if on or after March 15, 2000.

   The 1996 Notes Indenture contains restrictive covenants that, among other things, impose limitations on ESBC with respect to its ability to: (i) incur additional indebtedness (including the guarantee of indebtedness); (ii) issue preferred stock; (iii) sell assets; (iv) create, incur or assume liens;
(v) create dividend and other payment restrictions with respect to ESBC's subsidiaries; (vi) merge, consolidate or sell assets; and (vii) enter into transactions with affiliates. As a result of these restrictive covenants, ESBC currently is not able to guarantee the Notes. The 1996 Notes Indenture permits ESBC to pay dividends and make other distributions to the Issuer without restrictions.

                            DESCRIPTION OF EXCHANGE NOTES

    The following summary of certain provisions of: (i) the Indenture; and
(ii) the Registration Rights Agreement (the "Registration Rights Agreement"), by and among the Issuer, the Guarantor and the Initial Purchasers, does not purport to be complete and is qualified in its entirety by reference to the Indenture and the Registration Rights Agreement. All material elements of the Indenture and the Registration Rights Agreement are set forth below. The definitions of certain terms used in the following summary are set forth below under "--Certain Definitions." In the following summary, "EchoStar" refers solely to EchoStar Communications Corporation and does not include any direct or indirect subsidiaries of EchoStar. Unless the context otherwise requires, all references herein to the "Notes" shall include the Old Notes and the Exchange Notes.

GENERAL

    The Exchange Notes will be issued, and the Old Notes were issued, pursuant to the Indenture among the Issuer, the Guarantor and First Trust National Association, as trustee (the "Trustee"). The terms of the Exchange Notes are the same in all respects (including principal amount, interest rate, maturity, security and ranking) as the terms of the Old Notes for which they may be exchanged pursuant to the Exchange Offer, except that the Exchange Notes (i) are freely transferable by holders thereof (except as provided below) and (ii) are not entitled to certain registration right and certain liquidated damages provisions which are applicable to the Old Notes under the Registration Rights Agreement. The Exchange Notes will be issued under the Indenture governing the Notes. The Exchange Notes are subject to all such terms and holders of the Notes are referred to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The Exchange Notes are subject to all such terms, and holders of the Exchange Notes are referred to the Indenture and the Trust Indenture Act for a statement thereof.

    The Notes rank PARI PASSU in right of payment with all senior indebtedness of the Issuer. Although the Notes are titled "Senior": (i) the Issuer has not issued, and does not have any plans to issue, any indebtedness to which the Notes would be senior and (ii) the Notes are effectively subordinated to all liabilities of the Issuer's subsidiaries, including liabilities to general creditors (except to the extent that any subsidiary of the Issuer may guarantee the Notes), and the EchoStar guarantee of the Notes is subordinated to all liabilities of EchoStar (except liabilities to general creditors). As of March 31, 1997, the consolidated liabilities of EchoStar and its Subsidiaries aggregated approximately $1.1 billion. On a pro forma basis, after giving effect to issuance of the Old Notes and application of the net proceeds therefrom, the Issuer's aggregate consolidated Indebtedness as of March 31, 1997, for purposes of the Indenture, would have been approximately $1.3 billion. In addition, the ability of Dish to make distributions to the Issuer is severely limited by the terms of an indenture to which it is subject, and the cash flow generated by the assets and operations of the Issuer's subsidiaries will therefore only be available to satisfy the Issuer's obligations on the Notes to the extent that such subsidiaries are able to make distributions, directly or indirectly, to the Issuer. The Notes will be secured by liens on the capital stock of the Issuer and certain other assets of the Issuer and EchoStar. See "--Security," "--Affiliate Guarantees," "Risk Factors--Springing Guarantees" and "Risk Factors--Risk of Inability to Realize Upon Security Interests."

PRINCIPAL, MATURITY AND INTEREST

    The Notes were issued in an aggregate principal amount of $375.0 million which was sufficient to generate net proceeds to the Issuer of approximately $362.5 million. The Notes mature on July 1, 2002. Interest on the Notes accrues at the rate of 12 1/2% per annum and is payable semi-annually in cash on each January 1 and July 1, commencing January 1, 1998, to holders of record on the immediately preceding December 15 and June 15, respectively. Interest will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

    The Notes will be payable both as to principal and interest at the office or agency of the Issuer maintained for such purpose or, at the option of the Issuer, payment of interest may be made by check mailed to the holders of the Notes at their respective addresses set forth in the register of holders of Notes. Until otherwise designated by the Issuer, the Issuer's office or agency will be the office of the Trustee maintained for such purpose. The Exchange Notes will be issued in registered form, without coupons, in denominations of $1,000 and integral multiples thereof.

OPTIONAL REDEMPTION

    Except as provided in the next paragraph, the Issuer shall not have the option to redeem the Notes prior to July 1, 2000. Thereafter, the Issuer shall have the option to redeem the Notes, in whole or in part, upon not less than 30 nor more than 60 days notice, at the redemption prices (expressed as percentages of principal amount) set forth below, together with accrued and unpaid interest thereon to the applicable redemption date, if redeemed during the 12-month period beginning on July 1 of the years indicated below:

                   Year                                        Percentage
                   ----                                        ----------
                   2000. . . . . . . . . . . . . . . . . .      106.250%
                   2001. . . . . . . . . . . . . . . . . .      103.125%
                   2002. . . . . . . . . . . . . . . . . .      100.000%

    Notwithstanding the foregoing, at any time prior to July 1, 2000, the Issuer may redeem Notes at a redemption price equal to 112.50% of the principal amount thereof on the repurchase date with the net proceeds of one public or private sale of Equity Interests (other than Disqualified Stock) of EchoStar, the Issuer or any of their Subsidiaries (other than proceeds from a sale to EchoStar, the Issuer or any of their Subsidiaries); PROVIDED that (a) at least two-thirds in aggregate principal amount of the Notes originally issued remain outstanding immediately after the occurrence of such redemption and (b) such redemption occurs within 120 days of the date of the closing of any such sale.

SELECTION AND NOTICE

    If less than all of the Notes are to be redeemed at any time, the selection of Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed, or if the Notes are not so listed on a PRO RATA basis, by lot or in accordance with any other method the Trustee considers fair and appropriate, PROVIDED that no Notes with a principal amount of $1,000 or less shall be redeemed in part. In the event of partial redemption by lot, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Notes not previously called for redemption.

    The Trustee shall promptly notify the Issuer in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of them selected shall be in amounts of $1,000 or whole multiples of $1,000; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed.

OFFER TO PURCHASE UPON CHANGE OF CONTROL

    Upon the occurrence of a Change of Control, the Issuer shall make an offer (a "Change of Control Offer") to each Holder of Notes to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Notes at a purchase price equal to 101% of the aggregate principal amount thereof, together with accrued and unpaid interest thereon to the date of repurchase (the "Change of Control Payment"), PROVIDED that if the date of purchase is on or after an interest record date and on or before the related interest payment date, any accrued interest shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest shall be paid or payable to Holders who tender Notes pursuant to the Change of Control Offer. Within 15 days following any Change of Control, the Issuer shall mail a notice to the Trustee and each Holder stating:

    (a) that the Change of Control Offer is being made pursuant to the covenant entitled "Change of Control" and that all Notes tendered will be accepted for payment;

    (b) the purchase price and the purchase date, which shall be no earlier than 30 days nor later than 40 days after the date such notice is mailed (the "Change of Control Payment Date");

    (c) that any Note not tendered will continue to accrue interest in accordance with the terms of the Indenture;

    (d) that, unless the Issuer defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

    (e) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

    (f) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have such Notes purchased;

    (g) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof; and

    (h) any other information material to such Holder's decision to tender the Notes.

    The Issuer shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes in connection with a Change of Control. Due to the highly leveraged structure of the Issuer and the terms of other indebtedness to which EchoStar and the Issuer's Subsidiaries are subject, the Issuer may not be able to repurchase all of the Notes tendered for purchase upon the occurrence of a Change of Control. If the Issuer fails to repurchase all of the Notes tendered for purchase upon the occurrence of a Change of Control, such failure will constitute an Event of Default. See " - Events of Default and Remedies."

    Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the holders of the Notes to require that the Issuer repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.

OFFER TO PURCHASE UPON THE OCCURRENCE OF CERTAIN EVENTS

    In the event that:

    (a) EchoStar and its Subsidiaries do not have the right to use orbital slot authorizations granted by the FCC covering a minimum of 21 transponders at a single Full-CONUS Orbital Slot; or

    (b) EchoStar and its Subsidiaries at any time fail to timely obtain or maintain any material license or permit that is necessary to operate EchoStar I or EchoStar II in the manner and in accordance with the plan of operations described in the Prospectus (unless (i) EchoStar or any of its Subsidiaries is contesting the loss of such license or permit in good faith at the FCC and has not exhausted its remedies at the FCC and (ii) EchoStar (together with any Subsidiary) continue to have the right to use such license or permit if previously obtained);

the Issuer will be required to make an offer (an "Offer to Purchase") (i) in the case of clause (a), to repurchase one-half of all outstanding Notes and (ii) in the case of clause (b), to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of each Holder's Notes, in each case at a purchase price (the "Offer Payment") equal to 101% of the aggregate principal amount thereof, together with accrued and unpaid interest thereon to the date of purchase.

    Within 15 days following any event described above, the Issuer shall mail a notice to each Holder stating, among other things:


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    (i)     that the Offer to Purchase is being made pursuant to the covenant entitled "Offer to Purchase upon the Occurrence of Certain
            Events"";

    (ii) the purchase price and the purchase date, which shall be no earlier than 30 days nor later than 40 days after the date such notice is mailed (the "Offer Payment Date");

    (iii) that any Notes not tendered will continue to accrue interest in accordance with the terms of the Indenture;

    (iv) that, unless the Issuer defaults in the payment of the Offer Payment, all Notes accepted for payment pursuant to the Offer to Purchase shall cease to accrue interest after the Offer Payment Date;

    (v) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Offer Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have such Notes purchased;

    (vi) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof; and

    (vii) any other information material to such Holder's decision to tender the Notes.

    The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes in connection with an Offer to Purchase. Due to the highly leveraged structure of the Issuer and the terms of other indebtedness to which EchoStar and the Issuer's Subsidiaries are subject, the Issuer may not be able to repurchase all of the Notes required to be purchased by it in connection with an Offer to Purchase. If the Issuer fails to repurchase all of the Notes required to be purchased by it in connection with an Offer to Purchase, such failure will constitute an Event of Default. See " - Events of Default and Remedies."

SIGNIFICANT TRANSACTIONS

    EchoStar or any of its Subsidiaries may enter into a transaction or series of transactions (a "Significant Transaction") with another entity (a "Strategic Partner"), notwithstanding the fact that such Significant Transaction would otherwise be prohibited under the terms of the Indenture, in which EchoStar or any such Subsidiary (i) sells, leases, conveys or otherwise disposes of any of its assets (including by way of a sale-and-leaseback transaction) to such Strategic Partner or (ii) makes an Investment in or receives an Investment from such Strategic Partner; PROVIDED that :

    (i) EchoStar or such Subsidiary receives fair market value for any property or assets (including capital stock) transferred in such Significant Transaction in the opinion of a majority of the Board of Directors of EchoStar as evidenced by an Officers' Certificate delivered to the Trustee and an investment banking firm of national standing selected by the Issuer; and

    (ii) prior to the consummation of such Significant Transaction, the Issuer makes an offer (a "Special Offer to Purchase") to each Holder of Notes to repurchase, within 15 days following the consummation of such Significant Transaction, all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Notes at a purchase price equal to 101% of the aggregate principal amount thereof, together with accrued and unpaid interest thereon to the date of purchase (in either case, the "Special Offer Payment").

    At least 30 days prior to the consummation of such Significant Transaction, the Issuer shall mail a notice to each Holder stating:

    (a) that the Special Offer to Purchase is being made pursuant to the covenant entitled "Significant Transactions";


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    (b)     the purchase price and the purchase date, which shall be no earlier than 30 days nor later than 60 days after the date such notice is mailed (the "Special Offer Payment Date");

    (c) that any Notes tendered will only be repurchased in the event that such Significant Transaction is consummated;

    (d) that any Notes not tendered or not repurchased will continue to accrue interest in accordance with the terms of the Indenture;

    (e) that, if such Significant Transaction is consummated, unless the Issuer defaults in the payment of the Special Offer Payment, all Notes accepted for payment pursuant to the Special Offer to Purchase shall cease to accrue interest after the Special Offer Payment Date;

    (f) that Holders electing to have any Notes purchased pursuant to an Offer to Purchase will be required to surrender the Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Special Offer Payment Date;

    (g) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Special Offer Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have such Notes purchased;

    (h) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof; and

    (i) a description of such Significant Transaction, as well as any other information material to such Holder's decision to tender Notes.

    The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Special Offer to Purchase. Due to the highly leveraged structure of the Issuer and the terms of other indebtedness to which EchoStar and the Issuer's Subsidiaries are subject, the Issuer may not be able to repurchase all of the Notes tendered for purchase in connection with a Special Offer to Purchase. If a Significant Transaction is consummated and the Issuer fails to repurchase all of the Notes tendered for purchase, such failure will constitute an Event of Default. See " - Events of Default and Remedies."

DISBURSEMENT OF FUNDS  ESCROW ACCOUNTS

    The Issuer placed $109.0 million of the net proceeds realized from the sale of the Notes in the Interest Escrow Account held by the Escrow Agent for the benefit of the Holders of the Notes. The disbursement of such funds is governed by the Interest Escrow Agreement. Such funds, together with the proceeds from the investment thereof, will secure, and will be sufficient (and shall be applied) to pay, the first five semi-annual interest payments on the Notes. Funds will be released from the Interest Escrow Account, pro rata, to reflect any reduction in the outstanding principal amount of Notes prior to the fifth semi-annual interest payment date.

    The Issuer placed $112.0 million of the net proceeds realized from the sale of the Notes into a Satellite Escrow Account to be held by the Escrow Agent for the benefit of the Holders of the Notes. The disbursement of such funds is governed by the Satellite Escrow Agreement. The Escrow Agent will not be permitted to disburse any proceeds from the Satellite Escrow Account unless the Issuer delivers an Officers' Certificate, prior to such disbursement, to the Trustee and the Escrow Agent certifying that such funds will be applied toward required payments under the Satellite Contract or Launch Contract relating to EchoStar IV or toward a payment on Launch Insurance or In-Orbit Insurance for EchoStar IV. Funds from the Satellite Escrow Account will be released therefrom, on a dollar-for-dollar basis, to the extent that the Additional Payment Obligations of the Issuer, EchoStar or any of the


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Issuer's Subsidiaries are contractually deferred to a date after the launch date of EchoStar IV as evidenced by an Officers' Certificate delivered to the Trustee and Escrow Agent.

    Pending disbursement, funds maintained in the Interest Escrow Account and the Satellite Escrow Account will be invested in Marketable Securities. The Notes are secured by, among other things, a first priority security interest in the Interest Escrow Account and the Satellite Escrow Account.

CERTAIN COVENANTS

    RESTRICTED PAYMENTS. The Issuer shall not, and shall not permit any of its Restricted Subsidiaries, to, directly or indirectly:

    (a) declare or pay any dividend or make any distribution on account of any Equity Interests of the Issuer or any of its Subsidiaries, other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Issuer or dividends or distributions payable to any Wholly Owned Subsidiary of the Issuer (other than Unrestricted Subsidiaries of the Issuer);

    (b) purchase, redeem or otherwise acquire or retire for value any outstanding Equity Interests of EchoStar, any of its Subsidiaries or any other Affiliate of EchoStar, other than any such Equity Interests owned by the Issuer or any of its Wholly Owned Subsidiaries (other than Unrestricted Subsidiaries of the Issuer);

    (c) voluntarily purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is expressly subordinated in right of payment to the Notes, except in accordance with the scheduled mandatory redemption or repayment provisions set forth in the original documentation governing such Indebtedness; or

    (d) make any Restricted Investment (all such prohibited payments and other actions set forth in clauses (a) through (d) above being collectively referred to as "Restricted Payments"), unless, at the time of such Restricted Payment:

            (1) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

            (2) after giving effect to such Restricted Payment and the incurrence of any Indebtedness the net proceeds of which are used to finance such Restricted Payment, the Indebtedness to Cash Flow Ratio of the Issuer would not have exceeded 6.0 to 1; and

            (3) such Restricted Payment, together with the aggregate of all other Restricted Payments made by the Issuer after the date of the Indenture, is less than the sum of: (A) the difference of cumulative (x) Consolidated Cash Flow determined at the time of such Restricted Payment (or, in case such Consolidated Cash Flow shall be a deficit, minus 100% of such deficit) minus (y) 150% of Consolidated Interest Expense of the Issuer, each as determined for the period (taken as one accounting period) from July 1, 1997 to the end of the Issuer's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment; plus (B) an amount equal to 100% of the aggregate net cash proceeds received by the Issuer and its Subsidiaries from the issue or sale of Equity Interests (other than Disqualified Stock) of the Issuer or EchoStar (other than Equity Interests sold to a Subsidiary of the Issuer or EchoStar, and PROVIDED that any sale of Equity Interests of EchoStar shall only be included in such calculation to the extent that the proceeds thereof are contributed to the capital of the Issuer other than as Disqualified Stock or Indebtedness), since the date of the Indenture.

    The foregoing provisions will not prohibit:

(1) the payment of any dividend within 60 days after the date of declaration thereof, if at such date of declaration such payment would have complied with the provisions of the Indenture;


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

(2) the redemption, repurchase, retirement or other acquisition of any Equity Interests of the Issuer in exchange for, or out of the net proceeds of, the substantially concurrent sale (other than to a Subsidiary of the Issuer) of other Equity Interests of the Issuer (other than Disqualified Stock);

(3)  the payment of dividends on, or the redemption of, the Dish Preferred
     Stock;

(4) Investments in an aggregate amount not to exceed $20 million; PROVIDED that such Investments are in businesses of the type described under " - Activities of EchoStar";

(5) Investments to fund the financing activity of DNCC in the ordinary course of its business in an amount not to exceed, as of the date of determination, the sum of (A) $25.0 million plus (B) 30% of the aggregate cost to DNCC for each Satellite Receiver purchased by DNCC and leased by DNCC to a retail consumer in excess of 100,000 units;

(6) the purchase of employee stock options, or capital stock issued pursuant to the exercise of employee stock options, in an aggregate amount not to exceed $2 million in any calendar year and in an aggregate amount not to exceed $10 million since the date of the Indenture;

(7) a Permitted Refinancing (as defined below in " - Incurrence of Indebtedness, Issuance of Disqualified Stock and Issuance of Preferred Equity Interests of Subsidiaries");

(8) Investments in an amount equal to the net proceeds received by the Issuer or any of its Restricted Subsidiaries from the issue and sale of Equity Interests of EchoStar (other than Equity Interests sold to a Subsidiary of EchoStar and other than Disqualified Stock), since the date of the Indenture; PROVIDED that the entity making such Investment (if other than the Issuer) receives a capital contribution from EchoStar in an amount greater than or equal to the amount of such Investment;

(9) the purchase of odd-lots of Equity Interests of EchoStar, in an amount not to exceed $1 million in the aggregate;

(10) Investments in ExpressVu Inc. or an Affiliate thereof, in an amount not to exceed the amount necessary to exercise the purchase options granted, through the date of the Indenture, to EchoStar or its Subsidiaries with respect to ExpressVu, Inc.;

(11) Investments in ABCN, Inc. or an Affiliate thereof, in an amount not to exceed the amount necessary to exercise the purchase options granted, through the date of the Indenture, to EchoStar or its Subsidiaries with respect to ABCN, Inc.; or

(12) the payment of any dividend, or making of any distribution or Investment, the proceeds of which are, within five Business Days of receipt thereof, used to pay for the construction, launch, operation or insurance of EchoStar III, PROVIDED that at the time of any such payment, distribution or Investment, EchoStar III shall be owned by EchoStar or any Wholly Owned Subsidiary of EchoStar.

     Restricted Payments made pursuant to clauses (1) and (8) shall be included as Restricted Payments in any computation made pursuant to clause (iii) above.

     Not later than the date of making any Restricted Payment, the Issuer shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by the covenant "Restricted Payments" were computed, which calculations shall be based upon the Issuer's latest available financial statements.

     INCURRENCE OF INDEBTEDNESS, ISSUANCE OF DISQUALIFIED STOCK AND ISSUANCE
OF PREFERRED EQUITY INTERESTS OF SUBSIDIARIES. The Indenture provides that the Issuer shall not, and the Issuer shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guaranty or otherwise become directly or indirectly liable with respect to (collectively, "incur") any Indebtedness (including Acquired Debt) and the Issuer shall not, and the Issuer shall not permit any of its Restricted Subsidiaries to, issue any Disqualified Stock or any Preferred Equity Interest; PROVIDED, HOWEVER, that notwithstanding the foregoing the Issuer and each of its Restricted


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Subsidiaries may incur Indebtedness or issue Disqualified Stock if, after giving effect to the incurrence of such Indebtedness or the issuance of such Disqualified Stock and the application of the net proceeds thereof, the Indebtedness to Cash Flow Ratio of the Issuer would not have exceeded 6.0 to 1.

    The foregoing limitation will not apply to:

    (i) the incurrence of the Deferred Payments and letters of credit with respect thereto;

    (ii)    the incurrence of Bank Debt;

    (iii) the incurrence of Indebtedness in an aggregate amount not to exceed $15 million upon a finding by the Issuer (evidenced by a resolution of the Board of Directors of EchoStar set forth in an Officers' Certificate delivered to the Trustee) that such Indebtedness is necessary to finance costs in connection with the development, construction, launch or insurance of EchoStar III or IV (or any permitted replacements thereof), PROVIDED that such Indebtedness is subordinated by its terms in right and priority of payment to the Notes;

    (iv) Indebtedness between and among the Issuer and each of its Restricted Subsidiaries;

    (v) Acquired Debt of a person incurred prior to the date upon which such person was acquired by the Issuer or any of its Subsidiaries (excluding Indebtedness incurred by such entity other than in the ordinary course of its business in connection with, or in contemplation of, such entity being so acquired) in an aggregate principal amount not to exceed $15 million, PROVIDED that such Indebtedness and the holders thereof do not at any time have direct or indirect recourse to any property or assets of the Issuer or any of its Subsidiaries other than the property and assets of such acquired entity and its Subsidiaries;

    (vi)    Existing Indebtedness;

    (vii) additional Indebtedness in an aggregate amount not to exceed $15 million at any one time outstanding;

    (viii) the incurrence of Purchase Money Indebtedness by the Issuer and any Restricted Subsidiary in an aggregate amount not to exceed
            $30 million at any one time outstanding; or

    (ix) the incurrence by the Issuer or any of its Restricted Subsidiaries of Indebtedness issued in exchange for, or the proceeds of which are used to extend, refinance, renew, replace, substitute or refund Indebtedness referred to in clauses (1), (3), (5), (6), (7) and (8) above ("Refinancing Indebtedness"); PROVIDED, HOWEVER, that (A) the principal amount of such Refinancing Indebtedness shall not exceed the principal amount and accrued interest of the Indebtedness so extended, refinanced, renewed, replaced, substituted or refunded;
            (B) the Refinancing Indebtedness shall have a final maturity later than, and a Weighted Average Life to Maturity equal to or greater than; the final maturity and Weighted Average Life to Maturity of the Indebtedness being extended, refinanced, renewed, replaced or refunded; and (C) the Refinancing Indebtedness shall be subordinated in right of payment to the Notes, if at all, on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced or refunded (a "Permitted Refinancing").

    ASSET SALES; TRANSFER OF ECHOSTAR IV. If the Issuer or any of its Restricted Subsidiaries, in a single transaction or a series of related transactions:

    (a) sells, leases, conveys or otherwise disposes of any assets (including by way of a sale-and-leaseback transaction), other than
            (i) sales of inventory in the ordinary course of business, (ii) sales to the Issuer or a Wholly Owned Restricted Subsidiary of the Issuer by any Restricted Subsidiary of the Issuer, (iii) sales of accounts receivable by EAC or DNCC for cash in an amount at least equal to the fair market value of such accounts receivable or (iv) sales of rights to satellite launches (PROVIDED that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Issuer shall be governed by the provisions of the Indenture described below under the caption "Merger, Consolidation, or Sale of Assets");


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

    (b) issue or sell equity securities of any Restricted Subsidiary of the Issuer, in the case of either (a) or (b) above, which assets or securities (i) have a fair market value (as determined in good faith by the Board of Directors of EchoStar evidenced by a resolution of the Board of Directors of EchoStar and set forth in an Officers' Certificate delivered to the Trustee; PROVIDED, HOWEVER, that if the fair market value of such assets exceeds $20 million, the fair market value shall be determined by an investment banking firm of national standing selected by the Issuer) in excess of $10 million or (ii) are sold or otherwise disposed of for net proceeds in excess of $10 million (each of the foregoing, an "Asset Sale") then:

         (A) The Issuer or such Restricted Subsidiary, as the case may be, must receive consideration at the time of such Asset Sale at least equal to the fair market value (as determined in good faith by the Board of Directors of EchoStar evidenced by a resolution of the Board of Directors of EchoStar and set forth in an Officers' Certificate delivered to the Trustee; PROVIDED, HOWEVER, that if the fair market value of such assets exceeds $20 million, the fair market value shall be determined by an investment banking firm of national standing selected by the Issuer) of the assets sold or otherwise disposed of; and

         (B) at least 80% of the consideration therefor received by the Issuer or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents; provided, however, that the Issuer may consider up to $15 million of non-cash assets at any one time to be cash for purposes of this clause (B), PROVIDED that the provisions of the next paragraph are complied with as such non-cash assets are converted to cash.

    The Indenture provides that the Net Proceeds from such Asset Sale shall be placed in the Satellite Escrow Account, and shall be disbursed only: (i) to make Receiver Subsidies, to buy or lease satellite frequencies at orbital slots or to purchase tangible assets to be used in the business of EchoStar as described " - Activities of EchoStar," or if any satellite is sold after launch, only to purchase a replacement satellite or (ii) as set forth in the next sentence. Any Net Proceeds from any Asset Sale that are not applied or invested as provided in the preceding sentence within 180 days after such Asset Sale, and not applied to an offer to repurchase 1994 Notes required by the 1994 Notes Indenture or 1996 Notes required by the 1996 Notes Indenture, shall constitute "Excess Proceeds" and shall be applied to an offer to purchase Notes as set forth under " - Excess Proceeds Offer."

    Notwithstanding the foregoing or any other provision of the Indenture to the contrary, (i) any of DBSC, EchoStar Satellite Corporation or DirectSat Corporation may transfer its right and interest in any permits and licenses relating to the use of channels at the 166DEG. WL or 175DEG. WL orbital slot, or any portions thereof, without receiving any consideration and (ii) the Issuer may lease EchoStar IV to any Wholly Owned Subsidiary of EchoStar (other than an Unrestricted Subsidiary of the Issuer) without receiving any consideration provided (A) either (1) such Subsidiary has the right to operate at a full-CONUS orbital slot and EchoStar IV is used in such orbital slot or (2)(x) there has been a full or partial launch or in-orbit failure of EchoStar III, (y) such Subsidiary has the right to operate at the 61.5DEG. WL orbital slot and (z) EchoStar IV is used in such orbital slot and (B) prior to or contemporaneously with executing such lease, the Issuer delivers to the Trustee an Opinion of Counsel (which Opinion of Counsel may be subject to customary qualifications and exceptions), substantially to the effect that (i) such lease is not prohibited by applicable laws, rules or regulations (or any required consents, approvals or filings have been obtained or made, as the case may be), (ii) such lease will not result in a default or breach under any indenture or under any material contract, agreement or understanding to which the Issuer is a party or by which it or its properties is bound, and (iii) immediately following such lease, the Trustee for the benefit of the Holders of the Notes will maintain its security interest in EchoStar IV and all other collateral which, immediately prior to such lease, secured the Issuer's or any Guarantor's obligations under the Notes or Guarantee, as the case may be. The Issuer will not launch, move or otherwise assign (collectively, "Transfer") EchoStar IV into an orbital slot other than 148DEG. WL unless prior to or contemporaneously with such Transfer the Issuer delivers to the Trustee an Opinion of Counsel (which Opinion of Counsel may be subject to customary qualifications and exceptions) substantially to the effect that (i) such Transfer is not prohibited by applicable laws, rules or regulations (or any required consents, approvals or filings have been obtained or made, as the case may be), (ii) such Transfer will not result in a default or breach under any indenture or under any material contract, agreement or understanding to which the Issuer is a party or by which it or its properties is bound, and (iii) immediately following such Transfer, the Trustee for the benefit of the Holders of the Notes will maintain its security interest in EchoStar IV and all other collateral which, immediately prior to such Transfer, secured the Issuer's or any Guarantor's Obligations under the Notes or Guarantee, as the case may be; provided however, that in the event the Transfer constitutes an "Asset Sale", then the Issuer (i) shall not be


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obligated to comply with the requirements of this paragraph but (ii) shall otherwise be required to comply with the covenant entitled "Asset Sales; Transfer of EchoStar IV" (subject to the immediately preceding paragraph) and all other applicable provisions of the Indenture.

    LIENS. The Indenture provides that none of the Issuer or any Restricted Subsidiary of the Issuer may directly or indirectly create, incur, assume or suffer to exist any Lien on any asset now owned or hereafter acquired, or on any income or profits therefrom or assign or convey any right to receive income therefrom, except Permitted Liens.

    MAINTENANCE OF INSURANCE.  The Indenture provides that:

    (a) Prior to the launch of EchoStar IV (and any permitted replacement thereof, including any satellite purchased with the proceeds of an Asset Sale), the Issuer shall obtain or cause to be obtained Launch Insurance with respect to each such satellite; and

    (b) at all times subsequent to the expiration of Launch Insurance on EchoStar IV (and any permitted replacement thereof, including any satellite purchased with the proceeds of an Asset Sale), the Issuer shall maintain In-orbit Insurance with respect to each such satellite.

    The Indenture provides that EchoStar IV (or any replacement thereof) may not be launched unless Launch Insurance covering such satellite has been obtained.

    In the event that the Trustee, EchoStar, the Issuer or any of their Subsidiaries (or a named loss payee) receives proceeds from any Launch Insurance or In-orbit Insurance covering EchoStar IV (or any replacement thereof), or in the event that EchoStar, the Issuer or any of their Subsidiaries receives proceeds from any insurance maintained by Lockheed Martin or any launch provider covering EchoStar IV (or any replacement thereof), all such proceeds (including any cash or Cash Equivalents deemed to be proceeds of Launch Insurance or In-orbit Insurance pursuant to the respective definition thereof) shall be placed in the Satellite Escrow Account and shall be disbursed only: (i) to purchase a replacement satellite, PROVIDED that if such replacement satellite is of lesser value compared to the insured satellite, any insurance proceeds remaining after purchase of such replacement satellite must be applied to the construction, launch and insurance of a satellite of equal or greater value as compared to the insured satellite (or in accordance with (ii) below); or (ii) to the extent that such proceeds are not applied or contractually committed to be applied as described in (i) above within 180 days of the receipt of such proceeds as "Excess Proceeds" to be applied to an offer to purchase Notes as set forth under " - Excess Proceeds Offer."

    The Issuer shall grant or cause to be granted to the Trustee on behalf of the Holders of the Notes (i) a first priority security interest in each satellite constructed, launched or insured with any portion of the proceeds of Launch or In-orbit Insurance covering EchoStar IV (or any replacement thereof); and (ii) a collateral assignment of all contracts relating to the construction, launch, insurance and TT&C of each such satellite. As soon as practicable, the Issuer shall execute or cause to be executed a security agreement relating to such Liens. The Issuer shall take or cause to be taken all actions necessary to record, register and file any documents or instruments necessary to make effective such Lien and shall provide an Opinion of Counsel prepared in accordance with the Indenture with respect to such Lien.

    CONSTRUCTION OF ECHOSTAR IV. The Indenture provides that EchoStar and the Issuer shall cause the construction and launch of EchoStar IV (and any permitted replacements thereof) to be prosecuted with diligence and continuity in a good and workmanlike manner in accordance with the Satellite Contracts and the Launch Contracts.

    ACTIVITIES OF ECHOSTAR. The Indenture provides that neither EchoStar nor any of its Subsidiaries may engage in any business other than developing, owning, engaging in and dealing with all or any part of the business of domestic and international satellite communications, and reasonably related extensions thereof, including but not limited to the purchase, ownership, operation, leasing and selling of, and generally dealing in or with, one or more communications satellites and the transponders thereon, the acquisition, transmission, broadcast, production and other provision of programming therewith and the manufacturing, distribution and financing of equipment (including consumer electronic equipment) relating thereto.

    ADDITIONAL SUBSIDIARY GUARANTEES. The Indenture provides that if the Issuer or any Guarantor transfers or causes to be transferred, in one or a series of related transactions, property or assets (including, without limitation,


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businesses, divisions, real property, assets or equipment) having a fair market value (as determined in good faith by the Board of Directors of EchoStar evidenced by a resolution of the Board of Directors of EchoStar and set forth in an Officers' Certificate delivered to the Trustee; PROVIDED, HOWEVER that if the fair market value exceeds $10 million, the fair market value shall be determined by an investment banking firm of national standing selected by the Issuer) exceeding $500,000 to any Restricted Subsidiary of the Issuer that is neither a Subsidiary of ESBC nor a Guarantor, EchoStar, to the extent not otherwise precluded by obligations set forth in the 1996 Notes Indenture or the 1994 Notes Indenture, shall, or shall cause the owner of such Subsidiary to: (a) enter into a pledge agreement in order to pledge all of the issued and outstanding Capital Stock of such Subsidiary as security to the Trustee for the benefit of the Holders of the Notes; and (b) cause such Subsidiary to: (i) execute and deliver to the Trustee a Supplemental Indenture in form and substance reasonably satisfactory to the Trustee pursuant to which such Subsidiary shall unconditionally Guarantee all of the Issuer's obligations under the Notes and execute a notation in form and substance reasonably satisfactory to the Trustee; and (ii) deliver to the Trustee an Opinion of Counsel reasonably satisfactory to the Trustee that such pledge agreement and such Supplemental Indenture have been duly authorized, executed and delivered by and are valid and binding obligations of such Subsidiary or such owner, as the case may be; PROVIDED, HOWEVER, that the foregoing provisions shall not apply to transfers of property or assets (other than cash) by the Issuer or any Guarantor in exchange for cash or Cash Equivalents in an amount equal to the fair market value (as determined in good faith by the Board of Directors of EchoStar evidenced by a resolution of the Board of Directors of EchoStar and set forth in an Officers' Certificate delivered to the Trustee; PROVIDED, HOWEVER, that if the fair market value exceeds $10 million, the fair market value shall be determined by an investment banking firm of national standing selected by the Issuer) of such property or assets.

    DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES. The Indenture provides that the Issuer shall not, and the Issuer shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to:

    (a) pay dividends or make any other distributions to the Issuer or any of its Restricted Subsidiaries on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to the Issuer or any of its Subsidiaries;

    (b)  make loans or advances to the Issuer or any of its Subsidiaries; or

    (c) transfer any of its properties or assets to the Issuer or any of its Subsidiaries, except for such encumbrances or restrictions existing under or by reasons of:

         (i) Existing Indebtedness and existing agreements as in effect on the date of the Indenture;

         (ii) any Credit Agreement containing any encumbrances or restrictions that are no more restrictive with respect to the provisions set forth in clauses (a), (b) and (c) above than the 1994 Credit Agreement as in effect on the date of its expiration;

         (iii) applicable law or regulation;

         (iv) any instrument governing Acquired Debt as in effect at the time of acquisition (except to the extent such Indebtedness was incurred in connection with, or in contemplation of, such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, PROVIDED that the Consolidated Cash Flow of such Person shall not be taken into account in determining whether such acquisition was permitted by the terms of the Indenture;

         (v) by reason of customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices; or

         (vi) Refinancing Indebtedness, as defined in " - Incurrence of Indebtedness, Issuance of Disqualified Stock and Issuance of Preferred Equity Interests of Subsidiaries"), PROVIDED that the restrictions contained in the agreements governing such Refinancing Indebtedness are no more restrictive than those contained in the agreements governing the Indebtedness being refinanced.


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

  ACCOUNTS RECEIVABLE SUBSIDIARY.  The Indenture provides that the Issuer:

  (a) may, and may permit any of its Subsidiaries to, notwithstanding the provisions of the covenant entitled "Restricted Payments," of the Indenture, make Investments in an Accounts Receivable Subsidiary: (i) the proceeds of which are applied within five Business Days of the making thereof solely to finance: (A) the purchase of accounts receivable of the Issuer and its Subsidiaries or (B) payments required in connection with the termination of all then existing arrangements relating to the sale of accounts receivable or participation interests therein by an Accounts Receivable Subsidiary (PROVIDED that the Accounts Receivable Subsidiary shall receive cash, Cash Equivalents and accounts receivable having an aggregate fair market value not less than the amount of such payments in exchange therefor) and (ii) in the form of Accounts Receivable Subsidiary Notes to the extent permitted by clause (b) below;

  (b) shall not, and shall not permit any of its Subsidiaries to, sell accounts receivable to an Accounts Receivable Subsidiary except for consideration in an amount not less than that which would be obtained in an arm's length transaction and solely in the form of cash or Cash Equivalents; PROVIDED that an Accounts Receivable Subsidiary may pay the purchase price for any such accounts receivable in the form of Accounts Receivable Subsidiary Notes so long as, after giving effect to the issuance of any such Accounts Receivable Subsidiary Notes, the aggregate principal amount of all Accounts Receivable Subsidiary Notes outstanding shall not exceed 20% of the aggregate purchase price paid for all outstanding accounts receivable purchased by an Accounts Receivable Subsidiary since the date of the Indenture (and not written-off or required to be written off in accordance with the normal business practice of an Accounts Receivable Subsidiary);

  (c) shall not permit an Accounts Receivable Subsidiary to sell any accounts receivable purchased from the Issuer and its Subsidiaries or participation interests therein to any other Person except on an arm's length basis and solely for consideration in the form of cash or Cash Equivalents or certificates representing undivided interests of a Receivables Trust; provided an Accounts Receivable Subsidiary may not sell such certificates to any other Person except on an arm's length basis and solely for consideration in the form of cash or Cash Equivalents;

  (d) shall not, and shall not permit any of its Subsidiaries to, enter into any Guarantee, subject any of their respective properties or assets (other than the accounts receivable sold by them to an Accounts Receivable Subsidiary) to the satisfaction of any liability or obligation or otherwise incur any liability or obligation (contingent or otherwise), in each case, on behalf of an Accounts Receivable Subsidiary or in connection with any sale of accounts receivable or participation interests therein by or to an Accounts Receivable Subsidiary, other than obligations relating to breaches of representations, warranties, covenants and other agreements of the Issuer or any of its Subsidiaries with respect to the accounts receivable sold by the Issuer or any of its Subsidiaries to an Accounts Receivable Subsidiary or with respect to the servicing thereof; PROVIDED that neither the Issuer nor any of its Subsidiaries shall at any time guarantee or be otherwise liable for the collectibility of accounts receivable sold by them;

  (e) shall not permit an Accounts Receivable Subsidiary to engage in any business or transaction other than the purchase and sale of accounts receivable or participation interests therein of the Issuer and its Subsidiaries and activities incidental thereto;

  (f) shall not permit an Accounts Receivable Subsidiary to incur any Indebtedness other than the Accounts Receivable Subsidiary Notes, Indebtedness owed to the Issuer and Non-Recourse Indebtedness; PROVIDED that the aggregate principal amount of all such Indebtedness of an Accounts Receivable Subsidiary shall not exceed the book value of its total assets as determined in accordance with GAAP;

  (g) shall cause any Accounts Receivable Subsidiary to remit to the Issuer or a Subsidiary of the Issuer on a monthly basis as a distribution all available cash and Cash Equivalents not held in a collection account pledged to acquirors of accounts receivable or participation interests therein, to the extent not applied to (i) pay interest or principal on the Accounts Receivable Subsidiary Notes or any Indebtedness of such Accounts Receivable Subsidiary owed to the Issuer, (ii) pay or maintain reserves for reasonable operating expenses of such Accounts Receivable Subsidiary or to satisfy reasonable minimum operating capital


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

       requirements or (iii) to finance the purchase of additional accounts receivable of the Issuer and its Subsidiaries; and

  (h) shall not, and shall not permit any of its Subsidiaries to, sell accounts receivable to, or enter into any other transaction with or for the benefit of, an Accounts Receivable Subsidiary (i) if such Accounts Receivable Subsidiary pursuant to or within the meaning of any Bankruptcy Law (A) commences a voluntary case, (B) consents to the entry of an order for relief against it in an involuntary case, (C) consents to the appointment of a Custodian of it or for all or substantially all of its property, (D) makes general assignment for the benefit of its creditors, or (E) generally is not paying its debts as they become due; or (ii) if a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (A) is for relief against such Accounts Receivable Subsidiary in an involuntary case, (B) appoints a Custodian of such Accounts Receivable Subsidiary or for all or substantially all of the property of such Accounts Receivable Subsidiary, or (C) orders the liquidation of such Accounts Receivable Subsidiary, and, with respect to clause (ii) hereof, the order or decree remains unstayed and in effect for 60 consecutive days.

    MERGER, CONSOLIDATION, OR SALE OF ASSETS. The Indenture provides that the Issuer may not consolidate or merge with or into (whether or not the Issuer is the surviving entity), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, another Person unless:


  (a) the Issuer is the surviving Person or the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia;

  (b) the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of the Issuer, pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee, under the Notes and the Indenture;

  (c) immediately after such transaction no Default or Event of Default exists; and

  (d) the Issuer or the Person formed by or surviving any such consolidation or merger (if other than the Issuer), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made
       (i) shall have Consolidated Net Worth immediately after the transaction (but prior to any purchase accounting adjustments or accrual of deferred tax liabilities resulting from the transaction) not less than the Consolidated Net Worth of the Issuer immediately preceding the transaction and (ii) would, at the time of such transaction after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Indebtedness to Cash Flow Ratio test set forth in the covenant entitled "Incurrence of Indebtedness, Issuance of Disqualified Stock and Issuance of Preferred Equity Interests of Subsidiaries."

    Notwithstanding the foregoing, the Issuer may merge with another Person if:

  (a)  the Issuer is the surviving Person;

  (b) the consideration issued or paid by the Issuer in such merger consists solely of Equity Interests (other than Disqualified Stock) of the Issuer; and

  (c) immediately after giving effect to such merger, the Issuer's Indebtedness to Cash Flow Ratio does not exceed the Issuer's Indebtedness to Cash Flow Ratio immediately prior to such merger.

    TRANSACTIONS WITH AFFILIATES. The Indenture provides that EchoStar shall not, and shall not permit any of its Subsidiaries to, sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (including any Unrestricted Subsidiary) (each of the foregoing, an "Affiliate Transaction"), unless:


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

  (a) such Affiliate Transaction is on terms that are no less favorable to the Issuer or its Subsidiaries than those that would have been obtained in a comparable transaction by the Issuer or such Subsidiaries with an unrelated Person;

  (b) if such Affiliate Transaction involves aggregate payments in excess of $500,000, the Issuer delivers to the Trustee a resolution of the Board of Directors of the Issuer set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (a) above and such Affiliate Transaction is approved by a majority of disinterested members of the Board of Directors of EchoStar; and

  (c) if such Affiliate Transaction involves aggregate payments in excess of $15 million, the Issuer delivers to the Trustee an opinion as to the fairness to the Issuer or such Subsidiaries from a financial point of view of such Affiliate Transaction issued by an investment banking firm of national standing;

PROVIDED, HOWEVER, that (i) the payment of compensation to directors and management of EchoStar in amounts approved by the Compensation Committee of the Board of Directors of EchoStar (which shall consist of a majority of outside directors); (ii) transactions between or among the Issuer and its Wholly Owned Subsidiaries (other than Unrestricted Subsidiaries of the Issuer); (iii) the transfer of rights and interests in any permits or licenses relating to the use of channels at the 166DEG. West Longitude or 175DEG. WL orbital slot; (iv) transactions permitted by the provisions of the Indenture described above under clauses (1), (3), (5), (6), (7), (9) and (12) of the second paragraph of the covenant "Restricted Payments"; and (v) any transactions between or among EchoStar and any Subsidiary of EchoStar which is not also a Subsidiary of the Issuer, shall, in each case, not be deemed Affiliate Transactions.

    REPORTS. Whether or not required by the rules and regulations of the SEC, so long as any of the Notes remain outstanding, the Issuer shall cause copies of all quarterly and annual financial reports and of the information, documents, and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Issuer is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act (including all information that would be required to be contained in Forms 10-Q and 10-K) to be filed with the SEC and the Trustee and mailed to the Holders at their addresses appearing in the register of Notes maintained by the Registrar, in each case, within 15 days of filing with the SEC. If the Issuer is not subject to the requirements of such
Section 13 or 15(d) of the Exchange Act, the Issuer shall nevertheless continue to cause the annual and quarterly financial statements, including any notes thereto (and, with respect to annual reports, an auditors' report by an accounting firm of established national reputation) and a "Management's Discussion and Analysis of Financial Condition and Results of Operations," comparable to that which would have been required to appear in annual or quarterly reports filed under Section 13 or 15(d) of the Exchange Act (including all information that would be required to be contained in Forms 10-Q and 10-K), to be so filed with the SEC for public availability and the Trustee and mailed to the Holders within 120 days after the end of the Issuer's fiscal years and within 60 days after the end of each of the first three quarters of each such fiscal year. The Issuer and the Guarantors shall also comply with the provisions of TIA Section 314(a).

    PAYMENTS FOR CONSENTS. Neither EchoStar, the Issuer nor any of their Subsidiaries may, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of a Note for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes unless such consideration is offered to be paid or agreed to be paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

    EXCESS PROCEEDS OFFER. When the cumulative amount of Excess Proceeds that have not been applied in accordance with the covenants entitled "Significant Transactions," "Asset Sales; Transfer of EchoStar IV" and "Maintenance of Insurance" or this paragraph exceeds $5.0 million, the Issuer shall be obligated to make an offer to all Holders of the Notes (an "Excess Proceeds Offer") to purchase the maximum principal amount of Notes that may be purchased out of such Excess Proceeds at an offer price in cash in an amount equal to 101% of the principal amount thereof, together with accrued and unpaid interest to the date fixed for the closing of such offer in accordance with the procedures set forth in the Indenture. If the aggregate principal amount of Notes surrendered by Holders thereof exceeds the amount of such Excess Proceeds, the Trustee shall select the Notes to be purchased on a PRO RATA basis.


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

SECURITY AND COLLATERAL

    The Notes initially are secured by: (i) a pledge by EchoStar of the capital stock of the Issuer; (ii) a first priority security interest in both the Interest and Satellite Escrow Accounts; (iii) a first priority security interest, when launched, in EchoStar IV (iv) a first priority security interest in the proceeds of any sale upon foreclosure of the Issuer's permit from the FCC for the 148DEG. WL orbital slot frequency assignments; and (v) a collateral assignment of all contracts relating to the construction, launch, insurance and TT&C (as defined) of EchoStar IV. The Issuer has agreed to use its best efforts to obtain any required consents necessary to effect a collateral assignment of the contracts relating to the construction, launch, insurance and TT&C of EchoStar IV by August 24, 1997 (none of such consents have been obtained as of the date of the Prospectus).

    The Issuer and certain of its Affiliates will enter into one or more pledge agreements (the "Pledge Agreements") and one or more security agreements (the "Security Agreements") providing for the grant by the Issuer and such Affiliates to the Trustee, as collateral agent for the holders of the Notes, of security interests in the Collateral. All such security interests will secure the payment and performance when due of all of the Obligations of the Issuer under the Notes and the Indenture.

    In the event that the proceeds of Launch Insurance or In-Orbit Insurance are applied to the purchase of one or more replacement satellites in accordance with the covenant entitled "Maintenance of Insurance," the Notes will be secured by: (i) a first priority security interest in each such replacement satellite; and (ii) a collateral assignment of all contracts relating to the construction, launch, insurance or TT&C of each such replacement satellite.

    Upon the occurrence and during the continuance of an Event of Default:
(i) all rights of EchoStar and its Subsidiaries to exercise voting or other consensual rights with respect to any stock pledged to secure the Notes shall cease, and all such rights shall become vested in the Trustee, which, to the extent permitted by law, shall have the sole right to exercise such voting and other consensual rights; (ii) all rights of EchoStar and its Subsidiaries to receive cash dividends, interest and other payments made upon or with respect to such pledged stock shall cease and such cash dividends, interest and other payments shall be paid to the Trustee; and (iii) the Trustee may sell the Collateral or any part thereof in accordance with the terms of the Pledge Agreements and the Security Agreements. All funds distributed under the Pledge Agreements, the Security Agreements or the Escrow and Disbursement Agreement and received by the Trustee for the benefit of the holders of the Notes shall be distributed by the Trustee in accordance with the provisions of the Indenture.

    Under the terms of the Pledge Agreements and the Security Agreements, the Trustee will determine the circumstances and manner in which the Collateral shall be disposed of, including, but not limited to, the determination of whether to release all or any portion of the Collateral from the Liens created by the Pledge Agreements or the Security Agreements and whether to foreclose on the Collateral following an Event of Default. Moreover, upon the full and final payment and performance of all Obligations of the Issuer under the Notes and the Indenture, or upon defeasance of the Notes, the Pledge Agreements and the Security Agreements shall terminate and the Collateral shall be released. In addition, in the event that any Collateral is sold and the Net Proceeds thereof are applied in accordance with the terms of the covenant entitled "Asset Sales," the Trustee shall release the Liens in favor of the Trustee in the assets sold; PROVIDED, that the Trustee shall have received from the Issuer an Officers' Certificate and an Opinion of Counsel that such Net Proceeds have been or will be so applied.

    In the event that the Issuer or any of its Subsidiaries sells, transfers or disposes of any property consisting partially or wholly of the Collateral other than in accordance with the provisions of the covenant entitled "Asset Sales; Transfer of EchoStar IV," the Trustee shall have a first priority security interest in the pro rata portion of the net proceeds of such sale, transfer or disposition attributable to such Collateral as determined by an investment banking firm of national standing selected by the Issuer.

    EXECUTION OF COLLATERAL DOCUMENTS

    (a) Simultaneously with the execution of the Indenture, the Issuer executed (i) the Escrow Accounts Security Agreement, (ii) the EchoStar IV Security Agreement, (iii) the Orbital Slot Security Agreement, (iv) the Collateral Assignment, (v) the Interest Escrow Agreement and (vi) the Satellite Escrow Agreement.

    (b) Simultaneously with the execution of the Indenture, EchoStar executed the Stock Pledge Agreement.


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    (c)  Simultaneously with the execution of the Indenture, EchoStar Space
Corporation executed the Collateral Assignment.

    (d) In connection with the Collateral Assignment, EchoStar, EchoStar Space Corporation and the Issuer shall use their best efforts to obtain any required consents necessary to effect a collateral assignment of (i) the Launch Contract, the Satellite Contract and Launch Insurance relating to EchoStar IV within 60 days after the date hereof, (ii) all TT&C contracts relating to EchoStar IV at the time such TT&C contracts are entered into and
(iii) In-Orbit Insurance relating to EchoStar IV at the time such In-Orbit Insurance is obtained.

    SALE OF AND LIENS ON ECHOSTAR IV

    (a) The Issuer shall not and shall not permit any of its Subsidiaries to sell, transfer or dispose of EchoStar IV (or any replacement thereof) after it is launched, unless, upon such sale, transfer or disposition, the Issuer grants or causes to be granted to the Trustee on behalf of the Holders of the Notes (i) a first priority security interest in an operational satellite in geosynchronous orbit of equal or greater value than EchoStar IV (or such replacement); and (ii) a collateral assignment of all contracts relating to the construction, launch, insurance and TT&C of such satellite. Prior to such sale, transfer or disposition, the Issuer shall execute or cause to be executed a security agreement relating to such Liens. The Issuer shall take or cause to be taken all actions necessary to record, register and file any documents or instruments necessary to make effective such Lien, including the filing of any required applications with the FCC for approval of any collateral assignment hereunder, and shall provide an Opinion of Counsel prepared in accordance with Section 10.03(a) of the Indenture with respect to such Lien.

    (b) EchoStar and its Subsidiaries may not incur or suffer to exist Liens on EchoStar IV (or any replacement thereof), except (i) prior to launch, Liens in favor of satellite contractor; (ii) after launch, Liens not to exceed $20 million securing the Deferred Payments, ranking PARI PASSU with the Liens on EchoStar IV (or such replacement) in favor of the Holders of the Notes; and (iii) additional Liens securing the Deferred Payments, subordinated to the Liens on EchoStar IV (or such replacement) in favor of the Holders of the Notes.

AFFILIATE GUARANTEES

    Initially, the Issuer's payment obligations under the Notes will be guaranteed on a subordinated basis by EchoStar.

    On and after the ESBC Guarantee Date, the Issuer's payment obligations under the Notes and the Indenture will be guaranteed by ESBC (the "ESBC Guarantee"), which Guarantee will rank PARI PASSU with all senior unsecured Indebtedness of ESBC. On and after the Dish Guarantee Date, the Issuer's payment obligations under the Notes and the Indenture will be guaranteed by Dish (the "Dish Guarantee"), which Guarantee will rank PARI PASSU with all senior unsecured Indebtedness of Dish.

    There can be no assurance that any of the conditions to the issuance of the ESBC Guarantee or Dish Guarantee will be satisfied at any time. See "Risk Factors - Springing Guarantees."

    The obligations of each Guarantor under its Guarantee will be limited, if necessary, to such amount as will not constitute a fraudulent conveyance under applicable law.

    The Indenture provides that, subject to the next paragraph, EchoStar may not consolidate or merge with or into (whether or not such Guarantor is the surviving entity), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, another person unless:

  (a) such Guarantor is the surviving person or the person formed by or surviving any such consolidation or merger (if other than such Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the U.S., any state thereof or the District of Columbia;

  (b) the person formed by or surviving any such consolidation or member (if other than such Guarantor) or the person to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made


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       assumes all the obligations of such Guarantor, pursuant to a supplemental indenture in form reasonably satisfactory to the Trustee, under the Notes and the Indenture;

  (c) immediately after such transaction, no Default or Event of Default exists; and

  (d) such Guarantor or the person formed by or surviving any such consolidation or merger, or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made: (i) will have Consolidated Net Worth immediately after the transaction (but prior to any purchase accounting adjustments or accrual of deferred tax liabilities resulting from the transaction) not less than the Consolidated Net Worth of such Guarantor immediately preceding the transaction; and (ii) will have an Indebtedness to Cash Flow Ratio immediately after the transaction that does not exceed such Guarantor's Indebtedness to Cash Flow Ratio immediately preceding the transaction.

    Except as set forth in the provisions entitled " - Certain Covenants" and " -Merger, Consolidation, or Sale of Assets," nothing contained in the Indenture shall prevent any consolidation or merger of a Guarantor with or into the Issuer or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Issuer.

    The Indenture provides that in the event of a sale or other disposition of all of the assets of any Guarantor which is a Subsidiary of the Issuer, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the capital stock of any such Guarantor, then such Guarantor (in the event of a sale or other disposition, by way of such a merger, consolidation or otherwise, of all of the capital stock of such Guarantor) or the person acquiring the property (in the event of a sale or other disposition of all of the assets of such Guarantor) will be released and relieved of any obligations under its Guarantee, PROVIDED that the Net Proceeds of such sale or other disposition are applied in accordance with the provisions described under " - Certain Covenants - Asset Sales."

EVENTS OF DEFAULT AND REMEDIES

    The Indenture provides that each of the following constitutes an Event of Default (unless the provisions described under " - Significant Transactions" arc applicable and the Issuer complies with such provisions):

  (a)  default for 30 days in the payment when due of interest on the Notes;

  (b) default in payment when due of principal on the Notes at maturity, upon repurchase, redemption or otherwise;

  (c) failure by EchoStar, the Issuer or any of their subsidiaries to comply with the provisions described under " - Offer to Purchase upon Change of Control," " - Offer to Purchase upon the Occurrence of Certain Events," " - Significant Transactions," " - Certain Covenants - Maintenance of Insurance," " - Certain Covenants - Transactions with Affiliates," " - Disbursement of Funds - Escrow Account" or " - Certain Covenants - Asset Sales" or the failure by the Issuer to comply with the third paragraph under " - Security";

  (d) default under the provisions described under " - Certain Covenants - Restricted Payments" or " - Certain Covenants - Incurrence of Indebtedness, and Issuance of Disqualified Stock and Issuance of Preferred Equity of Subsidiaries" or under any of the Collateral Documents, which default remains uncured for 15 days, or the breach of any representation or warranty, or the making of any untrue statement, in any certificate delivered by the Issuer pursuant to the Indenture or the Collateral Documents;

  (e) failure by the Issuer for 60 days after notice from the Trustee or the holders of at least 25% in principal amount of the Notes then outstanding to comply with any of its other agreements in the Indenture or the Notes;

  (f) a continuing default after expiration of any applicable grace period by the Issuer or any of its Affiliates under any of the Satellite Contracts or the Launch Contracts, which default would permit a party other than the Issuer or its Affiliates to terminate its obligations under such contract;

  (g) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by EchoStar or any of its Subsidiaries (or the


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       payment of which is guaranteed by EchoStar or any of its Subsidiaries), other than any Credit Agreement, which default is caused by a failure to pay when due principal or interest on such Indebtedness within the grace period provided in such Indebtedness (a "Payment Default"), and the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default, aggregates $5 million or more;

  (h) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by EchoStar or any of its Subsidiaries (or the payment of which is guaranteed by EchoStar or any of its Subsidiaries), other than any Credit Agreement, which default results in the acceleration of such Indebtedness prior to its express maturity and the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $5 million or more;

  (i) failure by EchoStar, the Issuer (at any time at which the Notes are secured by a pledge of all of the issued and outstanding Capital Stock of the Issuer) or any of their Subsidiaries to pay final judgments (other than any judgment as to which a reputable insurance company has accepted full liability) aggregating in excess of $2.0 million, which judgments are not stayed within 60 days after their entry;

  (j) certain events of bankruptcy or insolvency with respect to EchoStar or certain of its Subsidiaries (including the filing of a voluntary case, the consent to an order of relief in an involuntary case, the consent to the appointment of a custodian, a general assignment for the benefit of creditors or an order of a court for relief in an involuntary case, appointing a custodian or ordering liquidation, which order remains unstayed for 60 days); and

  (k) any Guarantee of the Notes shall be held in a judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect, or any Guarantor, or any person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Guarantee of any Notes.

    If any Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately (plus, in the case of an Event of Default that is the result of an action by EchoStar or any of its Subsidiaries intended to avoid restrictions on or premiums related to redemptions of the Notes contained in the Indenture or the Notes, an amount of premium that would have been applicable pursuant to the Notes or as set forth in the Indenture). Notwithstanding the foregoing, in the case of an Event of Default arising from the events of bankruptcy or insolvency with respect to EchoStar or any of its Subsidiaries described in (j) above, all outstanding Notes will become due and payable without further action or notice. Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in such holders' interest.

    The holders of a majority in aggregate principal amount of the Notes then outstanding, by notice to the Trustee, may on behalf of the holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture, except a continuing Default or Event of Default in the payment of interest or premium on, or principal of the Notes.

    The Issuer is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Issuer is required upon becoming aware of any Default or Event of Default to deliver to the Trustee a statement specifying such Default or Event of Default.

    All powers of the Trustee hereunder will be subject to applicable provisions of the Communications Act, including without limitation, the requirements of prior approval for transfer of control or assignment of Title III licenses.

    WAIVER OF PAST DEFAULTS. Holders of not less than a majority in aggregate principal amount of Notes then outstanding, by notice to the Trustee, may on behalf of the Holders of all of the Notes waive an existing Default or Event of Default and its consequences under the Indenture, except a continuing Default or Event of Default in the


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payment of the principal of, premium, if any, or interest on, the Notes.  Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of the Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

    CONTROL BY MAJORITY. Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with the law or the Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability.

    LIMITATION ON SUITS. A Holder of a Note may pursue a remedy with respect to the Indenture or the Notes only if:

    (a) the Holder of a Note gives to the Trustee written notice of a continuing Event of Default;

    (b) the Holders of at least 25% in principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

    (c) such Holder of a Note or Holders of Notes offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

    (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

    (e) during such 60-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

A Holder of a Note may not use the Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES, INCORPORATORS AND STOCKHOLDERS.

    No director, officer, employee, incorporator or stockholder of EchoStar, the Issuer or any of their Affiliates, as such, shall have any liability for any obligations of EchoStar, the Issuer and any of their Affiliates under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such waiver is against public policy.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

    The Issuer may, at its option and at any time, elect to have all obligations discharged with respect to the outstanding Notes ("Legal Defeasance"). Such Legal Defeasance means that the Issuer will be deemed to have paid and discharged the entire indebtedness represented by the outstanding Notes, except for: (a) the rights of holders of outstanding Notes to receive payments in respect of the principal of, premium, if any, and interest on the Notes when such payments are due, or on the redemption date, as the case may be; (b) the Issuer's obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust; (c) the rights, powers, trust, duties and immunities of the Trustee, and the Issuer's obligations in connection therewith; and (d) the Legal Defeasance provisions of the Indenture. In addition, the Issuer may, at its option and at any time, elect to have all obligations released with respect to certain covenants that are described in the Indenture ("Covenant Defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under " - Events of Default and Remedies" will no longer constitute an Event of Default with respect to the Notes.


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

    In order to exercise either Legal Defeasance or Covenant Defeasance: (i) the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the holders of the Notes, cash in U.S. dollars, non-callable U.S. government obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants selected by the Trustee, to pay the principal of, premium, if any, and interest on the outstanding Notes on the stated maturity or on the applicable optional redemption date, as the case may be; (ii) in the case of Legal Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel in the U.S. reasonably acceptable to the Trustee confirming that (A) the Issuer has received from, or there has been published by the Internal Revenue Service, a ruling or (B) since the date of the Indenture, there has been a change in the applicable Federal income tax law, in each case to the effect that, and based thereon such opinion of counsel shall confirm that, the holders of such Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such Legal Defeasance, and will be subject to Federal income tax in the same amount, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred; (iii) in the case of Covenant Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to such Trustee confirming that the holders of such Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such Covenant Defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred; (iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit; (v) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under the Indenture or any other material agreement or instrument to which the Issuer or any of its Subsidiaries is a party or by which EchoStar or any of its Subsidiaries is bound; (vi) the Issuer shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Issuer with the intent of preferring the holders of such Notes over any other creditors of the Issuer or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Issuer or others; and (vii) the Issuer shall have delivered to the Trustee an Officers' Certificate stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

AMENDMENT, SUPPLEMENT AND WAIVER

    Except as provided in the next paragraph, the Indenture, the Notes and the Collateral Documents may be amended or supplemented with the consent of the holders of at least a majority in principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for Notes), and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the holders of a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for Notes).

    Without the consent of each holder affected, however, an amendment or waiver may not (with respect to any Senior Secured Note held by a non-consenting holder):

  (a) reduce the aggregate principal amount of Notes whose holders must consent to an amendment, supplement or waiver;

  (b) reduce the principal of or change the fixed maturity of any Senior Secured Note or alter the provisions with respect to the redemption of the Notes;

  (c) reduce the rate of or change the time for payment of interest on any Notes;

  (d) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration);

  (e) make any Senior Secured Note payable in money other than that stated in the Notes;

  (f) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of holders of Notes to receive payments of principal of or interest on the Notes;

  (g)  waive a redemption payment with respect to any Senior Secured Note; or


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

  (h)  make any change in the foregoing amendment and waiver provisions.

In addition, without the consent of at least 66 2/3% of the Notes then outstanding, an amendment or a waiver may not make any change to the covenants in the Indenture entitled "Offer to Purchase upon Change of Control," "Offer to Purchase upon the Occurrence of Certain Events," "Asset Sales" and "Excess Proceeds Offer" (including, in each case, the related definitions).

    Notwithstanding the foregoing, without the consent of any holder of Notes, the Issuer and the Trustee may amend or supplement the Indenture, the Notes, the Pledge Agreement, the Security Agreement, the Satellite Escrow Agreement or the Interest Escrow Agreement to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Issuer's obligations to holders of the Notes in the case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such holder, or to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

CONCERNING THE TRUSTEE

    The Indenture contains certain limitations on the rights of the Trustee, should the Trustee become a creditor of the Issuer, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions with the Issuer; however, if the Trustee acquires any conflicting interest, it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as Trustee or resign.

    The holders of a majority in principal amount of the then outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default shall occur (which shall not be cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. The Trustee will not be relieved from liabilities for its own negligent action, its own negligent failure to act or its own willful misconduct, except that: (i) this sentence shall not limit the preceding sentence of this paragraph; (ii) the Trustee shall not be liable for any error of judgment made in good faith, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to the first sentence of this paragraph. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any holder of Notes, unless such holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

NOTES BOOK-ENTRY, DELIVERY AND FORM

    Old Notes initially purchased by qualified institutional buyers were initially issued in the form of [three] global book-entry notes without interest coupons (collectively the "Global Old Notes"). The Global Old Note was deposited on the date of the closing of the sale of the Old Notes (the "Closing Date") with the Trustee, as custodian for The Depository Trust Company (the "DTC"), in New York, New York and registered in the name of DTC., or its nominee, in each case for credit to the accounts of Direct and Indirect Participants (as defined below). of the Depositary (such nominee being referred to herein the "Global Note Holder"). Except as set forth in the next paragraph, the Exchange Notes exchanged for Old Notes represented by the Global Old Note will be represented by one or more global Exchange Notes in registered form (collectively, the "Global Exchange Note" and, together with the Global Old Note, the "Global Notes"), deposited with the DTC and registered in the name of the Global Noteholder.

    Exchange Notes that are issued as described below under " - Exchange of Global Notes for Certificated Notes"). Such Certificated Notes may, unless the Global Note has previously been exchanged for Certificated notes, be exchanged for an interest in the global Note representing the principal amount of Exchange Notes being transferred. In addition, transfer of beneficial interests in any Global Notes will be subject to the applicable rules and procedures of DTC and its Direct or Indirect Participants, which may change from time to time.

    DEPOSITARY PROCEDURES. DTC has advised the Company that DTC is a limited-purpose trust company created to


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

hold securities for its participating organizations (collectively, the "Direct Participants") and to facilitate the clearance and settlement of transactions in those securities between Direct Participants through electronic book-entry changes in accounts of Participants. The Direct Participants include securities brokers and dealers (including the Initial Purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities that clear through or maintain a direct or indirect custodial relationship with a Direct Participant (collectively, the "Indirect Participants"). DTC may hold securities beneficially owned by other persons only through the Direct Participants or Indirect Participants and such other persons' ownership interest and transfer of ownership interest will be recorded only on the records of the Direct Participant and/or Indirect Participant, and not on the records maintained by DTC.

    DTC has also advised the Company that, pursuant to DTC procedures, (i) upon deposit of the Global Notes, DTC will credit the accounts of Direct Participants designated by the Initial Purchaser with portions of the principal amount of Global Notes allocated by the Initial Purchasers to such Direct Participants, and (ii) DTC will maintain records of the ownership interests of Direct Participants in the Global Notes and the transfer of ownership interests by and between direct Participants. DTC will not maintain records of the ownership interests of, or the transfer of ownership interests by and between, Indirect Participants or other owners of beneficial interests in the Global Notes. Direct Participants and the Indirect Participants must maintain their own records of the ownership interests of, and the transfer of ownership interests by and between, Indirect Participants and other owners of beneficial interests in the Global Notes.

    Investors in the Global Notes may hold their interests therein directly through DTC if they are Direct Participants in DTC or indirectly through organizations which are Direct Participants in DTC. All ownership interests in any Global Notes may be subject to the procedures and requirements of DTC.

    The laws of some states require that certain persons take physical delivery in definitive, certificated form, of securities that they own. This may limit or curtail the ability to transfer beneficial interests in a Global Note to such persons. Because DTC can act only on behalf of Direct Participants, which in turn act on behalf of Indirect Participants and others, the ability of a person having a beneficial interest in a Global Note to pledge such interest to persons or entities that are not Direct Participants in DTC, or to otherwise take actions in respect of such interests, may be affected by the lack of physical certificates evidencing such interests. For certain other restrictions on the transferability of the Notes see "--Exchange of Book-Entry Notes for Certificated Notes."

    Except as described below, owners of beneficial interests in the Global Notes will not have Notes registered in their names, will not receive physical delivery of Notes in certificated form and will not be considered the registered owners or holders thereof under the Indenture for any purpose.

    Under the terms of the Indenture, the Issuer, the Guarantors and the Trustee will treat the persons in whose names the Notes are registered (including Notes represented by Global Notes) as the owners thereof for the purpose of receiving payments and for any and all other purposes whatsoever. Payments in respect of the principal, premium, Liquidated Damages, if any, and interest on Global Notes registered in the name of DTC or its nominee will be payable by the Trustee to DTC or its nominee as the registered holder under the Indenture. Consequently, neither the Company, the Trustee nor any agent of the Company or the Trustee has or will have any responsibility or liability for (i) any aspect of DTC's records or any Direct Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any of DTC's records or any Direct Participant's or Indirect Participant's records relating to the beneficial ownership interests in any Global Note or (ii) any other matter relating to the actions and practices of DTC or any of its Direct Participants or Indirect Participants.

    DTC has advised the Company that its current payment practice (for payments of principal, interest and the like) with respect to securities such as the Notes is to credit the accounts of the relevant Direct Participants with such payment on the payment date in amounts proportionate to such Direct Participant's respective holdings in principal amount of its ownership interests in the Global Notes as shown on DTC's records. Payments by Direct Participants and Indirect Participants to the beneficial owners of the Notes will be governed by standing instructions and customary practices between them and will not be the responsibility of DTC, the Trustee, the Company or the Guarantors. Neither the Company, the Guarantors nor the Trustee will be liable for any delay by DTC or its Direct Participants or Indirect Participants in identifying the beneficial owners of the Notes, and the Company and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee as the registered owner of the Notes for all purposes.


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

    The Global Notes will trade in DTC's Same-Day Funds Settlement System and, therefore, transfers between Direct Participants in DTC will be effected in accordance with DTC's procedures, and will be settled in immediately available funds. Transfers between Indirect Participants who hold an interest through a Direct Participant will be effected in accordance with the procedures of such Direct Participant but generally will settle in immediately available funds.

    DTC has advised the Company that it will take any action permitted to be taken by a holder of Notes only at the direction of one or more Direct Participants to whose account interests in the Global Notes are credited and only in respect of such portion of the aggregate principal amount of the Notes as to which such Direct Participant or Direct Participants has or have given direction. However, if there is an Event of Default under the Notes, DTC reserves the right to exchange Global Notes (without the direction of one or more of its Direct Participants) for legended Notes in certificated form, and to distribute such certificated forms of Notes to its Direct Participants. See "--Notes Book-Entry, Delivery and Form."

    EXCHANGE OF GLOBAL NOTES FOR CERTIFICATED NOTES. An entire Global Note may be exchanged for definitive Exchange Notes in registered, certificated form without interest coupons ("Certificated Notes") if (i) DTC (x) notifies the Company that it is unwilling or unable to continue as depositary for the Global Notes and the Company thereupon fails to appoint a successor depositary within 90 days or (y) has ceased to be a clearing agency registered under the Exchange Act, (ii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of Certificated Notes or (iii) there shall have occurred and be continuing to occur a Default or an Event of Default with respect to the Notes. In any such case, the Company will notify the Trustee in writing that, upon surrender by the Direct and Indirect Participants of their interest in such Global Note, Certificated Notes will be issued to each person that such Direct and Indirect Participants and DTC identify as being the beneficial owner of the related Notes.

    Beneficial interests in Global Notes held by any Direct or Indirect Participant may be exchanged for Certificated Notes upon request to DTC, on behalf of such Direct or Indirect Participant, to the Trustee in accordance with customary DTC procedures. Certificated Notes delivered in exchange for any beneficial interest in any Global Note will be registered in the names, and issued in any approved denominations, requested by DTC on behalf of such Direct or Indirect Participants (in accordance with DTC's customary procedures).

    In all cases described herein, such Certificated Notes will bear the restrictive legend referred to in "Notice to Investors," unless the Company determines otherwise in compliance with applicable law.

    Neither the Company, the Guarantors nor the Trustee will be liable for any delay by the holder of the Global Notes or DTC in identifying the beneficial owners of Notes, and the Company and the Trustee may conclusively rely on, and will be protected in relying on, instructions from the holder of the Global Note or DTC for all purposes.

    TRANSFER AND EXCHANGE OF CERTIFICATED NOTES. Certificated Notes may only be transferred if the transferor first delivers to the Trustee a written certificate (and in certain circumstances, an opinion of counsel) confirming that, in connection with such transfer, it has complied with the restrictions on transfer described under "--Notice to Investors." Beneficial interests in Certificated Notes may not be transferred to a person that takes delivery thereof in the form of an interest in a Global Note unless the transferor first delivers to the Trustee a written certificate certifying that such transfer has been effected pursuant to Rule 144A. As a result of the foregoing, Accredited Institutional Investors that are not QIBs or non-U.S. persons may not hold an interest in any Global Notes.

    NEXT DAY SETTLEMENT AND PAYMENT. The Indenture requires that payments in respect of the Exchange Notes represented by the Global Notes (including principal, premium, if any, interest and Liquidated Damages, if any) be made by wire transfer of immediately available next day funds to the accounts specified by the holder of interests in such Global Notes. With respect to Certificated Notes, the Company will make all payments of principal, premium, if any, interest and Liquidated Damages, if any, by wire transfer of immediately available next day funds to the accounts specified by the holders thereof or, if no such account is specified, by mailing a check to each such holder's registered address. The Issuer expects that secondary trading the Certificated Notes will also be settled in immediately available funds.


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

ADDITIONAL INFORMATION

    Anyone who receives this prospectus may obtain a copy of the Indenture without charge by writing to the Issuer, 90 Inverness Circle East, Englewood, Colorado 80112, attention David K. Moskowitz, facsimile (303) 799-0354.

OLD NOTES' REGISTRATION RIGHTS; LIQUIDATED DAMAGES

    The Issuer, the Guarantors and the Initial Purchasers entered into the Registration Rights Agreement on June 20, 1997. Pursuant to the Registration Rights Agreement, the Issuer and the Guarantors agreed to file with the Commission the Exchange Offer Registration Statement on the appropriate form under the Securities Act with respect to the Exchange Notes to be exchanged for the Old Notes. Upon the effectiveness of the Exchange Offer Registration Statement, the Issuer and the Guarantors will offer, pursuant to the Exchange Offer, to the holders of Transfer Restricted Notes who are able to make certain representations the opportunity to exchange their Transfer Restricted Notes for Exchange Notes. If: (i) the Issuer is not permitted to file the Exchange Offer Registration Statement or permitted to consummate the Exchange Offer because the Exchange Offer is not permitted by applicable law or Commission policy or (ii) any holder of Transfer Restricted Notes notifies the Issuer within the specified time period that: (A) it is prohibited by law or Commission policy from participating in the Exchange Offer; (B) that it may not resell the Exchange Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and the prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales; or (C) that it is a broker-dealer and owns Old Notes acquired directly from the Issuer or an affiliate of the Issuer, the Issuer and the Guarantors will file with the Commission a Shelf Registration Statement to cover resales of the Old Notes by the holders thereof who satisfy certain conditions relating to the provisions of information in connection with the Shelf Registration Statement. The Issuer and the Guarantors will use their best efforts to cause the applicable registration statement to be declared effective as promptly as possible by the Commission. For purposes of the foregoing, "Transfer Restricted Notes" means each Senior Secured Note until:
(i) the date on which such Senior Secured Note has been exchanged by a person other than a broker-dealer for an Exchange Note in the Exchange Offer; (ii) following the exchange by a broker-dealer in the Exchange Offer of an Old Note for an Exchange Note, the date on which such Exchange Note is sold to a purchaser who receives from such broker-dealer on or prior to the date of such sale a copy of the prospectus contained in the Exchange Offer Registration Statement; (iii) the date on which such Old Note has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement; or (iv) the date on which such Old
Note is distributed to the public pursuant to Rule 144 under the Securities
Act.

    The Registration Rights Agreement provides that: (i) the Issuer and the Guarantors will file an Exchange Offer Registration Statement with the Commission on or prior to July 25, 1997; (ii) the Issuer and the Guarantors will use their best efforts to have the Exchange Offer Registration Statement declared effective by the Commission on or prior to November 22, 1997; (iii) unless the Exchange Offer would not be permitted by applicable law or Commission policy, the Issuer and the Guarantors will commence the Exchange Offer and use their best efforts to issue, on or prior to 30 business days after the date on which the Exchange Offer Registration Statement was declared effective by the Commission, Exchange Notes in exchange for all Old Notes tendered prior thereto in the Exchange Offer; and (iv) if obligated to file the Shelf Registration Statement, the Issuer and the Guarantors will use their best efforts to file the Shelf Registration Statement with the Commission on or prior to 30 days after such filing obligation arises (and in any event by November 22, 1997) and to use their best efforts to cause the Shelf Registration Statement to be declared effective by the Commission on or prior to 150 days after such obligation arises. If: (a) the Issuer and the Guarantors fail to file any of the Registration Statements required by the Registration Rights Agreement on or before the date specified for such filing; (b) any of such Registration Statements is not declared effective by the Commission on or prior to the date specified for such effectiveness (the "Effectiveness Target Date"); (c) the Issuer and the Guarantors fail to consummate the Exchange Offer within 30 business days of the Effectiveness Target Date with respect to the Exchange Offer Registration Statement; or (d) the Shelf Registration Statement or the Exchange Offer Registration Statement is declared effective but thereafter ceases to be effective or usable in connection with resales of Transfer Restricted Notes during the periods specified in the Registration Rights Agreement (each such event referred to in clauses (a) through (d) above a "Registration Default"), then the Issuer and the Guarantors jointly and severally agree to pay liquidated damages to each holder of Old Notes, with respect to the first 90-day period immediately following the occurrence of such Registration Default in an amount equal to $.05 per week per $1,000 principal


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amount of Notes held by such holder ("Liquidated Damages"). The amount of the
Liquidated Damages will increase by an additional $.05 per week per $1,000 principal amount of Notes with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of Liquidated Damages of $.40 per week per $1,000 principal amount of Old Notes constituting Transfer Restricted Notes. All accrued Liquidated Damages will be paid by the Issuer on each Damages Payment Date to the Global Note Holder by wire transfer to the accounts specified by it or by mailing checks to its registered addresses if no such accounts have been specified. Following the cure of all Registration Defaults, the accrual of Liquidated Damages will cease.

    Holders of Old Notes will be required to make certain representations to the Issuer (as described in the Registration Rights Agreement) in order to participate in the Exchange Offer and will be required to deliver information to be used in connection with the Shelf Registration Statement and to provide comments on the Shelf Registration Statement within the time periods set forth in the Registration Rights Agreement in order to have their Old Notes included in the Shelf Registration Statement and benefit from the provisions regarding Liquidated Damages set forth above.

Certain Definitions

    Set forth below are certain defined terms used in the Indenture.
Reference is made to the Indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.
    "ACCOUNTS RECEIVABLE SUBSIDIARY" means one Unrestricted Subsidiary of the Issuer specifically designated as an Accounts Receivable Subsidiary for the purpose of financing the accounts receivable of the Issuer, and PROVIDED that any such designation shall not be deemed to prohibit the Issuer from financing accounts receivable through any other entity, including without limitation, any other Unrestricted Subsidiary.

    "ACCOUNTS RECEIVABLE SUBSIDIARY NOTES" means the notes to be issued by the Accounts Receivable Subsidiary for the purchase of accounts receivable.

    "ACQUIRED DEBT" means, with respect to any specified person, Indebtedness of any other person existing at the time such other person merges with or into or becomes a Subsidiary of such specified person, or Indebtedness incurred by such person in connection with the acquisition of assets, including Indebtedness incurred in connection with, or in contemplation of, such other person merging with or into or becoming a Subsidiary of such specified person or the acquisition of such assets, as the case may be.

    "ADDITIONAL PAYMENT OBLIGATIONS" means the portion of the payment obligations, under any vendor financing arrangements, of any of the Issuer, EchoStar or any of the Issuer's Subsidiaries with respect to the construction, launch or insurance of EchoStar IV in excess of $15.0 million.

    "AFFILIATE" of any specified person means any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such person, whether through the ownership of voting securities, by agreement or otherwise; PROVIDED, HOWEVER, that beneficial ownership of 10% or more of the voting securities of a person shall be deemed to be control; PROVIDED FURTHER that no individual, other than a director of EchoStar or an officer of EchoStar with a policy making function, shall be deemed an Affiliate of EchoStar or any of its Subsidiaries, solely by reason of such individual's employment, position or responsibilities by or with respect to EchoStar or any of its Subsidiaries.

    "AGENT" means any Registrar, Paying Agent or co-registrar.

    "BANK DEBT" means Indebtedness incurred pursuant to the Credit Agreement in an aggregate amount not to exceed 90% of the accounts receivable of the borrowers under the Credit Agreement eligible for inclusion in the borrowing base under the Credit Agreement, plus 75% of the inventory of the Credit Agreement borrowers under the Credit Agreement eligible for inclusion in the borrowing base under the Credit Agreement, plus 100% of the cash collateral and marketable securities of the Borrowers under the Credit Agreement eligible for inclusion in the borrowing base under the Credit Agreement.

    "BANKRUPTCY LAW" means title 11, U.S. Code or any similar federal or state law for the relief of debtors.

    "BUSINESS DAY" means any day other than a Legal Holiday.


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    "CAPITAL LEASE" means, at the time any determination thereof is made, any lease of property, real or personal, in respect of which the present value of the minimum rental commitment would be capitalized on a balance sheet of the lessee in accordance with GAAP.

    "CAPITAL LEASE OBLIGATION" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be so required to be capitalized on the balance sheet in accordance with GAAP.

    "CAPITAL STOCK" means any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock or partnership or membership interests, whether common or preferred.

    "CASH EQUIVALENTS" means: (a) U.S. dollars; (b) securities issued or directly and fully guaranteed or insured by the U.S. government or any agency or instrumentality thereof having maturities of not more than six months from the date of acquisition; (c) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any domestic commercial bank having capital and surplus in excess of $500 million; (d) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (b) and (c) entered into with any financial institution meeting the qualifications specified in clause (c) above; and (e) commercial paper rated P-1, A-l or the equivalent thereof by Moody's Investors Service, Inc. or Standard & Poor's Corporation, respectively, and in each case maturing within six months after the date of acquisition.

    "CHANGE OF CONTROL" means: (a) any transaction or series of transactions (including, without limitation, a tender offer, merger or consolidation) the result of which is that the Principals and their Related Parties or an entity controlled by the Principals and their Related Parties cease to (i) be the "beneficial owners" (as defined in Rule 13(d)(3) under the Exchange Act) of at least 30% of the total Equity Interests in EchoStar and (ii) have the voting power to elect at least a majority of the Board of Directors of EchoStar; (b) the first day on which a majority of the members of the Board of Directors of EchoStar are not Continuing Directors; (c) any transaction or series of transactions (including, without limitation, a tender offer, merger or consolidation) the result of which is that the Principals and their Related Parties or any entity controlled by the Principals and their Related Parties cease to be the "beneficial owners" (as defined in Rule 13(d)(3) under the Exchange Act) of at least 30% of the total Equity Interests in the Issuer and have the voting power to elect at least a majority of the Board of Directors of the Issuer, or (d) the first day on which a majority of the members of the Board of Directors of the Issuer are not Continuing Directors.

    "COLLATERAL" means all assets pledged, mortgaged or collaterally assigned as Security pursuant to the Collateral Documents.

    "COLLATERAL ASSIGNMENT" means the Security Agreement dated the date hereof, substantially in the form of Exhibit I hereto.

    "COLLATERAL DOCUMENTS" means (i) the Interest Escrow Agreement, (ii) the Satellite Escrow Agreement, (iii) the Stock Pledge Agreement, (iv) the Escrow Accounts Security Agreement, (v) the EchoStar IV Security Agreement, (vi) the Collateral Assignment and (vii) the Orbital Slot Security Agreement.

    "COMMUNICATIONS ACT" means the Communications Act of 1934, as amended.

    "CONSOLIDATED CASH FLOW" means, with respect to any person for any period, the Consolidated Net Income of such person for such period, plus, to the extent deducted in computing Consolidated Net Income: (a) provision for taxes based on income or profits; (b) Consolidated Interest Expense; (c) depreciation and amortization (including amortization of goodwill and other intangibles) of such person for such period; and (d) any extraordinary loss and any net loss realized in connection with any Asset Sale, in each case, on a consolidated basis determined in accordance with GAAP, PROVIDED that Consolidated Cash Flow shall not include interest income derived from the net proceeds of the Old Notes Offering.

    "CONSOLIDATED INTEREST EXPENSE" means, with respect to any person for any period, consolidated interest expense of such person for such period, whether paid or accrued (including amortization of original issue discount


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and deferred financing costs, non-cash interest payments and the interest component of Capital Lease Obligations), on a consolidated basis determined in accordance with GAAP.

    "CONSOLIDATED NET INCOME" means, with respect to any person for any period, the aggregate of the Net Income of such person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; PROVIDED, HOWEVER, that: (a) the Net Income of any person that is not a Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to such person, in the case of a gain, or to the extent of any contributions or other payments by the referent person, in the case of a loss; (b) the Net Income of any person that is a Subsidiary that is not a Wholly Owned Subsidiary shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent person; (c) the Net Income of any person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded; (d) the Net Income of any Subsidiary of such person shall be excluded to the extent that the declaration or payment of dividends or similar distributions is not at the time permitted by operation of the terms of its charter or bylaws or any other agreement, instrument, judgment, decree, order, statute, rule or government regulation to which it is subject; and (e) the cumulative effect of a change in accounting principles shall be excluded.

    "CONSOLIDATED NET WORTH" means, with respect to any person, the sum of:
(a) the stockholders' equity of such person; plus (b) the amount reported on such person's most recent balance sheet with respect to any series of preferred stock (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such person upon issuance of such preferred stock, less: (i) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within 12 months after the acquisition of such business) subsequent to the date of the Indenture in the book value of any asset owned by such person or a consolidated Subsidiary of such person; and (ii) all unamortized debt discount and expense and unamortized deferred charges, all of the foregoing determined in accordance with GAAP.

    "CONTINUING DIRECTOR" means, as of any date of determination, any member of the Board of Directors of EchoStar or the Issuer, as the case may be, who:
(a) was a member of such Board of Directors on the date of the Indenture; or
(b) was nominated for election or elected to such Board of Directors with the affirmative vote of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

    "CORPORATE TRUST OFFICE OF THE TRUSTEE" shall be at the address of the Trustee specified in the Section entitled "Notices" of the Indenture or such other address as to which the Trustee may give notice to the Issuer.

    "CREDIT AGREEMENT" means any one or more credit agreements (which may include or consist of revolving credits) between EchoStar, the Issuer or any of the Issuer's Restricted Subsidiaries and one or more banks or other financial institutions providing financing for the business of EchoStar, the Issuer and the Issuer's Restricted Subsidiaries, PROVIDED that the lenders party to the Credit Agreement may not be Affiliates of EchoStar.

    "CUSTODIAN" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

    "DBS" means direct broadcast satellite.

    "DEFAULT" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

    "DEFERRED PAYMENTS" means Indebtedness to satellite contractors incurred in connection with the construction and launch of EchoStar I, EchoStar II, EchoStar III and EchoStar IV in an amount not to exceed $135.0 million.

    "DISH" means Dish, Ltd., a Nevada corporation.

    "DISH GUARANTEE" means the Guarantee dated the date hereof, by Dish, of the Obligations of the Issuer under the Notes and the Indenture, in substantially the same form as Exhibit D hereto.


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    "DISH GUARANTEE DATE" means the earlier of:  (i) the first date upon which Dish is permitted, pursuant to the terms of both the 1996 Notes Indenture and the 1994 Notes Indenture, to Guarantee the Issuer's total payment obligations under all of the then-outstanding Notes; and (ii) the first date upon which both the 1996 Notes and the 1994 Notes are no longer outstanding or have been defeased.

    "DISH PREFERRED STOCK" means Dish's 8% Series A Cumulative Preferred Stock having an aggregate liquidation preference not in excess of $15.1 million.

    "DISQUALIFIED STOCK" means any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to date on which the Notes mature.

    "DNCC" means Dish Network Credit Corporation, a Colorado corporation.

    "ECHOSTAR" means EchoStar Communications Corporation, a Nevada corporation.

    "ECHOSTAR DBS" means EchoStar DBS Corporation, a Colorado corporation.

    "ECHOSTAR DBS SYSTEM" means the digital direct broadcast satellite system of the Issuer.

    "ECHOSTAR I" means the Issuer's high-powered direct broadcast satellite designated as EchoStar I in the Prospectus.

    "ECHOSTAR II" means the Issuer's high-powered direct broadcast satellite designated as EchoStar II in the Prospectus.

    "ECHOSTAR III" means the high-powered direct broadcast satellite being constructed by DBSC as of the date of the Indenture, and any replacement satellite thereof to the extent permitted by the terms of the Indenture.

    "ECHOSTAR IV" means the high-powered direct broadcast satellite being constructed which is designated as EchoStar IV in the Prospectus, and any replacement satellite thereof to the extent permitted by the terms of the Indenture.

    "ECHOSTAR IV SECURITY AGREEMENT" means the Security Agreement dated the date hereof, substantially in the form of Exhibit J hereto.

    "ECHOSTAR GUARANTEE" means the Guarantee by EchoStar of the Obligations of the Issuer under the Notes and the Indenture, in substantially the same form as Exhibit B hereto.

    "ECHOSTAR RECEIVER SYSTEM" means a satellite dish, digital satellite receiver, remote control and related components, used in connection with the DBS service provided by EchoStar and its Subsidiaries.

    "ELIGIBLE INSTITUTION" means a commercial banking institution that has combined capital and surplus of not less than $500 million or its equivalent in foreign currency, whose debt is rated Investment Grade at the time as of which any investment or rollover therein is made.

    "EQUITY INTERESTS" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

    "ESBC" means EchoStar Satellite Broadcasting Corporation.

    "ESBC GUARANTEE" means the Guarantee dated the date hereof, by ESBC, of the Obligations of the Issuer under the Notes and the Indenture, in substantially the same form as Exhibit C hereto.

    "ESBC GUARANTEE DATE" means the earlier of: (i) the first date upon which ESBC is permitted, pursuant to the terms of the 1996 Notes Indenture, to Guarantee the Issuer's total payment obligations under all of the


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then-outstanding Notes; and (ii) the first date upon which the 1996 Notes are no longer outstanding or have been defeased.

    "ESC" means EchoStar Satellite Corporation.

    "ESCROW AGENT" means First Trust National Association, as Escrow Agent under the Interest Escrow Agreement and the Satellite Escrow Agreement, or any successor thereto appointed pursuant to such agreements.

    "ESCROW ACCOUNTS SECURITY AGREEMENT" means the Security Agreement dated the date hereof, substantially in the form of Exhibit H hereto.

    "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

    "EXCHANGE NOTES" means 12 1/2% Notes Due 2002 issued by the Issuer, and containing terms identical to those of the Notes (except that such Exchange Notes shall have been issued in an exchange offer registered under the Securities Act), that are issued and exchanged for the Notes pursuant to the Registration Rights Agreement and the Indenture.

    "EXISTING INDEBTEDNESS" means the Notes and any other Indebtedness of the Issuer and its Subsidiaries in existence on the date of the Indenture until such amounts are repaid.

    "FCC" means Federal Communications Commission.

    "FULL-CONUS ORBITAL SLOT" means the 101, 110 or 119 degrees West Longitude orbital slot.

    "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the U.S., which are applicable as of the date of determination; PROVIDED, HOWEVER; that these definitions and all ratios and calculations contained in the covenants "Restricted Payments," "Incurrence of Indebtedness, Issuance of Disqualified Stock and Issuance of Preferred Equity Interests of Subsidiaries," "Asset Sales," and "Dividend and Other Payment Restrictions Affecting Subsidiaries" shall be determined in accordance with GAAP as in effect and applied by EchoStar and its Subsidiaries on the date of the Indenture, consistently applied; PROVIDED, FURTHER, that in the event of any change in GAAP or in any change by EchoStar or any of its Subsidiaries in GAAP applied that would result in any change in any such ratio or calculation, the Issuer shall deliver to the Trustee, each time any such ratio or calculation is required to be determined or made, an Officers' Certificate setting forth the computations showing the effect of such change or application on such ratio or calculation.

    "GLOBAL NOTE" means a Note evidencing all or part of the Notes issued to the Depositary for such Notes.

    "GOVERNMENT SECURITIES" means direct obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States of America is pledged.

    "GUARANTEE" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

    "GUARANTOR" means EchoStar and any other entity that executes a Guarantee of the obligations of the Issuer under the Notes, and their respective successors and assigns.

    "HEDGING OBLIGATIONS" means, with respect to any person, the obligations of such person under: (a) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements; and (b) other agreements or arrangements designed to protect such person against fluctuations in interest rates.

    "HOLDER" means a Person in whose name a Note is registered.


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    "INDEBTEDNESS" means, with respect to any person, any indebtedness of such person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or representing the balance deferred and unpaid of the purchase price of any property (including pursuant to capital leases) or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing (other than Hedging Obligations) would appear as a liability upon a balance sheet of such person prepared in accordance with GAAP, and also includes, to the extent not otherwise included, the Guarantee of items that would be included within this definition.

    "INDEBTEDNESS TO CASH FLOW RATIO" means, with respect to any person, the ratio of: (a) the Indebtedness of such person and its Subsidiaries as of the end of the most recently ended fiscal quarter, plus the amount of any Indebtedness incurred subsequent to the end of such fiscal quarter; to (b) such person's Consolidated Cash Flow for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur (the "Measurement Period"), PROVIDED, HOWEVER; that: (i) in making such computation, Indebtedness shall include the total amount of funds outstanding and available under any revolving credit facilities; and (ii) in the event that the Issuer or any of its Subsidiaries consummates a material acquisition or an Asset Sale or other disposition of assets subsequent to the commencement of the Measurement Period but prior to the event for which the calculation of the Indebtedness to Cash Flow Ratio is made, then the Indebtedness to Cash Flow Ratio shall be calculated giving pro forma effect to such material acquisition or Asset Sale or other disposition of assets, as if the same had occurred at the beginning of the applicable period.

    "INDENTURE" means the Indenture, as amended or supplemented from time to time.

    "IN-ORBIT INSURANCE" means, with respect to a satellite, In-Orbit insurance providing coverage beginning 180 days after the launch (or contemporaneously with the expiration of any applicable Launch Insurance) of such satellite in an amount which is, together with cash and Cash Equivalents (not including cash and Cash Equivalents in the Satellite Escrow Account) segregated and reserved on the balance sheet of the Issuer, for the duration of the useful life of the satellite or until applied in accordance with the covenant entitled "Maintenance of Insurance," in an amount equal to or greater than the cost of construction, launch and insurance of such satellite, which insurance shall provide pro rata benefits to the insured upon a loss of more than 20% of the capacity of such satellite and shall compensate the insured for a total loss upon a loss of more than 50% of the capacity of such satellite. For purposes of the Indenture, the proceeds of any In-Orbit Insurance shall be deemed to include the amount of cash and Cash Equivalents segregated and reserved by the Issuer for purposes of the preceding sentence.

    "INTEREST ESCROW ACCOUNT" means an escrow account for the deposit of the proceeds from the sale of the Notes under the Interest Escrow Agreement.

    "INTEREST ESCROW AGREEMENT" means the Interest Escrow Agreement, dated as of the date hereof, by and among the Escrow Agent, the Trustee and the Issuer, governing the disbursement and loan of funds from the Interest Escrow Account, in the form of Exhibit E.

    "INVESTMENT GRADE" means with respect to a security, that such security is rated, by at least two nationally recognized statistical rating organizations, in one of each such organization's four highest generic rating categories.

    "INVESTMENTS" means, with respect to any person, all investments by such person in other persons (including Affiliates) in the forms of loans (including Guarantees), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

    "LAUNCH CONTRACT" means any contract for the launching of EchoStar IV into geostationary transfer orbit.

    "LAUNCH INSURANCE" means, with respect to a satellite, launch insurance (including, at the option of the Issuer, reflight coverage for any launch by Lockheed Martin or LKE, PROVIDED that such coverage permits assignment of the right to any subsequent launch, without consent of the launch provider) covering the period of the launch of such


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satellite to 180 days after such launch (or for such period as otherwise specified in the applicable policy) in an amount which, together with cash and Cash Equivalents segregated and reserved on the consolidated balance sheet of the Issuer until the successful launch of such satellite or until applied in accordance with the covenant entitled "Maintenance of Insurance," is equal to or greater than the cost of construction, launch and insurance of such satellite, which insurance shall provide pro rata benefits to the insured upon a loss of more than 20% of the capacity of such satellite and shall compensate the insured for a total loss upon a loss of more than 50% of the capacity of such satellite; PROVIDED, HOWEVER, that the amount of cash and Cash Equivalents that may be used by the Issuer for purposes of this definition may include cash and Cash Equivalents contained in the Satellite Escrow Account only for purposes of Launch Insurance with respect to EchoStar IV, but only to the extent that the Issuer certifies, in an Officers' Certificate delivered to the Trustee, that such cash and Cash Equivalents are reasonably not expected to be necessary for the completion of the development, construction, launch and operation of the relevant satellite. For purposes of the Indenture, the proceeds of any Launch Insurance shall be deemed to include the amount of cash and Cash Equivalents segregated and reserved by the Issuer for purposes of the preceding sentence.

    "LEGAL HOLIDAY" means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

    "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent status) of any jurisdiction).

    "LKE" means Lockheed-Khruenichev-Energia, Inc., a Delaware corporation.

    "LOCKHEED MARTIN" means Lockheed Martin Corporation, a Maryland corporation, and its successors.

    "LOCKHEED MARTIN SATELLITE CONTRACT" means the Satellite Contract, dated as of July 18, 1996, between Lockheed Martin and the Issuer, as amended from time to time.

    "MARKETABLE SECURITIES" means: (a) Government Securities; (b) any certificate of deposit maturing not more than 365 days after the date of acquisition issued by, or time deposit of, an Eligible Institution; (c) commercial paper maturing not more than 365 days after the date of acquisition issued by a corporation (other than an Affiliate of the Issuer) with an Investment Grade rating, at the time as of which any investment therein is made, issued or offered by an Eligible Institution; (d) any bankers acceptances or money market deposit accounts issued or offered by an Eligible Institution; and (e) any fund investing exclusively in investments of the types described in clauses (a) through (d) above.

    "MINIMUM APPRAISED VALUE" means: (a) an appraised value determined and set forth in writing by a nationally recognized appraisal firm experienced in the industry described under the covenant entitled "Activities of EchoStar" in an amount not less than the aggregate principal amount of Notes then outstanding plus all accrued and unpaid interest thereon (less any funds remaining in the Interest Escrow Account as of the date of determination); or
(b) a satellite of equal or greater value as compared to EchoStar IV.

    "NET INCOME" means, with respect to any person, the net income (loss) of such person, determined in accordance with GAAP, excluding, however, any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions), and excluding any extraordinary gain (but not loss), together with any related provision for taxes on such extraordinary gain (but not loss).

    "NET PROCEEDS" means the aggregate cash proceeds received by the Issuer or any of its Restricted Subsidiaries, as the case may be, in respect of any Asset Sale, net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred, as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the


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repayment of Indebtedness secured by a Lien on the asset or assets that are the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets. Net Proceeds shall exclude any non-cash proceeds received from any Asset Sale, but shall include such proceeds when and as converted by the Issuer or any Restricted Subsidiary to cash.

    "1994 NOTES INDENTURE" means the Indenture relating to the 1994 Notes.

    "1994 NOTES" means the 12 7/8% Senior Discount Notes due 2004 of Dish.

    "1994 CREDIT AGREEMENT" has the meaning set forth in the 1996 Notes
Indenture.

    "1996 NOTES INDENTURE" means the Indenture relating to the 1996 Notes.

    "1996 NOTES" means the 13 1/8% Senior Discount Notes due 2004 of ESBC.

    "NON-RECOURSE INDEBTEDNESS" of any person means Indebtedness of such person that: (i) is not guaranteed by any other person (except a Wholly Owned Subsidiary of the referent person); (ii) is not recourse to and does not obligate any other person (except a Wholly Owned Subsidiary of the referent person) in any way; (iii) does not subject any property or assets of any other person (except a Wholly Owned Subsidiary of the referent person), directly or indirectly, contingently or otherwise, to the satisfaction thereof; and (iv) is not required by GAAP to be reflected on the financial statements of any other person (other than a Subsidiary of the referent person) prepared in accordance with GAAP.

    "NOTES" means the 12 1/2% Notes due 2002 issued under the Indenture on the date of the Indenture. For purpose of the Indenture, the term "Notes" shall include any Exchange Notes and all Notes and Exchange Notes shall vote together as a single class.

    "OBLIGATIONS" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

    "OFFICER" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, Controller, Secretary or any Vice-President of such Person.

    "OFFICERS' CERTIFICATE" means a certificate signed on behalf of the Issuer by two Officers of the Issuer, one of whom must be the principal executive officer, principal financial officer, treasurer or principal accounting officer of the Issuer.

    "OPINION OF COUNSEL" means an opinion from legal counsel, who may be an employee of or counsel to the Issuer (or any Guarantor, if applicable), any Subsidiary of the Issuer (or any Guarantor, if applicable) or the Trustee.

    "ORBITAL SLOT SECURITY AGREEMENT" means the Security Agreement dated the date hereof, substantially in the form of Exhibit K hereto.

    "PERMITTED INVESTMENTS" means: (a) Investments in the Issuer or in a Wholly Owned Subsidiary of the Issuer, other than Unrestricted Subsidiaries of the Issuer, (b) Investments in Cash Equivalents and Marketable Securities; (c) conversion of debentures of SSET and DBS Industries, Inc. ("DBSI"), in accordance with their terms, into Equity Interests of SSET and DBSI; and (d) Investments by the Issuer or any Subsidiary of the Issuer in a person if, as a result of such Investment: (i) such person becomes a Wholly Owned Restricted Subsidiary of the Issuer, or (ii) such person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Issuer or a Wholly Owned Subsidiary of the Issuer that is not an Unrestricted Subsidiary of the Issuer.

    "PERMITTED LIENS" means: (a) Liens securing the Notes; (b) Liens securing the Deferred Payments; (c) Liens on EchoStar IV to the extent permitted under
Article X of the Indenture and the Collateral Documents; (d) Liens securing the Bank Debt on current assets of the Issuer's Restricted Subsidiaries; (e) Liens securing the 1996 Notes and the 1994 Notes; (f) Liens securing Purchase Money Indebtedness, PROVIDED that such Indebtedness was


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permitted to be incurred by the terms of the Indenture and such Liens do not extend to any assets of the Issuer or its Restricted Subsidiaries other than the assets so acquired; (g) Liens securing Indebtedness the proceeds of which are used to develop, construct, launch or insure any satellites other than EchoStar I, EchoStar II, EchoStar III or EchoStar IV (or any permitted replacements thereof), PROVIDED that such Indebtedness was permitted to be incurred by the terms of the Indenture and such Liens do not extend to any assets of the Issuer or its Restricted Subsidiaries other than such satellites being developed, constructed, launched or insured and to the related licenses, permits and construction, launch, insurance and TT&C contracts; (h) Liens on orbital slots, licenses and other assets and rights of the Issuer, PROVIDED that such orbital slots, licenses and other assets and rights relate solely to the satellites referred to in clause (g) of this definition; (i) Liens on property of a person existing at the time such person is merged into or consolidated with the Issuer or any Restricted Subsidiary of the Issuer, PROVIDED, that such Liens were not incurred in connection with, or in contemplation of, such merger or consolidation, other than in the ordinary course of business; (j) Liens on property of an Unrestricted Subsidiary at the time that it is designated as a Restricted Subsidiary pursuant to the definition of "Unrestricted Subsidiary," PROVIDED that such liens were not incurred in connection with, or contemplation of, such designation; (k) Liens on property existing at the time of acquisition thereof by the Issuer or any Restricted Subsidiary of the Issuer; PROVIDED that such Liens were not incurred in connection with, or in contemplation of, such acquisition and do not extend to any assets of the Issuer or any of its Restricted Subsidiaries other than the property so acquired; (l) Liens to secure the performance of statutory obligations, surety or appeal bonds or performance bonds, or landlords', carriers', warehousemen's, mechanics', suppliers', materialmen's or other like Liens, in any case incurred in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate process of law, if a reserve or other appropriate provision, if any, as is required by GAAP shall have been made therefore; (m) Liens existing on the date of the Indenture; (n) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; PROVIDED that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; (o) Liens incurred in the ordinary course of business of the Issuer or any Restricted Subsidiary of the Issuer (including, without limitation, Liens securing Purchase Money Indebtedness) with respect to obligations that do not exceed $2 million in principal amount in the aggregate at any one time outstanding; and (p) extensions, renewals or refundings of any Liens referred to in clauses (a) through (o) above, PROVIDED that any such extension, renewal or refunding does not extend to any assets or secure any Indebtedness not securing or secured by the Liens being extended, renewed or refinanced.

    "PERSON" means any individual, corporation, partnership, joint venture, association, joint-stock Issuer, trust or unincorporated organization (including any subdivision or ongoing business of any such entity or substantially all of the assets of any such entity, subdivision or business).

    "PREFERRED EQUITY INTEREST", in any person, means an Equity Interest of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such person, over Equity Interests of any other class in such person.

    "PRINCIPALS" means Charles W. Ergen, James DeFranco, R. Scott Zimmer, Steven B. Schaver and David K. Moskowitz.

    "PURCHASE MONEY INDEBTEDNESS" means indebtedness of the Issuer or any of its Restricted Subsidiaries incurred (within 180 days of such purchase) to finance the purchase of any assets of the Issuer or any of its Restricted
Subsidiaries: (a) to the extent the amount of Indebtedness thereunder does not exceed 80% of the purchase cost of such assets; (b) to the extent the purchase cost of such assets is or should be included in "additions to property, plant and equipment" in accordance with GAAP; (c) to the extent that such Indebtedness is not recourse to the Issuer or any of its Restricted Subsidiaries or any of their respective assets, other than the assets so purchased; and (d) if the purchase of such assets is not part of an acquisition of any Person.

    "RECEIVER SUBSIDY" means a subsidy, rebate or other similar payment by EchoStar or any of its Subsidiaries, in the ordinary course of business, to subscribers, vendors or distributors, relating to an EchoStar Receiver System, not to exceed the cost of such EchoStar Receiver System, together with the cost of installation of such EchoStar Receiver System.


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    "RECEIVABLES TRUST" means a trust organized solely for the purpose of securitizing the accounts receivable held by the Accounts Receivable Subsidiary that (a) shall not engage in any business other than (i) the purchase of accounts receivable or participation interests therein from the Accounts Receivable Subsidiary and the servicing thereof, (ii) the issuance of and distribution of payments with respect to the securities permitted to be issued under clause (b) below and (iii) other activities incidental to the foregoing,
(b) shall not at any time incur Indebtedness or issue any securities, except (i) certificates representing undivided interests in the Trust issued to the Accounts Receivable Subsidiary and (ii) debt securities issued in an arm's length transaction for consideration solely in the form of cash and Cash Equivalents, all of which (net of any issuance fees and expenses) shall promptly be paid to the Accounts Receivable Subsidiary, and (c) shall distribute to the Accounts Receivable Subsidiary as a distribution on the Accounts Receivable Subsidiary's beneficial interest in the Receivables Trust no less frequently than once every six months all available cash and Cash Equivalents held by it, to the extent not required for reasonable operating expenses or reserves therefor or to service any securities issued pursuant to clause (b) above that are not held by the Accounts Receivable Subsidiary.

    "RELATED PARTY" means, with respect to any Principal, (a) the spouse and each immediate family member of such Principal and (b) each trust, corporation, partnership or other entity of which such Principal beneficially holds an 80% or more controlling interest.

    "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement among the Issuer, the Guarantors, Donaldson, Lufkin & Jenrette Securities Corporation and Lehman Brothers Inc..

    "RESPONSIBLE OFFICER," when used with respect to the Trustee, means any officer within the Corporate Trust Administration of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

    "RESTRICTED INVESTMENT" means an Investment other than Permitted
Investments.

    "RESTRICTED SUBSIDIARY" means, any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by the Issuer or one or more Subsidiaries of the Issuer or a combination thereof, other than Unrestricted Subsidiaries.

    "SATELLITE CONTRACT" means any contract relating to the construction of EchoStar IV, including, without limitation, the Lockheed Martin Satellite Contract.

    "SATELLITE ESCROW ACCOUNT" means an escrow account for the deposit of the proceeds from the sale of the Notes under the Satellite Escrow Agreement.

    "SATELLITE ESCROW AGREEMENT" means the Satellite Escrow Agreement, dated as of the date hereof, by and among the Escrow Agent, the Trustee and the Issuer, governing the disbursement and loan of funds from the Satellite Escrow Account, in the form of Exhibit F.

    "SATELLITE RECEIVER" means any satellite receiver capable of receiving programming from the EchoStar DISH Network .

    "SEC" means the Securities and Exchange Commission.

    "SECURITIES ACT" means the Securities Act of 1933, as amended.

    "SENIOR ECHOSTAR INDEBTEDNESS" means all Indebtedness for borrowed money of EchoStar, whether outstanding on the date of the Indenture or incurred after the date of the Indenture, which is not by its terms subordinate and junior to other Indebtedness of EchoStar.


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    "SIGNIFICANT SUBSIDIARY" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1 of the Indenture, Rule 1-02 of Regulation S-X promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of the Indenture.

    "SPRINGING GUARANTEES" means the Guarantees by the Springing Guarantors of the Obligations of the Issuer under the Notes and the Indenture.

    "SPRINGING GUARANTORS" means Dish and ESBC.

    "SSET" means Satellite Systems Engineering Technologies, Inc. and its Affiliates.

    "STOCK PLEDGE AGREEMENT" means the Pledge Agreement dated the date hereof, substantially in the form of Exhibit G hereto.

    "SUBSIDIARY" means, with respect to any person, any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such person or one or more of the other Subsidiaries of such person or a combination thereof.

    "SUPPLEMENTAL INDENTURE" means any supplemental indenture relating to the Indenture.

    "TIA" means the Trust Indenture Act of 1939 as in effect on the date on which the Indenture is qualified under the TIA.

    "TRUSTEE" means the party named as such above until a successor replaces it in accordance with the applicable provisions of the Indenture and thereafter means the successor serving hereunder.

    "TT&C" means telemetry, tracking and control.

    "UNRESTRICTED SUBSIDIARY" means; (A) EchoStar Real Estate Corporation, EchoStar International (Mauritius) Ltd., EchoStar Manufacturing and Distribution Pvt. Ltd. and Satrec Mauritius Ltd.; and (B) any Subsidiary of the Issuer designated as an Unrestricted Subsidiary in a resolution of the Board of Directors of the Issuer: (a) no portion of the Indebtedness or any other obligation (contingent or otherwise) of which, at the time of such designation:
(i) is guaranteed by the Issuer or any other Subsidiary of the Issuer (other than another Unrestricted Subsidiary); (ii) is recourse to or obligates the Issuer or any other Subsidiary of the Issuer (other than another Unrestricted Subsidiary) in any way; or (iii) subjects any property or asset of the Issuer or any other Subsidiary of the Issuer (other than another Unrestricted Subsidiary), directly or indirectly, contingently or otherwise, to satisfaction thereof; (b) with which neither the Issuer nor any other Subsidiary of the Issuer (other than another Unrestricted Subsidiary) has any contract, agreement, arrangement, understanding or is subject to an obligation of any kind, written or oral, other than on terms no less favorable to the Issuer or such other Subsidiary than those that might be obtained at the time from persons who are not Affiliates of the Issuer; (c) with which neither the Issuer nor any other Subsidiary of the Issuer (other than another Unrestricted Subsidiary) has any obligation: (i) to subscribe for additional shares of Capital Stock or other equity interests therein; or (ii) to maintain or preserve such Subsidiary's financial condition or to cause such Subsidiary to achieve certain levels of operating results and
(d) which does not provide direct broadcast services in any capacity other than as a selling, billing and collection agent for one or more of the Issuer and its Restricted Subsidiaries; PROVIDED, HOWEVER, that none of the Issuer, Dish, EchoStar Satellite Corporation, DirectSat Corporation, Echo Acceptance Corporation, Houston Tracker Systems, Inc., EchoStar International Corporation and Echosphere Corporation may be designated as Unrestricted Subsidiaries. At the time that the Issuer designates a Subsidiary as an Unrestricted Subsidiary, the Issuer will be deemed to have made a Restricted Investment in an amount equal to the fair market value (as determined in good faith by the Board of Directors of the Issuer evidenced by a resolution of the Board of Directors of the Issuer and set forth in an Officers' Certificate delivered to the Trustee; PROVIDED, HOWEVER, that if the fair market value of such Subsidiary exceeds $10 million, the fair market value shall be determined by an investment banking firm of national standing selected by the Issuer) of such Subsidiary; PROVIDED that the Issuer may designate DNCC as an Unrestricted Subsidiary at any time and such designation shall not be deemed a Restricted Investment if, but only if, the provisions of clauses (B) (a), (b), (c) and (d) shall have been complied with prior to such designation. An Unrestricted Subsidiary may be designated as a


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Restricted Subsidiary of the Issuer if, at the time of such designation after giving pro forma effect thereto as if such designation had occurred at the beginning of the applicable four-quarter period, the Issuer would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Cash Flow Ratio test set forth in the covenant entitled "--Incurrence of Indebtedness, Issuance of Disqualified Stock and Issuance of Preferred Equity Interest of Subsidiaries."

    "WEIGHTED AVERAGE LIFE TO MATURITY" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the then outstanding principal amount of such Indebtedness into (b) the total of the product obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment.

    "WHOLLY OWNED RESTRICTED SUBSIDIARY" means a Wholly Owned Subsidiary of the Issuer that is a Restricted Subsidiary of the Issuer.

"WHOLLY OWNED SUBSIDIARY" means, with respect to any person, any Subsidiary all of the outstanding voting stock (other than directors' qualifying shares) of which is owned by such person, directly or indirectly.


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               CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

    The following summary describes the principal U.S. federal income tax consequences of the ownership and disposition of Notes. This summary is based on the Internal Revenue Code of 1986, as amended to the date hereof (the "Code"), administrative pronouncements, judicial decisions and existing and proposed Treasury Regulations, changes to any of which subsequent to the date hereof may affect the tax consequences described below. This summary addresses only initial holders of Notes who acquire such Notes at the offering price, as defined below, and discusses only Notes held as capital assets within the meaning of Section 1221 of the Code. It does not discuss all of the tax consequences that may be relevant to a holder in light of such holder's particular circumstances or to holders subject to special rules, such as certain financial institutions, insurance companies, dealers in securities or persons holding the Notes as part of a straddle or a hedging arrangement.

    HOLDERS OF NOTES SHOULD CONSULT THEIR TAX ADVISORS WITH REGARD TO THE APPLICATION OF THE UNITED STATES FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS, AS WELL AS WITH REGARD TO ANY TAX CONSEQUENCES ARISING UNDER THE LAWS OF ANY STATE, LOCAL OR FOREIGN JURISDICTION.

INTEREST

    Holders of Notes will be required to include stated interest on the Notes in gross income for Federal income tax purposes in accordance with their regular method of accounting for tax purposes. The Notes were not issued with original issue discount.

SALE, EXCHANGE OR RETIREMENT OF THE NOTES

    In general, a holder of a Note will recognize gain or loss on the sale, exchange, retirement or other taxable disposition of such Note measured by the difference, if any, between (i) the amount of cash and the fair market value of property received and (ii) the holder's tax basis in the Note.

    Gain or loss realized on the sale, exchange or retirement of a Note will be capital gain or loss and will be long-term capital gain or loss if the holding period of the Note exceeds one year as of the date of the sale, exchange or retirement. Under current law, the excess of net long-term capital gains over net short-term capital losses is taxed at a lower rate than ordinary income for certain non-corporate taxpayers. The distinction between capital gain or loss and ordinary income or loss is also relevant for purposes of, among other things, limitation on the deductibility of capital losses.

EXCHANGE OFFER

    The exchange of Old Notes for the Exchange Notes will not be treated as a taxable exchange for federal income tax purposes because, other than the fact that the Exchange Notes will be registered under the Securities Act, the terms of the Exchange Notes will be identical to the terms of the Old Notes.

BACKUP WITHHOLDING AND INFORMATION REPORTING

    Certain noncorporate holders may be subject to backup withholding at a rate of 31% on payments of principal and interest and premium on, and the proceeds of disposition of, a Note. Backup withholding will apply only if the holder:
(i) fails to furnish its Taxpayer Identification Number ("TIN") which, for an individual, would be his or her Social Security number; (ii) furnishes an incorrect TIN; (iii) is notified by the IRS that it has failed properly to report payments of interest and dividends; or (iv) under certain circumstances, fails to certify, under penalty of perjury, that it has furnished a correct TIN and has not been notified by the IRS that it is subject to backup withholding for failure to report interest and dividend payments. Holders of the Notes should consult their tax advisors regarding their qualification for exemption from backup withholding and the procedure for obtaining such an exemption, if applicable.

    The amount of any backup withholding from a payment to a holder of a Note will be allowed as a credit against the holder's U.S. federal income tax liability and may entitle the holder to a refund, PROVIDED that the required information is furnished to the Internal Revenue Service.


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OTHER TAX CONSEQUENCES

    In addition to the federal income tax considerations described above, prospective purchasers of Notes should consider potential state, local, income, franchise, personal property and other taxation in any state or locality and the tax effect of ownership, sale, exchange, or retirement of Notes in any state or locality. Prospective purchasers of Notes are advised to consult their own tax advisors with respect to any state or local income, franchise, personal property or other tax consequences arising out of their ownership of the Notes.

    THE FOREGOING DISCUSSION IS FOR GENERAL INFORMATION AND IS NOT TAX ADVICE. ACCORDINGLY, EACH HOLDER OF NOTES SHOULD CONSULT HIS OWN TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES TO HIM OF THE NOTES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL, OR FOREIGN INCOME TAX LAWS AND ANY RECENT OR PROSPECTIVE CHANGES IN APPLICABLE TAX LAWS.

                                 PLAN OF DISTRIBUTION

    Based on interpretation by the Staff set forth in no-action letters issued to third parties, the Issuer believes that Exchange Notes issued pursuant to the Exchange Offer in exchange for the Old Notes may be offered for resale, resold and otherwise transferred by holders thereof (other than any holder which is (i) an affiliate of the Issuer, (ii) a broker-dealer who acquired Old Notes directly from the Issuer or (iii) a broker-dealer who acquired Old Notes as a result of market-making or other trading activities) without compliance with the registration and prospectus delivery provisions of the Securities Act PROVIDED that such Exchange Notes are acquired in the ordinary course of such holders' business, and such holders are not engaged in, and do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of such Exchange Notes; PROVIDED that broker-dealers ("Participating Broker-Dealers") receiving Exchange Notes in the Exchange Offer will be subject to a prospectus delivery requirement with respect to resales of such Exchange Notes. To date, the Staff has taken the position that Participating Broker-Dealers may fulfill their prospectus delivery requirements with respect to transactions involving an exchange of securities such as the exchange pursuant to the Exchange Offer (other than a resale of an unsold allotment from the sale of the Old Notes to the Initial Purchasers) with the prospectus contained in the Registration Statement. Pursuant to the Registration Rights Agreement, the Issuer has agreed to permit Participating Broker-Dealers and other persons, if any, subject to similar prospectus delivery requirements to use this Prospectus in connection with the resale of such Exchange Notes. The Issuer has agreed that, for a period of 180 days after the Exchange Date, it will make this Prospectus, and any amendment or supplement to this Prospectus, available to any broker-dealer that requests such documents in the Letter of Transmittal.

    Each holder of the Old Notes who wishes to exchange its Old Notes for Exchange Notes in the Exchange Offer will be required to make certain representations to the Issuer as set forth in "The Exchange Offer - Terms and Conditions of the Letter of Transmittal." In addition, each holder who is a broker-dealer and who receives Exchange Notes for its own account in exchange for Old Notes that were acquired by it as a result of market-making activities or other trading activities will be required to acknowledge that it will deliver a Prospectus in connection with any resale by it of such Exchange Notes.

    The Issuer will not receive any proceeds from any sale of Exchange Notes by broker-dealers. Exchange Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such Exchange Notes. Any broker-dealer that resells Exchange Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of Exchange Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

    The Issuer has agreed to pay all expenses incidental to the Exchange Offer other than commissions and concessions of any brokers or dealers and will indemnify holders of the Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act, as set forth in the Registration Rights Agreement.

                                 NOTICE TO INVESTORS

    Because the following instructions will apply to any Old Notes held by holders who do not participate in the Exchange Offer, holders of the Old Notes are advised to consult legal counsel prior to making any offer, resale, pledge or transfer of any of the Old Notes.

    The Old Notes have not been registered under the Securities Act and may not be offered or sold within the United States or to U.S. Persons (as such terms as defined under the Securities Act) except pursuant to an exemption from, or in a transaction not subject to the registration requirements of the Securities Act. Accordingly, the Old Notes were offered only to "qualified institutional buyers" (as defined in Rule 144A under the Securities Act) in reliance on the exemption from the registration requirements of the Securities Act provided by Rule 144A, and to a limited number of institutional "accredited investors" within the meaning of Rule 501(a)(1), (2), (3) and (7) under the Securities Act.

    Each purchaser of Old Notes purchased in a sale made in reliance on Rule 144A has been deemed to have represented and agreed as follows (terms used in this paragraph that are defined in Rule 144A are used herein as defined therein):

    (1) The purchaser is either (A) a qualified institutional buyer and is aware that the sale to it is being made in reliance on Rule 144A, and such qualified institutional buyer has acquired such Old Notes for its own account or for the account of another qualified institutional buyer or, (B) an "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act (an "accredited investor") or, (C) if the Old Notes are to be purchased for one or more accounts ("investor accounts") for which it is acting as fiduciary or agent, each such account is an accredited investor on a like basis.

    (2) The purchaser understands that the Old Notes were offered in a transaction not involving any public offering in the United States within the meaning of the Securities Act, that the Old Notes have not been registered under the Securities Act and that: (A) the Old Notes may be offered, resold, pledged or otherwise transferred only: (i) to a person who the seller reasonable believes is a qualified institutional buyer in the transaction meeting the requirements of Rule 144A, in a transaction meeting the requirements of Rule 144 under the Securities Act, outside the United States to a foreign person in a transaction meeting the requirement of Rule 904 under the Securities Act or in accordance with another exemption form the registration requirements of the Securities Act (and based upon an Opinion to Counsel if the Issuer so requests); (ii) to the Issuer; or (iii) pursuant to an effective registration statement, and, in each case, in accordance with any applicable securities laws of any State of the United States or any other applicable jurisdiction; and (B) the purchaser will, and each subsequent holder is required to, notify any subsequent purchaser from it of the resale restrictions set forth in
         (A) above.

    (3) The purchaser understands that the certificates evidencing the Old Notes bear, and if not exchanged pursuant to the Exchange Offer will continue to bear, a legend substantially to the following effect unless otherwise agreed by the Issuer and the holder thereof:

              "THIS NOTE (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER (1) REPRESENTS THAT IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT)(A "QIB"), (2) AGREES THAT IT WILL NOT, WITHIN THE TIME PERIOD REFERRED TO UNDER RULE 144(k) (TAKING INTO ACCOUNT THE PROVISIONS OF RULE 144(d) UNDER THE SECURITIES ACT, IF APPLICABLE) UNDER THE SECURITIES ACT AS IN EFFECT ON THE DATE OF

              THE TRANSFER OF THIS NOTE, RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (B) TO A PERSON WHOM THE HOLDER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (D) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUER) OR (E) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING RESTRICTIONS."

    (4) The purchaser acknowledged that none of the Issuer, the Initial Purchasers, or any person representing the Issuer or the Initial Purchasers made any representations to it with respect to the Issuer or the offering or sale of the Old Notes, other than the information contained in the Prospectus, dated June 20, 1997, relating to the Old Notes (the "Prospectus"), which was delivered to it and upon which it relied in making its investment decision with respect to the Old Notes. The purchaser had access to such financial and other information concerning the Issuer and the Old Notes as it deemed necessary in connection with its decision to purchase the Old Notes, including an opportunity to ask questions of and request information from the Issuer and the Initial Purchasers.

    (5) The purchaser acknowledged that the Issuer and the Initial Purchasers, and others relied upon the truth and accuracy of the foregoing acknowledgements, representations and agreements and agrees that, if any of the foregoing acknowledgements, representations or agreements deemed to have been made by it are no longer accurate, it shall promptly notify the Initial Purchasers. If such purchaser acquired Old Notes as a fiduciary or agent for one or more investor accounts, such purchaser represented that it has sole investment discretion with respect to each such account and that it has full power to make the foregoing acknowledgements, representations and agreements on behalf of each such account.

    Each purchaser of Old Notes that is an institutional accredited investor executed and delivered a purchaser's letter for the benefit of the Initial Purchasers and the Issuer, substantially in the form included as Appendix A to the Prospectus, whereby such institutional accredited investor (a) agreed to the restrictions on transfer set forth in clause (2) above, (b) confirmed that it:
(i) acquired Old Notes having a minimum purchase price of at least $100,000 for its own account and for each separate account for which it is acting; (ii) acquired such Old Notes for its own account or for certain qualified institutional accounts, as specified therein; and (iii) did not acquire the Notes with a view to distribution thereof in a transaction that would violate the Securities Act or the securities laws of any State of the United States or any other applicable jurisdiction; and (c) acknowledged that the registrar and transfer agent for the Old Notes will not be required to accept for registration of transfer any Old Notes acquired by them, except upon presentation of evidence satisfactory to the Issuer that the restriction on transfer set forth in clause
(2) above have been complied with, and that any such Old Notes will be in the form of definitive physical certificates bearing the legend set forth in clause
(3) above.

    The Old Notes may not be sold or transferred to, and each purchaser, by its purchase of the Old Notes has been deemed to have represented and covenanted that it did not acquire the Old Notes for or on behalf of, and will not transfer the Old Notes to, any pension or welfare plan (as defined in Section 3 of the Employee Retirement Income Security Act of 1974; "ERISA") except that such a purchase for or on behalf of a pension or welfare plan shall be permitted:


    (1) to the extent such purchase is made by or on behalf of a bank collective investment fund maintained by the purchaser in which no plan (together with any other plans maintained by the same employer or employee organization) has an interest in excess of 10% of the total assets in such collective investment fund and the conditions of Section III of Prohibited Transaction Class Exemption 91-38 issued by the Department of Labor are satisfied;

    (2) to the extent such purchase is made by or on behalf of an insurance company pooled separate account maintained by the purchaser in which, at any time while the Old Notes are outstanding, no plan (together with any other plans maintained by the same employer or employee organization) has an interest in excess of 10% of the total of all assets in such pooled separate account and the conditions of Section III of Prohibited Transaction Class Exemption 90-1 issued by the Department of Labor are satisfied;

    (3) to the extent such purchase is made on behalf of a plan by: (i) an investment advisor registered under the Investment Advisers Act of 1940 that had as of the last day of its most recent fiscal year total assets under its management and control in excess of $50 million and had stockholders' or partners' equity in excess of $0.75 million, as shown in its most recent balance sheet prepared in accordance with generally accepted accounting principles; or (ii) a bank as defined in Section 202(a)(2) of the Investment Advisers Act of 1940 with equity capital in excess of $1 million as of the last day of its most recent fiscal year; or
         (iii) an insurance company which is qualified under the laws of more than one state to manage, acquire or dispose of any assets of a plan, which insurance company has as of the last day of its most recent fiscal year, net worth in excess of $1 million and which is subject to supervision and examination by a state authority having supervision over insurance companies and, in any case, such investment advisor, bank or insurance company is otherwise a qualified professional asset manager, as such term is used in Prohibited Transaction Class Exemption 84-14 issued by the Department of Labor, and the assets of such plan when combined with the assets of other plans established or maintained by the same employer (or affiliate thereof) or employee organization and managed by such investment advisor, bank or insurance company, do not represent more than 20% of the total client assets managed by such investment advisor, bank or insurance company, and the conditions of Section I of such exemption are otherwise satisfied; or

    (4) to the extent such plan is a governmental plan (as defined in Section 3 of ERISA) which is not subject to the provision of Title I of ERISA of Section 401 of the Internal Revenue Code.

                               INDEPENDENT ACCOUNTANTS

    The audited financial statements of the Issuer included in this Prospectus have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of such firm as experts in giving such reports.

                                     LEGAL MATTERS

    The validity of the Notes has been passed upon for the Issuer by Baker & Hostetler LLP.

                  INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

ECHOSTAR DBS CORPORATION                                                   PAGE

Consolidated Financial Statements:
 Report of Independent Public Accountants................................  F-3
 Consolidated Balance Sheets at December 31, 1995 and 1996...............  F-4
 Consolidated Statements of Operations for the years ended
   December 31, 1994, 1995 and 1996......................................  F-5
 Consolidated Statements of Stockholder's Equity for the years ended
   December 31, 1994, 1995 and 1996......................................  F-6
 Consolidated Statements of Cash Flows for the years ended
   December 31, 1994, 1995 and 1996......................................  F-7
 Notes to Consolidated Financial Statements..............................  F-8

ECHOSTAR COMMUNICATIONS CORPORATION

Consolidated Financial Statements:
 Report of Independent Public Accountants................................  F-40
 Consolidated Balance Sheets at December 31, 1995 and 1996...............  F-41
 Consolidated Statements of Operations for the years ended
   December 31, 1994, 1995 and 1996......................................  F-42
 Consolidated Statements of Stockholders' Equity for the years ended
   December 31, 1994, 1995 and 1996......................................  F-43
 Consolidated Statements of Cash Flows for the years ended
   December 31, 1994, 1995 and 1996......................................  F-44
 Notes to Consolidated Financial Statements..............................  F-45

ECHOSTAR SATELLITE BROADCASTING CORPORATION

Consolidated Financial Statements:
 Report of Independent Public Accountants................................  F-77
 Consolidated Balance Sheets at December 31, 1995 and 1996...............  F-78
 Consolidated Statements of Operations for the years ended
   December 31, 1994, 1995 and 1996......................................  F-79
 Consolidated Statements of Stockholder's Equity for the years ended
   December 31, 1994, 1995 and 1996......................................  F-80
 Consolidated Statements of Cash Flows for the years ended
   December 31, 1994, 1995 and 1996......................................  F-81
 Notes to Consolidated Financial Statements..............................  F-82

DISH, LTD.

Consolidated Financial Statements:
 Report of Independent Public Accountants................................  F-113
 Consolidated Balance Sheets at December 31, 1995 and 1996...............  F-114
 Consolidated Statements of Operations for the years ended
   December 31, 1994, 1995 and 1996......................................  F-115
 Consolidated Statements of Stockholder's Equity for the years ended
   December 31, 1994, 1995 and 1996......................................  F-116
 Consolidated Statements of Cash Flows for the years ended
 December 31, 1994, 1995 and 1996........................................  F-117
 Notes to Consolidated Financial Statements..............................  F-118

SUPPLEMENTAL INTERIM FINANCIAL INFORMATION

ECHOSTAR DBS CORPORATION

Condensed Consolidated Financial Statements:
 Balance Sheets at December 31, 1996 and June 30, 1997 (Unaudited).......  F-145
 Statements of Operations for the three and six months ended
   June 30, 1996 and 1997 (Unaudited)....................................  F-146
 Statement of Stockholder's Equity for the six months ended
   June 30, 1997 (Unaudited).............................................  F-147
 Statements of Cash Flows for the six months ended June 30, 1996 and 1997 (Unaudited)..................................................  F-148
 Notes to Condensed Consolidated Financial Statements....................  F-149

ECHOSTAR COMMUNICATIONS CORPORATION

Condensed Consolidated Financial Statements:
 Balance Sheets at December 31, 1996 and June 30, 1997 (Unaudited).......  F-154
 Statements of Operations for the three and six months ended
   June 30, 1996 and 1997 (Unaudited)....................................  F-155
 Statement of Stockholders' Equity for the six months ended
   June 30, 1997 (Unaudited).............................................  F-156
 Statements of Cash Flows for the six months ended June 30, 1996 and 1997 (Unaudited)..................................................  F-157
 Notes to Condensed Consolidated Financial Statements....................  F-158

ECHOSTAR SATELLITE BROADCASTING CORPORATION

Condensed Consolidated Financial Statements:
 Balance Sheets at December 31, 1996 and June 30, 1997 (Unaudited).......  F-164
 Statements of Operations for the three and six months ended
   June 30, 1996 and 1997 (Unaudited)....................................  F-165
 Statement of Stockholder's Equity for the six months ended
   June 30, 1997 (Unaudited).............................................  F-166
 Statements of Cash Flows for the six months ended June 30, 1996 and
   1997 (Unaudited)......................................................  F-167
 Notes to Condensed Consolidated Financial Statements....................  F-168

DISH, LTD.

Condensed Consolidated Financial Statements:
 Balance Sheets at December 31, 1996 and June 30, 1997 (Unaudited).......  F-172
 Statements of Operations for the three and six months ended June 30,
   1996 and 1997 (Unaudited).............................................  F-173
 Statement of Stockholder's Equity for the six months ended June 30,
   1997 (Unaudited)......................................................  F-174
 Statements of Cash Flows for the six months ended June 30, 1996 and
   1997 (Unaudited)......................................................  F-175
 Notes to Condensed Consolidated Financial Statements....................  F-176

                       REPORT OF INDEPENDENT ACCOUNTANTS

     To EchoStar DBS Corporation:

     We have audited the accompanying consolidated balance sheets of EchoStar DBS Corporation (a Colorado corporation) and subsidiaries, as described in
Note 1, as of December 31, 1995 and 1996, and the related consolidated statements of operations, stockholder's equity and cash flows for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of EchoStar DBS Corporation and subsidiaries as of December 31, 1995 and 1996, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles.


                                                   ARTHUR ANDERSEN LLP


Denver, Colorado,
March 14, 1997.

                   ECHOSTAR DBS CORPORATION AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS
                            (Dollars in thousands)


                                                                            DECEMBER 31,
                                                                      -----------------------
                                                                        1995          1996
                                                                      -----------------------
ASSETS
Current Assets:
  Cash and cash equivalents.........................................  $ 13,949     $   38,438
  Marketable investment securities..................................       210         18,807
  Trade accounts receivable, net of allowance for uncollectible
    accounts of $1,106 and $1,494, respectively.....................     9,115         13,483
  Inventories.......................................................    38,769         72,767
  Income tax refund receivable......................................     3,870          4,830
  Deferred tax assets...............................................     1,834              -
  Subscriber acquisition costs, net.................................         -         68,129
  Other current assets..............................................    12,791         15,031
                                                                      -----------------------
Total current assets................................................    80,538        231,485
Restricted Cash and Marketable Investment Securities:
  1994 Notes escrow.................................................    73,291              -
  1996 Notes escrow.................................................         -         47,491
  Other.............................................................    26,400         31,450
                                                                      -----------------------
Total restricted cash and marketable investment securities..........    99,691         78,941
Property and equipment, net.........................................   333,199        528,577
FCC authorizations, net.............................................    11,309         72,500
Advances to affiliates, net.........................................     1,320         68,607
Deferred tax assets.................................................    12,109         79,663
Other noncurrent assets.............................................    21,129         25,770
                                                                      -----------------------
     Total assets...................................................  $559,295     $1,085,543
                                                                      -----------------------
                                                                      -----------------------

LIABILITIES AND STOCKHOLDER'S EQUITY
Current Liabilities:
  Trade accounts payable............................................  $ 19,063     $   41,228
  Deferred programming and product revenue - DISH Network
    subscriber promotions...........................................         -         97,959
  Deferred programming revenue - DISH Network.......................         -          4,407
  Deferred programming revenue - C-band.............................       584            734
  Accrued expenses and other current liabilities....................    26,314         30,125
  Deferred tax liabilities..........................................         -         12,674
  Current portion of long-term debt.................................     4,782         11,334
                                                                      -----------------------
Total current liabilities...........................................    50,743        198,461
Long-term obligations, net of current portion:
  Long-term deferred signal carriage revenue........................         -          5,949
  1994 Notes........................................................   382,218        437,127
  1996 Notes........................................................         -        386,165
  Mortgage and other notes payable, excluding current portion.......    33,444         51,428
  Note payable to ECC...............................................         -         12,000
  Other long-term liabilities.......................................         -          1,088
                                                                      -----------------------
Total long-term obligations, net of current portion.................   415,662        893,757
                                                                      -----------------------
  Total liabilities.................................................   466,405      1,092,218
Commitments and Contingencies (Note 11)
Stockholder's Equity (Deficit) (Notes 2 and 9):
  Preferred Stock, 20,000,000 and no shares authorized, 1,616,681 and no shares of 8% Series A Cumulative Preferred Stock issued and outstanding, including accrued dividends of $1,555 and
    $-0-, respectively..............................................    16,607              -
  Class A Common Stock, $.01 par value, 200,000,000, and no
    shares authorized, 6,470,599 and -0- shares issued and
    outstanding, respectively.......................................        65              -
  Class B Common Stock, $.01 par value, 100,000,000, and no
    shares authorized, 29,804,401 and -0- shares issued and
    outstanding, respectively.......................................       298              -
  Common Stock, $.01 par value, -0- and 1,000 shares authorized,
    issued and outstanding, respectively............................         -              -
  Additional paid-in capital........................................    89,495        108,839
  Unrealized holding gains (losses) on available-for-sale
    securities, net of deferred taxes...............................       251            (12)
  Accumulated deficit...............................................   (13,826)      (115,502)
                                                                      -----------------------
Total stockholder's equity (deficit)................................    92,890         (6,675)
                                                                      -----------------------
     Total liabilities and stockholder's equity.....................  $559,295     $1,085,543
                                                                      -----------------------
                                                                      -----------------------


         See accompanying Notes to Consolidated Financial Statements.

                   ECHOSTAR DBS CORPORATION AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                                (In thousands)



                                                                           YEARS ENDED DECEMBER 31,
                                                                      -----------------------------------
                                                                        1994         1995         1996
                                                                      -----------------------------------
REVENUE:
  DTH products and technical services...............................  $172,753     $146,910     $ 136,377
  DISH Network promotions - subscription television services
    and products....................................................         -            -        22,746
  DISH Network subscription television services.....................         -            -        37,898
  C-band programming................................................    14,540       15,232        11,921
  Loan origination and participation income.........................     3,690        1,748           789
                                                                      -----------------------------------
Total revenue.......................................................   190,983      163,890       209,731

EXPENSES:
  DTH products and technical services...............................   133,635      116,758       123,505
  DISH Network programming..........................................         -            -        19,079
  C-band programming................................................    11,670       13,520        10,510
  Selling, general and administrative...............................    30,219       38,504        86,894
  Subscriber promotion subsidies....................................         -            -        35,239
  Amortization of subscriber acquisition costs......................         -            -        15,991
  Depreciation and amortization.....................................     2,243        3,114        27,378
                                                                      -----------------------------------
Total expenses......................................................   177,767      171,896       318,596
                                                                      -----------------------------------
Operating income (loss).............................................    13,216       (8,006)     (108,865)
Other Income (Expense):
  Interest income...................................................     8,420       12,545        15,111
  Interest expense, net of amounts capitalized......................   (21,408)     (23,985)      (62,430)
  Minority interest in loss of consolidated joint venture
    and other.......................................................       261          894          (345)
                                                                      -----------------------------------
Total other income (expense), net...................................   (12,727)     (10,546)      (47,664)
                                                                      -----------------------------------
Income (loss) before income taxes...................................       489      (18,552)     (156,529)
Income tax (provision) benefit, net.................................      (399)       6,191        54,853
                                                                      -----------------------------------
Net income (loss)...................................................  $     90     $(12,361)    $(101,676)
                                                                      -----------------------------------
                                                                      -----------------------------------


         See accompanying Notes to Consolidated Financial Statements.

                   ECHOSTAR DBS CORPORATION AND SUBSIDIARIES
           CONSOLIDATED STATEMENTS OF STOCKHOLDER'S EQUITY (DEFICIT)
                                (In thousands)


                                                                                                          ACCUMULATED
                                                                                                          DEFICIT AND
                                              SHARES OF                                                   UNREALIZED
                                               COMMON                             COMMON    ADDITIONAL      HOLDING
                                                STOCK        PREFERRED   COMMON    STOCK     PAID-IN         GAINS
                                             OUTSTANDING      STOCK      STOCK    WARRANTS   CAPITAL        (LOSSES)     TOTAL
                                           -------------------------------------------------------------------------------------
                                           (NOTES 1 AND 9)


Balance, December 31, 1993. . . . . . . .       32,221      $      -       322    $     -     $ 49,378    $      -     $  49,700
  Issuance of Class A Common Stock:
     For acquisition of DirectSat, Inc. .          999             -        11          -        8,989           -         9,000
     For cash . . . . . . . . . . . . . .          324             -         3          -        3,830           -         3,833
  Issuance of 1,616,681 shares of 8%
     Series A Cumulative Preferred Stock             -        15,052         -          -            -           -        15,052
  Issuance of Common Stock Warrants . . .            -             -         -     26,133            -           -        26,133
  8% Series A Cumulative Preferred Stock
     dividends. . . . . . . . . . . . . .            -           939         -          -            -        (939)            -
  Net income. . . . . . . . . . . . . . .            -             -         -          -            -          90            90
                                           ---------------------------------------------------------------------------------------
  Balance, December 31, 1994. . . . . . .       33,544        15,991       336     26,133       62,197        (849)      103,808
  8% Series A Cumulative Preferred Stock
     dividends. . . . . . . . . . . . . .            -           616         -          -            -        (616)            -
   Exercise of Common Stock Warrants. . .        2,731             -        26    (25,419)      25,393           -             -
   Common Stock Warrants exchanged for
     ECC Warrants . . . . . . . . . . . .            -             -         -       (714)         714           -             -
   Launch bonuses funded by issuance of
     ECC's Class A Common Stock . . . . .            -             -         -          -        1,192           -         1,192
   Unrealized holding gains on available-
      for-sale securities, net  . . . . .            -             -         -          -            -         251           251
   Net loss . . . . . . . . . . . . . . .            -             -         -          -            -     (12,361)      (12,361)
                                           ---------------------------------------------------------------------------------------
Balance, December 31, 1995. . . . . . . .       36,275        16,607       362          -       89,496     (13,575)       92,890
    Issuance of Common Stock (Note 1) . .            1             -         -          -            2           -             2
    Reorganization of entities under
      common control (Note 1) . . . . . .      (36,275)      (16,607)     (362)         -       16,969           -             -
    Income tax benefit of deduction for
         income tax purposes on exercise
         of Class A Common Stock options             -             -         -          -        2,372           -         2,372
    Unrealized holding losses on
      available-for-sale securities, net.            -             -         -          -            -        (263)         (263)
    Net loss. . . . . . . . . . . . . . .            -             -         -          -            -    (101,676)     (101,676)
                                           ---------------------------------------------------------------------------------------
                                           ---------------------------------------------------------------------------------------
Balance, December 31, 1996. . . . . . . .            1      $      -    $    -    $     -     $108,839   $(115,514)    $  (6,675)
                                           ---------------------------------------------------------------------------------------
                                           ---------------------------------------------------------------------------------------



                 See accompanying Notes to Consolidated Financial Statements.

                  ECHOSTAR DBS CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (Dollars in thousands)


                                                                                                   YEARS ENDED DECEMBER 31,
                                                                                            --------------------------------------
                                                                                               1994          1995         1996
                                                                                            --------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss) ......................................................................    $      90    $  (12,361)   $(101,676)
Adjustments to reconcile net income (loss) to net cash flows from operating activities:
    Depreciation and amortization ......................................................        2,243         3,114       27,378
    Amortization of subscriber acquisition costs .......................................            -             -       15,991
    Deferred income tax benefit ........................................................       (7,330)       (4,825)     (50,515)
    Amortization of debt discount and deferred financing costs .........................       20,662        23,528       61,695
    Employee benefits funded by issuance of Class A Common Stock .......................            -         1,192            -
    Change in reserve for excess and obsolete inventory ................................          502         1,212        2,866
    Change in long-term deferred signal carriage revenue ...............................            -             -        5,949
    Change in accrued interest on convertible subordinated debentures from SSET ........         (279)         (860)        (484)
    Other, net .........................................................................          (37)          276        1,020
    Changes in current assets and current liabilities, net (see Note 2) ................        8,354       (33,164)      14,940
                                                                                            --------------------------------------
Net cash flows provided by (used in) operating activities ..............................       24,205       (21,888)     (22,836)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of marketable investment securities ..........................................      (15,100)        (3,004)    (138,328)
Sales of marketable investment securities ..............................................        4,439        33,816       119,730
Purchases of restricted marketable investment securities ...............................      (11,400)       (15,000)     (21,100)
Funds released from restricted cash and marketable investment  securities - other ......            -             -        16,050
Advances (to) from affiliates, net .....................................................            -             -       (63,958)
Purchases of property and equipment ....................................................       (3,507)        (4,048)     (45,822)
Offering proceeds and investment earnings placed in escrow .............................     (329,831)        (9,589)    (193,972)
Funds released from escrow accounts ....................................................      144,400        122,149     S219,352
Investment in SSET .....................................................................       (8,750)             -            -
Payments received on convertible subordinated debentures from SSET .....................            -              -        6,445
Investment in DBSC .....................................................................       (4,210)         4,210            -
Expenditures for satellite systems under construction ..................................     (115,752)      (109,507)    (137,939)
Expenditures for FCC authorizations ....................................................         (159)         (458)      (55,420)
Other ..................................................................................        1,305             -             -
                                                                                            --------------------------------------
Net cash flows provided by (used in) investing activities ..............................     (338,565)       18,569      (294,962)

CASH FLOWS FROM FINANCING ACTIVITIES:
Minority investor investment in and loan to consolidated joint venture .................        1,000             -             -
Net proceeds from issuance of 1994 Notes and Common Stock Warrants .....................      323,325             -             -
Net proceeds from issuance of Class A Common Stock .....................................        3,833             -             -
Proceeds from issuance of Common Stock .................................................            -             -             2
Proceeds from note payable to ECC ......................................................            -             -        12,000
Net proceeds from issuance of 1996 Notes ...............................................            -             -       336,916
Expenditures from escrow for offering costs ............................................         (837)            -             -
Proceeds from refinancing of mortgage indebtedness .....................................        4,200             -             -
Repayments of mortgage indebtedness and notes payable ..................................       (3,435)         (238)       (6,631)
Loans from stockholder, net ............................................................        4,000             -             -
Repayment of loans from stockholder ....................................................       (4,075)            -             -
Dividends paid .........................................................................       (3,000)            -             -
                                                                                            --------------------------------------
Net cash flows provided by (used in) financing activities ..............................      325,011          (238)      342,287
                                                                                            --------------------------------------

Net increase (decrease) in cash and cash equivalents ...................................       10,651        (3,557)       24,489
Cash and cash equivalents, beginning of year ...........................................        6,855        17,506        13,949
                                                                                            --------------------------------------
Cash and cash equivalents, end of year .................................................    $  17,506     $  13,949     $  38,438
                                                                                            --------------------------------------
                                                                                            --------------------------------------

                  See accompanying Notes to Consolidated Financial Statements.

                    ECHOSTAR DBS CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


   THE ACCOMPANYING CONSOLIDATED FINANCIAL STATEMENTS FORM PART OF THE PROSPECTUS TO EXCHANGE (THE "EXCHANGE OFFER") THE 12 1/2% SENIOR SECURED NOTES DUE 2002 THAT WERE ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "OLD NOTES") FOR PUBLICLY REGISTERED NEW 12 1/2% SENIOR SECURED NOTES DUE 2002 WITH SUBSTANTIALLY IDENTICAL TERMS (THE "EXCHANGE NOTES" AND TOGETHER WITH THE OLD NOTES, THE "NOTES"). THE OLD NOTES WERE ISSUED BY ECHOSTAR DBS CORPORATION ("DBS CORP"), A WHOLLY-OWNED SUBSIDIARY OF ECHOSTAR COMMUNICATIONS CORPORATION ("ECC") ON JUNE 25, 1997. IN CONNECTION WITH THE ISSUANCE OF THE OLD NOTES, ECC CONTRIBUTED ALL OF THE OUTSTANDING CAPITAL STOCK OF ITS WHOLLY-OWNED SUBSIDIARY, ECHOSTAR SATELLITE BROADCASTING CORPORATION ("ESBC") TO DBS CORP. THE ACCOMPANYING FINANCIAL STATEMENTS RETROACTIVELY REFLECT THE RESULTING STRUCTURE AND HISTORICAL RESULTS OF DBS CORP AND ITS PREDECESSORS AS A REORGANIZATION OF ENTITIES UNDER COMMON CONTROL. (SEE ORGANIZATIONAL HISTORY AND LEGAL STRUCTURE BELOW).

   ECC IS A PUBLICLY TRADED COMPANY ON THE NASDAQ NATIONAL MARKET. AS USED HEREIN, "ECHOSTAR" REFERS TO ECC AND ITS SUBSIDIARIES. THE
"COMPANY" REFERS TO DBS CORP AND ITS SUBSIDIARIES, AS REORGANIZED.

   DBS CORP WAS FORMED UNDER COLORADO LAW IN JANUARY 1996 FOR THE INITIAL PURPOSE OF PARTICIPATING IN A FEDERAL COMMUNICATIONS COMMISSION ("FCC") AUCTION. ON JANUARY 26, 1996, DBS CORP SUBMITTED THE WINNING BID OF $52.3 MILLION FOR 24 DIRECT BROADCAST SATELLITE ("DBS") FREQUENCIES AT 148DEG. WL. FUNDS NECESSARY TO COMPLETE THE PURCHASE OF THE DBS FREQUENCIES AND COMMENCE CONSTRUCTION OF THE COMPANY'S FOURTH DBS SATELLITE, ECHOSTAR IV, HAVE BEEN ADVANCED TO DBS CORP BY ECC AND ESBC.


1. ORGANIZATION AND BUSINESS ACTIVITIES

PRINCIPAL BUSINESS

   The Company currently is one of only three DBS companies in the United States with the capacity to provide comprehensive nationwide DBS programming service. The Company's DBS service (the "DISH Network") commenced operations in March 1996 after the successful launch of its first satellite ("EchoStar I"). The Company launched its second satellite ("EchoStar II") on September 10, 1996. EchoStar II significantly increased the channel capacity and programming offerings of the DISH Network when it became fully operational in November 1996. The Company currently provides approximately 120 channels of digital video programming and over 30 channels of CD quality audio programming to the entire continental United States. In addition to its DISH Network business, the Company is engaged in the design, manufacture, distribution and installation of satellite direct-to-home ("DTH") products and domestic distribution of DTH programming.

   The Company's business objective is to become one of the leading providers of subscription television and other satellite-delivered services in the United States. The Company had approximately 350,000 subscribers to DISH Network programming as of December 31, 1996.

                    ECHOSTAR DBS CORPORATION AND SUBSIDIARIES
               NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


1.  ORGANIZATION AND BUSINESS ACTIVITIES (CONTINUED)


ORGANIZATIONAL HISTORY AND LEGAL STRUCTURE

   Certain companies principally owned and controlled by Mr. Charles W. Ergen were reorganized in 1993 into Dish, Ltd., formerly known as EchoStar Communications Corporation (together with its subsidiaries, "Dish, Ltd."). The principal reorganized entities included EchoStar Satellite Corporation ("ESC"), which holds licenses for certain DBS frequencies and is the operator of the DISH Network, and Echosphere Corporation and Houston Tracker Systems, Inc. ("HTS"), which are primarily engaged in the design, assembly, marketing and worldwide distribution of direct to home ("DTH") satellite television products. The reorganized group also includes other less significant domestic enterprises and several foreign entities involved in related activities outside the United States.

   During 1994, Dish, Ltd. merged one of its subsidiaries with DirectSat Corporation ("DirectSat"), an approximately 80% owned subsidiary of SSE Telecom, Inc. ("SSET") at that time. DirectSat stockholders received an approximate 3% equity interest in Dish, Ltd. in exchange for all of DirectSat's outstanding stock. DirectSat's principal assets are a conditional satellite construction permit and frequency assignments for ten DBS frequencies.

   In June 1994, Dish, Ltd. completed an offering of 12 7/8% Senior Secured Discount Notes due 2004 (the "1994 Notes," see Note 6) and Common Stock Warrants (the "Warrants") (collectively, the "1994 Notes Offering"), resulting in net proceeds of approximately $323.3 million. Dish, Ltd. and its subsidiaries are subject to the terms and conditions of the indenture related to the 1994 Notes (the "1994 Notes Indenture").

   In April 1995, ECC was formed to conduct an initial public offering ("IPO") of its Class A Common Stock and to become the parent of Dish, Ltd. as described below. The assets of ECC are not subject to the 1994 Notes Indenture. Separate parent company only financial information for ECC is supplementally provided in Note 16. As described in Note 6, the 1994 Notes Indenture places significant restrictions on the payment of dividends or other transfers by Dish, Ltd.

   In June 1995, ECC completed its IPO, which resulted in net proceeds to the Company of approximately $62.9 million. Concurrently, Charles W. Ergen, President and Chief Executive Officer of both ECC and Dish, Ltd., exchanged all of his then outstanding shares of Class B Common Stock and 8% Series A Cumulative Preferred Stock of Dish, Ltd. for like shares of ECC (the "Exchange") in the ratio of 0.75 shares of ECC for each share of Dish, Ltd. capital stock (the "Exchange Ratio"). All employee stock options of Dish, Ltd. were also assumed by ECC, adjusted for the Exchange Ratio. In December 1995, ECC merged Dish, Ltd. with a wholly-owned subsidiary of ECC (the "Merger") and all outstanding shares of Dish, Ltd. Class A Common Stock and 8% Series A Cumulative Preferred Stock (other than those held by ECC) were automatically converted into the right to receive like shares of ECC in accordance with the Exchange Ratio. Also effective with the Merger, all outstanding Warrants for the purchase of Dish, Ltd. Class A Common Stock automatically became exercisable for shares of ECC's Class A Common Stock, adjusted for the Exchange Ratio. As a result of the Exchange and Merger, ECC owned all outstanding shares of Dish, Ltd. capital stock.

                   ECHOSTAR DBS CORPORATION AND SUBSIDIARIES
               NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


1.  ORGANIZATION AND BUSINESS ACTIVITIES (CONTINUED)

   ESBC was formed as a wholly-owned subsidiary of ECC in January 1996. In March 1996, ESBC completed an offering (the "1996 Notes Offering") of 13 1/8% Senior Secured Discount Notes due 2004, which resulted in net proceeds to the Company of approximately $337.0 million. In connection with the 1996 Notes Offering, ECC contributed all of the outstanding capital stock of Dish, Ltd. to ESBC. This transaction was accounted for as a reorganization of entities under common control whereby Dish, Ltd. was treated as the predecessor to ESBC. ESBC is subject to all, and ECC is subject to certain of, the terms and conditions of the Indenture related to the 1996 Notes (the "1996 Notes Indenture").

   The following summarizes the reorganized structure, following issuance of the Old Notes for EchoStar and its significant subsidiaries as described above:


LEGAL ENTITY                                     REFERRED TO HEREIN AS          OWNERSHIP
------------                                     ---------------------          ---------

EchoStar Communications Corporation              ECC                           Publicly owned
EchoStar DBS Corporation                         DBS Corp                      Wholly-owned by ECC
EchoStar Satellite Broadcasting Corporation      ESBC                          Wholly-owned by DBS Corp
Dish, Ltd                                        Dish, Ltd.                    Wholly-owned by ESBC
EchoStar Satellite Corporation                   ESC                           Wholly-owned by Dish, Ltd.
Echosphere Corporation                           EchoCorp                      Wholly-owned by Dish, Ltd.
Houston Tracker Systems, Inc.                    HTS                           Wholly-owned by Dish, Ltd.
EchoStar International Corporation               EIC                           Wholly-owned by Dish, Ltd.


   Substantially all of EchoStar's operating activities are conducted by subsidiaries of Dish, Ltd.

SIGNIFICANT RISKS AND UNCERTAINTIES

   The commencement of the Company's DBS business has dramatically changed its operating results and financial position as compared to its historical results. As a result, annual interest expense on the Company's long-term debt, and depreciation of satellites and related assets each exceeds historical levels of income before income taxes. Consequently, the Company currently reports significant net losses and expects such net losses to continue through at least 1999. The proceeds generated from the issuance of the Old Notes is expected to be sufficient to fund the Company's operations for at least 12 months. The Company may require additional capital to fully implement its business plan. There can be no assurance that necessary funds will be available or, if available, that they will be available on terms acceptable to the Company. A further increase in subscriber acquisition costs, or significant delays or launch failures would significantly and adversely affect the Company's operating results and financial condition.

   The Company is currently dependent on one manufacturing source for its receivers. This manufacturer presently manufactures receivers in sufficient quantities to meet currently expected demand. If the Company's sole manufacturer is unable for any reason to produce receivers in a quantity sufficient to meet demand, the Company's liquidity and results of operations would be adversely affected.


2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION

                ECHOSTAR DBS CORPORATION AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


  The financial statements for 1996 and prior periods present the consolidation of Dish, Ltd. and its subsidiaries through the date of closing the 1996 Notes Offering (see Note 1), the consolidation of ESBC and its subsidiaries, including Dish, Ltd., thereafter, and the combination of DBS Corp from its inception in January 1996. The structural changes described in
Note 1 have been accounted for as reorganizations of entities under common control and the historical cost basis of consolidated assets and liabilities was not affected by the transactions. All significant intercompany accounts and transactions have been eliminated.

   The Company accounts for investments in 50% or less owned entities using the equity method. At December 31, 1995 and 1996, these investments were not material to the consolidated financial statements.

USE OF ESTIMATES

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses for each reporting period. Actual results could differ from those estimates.

FOREIGN CURRENCY TRANSACTION GAINS AND LOSSES

   The functional currency of the Company's foreign subsidiaries is the U.S. dollar because their sales and purchases are predominantly denominated in that currency. Transactions denominated in currencies other than U.S. dollars are recorded based on exchange rates at the time such transactions arise. Subsequent changes in exchange rates result in transaction gains and losses which are reflected in income as unrealized (based on period end translation) or realized (upon settlement of the transaction). Net transaction gains (losses) during the years ended December 31, 1994, 1995 and 1996 were not material to the Company's results of operations.

CASH AND CASH EQUIVALENTS

   The Company considers all liquid investments purchased with an original maturity of ninety days or less to be cash equivalents. Cash equivalents as of December 31, 1995 and 1996 consist of money market funds, corporate notes and commercial paper; such balances are stated at cost which equates to market value.

                      ECHOSTAR DBS CORPORATION AND SUBSIDIARIES
                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

STATEMENTS OF CASH FLOWS DATA

   The following summarizes the changes in the Company's current assets and current liabilities:

                                                                    YEARS ENDED DECEMBER 31,
                                                           -------------------------------------
                                                              1994          1995        1996
                                                           -------------------------------------
Trade accounts receivable..................................   $  372    $  (1,536)    $  (4,368)
Inventories................................................    3,049      (19,654)      (36,864)
Income tax refund receivable...............................        -       (3,870)         (960)
Subscriber acquisition costs...............................        -            -       (84,120)
Other current assets.......................................     (183)     (10,218)       (2,240)
Trade accounts payable.....................................    2,648        4,111        22,165
Deferred revenue - DISH Network subscriber
   promotions..............................................        -            -        97,959
Deferred programming revenue...............................      564       (1,009)        4,557
Accrued expenses and other current liabilities.............    1,670         (988)       18,811
Other, net.................................................      234            -             -
                                                           -------------------------------------
    Net increase (decrease) in current assets and current
        liabilities........................................   $8,354     $(33,164)      $14,940
                                                           -------------------------------------
                                                           -------------------------------------

   The following presents the Company's supplemental cash flow statement disclosure:

                                                                                   YEARS ENDED DECEMBER 31,
                                                                           -------------------------------------
                                                                               1994          1995        1996
                                                                           -------------------------------------
    Cash paid for interest, net of amounts capitalized.....................   $  436      $  461         $  3,007
    Cash paid for income taxes.............................................    7,140       3,203                -
    8% Series A Cumulative Preferred Stock dividends.......................      939         617                -
    Accrued satellite contract costs.......................................        -      15,000                -
    Satellite launch payment for EchoStar II applied to EchoStar I launch..        -           -           15,000
    Exchange of note payable to stockholder, and interest thereon, for 8%
    Series A Cumulative Preferred Stock....................................   15,052           -                -
    Issuance of Class A Common Stock to acquire investment in DirectSat
       Corporation.........................................................    9,000           -                -
    Property and equipment acquired under capital leases...................      934           -                -
    Note payable issued for deferred satellite construction payments for
       EchoStar I..........................................................        -      32,833            3,167
    Note payable issued for deferred satellite construction payments for
       EchoStar II........................................................         -           -           28,000
    Employee Savings Plan Contribution and launch bonuses funded by
       issuance of Class A Common Stock...................................         -       1,192                -

MARKETABLE INVESTMENT SECURITIES AND RESTRICTED CASH AND MARKETABLE INVESTMENT SECURITIES

   At December 31, 1995 and 1996, the Company has classified all marketable investment securities as available for sale. Accordingly, these investments are reflected at market value based on quoted market prices. Related unrealized gains and losses are reported as a separate component of stockholder's equity, net of related deferred income taxes of $153,000 and $6,000 at December 31, 1995 and 1996, respectively. The specific identification method is used to determine cost in computing realized gains and losses.

                  ECHOSTAR DBS CORPORATION AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

    The major components of marketable investment securities as of December 31, 1995 and 1996 are as follows (in thousands):


                                       DECEMBER 31, 1995             DECEMBER 31, 1996
                                -------------------------------  -------------------------------
                                             UNREALIZED                      UNREALIZED
                                               HOLDING                         HOLDING
                                 AMORTIZED      GAIN    MARKET    AMORTIZED      GAIN    MARKET
                                   COST        (LOSS)   VALUE       COST        (LOSS)   VALUE
                                -------------------------------  -------------------------------
 Commercial paper............... $  -        $  -       $  -      $16,065     $   -    $16,065
 Government bonds...............   38           -         38        2,540         -      2,540
 Mutual funds...................  188         (16)       172          219       (17)       202
                                -------------------------------  ------------------------------
                                 $226        $(16)      $210      $18,824      $(17)   $18,807
                                -------------------------------  ------------------------------
                                -------------------------------  ------------------------------


   Restricted Cash and Marketable Investment Securities in Escrow Accounts as reflected in the accompanying consolidated balance sheets represent the remaining net proceeds received from the 1994 Notes Offering, and a portion of the proceeds from the 1996 Notes Offering, plus interest earned, less amounts expended to date in connection with the development, construction and continued growth of the DISH Network. These proceeds are held in separate escrow accounts (the "1994 Notes Escrow" and the "1996 Notes Escrow") as required by the respective indentures, and invested in certain permitted debt and other marketable investment securities until disbursed for the express purposes identified in the respective indentures.

   Other Restricted Cash includes balances totaling $11.4 million, $5.7 million at December 31, 1995 and 1996, respectively, which were restricted to satisfy certain covenants in the 1994 Notes Indenture regarding launch insurance for EchoStar I and EchoStar II. In addition, as of each of December 31, 1995 and 1996, $15.0 million was held in escrow relating to a non-performing manufacturer of DBS receivers (see Note 3). As of December 31, 1996, $10.0 million was on deposit in a separate escrow account established, pursuant to an additional DBS receiver manufacturing agreement, to provide for EchoStar's future payment obligations. The major components of Restricted Cash and Marketable Investment Securities are as follows (in thousands):


                                       DECEMBER 31, 1995             DECEMBER 31, 1996
                                -------------------------------  -------------------------------
                                              UNREALIZED                     UNREALIZED
                                               HOLDING                         HOLDING
                                 AMORTIZED      GAIN    MARKET    AMORTIZED      GAIN    MARKET
                                   COST        (LOSS)   VALUE       COST        (LOSS)   VALUE
                                -------------------------------  -------------------------------
 Commercial paper..............  $66,214     $  -       $66,214   $77,569     $  -     $77,569
 Government bonds..............   32,904      420        33,324       368        -         368
 Certificates of deposit.......        -        -             -       750        -         750
 Accrued interest..............      153        -           153       254        -         254
                                -------------------------------  -------------------------------
                                 $99,271     $420       $99,691   $78,941     $  -     $78,941
                                -------------------------------  -------------------------------
                                -------------------------------  -------------------------------

INVENTORIES

   Inventories are stated at the lower of cost or market value. Cost is determined using the first-in, first-out method. Proprietary products are manufactured by outside suppliers to the Company's specifications. The Company also distributes non-proprietary products purchased from other manufacturers. Manufactured inventories include materials, labor and manufacturing overhead. Cost of other inventories includes parts, contract manufacturers' delivered price, assembly and testing labor, and related overhead, including handling and storage costs.

                ECHOSTAR DBS CORPORATION AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

   Inventories consist of the following (in thousands):


                                                 DECEMBER 31,
                                             -------------------
                                             1995           1996
                                             -------------------
 EchoStar Receiver Systems..................  $    -     $32,799
 Consigned DBS receiver components..........       -      23,525
 DBS receiver components....................   9,615      15,736
 Finished goods-C-band......................  11,161         600
 Finished goods-International...............   9,297       3,491
 Competitor DBS Receivers...................   9,404           -
 Spare parts and other......................   2,089       2,279
 Reserve for excess and obsolete inventory..  (2,797)     (5,663)
                                             -------------------
                                             $38,769     $72,767
                                             -------------------
                                             -------------------

PROPERTY AND EQUIPMENT

   Property and equipment are stated at cost. Cost includes interest capitalized of $5.7 million, $25.0 million and $19.8 million during the years ended December 31, 1994, 1995 and 1996, respectively. The costs of satellites under construction are capitalized during the construction phase, assuming the eventual successful launch and in-orbit operation of the satellite. If a satellite were to fail during launch or while in-orbit, the resultant loss would be charged to expense in the period such loss was realized. The amount of any such loss would be reduced to the extent of insurance proceeds received as a result of the launch or in-orbit failure. Depreciation is recorded on a straight-line basis for financial reporting purposes. Repair and maintenance costs are charged to expense when incurred. Renewals and betterments are capitalized.

FCC AUTHORIZATIONS

   FCC authorizations are recorded at cost and amortized using the straight-line method over a period of 40 years. Such amortization commences at the time the related satellite becomes operational; capitalized costs are written off at the time efforts to provide services are abandoned. FCC authorizations include interest capitalized of $1.3 million and $1.1 million during the years ended December 31, 1995 and 1996, respectively. The merger with DirectSat described in Note 1 was accounted for as a purchase. DirectSat's assets were valued at $9.0 million at the time of the merger and are included in FCC authorizations (see Note 5).

ADVANCES TO AFFILIATES

   Advances to affiliates are recorded at cost and represent the net amount of funds advanced to, or received from, unconsolidated affiliates of DBS Corp. Such advances principally have consisted of advances to Direct Broadcasting Satellite Corporation ("DBSC") and EchoStar Space Corporation to fund satellite construction and launch expenditures.

REVENUE RECOGNITION

   Revenue from sales of DTH products is recognized upon shipment to customers. Revenue from the provision of DISH Network service and C-band programming service to subscribers is recognized as revenue in the period such programming is provided.

SUBSCRIBER PROMOTION SUBSIDIES, SUBSCRIBER ACQUISITION COSTS, AND DISH
    NETWORK PROMOTIONS-SUBSCRIPTION TELEVISION SERVICES AND PRODUCTS

   Total transaction proceeds from DISH Network programming and equipment sold as a package under EchoStar promotions are initially deferred and recognized as revenue over the related service period (normally one year), commencing upon authorization of each new subscriber. The excess of the aggregate cost of the equipment, programming and other expenses for

                ECHOSTAR DBS CORPORATION AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

the initial prepaid subscription period for DISH Network service over proceeds received is expensed upon shipment of the equipment. Remaining costs, less programming costs and the amount expensed upon shipment as per above, are capitalized and reflected in the accompanying balance sheets as subscriber acquisition costs. Such costs are amortized over the related prepaid subscription term of the customer. Programming costs are expensed as service is provided. Excluding expected incremental revenues from premium and Pay-Per-View programming, the accounting followed results in revenue recognition over the initial period of service equal to the sum of programming costs and amortization of subscriber acquisition costs.

   DISH Network programming and equipment which were not sold as a package under EchoStar promotions are separately presented in the accompanying consolidated statements of operations.

DEFERRED DEBT ISSUANCE COSTS AND DEBT DISCOUNT

   Costs of completing the 1994 Notes Offering and the 1996 Notes Offering were deferred (Note 5) and are being amortized to interest expense over their respective terms. The original issue discounts related to the 1994 Notes and the 1996 Notes (Note 6) are being accreted to interest expense so as to reflect a constant rate of interest on the accreted balance of the 1994 Notes and the 1996 Notes.

DEFERRED PROGRAMMING REVENUE

   Deferred programming revenue consists of prepayments received from multiple-month subscriptions to DISH Network programming. Such amounts are recognized as revenue in the period the programming is provided to the subscriber. Similarly, the Company defers prepayments received from subscribers to C-band programming sold by the Company as an authorized distributor.

LONG-TERM DEFERRED SIGNAL CARRIAGE REVENUE

   Long-term deferred signal carriage revenue consists of advance payments from certain programming providers for carriage of their programming content on the DISH Network. Such amounts are deferred and recognized as revenue on a straight-line basis over the related contract terms (up to ten years).

ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES

   Accrued expenses and other current liabilities consist of the following (in thousands):

                                                 DECEMBER 31,
                                             -------------------
                                             1995           1996
                                             -------------------
    Accrued expenses.......................   $  3,850   $19,899
    Accrued satellite contract costs.......     15,000         -
    Accrued programming....................      4,979     9,463
    Reserve for warranty costs.............      1,013       763
    Other..................................      1,472         -
                                             -------------------
                                              $ 26,314   $30,125
                                             -------------------
                                             -------------------

   The Company's C-band proprietary products are under warranty against defects in material and workmanship for a period of one year from the date of original retail purchase. The reserve for warranty costs is based upon historical units sold and expected repair costs. The Company does not have a warranty reserve for its DBS products because the warranty is provided by the contract manufacturer.

                      ECHOSTAR DBS CORPORATION AND SUBSIDIARIES
                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

ADVERTISING COSTS

    Advertising costs are expensed as incurred and totaled $2.3 million, $1.9 million and $16.5 million for the years ended December 31, 1994, 1995 and 1996, respectively.

RESEARCH AND DEVELOPMENT COSTS

    Research and development costs, which are expensed as incurred, totaled $5.9 million, $5.0 million and $6.0 million for the years ended December 31, 1994, 1995 and 1996, respectively.

RECLASSIFICATIONS

    Certain amounts from the prior years consolidated financial statements have been reclassified to conform with the 1996 presentation.

3.  OTHER CURRENT ASSETS

    Other current assets consist of the following (in thousands):

                                                               DECEMBER 31,
                                                            -----------------
                                                             1995      1996
                                                            -----------------

       Deposit held by non-performing manufacturer . . .    $10,000   $10,000
       Other . . . . . . . . . . . . . . . . . . . . . .      2,791     5,031
                                                            -----------------
                                                            $12,791   $15,031
                                                            -----------------
                                                            -----------------

    The Company previously maintained agreements with two manufacturers for DBS receivers. Only one of the manufacturers produced receivers acceptable to the Company. Previously, the Company deposited $10.0 million with the non-performing manufacturer and as of December 31, 1996, had an additional $15.0 million on deposit in an escrow account as security for its payment obligations under that contract. During 1996, the Company provided the non-performing manufacturer notice of its intent to terminate the contract and filed suit against that manufacturer.

                      ECHOSTAR DBS CORPORATION AND SUBSIDIARIES
                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


4.  PROPERTY AND EQUIPMENT

    Property and equipment consist of the following (in thousands):


                                                                                 DECEMBER 31,
                                                            LIFE            -----------------------
                                                         (IN YEARS)           1995         1996
                                                         ----------         -----------------------
         EchoStar I. . . . . . . . . . . . . . . . . .      12              $      -      $201,607
         EchoStar II . . . . . . . . . . . . . . . . .      12                     -       228,694
         Furniture, fixtures and equipment . . . . . .    2 - 12              35,127        72,932
         Buildings and improvements. . . . . . . . . .    7 - 40              21,006        21,649
         Tooling and other . . . . . . . . . . . . . .        2                2,039         3,253
         Land. . . . . . . . . . . . . . . . . . . . .        -                1,613         1,613
         Vehicles. . . . . . . . . . . . . . . . . . .        7                1,310         1,323
         Construction in progress. . . . . . . . . . .        -              282,373        32,725
                                                                            -----------------------
         Total property and equipment. . . . . . . . .                       343,468       563,796
         Accumulated depreciation. . . . . . . . . .                         (10,269)      (35,219)
                                                                            -----------------------
         Property and equipment, net . . . . . . . . .                      $333,199      $528,577
                                                                            -----------------------
                                                                            -----------------------


Construction in progress consists of the following (in thousands):


                                                                                  DECEMBER 31,
                                                                            -----------------------
                                                                              1995         1996
                                                                            -----------------------
        Progress amounts for satellite construction, launch,
         launch insurance, and capitalized interest:
         EchoStar I. . . . . . . . . . . . . . . . . . . . . . . . . . .    $193,629      $      -
         EchoStar II . . . . . . . . . . . . . . . . . . . . . . . . . .      88,634             -
         EchoStar IV . . . . . . . . . . . . . . . . . . . . . . . . . .           -        28,487
         Other . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         110         4,238
                                                                            -----------------------
                                                                            $282,373      $ 32,725
                                                                            -----------------------
                                                                            -----------------------


5.  OTHER NONCURRENT ASSETS

    Other noncurrent assets consist of the following (in thousands):


                                                                                  DECEMBER 31,
                                                                            -----------------------
                                                                              1995         1996
                                                                            -----------------------
         Deferred debt issuance costs. . . . . . . . . . . . . . . . . .    $ 10,622      $ 21,284
         SSET convertible subordinated debentures and accrued interest .       9,610         3,649
         Other, net. . . . . . . . . . . . . . . . . . . . . . . . . . .         897           837
                                                                            -----------------------
                                                                            $ 21,129      $ 25,770
                                                                            -----------------------
                                                                            -----------------------


    In 1994, the Company purchased $8.75 million of SSET's 6.5% convertible subordinated debentures. During 1996, the Company received $6.4 million of payments from SSET ($5.2 million principal and $1.2 million interest) related to these convertible debentures. As of December 31, 1996, the debentures, if converted, would represent approximately 5% of SSET's common stock, based on the number of shares of SSET common stock outstanding at December 31, 1996. Management estimates that the fair value of the SSET debentures approximates their carrying value in the accompanying financial statements based on current interest rates and the conversion features contained in the debentures. SSET is a reporting company under the Securities Exchange Act of 1934 and is engaged in the manufacture and sale of satellite telecommunications equipment. In March 1994, the Company purchased an approximate 6% ownership interest in the stock of Direct Broadcasting Satellite Corporation ("DBSC") and certain of DBSC's notes and accounts receivable from SSET for $1.25 million.

                      ECHOSTAR DBS CORPORATION AND SUBSIDIARIES
                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


6.  LONG-TERM DEBT

1994 NOTES

    On June 7, 1994, Dish, Ltd. issued the 1994 Notes which mature on June 1, 2004. The 1994 Notes issuance resulted in net proceeds to Dish, Ltd. of $323.3 million (including amounts attributable to the issuance of the Warrants and after payment of underwriting discount and other issuance costs aggregating approximately $12.6 million).

    The 1994 Notes bear interest at a rate of 12 7/8%, computed on a semi-annual bond equivalent basis. Interest on the 1994 Notes will not be payable in cash prior to June 1, 1999, with the 1994 Notes accreting to a principal value at stated maturity of $624.0 million by that date. Commencing December 1, 1999, interest on the 1994 Notes will be payable in cash on December 1 and June 1 of each year.

    The 1994 Notes rank senior in right of payment to all subordinated indebtedness of Dish, Ltd. and PARI PASSU in right of payment with all other senior indebtedness of Dish, Ltd., subject to the terms of an Intercreditor Agreement between Dish, Ltd., certain of its principal subsidiaries, and certain creditors thereof. The 1994 Notes are secured by liens on certain assets of Dish, Ltd., including EchoStar I and EchoStar II and all other components of the EchoStar DBS System owned by Dish, Ltd. and its subsidiaries. The 1994 Notes are further guaranteed by each material direct subsidiary of Dish, Ltd. (see Note
12). Although the 1994 Notes are titled "Senior," Dish, Ltd. has not issued, and does not have any current arrangements to issue, any significant indebtedness to which the 1994 Notes would be senior; however, the 1996 Notes are effectively subordinated to the 1994 Notes and all other liabilities of Dish, Ltd. and its subsidiaries. Furthermore, at December 31, 1995 and 1996, the 1994 Notes were effectively subordinated to approximately $5.4 million and $5.1 million of mortgage indebtedness, respectively, with respect to certain assets of Dish, Ltd.'s subsidiaries, not including the EchoStar DBS System, and rank PARI PASSU with the security interest of approximately $30.0 million of contractor financing.

    Except under certain circumstances requiring prepayment premiums, and in other limited circumstances, the 1994 Notes are not redeemable at Dish, Ltd.'s option prior to June 1, 1999. Thereafter, the 1994 Notes will be subject to redemption, at the option of Dish, Ltd., in whole or in part, at redemption prices ranging from 104.828% during the year commencing June 1, 1999 to 100% of principal value at stated maturity on or after June 1, 2002 together with accrued and unpaid interest thereon to the redemption date. On each of June 1, 2002 and June 1, 2003, Dish, Ltd. will be required to redeem 25% of the original aggregate principal amount of 1994 Notes at a redemption price equal to 100% of principal value at stated maturity thereof, together with accrued and unpaid interest thereon to the redemption date. The remaining principal of the 1994 Notes matures on June 1, 2004.

    In the event of a change of control and upon the occurrence of certain other events, as described in the 1994 Notes Indenture, Dish, Ltd. will be required to make an offer to each holder of 1994 Notes to repurchase all or any part of such holder's 1994 Notes at a purchase price equal to 101% of the accreted value thereof on the date of purchase, if prior to June 1, 1999, or 101% of the aggregate principal amount thereof, together with accrued and unpaid interest thereon to the date of purchase, if on or after June 1, 1999.

    The 1994 Notes Indenture contains restrictive covenants that, among other things, impose limitations on Dish, Ltd. and its subsidiaries with respect to their ability to: (i) incur additional indebtedness; (ii) issue preferred stock;
(iii) apply the proceeds of certain asset sales; (iv) create, incur or assume liens; (v) create dividend and other payment restrictions with respect to Dish, Ltd.'s subsidiaries; (vi) merge, consolidate or sell assets; (vii) incur subordinated or junior debt; and (viii) enter into transactions with affiliates. In addition, Dish, Ltd., may pay dividends on its equity securities only if
(1) no default is continuing under the 1994 Notes Indenture; and (2) after giving effect to such dividend, Dish, Ltd.'s ratio of total indebtedness to cash flow (calculated in accordance with the 1994 Notes Indenture) would not exceed
4.0 to 1.0. Moreover, the aggregate amount of such dividends generally may not exceed the sum of 50% of Dish, Ltd.'s consolidated net income (calculated in accordance with the 1994 Notes Indenture) from the date of issuance of the 1994 Notes, plus 100% of the aggregate net proceeds to Dish, Ltd. from the issuance and sale of certain equity interests of Dish, Ltd. (including common stock).

                      ECHOSTAR DBS CORPORATION AND SUBSIDIARIES
                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


6.  LONG-TERM DEBT (CONTINUED)

1996 NOTES

    On March 25, 1996, ESBC completed the 1996 Notes Offering consisting of $580.0 million aggregate principal amount at stated maturity of the 1996 Notes. The 1996 Notes Offering resulted in net proceeds to ESBC of approximately $336.9 million (after payment of underwriting discount and other issuance costs aggregating approximately $13.1 million). The 1996 Notes bear interest at a rate of 13 1/8%, computed on a semi-annual bond equivalent basis. Interest on the 1996 Notes will not be payable in cash prior to March 15, 2000, with the 1996 Notes accreting to a principal amount at stated maturity of $580.0 million by that date. Commencing September 15, 2000, interest on the 1996 Notes will be payable in cash on September 15 and March 15 of each year. The 1996 Notes mature on March 15, 2004.

    The 1996 Notes rank PARI PASSU in right of payment with all senior indebtedness of ESBC. The 1996 Notes are guaranteed on a subordinated basis by ESBC's parent, EchoStar, and are secured by liens on certain assets of ESBC, EchoStar and certain of EchoStar's subsidiaries, including all of the outstanding capital stock of Dish, Ltd., which currently owns substantially all of EchoStar's operating subsidiaries. Although the 1996 Notes are titled "Senior," (i) ESBC has not issued, and does not have any current arrangements to issue, any significant indebtedness to which the 1996 Notes would be senior; and
(ii) the 1996 Notes are effectively subordinated to all liabilities of ECC (except liabilities to general creditors) and its other subsidiaries (except liabilities of ESBC), including liabilities to general creditors. As of December 31, 1996, the liabilities of EchoStar and its subsidiaries, exclusive of the 1996 Notes, aggregated approximately $694.0 million. In addition, net cash flows generated by the assets and operations of ESBC's subsidiaries will be available to satisfy the obligations of the 1996 Notes only at any time after payment of all amounts due and payable at such time under the 1994 Notes.

    Except under certain circumstances requiring prepayment premiums, and in other limited circumstances, the 1996 Notes are not redeemable at ESBC's option prior to March 15, 2000. Thereafter, the 1996 Notes will be subject to redemption, at the option of ESBC, in whole or in part, at redemption prices ranging from 106.5625% during the year commencing March 15, 2000 to 100% on or after March 15, 2003 of principal amount at stated maturity, together with accrued and unpaid interest thereon to the redemption date. The entire principal balance of the 1996 Notes will mature on March 15, 2004.

    The 1996 Notes Indenture contains restrictive covenants that, among other things, impose limitations on ESBC with respect to its ability to: (i) incur additional indebtedness; (ii) issue preferred stock; (iii) apply the proceeds of certain asset sales; (iv) create, incur or assume liens; (v) create dividend and other payment restrictions with respect to ESBC's subsidiaries; (vi) merge, consolidate or sell assets; (vii) incur subordinated or junior debt; and (viii) enter into transactions with affiliates. In addition, ESBC may pay dividends on its equity securities only if (1) no default is continuing under the 1996 Notes Indenture; and (2) after giving effect to such dividend, ESBC's ratio of total indebtedness to cash flow (calculated in accordance with the 1996 Notes Indenture) would not exceed 5.0 to 1.0. Moreover, the aggregate amount of such dividends generally may not exceed the sum of 50% of ESBC's consolidated net income (calculated in accordance with the 1996 Notes Indenture) from January 1, 1996, plus 100% of the aggregate net cash proceeds received by ESBC and its subsidiaries from the issue or sale of certain equity interests of EchoStar (including common stock). The 1996 Notes Indenture permits ESBC to pay dividends and make other distributions to DBS Corp without restrictions.

    In the event of a change of control, as described in the 1996 Notes Indenture, ESBC will be required to make an offer to each holder of 1996 Notes to repurchase all of such holder's 1996 Notes at a purchase price equal to 101% of the accreted value thereof on the date of purchase, if prior to March 15, 2000, or 101% of the aggregate principal amount at stated maturity thereof, together with accrued and unpaid interest thereon to the date of purchase, if on or after March 15, 2000.

                      ECHOSTAR DBS CORPORATION AND SUBSIDIARIES
                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


6.  LONG-TERM DEBT (CONTINUED)

OTHER LONG-TERM DEBT

    In addition to the 1994 Notes and 1996 Notes, other long-term debt consists of the following (in thousands, except monthly payment data):



                                                                                        DECEMBER 31,
                                                                                 ------------------------
                                                                                 1995             1996
                                                                                 ------------------------
         8.25% note payable for deferred satellite contract payments for
           EchoStar I due in equal monthly installments of $722,027,
           including interest, through February 2001 . . . . . . . . . .          $32,833         $30,463
         8.25% note payable for deferred satellite contract payments for EchoStar II due in equal monthly installments of $561,577,
           including interest, through November 2001 . . . . . . . . . .                -          27,161
         8.0% mortgage note payable due in equal monthly installments of
           $41,635, including interest, through May 2008; secured by land and office building with a net book value of approximately
           $4.1 million. . . . . . . . . . . . . . . . . . . . . . . . .            3,909           3,715
         10.5% mortgage note payable due in equal monthly installments of
           $9,442, including interest, through November 1998; final payment of $854,000 due November 1998; secured by land and warehouse
           building with a net book value of approximately $886,000. 910              892
         9.9375% mortgage note payable due in equal quarterly principal installments of $10,625 plus interest through April 2009; secured by land and office building with a net book value of
           approximately $802,000. . . . . . . . . . . . . . . . . . . .              574             531
                                                                                  -----------------------
         Total long-term debt, excluding the 1994 Notes and 1996 Notes .           38,226          62,762
         Less current portion. . . . . . . . . . . . . . . . . . . . . .           (4,782)        (11,334)
                                                                                  -----------------------
         Long-term debt, excluding current portion . . . . . . . . . . .          $33,444         $51,428
                                                                                  -----------------------
                                                                                  -----------------------


    In addition to the above other long-term debt, DBS Corp has a $12.0 million demand note payable to ECC. This note payable bears interest at the prime rate (8.25% at December 31, 1996).

    Future maturities of amounts outstanding under the Company's long-term debt facilities as of December 31, 1996 are summarized as follows (in thousands):


                                                             DEFERRED
                                                            SATELLITE       MORTGAGE
                                                             CONTRACT         NOTES
                             1994 NOTES     1996 NOTES       PAYMENTS        PAYABLE        TOTAL
                             ----------     ----------      ---------       --------     ----------
YEAR ENDING DECEMBER 31,
  1997 . . . . . . . . . . .  $       -      $       -      $  11,061       $    273     $   11,334
  1998 . . . . . . . . . . .          -              -         12,009          1,141         13,150
  1999 . . . . . . . . . . .          -              -         13,038            289         13,327
  2000 . . . . . . . . . . .          -              -         14,156            309         14,465
  2001 . . . . . . . . . . .          -              -          7,360            331          7,691
  Thereafter . . . . . . . .    624,000        580,000              -          2,795      1,206,795
  Unamortized discount . . .   (186,873)      (193,835)             -              -       (380,708)
                              ----------     ----------     ---------       --------     -----------
  Total. . . . . . . . . . .  $ 437,127      $ 386,165      $  57,624       $  5,138     $  886,054
                              ----------     ----------     ---------       --------     -----------
                              ----------     ----------     ---------       --------     -----------


                      ECHOSTAR DBS CORPORATION AND SUBSIDIARIES
                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


6.  LONG-TERM DEBT (CONTINUED)

    The following table summarizes the book and fair values of the Company's debt facilities at December 31, 1996 (dollars in thousands). Fair values for the Company's 1994 Notes and 1996 Notes are based on quoted market prices. The fair value of the Company's deferred satellite contract payments and mortgage notes payable are estimated using discounted cash flow analyses. The interest rates assumed in such discounted cash flow analyses reflect interest rates currently being offered for loans with similar terms to borrowers of similar credit quality.


                                            BOOK VALUE     FAIR VALUE
                                            ----------     ----------
    1994 Notes ...........................   $ 437,127      $  526,282
    1996 Notes ...........................     386,165         435,986
    Deferred satellite contract payments..      57,624          56,471
    Mortgage notes payable ...............       5,138           5,138
                                            ----------     ----------
                                            $ 886,054      $1,023,877
                                            ----------     ----------
                                            ----------     ----------


DEFERRED SATELLITE CONTRACT PAYMENTS

    The majority of the purchase price for the satellites is required to be paid in progress payments, with the remainder payable in the form of non-contingent payments which are deferred until after the respective satellites are in orbit (the "Deferred Payments"). Interest rates on the Deferred Payments range between 7.75% and 8.25% (to be determined 90 days prior to the launch of each such satellite) and payments are made over a period of five years after the delivery and launch of each such satellite. DBS Corp utilized $36.0 million and $28.0 million of contractor financing for EchoStar I and EchoStar II, respectively. The Deferred Payments with respect to EchoStar I and EchoStar II are secured by substantially all assets of Dish, Ltd. and its subsidiaries (subject to certain restrictions) and a corporate guarantee of ECC.

BANK CREDIT FACILITY

    From May 1994 to May 1996, certain of EchoStar's subsidiaries maintained a revolving credit facility (the "Credit Facility") with a bank for the purposes of funding working capital advances and meeting letter of credit requirements associated with certain inventory purchases and satellite construction payments. The Credit Facility expired in May 1996. EchoStar currently does not intend to obtain a replacement credit facility.

7.  INCOME TAXES

    The components of the (provision for) benefit from income taxes are as follows (in thousands):

                                                YEAR ENDED DECEMBER 31,
                                            -------------------------------
                                              1994       1995       1996
                                            -------------------------------
  Current (provision) benefit:
    Federal ............................    $(5,951)    $1,711    $ 4,596
    State ..............................       (853)       (44)       (49)
    Foreign ............................       (925)      (301)      (209)
                                            -------------------------------
                                             (7,729)     1,366      4,338
 Deferred benefit:
    Federal ............................      6,342      4,440     48,043
    State ..............................        988        385      2,472
                                            -------------------------------
                                              7,330      4,825     50,515
                                            -------------------------------
      Total (provision) benefit ........    $  (399)    $6,191    $54,853
                                            -------------------------------
                                            -------------------------------

                      ECHOSTAR DBS CORPORATION AND SUBSIDIARIES
                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


7.  INCOME TAXES (CONTINUED)

    As of December 31, 1996, the Company had net operating loss carryforwards ("NOLs") for Federal income tax purposes of approximately $77.9 million. The NOLs expire beginning in year 2011. The use of the NOLs is subject to statutory and regulatory limitations regarding changes in ownership. SFAS No. 109 requires that the tax benefit of NOLs for financial reporting purposes be recorded as an asset. To the extent that management assesses the realization of deferred tax assets to be less than "more likely than not," a valuation reserve is established.

   The temporary differences which give rise to deferred tax assets and liabilities as of December 31, 1995 and 1996 are as follows (in thousands):


                                                                             DECEMBER 31,
                                                                       ----------------------
                                                                          1995         1996
                                                                       ----------------------
Current deferred tax assets:
  Accrued royalties ..............................................        $  -       $ 3,029
  Inventory reserves and cost methods ............................         834         1,811
  Accrued expenses ...............................................           -         1,414
  Allowance for doubtful accounts ................................         456           674
  Reserve for warranty costs .....................................         385           284
  Other ..........................................................         312            57
                                                                       ----------------------
Total current deferred tax assets ................................       1,987         7,269

Current deferred tax liabilities:
  Unrealized holding gain on marketable investment securities ....        (153)           (6)
  Subscriber acquisition costs ...................................           -       (19,937)
                                                                       ----------------------
Total current deferred tax liabilities ...........................        (153)      (19,943)
                                                                       ----------------------
  Net current deferred tax assets (liabilities)...................       1,834       (12,674)

Noncurrent deferred tax assets:
  Net operating loss carryforwards ................................          -        77,910
  Amortization of original issue discount on 1994 and 1996 Notes...      15,439       34,912
  Other ...........................................................           7        3,451
                                                                       ----------------------
Total noncurrent deferred tax assets                                     15,446      116,273
Noncurrent deferred tax liabilities:
  Capitalized costs deducted for tax ..............................      (2,351)     (17,683)
  Depreciation ....................................................        (986)     (18,927)
                                                                       ----------------------
Total noncurrent deferred tax liabilities .........................      (3,337)     (36,610)
                                                                       ----------------------
    Noncurrent net deferred tax assets ............................      12,109      79,663
                                                                       ----------------------
    Net deferred tax assets .......................................     $13,943    $ 66,989
                                                                       ----------------------
                                                                       ----------------------


                      ECHOSTAR DBS CORPORATION AND SUBSIDIARIES
                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


7.  INCOME TAXES (CONTINUED)

    No valuation reserve has been provided for the above deferred tax assets because the Company currently believes it is more likely than not that these assets will be realized. If future operating results differ materially and adversely from the Company's current expectations, its judgment regarding the need for a valuation allowance may change.

   The actual tax provisions for 1994, 1995 and 1996 are reconciled to the amounts computed by applying the statutory federal tax rate to income before taxes as follows (dollars in thousands):


                                                           1994                  1995                1996
                                                    -------------------    ------------------   ------------------
                                                     AMOUNT    PERCENT     AMOUNT     PERCENT   AMOUNT     PERCENT
                                                    -------------------    ------------------   ------------------
    Statutory rate ..............................      $(166)   (34.0)%    $6,493      35.0%    $54,785      35.0%
    State income taxes, net of federal benefit ..        (88)   (18.0)        222       1.2       2,839       1.8
    Tax exempt interest income ..................         60     12.3          10       0.1           -         -
    Research and development credits ............        156     31.9          31       0.2           -         -
    Non-deductible interest expense .............       (258)   (52.7)       (293)     (1.7)     (2,099)     (1.4)
    Other                                               (103)   (21.1)       (272)     (1.4)       (672)     (0.4)
                                                     ------------------    ------------------   ------------------
    Total (provision for) benefit from income taxes    $(399)   (81.6)%    $6,191      33.4%    $54,853      35.0%
                                                     ------------------    ------------------   ------------------
                                                     ------------------    ------------------   ------------------


8.  EMPLOYEE BENEFIT PLAN

    EchoStar sponsors a 401(k) Employee Savings Plan (the "401(k) Plan") for eligible employees. Voluntary employee contributions to the 401(k) Plan may be matched 50% by EchoStar, subject to a maximum annual contribution by EchoStar of $1,000 per employee. EchoStar may also make an annual discretionary contribution to the plan with approval by EchoStar's Board of Directors, subject to the maximum deductible limit provided by the Internal Revenue Code of 1986, as amended. EchoStar's total cash contributions to the 401(k) Plan totaled $170,000, $177,000 and $226,000 during 1994, 1995 and
1996, respectively. Additionally, EchoStar contributed 55,000 shares of its Class A Common Stock in each of the years ended December 31, 1995 and 1996 (fair value of approximately $1.1 million and $935,000, respectively) to the 401(k) Plan as discretionary contributions.

9.  STOCKHOLDER'S EQUITY

    Effective March 10, 1994, the stockholders approved measures necessary to increase the authorized capital stock of Dish, Ltd. to include 200 million shares of Class A Common Stock, 100 million shares of Class B Common Stock, and 20 million shares of Series A Convertible Preferred Stock and determined to split all outstanding shares of common stock on the basis of approximately 4,296 to 1.

    All accrued dividends payable to Mr. Ergen on his Dish, Ltd. 8% Series A Cumulative Preferred Stock through the date of the Exchange ($1.4 million), and all accrued dividends payable to the remaining holder of Dish, Ltd. 8% Series A Cumulative Preferred Stock through the date of the Merger ($107,000), will remain obligations of Dish, Ltd. (Note 1); however, no additional dividends will accrue with respect to the Dish, Ltd. 8% Series A Cumulative Preferred Stock. The 1994 Notes Indenture places significant restrictions on the payment of those dividends. As of December 31, 1996, additional accrued dividends payable to Mr. Ergen by ECC on the ECC 8% Series A Cumulative Preferred Stock totaled $1.7 million.

10. STOCK COMPENSATION PLANS

    EchoStar has two stock-based compensation plans, which are described below. EchoStar has elected to follow Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," ("APB 25") and related interpretations in accounting for its stock-based compensation plans. Under APB 25, because the exercise price of EchoStar's employees stock options is equal to the market price of the underlying stock on the date of the grant, no compensation expense is recognized. In October 1995, the Financial Accounting Standards Board issued SFAS No. 123, "Accounting and Disclosure of Stock-Based Compensation," ("SFAS No. 123") which established an alternative method of expense recognition for stock-based

                      ECHOSTAR DBS CORPORATION AND SUBSIDIARIES
                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


10. STOCK COMPENSATION PLANS (CONTINUED)

compensation awards to employees based on fair values. EchoStar elected to not adopt SFAS No. 123 for expense recognition purposes.

    Pro forma information regarding net income and earnings per share is required by SFAS No. 123 and has been determined as if EchoStar had accounted for its stock-based compensation plans using the fair value method prescribed by that statement. The fair value for these options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted-average assumptions for 1995 and 1996, respectively: risk-free interest rate of 6.12% and 6.80% for 1995 and 1996, respectively; dividend yields of 0.0% during each period; volatility factors of the expected market price of EchoStar's Class A Common Stock of 62%, and a weighted-average expected life of the options of six years.

    For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period. All options are initially assumed to vest. Compensation previously recognized is reversed to the extent applicable to forfeitures of unvested options. The Company's pro forma net loss was $12.8 million and $102.6 million for the years ended December 31, 1995 and 1996, respectively.

    The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its stock-based compensation awards.

    In April 1994, EchoStar adopted a stock incentive plan (the "Stock Incentive Plan") to provide incentive to attract and retain officers, directors and key employees. ECC assumed all outstanding options for the purchase of Dish, Ltd. common stock effective with the Exchange and Merger and has reserved up to 10 million shares of its Class A Common Stock for granting awards under the Stock Incentive Plan. Awards available under the Stock Incentive Plan include: (i) common stock purchase options; (ii) stock appreciation rights; (iii) restricted stock and restricted stock units; (iv) performance awards; (v) dividend equivalents; and (vi) other stock-based awards. All options granted through December 31, 1996 have included exercise prices not less than the fair market value of the Shares at the date of grant and vest as determined by EchoStar's Board of Directors, generally at the rate of 20% per year.

    A summary of EchoStar's incentive stock option activity for the years ended December 31, 1995 and 1996 is as follows:

                                                                 1995                      1996
                                                       ------------------------- -----------------------
                                                                     WEIGHTED-                WEIGHTED-
                                                                      AVERAGE                  AVERAGE
                                                                     EXERCISE                 EXERCISE
                                                           OPTIONS     PRICE        OPTIONS     PRICE
                                                       ------------------------- -----------------------
    Options outstanding at beginning of period ....        744,872    $  9.33      1,117,133    $12.23
    Granted .......................................        419,772      17.13        138,790     27.02
    Exercised .....................................         (4,284)      9.33       (103,766)    10.24
    Forfeited .....................................        (43,227)     10.55       (126,884)    13.27
                                                       ------------------------- -----------------------
    Options outstanding at end of period ..........      1,117,133    $ 12.23      1,025,273     14.27
                                                       ------------------------- -----------------------
                                                       ------------------------- -----------------------
    Exercisable at end of period ..................        142,474     $ 9.33        258,368    $11.31
                                                       ------------------------- -----------------------
                                                       ------------------------- -----------------------

    Weighted-average fair value of
      options granted ............................                    $  9.86                   $16.96
                                                                    ------------              ----------
                                                                    ------------              ----------

                      ECHOSTAR DBS CORPORATION AND SUBSIDIARIES
                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS(CONTINUED)


10. STOCK COMPENSATION PLANS(CONTINUED)

    Exercise prices for options outstanding as of December 31, 1996 are as follows:


                                         OPTIONS OUTSTANDING                      OPTIONS EXERCISABLE
                            -----------------------------------------------   ---------------------------------
                               NUMBER            WEIGHTED-       WEIGHTED-         NUMBER
                            OUTSTANDING AS        AVERAGE         AVERAGE     EXERCISABLE AS OF    WEIGHTED-
                            OF DECEMBER 31,      REMAINING        EXERCISE       DECEMBER 31,       AVERAGE
RANGE OF EXERCISE PRICES        1996         CONTRACTUAL LIFE     PRICE             1996        EXERCISE PRICE
-------------------------   -----------------------------------------------   ---------------------------------
  $9.333-$11.870 ........       607,462            5.50            $ 9.48          203,757           $ 9.41
  17.000- 20.250 ........       279,021            6.71             18.48           54,611            18.51
  26.690- 29.360 ........       138,790            7.58             27.02                -                -
                            -----------------------------------------------   ---------------------------------
  $9.333-$29.360 ........     1,025,273            6.11            $14.27          258,368           $11.31
                            -----------------------------------------------   ---------------------------------
                            -----------------------------------------------   ---------------------------------


    In March 1994, EchoStar entered into an employment agreement with one of its executive officers. The officer was granted an option, containing certain conditions to vesting, to purchase 322,208 shares of EchoStar Class A Common Stock for $1.0 million at any time prior to December 31, 1999, subject to certain limitations. One-half of this option became exercisable on December 31, 1994 and the remainder became exercisable on December 31, 1995. The option was not granted pursuant to the Stock Incentive Plan. During 1996, this option was fully exercised.

    Effective March 1995, EchoStar granted an additional option to a key employee to purchase 33,000 shares of EchoStar's Class A Common Stock, which vests 50% in March 1996 and 50% in March 1997. The exercise price for each share of Class A Common Stock is $11.87 per share. The option was not granted pursuant to the Stock Incentive Plan. In December 1996, the vested portion of this option was exercised and the unvested portion of the option was canceled.

11. OTHER COMMITMENTS AND CONTINGENCIES

SATELLITE CONTRACTS

    The Company has contracted with Martin for the construction and delivery of high powered DBS satellites and for related services. Martin constructed both EchoStar I and EchoStar II. During the remainder of 1997, EchoStar expects to expend: (i) approximately $16.7 million for contractor financing on EchoStar I, EchoStar II, and EchoStar III; (ii) approximately $118.7 million in connection with the launch and insurance of EchoStar III and EchoStar IV; and (iii) approximately $50.0 million for construction of EchoStar III and EchoStar IV. Funds for these expenditures are expected to come from the 1996 Notes Escrow Account, the proceeds of the 1997 Offering, and available cash and marketable investment securities. Beyond 1997, EchoStar will expend approximately $88.6 million to repay contractor financing debt related to EchoStar I, EchoStar II, EchoStar III, and EchoStar
IV. Additionally, EchoStar has committed to expend approximately an additional $69.7 million to construct and launch EchoStar IV in 1998. The construction contracts with Martin for the construction of EchoStar III and EchoStar IV contain substantial termination penalties. The 1997 Offering is expected to provide financing sufficient to fund the Company's commitments for at least the next 12 months. In order to continue to build, launch and support EchoStar III and EchoStar IV beyond the second quarter of 1998, EchoStar may require additional capital. There can be no assurance that additional capital will be available, or, if available, that it will be available on terms acceptable to EchoStar.

    EchoStar has filed applications with the Federal Communications Commission ("FCC") for authorization to construct, launch and operate a domestic fixed satellite service system ("FSS System") and a two satellite Ka-band satellite system. No assurances can be given that the Company's applications will be approved by the FCC or that, if approved, EchoStar will successfully develop the FSS System or the Ka-band satellite system. EchoStar believes that establishment of the FSS System or the Ka-band satellite system would enhance its competitive position in the DTH industry. In the event EchoStar's FSS or Ka-band satellite system applications are approved by the FCC, additional debt or equity financing would be required. No assurances can be given that financing will be available, or that it will be available on terms acceptable to the Company.

                      ECHOSTAR DBS CORPORATION AND SUBSIDIARIES
                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


11. OTHER COMMITMENTS AND CONTINGENCIES (CONTINUED)

LEASES

    Future minimum lease payments under noncancelable operating leases as of December 31, 1996, are as follows (in thousands):

       Year ending December 31,
            1997 . . . . . . . . . . . . . . . . . . . . .     $  869
            1998 . . . . . . . . . . . . . . . . . . . . .        492
            1999 . . . . . . . . . . . . . . . . . . . . .        180
            2000 . . . . . . . . . . . . . . . . . . . . .         21
            2001 . . . . . . . . . . . . . . . . . . . . .          2
            Thereafter . . . . . . . . . . . . . . . . . .          -
                                                              -------
            Total minimum lease payments . . . . . . . . .     $1,564
                                                              -------
                                                              -------

    Rental expense for operating leases aggregated $1.4 million, $1.2 million, and $950,000 during the years ended December 31, 1994, 1995 and 1996, respectively.

PURCHASE COMMITMENTS

    The Company has entered into agreements with various manufacturers to purchase DBS satellite receivers and related components manufactured to its specifications. As of December 31, 1996, the remaining commitments totaled approximately $82.9 million and the total of all outstanding purchase order commitments with domestic and foreign suppliers was $85.9 million. All of the purchases related to these commitments are expected to be made during 1997. The Company expects to finance these purchases from available cash, the proceeds of the 1997 Offering, and cash flows generated from sales of DISH Network programming and related DBS inventory.

OTHER RISKS AND CONTINGENCIES

    EchoStar is subject to various legal proceedings and claims which arise in the ordinary course of its business. In the opinion of management, the amount of ultimate liability with respect to these actions will not materially affect EchoStar's financial position or results of operations.

                      ECHOSTAR DBS CORPORATION AND SUBSIDIARIES
                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


12. CONDENSED CONSOLIDATING FINANCIAL INFORMATION FOR SUBSIDIARY GUARANTORS

    Presented below is condensed consolidating financial information for EchoStar and its subsidiaries as of and for the years ended December 31, 1995 and 1996. See Note 6 for a more complete description of the subsidiary guarantors of each of the 1996 Notes and the 1994 Notes. Because the formations of EchoStar (incorporated in 1995), DBS Corp (incorporated in
1996) and ESBC (incorporated in 1996) were all accounted for as reorganizations of entities under common control, the consolidated financial statements of Dish, Ltd. as of December 31, 1994 and for the year then ended also represent the financial statements of EchoStar, DBS Corp and ESBC. Therefore, condensed consolidating financial information for the subsidiary guarantors of the 1996 Notes and the 1994 Notes for the year ended December 31, 1994 is not presented.

    Condensed consolidating financial information is presented for the following entities:

Consolidated Dish, Ltd. (referred to as "Dish")                      Consolidated DBS Corp (referred to as "DBS Corp")
ESBC Parent Company Only (referred to as "ESBC - PC")                ECC Parent Company Only (referred to as "ECC - PC")
Consolidating and eliminating adjustments (referred to as "C&E")     Other direct wholly owned subs of ECC (referred to as "Other")
Consolidated ESBC (referred to as "ESBC")                            Consolidated ECC (referred to as "ECC")
DBS Corp Parent Company Only (referred to as "DBS Corp - PC")


    CONDENSED CONSOLIDATING BALANCE SHEETS - AS OF DECEMBER 31, 1995 (IN
MILLIONS)

                                                                                                 ECC -
                                                                                      Dish        PC     Other       C&E       ECC
                                                                                    -----------------------------------------------
         ASSETS
         Current Assets:
            Cash and cash equivalents. . . . . . . . . . . . . . . . . . . . .      $   14    $    8    $   --    $   --    $   22
            Marketable investment securities . . . . . . . . . . . . . . . . .          --        15        --        --        15
            Trade accounts receivable, net . . . . . . . . . . . . . . . . . .          10        --        --        --        10
            Inventories. . . . . . . . . . . . . . . . . . . . . . . . . . . .          39        --        --        --        39
            Other current assets . . . . . . . . . . . . . . . . . . . . . . .          18        --        --        --        18
                                                                                    -----------------------------------------------
         Total current assets. . . . . . . . . . . . . . . . . . . . . . . . .          81        23        --        --       104

         Investments in subsidiaries.. . . . . . . . . . . . . . . . . . . . .          --        93        --       (93)       --
         Restricted cash and marketable investment securities. . . . . . . . .         100        --        --        --       100
         Property and equipment, net . . . . . . . . . . . . . . . . . . . . .         333        --        21        --       354
         Advances to affiliates, net . . . . . . . . . . . . . . . . . . . . .          --        21        --       (21)       --
         Other noncurrent assets . . . . . . . . . . . . . . . . . . . . . . .          45        20        --        --        65
                                                                                    -----------------------------------------------
              Total assets . . . . . . . . . . . . . . . . . . . . . . . . . .      $  559    $  157    $   21     $(114)   $  623
                                                                                    -----------------------------------------------
                                                                                    -----------------------------------------------

         LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
         Current Liabilities:
            Trade accounts payable . . . . . . . . . . . . . . . . . . . . . .      $   19    $   --    $   --    $   --    $   19
            Deferred revenue . . . . . . . . . . . . . . . . . . . . . . . . .           1        --        --        --         1
            Accrued expenses and other current liabilities . . . . . . . . . .          26        --        --        --        26
            Current portion of long-term debt. . . . . . . . . . . . . . . . .           5        --        --        --         5
                                                                                    -----------------------------------------------
         Total current liabilities . . . . . . . . . . . . . . . . . . . . . .          51        --        --        --        51

         Advances from affiliates, net . . . . . . . . . . . . . . . . . . . .          --        --        21      ( 21)       --
         1994 Notes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         382        --        --        --       382
         Mortgage and other notes payable, excluding current portion . . . . .          33        --        --        --        33
                                                                                    -----------------------------------------------
            Total long-term liabilities. . . . . . . . . . . . . . . . . . . .         415        --        21      ( 21)      415
                                                                                    -----------------------------------------------
              Total liabilities. . . . . . . . . . . . . . . . . . . . . . . .         466        --        21      ( 21)      466

         Stockholders' equity (deficit). . . . . . . . . . . . . . . . . . . .          93       157        --      ( 93)      157
                                                                                    -----------------------------------------------
              Total liabilities and stockholders' equity (deficit) . . . . . .      $  559    $  157    $   21     $(114)   $  623
                                                                                    -----------------------------------------------
                                                                                    -----------------------------------------------


                      ECHOSTAR DBS CORPORATION AND SUBSIDIARIES
                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


12. CONDENSED CONSOLIDATING FINANCIAL INFORMATION FOR SUBSIDIARY GUARANTORS (CONTINUED)

    CONDENSED CONSOLIDATING BALANCE SHEETS - AS OF DECEMBER 31, 1996 (IN
MILLIONS)

                                          ESBC -                    DBS Corp-           DBS    ECC -
                                   Dish     PC       C&E    ESBC       PC      C&E      Corp    PC      Other     C&E     ECC
                                  ----------------------------------------------------------------------------------------------
ASSETS
Current Assets:
  Cash and cash equivalents. . .  $  25    $  14    $  --  $   39    $  --    $  --   $   39   $  --    $  --    $  --   $   39
  Marketable investment
    securities . . . . . . . . .     --       19       --      19       --       --       19      --       --       --       19
  Trade accounts receivable,
    net. . . . . . . . . . . . .     14       --       --      14       --       --       14      --       --       --       14
  Inventories. . . . . . . . . .     73       --       --      73       --       --       73      --       --       --       73
  Subscriber acquisition
    costs, net . . . . . . . . .     68       --       --      68       --       --       68      --       --       --       68
  Other current assets . . . . .     19       --       --      19       --       --       19       1        3       --       23
                                  ----------------------------------------------------------------------------------------------
Total current assets . . . . . .    199       33       --     232       --       --      232       1        3       --      236

Investment in subsidiary.. . . .     --        3     (  3)     --       --       --       --      --       --       --       --
Restricted cash and marketable
  investment securities. . . . .     32       47       --      79       --       --       79      --       --       --       79
Property and equipment, net. . .    500       --       --     500       29       --      529      --       62       --      591
Advances to affiliates, net. . .     --      280     (135)    145       --      (76)      69      --       --      (69)      --
Deferred tax assets. . . . . . .     74        5       --      79       --       --       79      --        1      ( 1)      79
Other noncurrent assets. . . . .     26       12       --      38       60       --       98      70       --      (12)     156
                                  ----------------------------------------------------------------------------------------------
    Total assets . . . . . . . .  $ 831    $ 380    $(138) $1,073    $  89    $ (76)  $1,086   $  71    $  66     $(82)  $1,141
                                  ----------------------------------------------------------------------------------------------
                                  ----------------------------------------------------------------------------------------------

LIABILITIES AND STOCKHOLDERS'
  EQUITY (DEFICIT)
Current Liabilities:
  Trade accounts payable . . . .  $  41    $  --    $  --  $   41    $  --    $  --   $   41   $  --    $   1     $ (1)  $   41
  Deferred revenue . . . . . . .    103       --       --     103       --       --      103      --       --       --      103
  Accrued expenses and other
    current liabilities. . . . .     29       --       --      29        2       --       31       1       --       (2)      30
  Deferred tax liabilities . . .     13       --       --      13       --       --       13      --       --       --       13
  Current portion of long-
    term debt. . . . . . . . . .     11       --       --      11       --       --       11      --       --       --       11
                                  ----------------------------------------------------------------------------------------------
Total current liabilities. . . .    197       --       --     197        2       --      199       1        1       (3)     198

Long-term deferred signal
  carriage revenue . . . . . . .      6       --       --       6       --       --        6      --       --       --        6
Advances from affiliates, net. .    135       --     (135)     --       76      (76)      --       2       64      (66)      --
Investment in subsidiaries . . .     --       --       --      --        6       (6)      --       7       --       (7)      --
1994 Notes . . . . . . . . . . .    437       --       --     437       --       --      437      --       --       --      437
1996 Notes . . . . . . . . . . .     --      386       --     386       --       --      386      --       --       --      386
Mortgage and other notes
  payable, excluding current
  portion. . . . . . . . . . . .     52       --       --      52       12       --       64      --       --      (12)      52
Other long-term liabilities. . .      1       --       --       1       --       --        1      --       --       --        1
                                  ----------------------------------------------------------------------------------------------
  Total long-term liabilities. .    631      386     (135)    882       94      (82)     894       9       64      (85)     882
                                  ----------------------------------------------------------------------------------------------
    Total liabilities. . . . . .    828      386     (135)  1,079       96      (82)   1,093      10       65      (88)   1,080

Stockholders' equity (deficit) .      3     (  6)    (  3)   (  6)    (  7)       6     (  7)     61        1        6       61
                                  ----------------------------------------------------------------------------------------------
  Total liabilities and
    stockholders' equity
    (deficit). . . . . . . . . .   $831     $380    $(138) $1,073    $  89    $ (76)  $1,086   $  71    $  66     $(82)  $1,141
                                  ----------------------------------------------------------------------------------------------
                                  ----------------------------------------------------------------------------------------------


                      ECHOSTAR DBS CORPORATION AND SUBSIDIARIES
                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


12. CONDENSED CONSOLIDATING FINANCIAL INFORMATION FOR SUBSIDIARY GUARANTORS (CONTINUED)

    CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS - YEAR ENDED DECEMBER 31, 1995 (IN MILLIONS, EXCEPT PER SHARE DATA)

                                                                                         ECC -
                                                                                Dish        PC      C&E      ECC
                                                                               -----------------------------------
       REVENUE:
         DTH products and technical services . . . . . . . . . . . . . . . .   $ 147     $  --     $  --    $  147
         C-band programming. . . . . . . . . . . . . . . . . . . . . . . . .      15        --        --        15
         Loan origination and participation income . . . . . . . . . . . . .       2        --        --         2
                                                                               -----------------------------------
       Total revenue . . . . . . . . . . . . . . . . . . . . . . . . . . . .     164        --        --       164

       EXPENSES:
         DTH products and technical services . . . . . . . . . . . . . . . .     117        --        --       117
         C-band programming. . . . . . . . . . . . . . . . . . . . . . . . .      13        --        --        13
         Selling, general and administrative . . . . . . . . . . . . . . . .      39        --        --        39
         Depreciation and amortization . . . . . . . . . . . . . . . . . . .       3        --        --         3
                                                                               -----------------------------------
       Total expenses. . . . . . . . . . . . . . . . . . . . . . . . . . . .     172        --        --       172
                                                                               -----------------------------------

       Operating income (loss) . . . . . . . . . . . . . . . . . . . . . . .    (  8)       --        --      (  8)

       Other Income (Expense):
         Interest income . . . . . . . . . . . . . . . . . . . . . . . . . .      13         1        --        14
         Interest expense, net of amounts capitalized. . . . . . . . . . . .    ( 24)       --        --      ( 24)
         Minority interest in loss of consolidated joint venture and other .       1        --        --         1
         Equity in losses of subsidiaries. . . . . . . . . . . . . . . . . .      --       (12)       12        --
                                                                               -----------------------------------
       Total other income (expense), net . . . . . . . . . . . . . . . . . .    ( 10)      (11)       12      (  9)
                                                                               -----------------------------------

       Income (loss) before income taxes . . . . . . . . . . . . . . . . . .    ( 18)      (11)       12      ( 17)
       Income tax (provision) benefit, net . . . . . . . . . . . . . . . . .       6        --        --         6
                                                                               -----------------------------------
       Net income (loss) . . . . . . . . . . . . . . . . . . . . . . . . . .   $( 12)     $(11)      $12    $(  11)
                                                                               -----------------------------------
                                                                               -----------------------------------

       Net loss attributable to common shares. . . . . . . . . . . . . . . .      --        --        --    $(  13)
                                                                               -----------------------------------
                                                                               -----------------------------------

       Weighted-average common shares outstanding. . . . . . . . . . . . . .      --        --        --        36
                                                                               -----------------------------------
                                                                               -----------------------------------

       Loss per common and common equivalent share . . . . . . . . . . . . .      --        --        --    $(0.36)
                                                                               -----------------------------------
                                                                               -----------------------------------


                      ECHOSTAR DBS CORPORATION AND SUBSIDIARIES
                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


12. CONDENSED CONSOLIDATING FINANCIAL INFORMATION FOR SUBSIDIARY GUARANTORS (CONTINUED)

    CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS - YEAR ENDED DECEMBER 31, 1996 (IN MILLIONS, EXCEPT PER SHARE DATA)

                                                    ESBC -                 DBS Corp-           DBS     ECC-
                                             Dish     PC     C&E     ESBC     PC        C&E    Corp     PC   Other     C&E   ECC
                                             ------------------------------------------------------------------------------------
  REVENUE:
    DTH products and technical services. .   $136    $  --  $  --    $136    $  --     $  --   $136   $  --  $  --   $  --   $136
    DISH Network promotions -
      subscription television services
      and products . . . . . . . . . . . .     23       --     --      23       --        --     23      --     --      --     23
    DISH Network subscription television
      services . . . . . . . . . . . . . .     38       --     --      38       --        --     38      --     --      --     38
    C-band programming . . . . . . . . . .     12       --     --      12       --        --     12      --     --      --     12
    Loan origination and participation
      income . . . . . . . . . . . . . . .      1       --     --       1       --        --      1      --      2      --      3
                                             ------------------------------------------------------------------------------------
  Total revenue. . . . . . . . . . . . . .    210       --     --     210       --        --    210      --      2      --    212

  EXPENSES:
    DTH products and technical services. .    124       --     --     124       --        --    124      --     --      --    124
    DISH Network programming . . . . . . .     19       --     --      19       --        --     19      --     --      --     19
    C-band programming . . . . . . . . . .     11       --     --      11       --        --     11      --     --      --     11
    Selling, general and administrative. .     87       --     --      87       --        --     87      --      3      --     90
    Subscriber promotion subsidies . . . .     35       --     --      35       --        --     35      --     --   (   1)    34
    Amortization of subscriber
      acquisition costs. . . . . . . . . .     16       --     --      16       --        --     16      --     --      --     16
    Depreciation and amortization. . . . .     27       --     --      27       --        --     27      --     --      --     27
                                             ------------------------------------------------------------------------------------
  Total expenses . . . . . . . . . . . . .    319       --     --     319       --        --    319      --      3   (   1)   321
                                             ------------------------------------------------------------------------------------

  Operating income (loss). . . . . . . . .   (109)      --     --    (109)      --        --   (109)     --     (1)      1   (109)

  Other Income (Expense):. . . . . . . . .
    Interest income. . . . . . . . . . . .      4       10     --      14       --        --     14       1     --      --     15
    Interest expense, net of amounts
      capitalized. . . . . . . . . . . . .  (  37)   (  24)    --   (  61)   (   1)       --  (  62)     --     --      --  (  62)
    Equity in losses of subsidiaries . . .     --    (  92)    92      --     (101)      101     --    (101)    --     101     --
                                             ------------------------------------------------------------------------------------
  Total other income (expense), net. . . .  (  33)    (106)    92   (  47)    (102)      101  (  48)   (100)    --     101  (  47)
                                             ------------------------------------------------------------------------------------

  Income (loss) before income taxes. . . .   (142)    (106)    92    (156)    (102)      101   (157)   (100)    (1)    102   (156)
  Income tax (provision) benefit, net. . .     50        5     --      55       --        --     55  (    1)     1      --     55
                                             ------------------------------------------------------------------------------------
  Net income (loss). . . . . . . . . . . . $(  92)   $(101)   $92   $(101)   $(102)     $101  $(102)  $(101) $  --    $102  $(101)
                                             ------------------------------------------------------------------------------------
                                             ------------------------------------------------------------------------------------

  Net loss attributable to common shares .     --       --     --      --       --        --     --      --     --      --  $(102)
                                             ------------------------------------------------------------------------------------
                                             ------------------------------------------------------------------------------------

  Weighted-average common shares
    outstanding. . . . . . . . . . . . . .     --       --     --      --       --        --     --      --     --      --     41
                                             ------------------------------------------------------------------------------------
                                             ------------------------------------------------------------------------------------

  Loss per common and common equivalent
    share. . . . . . . . . . . . . . . . .     --       --     --      --       --        --     --      --     --      -- $(2.52)
                                             ------------------------------------------------------------------------------------
                                             ------------------------------------------------------------------------------------


                      ECHOSTAR DBS CORPORATION AND SUBSIDIARIES
                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


12. CONDENSED CONSOLIDATING FINANCIAL INFORMATION FOR SUBSIDIARY GUARANTORS (CONTINUED)

    CONDENSED CONSOLIDATING STATEMENTS OF CASH FLOWS - YEAR ENDED DECEMBER 31, 1995 (IN MILLIONS)


                                                                                    ECC -
                                                                           Dish      PC       Other       C&E       ECC
                                                                        ------------------------------------------------

    CASH FLOWS FROM OPERATING ACTIVITIES:
    Net income (loss). . . . . . . . . . . . . . . . . . . . . . . . .    $( 12)    $( 11)    $  --       $12     $( 11)
    Adjustments to reconcile net income (loss) to net cash flows from operating activities:
       Equity in (earnings) losses of subsidiaries . . . . . . . . . .       --        12        --       (12)       --
       Depreciation and amortization . . . . . . . . . . . . . . . . .        3        --        --        --         3
       Deferred income tax benefit . . . . . . . . . . . . . . . . . .     (  5)       --        --        --      (  5)
       Amortization of debt discount and deferred financing costs. . .       24        --        --        --        24
       Other, net. . . . . . . . . . . . . . . . . . . . . . . . . . .        1        --        --        --         1
       Changes in current assets and current liabilities, net. . . . .     ( 33)       --        --        --      ( 33)
                                                                        ------------------------------------------------
    Net cash flows provided by (used in) operating activities. . . . .     ( 22)        1        --        --      ( 21)

    CASH FLOWS FROM INVESTING ACTIVITIES:
    Purchases of marketable investment securities. . . . . . . . . . .     (  3)     ( 22)       --        --      ( 25)
    Sales of marketable investment securities. . . . . . . . . . . . .       34         7        --        --        41
    Purchases of restricted marketable investment securities . . . . .     ( 15)       --        --        --      ( 15)
    Advances (to) from affiliates, net . . . . . . . . . . . . . . . .       --      ( 20)       20        --        --
    Purchases of property and equipment. . . . . . . . . . . . . . . .     (  4)       --        --        --      (  4)
    Offering proceeds and investment earnings placed in escrow . . . .     ( 10)       --        --        --      ( 10)
    Funds released from escrow accounts. . . . . . . . . . . . . . . .      122        --        --        --       122
    Investment in convertible subordinated debentures from DBSI. . . .       --      (  1)       --        --      (  1)
    Investment in DBSC . . . . . . . . . . . . . . . . . . . . . . . .        4      (  4)       --        --        --
    Long-term notes receivable from and investment in DBSC . . . . . .       --      ( 16)       --        --      ( 16)
    Expenditures for satellite systems under construction. . . . . . .     (110)       --       (20)       --      (130)
                                                                        ------------------------------------------------
    Net cash flows used in investing activities. . . . . . . . . . . .       18      ( 56)       --        --      ( 38)

    CASH FLOWS FROM FINANCING ACTIVITIES:
    Net proceeds from issuance of Class A Common Stock . . . . . . . .       --        63        --        --        63
                                                                        ------------------------------------------------
    Net cash flows provided by (used in) financing activities. . . . .       --        63        --        --        63
                                                                        ------------------------------------------------

    Net increase (decrease) in cash and cash equivalents . . . . . . .     (  4)        8        --        --         4
    Cash and cash equivalents, beginning of year . . . . . . . . . . .       18        --        --        --        18
                                                                        ------------------------------------------------
    Cash and cash equivalents, end of year . . . . . . . . . . . . . .    $  14     $   8     $  --     $  --     $  22
                                                                        ------------------------------------------------
                                                                        ------------------------------------------------


                      ECHOSTAR DBS CORPORATION AND SUBSIDIARIES
                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


12. CONDENSED CONSOLIDATING FINANCIAL INFORMATION FOR SUBSIDIARY GUARANTORS (CONTINUED)

    CONDENSED CONSOLIDATING STATEMENTS OF CASH FLOWS - YEAR ENDED DECEMBER 31, 1996 (IN MILLIONS)

                                                                                                                  DBS
                                                                                    ESBC                         Corp-
                                                                          Dish      - PC       C&E      ESBC       PC        C&E
                                                                         --------------------------------------------------------
    CASH FLOWS FROM OPERATING ACTIVITIES:
    Net income (loss). . . . . . . . . . . . . . . . . . . . . . . . .   $( 92)    $(101)     $ 92     $(101)    $(102)     $101
    Adjustments to reconcile net income (loss) to net cash flows from operating activities:
       Equity in (earnings) losses of subsidiaries . . . . . . . . . .      --        92       (92)       --       101      (101)
       Depreciation and amortization . . . . . . . . . . . . . . . . .      27        --        --        27        --        --
       Amortization of subscriber acquisition costs. . . . . . . . . .      16        --        --        16        --        --
       Deferred income tax benefit . . . . . . . . . . . . . . . . . .    ( 45)     (  5)       --      ( 50)       --        --
       Amortization of debt discount and deferred financing
         costs . . . . . . . . . . . . . . . . . . . . . . . . . . . .      34        24         3        61        --        --
       Other, net. . . . . . . . . . . . . . . . . . . . . . . . . . .      10        --        --        10        --        --
       Changes in current assets and current liabilities, net. . . . .      14        --        --        14         1        --
                                                                        --------------------------------------------------------
    Net cash flows provided by (used in) operating activities. . . . .    ( 36)       10         3      ( 23)       --        --

    CASH FLOWS FROM INVESTING ACTIVITIES:
    Purchases of marketable investment securities. . . . . . . . . . .      --      (138)       --      (138)       --        --
    Sales of marketable investment securities. . . . . . . . . . . . .      --       120        --       120        --        --
    Purchases of restricted marketable investment securities . . . . .    ( 21)       --        --      ( 21)       --        --
    Funds released from restricted cash and marketable
      investment securities - other. . . . . . . . . . . . . . . . . .      16        --        --        16        --        --
    Advances (to) from affiliates, net . . . . . . . . . . . . . . . .     138      (268)     (  3)     (133)       69        --
    Purchases of property and equipment. . . . . . . . . . . . . . . .    ( 46)       --        --      ( 46)       --        --
    Offering proceeds and investment earnings placed in
      escrow . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    ( 11)     (183)       --      (194)       --        --
    Funds released from escrow accounts. . . . . . . . . . . . . . . .      84       136        --       220        --        --
    Payments received on (investments in) convertible
      subordinated debentures from SSET. . . . . . . . . . . . . . . .       6        --        --         6        --        --
    Investment in convertible subordinated debentures from
      DBSI . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      --        --        --        --        --        --
    Long-term notes receivable from and investment in DBSC . . . . . .      --        --        --        --        --        --
    Long-term note receivable from DBS Corp. . . . . . . . . . . . . .      --        --        --        --        --        --
    Expenditures for satellite systems under construction. . . . . . .    (112)       --        --      (112)     ( 26)       --
    Expenditures for FCC authorizations. . . . . . . . . . . . . . . .      --        --        --        --      ( 55)       --
    Other. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      --        --        --        --        --        --
                                                                        --------------------------------------------------------
    Net cash flows used in investing activities. . . . . . . . . . . .      54      (333)     (  3)     (282)     ( 12)       --

    CASH FLOWS FROM FINANCING ACTIVITIES:
    Net proceeds from issuance of 1996 Notes . . . . . . . . . . . . .      --       337        --       337        --        --
    Proceeds from note payable to ECC. . . . . . . . . . . . . . . . .      --        --        --        --        12        --
    Repayments of mortgage indebtedness and notes payable. . . . . . .    (  8)       --        --      (  8)       --        --
    Stock options exercised. . . . . . . . . . . . . . . . . . . . . .      --        --        --        --        --        --
                                                                        --------------------------------------------------------
    Net cash flows provided by (used in) financing activities. . . . .    (  8)      337        --       329        12        --
                                                                        --------------------------------------------------------
    Net increase (decrease) in cash and cash equivalents . . . . . . .      10        14        --        24        --        --
    Cash and cash equivalents, beginning of year . . . . . . . . . . .      14        --        --        14        --        --
                                                                        --------------------------------------------------------
    Cash and cash equivalents, end of year . . . . . . . . . . . . . .    $ 24      $ 14      $ --      $ 38      $ --      $ --
                                                                        --------------------------------------------------------
                                                                        --------------------------------------------------------

                                                                          DBS      ECC -
                                                                          Corp      PC       Other       C&E       ECC
                                                                        ------------------------------------------------
    CASH FLOWS FROM OPERATING ACTIVITIES:
    Net income (loss). . . . . . . . . . . . . . . . . . . . . . . . .   $(102)    $(101)     $ --      $102     $(101)
    Adjustments to reconcile net income (loss) to net cash flows from operating activities:
       Equity in (earnings) losses of subsidiaries . . . . . . . . . .      --       101        --      (101)       --
       Depreciation and amortization . . . . . . . . . . . . . . . . .      27        --        --        --        27
       Amortization of subscriber acquisition costs. . . . . . . . . .      16        --        --        --        16
       Deferred income tax benefit . . . . . . . . . . . . . . . . . .    ( 50)       --        --        --      ( 50)
       Amortization of debt discount and deferred financing
         costs . . . . . . . . . . . . . . . . . . . . . . . . . . . .      61        --        --        --        61
       Other, net. . . . . . . . . . . . . . . . . . . . . . . . . . .      10      (  2)       --        --         8
       Changes in current assets and current liabilities, net. . . . .      15         4        --      (  8)       11
                                                                        -----------------------------------------------
    Net cash flows provided by (used in) operating activities. . . . .    ( 23)        2        --      (  7)     ( 28)

    CASH FLOWS FROM INVESTING ACTIVITIES:
    Purchases of marketable investment securities. . . . . . . . . . .    (138)       --        --        --      (138)
    Sales of marketable investment securities. . . . . . . . . . . . .     120        15        --        --       135
    Purchases of restricted marketable investment securities . . . . .    ( 21)       --        --        --      ( 21)
    Funds released from restricted cash and marketable
      investment securities - other. . . . . . . . . . . . . . . . . .      16        --        --        --        16
    Advances (to) from affiliates, net . . . . . . . . . . . . . . . .    ( 64)       22        38         4        --
    Purchases of property and equipment. . . . . . . . . . . . . . . .    ( 46)       --      (  5)       --      ( 51)
    Offering proceeds and investment earnings placed in
      escrow . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    (194)       --        --        --      (194)
    Funds released from escrow accounts. . . . . . . . . . . . . . . .     220        --        --        --       220
    Payments received on (investments in) convertible
      subordinated debentures from SSET. . . . . . . . . . . . . . . .       6        --        --        --         6
    Investment in convertible subordinated debentures from
      DBSI . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      --      (  3)       --        --      (  3)
    Long-term notes receivable from and investment in DBSC . . . . . .      --      ( 30)       --        --      ( 30)
    Long-term note receivable from DBS Corp. . . . . . . . . . . . . .      --      ( 12)       --        12        --
    Expenditures for satellite systems under construction. . . . . . .    (138)       --      ( 33)       --      (171)
    Expenditures for FCC authorizations. . . . . . . . . . . . . . . .    ( 55)       --        --        --      ( 55)
    Other. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      --      (  3)       --         3        --
                                                                        -----------------------------------------------
    Net cash flows used in investing activities. . . . . . . . . . . .    (294)     ( 11)       --        19      (286)

    CASH FLOWS FROM FINANCING ACTIVITIES:
    Net proceeds from issuance of 1996 Notes . . . . . . . . . . . . .     337        --        --        --       337
    Proceeds from note payable to ECC. . . . . . . . . . . . . . . . .      12        --        --      ( 12)       --
    Repayments of mortgage indebtedness and notes payable. . . . . . .    (  8)       --        --        --      (  8)
    Stock options exercised. . . . . . . . . . . . . . . . . . . . . .      --         2        --        --         2
                                                                        -----------------------------------------------
    Net cash flows provided by (used in) financing activities. . . . .     341         2        --      ( 12)      331
                                                                        -----------------------------------------------

    Net increase (decrease) in cash and cash equivalents . . . . . . .      24      (  7)       --        --        17
    Cash and cash equivalents, beginning of year . . . . . . . . . . .      14         8        --        --        22
                                                                        -----------------------------------------------
    Cash and cash equivalents, end of year . . . . . . . . . . . . . .    $ 38      $  1      $ --      $ --      $ 39
                                                                        -----------------------------------------------
                                                                        -----------------------------------------------


                      ECHOSTAR DBS CORPORATION AND SUBSIDIARIES
                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


13. OPERATIONS IN GEOGRAPHIC AREAS

    The Company sells its products worldwide and has established operations in Europe and the Pacific Rim. Information about the Company's operations in different geographic areas as of December 31, 1994, 1995 and 1996 and for the years then ended, is as follows (in thousands):


                                                                                      OTHER
                                                    UNITED STATES       EUROPE    INTERNATIONAL        TOTAL
                                                    -------------     ----------  -------------     -----------

AS OF AND FOR THE YEAR ENDED DECEMBER 31, 1994:
  Total revenue. . . . . . . . . . . . . . . . . .   $  137,233       $   24,072   $   29,678       $  190,983
                                                    -------------     ----------  -------------     -----------
                                                    -------------     ----------  -------------     -----------
  Export sales . . . . . . . . . . . . . . . . . .   $    7,188
                                                    -------------
                                                    -------------
  Operating income . . . . . . . . . . . . . . . .   $   10,811       $    1,244   $    1,161       $   13,216
                                                    -------------     ----------  -------------     -----------
                                                    -------------     ----------  -------------     -----------
  Other income (expense), net. . . . . . . . . . .                                                  $  (12,727)
                                                                                                    -----------
  Net income before income taxes . . . . . . . . .                                                      $  489
                                                                                                    -----------
                                                                                                    -----------
  Identifiable assets. . . . . . . . . . . . . . .   $   77,172       $    6,397   $    2,359       $   85,928
                                                    -------------     ----------  -------------     -----------
                                                    -------------     ----------  -------------     -----------
  Corporate assets . . . . . . . . . . . . . . . .                                                     386,564
                                                                                                    -----------
  Total assets . . . . . . . . . . . . . . . . . .                                                  $  472,492
                                                                                                    -----------
                                                                                                    -----------

AS OF AND FOR THE YEAR ENDED DECEMBER 31, 1995:
  Total revenue. . . . . . . . . . . . . . . . . .   $  110,629       $   31,351   $   21,910       $  163,890
                                                    -------------     ----------  -------------     -----------
                                                    -------------     ----------  -------------     -----------
  Export sales . . . . . . . . . . . . . . . . . .   $    6,317
                                                    -------------
                                                    -------------
  Operating income (loss). . . . . . . . . . . . .   $   (7,895)      $      146   $     (257)      $   (8,006)
                                                    -------------     ----------  -------------     -----------
                                                    -------------     ----------  -------------     -----------
  Other income (expense), net. . . . . . . . . . .                                                      (9,260)
                                                                                                    -----------
  Loss before income taxes . . . . . . . . . . . .                                                  $  (17,266)
                                                                                                    -----------
                                                                                                    -----------
  Identifiable assets. . . . . . . . . . . . . . .   $   63,136       $   10,088   $    3,788       $   77,012
                                                    -------------     ----------  -------------     -----------
                                                    -------------     ----------  -------------     -----------
  Corporate assets . . . . . . . . . . . . . . . .                                                     482,283
                                                                                                    -----------
  Total assets . . . . . . . . . . . . . . . . . .                                                  $  559,295
                                                                                                    -----------
                                                                                                    -----------

AS OF AND FOR THE YEAR ENDED DECEMBER 31, 1996:
  Total revenue. . . . . . . . . . . . . . . . . .   $  172,239       $   26,984   $   10,508       $  209,731
                                                    -------------     ----------  -------------     -----------
                                                    -------------     ----------  -------------     -----------
  Export sales . . . . . . . . . . . . . . . . . .   $    1,536
                                                    -------------
                                                    -------------
  Operating loss . . . . . . . . . . . . . . . . .   $ (106,695)      $   (1,274)  $     (896)      $ (108,865)
                                                    -------------     ----------  -------------     -----------
                                                    -------------     ----------  -------------     -----------
  Other income (expense), net. . . . . . . . . . .                                                     (46,743)
                                                                                                    -----------
  Loss before income taxes . . . . . . . . . . . .                                                  $ (155,608)
                                                                                                    -----------
                                                                                                    -----------
  Identifiable assets. . . . . . . . . . . . . . .   $  836,596       $    5,795   $    1,871       $  844,262
                                                    -------------     ----------  -------------     -----------
                                                    -------------     ----------  -------------     -----------
  Corporate assets . . . . . . . . . . . . . . . .                                                     228,829
                                                                                                    -----------
  Total assets . . . . . . . . . . . . . . . . . .                                                  $1,073,091
                                                                                                    -----------
                                                                                                    -----------


                      ECHOSTAR DBS CORPORATION AND SUBSIDIARIES
                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


14. VALUATION AND QUALIFYING ACCOUNTS

    The Company's valuation and qualifying accounts as of December 31, 1994, 1995 and 1996 are as follows (in thousands):


                                                BALANCE AT           CHARGED TO
                                               BEGINNING OF           COSTS AND                             BALANCE AT
                                                   YEAR               EXPENSES           DEDUCTIONS         END OF YEAR
                                             --------------------------------------------------------------------------

       . . . . . . . . . . . . . . . . . . .
YEAR ENDED DECEMBER 31, 1994:
    Assets:
       Allowance for doubtful accounts . . .       $    346            $      8            $   (168)           $    186
       Loan loss reserve . . . . . . . . . .             50                  75                 (30)                 95
       Reserve for inventory . . . . . . . .          1,403                 329                (147)              1,585
    Liabilities:
       Reserve for warranty costs. . . . . .          1,350                 508                (458)              1,400
       Other reserves. . . . . . . . . . . .             93                   -                   -                  93
YEAR ENDED DECEMBER 31, 1995:
    Assets:
       Allowance for doubtful accounts . . .       $    186            $  1,160            $   (240)           $  1,106
       Loan loss reserve . . . . . . . . . .             95                  19                 (36)                 78
       Reserve for inventory . . . . . . . .          1,585               1,511                (299)              2,797
    Liabilities:
       Reserve for warranty costs. . . . . .          1,400                 562                (949)              1,013
       Other reserves. . . . . . . . . . . .             93                   -                  (1)                 92
YEAR ENDED DECEMBER 31, 1996:
    Assets:
       Allowance for doubtful account. . . s       $  1,106            $  2,340            $ (1,952)           $  1,494
       Loan loss reserve . . . . . . . . . .             78                 157                 (94)                141
       Reserve for inventory . . . . . . . .          2,797               4,304              (1,438)              5,663
    Liabilities:
       Reserve for warranty costs. . . . . .          1,013                (250)                  -                 763
       Other reserves. . . . . . . . . . . .             92                 (92)                  -                   -


15. QUARTERLY FINANCIAL DATA (UNAUDITED)

    The Company's quarterly results of operations are summarized as follows (in thousands):


                                                                         THREE MONTHS ENDED
                                              ----------------------------------------------------------------------------
                                                   MARCH 31             JUNE 30        SEPTEMBER 30         DECEMBER 31
                                              ----------------------------------------------------------------------------
YEAR ENDED DECEMBER 31, 1995:
    Total revenue. . . . . . . . . . . . . .      $ 40,413             $ 39,252          $ 43,606            $ 40,619
    Operating income (loss). . . . . . . . .          (698)                 768               341              (8,417)
    Net loss . . . . . . . . . . . . . . . .        (2,240)              (1,813)             (916)             (7,392)
YEAR ENDED DECEMBER 31, 1996:
    Total revenue. . . . . . . . . . . . . .      $ 41,026             $ 69,354          $ 55,507            $ 43,844
    Operating loss . . . . . . . . . . . . .        (8,908)             (17,671)          (21,599)            (60,687)
    Net loss . . . . . . . . . . . . . . . .        (7,787)             (21,134)          (22,766)            (49,989)


    In the fourth quarter of 1995 and each quarter in 1996, the Company incurred operating and net losses principally as a result of expenses incurred related to development of the EchoStar DBS System.

                      ECHOSTAR DBS CORPORATION AND SUBSIDIARIES
                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


16. PARENT COMPANY ONLY FINANCIAL INFORMATION

    The following financial information reflects the parent company only condensed statements of operations data, condensed balance sheet data, and condensed cash flows data for DBS Corp:

                                                              FOR THE PERIOD
                                                                    FROM
                                                             JANUARY 16, 1996
                                                                (INCEPTION)
                                                                  THROUGH
                                                            DECEMBER 31, 1996
                                                           -------------------
                                                              (IN THOUSANDS)
    STATEMENT OF OPERATIONS DATA:
      Interest income. . . . . . . . . . . . . . . . . . .      $      20
      Equity in losses of ESBC.. . . . . . . . . . . . . .       (100,748)
      Interest and other expense . . . . . . . . . . . . .           (941)
                                                           -------------------
      Net loss before income taxes . . . . . . . . . . . .       (101,669)
      Income tax provision . . . . . . . . . . . . . . . .             (7)
                                                           -------------------
        Net loss . . . . . . . . . . . . . . . . . . . . .      $(101,676)
                                                           -------------------
                                                           -------------------


                                                            DECEMBER 31, 1996
                                                           -------------------
                                                              (IN THOUSANDS)
    BALANCE SHEET DATA:
      Cash and cash equivalents. . . . . . . . . . . . . .      $      10
      Property and equipment . . . . . . . . . . . . . . .         28,588
      Other noncurrent assets. . . . . . . . . . . . . . .         60,147
                                                           -------------------
      Total assets . . . . . . . . . . . . . . . . . . . .      $  88,745
                                                           -------------------
                                                           -------------------


      Current liabilities. . . . . . . . . . . . . . . . .      $   1,388
      Note payable to ECC. . . . . . . . . . . . . . . . .         12,000
      Restricted investment in ESBC. . . . . . . . . . . .          5,748
      Advances from affiliates, net. . . . . . . . . . . .         76,284
                                                           -------------------
      Total liabilities and investment in subsidiary . . .         95,420
      Stockholder's equity:
        Common Stock, $.01 par value, 1,000 shares
        authorized, issued and outstanding . . . . . . . .              -
        Additional paid-in capital . . . . . . . . . . . .        108,839
        Unrealized holding losses on available
         for sale securities . . . . . . . . . . . . . . .            (12)
        Accumulated deficit. . . . . . . . . . . . . . . .       (115,502)
                                                           -------------------
      Total stockholder's equity . . . . . . . . . . . . .         (6,675)
                                                           -------------------
      Total liabilities and stockholder's equity . . . . .      $  88,745
                                                            -------------------
                                                            -------------------

                      ECHOSTAR DBS CORPORATION AND SUBSIDIARIES
                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


16. PARENT COMPANY ONLY FINANCIAL INFORMATION (CONTINUED)


                                                                             FOR THE PERIOD
                                                                                  FROM
                                                                            JANUARY 16, 1996
                                                                                (INCEPTION)
                                                                                  THROUGH
                                                                             DECEMBER 31, 1996
                                                                           ------------------
                                                                             (IN THOUSANDS)

     CASH FLOWS DATA:
     Cash flows from operating activities:
        Net income (loss). . . . . . . . . . . . . . . . . . . . . . . .       $(101,676)
        Adjustments: . . . . . . . . . . . . . . . . . . . . . . . . . .
          Equity in (earnings) losses of ESBC. . . . . . . . . . . . . .         100,748
          Provision for deferred taxes . . . . . . . . . . . . . . . . .               7
          Changes in current liabilities . . . . . . . . . . . . . . . .           1,400
                                                                           -----------------
        Net cash flows provided by operating activities. . . . . . . . .             479

        Cash flows from investing activities:
        Advances (to) from affiliates, net . . . . . . . . . . . . . . .          68,710
        Expenditures for satellite systems under construction. . . . . .         (25,864)
        Expenditures for FCC authorizations. . . . . . . . . . . . . . .         (55,316)
                                                                           -----------------
        Net cash flows used by investing activities. . . . . . . . . . .         (12,470)

        Cash flows from financing activities:
        Net proceeds from note payable to ECC. . . . . . . . . . . . . .          12,000
        Proceeds from issuance of Common Stock . . . . . . . . . . . . .               1
                                                                           -----------------
        Net cash flows provided by financing activities. . . . . . . . .          12,001
                                                                           -----------------
        Net increase (decrease) in cash and cash equivalents . . . . . .              10
        Cash and cash equivalents, beginning of year . . . . . . . . . .               -
        Cash and cash equivalents, end of year . . . . . . . . . . . . .           $  10
                                                                           -----------------
                                                                           -----------------


    The following financial information reflects the parent company only condensed statements of operations data, condensed balance sheet data, and condensed cash flows data for ECC, reflecting the assumed consummation of the Exchange and Merger retroactive to January 1, 1993. The Exchange and Merger described in Note 1 was accounted for as a reorganization of entities under common control.


                                                                          YEARS ENDED DECEMBER 31,
                                                                -----------------------------------------
                                                                     1994           1995           1996
                                                                -----------------------------------------
                                                                    (IN THOUSANDS, EXCEPT PER SHARE DATA)
  STATEMENT OF OPERATIONS DATA:
    Equity in earnings (losses) of subsidiaries. . . . . . . .      $    90       $(12,361)     $(100,853)
    Other income . . . . . . . . . . . . . . . . . . . . . . .            -          1,321          1,117
                                                                 ------------------------------------------
    Net income (loss) before income taxes. . . . . . . . . . .           90        (11,040)       (99,736)
    Provision for income taxes . . . . . . . . . . . . . . . .            -           (446)        (1,250)
                                                                 ------------------------------------------

       Net income (loss) . . . . . . . . . . . . . . . . . . .          $90       $(11,486)     $(100,986)
                                                                 ------------------------------------------
                                                                 ------------------------------------------

       Loss attributable to common shares. . . . . . . . . . .      $  (849)      $(12,690)     $(102,190)
                                                                 ------------------------------------------
                                                                 ------------------------------------------

       Weighted-average common shares outstanding. . . . . . .       32,442         35,562         40,548
                                                                 ------------------------------------------
                                                                 ------------------------------------------

       Loss per common and common equivalent share . . . . . .      $ (0.03)      $  (0.36)     $   (2.52)
                                                                 ------------------------------------------
                                                                 ------------------------------------------


                      ECHOSTAR DBS CORPORATION AND SUBSIDIARIES
                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


16. PARENT COMPANY ONLY FINANCIAL INFORMATION (CONTINUED)


                                                                                             DECEMBER 31,
                                                                                        -------------------------
                                                                                         1995            1996
                                                                                        -------------------------
                                                                                            (IN THOUSANDS)

    BALANCE SHEET DATA:
       Current assets:
         Cash and cash equivalents. . . . . . . . . . . . . . . . . . . . . . . . .      $  7,802   $     814
         Marketable investment securities . . . . . . . . . . . . . . . . . . . . .        15,460           -
         Advances to affiliates . . . . . . . . . . . . . . . . . . . . . . . . . .        19,545           -
         Other current assets . . . . . . . . . . . . . . . . . . . . . . . . . . .           191       1,349
                                                                                       -------------------------
       Total current assets . . . . . . . . . . . . . . . . . . . . . . . . . . . .        42,998       2,163
       Investments in subsidiaries:
         Restricted . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        92,613           -
         Unrestricted . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           280           -
                                                                                       -------------------------
       Total investments in subsidiaries. . . . . . . . . . . . . . . . . . . . . .        92,893           -
       Other noncurrent assets. . . . . . . . . . . . . . . . . . . . . . . . . . .        21,111      70,054
                                                                                       -------------------------
       Total assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      $157,002   $  72,217
                                                                                       -------------------------
                                                                                       -------------------------

       Current liabilities. . . . . . . . . . . . . . . . . . . . . . . . . . . . .      $    316   $   1,304
       Advances from affiliates . . . . . . . . . . . . . . . . . . . . . . . . . .             -       2,910
       Investments in subsidiaries:
         Restricted . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             -       6,731
         Unrestricted . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             -          75
                                                                                       -------------------------
       Total liabilities and investments in subsidiaries. . . . . . . . . . . . . .           316      11,020
       Stockholders' equity:
         Preferred Stock, 20,000,000 shares authorized, 1,616,681 shares of 8 %
            Series A Cumulative Preferred Stock issued and outstanding, including
            accrued dividends of $2,143,000 and $3,347,000, respectively. . . . . .        17,195      18,399
         Class A Common Stock, $.01 par value, 200,000,000 shares authorized,
            10,535,003 and 11,115,582 shares issued and outstanding, respectively .           105         111
         Class B Common Stock, $.01 par value, 100,000,000 shares authorized,
            29,804,401, shares issued and outstanding . . . . . . . . . . . . . . .           298         298
         Class C Common Stock, $.01 par value, 100,000,000 shares authorized, none
            outstanding . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             -           -
         Common Stock Warrants. . . . . . . . . . . . . . . . . . . . . . . . . . .           714          16
         Additional paid-in capital . . . . . . . . . . . . . . . . . . . . . . . .       151,674     158,113
         Unrealized holding gain (loss) on available-for-sale securities, net . . .           239         (11)
         Accumulated deficit  . . . . . . . . . . . . . . . . . . . . . . . . . . .       (13,539)   (115,729)
                                                                                       -------------------------
       Total stockholders' equity . . . . . . . . . . . . . . . . . . . . . . . . .       156,686      61,197
                                                                                       -------------------------
       Total liabilities and stockholders' equity . . . . . . . . . . . . . . . . .      $157,002   $  72,217
                                                                                       -------------------------
                                                                                       -------------------------


                      ECHOSTAR DBS CORPORATION AND SUBSIDIARIES
                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


16. PARENT COMPANY ONLY FINANCIAL INFORMATION (CONTINUED)


                                                                                     YEARS ENDED DECEMBER 31,
                                                                              ------------------------------------
                                                                                1994      1995          1996
                                                                              ------------------------------------
CASH FLOWS DATA:                                                                          (IN THOUSANDS)
  Cash flows from operating activities:
  Net income (loss) . . . . . . . . . . . . . . . . . . . . . . . . . . .      $  90     $(11,486)  $(100,986)
  Adjustments:
    Equity in (earnings) losses of subsidiaries . . . . . . . . . . . . .        (90)      12,361     100,853
    Provision for deferred taxes  . . . . . . . . . . . . . . . . . . . .          -            -          56
    Changes in:
       Other current assets . . . . . . . . . . . . . . . . . . . . . . .          -         (191)      1,158
       Current liabilities. . . . . . . . . . . . . . . . . . . . . . . .          -          316         988
                                                                             ------------------------------------
  Net cash flows provided by operating activities . . . . . . . . . . . .          -        1,000       2,069
  Cash flows from investing activities:
  Advances (to) from affiliates . . . . . . . . . . . . . . . . . . . . .          -      (19,545)     22,167
  (Purchases) sales of marketable investment securities, net. . . . . . .          -      (15,475)     15,460
  Increase in noncurrent assets . . . . . . . . . . . . . . . . . . . . .          -      (21,111)    (48,943)
                                                                             ------------------------------------
  Net cash flows used by investing activities . . . . . . . . . . . . . .          -      (56,131)    (11,316)
  Cash flows from financing activities:
  Stock options exercised . . . . . . . . . . . . . . . . . . . . . . . .          -            -       2,259
  Net proceeds from IPO . . . . . . . . . . . . . . . . . . . . . . . . .          -       62,933           -
                                                                             ------------------------------------
  Net cash flows provided by financing activities . . . . . . . . . . . .          -       62,933       2,259
                                                                             ------------------------------------
  Net increase (decrease) in cash and cash equivalents. . . . . . . . . .          -        7,802      (6,988)
  Cash and cash equivalents, beginning of year. . . . . . . . . . . . . .          -            -       7,802
                                                                             ------------------------------------
  Cash and cash equivalents, end of year. . . . . . . . . . . . . . . . .       $  -     $  7,802   $     814
                                                                             ------------------------------------
                                                                             ------------------------------------


NET LOSS ATTRIBUTABLE TO COMMON SHARES

    Net loss attributable to common shares is calculated based on the weighted-average number of shares of ECC common stock issued and outstanding for the respective periods. Common stock equivalents (warrants and employee stock options) are excluded as they are antidilutive. Net loss attributable to common shares is also adjusted for cumulative dividends on the 8% Series A Cumulative Preferred Stock.

ECC COMMON STOCK

    The Class A, Class B and Class C Common Stock are equivalent in all respects except voting rights. Holders of Class A and Class C Common Stock are entitled to one vote per share and holders of Class B Common Stock are entitled to ten votes per share. Each share of Class B and Class C Common Stock is convertible, at the option of the holder, into one share of Class A Common Stock. Upon a change in control of ECC, each holder of outstanding shares of Class C Common Stock is entitled to ten votes for each share of Class C Common Stock held. ECC's principal stockholder owns all outstanding Class B Common Stock and all other stockholders own Class A Common Stock.

ECC 8% SERIES A CUMULATIVE PREFERRED STOCK

    On May 6, 1994, EchoStar exchanged 1,616,681 shares of its 8% Series A Cumulative Preferred Stock with its principal stockholder in consideration for the cancellation of a note, plus accrued and unpaid interest thereon. Approximately 5%, or 80,834 shares, of the 8% Series A Cumulative Preferred Stock were subsequently transferred to another stockholder and officer of the Company.

    Each share of the 8% Series A Cumulative Preferred Stock is convertible, at the option of the holder, into one share of Class A Common Stock, subject to adjustment from time to time upon the occurrence of certain events, including, among other things: (i) dividends or distributions on Class A Common Stock payable in Class A Common Stock or certain other capital stock;

                      ECHOSTAR DBS CORPORATION AND SUBSIDIARIES
               NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


16.    PARENT COMPANY ONLY FINANCIAL INFORMATION (CONTINUED)

(ii) subdivisions, combinations or certain reclassifications of Class A Common Stock; and (iii) issuance of Class A Common Stock or rights, warrants or options to purchase Class A Common Stock at a price per share less than the liquidation preference per share. In the event of the liquidation, dissolution or winding up of EchoStar, the holders of 8% Series A Cumulative Preferred Stock would be entitled to receive an amount equal to approximately $11.38 per share as of December 31, 1996.

    The aggregate liquidation preference for all outstanding shares of 8% Series A Cumulative Preferred Stock is limited to the principal amount represented by the note, plus accrued and unpaid dividends thereon. Each share of 8% Series A Cumulative Preferred Stock is entitled to receive dividends equal to eight percent per annum of the initial liquidation preference for such share. Each share of 8% Series A Cumulative Preferred Stock automatically converts into shares of Class A Common Stock in the event they are transferred to any person other than certain permitted transferees and is entitled to the equivalent of ten votes for each share of Class A Common Stock into which it is convertible. Except as otherwise required by law, holders of 8% Series A Cumulative Preferred Stock vote together with the holders of Class A and Class B Common Stock as a single class.

    Cumulative but unpaid dividends totaled approximately $2.1 million and $3.3 million at December 31, 1995 and 1996, respectively, including amounts which remain the obligation of Dish, Ltd.

Warrants

    In conjunction with the 1994 Notes Offering, described in Note 6, EchoStar issued 3,744,000 Warrants for the purchase of Dish, Ltd. Class A Common Stock. Effective with the Merger (see Note 1), the Warrants became exercisable for 2,808,000 shares of ECC's Class A Common Stock. The Warrants were valued at $26.1 million.

    Each Warrant entitles the registered holder thereof, at such holder's option, to purchase one share of ECC Class A Common Stock at a purchase price of $0.01 per share (the "Exercise Price"). The Exercise Price with respect to all of the Warrants was paid in advance and, therefore, no additional amounts are receivable by EchoStar upon exercise of the Warrants. As of December 31, 1996, Warrants to purchase approximately 2,000 shares of the Company's Class A Common Stock (as adjusted for the Exchange Ratio) remain outstanding.

                       REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To EchoStar Communications Corporation:

    We have audited the accompanying consolidated balance sheets of EchoStar Communications Corporation (a Nevada Corporation) and subsidiaries, as described in Note 1, as of December 31, 1995 and 1996, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of EchoStar Communications Corporation and subsidiaries as of December 31, 1995 and 1996, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles.

                                                  ARTHUR ANDERSEN LLP

Denver, Colorado,
March 14, 1997.

              ECHOSTAR COMMUNICATIONS CORPORATION AND SUBSIDIARIES
                         CONSOLIDATED BALANCE SHEETS
                            (Dollars in thousands)

                                                               December 31,
                                                          ---------------------
                                                             1995       1996
                                                          ---------------------
ASSETS
Current Assets:
  Cash and cash equivalents.............................  $  21,754  $   39,231
  Marketable investment securities......................     15,670      18,807
  Trade accounts receivable, net of allowance for
    uncollectible accounts of $1,106 and $1,494,
    respectively........................................      9,179      13,516
  Inventories...........................................     38,769      72,767
  Income tax refund receivable..........................      3,554       4,830
  Deferred tax assets...................................      1,779           -
  Subscriber acquisition costs, net.....................          -      68,129
  Other current assets..................................     13,037      18,356
                                                          ---------------------
Total current assets....................................    103,742     235,636
Restricted Cash and Marketable Investment Securities:
  1994 Notes escrow.....................................     73,291           -
  1996 Notes escrow.....................................          -      47,491
  Other.................................................     26,400      31,800
                                                          ---------------------
Total restricted cash and marketable investment
  securities............................................     99,691      79,291
Property and equipment, net.............................    354,000     590,621
FCC authorizations, net.................................     11,309      72,667
Deferred tax assets.....................................     12,109      79,339
Other noncurrent assets.................................     42,240      83,826
                                                          ---------------------
      Total assets......................................   $623,091  $1,141,380
                                                          ---------------------
                                                          ---------------------
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
  Trade accounts payable................................   $ 19,063  $   40,819
  Deferred revenue - DISH Network subscriber promotions.          -      97,959
  Deferred programming revenue - DISH Network...........          -       4,407
  Deferred programming revenue - C-band.................        584         734
  Accrued expenses and other current liabilities........     26,314      30,495
  Deferred tax liabilities..............................          -      12,563
  Current portion of long-term obligations..............      4,782      11,334
                                                          ---------------------
Total current liabilities...............................     50,743     198,311
  Long-term obligations, net of current portion:
    Long-term deferred signal carriage revenue..........          -       5,949
    1994 Notes..........................................    382,218     437,127
    1996 Notes..........................................          -     386,165
    Mortgage and other notes payable, excluding current
      portion...........................................     33,444      51,428
    Other long-term obligations.........................          -       1,203
                                                          ---------------------
Total long-term obligations, net of current portion.....    415,662     881,872
                                                          ---------------------
      Total liabilities.................................    466,405   1,080,183
Commitments and Contingencies (Note 11)
Stockholders' Equity (Notes 2 and 9):
  Preferred Stock, 20,000,000 shares authorized,
    1,616,681 shares of 8% Series A Cumulative Preferred
    Stock issued and outstanding, including accrued
    dividends of $2,143 and $3,347, respectively........     17,195      18,399
  Class A Common Stock, $.01 par value, 200,000,000
    shares authorized, 10,535,003, and 11,115,582
    shares issued and outstanding, respectively.........        105         111
  Class B Common Stock, $.01 par value, 100,000,000
    shares authorized, 29,804,401 shares issued and
    outstanding.........................................        298         298
  Class C Common Stock, $.01 par value, 100,000,000
    shares authorized, none outstanding.................          -           -
  Common Stock Warrants.................................        714          16
  Additional paid-in capital............................    151,674     158,113
  Unrealized holding gains (losses) on
    available-for-sale securities, net of deferred
    taxes...............................................        239         (11)
  Accumulated deficit...................................    (13,539)   (115,729)
                                                          ---------------------
Total stockholders' equity..............................    156,686      61,197
                                                          ---------------------
      Total liabilities and stockholders' equity........   $623,091  $1,141,380
                                                          ---------------------
                                                          ---------------------


            See accompanying Notes to Consolidated Financial Statements.

                ECHOSTAR COMMUNICATIONS CORPORATION AND SUBSIDIARIES
                       CONSOLIDATED STATEMENTS OF OPERATIONS
                      (In thousands, except per share amounts)

                                                   Years Ended December 31,
                                                -----------------------------
                                                  1994      1995      1996
                                                -----------------------------
REVENUE:
  DTH products and technical services...........  $172,753  $146,910  $ 135,812
  DISH Network promotions - subscription
    television services and products............         -         -     22,746
  DISH Network subscription television services.         -         -     37,898
  C-band programming............................    14,540    15,232     11,921
  Loan origination and participation income.....     3,690     1,748      3,034
                                                  -----------------------------
Total revenue...................................   190,983   163,890    211,411

EXPENSES:
  DTH products and technical services...........   133,635   116,758    123,790
  DISH Network programming......................         -         -     19,079
  C-band programming............................    11,670    13,520     10,510
  Selling, general and administrative...........    30,219    38,525     90,372
  Subscriber promotion subsidies................         -         -     33,591
  Amortization of subscriber acquisition costs..         -         -     15,991
  Depreciation and amortization.................     2,243     3,114     27,423
                                                  -----------------------------
Total expenses..................................   177,767   171,917    320,756
                                                  -----------------------------
Operating income (loss).........................    13,216    (8,027)  (109,345)
Other Income (Expense):
  Interest income...............................     8,420    14,059     15,630
  Interest expense, net of amounts capitalized..   (21,408)  (23,985)   (61,487)
  Minority interest in loss of consolidated
    joint venture and other.....................       261       722       (477)
                                                  -----------------------------
Total other income (expense)....................   (12,727)   (9,204)   (46,334)
                                                  -----------------------------
Income (loss) before income taxes...............       489   (17,231)  (155,679)
Income tax (provision) benefit, net.............      (399)    5,745     54,693
                                                  -----------------------------
Net income (loss)...............................  $     90  $(11,486) $(100,986)
                                                  -----------------------------
                                                  -----------------------------
Net loss attributable to common shares..........  $   (849) $(12,690) $(102,190)
                                                  -----------------------------
                                                  -----------------------------
Weighted-average common shares outstanding......    32,442    35,562     40,548
                                                  -----------------------------
                                                  -----------------------------
Loss per common and common equivalent share.....  $  (0.03) $  (0.36) $   (2.52)
                                                  -----------------------------
                                                  -----------------------------

            See accompanying Notes to Consolidated Financial Statements.

            ECHOSTAR COMMUNICATIONS CORPORATION AND SUBSIDIARIES
              CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                               (In thousands)

                                                                                                              ACCUMULATED
                                                                                                              DEFICIT AND
                                                    SHARES OF                                                  UNREALIZED
                                                     COMMON                           COMMON      ADDITIONAL    HOLDING
                                                      STOCK   PREFERRED   COMMON       STOCK       PAID-IN       GAINS
                                                   OUTSTANDING  STOCK      STOCK      WARRANTS     CAPITAL      (LOSSES)     TOTAL
                                                 ----------------------------------------------------------------------------------
                                                 (NOTES 1 AND 9)
Balance, December 31, 1993.....................     32,221     $     -     $322        $     -    $ 49,378   $       -     $ 49,700
  Issuance of Class A Common Stock:
    For acquisition of DirectSat, Inc..........        999           -       11              -       8,989           -        9,000
    For cash...................................        324           -        3              -       3,830           -        3,833
  Issuance of 1,616,681 shares of 8% Series A
    Cumulative Preferred Stock.................          -      15,052        -              -           -           -       15,052
  Issuance of Common Stock Warrants............          -           -        -         26,133           -           -       26,133
  8% Series A Cumulative Preferred Stock
    dividends..................................          -         939        -              -           -        (939)           -
  Net income...................................          -           -        -              -           -          90           90
                                                 ----------------------------------------------------------------------------------
Balance, December 31, 1994.....................     33,544      15,991      336         26,133      62,197        (849)     103,808
  8% Series A Cumulative Preferred Stock
    dividends..................................          -       1,204        -              -           -      (1,204)           -
  Issuance of Class A Common Stock pursuant to
    initial public offering, net of stock
    issuance costs of $5,067...................      4,004           -       40              -      62,893           -       62,933
  Exercise of Common Stock Warrants............      2,731           -       26        (25,419)     25,393           -            -
  Employee Savings Plan contribution and launch
    bonuses funded by issuance of Class A
    Common Stock...............................         60           -        1              -       1,191           -        1,192
    Unrealized holding gains on
      available-for-sale securities, net.......          -           -        -              -           -         239          239
    Net loss...................................          -           -        -              -           -     (11,486)     (11,486)
                                                 ----------------------------------------------------------------------------------
Balance, December 31, 1995.....................     40,339      17,195      403            714     151,674     (13,300)     156,686
  8% Series A Cumulative Preferred Stock
    dividends..................................          -       1,204        -              -           -      (1,204)           -
  Exercise of Class A Common Stock options.....        442           -        4              -       2,255           -        2,259
  Exercise of Common Stock Warrants............         75           -        1           (698)        697           -            -
  Income tax benefit of deduction for income tax
    purposes on exercise of Class A Common Stock
    options....................................          -           -        -              -       2,372           -        2,372
  Employee Savings Plan contribution issuable
    and launch bonuses funded by issuance of
    Class A Common Stock.......................         64           -        1              -       1,115           -        1,116
  Unrealized holding losses on available-
    for-sale securities, net...................          -           -        -              -           -        (250)        (250)
  Net loss.....................................          -           -        -              -           -    (100,986)    (100,986)
                                                 ----------------------------------------------------------------------------------
Balance, December 31, 1996.....................     40,920     $18,399    $409         $    16    $158,113   $(115,740)    $ 61,197
                                                 ----------------------------------------------------------------------------------
                                                 ----------------------------------------------------------------------------------

            See accompanying Notes to Consolidated Financial Statements.

             ECHOSTAR COMMUNICATIONS CORPORATION AND SUBSIDIARIES
                    CONSOLIDATED STATEMENTS OF CASH FLOWS
                            (Dollars in thousands)

                                                                                                  Years Ended December 31,
                                                                                               -------------------------------
                                                                                                  1994      1995       1996
                                                                                               -------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)............................................................................. $      90 $ (11,486) $(100,986)
Adjustments to reconcile net income (loss) to net cash flows from operating activities:
  Depreciation and amortization...............................................................     2,243     3,114     27,423
  Amortization of subscriber acquisition costs................................................         -         -     15,991
  Deferred income tax benefit.................................................................    (7,330)   (4,763)   (50,365)
  Amortization of debt discount and deferred financing costs..................................    20,662    23,528     61,695
  Employee benefits funded by issuance of Class A Common Stock................................         -     1,192      1,116
  Change in reserve for excess and obsolete inventory.........................................       502     1,212      2,866
  Change in long-term deferred signal carriage revenue........................................         -         -      5,949
  Change in accrued interest on notes receivable from DBSC....................................         -         -     (3,382)
  Change in accrued interest on convertible subordinated debentures from SSET.................      (279)     (860)      (484)
  Other, net..................................................................................       (37)      375      1,215
  Changes in current assets and current liabilities, net (see Note 2).........................     8,354   (32,640)    11,537
                                                                                               -------------------------------
Net cash flows provided by (used in) operating activities.....................................    24,205   (20,328)   (27,425)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of marketable investment securities.................................................   (15,100)  (25,230)  (138,295)
Sales of marketable investment securities.....................................................     4,439    40,563    135,176
Purchases of restricted marketable investment securities......................................   (11,400)  (15,000)   (21,100)
Funds released from restricted cash and marketable investment securities - other..............         -         -     15,700
Purchases of property and equipment...........................................................    (3,507)   (4,048)   (50,954)
Offering proceeds and investment earnings placed in escrow....................................  (329,831)   (9,589)  (193,972)
Funds released from escrow accounts...........................................................   144,400   122,149    219,352
Investment in SSET............................................................................    (8,750)        -          -
Payments received on (investments in) convertible subordinated debentures from SSET...........         -         -      6,445
Investment in convertible subordinated debentures from DBSI...................................         -    (1,000)    (3,640)
Long-term notes receivable from and investment in DBSC........................................    (4,210)  (16,000)   (30,000)
Expenditures for satellite systems under construction.........................................  (115,752) (129,506)  (170,935)
Expenditures for FCC authorizations...........................................................      (159)     (458)   (55,419)
Other.........................................................................................     1,305         -          -
                                                                                               -------------------------------
Net cash flows used in investing activities...................................................  (338,565)  (38,119)  (287,642)

CASH FLOWS FROM FINANCING ACTIVITIES:
Minority investor investment in and loan to consolidated joint venture........................     1,000         -          -
Net proceeds from issuance of 1994 Notes and Common Stock Warrants............................   323,325         -          -
Net proceeds from issuance of Class A Common Stock............................................     3,833    62,933          -
Net proceeds from issuance of 1996 Notes......................................................         -         -    336,916
Expenditures from escrow for offering costs...................................................      (837)        -          -
Proceeds from refinancing of mortgage indebtedness............................................     4,200         -          -
Repayments of mortgage indebtedness and notes payable.........................................    (3,435)     (238)    (6,631)
Loans from stockholder, net...................................................................     4,000         -          -
Repayment of loans from stockholder...........................................................    (4,075)        -          -
Stock options exercised.......................................................................         -         -      2,259
Dividends paid................................................................................    (3,000)        -          -
                                                                                               -------------------------------
Net cash flows provided by (used in) financing activities.....................................   325,011    62,695    332,544
                                                                                               -------------------------------

Net increase (decrease) in cash and cash equivalents..........................................    10,651     4,248     17,477
Cash and cash equivalents, beginning of year..................................................     6,855    17,506     21,754
                                                                                               ------------------------------
Cash and cash equivalents, end of year........................................................ $  17,506 $  21,754  $  39,231
                                                                                               ------------------------------
                                                                                               ------------------------------



            See accompanying Notes to Consolidated Financial Statements.

               ECHOSTAR COMMUNICATIONS CORPORATION AND SUBSIDIARIES
                     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


1. ORGANIZATION AND BUSINESS ACTIVITIES

PRINCIPAL BUSINESS

     EchoStar Communications Corporation ("ECC"), and together with its subsidiaries ("EchoStar" or the "Company"), currently is one of only three direct broadcast satellite ("DBS") companies in the United States with the capacity to provide comprehensive nationwide DBS programming service. EchoStar's DBS service (the "DISH Network") commenced operations in March 1996 after the successful launch of its first satellite ("EchoStar I") in December 1995. EchoStar launched its second satellite ("EchoStar II") on September 10, 1996. EchoStar II significantly increased the channel capacity and programming offerings of the DISH Network when it became fully operational in November 1996. EchoStar currently provides approximately 120 channels of near laser disc quality digital video programming and over 30 channels of near CD quality audio programming to the entire continental United States. In addition to its DISH Network business, EchoStar is engaged in the design, manufacture, distribution and installation of satellite direct-to-home ("DTH") products, domestic distribution of DTH programming, and consumer financing of EchoStar's DISH Network and domestic DTH products and services.

     EchoStar's business objective is to become one of the leading providers of subscription television and other satellite-delivered services in the United States. EchoStar had approximately 350,000 subscribers to DISH Network programming as of December 31, 1996.

                 ECHOSTAR COMMUNICATIONS CORPORATION AND SUBSIDIARIES
                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


1.  ORGANIZATION AND BUSINESS ACTIVITIES (CONTINUED)

ORGANIZATIONAL HISTORY AND LEGAL STRUCTURE

    Certain companies principally owned and controlled by Mr. Charles W. Ergen were reorganized in 1993 into Dish, Ltd., formerly known as EchoStar Communications Corporation (together with its subsidiaries, "Dish, Ltd."). The principal reorganized entities, Echosphere Corporation (formed in 1980) and Houston Tracker Systems, Inc. (acquired in 1986), are primarily engaged in the design, assembly, marketing and worldwide distribution of direct-to-home ("DTH") satellite television products. Satellite Source, Inc. contracts for rights to purchase C-band satellite delivered television programming for resale to consumers and other DTH retailers. Through January 1996, Echo Acceptance Corporation ("EAC") arranged nationwide consumer financing for purchasers of DTH systems and programming. The FCC has granted EchoStar Satellite Corporation ("ESC") licenses for certain DBS frequencies. The reorganized group also includes other less significant domestic enterprises and several foreign entities involved in related activities outside the United States.

    During 1994, Dish, Ltd. merged one of its subsidiaries with DirectSat Corporation ("DirectSat"), an approximately 80% owned subsidiary of SSE Telecom, Inc. ("SSET") at that time. DirectSat's stockholders received an approximate 3% equity interest in Dish, Ltd. (subsequently exchanged for stock of ECC) in exchange for all of DirectSat's then outstanding stock. DirectSat's principal assets are a conditional satellite construction permit and frequency assignments for ten DBS frequencies.

    In June 1994, Dish, Ltd. completed an offering of 127/8% Senior Secured Discount Notes due 2004 (the "1994 Notes," see Note 6) and Common Stock Warrants (the "Warrants") (collectively, the "1994 Notes Offering"), resulting in net proceeds of approximately $323.3 million. Dish, Ltd. and its subsidiaries are subject to the terms and conditions of the indenture related to the 1994 Notes (the "1994 Notes Indenture"). The assets of ECC are not subject to the 1994 Notes Indenture. Separate parent company only financial information for ECC is supplementally provided in Note 16. As described in Note 6, the 1994 Notes Indenture places significant restrictions on the payment of dividends or other transfers by Dish, Ltd. to ECC.

    In June 1995, ECC completed an initial public offering (the "IPO") of its Class A Common Stock, which resulted in net proceeds to the Company of approximately $62.9 million. Concurrently, Charles W. Ergen, President and Chief Executive Officer of both ECC and Dish, Ltd., exchanged all of his then outstanding shares of Class B Common Stock and 8% Series A Cumulative Preferred Stock of Dish, Ltd. for like shares of ECC (the "Exchange") in the ratio of 0.75 shares of ECC for each share of Dish, Ltd. capital stock (the "Exchange Ratio"). All employee stock options of Dish, Ltd. were also assumed by ECC, adjusted for the Exchange Ratio. In December 1995, ECC merged Dish, Ltd. with a wholly-owned subsidiary of ECC (the "Merger") and all outstanding shares of Dish, Ltd.
Class A Common Stock and 8% Series A Cumulative Preferred Stock (other than those held by ECC) were automatically converted into the right to receive like shares of ECC in accordance with the Exchange Ratio. Also effective with the Merger, all outstanding Warrants for the purchase of Dish, Ltd. Class A Common Stock automatically became exercisable for shares of ECC's Class A Common Stock, adjusted for the Exchange Ratio. As a result of the Exchange and Merger, ECC owns all outstanding shares of Dish, Ltd. capital stock.

    In March 1996, EchoStar Satellite Broadcasting Corporation ("ESBC"), a wholly-owned subsidiary of ECC, completed an offering (the "1996 Notes Offering") of 131/8% Senior Secured Discount Notes due 2004, which resulted in net proceeds to the Company of approximately $337.0 million. In connection with the 1996 Notes Offering, EchoStar contributed all of the outstanding capital stock of Dish, Ltd. to ESBC. This transaction was accounted for as a reorganization of entities under common control whereby Dish, Ltd. was treated as the predecessor to ESBC. ESBC is subject to all, and ECC is subject to certain of, the terms and conditions of the indenture related to the 1996 Notes (the "1996 Notes Indenture"). EchoStar DBS Corporation ("DBS Corp") was formed in January 1996 as a wholly-owned subsidiary of ECC for the initial purpose of participating in a Federal Communications Commission auction. On January 26, 1996, DBS Corp submitted the winning bid of $52.3 million for 24 DBS frequencies at 148 WL. Funds necessary to complete the purchase of the DBS frequencies and commence construction of the Company's fourth DBS satellite, EchoStar IV, have been loaned to DBS Corp by ECC and EBSC.

                 ECHOSTAR COMMUNICATIONS CORPORATION AND SUBSIDIARIES
                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


1. ORGANIZATION AND BUSINESS ACTIVITIES (CONTINUED)


    The following summarizes the Company's organizational structure for EchoStar and its significant subsidiaries as described above as of December 31, 1996.


Legal Entity                                Referred to Herein As              Ownership
------------                                ---------------------              ---------
EchoStar Communications Corporation                 ECC                   Publicly owned
EchoStar DBS Corporation                            DBS Corp              Wholly-owned by ECC
EchoStar Satellite Broadcasting Corporation         ESBC                  Wholly-owned by ECC
Dish Network Credit Corporation                     DNCC                  Wholly-owned by ECC
Dish, Ltd.                                          Dish, Ltd.            Wholly-owned by ESBC
EchoStar Satellite Corporation                      ESC                   Wholly-owned by Dish, Ltd.
Echosphere Corporation                              EchoCorp              Wholly-owned by Dish, Ltd.
Houston Tracker Systems, Inc.                       HTS                   Wholly-owned by Dish, Ltd.
EchoStar International Corporation                  EIC                   Wholly-owned by Dish, Ltd.


Substantially all of EchoStar's operating activities are conducted by subsidiaries of Dish, Ltd.

SIGNIFICANT RISKS AND UNCERTAINTIES

     The commencement of EchoStar's DBS business has dramatically changed EchoStar's operating results and financial position as compared to its historical results. EchoStar consummated the 1994 Notes Offering, the 1996 Notes Offering and the IPO to partially satisfy the capital requirements for the construction, launch and operation of its first four DBS satellites (EchoStar I, EchoStar II, EchoStar III, and EchoStar IV). As a result, annual interest expense on the 1994 and 1996 Notes, and depreciation of the investment in the satellites and related assets each exceeds historical levels of income before income taxes. Consequently, beginning in 1995, EchoStar reported significant net losses and expects such net losses to continue through at least 1999. As of December 31, 1996, EchoStar expects to invest approximately an additional $344 million to fund contractor financing obligations with respect to its first four satellites and to complete the construction phase and launch of EchoStar III and EchoStar IV (see Note 11). EchoStar's plans also include the financing, construction and launch of two fixed service satellites, additional DBS satellites, and Ku-band and KuX-band satellites, assuming receipt of all required FCC licenses and permits.


2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION

     The financial statements for 1995 present the consolidation of Dish, Ltd. and its subsidiaries through the date of the Exchange (see Note 1) and the consolidation of ECC and its subsidiaries, including Dish, Ltd., thereafter. The Exchange and Merger was accounted for as a reorganization of entities under common control and the historical cost basis of consolidated assets and liabilities was not affected by the transaction. All significant intercompany accounts and transactions have been eliminated.

                 ECHOSTAR COMMUNICATIONS CORPORATION AND SUBSIDIARIES
                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

     The Company accounts for investments in 50% or less owned entities using the equity method. At December 31, 1995 and 1996, these investments were not material to the consolidated financial statements.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses for each reporting period. Actual results could differ from those estimates.

FOREIGN CURRENCY TRANSACTION GAINS AND LOSSES

     The functional currency of the Company's foreign subsidiaries is the U.S. dollar because their sales and purchases are predominantly denominated in that currency. Transactions denominated in currencies other than U.S. dollars are recorded based on exchange rates at the time such transactions arise. Subsequent changes in exchange rates result in transaction gains and losses which are reflected in income as unrealized (based on period end translation) or realized (upon settlement of the transaction). Net transaction gains (losses) during the years ended December 1994, 1995 and 1996 were not material to the Company's results of operations.

CASH AND CASH EQUIVALENTS

     The Company considers all liquid investments purchased with an original maturity of ninety days or less to be cash equivalents. Cash equivalents as of December 31, 1995 and 1996 consist of money market funds, corporate notes and commercial paper; such balances are stated at cost which equates to market value.

        ECHOSTAR COMMUNICATIONS CORPORATION AND SUBSIDIARIES
       NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)


2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

STATEMENTS OF CASH FLOWS DATA

     The following summarizes net cash flows from changes in the Company's current assets and current liabilities:

                                                                  Years Ended December 31,
                                                           --------------------------------------
                                                            1994           1995           1996
                                                           --------------------------------------
  Trade accounts receivable. . . . . . . . . . . . . . .   $  372      $  (1,082)     $  (4,337)
  Inventories. . . . . . . . . . . . . . . . . . . . . .    3,049        (19,654)       (36,864)
  Income tax refund receivable . . . . . . . . . . . . .        -         (3,554)        (1,276)
  Subscriber acquisition costs . . . . . . . . . . . . .        -              -        (84,120)
  Other current assets . . . . . . . . . . . . . . . . .     (183)       (10,464)        (5,319)
  Trade accounts payable . . . . . . . . . . . . . . . .    2,648          4,111         21,756
  Deferred revenue - DISH Network
   subscriber promotions . . . . . . . . . . . . . . . .        -              -         97,959
  Deferred programming revenue . . . . . . . . . . . . .      564         (1,009)         4,557
  Accrued expenses and other current
   liabilities . . . . . . . . . . . . . . . . . . . . .    1,670           (988)        19,181
  Other, net . . . . . . . . . . . . . . . . . . . . . .      234              -              -
  Net increase (decrease) in current
   assets and current liabilities. . . . . . . . . . . .   $8,354       $(32,640)     $  11,537

     The following presents the Company's supplemental cash flow statement disclosure:

                                                                  Years Ended December 31,
                                                           --------------------------------------
                                                            1994           1995           1996
                                                           --------------------------------------
  Cash paid for interest, net of amounts
   capitalized . . . . . . . . . . . . . . . . . . . . .    $  436         $  461       $  3,007
  Cash paid for income taxes . . . . . . . . . . . . . .     7,140          3,203              -
  8% Series A Cumulative Preferred
   Stock dividends . . . . . . . . . . . . . . . . . . .       939          1,204          1,204
  Accrued satellite contract costs . . . . . . . . . . .         -         15,000              -
  Satellite launch payment for EchoStar
   II applied to EchoStar I launch . . . . . . . . . . .         -              -         15,000
  Exchange of note payable to stockholder,
   and interest thereon, for 8% Series A
   Cumulative Preferred Stock. . . . . . . . . . . . . .    15,052              -              -
  Issuance of Class A Common Stock to
   acquire investment in DirectSat Corporation . . . . .     9,000              -              -
  Property and equipment acquired under
   capital leases. . . . . . . . . . . . . . . . . . . .       934              -              -
  Note payable issued for deferred satellite
   construction payments for EchoStar I. . . . . . . . .         -         32,833          3,167
  Note payable issued for deferred satellite
   construction payments for EchoStar II . . . . . . . .         -              -         28,000
  Employee Savings Plan Contribution and launch
   bonuses funded by issuance of Class A
   Common Stock. . . . . . . . . . . . . . . . . . . . .         -          1,192          1,116



MARKETABLE INVESTMENT SECURITIES AND RESTRICTED CASH AND MARKETABLE INVESTMENT SECURITIES

     At December 31, 1995 and 1996, the Company has classified all marketable investment securities as available-for-sale. Accordingly, these investments are reflected at market value based on quoted market prices. Related unrealized gains and losses are reported as a separate component of stockholders' equity, net of related deferred income taxes of $146,000 and $6,000 at December 31, 1995 and 1996, respectively. The specific identification method is used to determine cost in computing realized gains and losses.

              ECHOSTAR COMMUNICATIONS CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

   Marketable investment securities as of December 31, 1995 and 1996 are as follows (in thousands):


                                             DECEMBER 31, 1995                            DECEMBER 31, 1996
                                    ------------------------------------         ------------------------------------
                                                   UNREALIZED                                   UNREALIZED
                                                    HOLDING                                      HOLDING
                                    AMORTIZED         GAIN        MARKET         AMORTIZED         GAIN      MARKET
                                       COST          (LOSS)       VALUE             COST          (LOSS)     VALUE
                                    ------------------------------------         ------------------------------------
Commercial paper . . . . . .         $ 1,126       $  -           $ 1,126         $16,065       $  -        $16,065
Corporate notes. . . . . . .          12,353        (19)           12,334               -          -              -
Government bonds . . . . . .           2,038          -             2,038           2,540          -          2,540
Mutual funds . . . . . . . .             188        (16)              172             219        (17)           202
                                     ------------------------------------         ------------------------------------
                                     $15,705       $(35)          $15,670           $18,824     $(17)       $18,807
                                     ------------------------------------         ------------------------------------
                                     ------------------------------------         ------------------------------------


     Restricted Cash and Marketable Investment Securities in Escrow Accounts as reflected in the accompanying consolidated balance sheets represent the remaining net proceeds received from the 1994 Notes Offering, and a portion of the proceeds from the 1996 Notes Offering, plus investment earnings, less amounts expended to date in connection with the development, construction and continued growth of the DISH Network. These proceeds are held in separate escrow accounts (the "Dish Escrow Account" and the "ESBC Escrow Account") as required by the respective indentures, and invested in certain permitted debt and other marketable investment securities until disbursed for the express purposes identified in the respective indentures.

     Other Restricted Cash includes balances totaling $11.4 million and $5.7 million at December 31, 1995 and 1996, respectively, which were restricted to satisfy certain covenants in the 1994 Notes Indenture regarding launch insurance for EchoStar I and EchoStar II. In addition, as of each of December 31, 1995 and 1996, $15.0 million was held in escrow relating to a non-performing manufacturer of DBS receivers (see Note 3). Also, as of December 31, 1996, $10.0 million was on deposit in a separate escrow account established, pursuant to an additional DBS receiver manufacturing agreement, to provide for EchoStar's future payment obligations. The $15.0 million and $10.0 million deposits were both released from these escrow accounts during May 1997.

     The major components of Restricted Cash and Marketable Investment Securities are as follows (in thousands):


                                             DECEMBER 31, 1995                            DECEMBER 31, 1996
                                    ------------------------------------         ------------------------------------
                                                   UNREALIZED                                   UNREALIZED
                                                    HOLDING                                      HOLDING
                                    AMORTIZED         GAIN        MARKET         AMORTIZED         GAIN      MARKET
                                       COST          (LOSS)       VALUE             COST          (LOSS)     VALUE
                                    ------------------------------------         ------------------------------------
Commercial paper . . . . . .        $66,214        $  -          $66,214         $77,569        $  -        $77,569
Government bonds . . . . . .         32,904         420           33,324             368           -            368
Certificates of
deposit. . . . . . . . . . .              -           -                -           1,100           -          1,100
Accrued interest . . . . . .            153           -              153             254           -            254
                                    ------------------------------------        ------------------------------------
                                    $99,271        $420          $99,691         $79,291        $  -        $79,291
                                    ------------------------------------         ------------------------------------
                                    ------------------------------------         ------------------------------------


INVENTORIES

    Inventories are stated at the lower of cost or market value. Cost is determined using the first-in, first-out method. Proprietary products are manufactured by outside suppliers to the Company's specifications. EchoStar also distributes non-proprietary products purchased from other manufacturers. Manufactured inventories include materials, labor and manufacturing overhead. Cost of other inventories includes parts, contract manufacturers' delivered price, assembly and testing labor, and related overhead, including handling and storage costs.

          ECHOSTAR COMMUNICATIONS CORPORATION AND SUBSIDIARIES
          NOTES TO COSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

   Inventories consist of the following (in thousands):


                                           DECEMBER 31,
                                       ---------------------
                                          1995       1996
                                       ---------------------

    EchoStar Receiver Systems . . . . .  $     -    $32,799
    Consigned DBS receiver
      components  . . . . . . . . . . .        -     23,525
    DBS receiver components . . . . . .    9,615     15,736
    Finished goods-C-band . . . . . . .   11,161        600
    Finished goods-International  . . .    9,297      3,491
    Competitor DBS Receivers  . . . . .    9,404          -
    Spare parts . . . . . . . . . . . .    2,089      2,279
    Reserve for excess and
      obsolete inventory  . . . . . . .   (2,797)    (5,663)
                                       ---------------------
                                         $38,769    $72,767
                                       ---------------------
                                       ---------------------
PROPERTY AND EQUIPMENT

   Property and equipment are stated at cost. Cost includes interest capitalized of $5.7 million, $25.8 million and $25.7 million during the years ended
December 31, 1994, 1995 and 1996, respectively. The costs of satellites under construction are capitalized during the construction phase, assuming the eventual successful launch and in-orbit operation of the satellite. If a satellite were to fail during launch or while in-orbit, the resultant loss would be charged to expense in the period such loss was realized. The amount of any such loss would be reduced to the extent of insurance proceeds received as a result of the launch or in-orbit failure. Depreciation is recorded on a straight-line basis for financial reporting purposes. Repair and maintenance costs are charged to expense when incurred. Renewals and betterments are capitalized.

FCC AUTHORIZATIONS

   FCC authorizations are recorded at cost and amortized using the straight-line method over a period of 40 years. Such amortization commences at the time the related satellite becomes operational; capitalized costs are written off at the time efforts to provide services are abandoned. FCC authorizations include interest capitalized of $1.3 million and $6.1 million during the years ended December 31, 1995 and 1996, respectively. The merger with DirectSat described in Note 1 was accounted for as a purchase. DirectSat's assets were valued at $9.0 million by the Company at the time of the merger and are included in FCC authorizations in the accompanying balance sheets.

REVENUE RECOGNITION

   Revenue from sales of DTH products is recognized upon shipment to customers. Revenue from the provision of DISH Network service and C-band programming service to subscribers is recognized as revenue in the period such programming is provided.

SUBSCRIBER PROMOTION SUBSIDIES, SUBSCRIBER ACQUISITION COSTS, AND DISH NETWORK
    PROMOTIONS-SUBSCRIPTION TELEVISION SERVICES AND PRODUCTS

   Total transaction proceeds to EchoStar from DISH Network programming and equipment sold as a package under EchoStar promotions are initially deferred and recognized as revenue over the related service period (normally one year), commencing upon authorization of each new subscriber. The excess of EchoStar's aggregate cost of the equipment, programming and other expenses for the initial prepaid subscription period for DISH Network service over proceeds received ("subscriber promotion subsidies") is expensed upon shipment of the equipment. Remaining costs, less programming costs and the amount expensed upon shipment as per above, are capitalized and reflected in the accompanying consolidated

                 ECHOSTAR COMMUNICATIONS CORPORATION AND SUBSIDIARIES
                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

balance sheets as subscriber acquisition costs. Such costs are amortized over the related prepaid subscription term of the customer. Programming costs are expensed as service is provided. Excluding expected incremental revenues from premium and Pay-Per-View programming, the accounting followed results in revenue recognition over the initial period of service equal to the sum of programming costs and amortization of subscriber acquisition costs.

   DISH Network programming and equipment not sold as a package under EchoStar promotions are separately presented in the accompanying consolidated statements of operations.

DEFERRED DEBT ISSUANCE COSTS AND DEBT DISCOUNT

   Costs of completing the 1994 Notes Offering and 1996 Notes Offering were deferred (Note 5) and are being amortized to interest expense over their respective terms. The original issue discounts related to the 1994 Notes and the 1996 Notes (Note 6) are being accreted to interest expense so as to reflect a constant rate of interest on the accreted balance of the 1994 Notes and the 1996 Notes.

DEFERRED PROGRAMMING REVENUE

   Deferred programming revenue consists of prepayments received from subscribers to DISH Network programming. Such amounts are recognized as revenue in the period the programming is provided to the subscriber. Similarly, EchoStar defers prepayments received from subscribers to C-band programming sold by EchoStar as an authorized distributor.

LONG-TERM DEFERRED SIGNAL CARRIAGE REVENUE

   Long-term deferred signal carriage revenue consists of advance payments from certain programming providers for carriage of their programming content on the DISH Network. Such amounts are deferred and recognized as revenue on a straight-line basis over the related contract terms (up to ten years).

ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES

   Accrued expenses and other current liabilities consist of the following (in thousands):

                                                Deember 31,
                                             -----------------
                                               1995     1996
                                             -----------------
   Accrued expenses . . . . . . . . . . . .   $ 3,850  $20,269
   Accrued satellite contract costs . . . .    15,000        -
   Accrued programming  . . . . . . . . . .     4,979    9,463
   Reserve for warranty costs . . . . . . .     1,013      763
   Other  . . . . . . . . . . . . . . . . .     1,472        -
                                             -----------------
                                              $26,314  $30,495
                                             -----------------
                                             -----------------

   The Company's C-band proprietary products are under warranty against defects in material and workmanship for a period of one year from the date of original retail purchase. The reserve for warranty costs is based upon historical units sold and expected repair costs. The Company does not have a warranty reserve for its DBS products because the warranty is provided by the contract manufacturer.

ADVERTISING COSTS

   Advertising costs are expensed as incurred and totaled $2.3 million, $1.9 million and $16.5 million for the years ended December 31, 1994, 1995 and 1996, respectively.

                 ECHOSTAR COMMUNICATIONS CORPORATION AND SUBSIDIARIES
                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

RESEARCH AND DEVELOPMENT COSTS

   Research and development costs, which are expensed as incurred, totaled $5.9 million, $5.0 million and $6.0 million for the years ended December 31, 1994, 1995 and 1996, respectively.

NET LOSS ATTRIBUTABLE TO COMMON SHARES

   Net loss attributable to common shares is calculated based on the weighted-average number of shares of common stock issued and outstanding for the respective periods. Common stock equivalents (warrants and employee stock options) are excluded as they are antidilutive. Net loss attributable to common shares is also adjusted for cumulative dividends on the 8% Series A Cumulative Preferred Stock.

RECLASSIFICATIONS

   Certain amounts from the prior years consolidated financial statements have been reclassified to conform with the 1996 presentation.


3. OTHER CURRENT ASSETS

   Other current assets consist of the following (in thousands):

                                                        DECEMBER 31,
                                                     -----------------
                                                       1995      1996
                                                     -----------------
     Deposit held by non-performing
        manufacturer . . . . . . . . . . . . . .     $10,000   $10,000
     Other . . . . . . . . . . . . . . . . . . .       3,037     8,356
                                                     -----------------
                                                     $13,037   $18,356
                                                     -----------------
                                                     -----------------

   EchoStar previously maintained agreements with two manufacturers for DBS receivers. Only one of the manufacturers produced receivers acceptable to EchoStar. EchoStar previously deposited $10.0 million with the non-performing manufacturer and, as of December 31, 1996, had an additional $15.0 million on deposit in an escrow account as security for EchoStar's payment obligations under that contract. During 1996 EchoStar provided the non-performing manufacturer notice of its intent to terminate the contract and filed suit against that manufacturer.

   EchoStar is currently dependent on one manufacturing source for its receivers. The performing manufacturer presently manufactures receivers in sufficient quantities to meet currently expected demand. If EchoStar's sole manufacturer is unable for any reason to produce receivers in a quantity sufficient to meet demand, EchoStar's liquidity and results of operations would be adversely affected. Management believes, but can give no assurance, that Echostar will be able to recover most, if not all, amounts deposited with the non-performing manufacturer or held in escrow.

                 ECHOSTAR COMMUNICATIONS CORPORATION AND SUBSIDIARIES
                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


4. PROPERTY AND EQUIPMENT

   Property and equipment consist of the following (in thousands):

                                                            DECEMBER 31,
                                               LIFE      -----------------
                                             (IN YEARS)    1995      1996
                                             ----------  -----------------

     EchoStar I . . . . . . . . . . . . . .       12     $      -   $201,607
     EchoStar II  . . . . . . . . . . . . .       12            -    228,694
     Furniture, fixtures and equipment. . .      2-12      35,127     72,945
     Buildings and improvements . . . . . .      7-40      21,006     26,035
     Tooling and other  . . . . . . . . . .        2        2,039      3,253
     Land . . . . . . . . . . . . . . . . .        -        1,613      2,295
     Vehicles . . . . . . . . . . . . . . .        7        1,310      1,323
     Construction in progress . . . . . . .        -      303,174     89,733
     Total property and equipment . . . . .               364,269    625,885
     Accumulated depreciation . . . . . . .               (10,269)   (35,264)
                                                          -------------------
     Property and equipment, net  . . . . .              $354,000   $590,621
                                                         --------------------
                                                         --------------------

Construction in progress consists of the following (in thousands):

                                                              DECEMBER 31,
                                                         --------------------
                                                           1995      1996
                                                         --------------------

     Progress amounts for satellite construction,
       launch, launch insurance, and capitalized
       interest:
       EchoStar I . . . . . . . . . . . . . . . . . .     $193,629    $     -
       EchoStar II  . . . . . . . . . . . . . . . . .       88,634          -
       EchoStar III . . . . . . . . . . . . . . . . .       20,801     29,123
       EchoStar IV  . . . . . . . . . . . . . . . . .            -     56,320
     Other . . . . . . . . . . . . . . . . . . . . .           110      4,290
                                                         --------------------
                                                          $303,174    $89,733
                                                         --------------------
                                                         --------------------

   Construction in progress for each of EchoStar III and EchoStar IV, includes capitalized costs related to the construction, insurance and launch of such satellites. EchoStar III is currently scheduled to launch during the fall of 1997; EchoStar IV is currently scheduled to launch during the first quarter of 1998.


5. OTHER NONCURRENT ASSETS

   Other noncurrent assets consist of the following (in thousands):

                                                              DECEMBER 31,
                                                         --------------------
                                                           1995      1996
                                                         --------------------

   Long-term notes receivable from DBSC and
     accrued interest . . . . . . . . . . . . . . . . .  $16,000    $49,382
   Deferred debt issuance costs . . . . . . . . . . . .   10,622     21,284
   SSET convertible subordinated debentures and
     accrued interest . . . . . . . . . . . . . . . . .    9,610      3,649
   Investment in DBSC . . . . . . . . . . . . . . . . .    4,111      4,044
   DBSI convertible subordinated debentures . . . . . .    1,000      4,640
   Other, net . . . . . . . . . . . . . . . . . . . . .      897        827
                                                         --------------------
                                                         $42,240    $83,826
                                                         --------------------
                                                         --------------------

   In 1994, the Company purchased $8.75 million of SSET's 6.5% convertible subordinated debentures. During 1996, EchoStar received $6.4 million of payments from SSET ($5.2 million principal and $1.2 million interest) related to these convertible debentures. As of December 31, 1996, the debentures, if converted, would represent approximately 5% of SSET's common stock, based on the number of shares of SSET common stock outstanding at December 31, 1996. Management

                 ECHOSTAR COMMUNICATIONS CORPORATION AND SUBSIDIARIES
                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


5.  OTHER NONCURRENT ASSETS (CONTINUED)

estimates that the fair value of the SSET debentures approximates their carrying value in the accompanying financial statements based on current interest rates and the conversion features contained in the debentures. SSET is a reporting company under the Securities Exchange Act of 1934 and is engaged in the manufacture and sale of satellite telecommunications equipment. In March 1994, the Company purchased an approximate 6% ownership interest in the stock of Direct Broadcasting Satellite Corporation ("DBSC") and certain of DBSC's notes and accounts receivable from SSET for $1.25 million.

   In November 1994, the Company resolved a law suit brought by the Company against DBSC regarding enforceability of the notes and accounts receivable. Such receivables were exchanged for shares of DBSC common stock and the Company purchased additional DBSC shares for $2,960,000 such that, together with the shares of DBSC acquired from SSET, the Company owned approximately 40% of the outstanding common stock of DBSC. DBSC's principal assets include an FCC conditional satellite construction permit and specific orbital slot assignments for a total of 22 DBS frequencies.

   In December 1995, the Company advanced DBSC $16.0 million in the form of a note receivable to enable DBSC to make required payments under its satellite construction contract (EchoStar III). Additionally, during 1996, the Company made monthly advances to DBSC, in the form of additional notes receivable, to enable DBSC to meet the commitments under its satellite construction contract. Such advances made during 1996 aggregated $30.0 million. The $16.0 million note receivable from DBSC bears interest at 11.5% and the additional $30.0 million of notes receivable from DBSC bears interest at 11.25%. These notes receivable mature monthly, beginning December 29, 2003. Under the terms of the promissory notes, equal installments of principal and interest are due annually commencing December 1997. As of December 31, 1996, these notes receivable totaled $49.4 million, including accrued interest of $3.4 million. These notes are secured by all of DBSC's assets, as defined in the Security Agreement. Management estimates that the fair value of these notes approximates carrying value in the accompanying financial statements based on current risk adjusted interest rates. On January 8, 1997, EchoStar consummated the merger of DBSC with a wholly-owned subsidiary of EchoStar ("New DBSC"). EchoStar expects to issue approximately 658,000 shares of its Class A Common Stock to acquire the remaining 60% of DBSC which it did not previously own. This transaction was accounted for as a purchase and the excess of the purchase price over the fair value of DBSC's tangible assets was allocated to DBSC's FCC authorizations. DBSC's principal assets include an FCC conditional construction permit and specific orbital slot assignments for certain DBS frequencies. During 1997, upon consummation of the DBSC merger, the aforementioned notes receivable were eliminated, on a consolidated basis, in the related purchase accounting.

   In 1995, the Company purchased $1.0 million of DBS Industries, Inc.'s ("DBSI") convertible subordinated debentures, which mature July 1, 1998. In January and December 1996, the Company purchased an additional $3.0 million (maturing January 12, 1999), and $640,000 (maturing December 12, 1999), respectively, of DBSI's convertible subordinated debentures. If EchoStar were to convert these debentures, it would own approximately 14% of DBSI's common stock, based on the number of shares of DBSI common stock outstanding at December 31, 1996. Each of the debentures bears interest at the prime rate plus 2%, adjusted and payable quarterly (aggregate rate of 10.25% at December 31, 1996). DBSI, which is a reporting company under the Securities Exchange Act of 1934, is engaged in the development of satellite and radio systems for use in automating the control and distribution of gas and electric power by utility companies. Management believes the fair value of the DBSI debentures approximates carrying value in the accompanying financial statements based on current interest rates and the conversion features contained in the debentures.

6. LONG-TERM DEBT

1994 NOTES

   On June 7, 1994, Dish, Ltd. issued the 1994 Notes which mature on June 1, 2004. The 1994 Notes issuance resulted in net proceeds to Dish, Ltd. of $323.3 million (including amounts attributable to the issuance of the Warrants (see Note 9) and after payment of underwriting discount and other issuance costs aggregating approximately $12.6 million).

   The 1994 Notes bear interest at a rate of 12 7/8%, computed on a semi-annual bond equivalent basis. Interest on the 1994 Notes will not be payable in cash prior to June 1, 1999, with the 1994 Notes accreting to a principal value at stated maturity of $624.0 million by that date. Commencing December 1, 1999, interest on the 1994 Notes will be payable in cash on December 1 and June 1 of each year.

          ECHOSTAR COMMUNICATIONS CORPORATION AND SUBSIDIARIES
         NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


6. LONG-TERM DEBT (CONTINUED)

      The 1994 Notes rank senior in right of payment to all subordinated indebtedness of Dish, Ltd. and PARI PASSU in right of payment with all other senior indebtedness of Dish, Ltd., subject to the terms of an Intercreditor Agreement between Dish, Ltd., certain of its principal subsidiaries, and certain creditors thereof. The 1994 Notes are secured by liens on certain assets of Dish, Ltd., including EchoStar I and EchoStar II and all other components of the EchoStar DBS System owned by Dish, Ltd. and its subsidiaries. The 1994 Notes are further guaranteed by each material direct subsidiary of Dish, Ltd. (see Note 12). Although the 1994 Notes are titled "Senior," Dish, Ltd. has not issued, and does not have any current arrangements to issue, any significant indebtedness to which the 1994 Notes would be senior; however, the 1996 Notes are effectively subordinated to the 1994 Notes and all other liabilities of Dish, Ltd. and its subsidiaries. Furthermore, at December 31, 1995 and 1996, the 1994 Notes were effectively subordinated to approximately $5.4 million and $5.1 million of mortgage indebtedness, respectively, with respect to certain assets of Dish, Ltd.'s subsidiaries, not including the EchoStar DBS System, and rank PARI PASSU with the security interest of approximately $30.0 million of contractor financing.

      Except under certain circumstances requiring prepayment premiums, and in other limited circumstances, the 1994 Notes are not redeemable at Dish, Ltd.'s option prior to June 1, 1999. Thereafter, the 1994 Notes will be subject to redemption, at the option of Dish, Ltd., in whole or in part, at redemption prices ranging from 104.828% during the year commencing June 1, 1999 to 100% of principal value at stated maturity on or after June 1, 2002 together with accrued and unpaid interest thereon to the redemption date. On each of June 1, 2002 and June 1, 2003, Dish, Ltd. will be required to redeem 25% of the original aggregate principal amount of 1994 Notes at a redemption price equal to 100% of principal value at stated maturity thereof, together with accrued and unpaid interest thereon to the redemption date. The remaining principal of the 1994 Notes matures on June 1, 2004.

      In the event of a change of control and upon the occurrence of certain other events, as described in the 1994 Notes Indenture, Dish, Ltd. will be required to make an offer to each holder of 1994 Notes to repurchase all or any part of such holder's 1994 Notes at a purchase price equal to 101% of the accreted value thereof on the date of purchase, if prior to June 1, 1999, or 101% of the aggregate principal amount thereof, together with accrued and unpaid interest thereon to the date of purchase, if on or after June 1, 1999.

      The 1994 Notes Indenture contains restrictive covenants that, among other things, impose limitations on Dish, Ltd. and its subsidiaries with respect to their ability to: (i) incur additional indebtedness; (ii) issue preferred stock; (iii) apply the proceeds of certain asset sales; (iv) create, incur or assume liens; (v) create dividend and other payment restrictions with respect to Dish, Ltd.'s subsidiaries; (vi) merge, consolidate or sell assets; (vii) incur subordinated or junior debt; and
(viii) enter into transactions with affiliates. In addition, Dish, Ltd., may pay dividends on its equity securities only if (1) no default is continuing under the 1994 Notes Indenture; and (2) after giving effect to such dividend, Dish, Ltd.'s ratio of total indebtedness to cash flow (calculated in accordance with the 1994 Notes Indenture) would not exceed 4.0 to 1.0. Moreover, the aggregate amount of such dividends generally may not exceed the sum of 50% of Dish, Ltd.'s consolidated net income (calculated in accordance with the 1994 Notes Indenture) from the date of issuance of the 1994 Notes, plus 100% of the aggregate net proceeds to Dish, Ltd. from the issuance and sale of certain equity interests of Dish, Ltd. (including common stock).

1996 NOTES

         On March 25, 1996, ESBC completed the 1996 Notes Offering consisting of $580.0 million aggregate principal amount at stated maturity of the 1996 Notes. The 1996 Notes Offering resulted in net proceeds to ESBC of approximately $336.9 million (after payment of underwriting discount and other issuance costs aggregating approximately $13.1 million). The 1996 Notes bear interest at a rate of 13 1/8%, computed on a semi-annual bond equivalent basis. Interest on the 1996 Notes will not be payable in cash prior to March 15, 2000, with the 1996 Notes accreting to a principal amount at stated maturity of $580.0 million by that date. Commencing September 15, 2000, interest on the 1996 Notes will be payable in cash on September 15 and March 15 of each year. The 1996 Notes mature on March 15, 2004.

           The 1996 Notes rank PARI PASSU in right of payment with all senior indebtedness of ESBC. The 1996 Notes are guaranteed on a subordinated basis by ESBC's parent, EchoStar, and are secured by liens on certain assets of ESBC, EchoStar and certain of EchoStar's subsidiaries, including all of the outstanding capital stock of Dish, Ltd., which currently owns substantially all

          ECHOSTAR COMMUNICATIONS CORPORATION AND SUBSIDIARIES
         NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


6. LONG-TERM DEBT (CONTINUED)

of EchoStar's operating subsidiaries. Although the 1996 Notes are titled "Senior,": (i) ESBC has not issued, and does not have any current arrangements to issue, any significant indebtedness to which the 1996 Notes would be senior; and (ii) the 1996 Notes are effectively subordinated to all liabilities of ECC (except liabilities to general creditors) and its other subsidiaries (except liabilities of ESBC), including liabilities to general creditors. As of December 31, 1996, the liabilities of EchoStar and its subsidiaries, exclusive of the 1996 Notes, aggregated approximately $694.0 million. In addition, net cash flows generated by the assets and operations of ESBC's subsidiaries will be available to satisfy the obligations of the 1996 Notes only at any time after payment of all amounts due and payable at such time under the 1994 Notes.

        Except under certain circumstances requiring prepayment premiums, and in other limited circumstances, the 1996 Notes are not redeemable at ESBC's option prior to March 15, 2000. Thereafter, the 1996 Notes will be subject to redemption, at the option of ESBC, in whole or in part, at redemption prices ranging from 106.5625% during the year commencing March 15, 2000 to 100% on or after March 15, 2003 of principal amount at stated maturity, together with accrued and unpaid interest thereon to the redemption date. The entire principal balance of the 1996 Notes will mature on March 15, 2004.

        The 1996 Notes Indenture contains restrictive covenants that, among other things, impose limitations on ESBC with respect to its ability to: (i) incur additional indebtedness; (ii) issue preferred stock; (iii) apply the proceeds of certain asset sales; (iv) create, incur or assume liens; (v) create dividend and other payment restrictions with respect to ESBC's subsidiaries; (vi) merge, consolidate or sell assets; (vii) incur subordinated or junior debt; and (viii) enter into transactions with affiliates. In addition, ESBC may pay dividends on its equity securities only if (1) no default is continuing under the 1996 Notes Indenture; and (2) after giving effect to such dividend, ESBC's ratio of total indebtedness to cash flow (calculated in accordance with the 1996 Notes Indenture) would not exceed 5.0 to 1.0. Moreover, the aggregate amount of such dividends generally may not exceed the sum of 50% of ESBC's consolidated net income (calculated in accordance with the 1996 Notes Indenture) from January 1, 1996, plus 100% of the aggregate net cash proceeds received by ESBC and its subsidiaries from the issue or sale of certain equity interests of EchoStar (including common stock). The 1996 Notes Indenture permits ESBC to pay dividends and make other distributions to EchoStar without restrictions.

           In the event of a change of control, as described in the 1996 Notes Indenture, ESBC will be required to make an offer to each holder of 1996 Notes to repurchase all of such holder's 1996 Notes at a purchase price equal to 101% of the accreted value thereof on the date of purchase, if prior to March 15, 2000, or 101% of the aggregate principal amount at stated maturity thereof, together with accrued and unpaid interest thereon to the date of purchase, if on or after March 15, 2000.

          ECHOSTAR COMMUNICATIONS CORPORATION AND SUBSIDIARIES
         NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


6. LONG-TERM DEBT (CONTINUED)

       OTHER LONG-TERM DEBT

       In addition to the 1994 Notes and 1996 Notes, other long-term debt consists of the following (in thousands, except monthly payment data):

                                                           DECEMBER 31,
                                                    --------------------------
                                                       1995           1996
                                                    --------------------------
8.25% note payable for deferred satellite
contract payments for EchoStar I due in equal
monthly installments of $722,027, including
interest, through February 2001.....................   $32,833       $ 30,463

8.25% note payable for deferred satellite
contract payments for EchoStar II due in equal
monthly installments of $561,577, including
interest, through November 2001.....................         -         27,161

8.0% mortgage note payable due in equal monthly
installments of $41,635, including interest,
through May 2008; secured by land and office
building with a net book value of approximately
$4.1 million........................................     3,909          3,715

10.5% mortgage note payable due in equal
monthly installments of $9,442, including
interest, through November 1998; final payment
of $854,000 due November 1998, secured by land
and warehouse building with a net book value of
approximately $886,000..............................       910            892

9.9375% mortgage note payable due in equal
quarterly principal installments of $10,625
plus interest through April 2009, secured by
land and office building with a net book value
of approximately $802,000...........................       574            531
                                                    --------------------------
Total long-term debt, excluding the
1994 Notes and 1996 Notes...........................    38,226         62,762
Less current portion................................    (4,782)       (11,334)
                                                    --------------------------
Long-term debt, excluding current portion...........   $33,444       $ 51,428
                                                    --------------------------

       Future maturities of amounts outstanding under the Company's long-term debt facilities as of December 31, 1996 are summarized as follows (in thousands):

                                                      DEFERRED
                                                      SATELLITE
                                                      CONTRACT     MORTGAGE
                              1994 NOTES  1996 NOTES  PAYMENTS   NOTES PAYABLE  TOTAL
                              ---------------------------------------------------------
YEAR ENDING DECEMBER 31,
1997..........................  $  -         $  -      $11,061       $  273   $  11,334
1998..........................     -            -       12,009        1,141      13,150
1999..........................     -            -       13,038          289      13,327
2000..........................     -            -       14,156          309      14,465
2001..........................     -            -        7,360          331       7,691
Thereafter....................  624,000       580,000        -        2,795   1,206,795
Unamortized discount.......... (186,873)     (193,835)       -            -    (380,708)
                              ---------------------------------------------------------
Total.........................$ 437,127     $ 386,165  $57,624       $5,138  $  886,054
                              ---------------------------------------------------------
                              ---------------------------------------------------------

          ECHOSTAR COMMUNICATIONS CORPORATION AND SUBSIDIARIES
         NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


6. LONG-TERM DEBT (CONTINUED)

   The following table summarizes the book and fair values of the Company's debt facilities at December 31, 1996 (dollars in thousands). Fair values for the Company's 1994 Notes and 1996 Notes are based on quoted market prices. The fair value of the Company's Deferred Satellite Contract Payments and mortgage notes payable are estimated using discounted cash flow analyses. The interest rates assumed in such discounted cash flow analyses reflect interest rates currently being offered for loans with similar terms to borrowers of similar credit quality.

                                                   BOOK VALUE     FAIR VALUE
                                                  ---------------------------
1994 Notes.....................................     $437,127   $  526,282
1996 Notes.....................................      386,165      435,986
Deferred satellite contract payments...........       57,624       56,471
Mortgage notes payable.........................        5,138        5,138
                                                  ---------------------------
                                                    $886,054   $1,023,877
                                                  ---------------------------

DEFERRED SATELLITE CONTRACT PAYMENTS

      The majority of the purchase price for the satellites is required to be paid in progress payments, with the remainder payable in the form of non-contingent payments which are deferred until after the respective satellites are in orbit (the "Deferred Payments"). Interest rates on the Deferred Payments range between 7.75% and 8.25% (to be determined 90 days prior to the launch of the each satellite) and payments are made over a period of five years after the delivery and launch of each such satellite. EchoStar utilized $36.0 million and $28.0 million of contractor financing for EchoStar I and EchoStar II, respectively. The Deferred Payments with respect to EchoStar I and EchoStar II are secured by substantially all assets of Dish, Ltd. and its subsidiaries (subject to certain restrictions) and a corporate guarantee of ECC. Contractor financing of $15.0 million also will be used for each of EchoStar III and EchoStar IV. EchoStar will issue a corporate guarantee with respect to the contractor financing for EchoStar III and EchoStar IV.

BANK CREDIT FACILITY

       From May 1994 to May 1996, certain of EchoStar's subsidiaries maintained a revolving credit facility (the "Credit Facility") with a bank for the purposes of funding working capital advances and meeting letter of credit requirements associated with certain inventory purchases and satellite construction payments. The Credit Facility expired in May 1996. EchoStar currently does not intend to obtain a replacement credit facility.

          ECHOSTAR COMMUNICATIONS CORPORATION AND SUBSIDIARIES
         NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


7. INCOME TAXES

   The components of the (provision for) benefit from income taxes are as follows (in thousands):


                                              YEARS ENDED DECEMBER 31,
                                        --------------------------------
                                           1994       1995       1996
                                        --------------------------------
Current (provision) benefit:
   Federal..............................  $(5,951)    $1,350    $ 4,586
   State................................     (853)       (67)       (49)
   Foreign..............................     (925)      (301)      (209)
                                        --------------------------------
                                           (7,729)       982      4,328
Deferred benefit:
   Federal..............................    6,342      4,383     47,902
   State................................      988        380      2,463
                                        --------------------------------
                                            7,330      4,763     50,365
                                        --------------------------------
       Total benefit (provision)........  $  (399)    $5,745    $54,693
                                        --------------------------------
                                        --------------------------------

        As of December 31, 1996, the Company had net operating loss carryforwards ("NOLs") for Federal income tax purposes of approximately $77.6 million. The NOLs expire beginning in year 2011. The use of the NOLs is subject to statutory and regulatory limitations regarding changes in ownership. SFAS No. 109 requires that the tax benefit of NOLs for financial reporting purposes be recorded as an asset and that deferred tax assets and liabilities are recorded for the estimated future tax effects of temporary differences between the tax basis of assets and liabilities and amounts reported in the consolidated balance sheets. To the extent that management assesses the realization of deferred tax assets to be less than "more likely than not," a valuation reserve is established.

          The temporary differences which give rise to deferred tax assets and liabilities as of December 31, 1995 and 1996 are as follows (in thousands):

                                                DECEMBER 31,
                                            --------------------
                                               1995     1996
                                            --------------------
Current deferred tax assets:
  Accrued royalties........................ $     -    $  3,029
  Inventory reserves and cost methods......     834       1,811
  Accrued expenses and other...............     257       1,582
  Allowance for doubtful accounts..........     456         674
  Reserve for warranty costs...............     385         284
                                            --------------------
Total current deferred tax assets             1,932       7,380

Current deferred tax liabilities:
  Unrealized holding gain on marketable
   investment securities...................    (153)         (6)
  Subscriber acquisition costs.............       -     (19,937)
                                            --------------------
Total current deferred tax liabilities.....    (153)    (19,943)
                                            --------------------
    Net current deferred tax
     assets (liabilities)..................   1,779     (12,563)

Noncurrent deferred tax assets:
  Net operating loss carryforwards.........       -      77,577
  Amortization of original issue
   discount on 1994 and 1996 Notes.........  15,439      34,914
  Other....................................       7       3,458
                                            --------------------
Total noncurrent deferred tax assets.......  15,446     115,949
Noncurrent deferred tax liabilities:
  Capitalized costs deducted for tax.......  (2,351)    (17,683)
  Depreciation.............................    (986)    (18,927)
                                            --------------------
Total noncurrent deferred tax liabilities..  (3,337)    (36,610)
                                            --------------------
    Noncurrent net deferred tax assets.....  12,109      79,339
                                            --------------------
    Net deferred tax assets................ $13,888     $66,776
                                            --------------------
                                            --------------------

                 ECHOSTAR COMMUNICATIONS CORPORATION AND SUBSIDIARIES
                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


7.  INCOME TAXES (CONTINUED)

    No valuation reserve has been provided for the above deferred tax assets because the Company currently believes it is more likely than not that these assets will be realized. If future operating results differ materially and adversely from the Company's current expectations, its judgment regarding the need for a valuation allowance may change.

    The actual tax provisions for 1994, 1995 and 1996 are reconciled to the amounts computed by applying the statutory federal tax rate to income before taxes as follows (dollars in thousands):


                                                               1994                        1995                       1996
                                                        -----------------------  -----------------------  ------------  ----------
                                                       AMOUNT        PERCENT        AMOUNT     PERCENT      AMOUNT         PERCENT
                                                        -----------------------  -----------------------  ------------  ----------
Statutory rate. . . . . . . . . . . . . . . . . . . .   $(166)       (34.0)%       $6,031      35.0 %      $54,488        35.0 %
State income taxes, net of federal benefit. . . . . .     (88)       (18.0)           203       1.2          2,864         1.8
Tax exempt interest income. . . . . . . . . . . . . .      60         12.3             10       0.1              -         -
Research and development credits. . . . . . . . . . .     156         31.9             31       0.2              -         -
Non-deductible interest expense . . . . . . . . . . .    (258)       (52.7)          (293)     (1.7)        (2,099)        (1.3)
Other . . . . . . . . . . . . . . . . . . . . . . . .    (103)       (21.1)          (237)     (1.5)          (560)        (0.4)
                                                        -----------------------  -----------------------  ------------  ----------
  Total (provision for) benefit from income taxes . .   $(399)       (81.6)%       $5,745      33.3 %      $54,693        35.1 %
                                                        -----------------------  -----------------------  ------------  ----------
                                                        -----------------------  -----------------------  ------------  ----------



8.  EMPLOYEE BENEFIT PLAN

    The Company sponsors a 401(k) Employee Savings Plan (the "401(k) Plan") for eligible employees. Voluntary employee contributions to the 401(k) Plan may be matched 50% by the Company, subject to a maximum annual contribution by the Company of $1,000 per employee. The Company may also make an annual discretionary contribution to the plan with approval by the Company's Board of Directors, subject to the maximum deductible limit provided by the Internal Revenue Code of 1986, as amended. The Company's total cash contributions to the 401(k) Plan totaled $170,000, $177,000 and $226,000 during 1994, 1995 and 1996, respectively. Additionally, the Company contributed 55,000 shares of its Class A Common Stock in each of 1995 and 1996 (fair value of approximately $1.1 million and $935,000, respectively) to the 401(k) Plan as discretionary contributions.

9.  STOCKHOLDERS' EQUITY

COMMON STOCK

    The Class A, Class B and Class C Common Stock are equivalent in all respects except voting rights. Holders of Class A and Class C Common Stock are entitled to one vote per share and holders of Class B Common Stock are entitled to ten votes per share. Each share of Class B and Class C Common Stock is convertible, at the option of the holder, into one share of Class A Common Stock. Upon a change in control of ECC, each holder of outstanding shares of Class C Common Stock is entitled to ten votes for each share of Class C Common Stock held. ECC's principal stockholder owns all outstanding Class B Common Stock and all other stockholders own Class A Common Stock.

8% SERIES A CUMULATIVE PREFERRED STOCK

    On May 6, 1994, the Company exchanged 1,616,681 shares of its 8% Series A Cumulative Preferred Stock with its principal stockholder in consideration for the cancellation of a note, plus accrued and unpaid interest thereon. Approximately 5%, or 80,834 shares, of the 8% Series A Cumulative Preferred Stock were subsequently transferred to another stockholder and officer of the Company.

    Each share of the 8% Series A Cumulative Preferred Stock is convertible, at the option of the holder, into one share of Class A Common Stock, subject to adjustment from time to time upon the occurrence of certain events, including, among other things: (i) dividends or distributions on Class A Common Stock payable in Class A Common Stock or certain other capital stock; (ii) subdivisions, combinations or certain reclassifications of Class A Common Stock; and (iii) issuance of Class A Common Stock or rights, warrants or options to purchase Class A Common Stock at a price per share less than the liquidation preference per share. In the event of the liquidation, dissolution or winding up of EchoStar, the holders of 8% Series A Cumulative

                 ECHOSTAR COMMUNICATIONS CORPORATION AND SUBSIDIARIES
                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


9.  STOCKHOLDERS' EQUITY (CONTINUED)

Preferred Stock would be entitled to receive an amount equal to approximately $11.38 per share as of December 31, 1996.

    The aggregate liquidation preference for all outstanding shares of 8%
Series A Cumulative Preferred Stock is limited to the principal amount represented by the note, plus accrued and unpaid dividends thereon. Each share of 8% Series A Cumulative Preferred Stock is entitled to receive dividends equal to eight percent per annum of the initial liquidation preference for such share. Each share of 8% Series A Cumulative Preferred Stock automatically converts into shares of Class A Common Stock in the event they are transferred to any person other than certain permitted transferees and is entitled to the equivalent of ten votes for each share of Class A Common Stock into which it is convertible. Except as otherwise required by law, holders of 8% Series A Cumulative Preferred Stock vote together with the holders of Class A and Class B Common Stock as a single class.

    All accrued dividends payable to Mr. Ergen on his Dish, Ltd. 8% Series A Cumulative Preferred Stock through the date of the Exchange ($1.4 million), and all accrued dividends payable to the remaining holder of Dish, Ltd. 8% Series A Cumulative Preferred Stock through the date of the Merger ($107,000), will remain obligations of Dish, Ltd. (Note 1); however, no additional dividends will accrue with respect to the Dish, Ltd. 8% Series A Cumulative Preferred Stock. The 1994 Notes Indenture places significant restrictions on the payment of those dividends. As of December 31, 1996, additional accrued dividends payable to Mr. Ergen by ECC on the ECC 8% Series A Cumulative Preferred Stock totaled $1.7 million. Cumulative but unpaid dividends totaled approximately $2.1 million and $3.3 million at December 31, 1995 and 1996 respectively, including amounts which remain the obligation of Dish, Ltd.

WARRANTS

    In conjunction with the 1994 Notes Offering, described in Note 6, the Company issued 3,744,000 Warrants for the purchase of Dish, Ltd. Class A Common Stock. Effective with the Merger (see Note 1), the Warrants became exercisable for 2,808,000 shares of ECC's Class A Common Stock. The Warrants were valued at $26.1 million.

    Each Warrant entitles the registered holder thereof, at such holder's option, to purchase one share of ECC Class A Common Stock at a purchase price of $0.01 per share (the "Exercise Price"). The Exercise Price with respect to all of the Warrants was paid in advance and, therefore, no additional amounts are receivable by the Company upon exercise of the Warrants. As of December 31, 1996, Warrants to purchase approximately 2,000 shares of the Company's Class A Common Stock (as adjusted for the Exchange Ratio) remain outstanding.

10. STOCK COMPENSATION PLANS

    The Company has two stock-based compensation plans, which are described below. The Company has elected to follow Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," ("APB 25") and related interpretations in accounting for its stock-based compensation plans. Under APB 25, because the exercise price of the Company's employees stock options is equal to the market price of the underlying stock on the date of the grant, no compensation expense is recognized. In October 1995, the Financial Accounting Standards Board issued SFAS No. 123, "Accounting and Disclosure of Stock-Based Compensation," ("SFAS No. 123") which established an alternative method of expense recognition for stock-based compensation awards to employees based on fair values. The Company elected to not adopt SFAS No. 123 for expense recognition purposes.

    Pro forma information regarding net income and earnings per share is required by SFAS No. 123 and has been determined as if the Company had accounted for its stock-based compensation plans using the fair value method prescribed by that statement. The fair value for these options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted-average assumptions for 1995 and 1996, respectively: risk-free interest rate of 6.12% and 6.80% for 1995 and 1996, respectively; dividend yields of 0.0% during each period; volatility factors of the expected market price of the Company's Class A Common Stock of 62%, and a weighted-average expected life of the options of six years.

                 ECHOSTAR COMMUNICATIONS CORPORATION AND SUBSIDIARIES
                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


10. STOCK COMPENSATION PLANS (CONTINUED)

    For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period. All options are initially assumed to vest. Compensation previously recognized is reversed to the extent applicable to forfeitures of unvested options. The Company's pro forma net loss attributable to common shares and pro forma loss per common and common equivalent share were as follows:

                                                              DECEMBER 31,
                                                          ---------------------
                                                            1995       1996
                                                          ---------------------

    Net loss attributable to common shares . . . . . .   $(13,079)  $(103,120)

    Loss per common and common equivalent share. . . .     $(0.37)     $(2.54)
                                                          ---------------------
                                                          ---------------------

    The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its stock-based compensation awards.

    In April 1994, the Company adopted a stock incentive plan (the "Stock Incentive Plan") to provide incentive to attract and retain officers, directors and key employees. ECC assumed all outstanding options for the purchase of Dish, Ltd. common stock effective with the Exchange and Merger and has reserved up to 10 million shares of its Class A Common Stock for granting awards under the Stock Incentive Plan. Awards available under the Stock Incentive Plan include:
(i) common stock purchase options; (ii) stock appreciation rights;
(iii) restricted stock and restricted stock units; (iv) performance awards;
(v) dividend equivalents; and (vi) other stock-based awards. All options granted through December 31, 1996 have included exercise prices not less than the fair market value of the Shares at the date of grant and vest as determined by the Company's Board of Directors, generally at the rate of 20% per year.

    A summary of the Company's incentive stock option activity for the years ended December 31, 1995 and 1996 is as follows:


                                                                            1995                               1996
                                                                  ---------------------------       ----------------------------
                                                                                 WEIGHTED-                           WEIGHTED-
                                                                                  AVERAGE                            AVERAGE
                                                                    OPTIONS   EXERCISE PRICE          OPTIONS     EXERCISE PRICE
                                                                  ---------------------------       ----------------------------
Options outstanding at beginning of year                           744,872      $  9.33             1,117,133       $12.23
Granted. . . . . . . . . . . . . . . . . . . . . . . . . . . .     419,772        17.13               138,790        27.02
Exercised. . . . . . . . . . . . . . . . . . . . . . . . . . .      (4,284)        9.33              (103,766)       10.24
Forfeited. . . . . . . . . . . . . . . . . . . . . . . . . . .     (43,227)       10.55              (126,884)       13.27
                                                                  -----------------------------     ----------------------------
Options outstanding at end of year . . . . . . . . . . . . . .   1,117,133      $ 12.23             1,025,273       $14.27
                                                                  -----------------------------     ----------------------------
                                                                  ---------------------------       ----------------------------
Exercisable at end of year . . . . . . . . . . . . . . . . . .     142,474      $  9.33               258,368       $11.31
                                                                  -----------------------------     ----------------------------
                                                                  ---------------------------       ----------------------------
Weighted-average fair value of options granted . . . . . . . .                  $  9.86                             $16.96
                                                                             ------------------                  ---------------
                                                                             ------------------                  ---------------


                 ECHOSTAR COMMUNICATIONS CORPORATION AND SUBSIDIARIES
                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


10. STOCK COMPENSATION PLANS (CONTINUED)

    Exercise prices for options outstanding as of December 31, 1996 are as follows:


                                                      OPTIONS OUTSTANDING                               OPTIONS EXERCISABLE
                                    ---------------------------------------------------      --------------------------------------
                                         NUMBER         WEIGHTED-         NUMBER
                                    OUTSTANDING AS OF    AVERAGE         WEIGHTED-           EXERCISABLE AS OF       WEIGHTED-
                                      DECEMBER 31,      REMAINING     AVERAGE EXERCISE          DECEMBER 31,      AVERAGE EXERCISE
RANGE OF EXERCISE PRICES                  1996       CONTRACTUAL LIFE      PRICE                   1996               PRICE
                                    ---------------------------------------------------      --------------------------------------
    $9.333-$11.870 . . . . . . .        607,462           5.50           $  9.48                  203,757            $  9.41
    17.000- 20.250 . . . . . . .        279,021           6.71             18.48                   54,611              18.51
    26.690- 29.360 . . . . . . .        138,790           7.58             27.02                        -               -
                                    ---------------------------------------------------      --------------------------------------
    $9.333-$29.360 . . . . . . .      1,025,273           6.11            $14.27                  258,368             $11.31
                                    ---------------------------------------------------      --------------------------------------
                                    ---------------------------------------------------      --------------------------------------


    In March 1994, the Company entered into an employment agreement with one of its executive officers. The officer was granted an option, containing certain conditions to vesting, to purchase 322,208 shares of Class A Common Stock of the Company for $1.0 million at any time prior to December 31, 1999, subject to certain limitations. One-half of this option became exercisable on December 31, 1994 and the remainder became exercisable on December 31, 1995. The option was not granted pursuant to the Stock Incentive Plan. During 1996, this option was fully exercised.

    Effective March 1995, the Company granted an additional option to a key employee to purchase 33,000 shares of EchoStar's Class A Common Stock, which vests 50% in March 1996 and 50% in March 1997. The exercise price for each share of Class A Common Stock is $11.87 per share. The option was not granted pursuant to the Stock Incentive Plan. In December 1996, the vested portion of this option was exercised and the unvested portion of the option was canceled.

11. OTHER COMMITMENTS AND CONTINGENCIES

SATELLITE CONTRACTS

    EchoStar has contracted with Martin for the construction and delivery of high powered DBS satellites and for related services. Martin constructed both EchoStar I and EchoStar II and is in the construction phase on EchoStar III and EchoStar IV. The construction contract for EchoStar III includes a per diem penalty of $3,333, to a maximum of $100,000, if EchoStar III is not delivered by July 31, 1997. Beginning September 1, 1997, additional delays in the delivery of EchoStar III would result in additional per diem penalties of $33,333, up to a maximum of $5.0 million in the aggregate. The contract for EchoStar IV includes a per diem penalty of $50,000, to a maximum of $5.0 million in the aggregate, if EchoStar IV is not delivered by February 15, 1998. The contract also contains a provision whereby Martin is entitled to an early delivery incentive payment of $50,000 for each day before February 15, 1998 the satellite is delivered to the launch site of Baikonur, Kazakhstan, up to a maximum of $5.0 million in the aggregate.

    EchoStar has entered into a contract for launch services with Lockheed Martin Commercial Launch Services, Inc. ("Lockheed") for the launch of EchoStar III from Cape Canaveral Air Station, Florida during the fall of 1997, subject to delay or acceleration in certain circumstances (the "Lockheed Contract"). The Lockheed Contract provides for launch of the satellite utilizing an Atlas IIAS launch vehicle. EchoStar has made an initial payment to Lockheed of $5.0 million and the remaining price is payable in installments in accordance with the payment schedule set forth in the Lockheed Contract, which requires that substantially all payments be made to Lockheed prior to the launch.

    EchoStar has contracted with Lockheed-Khrunichev-Energia-International,
Inc. ("LKE") for the launch of EchoStar IV in the first quarter of 1998 from the Baikonur Cosmodrome in the Republic of Kazakhstan, a territory of the former Soviet Union, utilizing a Proton launch vehicle (the "LKE Contract"). Either party may request a delay in the launch period, subject to the payment of penalties based on the length of the delay and the proximity of the request to the launch date. EchoStar has paid LKE $20.0 million pursuant to the LKE Contract. Additional payments to LKE are required in 1997.

                 ECHOSTAR COMMUNICATIONS CORPORATION AND SUBSIDIARIES
                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


11. OTHER COMMITMENTS AND CONTINGENCIES

    In addition to the commitments described above, during 1997, EchoStar expects to expend: (i) approximately $16.7 million for contractor financing on EchoStar I, EchoStar II, and EchoStar III; (ii) approximately $118.7 million in connection with the launch and insurance of EchoStar III and EchoStar IV; and (iii) approximately $50.0 million for construction of EchoStar III and EchoStar IV. Funds for these expenditures are expected to come from the 1996 Notes Escrow Account, the proceeds of the 1997 Offering, and available cash and marketable investment securities. Beyond 1997, EchoStar will expend approximately $88.6 million to repay contractor financing debt related to EchoStar I, EchoStar II, EchoStar III, and EchoStar
IV. Additionally, EchoStar has committed to expend approximately an additional $69.7 million to construct and launch EchoStar IV in 1998. The construction contracts with Martin for the construction of EchoStar III and EchoStar IV contain substantial termination penalties. The 1997 Offering is expected to provide financing sufficient to fund the Company's commitments for at least the next 12 months. In order to continue to build, launch and support EchoStar III and EchoStar IV beyond the second quarter of 1998, EchoStar may need additional capital. There can be no assurance that additional capital will be available, or, if available, that it will be available on terms acceptable to EchoStar.

    The Company has filed applications with the Federal Communications Commission ("FCC") for authorization to construct, launch and operate a domestic fixed satellite service system ("FSS System") and a two satellite Ka-band satellite system. No assurances can be given that the Company's applications will be approved by the FCC or that, if approved, the Company will successfully develop the FSS System or the Ka-band satellite system. The Company believes that establishment of the FSS System or the Ka-band satellite system would enhance its competitive position in the DTH industry. In the event the Company's FSS or Ka-band satellite system applications are approved by the FCC, additional debt or equity financing would be required. Financing alternatives related to the FSS and Ka-band satellite systems are currently being pursued by the Company. No assurances can be given that financing will be available, or that it will be available on terms acceptable to the Company.

LEASES

    Future minimum lease payments under noncancelable operating leases as of December 31, 1996, are as follows (in thousands):

    YEAR ENDING DECEMBER 31,
         1997. . . . . . . . . . . . . . . . . . . . . . . . . . .    $  869
         1998. . . . . . . . . . . . . . . . . . . . . . . . . . .       492
         1999. . . . . . . . . . . . . . . . . . . . . . . . . . .       180
         2000. . . . . . . . . . . . . . . . . . . . . . . . . . .        21
         2001. . . . . . . . . . . . . . . . . . . . . . . . . . .         2
         Thereafter. . . . . . . . . . . . . . . . . . . . . . . .         -
                                                                     ----------
    Total minimum lease payments. . . . . . . . . . . . . . . . . .   $1,564
                                                                     ----------
                                                                     ----------

    Rental expense for operating leases aggregated $1.4 million, $1.2 million, and $950,000 during the years ended December 31, 1994, 1995 and 1996, respectively.

PURCHASE COMMITMENTS

    The Company has entered into agreements with various manufacturers to purchase DBS satellite receivers and related components manufactured to its specifications. As of December 31, 1996, the remaining commitments total approximately $82.9 million and the total of all outstanding purchase order commitments with domestic and foreign suppliers was $85.9 million. All of the purchases related to these commitments are expected to be made during 1997. The Company expects to finance these purchases from available cash, the proceeds of the 1997 Offering, and cash flows generated from sales of DISH Network programming and related DBS inventory.

OTHER RISKS AND CONTINGENCIES

    The Company is subject to various legal proceedings and claims which arise in the ordinary course of its business. In the opinion of management, the amount of ultimate liability with respect to these actions will not materially affect the financial position or results of operations of the Company.

               ECHOSTAR COMMUNICATIONS CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS(Continued)


12.  CONDENSED CONSOLIDATING FINANCIAL INFORMATION FOR SUBSIDIARY GUARANTORS

   Presented below is condensed consolidating financial information for EchoStar and its subsidiaries as of and for the years ended December 31, 1995 and 1996. See Note 6 for a more complete description of the subsidiary guarantors of each of the 1996 Notes and the 1994 Notes. Because the formations of EchoStar (incorporated in 1995), DBS Corp (incorporated in 1996) and ESBC (incorporated in 1996) were all accounted for as reorganizations of entities under common control, the consolidated financial statements of Dish, Ltd. as of December 31, 1994 and for the year then ended also represent the financial statements of EchoStar, DBS Corp and ESBC. Therefore, condensed consolidating financial information for the subsidiary guarantors of the 1996 Notes and the 1994 Notes for the year ended December 31, 1994 is not presented.

   Condensed consolidating financial information is presented for the following entities:

 Consolidated Dish, Ltd. (referred to as "Dish")                     Consolidated DBS Corp (referred to as "DBS Corp")
 ESBC Parent Company Only (referred to as "ESBC - PC")                    ECC Parent Company Only (referred to as "ECC - PC")
 Consolidating and eliminating adjustments (referred to as "C&E")    Other direct wholly owned subs of ECC (referred to as
                                                                     "Other")
 Consolidated ESBC (referred to as "ESBC")                           Consolidated ECC (referred to as "ECC")
 DBS Corp Parent Company Only (referred to as "DBS Corp - PC")

   CONDENSED CONSOLIDATING BALANCE SHEETS - AS OF DECEMBER 31, 1995 (IN MILLIONS)


                                                                                 ECC -
                                                                      Dish       PC       Other      C&E        ECC
                                                                    --------------------------------------------------

ASSETS
Current Assets:
    Cash and cash equivalents. . . . . . . . . . . . . . . . . . .   $  14      $  8     $  --     $  --     $  22
    Marketable investment securities . . . . . . . . . . . . . . .      --        15        --        --        15
    Trade accounts receivable, net . . . . . . . . . . . . . . . .      10        --        --        --        10
    Inventories. . . . . . . . . . . . . . . . . . . . . . . . . .      39        --        --        --        39
    Other current assets . . . . . . . . . . . . . . . . . . . . .      18        --        --        --        18
                                                                    --------------------------------------------------
  Total current assets . . . . . . . . . . . . . . . . . . . . . .      81        23        --        --       104

  Investments in subsidiaries. . . . . . . . . . . . . . . . . . .      --        93        --      (93)        --
  Restricted cash and marketable investment securities . . . . . .     100        --        --        --       100
  Property and equipment, net. . . . . . . . . . . . . . . . . . .     333        --        21        --       354
  Advances to affiliates, net. . . . . . . . . . . . . . . . . . .      --        21        --      (21)        --
  Other noncurrent assets. . . . . . . . . . . . . . . . . . . . .      45        20        --        --        65
                                                                    --------------------------------------------------
    Total assets . . . . . . . . . . . . . . . . . . . . . . . . .    $559      $157     $  21    $(114)      $623
                                                                    --------------------------------------------------
                                                                    --------------------------------------------------

  LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
  Current Liabilities:
    Trade accounts payable . . . . . . . . . . . . . . . . . . . .   $  19     $  --     $  --     $  --     $  19
    Deferred revenue . . . . . . . . . . . . . . . . . . . . . . .       1        --        --        --         1
    Accrued expenses and other current liabilities . . . . . . . .      26        --        --        --        26
    Current portion of long-term debt. . . . . . . . . . . . . . .       5        --        --        --         5
                                                                    --------------------------------------------------
  Total current liabilities. . . . . . . . . . . . . . . . . . . .      51        --        --        --        51

  Advances from affiliates, net. . . . . . . . . . . . . . . . . .      --        --        21      (21)        --
  1994 Notes . . . . . . . . . . . . . . . . . . . . . . . . . . .     382        --        --        --       382
  Mortgage and other notes payable, excluding current portion. . .      33        --        --        --        33
                                                                    --------------------------------------------------
    Total long-term liabilities. . . . . . . . . . . . . . . . . .     415        --        21      (21)       415
                                                                    --------------------------------------------------
       Total liabilities . . . . . . . . . . . . . . . . . . . . .     466        --        21      (21)       466

  Stockholders' equity (deficit) . . . . . . . . . . . . . . . . .      93       157        --      (93)       157
                                                                    --------------------------------------------------
       Total liabilities and stockholders' equity (deficit). . . .    $559      $157     $  21    $(114)      $623

               ECHOSTAR COMMUNICATIONS CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS(Continued)


12. CONDENSED CONSOLIDATING FINANCIAL INFORMATION FOR SUBSIDIARY GUARANTORS (CONTINUED)

CONDENSED CONSOLIDATING BALANCE SHEETS - AS OF DECEMBER 31, 1996 (IN MILLIONS)

                                                  ESBC -                  DBS Corp-         DBS      ECC
                                         Dish       PC       C&E  ESBC       PC      C&E   Corp      - PC   Other    C&E       ECC
                                      ----------------------------------------------------------------------------------------------
ASSETS
Current Assets:
  Cash and cash equivalents. . . . .    $  25    $  14    $  --   $  39    $  --   $  --  $  39   $  --    $  --   $  --    $  39
  Marketable investment
    securities . . . . . . . . . . .       --       19       --      19       --      --     19      --       --      --       19
  Trade accounts receivable,
    net. . . . . . . . . . . . . . .       14       --       --      14       --      --     14      --       --      --       14
  Inventories. . . . . . . . . . . .       73       --       --      73       --      --     73      --       --      --       73
  Subscriber acquisition
    costs, net . . . . . . . . . . .       68       --       --      68       --      --     68      --       --      --       68
  Other current assets . . . . . . .       19       --       --      19       --      --     19       1        3      --       23
                                      ----------------------------------------------------------------------------------------------
Total current assets . . . . . . . .      199       33       --     232       --      --    232       1        3      --      236

Investment in subsidiary.. . . . . .       --        3      (3)      --       --      --     --      --       --      --       --
Restricted cash and
  marketable investment
  securities . . . . . . . . . . . .       32       47       --      79       --      --     79      --       --      --       79
Property and equipment, net. . . . .      500       --       --     500       29      --    529      --       62      --      591
Advances to affiliates, net. . . . .       --      280    (135)     145       --    (76)     69      --       --    (69)       --
Deferred tax assets. . . . . . . . .       74        5       --      79       --      --     79      --        1     (1)       79
Other noncurrent assets. . . . . . .       26       12       --      38       60      --     98      70       --    (12)      156
                                      ----------------------------------------------------------------------------------------------
  Total assets . . . . . . . . . . .     $831     $380   $(138)  $1,073    $  89   $(76) $1,086   $  71    $  66 $  (82)   $1,141
                                      ----------------------------------------------------------------------------------------------
                                      ----------------------------------------------------------------------------------------------

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current Liabilities:
  Trade accounts payable . . . . . .    $  41    $  --    $  --   $  41    $  --   $  --  $  41   $  --     $  1  $  (1)    $  41
  Deferred revenue . . . . . . . . .      103       --       --     103       --      --    103      --       --      --      103
  Accrued expenses and
    other current liabilities. . . .       29       --       --      29        2      --     31       1       --     (2)       30
  Deferred tax liabilities . . . . .       13       --       --      13       --      --     13      --       --      --       13
  Current portion of long-
    term debt. . . . . . . . . . . .       11       --       --      11       --      --     11      --       --      --       11
                                      ----------------------------------------------------------------------------------------------
Total current liabilities. . . . . .      197       --       --     197        2      --    199       1        1     (3)      198

Long-term deferred signal
  carriage revenue . . . . . . . . .        6       --       --       6       --      --      6      --       --      --        6
Advances from affiliates, net. . . .      135       --    (135)      --       76    (76)     --       2       64    (66)       --
Investment in subsidiaries . . . . .       --       --       --      --        6     (6)     --       7       --     (7)       --
1994 Notes . . . . . . . . . . . . .      437       --       --     437       --      --    437      --       --      --      437
1996 Notes . . . . . . . . . . . . .       --      386       --     386       --      --    386      --       --      --      386
Mortgage and other notes
  payable, excluding
  current portion. . . . . . . . . .       52       --       --      52       12      --     64      --       --    (12)       52
Other long-term liabilities. . . . .        1       --       --       1       --      --      1      --       --      --        1
                                      ----------------------------------------------------------------------------------------------
  Total long-term liabilities. . . .      631      386    (135)     882       94    (82)    894       9       64    (85)      882
                                      ----------------------------------------------------------------------------------------------
    Total liabilities. . . . . . . .      828      386    (135)   1,079       96    (82)  1,093      10       65    (88)    1,080

Stockholders' equity (deficit) . . .        3      (6)      (3)     (6)      (7)       6    (7)      61        1       6       61
                                      ----------------------------------------------------------------------------------------------
    Total liabilities and
       stockholders' equity
       (deficit) . . . . . . . . . .     $831     $380   $(138)  $1,073    $  89   $(76) $1,086   $  71    $  66 $  (82)   $1,141
                                      ----------------------------------------------------------------------------------------------
                                      ----------------------------------------------------------------------------------------------

               ECHOSTAR COMMUNICATIONS CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS(CONTINUED)


12. CONDENSED CONSOLIDATING FINANCIAL INFORMATION FOR SUBSIDIARY GUARANTORS (CONTINUED)

CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS - YEAR ENDED DECEMBER 31, 1995 (IN MILLIONS, EXCEPT PER SHARE DATA)

                                                                                       ECC -
                                                                            Dish       PC        C&E        ECC
                                                                        ------------------------------------------
REVENUE:
  DTH products and technical services . . . . . . . . . . . . . . . .       $147     $  --     $  --      $147
  C-band programming. . . . . . . . . . . . . . . . . . . . . . . . .         15        --        --        15
  Loan origination and participation income . . . . . . . . . . . . .          2        --        --         2
                                                                        ------------------------------------------
Total revenue . . . . . . . . . . . . . . . . . . . . . . . . . . . .        164        --        --       164

EXPENSES:
  DTH products and technical services . . . . . . . . . . . . . . . .        117        --        --       117
  C-band programming. . . . . . . . . . . . . . . . . . . . . . . . .         13        --        --        13
  Selling, general and administrative . . . . . . . . . . . . . . . .         39        --        --        39
  Depreciation and amortization . . . . . . . . . . . . . . . . . . .          3        --        --         3
                                                                        ------------------------------------------
Total expenses. . . . . . . . . . . . . . . . . . . . . . . . . . . .        172        --        --       172
                                                                        ------------------------------------------

Operating income (loss) . . . . . . . . . . . . . . . . . . . . . . .         (8)       --        --        (8)

Other Income (Expense):
  Interest income . . . . . . . . . . . . . . . . . . . . . . . . . .         13         1        --        14
  Interest expense, net of amounts capitalized. . . . . . . . . . . .        (24)       --        --       (24)
  Minority interest in loss of consolidated joint venture and other .          1        --        --         1
  Equity in losses of subsidiaries. . . . . . . . . . . . . . . . . .         --       (12)       12        --
                                                                        ------------------------------------------
Total other income (expense), net . . . . . . . . . . . . . . . . . .        (10)      (11)       12        (9)
                                                                        ------------------------------------------

Income (loss) before income taxes . . . . . . . . . . . . . . . . . .        (18)      (11)       12       (17)
Income tax (provision) benefit, net . . . . . . . . . . . . . . . . .          6        --        --         6
                                                                        ------------------------------------------
Net income (loss) . . . . . . . . . . . . . . . . . . . . . . . . . .      $( 12)     $(11)      $12     $ (11)
                                                                        ------------------------------------------
                                                                        ------------------------------------------

Net loss attributable to common shares. . . . . . . . . . . . . . . .         --        --        --     $ (13)
                                                                        ------------------------------------------
                                                                        ------------------------------------------

Weighted-average common shares outstanding. . . . . . . . . . . . . .         --        --        --        36
                                                                        ------------------------------------------
                                                                        ------------------------------------------

Loss per common and common equivalent share . . . . . . . . . . . . .         --        --        --    $(0.36)
                                                                        ------------------------------------------
                                                                        ------------------------------------------

               ECHOSTAR COMMUNICATIONS CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS(CONTINUED)


12. CONDENSED CONSOLIDATING FINANCIAL INFORMATION FOR SUBSIDIARY GUARANTORS (CONTINUED)

CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS - YEAR ENDED DECEMBER 31, 1996 (IN MILLIONS, EXCEPT PER SHARE DATA)

                                                        ESBC -               DBS Corp-          DBS    ECC -
                                               Dish       PC     C&E  ESBC      PC       C&E   Corp      PC    Other    C&E   ECC
                                               -------------------------------------------------------------------------------------
REVENUE:
  DTH products and technical services . . .     $136   $  --  $  --  $136     $  --    $  --   $136    $  --  $  --   $  --  $136
  DISH Network promotions -
    subscription television services
    and products. . . . . . . . . . . . . .       23      --     --    23        --       --     23       --     --      --    23
  DISH Network subscription television
    services. . . . . . . . . . . . . . . .       38      --     --    38        --       --     38       --     --      --    38
  C-band programming. . . . . . . . . . . .       12      --     --    12        --       --     12       --     --      --    12
  Loan origination and participation income        1      --     --     1        --       --      1       --      2      --     3
                                               -------------------------------------------------------------------------------------
Total revenue . . . . . . . . . . . . . . .      210      --     --   210        --       --    210       --      2      --   212

EXPENSES:
  DTH products and technical services . . .      124      --     --   124        --       --    124       --     --      --   124
  DISH Network programming. . . . . . . . .       19      --     --    19        --       --     19       --     --      --    19
  C-band programming. . . . . . . . . . . .       11      --     --    11        --       --     11       --     --      --    11
  Selling, general and administrative . . .       87      --     --    87        --       --     87       --      3      --    90
  Subscriber promotion subsidies. . . . . .       35      --     --    35        --       --     35       --     --      (1)   34
  Amortization of subscriber acquisition
    costs . . . . . . . . . . . . . . . . .       16      --     --    16        --       --     16       --     --      --    16
  Depreciation and amortization . . . . . .       27      --     --    27        --       --     27       --     --      --    27
                                               -------------------------------------------------------------------------------------
Total expenses. . . . . . . . . . . . . . .      319      --     --   319        --       --    319       --      3      (1)  321
                                               -------------------------------------------------------------------------------------

Operating income (loss) . . . . . . . . . .     (109)     --     --  (109)       --       --   (109)      --     (1)      1  (109)

Other Income (Expense):
  Interest income . . . . . . . . . . . . .        4      10     --    14        --       --     14        1     --      --    15
  Interest expense, net of amounts
    capitalized . . . . . . . . . . . . . .      (37)    (24)    --   (61)       (1)      --    (62)      --     --      --   (62)
  Equity in losses of subsidiaries. . . . .       --     (92)    92    --      (101)     101     --     (101)    --     101    --
                                               -------------------------------------------------------------------------------------
Total other income (expense), net . . . . .      (33)   (106)    92   (47)     (102)     101    (48)    (100)    --     101   (47)
                                               -------------------------------------------------------------------------------------

Income (loss) before income taxes . . . . .     (142)   (106)    92  (156)     (102)     101   (157)    (100)    (1)    102  (156)
Income tax (provision) benefit, net . . . .       50       5     --    55        --       --     55       (1)     1      --    55
                                               -------------------------------------------------------------------------------------
Net income (loss) . . . . . . . . . . . . .    $ (92)  $(101)   $92 $(101)    $(102)    $101  $(102)   $(101) $  --    $102 $(101)
                                               -------------------------------------------------------------------------------------
                                               -------------------------------------------------------------------------------------

Net loss attributable to common shares. . .       --      --     --    --        --       --     --       --     --      -- $(102)
                                               -------------------------------------------------------------------------------------
                                               -------------------------------------------------------------------------------------

Weighted-average common shares
  outstanding . . . . . . . . . . . . . . .       --      --     --    --        --       --     --       --     --      --    41
                                               -------------------------------------------------------------------------------------
                                               -------------------------------------------------------------------------------------

Loss per common and common equivalent
  share . . . . . . . . . . . . . . . . . .       --      --     --    --        --       --     --       --     --      --$(2.52)
                                               -------------------------------------------------------------------------------------
                                               -------------------------------------------------------------------------------------

               ECHOSTAR COMMUNICATIONS CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS(CONTINUED)


12. CONDENSED CONSOLIDATING FINANCIAL INFORMATION FOR SUBSIDIARY GUARANTORS (CONTINUED)

CONDENSED CONSOLIDATING STATEMENTS OF CASH FLOWS - YEAR ENDED DECEMBER 31, 1995 (IN MILLIONS)

                                                                                                 ECC -
                                                                                      Dish       PC       Other      C&E       ECC
                                                                                   -------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   $  (12)    $ (11)    $  --       $12    $  (11)
Adjustments to reconcile net income (loss) to net cash flows from operating activities:
  Equity in (earnings) losses of subsidiaries . . . . . . . . . . . . . . . . . .       --        12        --       (12)       --
  Depreciation and amortization . . . . . . . . . . . . . . . . . . . . . . . . .        3        --        --        --         3
  Deferred income tax benefit . . . . . . . . . . . . . . . . . . . . . . . . . .       (5)       --        --        --        (5)
  Amortization of debt discount and deferred financing costs. . . . . . . . . . .       24        --        --        --        24
  Other, net. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        1        --        --        --         1
  Changes in current assets and current liabilities, net. . . . . . . . . . . . .      (33)       --        --        --       (33)
                                                                                   -------------------------------------------------
Net cash flows provided by (used in) operating activities . . . . . . . . . . . .      (22)        1        --        --       (21)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of marketable investment securities . . . . . . . . . . . . . . . . . .       (3)      (22)       --        --       (25)
Sales of marketable investment securities . . . . . . . . . . . . . . . . . . . .       34         7        --        --        41
Purchases of restricted marketable investment securities. . . . . . . . . . . . .      (15)       --        --        --       (15)
Advances (to) from affiliates, net. . . . . . . . . . . . . . . . . . . . . . . .       --       (20)       20        --        --
Purchases of property and equipment . . . . . . . . . . . . . . . . . . . . . . .       (4)       --        --        --        (4)
Offering proceeds and investment earnings placed in escrow. . . . . . . . . . . .      (10)       --        --        --       (10)
Funds released from escrow accounts . . . . . . . . . . . . . . . . . . . . . . .      122        --        --        --       122
Investment in convertible subordinated debentures from DBSI . . . . . . . . . . .       --        (1)       --        --        (1)
Investment in DBSC. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        4        (4)       --        --        --
Long-term notes receivable from and investment in DBSC. . . . . . . . . . . . . .       --       (16)       --        --       (16)
Expenditures for satellite systems under construction . . . . . . . . . . . . . .     (110)       --       (20)       --      (130)
                                                                                   -------------------------------------------------
Net cash flows used in investing activities . . . . . . . . . . . . . . . . . . .       18       (56)       --        --       (38)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds from issuance of Class A Common Stock. . . . . . . . . . . . . . . .       --        63        --        --        63
                                                                                   -------------------------------------------------
Net cash flows provided by (used in) financing activities . . . . . . . . . . . .       --        63        --        --        63
                                                                                   -------------------------------------------------

Net increase (decrease) in cash and cash equivalents. . . . . . . . . . . . . . .       (4)        8        --        --         4
Cash and cash equivalents, beginning of year. . . . . . . . . . . . . . . . . . .       18        --        --        --        18
                                                                                   -------------------------------------------------
Cash and cash equivalents, end of year. . . . . . . . . . . . . . . . . . . . . .    $  14      $  8     $  --     $  --     $  22
                                                                                   -------------------------------------------------
                                                                                   -------------------------------------------------

                 ECHOSTAR COMMUNICATIONS CORPORATION AND SUBSIDIARIES
                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


12. CONDENSED CONSOLIDATING FINANCIAL INFORMATION FOR SUBSIDIARY GUARANTORS (CONTINUED)

CONDENSED CONSOLIDATING STATEMENTS OF CASH FLOWS - YEAR ENDED DECEMBER 31, 1996 (IN MILLIONS)

                                                                                               DBS
                                                                   ESBC -                     Corp-              DBS    ECC -
                                                            Dish     PC       C&E     ESBC     PC       C&E      Corp    PC
                                                           -----------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss). . . . . . . . . . . . . . . . . . . .   $( 92)   $(101)   $  92   $(101)   $(102)    $101    $(102)  $(101)
Adjustments to reconcile net income (loss) to net cash
  flows from operating activities:
  Equity in (earnings) losses of subsidiaries. . . . . .      --       92     ( 92)     --      101     (101)      --     101
  Depreciation and amortization. . . . . . . . . . . . .      27       --       --      27       --       --       27      --
  Amortization of subscriber acquisition costs . . . . .      16       --       --      16       --       --       16      --
  Deferred income tax benefit. . . . . . . . . . . . . .    ( 45)   (   5)      --    ( 50)      --       --     ( 50)     --
  Amortization of debt discount and deferred financing
    costs. . . . . . . . . . . . . . . . . . . . . . . .      34       24        3      61       --       --       61      --
  Other, net . . . . . . . . . . . . . . . . . . . . . .      10       --       --      10       --       --       10    (  2)
  Changes in current assets and current liabilities,
    net. . . . . . . . . . . . . . . . . . . . . . . . .      14       --       --      14        1       --       15       4
                                                           -----------------------------------------------------------------------
Net cash flows provided by (used in) operating activities   ( 36)      10        3    ( 23)      --       --     ( 23)      2

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of marketable investment securities. . . . . .      --     (138)      --    (138)      --       --     (138)     --
Sales of marketable investment securities. . . . . . . .      --      120       --     120       --       --      120      15
Purchases of restricted marketable investment securities    ( 21)      --       --   (  21)      --       --     ( 21)     --
Funds released from restricted cash and marketable
  investment securities - other. . . . . . . . . . . . .      16       --       --      16       --       --       16      --
Advances (to) from affiliates, net . . . . . . . . . . .     138     (268)    (  3)   (133)      69       --     ( 64)     22
Purchases of property and equipment. . . . . . . . . . .    ( 46)      --       --    ( 46)      --       --     ( 46)     --
Offering proceeds and investment earnings placed in
  escrow . . . . . . . . . . . . . . . . . . . . . . . .    ( 11)    (183)      --    (194)      --       --     (194)     --
Funds released from escrow accounts. . . . . . . . . . .      84      136       --     220       --       --      220      --
Payments received on (investments in) convertible
  subordinated debentures from SSET. . . . . . . . . . .       6       --       --       6       --       --        6      --
Investment in convertible subordinated debentures from
  DBSI . . . . . . . . . . . . . . . . . . . . . . . . .      --       --       --      --       --       --       --    (  3)
Long-term notes receivable from and investment in DBSC .      --       --       --      --       --       --       --    ( 30)
Long-term note receivable from DBS Corp. . . . . . . . .      --       --       --      --       --       --       --    ( 12)
Expenditures for satellite systems under construction. .    (112)      --       --    (112)    ( 26)      --     (138)     --
Expenditures for FCC authorizations. . . . . . . . . . .      --       --       --      --     ( 55)      --     ( 55)     --
Other. . . . . . . . . . . . . . . . . . . . . . . . . .      --       --       --      --       --       --       --    (  3)
                                                           -----------------------------------------------------------------------
Net cash flows used in investing activities. . . . . . .      54     (333)    (  3)   (282)    ( 12)      --     (294)   ( 11)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds from issuance of 1996 Notes . . . . . . . .      --      337       --     337       --       --      337      --
Proceeds from note payable to ECC. . . . . . . . . . . .      --       --       --      --       12       --       12      --
Repayments of mortgage indebtedness and notes payable. .    (  8)      --       --    (  8)      --       --     (  8)     --
Stock options exercised. . . . . . . . . . . . . . . . .      --       --       --      --       --       --       --       2
                                                           -----------------------------------------------------------------------
Net cash flows provided by (used in) financing
  activities . . . . . . . . . . . . . . . . . . . . . .    (  8)     337       --     329       12       --      341       2
                                                           -----------------------------------------------------------------------

Net increase (decrease) in cash and cash equivalents . .      10       14       --      24       --       --       24    (  7)
Cash and cash equivalents, beginning of year . . . . . .      14       --       --      14       --       --       14       8
                                                           -----------------------------------------------------------------------
Cash and cash equivalents, end of year . . . . . . . . .   $  24    $  14    $  --   $  38    $  --    $  --    $  38   $   1
                                                           -----------------------------------------------------------------------
                                                           -----------------------------------------------------------------------

                 ECHOSTAR COMMUNICATIONS CORPORATION AND SUBSIDIARIES
                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

12. CONDENSED CONSOLIDATING FINANCIAL INFORMATION FOR SUBSIDIARY GUARANTORS (CONTINUED)


                                                           Other      C&E      ECC
                                                           ------------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss). . . . . . . . . . . . . . . . . . . .   $  --     $102    $(101)
Adjustments to reconcile net income (loss) to net cash
  flows from operating activities:
  Equity in (earnings) losses of subsidiaries. . . . . .      --     (101)      --
  Depreciation and amortization. . . . . . . . . . . . .      --       --       27
  Amortization of subscriber acquisition costs . . . . .      --       --       16
  Deferred income tax benefit. . . . . . . . . . . . . .      --       --     ( 50)
  Amortization of debt discount and deferred financing
    costs. . . . . . . . . . . . . . . . . . . . . . . .      --       --       61
  Other, net . . . . . . . . . . . . . . . . . . . . . .      --       --        8
  Changes in current assets and current liabilities,
    net. . . . . . . . . . . . . . . . . . . . . . . . .      --     (  8)      11
                                                           ------------------------
Net cash flows provided by (used in) operating activities     --     (  7)    ( 28)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of marketable investment securities. . . . . .      --       --     (138)
Sales of marketable investment securities. . . . . . . .      --       --      135
Purchases of restricted marketable investment securities      --       --     ( 21)
Funds released from restricted cash and marketable
  investment securities - other. . . . . . . . . . . . .      --       --       16
Advances (to) from affiliates, net . . . . . . . . . . .      38        4       --
Purchases of property and equipment. . . . . . . . . . .    (  5)      --     ( 51)
Offering proceeds and investment earnings placed in
  escrow . . . . . . . . . . . . . . . . . . . . . . . .      --       --     (194)
Funds released from escrow accounts. . . . . . . . . . .      --       --      220
Payments received on (investments in) convertible
  subordinated debentures from SSET. . . . . . . . . . .      --       --        6
Investment in convertible subordinated debentures from
  DBSI . . . . . . . . . . . . . . . . . . . . . . . . .      --       --     (  3)
Long-term notes receivable from and investment in DBSC .      --       --     ( 30)(
Long-term note receivable from DBS Corp. . . . . . . . .      --       12       --
Expenditures for satellite systems under construction. .    ( 33)      --     (171)
Expenditures for FCC authorizations. . . . . . . . . . .      --       --     ( 55)
Other. . . . . . . . . . . . . . . . . . . . . . . . . .      --        3       --
                                                           ------------------------
Net cash flows used in investing activities. . . . . . .      --       19     (286)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds from issuance of 1996 Notes . . . . . . . .      --       --      337
Proceeds from note payable to ECC. . . . . . . . . . . .      --    (  12)      --
Repayments of mortgage indebtedness and notes payable. .      --       --     (  8)
Stock options exercised. . . . . . . . . . . . . . . . .      --       --        2
                                                           ------------------------
Net cash flows provided by (used in) financing
  activities . . . . . . . . . . . . . . . . . . . . . .      --    (  12)     331
                                                           ------------------------

Net increase (decrease) in cash and cash equivalents . .      --       --       17
Cash and cash equivalents, beginning of year . . . . . .      --       --       22
                                                           ------------------------
Cash and cash equivalents, end of year . . . . . . . . .   $  --    $  --    $  39
                                                           ------------------------
                                                           ------------------------

                 ECHOSTAR COMMUNICATIONS CORPORATION AND SUBSIDIARIES
                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


13. OPERATIONS IN GEOGRAPHIC AREAS

    The Company sells its products on a worldwide basis and has established operations in Europe and the Pacific Rim. Information about the Company's operations in different geographic areas is as follows (in thousands):

                                                                                             OTHER
                                                         UNITED STATES      EUROPE       INTERNATIONAL     TOTAL
                                                         -------------    ----------     -------------   ----------
 AS OF AND FOR THE YEAR ENDED DECEMBER 31, 1994:
    Total revenue. . . . . . . . . . . . . . . . . . .     $ 137,233       $  24,072       $  29,678     $  190,983
                                                         -------------    ----------     -------------   ----------
                                                         -------------    ----------     -------------   ----------
    Export sales . . . . . . . . . . . . . . . . . . .     $   7,188
                                                         -------------
                                                         -------------
    Operating income . . . . . . . . . . . . . . . . .     $  10,811       $   1,244       $   1,161     $   13,216
                                                         -------------    ----------     -------------
                                                         -------------    ----------     -------------
    Other income (expense), net. . . . . . . . . . . .                                                      (12,727)
                                                                                                         ----------
    Net income before income taxes . . . . . . . . . .                                                   $      489
                                                                                                         ----------
                                                                                                         ----------
    Identifiable assets. . . . . . . . . . . . . . . .     $  77,172       $   6,397       $   2,359     $   85,928
                                                         -------------    ----------     -------------
                                                         -------------    ----------     -------------
    Corporate assets . . . . . . . . . . . . . . . . .                                                      386,564
                                                                                                         ----------
    Total assets . . . . . . . . . . . . . . . . . . .                                                   $  472,492
                                                                                                         ----------
                                                                                                         ----------

 AS OF AND FOR THE YEAR ENDED DECEMBER 31, 1995:

    Total revenue. . . . . . . . . . . . . . . . . . .     $ 110,629       $  31,351       $  21,910     $  163,890
                                                         -------------    ----------     -------------   ----------
                                                         -------------    ----------     -------------   ----------
    Export sales . . . . . . . . . . . . . . . . . . .     $   6,317
                                                         -------------
                                                         -------------
    Operating income (loss). . . . . . . . . . . . . .     $  (7,860)      $     146       $    (257)    $   (7,971)
                                                         -------------    ----------     -------------
                                                         -------------    ----------     -------------
    Other income (expense), net. . . . . . . . . . . .                                                       (9,260)
                                                                                                         ----------
    Loss before income taxes . . . . . . . . . . . . .                                                   $  (17,231)
                                                                                                         ----------
                                                                                                         ----------
    Identifiable assets. . . . . . . . . . . . . . . .     $  63,136       $  10,088       $   3,788     $   77,012
                                                         -------------    ----------     -------------
                                                         -------------    ----------     -------------
    Corporate assets . . . . . . . . . . . . . . . . .                                                      546,079
                                                                                                         ----------
    Total assets . . . . . . . . . . . . . . . . . . .                                                   $  623,091
                                                                                                         ----------
                                                                                                         ----------

 AS OF AND FOR THE YEAR ENDED DECEMBER 1996:

    Total revenue. . . . . . . . . . . . . . . . . . .     $ 173,919       $  26,984        $ 10,508     $  211,411
                                                         -------------    ----------     -------------   ----------
                                                         -------------    ----------     -------------   ----------
    Export sales . . . . . . . . . . . . . . . . . . .     $   1,536
                                                         -------------
                                                         -------------
    Operating loss . . . . . . . . . . . . . . . . . .     $(107,175)      $  (1,274)       $   (896)    $ (109,345)
                                                         -------------    ----------     -------------
                                                         -------------    ----------     -------------
    Other income (expense), net. . . . . . . . . . . .                                                      (46,334)
                                                                                                         ----------
    Loss before income taxes . . . . . . . . . . . . .                                                   $ (155,679)
                                                                                                         ----------
                                                                                                         ----------
    Identifiable assets. . . . . . . . . . . . . . . .     $ 836,596       $   5,795        $  1,871     $  844,262
                                                         -------------    ----------     -------------
                                                         -------------    ----------     -------------
    Corporate assets . . . . . . . . . . . . . . . . .                                                      297,118
                                                                                                         ----------
    Total assets . . . . . . . . . . . . . . . . . . .                                                   $1,141,380
                                                                                                         ----------
                                                                                                         ----------

                 ECHOSTAR COMMUNICATIONS CORPORATION AND SUBSIDIARIES
                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


14. VALUATION AND QUALIFYING ACCOUNTS

    The Company's valuation and qualifying accounts as of December 31, 1994, 1995 and 1996 are as follows (in thousands):

                                                BALANCE AT      CHARGED TO
                                               BEGINNING OF     COSTS AND      BALANCE AT
                                                   YEAR          EXPENSES      DEDUCTIONS    END OF YEAR
                                              -----------------------------------------------------------
 YEAR ENDED DECEMBER 31, 1994:
   Assets:
     Allowance for doubtful accounts . . . .       $  346         $    8         $  (168)       $  186

     Loan loss reserve . . . . . . . . . . .           50             75             (30)           95

     Reserve for inventory . . . . . . . . .        1,403            329            (147)        1,585

   Liabilities:

     Reserve for warranty costs. . . . . . .        1,350            508            (458)        1,400

     Other reserves. . . . . . . . . . . . .           93              -               -            93
 YEAR ENDED DECEMBER 31, 1995:

   Assets:

     Allowance for doubtful accounts . . . .       $  186         $1,160         $  (240)       $1,106

     Loan loss reserve . . . . . . . . . . .           95             19             (36)           78

     Reserve for inventory . . . . . . . . .        1,585          1,511            (299)        2,797

   Liabilities:

     Reserve for warranty costs. . . . . . .        1,400            562            (949)        1,013

     Other reserves. . . . . . . . . . . . .           93              -              (1)           92
 YEAR ENDED DECEMBER 31, 1996:

   Assets:

     Allowance for doubtful accounts . . . .       $1,106         $2,340         $(1,952)       $1,494

     Loan loss reserve . . . . . . . . . . .           78            660             (94)          644

     Reserve for inventory . . . . . . . . .        2,797          4,304          (1,438)        5,663

   Liabilities:

     Reserve for warranty costs. . . . . . .        1,013           (250)              -           763

     Other reserves. . . . . . . . . . . . .           92            (92)              -             -


15. QUARTERLY FINANCIAL DATA (UNAUDITED)

    The Company's quarterly results of operations are summarized as follows (in thousands):

                                                                             THREE MONTHS ENDED
                                                            -------------------------------------------------------
                                                             MARCH 31      JUNE 30     SEPTEMBER 30    DECEMBER 31
                                                            -------------------------------------------------------
 YEAR ENDED DECEMBER 31, 1995:
   Total revenue . . . . . . . . . . . . . . . . . . .       $40,413       $39,252        $43,606        $40,619

   Operating income (loss) . . . . . . . . . . . . . .          (698)          768            341         (8,438)

   Net loss. . . . . . . . . . . . . . . . . . . . . .        (2,240)       (1,787)          (360)        (7,099)

   Loss per common and common equivalent share . . . .       $ (0.08)      $ (0.06)       $ (0.02)       $ (0.20)
 YEAR ENDED DECEMBER 31, 1996:

   Total revenue . . . . . . . . . . . . . . . . . . .       $41,467       $73,524        $42,402        $54,018

   Operating loss. . . . . . . . . . . . . . . . . . .        (8,629)      (14,057)       (26,898)       (59,761)

   Net loss. . . . . . . . . . . . . . . . . . . . . .        (7,221)      (22,554)       (26,518)       (44,693)

   Loss per common and common equivalent share . . . .       $ (0.19)      $ (0.57)       $ (0.66)       $ (1.10)


    In the fourth quarter of 1995 and each quarter in 1996, the Company incurred operating and net losses principally as a result of expenses incurred related to development of the EchoStar DBS System.

                 ECHOSTAR COMMUNICATIONS CORPORATION AND SUBSIDIARIES
                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


16. PARENT COMPANY ONLY FINANCIAL INFORMATION

    The following financial information reflects the parent company only condensed statements of operations data, condensed balance sheet data, and condensed cash flows data for ECC, reflecting the assumed consummation of the Exchange and Merger retroactive to January 1, 1993. The Exchange and Merger described in Note 1 was accounted for as a reorganization of entities under common control.

                                                              YEARS ENDED DECEMBER 31,
                                                         ----------------------------------
                                                           1994        1995        1996
                                                         ----------------------------------
                                                        (IN THOUSANDS, EXCEPT PER SHARE DATA)
 STATEMENT OF OPERATIONS DATA:
   Equity in earnings (losses) of subsidiaries . . . .    $   90     $(12,361)  $(100,853)

   Other income. . . . . . . . . . . . . . . . . . . .         -        1,321       1,117
                                                         ----------------------------------

   Net income (loss) before income taxes . . . . . . .        90      (11,040)    (99,736)

   Provision for income taxes. . . . . . . . . . . . .         -         (446)     (1,250)
                                                         ----------------------------------

   Net income (loss) . . . . . . . . . . . . . . . . .    $   90     $(11,486)  $(100,986)
                                                         ----------------------------------
                                                         ----------------------------------

 Loss attributable to common shares  . . . . . . . . .    $ (849)    $(12,690)  $(102,190)
                                                         ----------------------------------
                                                         ----------------------------------

 Weighted-average common shares outstanding  . . . . .    32,442       35,562      40,548
                                                         ----------------------------------
                                                         ----------------------------------

 Loss per common and common equivalent share . . . . .    $(0.03)    $  (0.36)  $   (2.52)
                                                         ----------------------------------
                                                         ----------------------------------


                 ECHOSTAR COMMUNICATIONS CORPORATION AND SUBSIDIARIES
                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


16. PARENT COMPANY ONLY FINANCIAL INFORMATION (CONTINUED)

                                                                                                                DECEMBER 31,
                                                                                                         --------------------------
                                                                                                            1995           1996
                                                                                                         --------------------------
                                                                                                               (IN THOUSANDS)
 BALANCE SHEET DATA:
 Current assets:
   Cash and cash equivalents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    $  7,802       $    814
   Marketable investment securities. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      15,460              -
   Advances to affiliates, net . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      19,545              -
   Other current assets. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         191          1,349
                                                                                                         --------------------------
 Total current assets. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      42,998          2,163
 Investments in subsidiaries:
   Restricted. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      92,613              -
   Unrestricted. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         280              -
                                                                                                         --------------------------
 Total investments in subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      92,893              -
 Other noncurrent assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      21,111         70,054
                                                                                                         --------------------------
   Total assets. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    $157,002       $ 72,217
                                                                                                         --------------------------
                                                                                                         --------------------------

 Current liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    $    316       $  1,304
 Advances from affiliates, net . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           -          2,910
 Investments in subsidiaries:
   Restricted. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           -          6,731
   Unrestricted. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           -             75
                                                                                                         --------------------------
 Total liabilities and investments in subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . .         316         11,020
 Stockholders' equity:
   Preferred Stock, 20,000,000 shares authorized, 1,616,681 shares of 8% Series A Cumulative
     Preferred Stock issued and outstanding, including accrued dividends of $2,143,000 and
     $3,347,000, respectively. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      17,195         18,399
   Class A Common Stock, $.01 par value, 200,000,000 shares authorized, 10,535,003 and 11,115,582
     shares issued and outstanding, respectively . . . . . . . . . . . . . . . . . . . . . . . . . . .         105            111
   Class B Common Stock, $.01 par value, 100,000,000 shares authorized, 29,804,401, shares issued
     and outstanding . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         298            298
   Class C Common Stock, $.01 par value, 100,000,000 shares authorized, none outstanding . . . . . . .           -              -
   Common Stock Warrants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         714             16
   Additional paid-in capital. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     151,674        158,113
   Unrealized holding gain (loss) on available-for-sale securities, net. . . . . . . . . . . . . . . .         239            (11)
   Accumulated deficit . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     (13,539)      (115,729)
                                                                                                         --------------------------
 Total stockholders' equity. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     156,686         61,197
                                                                                                         --------------------------
   Total liabilities and stockholders' equity. . . . . . . . . . . . . . . . . . . . . . . . . . . . .    $157,002       $ 72,217
                                                                                                         --------------------------
                                                                                                         --------------------------


                   ECHOSTAR DBS CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)


16. PARENT COMPANY ONLY FINANCIAL INFORMATION (Continued)


                                                                           YEARS ENDED DECEMBER 31,
                                                                      -----------------------------------
                                                                        1994         1995         1996
                                                                      -----------------------------------
CASH FLOWS DATA:
  Cash flows from operating activities:
  Net income (loss).................................................  $ 90         $(11,486)    $(100,986)
  Adjustments:
    Equity in (earnings) losses of subsidiaries.....................   (90)          12,361       100,853
    Provision for deferred taxes....................................     -                -            56
    Changes in:
      Other current assets..........................................     -             (191)        1,158
      Current liabilities...........................................     -              316           988
                                                                      -----------------------------------
  Net cash flows provided by operating activities...................     -            1,000         2,069

  Cash flows from investing activities:
  Advances (to) from affiliates.....................................     -          (19,545)       22,167
  (Purchases) sales of marketable investment securities, net........     -          (15,475)       15,460
  Increase in noncurrent assets.....................................     -          (21,111)      (48,943)
                                                                      -----------------------------------
  Net cash flows used by investing activities.......................     -          (56,131)      (11,316)

  Cash flows from financing activities:
  Stock options exercised...........................................     -                -         2,259
  Net proceeds from IPO.............................................     -           62,933             -
                                                                      -----------------------------------
  Net cash flows provided by financing activities...................     -           62,933         2,259
                                                                      -----------------------------------
  Net increase (decrease) in cash and cash equivalents..............     -            7,802        (6,988)
  Cash and cash equivalents, beginning of year......................     -                -         7,802
                                                                      -----------------------------------
  Cash and cash equivalents, end of year............................  $  -         $  7,802     $     814
                                                                      -----------------------------------
                                                                      -----------------------------------


                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To EchoStar Satellite Broadcasting Corporation:

     We have audited the accompanying consolidated balance sheets of EchoStar Satellite Broadcasting Corporation (a Colorado corporation) and subsidiaries, as described in Note 1, as of December 31, 1995 and 1996, and the related consolidated statements of operations, stockholder's equity and cash flows for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of EchoStar Satellite Broadcasting Corporation and subsidiaries as of December 31, 1995 and 1996, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles.


                                                   ARTHUR ANDERSEN LLP


Denver, Colorado,
March 14, 1997.

         ECHOSTAR SATELLITE BROADCASTING CORPORATION AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS
                            (Dollars in thousands)


                                                                            DECEMBER 31,
                                                                      ------------------------
                                                                        1995          1996
                                                                      ------------------------
ASSETS
Current Assets:
  Cash and cash equivalents.........................................  $ 13,949     $    38,428
  Marketable investment securities..................................       210          18,807
  Trade accounts receivable, net of allowance for uncollectible
   accounts of $1,106 and $1,494, respectively......................     9,115          13,483
  Inventories.......................................................    38,769          72,767
  Income tax refund receivable......................................     3,870           4,830
  Deferred tax assets...............................................     1,834              --
  Subscriber acquisition costs, net.................................        --          68,129
  Other current assets..............................................    12,791          15,031
                                                                      ------------------------
Total current assets................................................    80,538         231,475
Restricted Cash and Marketable Investment Securities:
  1994 Notes escrow.................................................    73,291              --
  1996 Notes escrow.................................................        --          47,491
  Other.............................................................    26,400          31,450
Property and equipment, net.........................................   333,199         499,989
Advances to affiliates, net.........................................     1,320         144,893
Deferred tax assets.................................................    12,109          79,670
Other noncurrent assets.............................................    32,438          38,123
                                                                      ------------------------
     Total assets...................................................  $559,295     $ 1,073,091
                                                                      ------------------------
                                                                      ------------------------

LIABILITIES AND STOCKHOLDER'S EQUITY
Current Liabilities:
  Trade accounts payable............................................  $ 19,063     $    40,793
  Deferred programming and product revenue - DISH Network-SM-
    subscriber promotions...........................................        --          97,959
  Deferred programming revenue - DISH Network-SM-...................        --           4,407
  Deferred programming revenue - C-band.............................       584             734
  Accrued expenses and other current liabilities....................    26,314          29,180
  Deferred tax liabilities..........................................        --          12,674
  Current portion of long-term debt.................................     4,782          11,334
                                                                      ------------------------
Total current liabilities...........................................    50,743         197,081

Long-term deferred signal carriage  revenue.........................        --           5,949
1994 Notes..........................................................   382,218         437,127
1996 Notes..........................................................        --         386,165
Mortgage and other notes payable, excluding current portion.........    33,444          51,428
Other long-term liabilities.........................................        --           1,088
                                                                      ------------------------
     Total liabilities..............................................   466,405       1,078,838

COMMITMENTS AND CONTINGENCIES (NOTE 11)

Stockholder's Equity (Notes 2 and 9):
  Preferred Stock, 20,000,000 and no shares authorized,
    1,616,681 and no shares of 8% Series A Cumulative
    Preferred Stock issued and outstanding, including
    accrued dividends of $1,555,000 and $0,
    respectively....................................................    16,607              --
  Class A Common Stock, $.01 par value, 200,000,000 and no
    shares authorized, 6,470,599 and no shares issued and
    outstanding, respectively.......................................        65              --
  Class B Common Stock, $.01 par value, 100,000,000 and no
    shares authorized, 29,804,401 and no shares issued and
    outstanding, respectively.......................................       298              --
  Common Stock, $.01 par value, none and 1,000 shares authorized,
    issued and outstanding, respectively............................        --              --
  Additional paid-in capital........................................    89,495         108,838
  Unrealized holding gains (losses) on available-for-sale
    securities, net of deferred taxes...............................       251      (       11)
  Accumulated deficit...............................................   (13,826)     (  114,574)
                                                                      ------------------------
Total stockholder's equity..........................................    92,890      (    5,747)
                                                                      ------------------------
     Total liabilities and stockholder's equity.....................  $559,295     $ 1,073,091
                                                                      ------------------------
                                                                      ------------------------


         See accompanying Notes to Consolidated Financial Statements.

        ECHOSTAR SATELLITE BROADCASTING CORPORATION AND SUBSIDIARIES
                   CONSOLIDATED STATEMENTS OF OPERATIONS
                              (In thousands)


                                                                           YEARS ENDED DECEMBER 31,
                                                                      -----------------------------------
                                                                        1994         1995         1996
                                                                      -----------------------------------
Revenue:
  DTH products and technical services...............................  $172,753     $146,910     $ 136,377
  DISH Network-SM- promotions - subscription television
   services and products............................................        --           --        22,746
  DISH Network-SM- subscription television services.................        --           --        37,898
  C-band programming................................................    14,540       15,232        11,921
  Loan origination and participation income.........................     3,690        1,748           789
                                                                      -----------------------------------
Total revenue.......................................................   190,983      163,890       209,731

Expenses:
  DTH products and technical services...............................   133,635      116,758       123,505
  DISH Network-SM- programming......................................        --           --        19,079
  C-band programming................................................    11,670       13,520        10,510
  Selling, general and administrative...............................    30,219       38,504        86,894
  Subscriber promotion subsidies....................................        --           --        35,239
  Amortization of subscriber acquisition costs......................        --           --        15,991
  Depreciation and amortization.....................................     2,243        3,114        27,378
                                                                      -----------------------------------
Total expenses......................................................   177,767      171,896       318,596
                                                                      -----------------------------------
Operating income (loss).............................................    13,216      ( 8,006)     (108,865)

Other Income (Expense):
  Interest income...................................................     8,420       12,545        15,089
  Interest expense, net of amounts capitalized......................   (21,408)     (23,985)     ( 61,487)
  Minority interest in loss of consolidated joint venture and
    other...........................................................       261          894      (    345)
                                                                      -----------------------------------
Total other income (expense)........................................   (12,727)     (10,546)     ( 46,743)
                                                                      -----------------------------------
Net income (loss) before income taxes...............................       489      (18,552)     (155,608)
Income tax (provision) benefit, net.................................   (   399)       6,191        54,860
                                                                      -----------------------------------
Net income (loss)...................................................  $     90     $(12,361)    $(100,748)
                                                                      -----------------------------------
                                                                      -----------------------------------


         See accompanying Notes to Consolidated Financial Statements.

        ECHOSTAR SATELLITE BROADCASTING CORPORATION AND SUBSIDIARIES
              CONSOLIDATED STATEMENTS OF STOCKHOLDER'S EQUITY
                              (In thousands)



                                                                                                            ACCUMULATED
                                                                                                              DEFICIT
                                                                                                                AND
                                                   SHARES OF                                                UNREALIZED
                                                    COMMON                            COMMON    ADDITIONAL    HOLDING
                                                     STOCK       PREFERRED   COMMON   STOCK      PAID-IN       GAINS
                                                  OUTSTANDING      STOCK     STOCK   WARRANTS    CAPITAL     (LOSSES)       TOTAL
                                                -----------------------------------------------------------------------------------
                                                (NOTES 1 AND 9)
Balance, December 31, 1993....................      32,221       $     --    $ 322   $     --    $ 49,378   $      --     $  49,700
  Issuance of Class A Common Stock:
    For acquisition of DirectSat, Inc. .......         999             --       11         --       8,989          --         9,000
    For cash..................................         324             --        3         --       3,830          --         3,833
  Issuance of 1,616,681 shares of 8%
    Series A Cumulative Preferred Stock.......          --         15,052       --         --          --          --        15,052
  Issuance of Common Stock Warrants...........          --             --       --     26,133          --          --        26,133
  8% Series A Cumulative Preferred
    Stock dividends...........................          --            939       --         --          --    (    939)           --
  Net income..................................          --             --       --         --          --          90            90
                                                -----------------------------------------------------------------------------------
Balance, December 31, 1994....................      33,544         15,991      336     26,133      62,197    (    849)      103,808
  8% Series A Cumulative Preferred
    Stock dividends...........................          --            616       --         --          --    (    616)           --
  Exercise of Common Stock Warrants...........       2,731             --       26    (25,419)     25,393          --            --
  Common Stock Warrants exchanged for
    ECC Warrants..............................          --             --       --    (   714)        714          --            --
  Launch bonuses funded by isuance of
    ECC's Class A Common Stock................          --             --       --         --       1,192          --         1,192
  Unrealized holding gains on available-
    for-sale securities, net..................          --             --       --         --          --         251           251
  Net loss....................................          --             --       --         --          --    ( 12,361)     ( 12,361)
                                                -----------------------------------------------------------------------------------
Balance, December 31, 1995....................      36,275         16,607      362         --      89,496    ( 13,575)       92,890
  Issuance of Common Stock (Note 1)...........           1             --       --         --           1          --             1
  Reorganization of entities under
    common control (Note 1)...................     (36,275)       (16,607)    (362)        --      16,969          --            --
  Income tax benefit of deduction for
    income tax purposes on exercise of
    Class A Common Stock options..............          --             --       --         --       2,372          --         2,372
  Unrealized holding losses on
    available-for-sale securities, net........          --             --       --         --          --    (    262)     (    262)
  Net loss....................................          --             --       --         --          --    (100,748)     (100,748)
                                                -----------------------------------------------------------------------------------
Balance, December 31, 1996....................           1       $     --    $  --   $     --    $108,838   $(114,585)    $(  5,747)
                                                -----------------------------------------------------------------------------------
                                                -----------------------------------------------------------------------------------


         See accompanying Notes to Consolidated Financial Statements.

         ECHOSTAR SATELLITE BROADCASTING CORPORATION AND SUBSIDIARIES
                    CONSOLIDATED STATEMENTS OF CASH FLOWS
                           (Dollars in thousands)

                                                                                                       YEARS ENDED DECEMBER 31,
                                                                                                -----------------------------------
                                                                                                   1994          1995         1996
                                                                                                -----------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss) ........................................................................   $     90    $  (12,361)   $(100,748)
  Adjustments to reconcile net income (loss) to net cash flows from operating activities:
       Depreciation and amortization .......................................................      2,243         3,114       27,378
       Amortization of subscriber acquisition costs ........................................         --            --       15,991
       Deferred income tax benefit .........................................................     (7,330)       (4,825)     (50,522)
       Amortization of debt discount and deferred financing costs ..........................     20,662        23,528       61,695
       Employee benefits funded by issuance of Class A Common Stock ........................         --         1,192           --
       Change in reserve for excess and obsolete inventory .................................        502         1,212        2,866
       Change in long-term deferred  signal carriage revenue ...............................         --            --        5,949
       Change in accrued interest on convertible subordinated debentures from SSET .........       (279)         (860)        (484)
       Other, net ..........................................................................        (37)          276        1,020
  Changes in current assets and current liabilities, net (see Note 2) ......................      8,354       (33,164)      13,560
                                                                                                -----------------------------------
Net cash flows provided by (used in) operating activities ..................................     24,205       (21,888)     (23,295)

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of marketable investment securities ............................................    (15,100)       (3,004)    (138,328)
  Sales of marketable investment securities ................................................      4,439        33,816      119,730
  Purchases of restricted marketable investment securities .................................    (11,400)      (15,000)     (21,100)
  Funds released from restricted cash and marketable investment securities - other .........         --            --       16,050
  Advances to affiliates, net ..............................................................         --            --     (132,669)
  Purchases of property and equipment ......................................................     (3,507)       (4,048)     (45,822)
  Offering proceeds and investment earnings placed in escrow ...............................   (329,831)       (9,589)    (193,972)
  Funds released from escrow accounts ......................................................    144,400      122,149       219,352
  Investment in SSET .......................................................................     (8,750)          --            --
  Payments received on convertible subordinated debentures from SSET .......................         --           --         6,445
  Investment in DBSC .......................................................................     (4,210)       4,210            --
  Expenditures for satellite systems under construction ....................................   (115,752)    (109,507)     (112,075)
  Expenditures for FCC authorizations ......................................................       (159)        (458)         (123)
  Other ....................................................................................      1,305           --            --
                                                                                                -----------------------------------
Net cash flows provided by (used in) operating activities ..................................   (338,565)      18,569      (282,512)

CASH FLOWS FROM FINANCING ACTIVITIES:
  Minority investor investment in and loan to consolidated joint venture ...................      1,000           --            --
  Net proceeds from issuance of 1994 Notes and Common Stock Warrants .......................    323,325           --            --
  Net proceeds from issuance of Class A Common Stock .......................................      3,833           --            --
  Proceeds from issuance of Common Stock ...................................................         --           --             1
  Net proceeds from issuance of 1996 Notes .................................................         --           --        336,916
  Expenditures from escrow for offering costs ..............................................       (837)          --             --
  Proceeds from refinancing of mortgage indebtedness .......................................      4,200           --             --
  Repayments of mortgage indebtedness and notes payable ....................................     (3,435)        (238)        (6,631)
  Loans from stockholder, net ..............................................................      4,000           --             --
  Repayment of loans from stockholder ......................................................     (4,075)          --             --
  Dividends paid ...........................................................................     (3,000)          --             --
                                                                                                -----------------------------------
Net cash flows provided by (used in) financing activities ..................................    325,011         (238)       330,286
                                                                                                -----------------------------------
Net increase in cash and cash equivalents ..................................................     10,651       (3,557)        24,479
Cash and cash equivalents, beginning of year ...............................................      6,855       17,506         13,949
Cash and cash equivalents, end of year .....................................................   $ 17,506    $  13,949     $   38,428
                                                                                                -----------------------------------
                                                                                                -----------------------------------

         See accompanying Notes to Consolidated Financial Statements.

        ECHOSTAR SATELLITE BROADCASTING CORPORATION AND SUBSIDIARIES
               NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


1.  ORGANIZATION AND BUSINESS ACTIVITIES

PRINCIPAL BUSINESS

    EchoStar Satellite Broadcasting Corporation and subsidiaries ("ESBC"), is a wholly-owned subsidiary of EchoStar Communications Corporation ("ECC"), a publicly traded company on the Nasdaq National Market. ESBC, through its indirect subsidiaries currently is one of only three direct broadcast satellite ("DBS") companies in the United States with the capacity to provide comprehensive nationwide DBS programming service. The Company's DBS service (the "DISH Network-SM-") commenced operations in March 1996 after the successful launch of its first satellite ("EchoStar I"). The Company launched its second satellite ("EchoStar II") on September 10, 1996. EchoStar II significantly increased the channel capacity and programming offerings of the DISH Network-SM- when it became fully operational in November 1996. The Company currently provides approximately 120 channels of near laser disc quality digital video programming and over 30 channels of CD quality audio programming to the entire continental United States ("CONUS"). In addition to its DISH Network-SM- business, the Company is engaged in the design, manufacture, distribution and installation of satellite direct-to-home ("DTH") products and domestic distribution of DTH programming.

    The Company's primary business objective is to become one of the leading providers of subscription television and other satellite-delivered services in the United States. The Company had approximately 350,000 subscribers to DISH Network-SM- programming as of December 31, 1996.

        ECHOSTAR SATELLITE BROADCASTING CORPORATION AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED


1.  ORGANIZATION AND BUSINESS ACTIVITIES - CONTINUED

ORGANIZATION AND LEGAL STRUCTURE

    Certain companies principally owned and controlled by Mr. Charles W. Ergen were reorganized in 1993 into Dish, Ltd., formerly known as EchoStar Communications Corporation (together with its subsidiaries, "Dish, Ltd."). The principal reorganized entities included EchoStar Satellite Corporation ("ESC"), which holds licenses for certain DBS frequencies and is the operator of the DISH Network-SM-, and Echosphere Corporation and Houston Tracker Systems, Inc. ("HTS"), which are primarily engaged in the design, assembly, marketing and worldwide distribution of direct to home ("DTH") satellite television products. The reorganized group also includes other less significant domestic enterprises and several foreign entities involved in related activities outside the United States.

    During 1994, Dish, Ltd. merged one of its subsidiaries with DirectSat Corporation ("DirectSat"), an approximately 80% owned subsidiary of SSE Telecom, Inc. ("SSET") at that time. DirectSat stockholders received an approximate 3% equity interest in Dish, Ltd. in exchange for all of DirectSat's outstanding stock. DirectSat's principal assets are a conditional satellite construction permit and frequency assignments for ten DBS frequencies.

    In June 1994, Dish, Ltd. completed an offering of 12 7/8% Senior Secured Discount Notes due 2004 (the "1994 Notes," see Note 6) and Common Stock Warrants (the "Warrants") (collectively, the "1994 Notes Offering"), resulting in net proceeds of approximately $323.3 million. Dish, Ltd. and its subsidiaries are subject to the terms and conditions of the indenture related to the 1994 Notes (the "1994 Notes Indenture").

    In April 1995, a new company, EchoStar Communications Corporation (same name as the original name of Dish, Ltd.), was formed to conduct an initial public offering ("IPO") of its Class A Common Stock and to become the parent of Dish, Ltd. as described below. The new company is described below as "ECC." Elsewhere in these footnotes, unless otherwise indicated, "EchoStar" or the "Company" refers to ECC and its subsidiaries, including Dish, Ltd. The assets of ECC are not subject to the 1994 Notes Indenture. Separate parent company only financial information for ECC is supplementally provided in Note
16. As described in Note 6, the 1994 Notes Indenture places significant restrictions on the payment of dividends or other transfers by Dish, Ltd. to ECC.

    In June 1995, ECC completed its IPO, which resulted in net proceeds to the Company of approximately $62.9 million. Concurrently, Charles W. Ergen, President and Chief Executive Officer of both ECC and Dish, Ltd., exchanged all of his then outstanding shares of Class B Common Stock and 8% Series A Cumulative Preferred Stock of Dish, Ltd. for like shares of ECC (the "Exchange") in the ratio of 0.75 shares of ECC for each share of Dish, Ltd. capital stock (the "Exchange Ratio"). All employee stock options of Dish, Ltd. were also assumed by ECC, adjusted for the Exchange Ratio. In December 1995, ECC merged Dish, Ltd. with a wholly-owned subsidiary of ECC (the "Merger") and all outstanding shares of Dish, Ltd. Class A Common Stock and 8% Series A Cumulative Preferred Stock (other than those held by ECC) were automatically converted into the right to receive like shares of ECC in accordance with the Exchange Ratio. Also effective with the Merger, all outstanding Warrants for the purchase of Dish, Ltd. Class A Common Stock automatically became exercisable for shares of ECC's Class A Common Stock, adjusted for the Exchange Ratio. As a result of the Exchange and Merger, ECC owned all outstanding shares of Dish, Ltd. capital stock.

    In March 1996, ESBC completed an offering (the "1996 Notes Offering") of 13 1/8% Senior Secured Discount Notes due 2004, which resulted in net proceeds to the Company of approximately $337.0 million. In connection with the 1996 Notes Offering, ECC contributed all of the outstanding capital stock of Dish, Ltd. to ESBC. This transaction was accounted for as a reorganization of entities under common control whereby Dish, Ltd. was treated as the predecessor to ESBC. ESBC is subject to all, and ECC is subject to certain of, the terms and conditions of the

        ECHOSTAR SATELLITE BROADCASTING CORPORATION AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED


1.  ORGANIZATION AND BUSINESS ACTIVITIES - CONTINUED

Indenture related to the 1996 Notes (the "1996 Notes Indenture"). As a result of the above transactions, ESBC is a wholly-owned direct subsidiary of EchoStar; Dish, Ltd. is a wholly-owned, direct subsidiary of ESBC. Substantially all of EchoStar's operating activities are conducted by subsidiaries of Dish, Ltd.

    The following summarizes the Company's organizational structure for EchoStar and its significant subsidiaries as of December 31, 1996 as described above:

              Legal Entity                       Referred to Herein As                 Ownership
------------------------------------------------------------------------------------------------------------------
EchoStar Communications Corporation                      ECC                           Publicly owned
EchoStar Satellite Broadcasting Corporation              ESBC                          Wholly-owned by ECC
Dish, Ltd.                                               Dish, Ltd.                    Wholly-owned by ESBC
EchoStar Satellite Corporation                           ESC                           Wholly-owned by Dish, Ltd.
Echosphere Corporation                                   EchoCorp                      Wholly-owned by Dish, Ltd.
Houston Tracker Systems, Inc.                            HTS                           Wholly-owned by Dish, Ltd.
EchoStar International Corporation                       EIC                           Wholly-owned by Dish, Ltd.

SIGNIFICANT RISKS AND UNCERTAINTIES

    The commencement of EchoStar's DBS business has dramatically changed EchoStar's operating results and financial position as compared to its historical results. EchoStar consummated the 1994 Notes Offering, the 1996 Notes Offering and the IPO to partially satisfy the capital requirements for the construction, launch and operation of its first four DBS satellites (EchoStar I, EchoStar II, EchoStar III, and EchoStar IV). As a result, annual interest expense on the 1994 and 1996 Notes, and depreciation of the investment in the satellites and related assets each exceeds historical levels of income before income taxes. Consequently, beginning in 1995, EchoStar reported significant net losses and expects such net losses to continue through at least 1999. As of December 31, 1996, EchoStar expects to invest approximately an additional $344 million to fund contractor financing obligations with respect to its first four satellites and to complete the construction phase and launch of EchoStar III and EchoStar IV (see Note 11). EchoStar's plans also include the financing, construction and launch of two fixed service satellites, additional DBS satellites, and Ku-band and KuX-band satellites, assuming receipt of all required FCC licenses and permits.


2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION

    The financial statements for 1995 present the consolidation of Dish, Ltd. and its subsidiaries through the date of the Exchange (see Note 1) and the consolidation of ECC and its subsidiaries, including Dish, Ltd., thereafter. The Exchange and Merger was accounted for as a reorganization of entities under common control and the historical cost basis of consolidated assets and liabilities was not affected by the transaction. All significant intercompany accounts and transactions have been eliminated.

        ECHOSTAR SATELLITE BROADCASTING CORPORATION AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED


2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

    Effective June 1993, the Company acquired a 51% joint venture interest in FlexTracker Sdn. Bhd. ("FlexTracker"), a Malaysian limited liability company. A Singapore electronics manufacturing company owned the 49% minority interest. FlexTracker manufactured integrated and stand-alone receivers and positioners exclusively for the Company. In December 1994, the Company terminated the FlexTracker joint venture and effectively sold its interest in the joint venture's net assets to the Singapore company for $1.8 million.
The Company's share of FlexTracker's losses for 1994 amounted to approximately $1.3 million, and an additional loss of $492,000 was recognized in 1994 upon the sale of the Company's interest in FlexTracker.
FlexTracker's financial statements were consolidated in the accompanying consolidated financial statements from the date of acquisition through the date of disposition.

    The Company accounts for investments in 50% or less owned entities using the equity method. At December 31, 1995 and 1996, these investments were not material to the consolidated financial statements.

USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses for each reporting period. Actual results could differ from those estimates.

FOREIGN CURRENCY TRANSACTION GAINS AND LOSSES

    The functional currency of the Company's foreign subsidiaries is the U.S. dollar because their sales and purchases are predominantly denominated in that currency. Transactions denominated in currencies other than U.S. dollars are recorded based on exchange rates at the time such transactions arise. Subsequent changes in exchange rates result in transaction gains and losses which are reflected in income as unrealized (based on period end translation) or realized (upon settlement of the transaction). Net transaction gains (losses) during 1994, 1995 and 1996 were not material to the Company's results of operations.

CASH AND CASH EQUIVALENTS

    The Company considers all liquid investments purchased with an original maturity of ninety days or less to be cash equivalents. Cash equivalents as of December 31, 1995 and 1996 consist of money market funds, corporate notes and commercial paper; such balances are stated at cost which equates to market value.

STATEMENTS OF CASH FLOWS DATA

    The following summarizes the changes in the Company's current assets and current liabilities:

                                                                                                   YEARS ENDED DECEMBER 31,
                                                                                            -----------------------------------
                                                                                               1994          1995         1996
                                                                                            -----------------------------------
Trade accounts receivable .............................................................     $   372     $  (1,536)    $ (4,368)
Inventories ...........................................................................       3,049       (19,654)     (36,864)
Income tax refund receivable ..........................................................          --        (3,870)        (960)
Subscriber acquisition costs ..........................................................          --            --      (84,120)
Other current assets ..................................................................        (183)      (10,218)      (2,240)
Trade accounts payable ................................................................       2,648         4,111       21,730
Deferred revenue  - DISH Network-SM-  subscriber promotions ...........................          --            --       97,959
Deferred programming revenue ..........................................................         564        (1,009)       4,557
Accrued expenses and other current liabilities ........................................       1,670          (988)      17,866
Other, net ............................................................................         234            --           --
                                                                                            -----------------------------------
Net increase (decrease) in current assets and current liabilities .....................     $ 8,354     $ (33,164)    $  13,560
                                                                                            -----------------------------------
                                                                                            -----------------------------------

        ECHOSTAR SATELLITE BROADCASTING CORPORATION AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED


2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

    The following presents the Company's supplemental cash flow statement disclosure:


                                                                                                 YEARS ENDED DECEMBER 31,
                                                                                               1994        1995        1996
                                                                                            -----------------------------------
  Cash paid for interest, net of amounts capitalized. . . . . . . . . . . . . . . . . . .    $  436       $  461    $  3,007
  Cash paid for income taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7,140        3,203          --
  8% Series A Cumulative Preferred Stock dividends. . . . . . . . . . . . . . . . . . . .       939          617          --
  Accrued satellite contract costs. . . . . . . . . . . . . . . . . . . . . . . . . . . .        --       15,000          --
  Satellite launch payment for EchoStar II applied to EchoStar I launch . . . . . . . . .        --           --      15,000
  Exchange of note payable to stockholder, and interest thereon, for 8% Series A
    Cumulative Preferred Stock. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    15,052           --          --
  Issuance of Class A Common Stock to acquire investment in DirectSat Corporation . . . .     9,000           --          --
  Property and equipment acquired under capital leases. . . . . . . . . . . . . . . . . .       934           --          --
  Note payable issued for deferred satellite construction payments for EchoStar I . . . .        --       32,833       3,167
  Note payable issued for deferred satellite construction payments for EchoStar II. . . .        --           --      28,000
  Employee Savings Plan Contribution and launch bonuses funded by issuance of
    Class A Common Stock. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        --        1,192          --


MARKETABLE INVESTMENT SECURITIES AND RESTRICTED CASH AND MARKETABLE INVESTMENT SECURITIES

          At December 31, 1995 and 1996, the Company has classified all marketable investment securities as available for sale. Accordingly, these investments are reflected at market value based on quoted market prices. Related unrealized gains and losses are reported as a separate component of stockholders' equity, net of related deferred income taxes of $153,000 and $6,000 at December 31, 1995 and 1996, respectively. The specific identification method is used to determine cost in computing realized gains and losses. The major components of marketable investment securities as of December 31, 1995 and 1996 are as follows (in thousands):


                                                       DECEMBER 31, 1995                      DECEMBER 31, 1996
                                            ------------------------------------   -------------------------------------
                                                          UNREALIZED
                                               AMORTIZED    HOLDING      MARKET       AMORTIZED    HOLDING      MARKET
                                                COST      GAIN (LOSS)    VALUE          COST      GAIN (LOSS)    VALUE
                                            ------------------------------------   -------------------------------------
Commercial paper. . . . . . . . . .           $   --        $   --      $   --        $16,065       $   --     $16,065
Government bonds. . . . . . . . . .               38            --          38          2,540           --      2,540
Mutual funds. . . . . . . . . . . .              188           (16)        172            219          (17)        202
                                            ------------------------------------   -------------------------------------
                                              $  226        $  (16)     $  210        $18,824       $  (17)    $18,807
                                            ------------------------------------   -------------------------------------
                                            ------------------------------------   -------------------------------------


          Restricted Cash and Marketable Investment Securities in Escrow Accounts as reflected in the accompanying consolidated balance sheets represent the remaining net proceeds received from the 1994 Notes Offering, and a portion of the proceeds from the 1996 Notes Offering, plus interest earned, less amounts expended to date in connection with the development, construction and continued growth of the DISH Network-SM-. These proceeds are held in separate escrow accounts (the "Dish Escrow Account" and the "ESBC Escrow Account") as required by the respective indentures, and invested in certain permitted debt and other marketable investment securities until disbursed for the express purposes identified in the respective indentures.

          Other Restricted Cash includes balances totaling $11.4 million and $5.7 million at December 31, 1995 and 1996 respectively, which were restricted to satisfy certain covenants in the 1994 Notes Indenture regarding launch insurance for EchoStar I and EchoStar II. In addition, as of each of December 31, 1995 and 1996, $15.0 million was held in escrow relating to a non-performing manufacturer of DBS receivers (see Note 3). As of December 31, 1996, $10.0 million was on deposit in a separate escrow account established pursuant to an additional DBS receiver manufacturing agreement, to provide for EchoStar's future payment obligations. The major components of Restricted Cash and Marketable Investment Securities are as follows (in thousands):

        ECHOSTAR SATELLITE BROADCASTING CORPORATION AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED


2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED


                                                       DECEMBER 31, 1995                      DECEMBER 31, 1996
                                            ------------------------------------   -------------------------------------
                                                         UNREALIZED                              UNREALIZED
                                               AMORTIZED   HOLDING      MARKET       AMORTIZED    HOLDING      MARKET
                                                COST        GAIN        VALUE          COST        GAIN        VALUE
                                            ------------------------------------   -------------------------------------
Commercial paper. . . . . . . . . .          $66,214        $  --       $66,214        $77,569       $  --      $77,569
Government bonds. . . . . . . . . .           32,904          420        33,324            368          --          368
Certificates of deposit . . . . . .               --           --            --            750          --          750
Accrued interest. . . . . . . . . .              153           --           153            254          --          254
                                            ------------------------------------   -------------------------------------
                                             $99,271         $420       $99,691        $78,941       $  --      $78,941
                                            ------------------------------------   -------------------------------------
                                            ------------------------------------   -------------------------------------


INVENTORIES

          Inventories are stated at the lower of cost or market value. Cost is determined using the first-in, first-out method. Proprietary products are manufactured by outside suppliers to the Company's specifications. the Company also distributes non-proprietary products purchased from other manufacturers. Manufactured inventories include materials, labor and manufacturing overhead. Cost of other inventories includes parts, contract manufacturers' delivered price, assembly and testing labor, and related overhead, including handling and storage costs. Inventories consist of the following (in thousands):

                                                              DECEMBER 31,
                                                       ------------------------
                                                           1995         1996
                                                       ------------------------

   EchoStar Receiver Systems. . . . . . . . . . . .     $      --   $  32,799
   Consigned DBS receiver components. . . . . . . .            --      23,525
   DBS receiver components. . . . . . . . . . . . .         9,615      15,736
   Finished goods - C-band. . . . . . . . . . . . .        11,161         600
   Finished goods - International . . . . . . . . .         9,297       3,491
   Competitor DBS Receivers . . . . . . . . . . . .         9,404          --
   Spare parts. . . . . . . . . . . . . . . . . . .         2,089       2,279
   Reserve for excess and obsolete inventory. . . .       ( 2,797)    ( 5,663)
                                                       ------------------------
                                                        $  38,769   $  72,767
                                                       ------------------------
                                                       ------------------------

PROPERTY AND EQUIPMENT

          Property and equipment are stated at cost. Cost includes interest capitalized of $5.7 million, $25.0 million and $19.8 million during the years ended December 31, 1994, 1995 and 1996, respectively. The costs of satellites under construction are capitalized during the construction phase, assuming the eventual successful launch and in-orbit operation of the satellite. If a satellite were to fail during launch or while in-orbit, the resultant loss would be charged to expense in the period such loss was realized. The amount of any such loss would be reduced to the extent of insurance proceeds received as a result of the launch or in-orbit failure. Depreciation is recorded on a straight-line basis for financial reporting purposes. Repair and maintenance costs are charged to expense when incurred. Renewals and betterments are capitalized.

FCC AUTHORIZATIONS

          FCC authorizations are recorded at cost and amortized using the straight-line method over a period of 40 years. Such amortization commences at the time the related satellite becomes operational; capitalized costs are written off at the time efforts to provide services are abandoned. FCC authorizations include interest capitalized of $1.3 million and $1.1 million during the years ended December 31, 1995 and 1996, respectively. The merger with DirectSat described in Note 1 was accounted for as a purchase. DirectSat's assets were valued at $9.0 million by the Company at the time of the merger and are included in FCC authorizations (see Note 5).

        ECHOSTAR SATELLITE BROADCASTING CORPORATION AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED


2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

REVENUE RECOGNITION

     Revenue from sales of DTH products is recognized upon shipment to customers. Revenue from the provision of DISH Network-SM- service and C-band programming service to subscribers is recognized as revenue in the period such programming is provided.

SUBSCRIBER PROMOTION SUBSIDIES, SUBSCRIBER ACQUISITION COSTS, AND DISH NETWORK-SM- PROMOTIONS - SUBSCRIPTION TELEVISION SERVICES AND PRODUCTS

     Total transaction proceeds to the Company from DISH Network-SM- programming and equipment sold as a package under EchoStar promotions are initially deferred and recognized as revenue over the related service period (normally one year), commencing upon authorization of each new subscriber. The excess of the Company's aggregate cost of the equipment, programming and other expenses for the initial prepaid subscription period for DISH Network-SM- service over proceeds received is expensed upon shipment of the equipment. Remaining costs, less programming costs and the amount expensed upon shipment as per above, are capitalized and reflected in the accompanying balance sheets as subscriber acquisition costs. Such costs are amortized over the related prepaid subscription term of the customer. Programming costs are expensed as service is provided. Excluding expected incremental revenues from premium and Pay-Per-View programming, the accounting followed results in revenue recognition over the initial period of service equal to the sum of programming costs and amortization of subscriber acquisition costs.

     DISH Network-SM- programming and equipment which were not sold as a package under EchoStar promotions are separately presented in the accompanying consolidated statements of operations.

DEFERRED DEBT ISSUANCE COSTS AND DEBT DISCOUNT

     Costs of completing the 1994 Notes Offering and the 1996 Notes Offering were deferred (Note 5) and are being amortized to interest expense over their respective terms. The original issue discounts related to the 1994 Notes and the 1996 Notes (Note 6) are being accreted to interest expense so as to reflect a constant rate of interest on the accreted balance of the 1994 Notes and the 1996 Notes.

DEFERRED PROGRAMMING REVENUE

     Deferred programming revenue consists of prepayments received from multiple-month subscriptions to DISH Network-SM- programming. Such amounts are recognized as revenue in the period the programming is provided to the subscriber. Similarly, the Company defers prepayments received from subscribers to C-band programming sold by the Company as an authorized distributor.

LONG-TERM DEFERRED SIGNAL CARRIAGE REVENUE

     Long-term deferred signal carriage revenue consists of advance payments from certain programming providers for carriage of their programming content on the DISH Network-SM-. Such amounts are deferred and recognized as revenue on a straight-line basis over the related contract terms (up to ten years).

        ECHOSTAR SATELLITE BROADCASTING CORPORATION AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED


2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES

     Accrued expenses and other current liabilities consist of the following (in thousands):

                                                             DECEMBER 31,
                                                       ------------------------
                                                           1995         1996
                                                       ------------------------

   Accrued expenses . . . . . . . . . . . . . . . .      $  3,850     $18,954
   Accrued satellite contract costs . . . . . . . .        15,000          --
   Accrued programming. . . . . . . . . . . . . . .         4,979       9,463
   Reserve for warranty costs . . . . . . . . . . .         1,013         763
   Other. . . . . . . . . . . . . . . . . . . . . .         1,472          --
                                                       ------------------------
                                                         $ 26,314     $29,180
                                                       ------------------------
                                                       ------------------------

          The Company's C-Band proprietary products are under warranty against defects in material and workmanship for a period of one year from the date of original retail purchase. The reserve for warranty costs is based upon historical units sold and expected repair costs. The Company does not have a warranty reserve for its DBS products because the warranty is provided by the contract manufacturer.

ADVERTISING COSTS

          Advertising costs are expensed as incurred and totaled $2.3 million, $1.9 million and $16.5 million for the years ended December 31, 1994, 1995 and 1996, respectively.

RESEARCH AND DEVELOPMENT COSTS

          Research and development costs, which are expensed as incurred, totaled $5.9 million, $5.0 million and $6.0 million for the years ended December 31, 1994, 1995 and 1996, respectively.

RECLASSIFICATIONS

          Certain amounts from the prior years consolidated financial statements have been reclassified to conform with the 1996 presentation.

3.   OTHER CURRENT ASSETS

          Other current assets consist of the following (in thousands):

                                                             DECEMBER 31,
                                                       ------------------------
                                                           1995         1996
                                                       ------------------------

   Deposits held by non-performing manufacturer . .       $10,000     $10,000
   Other. . . . . . . . . . . . . . . . . . . . . .         2,791       5,031
                                                       ------------------------
                                                          $12,791     $15,031
                                                       ------------------------
                                                       ------------------------

     The Company has agreements with two manufacturers to supply DBS receivers for the Company. To date, only one of the manufacturers has produced receivers acceptable to the Company. The Company previously deposited $10.0 million with the non-performing manufacturer and has an additional $15.0 million on deposit in an escrow account as security for its payment obligations under that contract. the Company has given the non-performing manufacturer notice of its intent to terminate the contract and has filed suit against that manufacturer. Consequently, the Company is currently dependent on one manufacturing source for its receivers. Since the Company has given the non-performing manufacturer notice of its intent to terminate the contract, the Company has not considered amounts due under the contract in the Company's future purchase commitments. The performing manufacturer presently manufactures receivers in sufficient quantities to meet currently expected demand. If the Company's sole manufacturer

        ECHOSTAR SATELLITE BROADCASTING CORPORATION AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED


3.  OTHER CURRENT ASSETS - CONTINUED

is unable for any reason to produce receivers in a quantity sufficient to meet demand, the Company's liquidity and results of operations would be adversely affected. Management believes, but can give no assurance, that Echostar will be able to recover most, if not all, amounts deposited with the non-performing manufacturer or held in escrow.

4.   PROPERTY AND EQUIPMENT

          Property and equipment consist of the following (in thousands):


                                                               LIFE                   DECEMBER 31,
                                                       --------------------------------------------------
                                                            (IN YEARS)           1995           1996
                                                                            -----------------------------
          EchoStar I. . . . . . . . . . . . . . . . . .          12          $       --     $  201,607
          EchoStar II . . . . . . . . . . . . . . . . .          12                  --        228,694
          Furniture, fixtures and equipment . . . . . .         2-12             35,127         72,932
          Buildings and improvements. . . . . . . . . .         7-40             21,006         21,649
          Tooling and other . . . . . . . . . . . . . .          2                2,039          3,253
          Land. . . . . . . . . . . . . . . . . . . . .          --               1,613          1,613
          Vehicles. . . . . . . . . . . . . . . . . . .          7                1,310          1,323
          Construction in progress. . . . . . . . . . .          --             282,373          4,137
                                                                            -----------------------------
          Total property and equipment. . . . . . . . .                         343,468        535,208
          Accumulated depreciation. . . . . . . . . . .                         (10,269)       (35,219)
                                                                            -----------------------------
          Property and equipment, net . . . . . . . . .                      $  333,199     $  499,989
                                                                            -----------------------------
                                                                            -----------------------------

          Construction in progress consists of the following (in thousands):


                                                                                      DECEMBER 31,
                                                                            -----------------------------
                                                                                 1995           1996
                                                                            -----------------------------
          Progress amounts for satellite construction, launch, launch insurance and capitalized interest:
               EchoStar I . . . . . . . . . . . . . . . . . . . . . .          $193,629       $     --
               EchoStar II. . . . . . . . . . . . . . . . . . . . . .            88,634             --
             Other. . . . . . . . . . . . . . . . . . . . . . . . . .               110          4,137
                                                                            -----------------------------
                                                                               $282,373       $  4,137
                                                                            -----------------------------
                                                                            -----------------------------

5.   OTHER NONCURRENT ASSETS

          Other noncurrent assets consist of the following (in thousands):

                                                                                      DECEMBER 31,
                                                                            -----------------------------
                                                                                 1995           1996
                                                                            -----------------------------
          Deferred debt issuance costs. . . . . . . . . . . . . . . .           $10,622        $21,284
          FCC authorizations. . . . . . . . . . . . . . . . . . . . .            11,309         12,351
          SSET convertible subordinated debentures and accrued interest           9,610          3,649
          Other, net. . . . . . . . . . . . . . . . . . . . . . . . .               897            839
                                                                            -----------------------------
                                                                                $32,438        $38,123
                                                                            -----------------------------
                                                                            -----------------------------


     In 1994, the Company purchased $8.75 million of SSET's 6.5% convertible subordinated debentures. During 1996, the Company received $6.4 million of payments from SSET ($5.2 million principal and $1.2 million interest) related to these convertible debentures. As of December 31, 1996, the debentures, if converted, would represent approximately 5% of SSET's common stock, based on the number of shares of SSET common stock outstanding at December 31, 1996. Management estimates that the fair value of the SSET debentures approximates their carrying value in the accompanying financial statements based on current interest rates and the conversion features contained in the debentures. SSET is a reporting company under the Securities Exchange Act of 1934 and is engaged in the

             ECHOSTAR SATELLITE BROADCASTING CORPORATION AND SUBSIDIARIES
                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

5.  OTHER NONCURRENT ASSETS - CONTINUED

manufacture and sale of satellite telecommunications equipment. In March 1994, SSET sold to the Company for $1.25 million an approximate 6% ownership interest in the stock of Direct Broadcasting Satellite Corporation ("DBSC") and certain notes and accounts receivable from DBSC.

6.  LONG-TERM DEBT

1994 NOTES

    On June 7, 1994, Dish, Ltd. issued the 1994 Notes which mature on June 1, 2004. The 1994 Notes issuance resulted in net proceeds to Dish, Ltd. of $323.3 million (including amounts attributable to the issuance of the Warrants) and after payment of underwriting discount and other issuance costs aggregating approximately $12.6 million).

    The 1994 Notes bear interest at a rate of 12 7/8%, computed on a semi-annual bond equivalent basis. Interest on the 1994 Notes will not be payable in cash prior to June 1, 1999, with the 1994 Notes accreting to a principal value at stated maturity of $624.0 million by that date. Commencing December 1, 1999, interest on the 1994 Notes will be payable in cash on December 1 and June 1 of each year.

    The 1994 Notes rank senior in right of payment to all subordinated indebtedness of Dish, Ltd. and PARI PASSU in right of payment with all other senior indebtedness of Dish, Ltd., subject to the terms of an Intercreditor Agreement between Dish, Ltd., certain of its principal subsidiaries, and certain creditors thereof. The 1994 Notes are secured by liens on certain assets of Dish, Ltd., including EchoStar I and EchoStar II and all other components of the EchoStar DBS System owned by Dish, Ltd. and its subsidiaries. The 1994 Notes are further guaranteed by each material direct subsidiary of Dish, Ltd. (see
Note 12). Although the 1994 Notes are titled "Senior," Dish, Ltd. has not issued, and does not have any current arrangements to issue, any significant indebtedness to which the 1994 Notes would be senior; however, the 1996 Notes sold in March 1996 by ESBC, are effectively subordinated to the 1994 Notes and all other liabilities of Dish, Ltd. and its subsidiaries. Furthermore, at December 31, 1995 and 1996, the 1994 Notes were effectively subordinated to approximately $5.4 million and $5.1 million of mortgage indebtedness, respectively, with respect to certain assets of Dish, Ltd.'s subsidiaries, not including the EchoStar DBS System, and rank PARI PASSU with the security interest of approximately $30.0 million of contractor financing.

    Except under certain circumstances requiring prepayment premiums, and in other limited circumstances, the 1994 Notes are not redeemable at Dish, Ltd.'s option prior to June 1, 1999. Thereafter, the 1994 Notes will be subject to redemption, at the option of Dish, Ltd., in whole or in part, at redemption prices ranging from 104.828% during the year commencing June 1, 1999 to 100% of principal value at stated maturity on or after June 1, 2002 together with accrued and unpaid interest thereon to the redemption date. On each of June 1, 2002 and June 1, 2003, Dish, Ltd. will be required to redeem 25% of the original aggregate principal amount of 1994 Notes at a redemption price equal to 100% of principal value at stated maturity thereof, together with accrued and unpaid interest thereon to the redemption date. The remaining principal of the 1994 Notes matures on June 1, 2004.

    In the event of a change of control and upon the occurrence of certain other events, as described in the 1994 Notes Indenture, Dish, Ltd. will be required to make an offer to each holder of 1994 Notes to repurchase all or any part of such holder's 1994 Notes at a purchase price equal to 101% of the accreted value thereof on the date of purchase, if prior to June 1, 1999, or 101% of the aggregate principal amount thereof, together with accrued and unpaid interest thereon to the date of purchase, if on or after June 1, 1999.

    The 1994 Notes Indenture contains restrictive covenants that, among other things, impose limitations on Dish, Ltd. and its subsidiaries with respect to their ability to: (i) incur additional indebtedness; (ii) issue preferred stock; (iii) apply the proceeds of certain asset sales; (iv) create, incur or assume liens; (v) create dividend and other payment restrictions with respect to Dish, Ltd.'s subsidiaries; (vi) merge, consolidate or sell assets; (vii) incur subordinated or junior debt; and
    (viii) enter into transactions with affiliates. In addition, Dish, Ltd., may pay dividends on its equity securities only if (1) no default is continuing under the 1994 Notes Indenture; and (2) after giving effect to such dividend, Dish, Ltd.'s ratio of total indebtedness to cash flow

             ECHOSTAR SATELLITE BROADCASTING CORPORATION AND SUBSIDIARIES
                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED


6.  LONG-TERM DEBT - CONTINUED

(calculated in accordance with the 1994 Notes Indenture) would not exceed 4.0 to
1.0. Moreover, the aggregate amount of such dividends generally may not exceed the sum of 50% of Dish, Ltd.'s consolidated net income (calculated in accordance with the 1994 Notes Indenture) from the date of issuance of the 1994 Notes, plus 100% of the aggregate net proceeds to Dish, Ltd. from the issuance and sale of certain equity interests of Dish, Ltd. (including common stock).

1996 NOTES

    On March 25, 1996, ESBC completed the 1996 Notes Offering consisting of $580.0 million aggregate principal amount at stated maturity of the 1996 Notes. The 1996 Notes Offering resulted in net proceeds to ESBC of approximately
$336.9 million (after payment of underwriting discount and other issuance costs aggregating approximately $13.1 million). The 1996 Notes bear interest at a rate of 13 1/8%, computed on a semi-annual bond equivalent basis. Interest on the 1996 Notes will not be payable in cash prior to March 15, 2000, with the 1996 Notes accreting to a principal amount at stated maturity of $580.0 million by that date. Commencing September 15, 2000, interest on the 1996 Notes will be payable in cash on September 15 and March 15 of each year. The 1996 Notes mature on March 15, 2004.

    The 1996 Notes rank PARI PASSU in right of payment with all senior indebtedness of ESBC. The 1996 Notes are guaranteed on a subordinated basis by ESBC's parent, EchoStar, and are secured by liens on certain assets of ESBC, EchoStar and certain of EchoStar's subsidiaries, including all of the outstanding capital stock of Dish, Ltd., which currently owns substantially all of EchoStar's operating subsidiaries. Although the 1996 Notes are titled "Senior," (i) ESBC has not issued, and does not have any current arrangements to issue, any significant indebtedness to which the 1996 Notes would be senior; and
(ii) the 1996 Notes are effectively subordinated to all liabilities of ECC (except liabilities to general creditors) and its other subsidiaries (except liabilities of ESBC), including liabilities to general creditors. As of December 31, 1996, the liabilities of EchoStar and its subsidiaries, exclusive of the 1996 Notes, aggregated approximately $694.0 million. In addition, net cash flows generated by the assets and operations of ESBC's subsidiaries will be available to satisfy the obligations of the 1996 Notes only at any time after payment of all amounts due and payable at such time under the 1994 Notes.

    Except under certain circumstances requiring prepayment premiums, and in other limited circumstances, the 1996 Notes are not redeemable at ESBC's option prior to March 15, 2000. Thereafter, the 1996 Notes will be subject to redemption, at the option of ESBC, in whole or in part, at redemption prices ranging from 106.5625% during the year commencing March 15, 2000 to 100% on or after March 15, 2003 of principal amount at stated maturity, together with accrued and unpaid interest thereon to the redemption date. The entire principal balance of the 1996 Notes will mature on March 15, 2004.

    The 1996 Notes Indenture contains restrictive covenants that, among other things, impose limitations on ESBC with respect to its ability to: (i) incur additional indebtedness; (ii) issue preferred stock; (iii) apply the proceeds of certain asset sales; (iv) create, incur or assume liens; (v) create dividend and other payment restrictions with respect to ESBC's subsidiaries; (vi) merge, consolidate or sell assets; (vii) incur subordinated or junior debt; and (viii) enter into transactions with affiliates. In addition, ESBC may pay dividends on its equity securities only if (1) no default is continuing under the 1996 Notes Indenture; and (2) after giving effect to such dividend, ESBC's ratio of total indebtedness to cash flow (calculated in accordance with the 1996 Notes Indenture) would not exceed 5.0 to 1.0. Moreover, the aggregate amount of such dividends generally may not exceed the sum of 50% of ESBC's consolidated net income (calculated in accordance with the 1996 Notes Indenture) from the date of issuance of the 1996 Notes, plus 100% of the aggregate net cash proceeds received by ESBC and its subsidiaries from the issue or sale of certain equity interests of EchoStar (including common stock).

    In the event of a change of control, as described in the 1996 Notes Indenture, ESBC will be required to make an offer to each holder of 1996 Notes to repurchase all of such holder's 1996 Notes at a purchase price equal to 101% of the accreted value thereof on the date of purchase, if prior to March 15, 2000, or 101% of the aggregate principal amount at stated maturity thereof, together with accrued and unpaid interest thereon to the date of purchase, if on or after March 15, 2000.

             ECHOSTAR SATELLITE BROADCASTING CORPORATION AND SUBSIDIARIES
                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED


6.  LONG-TERM DEBT - CONTINUED

OTHER LONG-TERM DEBT

    In addition to the 1994 Notes and 1996 Notes, other long-term debt consists of the following (in thousands, except monthly payment data):


                                                                                          DECEMBER 31,
                                                                                      ------------------
                                                                                       1995         1996
                                                                                      ------------------
8.25% note payable for deferred satellite contract payments for EchoStar I due in equal monthly installments of $722,027, including interest,
    through February 2001. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   $ 32,833     $ 30,463
8.25% note payable for deferred satellite contract payments for EchoStar II due in equal monthly installments of $561,577, including interest,
    through November 2001. . . . . . . . . . . . . . . . . . . . . . . . . . . . .         --       27,161
8.0% mortgage note payable due in equal monthly installments of  $41,635, including interest, through May 2008; secured by land and office building
    with a net book value of approximately $4.1 million. . . . . . . . . . . . . .      3,909        3,715
10.5% mortgage note payable due in equal monthly installments of $9,442, including interest, through November 1998; final payment of $854,000 due
    November 1998; secured by land and warehouse building with a net book value
    of approximately $886,000. . . . . . . . . . . . . . . . . . . . . . . . . . .        910          892
9.9375% mortgage note payable due in equal quarterly principal installments of $10,625 plus interest through April 2009; secured by land and office
    building with a net book value of approximately $802,000 . . . . . . . . . . .        574          531
                                                                                     -----------------------
Total long-term debt, excluding the 1994 Notes and 1996 Notes. . . . . . . . . . .     38,226       62,762
Less current portion . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     (4,782)     (11,334)
                                                                                     -----------------------
Long-term debt, excluding current portion. . . . . . . . . . . . . . . . . . . . .   $ 33,444     $ 51,428
                                                                                     -----------------------
                                                                                     -----------------------


    Future maturities of amounts outstanding under the Company's long-term debt facilities as of December 31, 1996 are summarized as follows (in thousands):



                                                    DEFERRED
                                                    SATELLITE      MORTGAGE
                                DISH      ESBC      CONTRACT        NOTES
                                NOTES     NOTES     PAYMENTS       PAYABLE       TOTAL
                             ---------------------------------------------------------

YEAR ENDING DECEMBER 31,
1997 . . . . . . . . . . . .   $   --      $ --       $11,061        $  273  $  11,334
1998 . . . . . . . . . . . .       --        --        12,009         1,141     13,150
1999 . . . . . . . . . . . .       --        --        13,038           289     13,327
2000 . . . . . . . . . . . .       --        --        14,156           309     14,465
2001 . . . . . . . . . . . .       --        --         7,360           331      7,691
Thereafter . . . . . . . . .   624,000   580,000           --         2,795  1,206,795
Unamortized discount          (186,873) (193,835)          --            --   (380,708)
                              ---------------------------------------------------------
Total. . . . . . . . . . . .  $437,127  $386,165      $57,624        $5,138 $  886,054
                              ---------------------------------------------------------
                              ---------------------------------------------------------

The following table summarizes the book and fair values of the Company's debt facilities at December 31, 1996 (dollars in thousands). Fair values for the Company's 1994 Notes and 1996 Notes are based on quoted market prices. The fair value of the Company's Deferred Satellite Contract Payments and mortgage notes payable are estimated

             ECHOSTAR SATELLITE BROADCASTING CORPORATION AND SUBSIDIARIES
                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED


6.  LONG-TERM DEBT - CONTINUED

using discounted cash flow analyses. The interest rates assumed in such discounted cash flow analyses reflect interest rates currently being offered for loans with similar terms to borrowers of similar credit quality.

                                       BOOK VALUE          FAIR VALUE
                                  ----------------------------------------

1994 Notes . . . . . . . . . . . .       $437,127          $  526,282
1996 Notes . . . . . . . . . . . .        386,165             435,986
Deferred satellite contract
 payments. . . . . . . . . . . . .         57,624              56,471
Mortgage notes payable . . . . . .          5,138               5,138
                                   ----------------------------------------
                                         $886,054          $1,023,877
                                   ----------------------------------------
                                   ----------------------------------------

DEFERRED SATELLITE CONTRACT PAYMENTS

    The majority of the purchase price for the satellites is required to be paid in progress payments, with the remainder payable in the form of non-contingent payments which are deferred until after the respective satellites are in orbit (the "Deferred Payments"). Interest rates on the Deferred Payments range between 7.75% and 8.25% (to be determined 90 days prior to the launch of each satellite) and payments are made over a period of five years after the delivery and launch of each such satellite. The Company utilized $36.0 million and $28.0 million of contractor financing for EchoStar I and EchoStar II, respectively. The deferred payments with respect to EchoStar I and EchoStar II are secured by substantially all assets of Dish, Ltd. and its subsidiaries (subject to certain restrictions) and a corporate guarantee of ECC.

BANK CREDIT FACILITY

    From May 1994 to May 1996, certain of EchoStar's subsidiaries maintained a revolving credit facility (the "Credit Facility") with a bank for the purposes of funding working capital advances and meeting letter of credit requirements associated with certain inventory purchases and satellite construction payments. The Credit Facility expired in May 1996. EchoStar currently does not intend to arrange a replacement credit facility.

7.  INCOME TAXES

    The components of the (provision for) benefit from income taxes are as follows (in thousands):

                                            YEAR ENDED DECEMBER 31,
                                       ----------------------------------
                                       1994           1995           1996
                                       ----------------------------------
Current (provision) benefit:
    Federal. . . . . . . . . . . .   $(5,951)        $1,711       $  4,596
    State... . . . . . . . . . . .      (853)           (44)           (49)
    Foreign. . . . . . . . . . . .      (925)          (301)          (209)
                                        -----------------------------------
                                      (7,729)         1,366          4,338
                                        -----------------------------------
Deferred benefit:
    Federal. . . . . . . . . . . .     6,342          4,440         48,050
    State. . . . . . . . . . . . .       988            385          2,472
                                        -----------------------------------
                                       7,330          4,825         50,522
                                        -----------------------------------
      Total (provision) benefit. .   $  (399)        $6,191        $54,860
                                        -----------------------------------
                                        -----------------------------------

    As of December 31, 1996, the Company had net operating loss carryforwards ("NOLs") for Federal income tax purposes of approximately $77.9 million. The NOLs expire beginning in year 2011. The use of the NOLs is subject to statutory and regulatory limitations regarding changes in ownership. SFAS No. 109 requires that the tax benefit of NOLs for financial reporting purposes be recorded as an asset. To the extent that management assesses the realization of deferred tax assets to be less than "more likely than not," a valuation reserve is established.

             ECHOSTAR SATELLITE BROADCASTING CORPORATION AND SUBSIDIARIES
                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED


7.  INCOME TAXES - CONTINUED

    The temporary differences which give rise to deferred tax assets and liabilities as of December 31, 1995 and 1996 are as follows (in thousands):

                                                           DECEMBER 31,
                                                    -----------------------
                                                       1995           1996
                                                    -----------------------
Current deferred tax assets:
    Accrued royalties. . . . . . . . . . . . . .      $  --       $  3,029
    Inventory reserves and cost methods. . . . .        834          1,811
    Accrued expenses . . . . . . . . . . . . . .         --          1,414
    Allowance for doubtful accounts. . . . . . .        456            674
    Reserve for warranty costs . . . . . . . . .        385            284
    Other. . . . . . . . . . . . . . . . . . . .        312             57
                                                    -----------------------
Total current deferred tax assets. . . . . . . .      1,987          7,269

Current deferred tax liabilities:
    Unrealized holding gain on marketable
    investment securities. . . . . . . . . . . .       (153)            (6)
    Subscriber acquisition costs . . . . . . . .         --        (19,937)
                                                    -----------------------
Total current deferred tax liabilities . . . . .       (153)       (19,943)
                                                    -----------------------
     Net current deferred tax assets (liabilities)    1,834        (12,674)

Noncurrent deferred tax assets:
    Net operating loss carryforwards . . . . . .         --         77,910
    Amortization of original issue discount
     on 1994 and 1996 Notes. . . . . . . . . . .     15,439         34,912
    Other. . . . . . . . . . . . . . . . . . . .          7          3,458
                                                    -----------------------
Total noncurrent deferred tax assets . . . . . .     15,446        116,280
Noncurrent deferred tax liabilities:
    Capitalized costs deducted for tax . . . . .     (2,351)       (17,683)
    Depreciation . . . . . . . . . . . . . . . .    (   986)       (18,927)
                                                    -----------------------
Total noncurrent deferred tax liabilities. . . .     (3,337)       (36,610)
                                                    -----------------------
      Noncurrent net deferred tax assets . . . .     12,109         79,670
                                                    -----------------------
      Net deferred tax assets. . . . . . . . . .    $13,943        $66,996
                                                    -----------------------
                                                    -----------------------

    No valuation reserve has been provided for the above deferred tax assets because the Company currently believes it is more likely than not that these assets will be realized. If future operating results differ materially and adversely from the Company's current expectations, its judgment regarding the need for a valuation allowance may change.

    The actual tax provisions for 1994, 1995 and 1996 are reconciled to the amounts computed by applying the statutory federal tax rate to income before taxes as follows (dollars in thousands).


                                            1994                     1995                     1996
                                     ------------------       ------------------       ------------------
                                      AMOUNT   PERCENT         AMOUNT   PERCENT         AMOUNT   PERCENT
                                     ------------------       ------------------       ------------------
Statutory rate . . . . . . . . . .     $(166)    (34.0)%       $6,493     35.0%        $54,015     35.0%
State income taxes, net of
 federal benefit . . . . . . . . .     (  88)    (18.0)           222       1.2          2,839       1.8
Tax exempt interest income . . . .        60      12.3             10       0.1             --        --
Research and development credits .       156      31.9             31       0.2             --        --
Non-deductible interest expense. .      (258)    (52.7)          (293)     (1.7)        (2,099)     (1.4)
Other. . . . . . . . . . . . . . .      (103)    (21.1)          (272)     (1.4)           105      (0.2)
                                     ------------------       ------------------       ------------------
Total (provision for) benefit
   from income taxes . . . . . . .     $(399)    (81.6)%       $6,191     33.4%        $54,860     35.2%
                                     ------------------       ------------------       ------------------
                                     ------------------       ------------------       ------------------


             ECHOSTAR SATELLITE BROADCASTING CORPORATION AND SUBSIDIARIES
                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED


8.  EMPLOYEE BENEFIT PLAN

    The Company sponsors a 401(k) Employee Savings Plan (the "401(k) Plan") for eligible employees. Voluntary employee contributions to the 401(k) Plan may be matched 50% by the Company, subject to a maximum annual contribution by the Company of $1,000 per employee. The Company may also make an annual discretionary contribution to the plan with approval by the Company's Board of Directors, subject to the maximum deductible limit provided by the Internal Revenue Code of 1986, as amended. The Company's total cash contributions to the 401(k) Plan totaled $170,000, $177,000 and $226,000 during 1994, 1995 and 1996, respectively. Additionally, the Company contributed 55,000 shares of its Class A Common Stock in each of 1995 and 1996 (fair value of approximately $1.1 million and $935,000, respectively) to the 401(k) Plan as discretionary contributions.

9.  STOCKHOLDER'S EQUITY

    Effective March 10, 1994, the stockholders approved measures necessary to increase the authorized capital stock of Dish, Ltd. to include 200 million shares of Class A Common Stock, 100 million shares of Class B Common Stock, and 20 million shares of Series A Convertible Preferred Stock and determined to split all outstanding shares of common stock on the basis of approximately 4,296 to 1.

    All accrued dividends payable to Mr. Ergen on his Dish, Ltd. 8% Series A Cumulative Preferred Stock through the date of the Exchange ($1.4 million), and all accrued dividends payable to the remaining holder of Dish, Ltd. 8% Series A Cumulative Preferred Stock through the date of the Merger ($107,000), will remain obligations of Dish, Ltd. (Note 1); however, no additional dividends will accrue with respect to the Dish, Ltd. 8% Series A Cumulative Preferred Stock. The 1994 Notes Indenture places significant restrictions on the payment of those dividends. Through December 31, 1996, additional accrued dividends payable to Mr. Ergen by ECC on the ECC 8% Series A Cumulative Preferred Stock totaled $1.7 million.

10. STOCK COMPENSATION PLANS

    The Company has two stock-based compensation plans, which are described below. The Company has elected to follow Accounting Principles Board Opinion
No. 25, "Accounting for Stock Issued to Employees," ("APB 25") and related interpretations in accounting for its stock-based compensation plans. Under APB 25, because the exercise price of the Company's employees stock options is equal to the market price of the underlying stock on the date of the grant, no compensation expense is recognized. In October 1995, the Financial Accounting Standards Board issued SFAS No. 123, "Accounting and Disclosure of Stock-Based Compensation," ("SFAS No. 123") which established an alternative method of expense recognition for stock-based compensation awards to employees based on fair values. The Company elected to not adopt SFAS No. 123 for expense recognition purposes.

    Pro forma information regarding net income and earnings per share is required by SFAS No. 123 and has been determined as if the Company had accounted for its stock-based compensation plans using the fair value method prescribed by that statement. The fair value for these options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted-average assumptions for 1995 and 1996, respectively: risk-free interest rate of 6.12% and 6.80% for 1995 and 1996, respectively; dividend yields of 0.0% during each period; volatility factors of the expected market price of the Company's common stock of 62%, and a weighted-average expected life of the options of six years.

    For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period. All options are initially assumed to vest. Compensation previously recognized is reversed to the extent applicable to forfeitures of unvested options. The Company's pro forma net loss was $12.8 million and $101.7 million for the years ended December 31, 1995 and 1996, respectively.

    The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price characteristics significantly different from those of

             ECHOSTAR SATELLITE BROADCASTING CORPORATION AND SUBSIDIARIES
                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED


10. STOCK COMPENSATION PLANS - CONTINUED

traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its stock-based compensation awards.

    In April 1994, the Company adopted a stock incentive plan (the "Stock Incentive Plan") to provide incentive to attract and retain officers, directors and key employees. ECC assumed all outstanding options for the purchase of Dish, Ltd. common stock effective with the Exchange and Merger and has reserved up to 10 million shares of its Class A Common Stock for granting awards under the Stock Incentive Plan. Awards available under the Stock Incentive Plan include:
(i) common stock purchase options; (ii) stock appreciation rights; (iii) restricted stock and restricted stock units; (iv) performance awards; (v) dividend equivalents; and (vi) other stock-based awards. All options granted through December 31, 1996 have included exercise prices not less than the fair market value of the Shares at the date of grant and vest as determined by the Company's Board of Directors, generally at the rate of 20% per year.

    A summary of the Company's incentive stock option activity for the years ended December 31, 1995 and 1996 is as follows:


                                                                      1995                     1996
                                                       -------------------------------------------------------------
                                                                       WEIGHTED                      WEIGHTED
                                                                       -AVERAGE                      -AVERAGE
                                                        OPTIONS    EXERCISE PRICE     OPTIONS        EXERCISE PRICE
                                                       -------------------------------------------------------------
Options outstanding at beginning of year. . . . .       744,872     $  9.33           1,117,133      $12.23
Granted . . . . . . . . . . . . . . . . . . . . .       419,772       17.13             138,790       27.02
Exercised . . . . . . . . . . . . . . . . . . . .      (  4,284)       9.33            (103,766)      10.24
Forfeited . . . . . . . . . . . . . . . . . . . .       (43,227)      10.55            (126,884)      13.27
                                                       ------------------------------------------------------------

Options outstanding at end of year. . . . . . . .     1,117,133      $12.23           1,025,273       14.27
                                                       ------------------------------------------------------------
                                                       ------------------------------------------------------------

Exercisable at end of year. . . . . . . . . . . .       142,474     $  9.33             258,368      $11.31
                                                       ------------------------------------------------------------
                                                       ------------------------------------------------------------

Weighted-average fair value of options granted. .                   $  9.86                          $16.96


    Exercise prices for options outstanding as December 31, 1996 are as follows:


                                  OPTIONS OUTSTANDING                          OPTIONS EXERCISABLE
                   ------------------------------------------------------------------------------------------
                        NUMBER         WEIGHTED -                              NUMBER
                       OUTSTANDING        AVERAGE                             EXERCISABLE
                        AS OF            REMAINING            WEIGHTED-         AS OF          WEIGHTED-
RANGE OF             DECEMBER 31,      CONTRACTUAL             AVERAGE      DECEMBER 31,         AVERAGE
EXERCISE PRICES           1996            LIFE            EXERCISE PRICE        1996        EXERCISE PRICE
--------------------------------------------------------------------------------------------------------------
$  9.333 - $11.870      607,462            5.50               $  9.48          203,757           $  9.41
 17.000 -   20.250      279,021            6.71                 18.48           54,611             18.51
 26.690 -   29.360      138,790            7.58                 27.02               --              --
--------------------------------------------------------------------------------------------------------------
$  9.333 - $29.360      1,025,273          6.11               $ 14.27          258,368           $ 11.31
--------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------


    In March 1994, the Company entered into an employment agreement with one of its executive officers. The officer was granted an option, containing certain conditions to vesting, to purchase 322,208 shares of Class A Common Stock of the Company for $1.0 million at any time prior to December 31, 1999, subject to certain limitations. One-half of this option became exercisable on December 31, 1994 and the remainder became exercisable on December 31, 1995. The option was not granted pursuant to the Stock Incentive Plan. During 1996, this option was fully exercised.

    Effective March 1995, the Company granted an additional option to a key employee to purchase 33,000 shares of Class A Common Stock, which vests 50% in March 1996 and 50% in March 1997. The exercise price for each share of Class A Common Stock is $11.87 per share. The option was not granted pursuant to the Stock Incentive Plan. In December 1996, the vested portion of this option was exercised and the unvested portion of the option was canceled.

             ECHOSTAR SATELLITE BROADCASTING CORPORATION AND SUBSIDIARIES
                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED


11. OTHER COMMITMENTS AND CONTINGENCIES

SATELLITE CONTRACTS

    The Company has contracted with Martin for the construction and delivery of high powered DBS satellites and for related services. Martin constructed both EchoStar I and EchoStar II. In 1997 EchoStar expects to expend: (i) approximately $16.7 million for contractor financing on EchoStar I, EchoStar II, and EchoStar III; (ii) approximately $118.7 million in connection with the launch and insurance of EchoStar III and EchoStar IV; and (iii) approximately $50.0 million for construction of EchoStar III and EchoStar IV. Funds for these expenditures are expected to come from the 1996 Notes Escrow Account and available cash and marketable investment securities. Beyond 1997, EchoStar will expend approximately $88.6 million to repay contractor financing debt related to EchoStar I, EchoStar II, EchoStar III, and EchoStar IV. Additionally, EchoStar has committed to expend approximately an additional $69.7 million to construct and launch EchoStar IV in 1998. In order to continue to build, launch and support EchoStar III and EchoStar IV beyond the first quarter of 1997, EchoStar will need additional capital. Even if EchoStar terminates the construction contracts with Lockheed Martin for the construction of EchoStar III and EchoStar IV, EchoStar will still need additional capital as a result of termination penalties contained in the contracts. There can be no assurances that additional capital will be available, or, if available, that it will be available on terms acceptable to EchoStar.

    The Company has filed applications with the Federal Communications Commission ("FCC") for authorization to construct, launch and operate a domestic fixed satellite service system ("FSS System") and a two satellite Ka-band satellite system. No assurances can be given that the Company's applications will be approved by the FCC or that, if approved, the Company will successfully develop the FSS System or the Ka-band satellite system. The Company believes that establishment of the FSS System or the Ka-band satellite system would enhance its competitive position in the DTH industry. In the event the Company's FSS or Ka-band satellite system applications are approved by the FCC, additional debt or equity financing would be required. Financing alternatives related to the FSS and Ka-band satellite systems are currently being pursued by the Company. No assurances can be given that financing will be available, or that it will be available on terms acceptable to the Company.

LEASES

    Future minimum lease payments under noncancelable operating leases as of December 31, 1996, are as follows (in thousands):

    Year ending December 31,
       1997 . . . . . . . . . . . . . . . . . . . . . . . .    $  869
       1998 . . . . . . . . . . . . . . . . . . . . . . . .       492
       1999 . . . . . . . . . . . . . . . . . . . . . . . .       180
       2000 . . . . . . . . . . . . . . . . . . . . . . . .        21
       2001 . . . . . . . . . . . . . . . . . . . . . . . .         2
       Thereafter . . . . . . . . . . . . . . . . . . . . .        --
                                                              --------
       Total minimum lease payments . . . . . . . . . . . .    $1,564
                                                              --------
                                                              --------

    Rental expense for operating leases aggregated $1.4 million, $1.2 million, and $950,000 during the years ended December 31, 1994, 1995 and 1996, respectively.

PURCHASE COMMITMENTS

    The Company has entered into agreements with various manufacturers to purchase DBS satellite receivers and related components manufactured based on Dish, Ltd. supplied specifications and necessary to receive DBS programming offered by the Company. As of December 31, 1996, the remaining commitments total approximately $82.9 million and the total of all outstanding purchase order commitments with domestic and foreign suppliers was $85.9 million. All of the purchases related to these commitments are expected to be made during 1997. The Company

             ECHOSTAR SATELLITE BROADCASTING CORPORATION AND SUBSIDIARIES
                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED


11. OTHER COMMITMENTS AND CONTINGENCIES - CONTINUED

expects to finance these purchases from available cash and cash flows generated from sales of DISH Network-SM- programming and related DBS inventory.

OTHER RISKS AND CONTINGENCIES

    The Company is subject to various legal proceedings and claims which arise in the ordinary course of its business. In the opinion of management, the amount of ultimate liability with respect to these actions will not materially affect the financial position or results of operations of the Company.

12. CONDENSED CONSOLIDATING FINANCIAL INFORMATION FOR SUBSIDIARY GUARANTORS

    Presented below is condensed consolidating financial information for EchoStar and its subsidiaries as of and for the years ended December 31, 1995 and 1996. See Note 6 for a more complete description of the subsidiary guarantors of each of the 1996 Notes and the 1994 Notes. Because the formations of EchoStar (incorporated in 1995), DBS Corp (incorporated in 1996) and ESBC (incorporated in 1996) were all accounted for as reorganizations of entities under common control, the consolidated financial statements of Dish, Ltd. as of December 31, 1994 and for the year then ended also represent the financial statements of EchoStar, DBS Corp and ESBC. Therefore, condensed consolidating financial information for the subsidiary guarantors of the 1996 Notes and the 1994 Notes for the year ended December 31, 1994 is not presented.

    Condensed consolidating financial information is presented for the following entities:

Consolidated Dish, Ltd. (referred to as "Dish")                     Consolidated DBS Corp (referred to as "DBS Corp")
ESBC Parent Company Only (referred to as "ESBC - PC")               ECC Parent Company Only (referred to as "ECC - PC")
Consolidating and eliminating adjustments (referred to as "C&E")    Other direct wholly owned subs of ECC (referred to as "Other")
Consolidated ESBC (referred to as "ESBC")                           Consolidated ECC (referred to as "ECC")
DBS Corp Parent Company Only (referred to as "DBS Corp - PC")


       ECHOSTAR SATELLITE BROADCASTING CORPORATION CORPORATION AND SUBSIDIARIES
                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

12. CONDENSED CONSOLIDATING FINANCIAL INFORMATION FOR SUBSIDIARY GUARANTORS - CONTINUED

    CONDENSED CONSOLIDATING BALANCE SHEETS - AS OF DECEMBER 31, 1995 (IN
MILLIONS)

                                                                                           ECC -
                                                                                Dish        PC       Other      C&E      ECC
                                                                             --------------------------------------------------
       ASSETS
         Current Assets:
            Cash and cash equivalents. . . . . . . . . . . . . . . . . . .     $  14      $  8     $  --     $  --     $  22
         Marketable investment securities. . . . . . . . . . . . . . . . .        --        15        --        --        15
         Trade accounts receivable, net. . . . . . . . . . . . . . . . . .        10        --        --        --        10
         Inventories . . . . . . . . . . . . . . . . . . . . . . . . . . .        39        --        --        --        39
         Other current assets. . . . . . . . . . . . . . . . . . . . . . .        18        --        --        --        18
                                                                             --------------------------------------------------
       Total current assets. . . . . . . . . . . . . . . . . . . . . . . .        81        23        --        --       104

         Investments in subsidiaries.. . . . . . . . . . . . . . . . . . .        --        93        --       (93)       --
         Restricted cash and marketable investment securities. . . . . . .       100        --        --        --       100
         Property and equipment, net . . . . . . . . . . . . . . . . . . .       333        --        21        --       354
         Advances to affiliates, net . . . . . . . . . . . . . . . . . . .        --        21        --       (21)       --
         Other noncurrent assets . . . . . . . . . . . . . . . . . . . . .        45        20        --        --        65
                                                                             --------------------------------------------------
            Total assets . . . . . . . . . . . . . . . . . . . . . . . . .      $559      $157     $  21     $(114)     $623
                                                                             --------------------------------------------------
                                                                             --------------------------------------------------

       LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
       Current Liabilities:
         Trade accounts payable. . . . . . . . . . . . . . . . . . . . . .     $  19     $  --     $  --     $  --     $  19
         Deferred revenue. . . . . . . . . . . . . . . . . . . . . . . . .         1        --        --        --         1
         Accrued expenses and other current liabilities. . . . . . . . . .        26        --        --        --        26
         Current portion of long-term debt . . . . . . . . . . . . . . . .         5        --        --        --         5
                                                                             --------------------------------------------------
       Total current liabilities . . . . . . . . . . . . . . . . . . . . .        51        --        --        --        51
                                                                             --------------------------------------------------
                                                                             --------------------------------------------------

       Advances from affiliates, net . . . . . . . . . . . . . . . . . . .        --        --        21      ( 21)       --
       1994 Notes. . . . . . . . . . . . . . . . . . . . . . . . . . . . .       382        --        --        --       382
       Mortgage and other notes payable, excluding current portion . . . .        33        --        --        --        33
                                                                             --------------------------------------------------
         Total long-term liabilities . . . . . . . . . . . . . . . . . . .       415        --        21      ( 21)      415
                                                                             --------------------------------------------------
            Total liabilities. . . . . . . . . . . . . . . . . . . . . . .       466        --        21      ( 21)      466


       Stockholders' equity (deficit). . . . . . . . . . . . . . . . . . .        93       157        --      ( 93)      157
                                                                             --------------------------------------------------
         Total liabilities and stockholders' equity (deficit). . . . . . .      $559      $157     $  21     $(114)     $623
                                                                             --------------------------------------------------
                                                                             --------------------------------------------------


     ECHOSTAR SATELLITE BROADCASTING CORPORATION AND SUBSIDIARIES
        NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED


12. CONDENSED CONSOLIDATING FINANCIAL INFORMATION FOR SUBSIDIARY GUARANTORS - CONTINUED

   CONDENSED CONSOLIDATING BALANCE SHEETS - AS OF DECEMBER 31, 1996
                           (IN MILLIONS)

                                                                            DBS
                                                  ESBC -                    Corp-           DBS     ECC -
                                         Dish       PC       C&E  ESBC       PC      C&E   Corp       PC     Other    C&E     ECC
                                      ----------------------------------------------------------------------------------------------
ASSETS
Current Assets:
  Cash and cash equivalents . . . . .   $  25    $  14    $  --   $  39    $  --   $  --  $  39   $  --    $  --   $  --    $  39
  Marketable investment
    securities. . . . . . . . . . . .      --       19       --      19       --      --     19      --       --      --       19
  Trade accounts receivable,
    net . . . . . . . . . . . . . . .      14       --       --      14       --      --     14      --       --      --       14
  Inventories . . . . . . . . . . . .      73       --       --      73       --      --     73      --       --      --       73
  Subscriber acquisition
    costs, net. . . . . . . . . . . .      68       --       --      68       --      --     68      --       --      --       68
  Other current assets. . . . . . . .      19       --       --      19       --      --     19       1        3      --       23
                                      ----------------------------------------------------------------------------------------------
Total current assets. . . . . . . . .     199       33       --     232       --      --    232       1        3      --      236

Investment in subsidiary. . . . . . .      --        3       (3)     --       --      --     --      --       --      --       --
Restricted cash and
  marketable investment
  securities. . . . . . . . . . . . .      32       47       --      79       --      --     79      --       --      --       79
Property and equipment, net . . . . .     500       --       --     500       29      --    529      --       62      --      591
Advances to affiliates, net . . . . .      --      280     (135)    145       --     (76)    69      --       --     (69)      --
Deferred tax assets . . . . . . . . .      74        5       --      79       --      --     79      --        1      (1)      79
Other noncurrent assets . . . . . . .      26       12       --      38       60      --     98      70       --     (12)     156
                                      ----------------------------------------------------------------------------------------------
    Total assets. . . . . . . . . . .    $831     $380    $(138) $1,073    $  89    $(76)$1,086   $  71    $  66  $  (82)  $1,141
                                      ----------------------------------------------------------------------------------------------
                                      ----------------------------------------------------------------------------------------------

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current Liabilities:
  Trade accounts payable. . . . . . .   $  41    $  --    $  --   $  41    $  --   $  --  $  41   $  --     $  1   $  (1)   $  41
  Deferred revenue. . . . . . . . . .     103       --       --     103       --      --    103      --       --      --      103
  Accrued expenses and
    other current liabilities . . . .      29       --       --      29        2      --     31       1       --      (2)      30
  Deferred tax liabilities. . . . . .      13       --       --      13       --      --     13      --       --      --       13
  Current portion of long-
    term debt . . . . . . . . . . . .      11       --       --      11       --      --     11      --       --      --       11
                                      ----------------------------------------------------------------------------------------------
Total current liabilities . . . . . .     197       --       --     197        2      --    199       1        1      (3)     198

Long-term deferred signal
  carriage revenue. . . . . . . . . .       6       --       --       6       --      --      6      --       --      --        6
Advances from affiliates, net . . . .     135       --     (135)     --       76     (76)    --       2       64     (66)      --
Investment in subsidiaries. . . . . .      --       --       --      --        6      (6)    --       7       --      (7)      --
1994 Notes. . . . . . . . . . . . . .     437       --       --     437       --      --    437      --       --      --      437
1996 Notes. . . . . . . . . . . . . .      --      386       --     386       --      --    386      --       --      --      386
Mortgage and other notes
  payable, excluding current
  portion . . . . . . . . . . . . . .      52       --       --      52       12      --     64      --       --     (12)      52
Other long-term liabilities . . . . .       1       --       --       1       --      --      1      --       --      --        1
                                      ----------------------------------------------------------------------------------------------
  Total long-term liabilities . . . .     631      386     (135)    882       94     (82)   894       9       64     (85)     882
                                      ----------------------------------------------------------------------------------------------
    Total liabilities . . . . . . . .     828      386     (135)  1,079       96     (82) 1,093      10       65     (88)   1,080

Stockholders' equity (deficit). . . .       3       (6)      (3)     (6)      (7)      6     (7)     61        1       6       61
                                      ----------------------------------------------------------------------------------------------
    Total liabilities and
      stockholders' equity
      (deficit) . . . . . . . . . . .    $831     $380    $(138) $1,073     $ 89    $(76)$1,086    $ 71     $ 66   $ (82)  $1,141
                                      ----------------------------------------------------------------------------------------------
                                      ----------------------------------------------------------------------------------------------


     ECHOSTAR SATELLITE BROADCASTING CORPORATION AND SUBSIDIARIES
        NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED


12. CONDENSED CONSOLIDATING FINANCIAL INFORMATION FOR SUBSIDIARY GUARANTORS - CONTINUED

   CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS - YEAR ENDED DECEMBER 31, 1995 (IN MILLIONS, EXCEPT PER SHARE DATA)



                                                                                   ECC -
                                                                         Dish        PC       C&E       ECC
                                                                     ----------------------------------------
REVENUE:
  DTH products and technical services. . . . . . . . . . . . . . . .     $147     $  --     $  --      $147
  C-band programming . . . . . . . . . . . . . . . . . . . . . . . .       15        --        --        15
  Loan origination and participation income. . . . . . . . . . . . .        2        --        --         2
                                                                     ----------------------------------------
Total revenue. . . . . . . . . . . . . . . . . . . . . . . . . . . .      164        --        --       164

EXPENSES:
  DTH products and technical services. . . . . . . . . . . . . . . .      117        --        --       117
  C-band programming . . . . . . . . . . . . . . . . . . . . . . . .       13        --        --        13
  Selling, general and administrative. . . . . . . . . . . . . . . .       39        --        --        39
  Depreciation and amortization. . . . . . . . . . . . . . . . . . .        3        --        --         3
                                                                     ----------------------------------------
Total expenses . . . . . . . . . . . . . . . . . . . . . . . . . . .      172        --        --       172
                                                                     ----------------------------------------

Operating income (loss). . . . . . . . . . . . . . . . . . . . . . .       (8)       --        --        (8)

Other Income (Expense):
  Interest income. . . . . . . . . . . . . . . . . . . . . . . . . .       13         1        --        14
  Interest expense, net of amounts capitalized . . . . . . . . . . .      (24)       --        --       (24)
  Minority interest in loss of consolidated joint venture and other.        1        --        --         1
  Equity in losses of subsidiaries . . . . . . . . . . . . . . . . .       --       (12)       12        --
                                                                     ----------------------------------------
Total other income (expense), net. . . . . . . . . . . . . . . . . .      (10)      (11)       12        (9)
                                                                     ----------------------------------------

Income (loss) before income taxes. . . . . . . . . . . . . . . . . .      (18)      (11)       12       (17)
Income tax (provision) benefit, net. . . . . . . . . . . . . . . . .        6        --        --         6
                                                                     ----------------------------------------
Net income (loss). . . . . . . . . . . . . . . . . . . . . . . . . .   $  (12)     $(11)      $12     $ (11)
                                                                     ----------------------------------------
                                                                     ----------------------------------------

Net loss attributable to common shares . . . . . . . . . . . . . . .       --        --        --     $ (13)
                                                                     ----------------------------------------
                                                                     ----------------------------------------

Weighted-average common shares outstanding . . . . . . . . . . . . .       --        --        --        36
                                                                     ----------------------------------------
                                                                     ----------------------------------------

Loss per common and common equivalent share. . . . . . . . . . . . .       --        --        --    $(0.36)
                                                                     ----------------------------------------
                                                                     ----------------------------------------

     ECHOSTAR SATELLITE BROADCASTING CORPORATION AND SUBSIDIARIES
        NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED


12. CONDENSED CONSOLIDATING FINANCIAL INFORMATION FOR SUBSIDIARY GUARANTORS - CONTINUED

   CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS - YEAR ENDED DECEMBER 31, 1996 (IN MILLIONS, EXCEPT PER SHARE DATA)


                                                  ESBC -                     DBS             DBS     ECC -
                                         Dish       PC       C&E  ESBC    Corp- PC    C&E   Corp     PC     Other    C&E       ECC
                                      ----------------------------------------------------------------------------------------------
REVENUE:
  DTH products and technical
    services. . . . . . . . . . . . . .  $136    $  --    $  --    $136    $  --   $  --   $136   $  --    $  --   $  --     $136
  DISH Network promotions -
    subscription television
    services and products . . . . . . .    23       --       --      23       --      --     23      --       --      --       23
  DISH Network subscription
    television services . . . . . . . .    38       --       --      38       --      --     38      --       --      --       38
  C-band programming. . . . . . . . . .    12       --       --      12       --      --     12      --       --      --       12
  Loan origination and
    participation income. . . . . . . .     1       --       --       1       --      --      1      --        2      --        3
                                      ----------------------------------------------------------------------------------------------
Total revenue . . . . . . . . . . . . .   210       --       --     210       --      --    210      --        2      --      212

EXPENSES:
  DTH products and technical
    services. . . . . . . . . . . . . .   124       --       --     124       --      --    124      --       --      --      124
  DISH Network programming. . . . . . .    19       --       --      19       --      --     19      --       --      --       19
  C-band programming. . . . . . . . . .    11       --       --      11       --      --     11      --       --      --       11
  Selling, general and
    administrative. . . . . . . . . . .    87       --       --      87       --      --     87      --        3      --       90
  Subscriber promotion subsidies. . . .    35       --       --      35       --      --     35      --       --      (1)      34
  Amortization of subscriber
    acquisition costs . . . . . . . . .    16       --       --      16       --      --     16      --       --      --       16
  Depreciation and amortization . . . .    27       --       --      27       --      --     27      --       --      --       27
                                      ----------------------------------------------------------------------------------------------
Total expenses. . . . . . . . . . . . .   319       --       --     319       --      --    319      --        3      (1)     321
                                      ----------------------------------------------------------------------------------------------

Operating income (loss) . . . . . . . .  (109)      --       --    (109)      --      --   (109)     --       (1)      1     (109)

Other Income (Expense):
  Interest income . . . . . . . . . . .     4       10       --      14       --      --     14       1       --      --       15
  Interest expense, net of
    amounts capitalized . . . . . . . .   (37)     (24)      --     (61)      (1)     --    (62)     --       --      --      (62)
  Equity in losses of subsidiaries. . .    --      (92)      92      --     (101)    101     --    (101)      --     101       --
                                      ----------------------------------------------------------------------------------------------
Total other income (expense), net . . .   (33)    (106)      92     (47)    (102)    101    (48)   (100)      --     101      (47)
                                      ----------------------------------------------------------------------------------------------

Income (loss) before income taxes . . .  (142)    (106)      92    (156)    (102)    101   (157)   (100)      (1)    102     (156)
Income tax (provision) benefit, net . .    50        5       --      55       --      --     55      (1)       1      --       55
                                      ----------------------------------------------------------------------------------------------
Net income (loss) . . . . . . . . . . . $ (92)   $(101)     $92   $(101)   $(102)   $101  $(102)  $(101)   $  --    $102    $(101)
                                      ----------------------------------------------------------------------------------------------
                                      ----------------------------------------------------------------------------------------------

Net loss attributable to common shares.    --       --       --      --       --      --     --      --       --      --    $(102)
                                      ----------------------------------------------------------------------------------------------
                                      ----------------------------------------------------------------------------------------------

Weighted-average common shares
  outstanding . . . . . . . . . . . . .    --       --       --      --       --      --     --      --       --      --       41
                                      ----------------------------------------------------------------------------------------------
                                      ----------------------------------------------------------------------------------------------

Loss per common and common equivalent
  share . . . . . . . . . . . . . . . .    --       --       --      --       --      --     --      --       --      --   $(2.52)
                                      ----------------------------------------------------------------------------------------------
                                      ----------------------------------------------------------------------------------------------


     ECHOSTAR SATELLITE BROADCASTING CORPORATION AND SUBSIDIARIES
        NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED


12. CONDENSED CONSOLIDATING FINANCIAL INFORMATION FOR SUBSIDIARY GUARANTORS - CONTINUED

   CONDENSED CONSOLIDATING STATEMENTS OF CASH FLOWS - YEAR ENDED DECEMBER 31, 1995 (IN MILLIONS)

                                                                                                ECC -
                                                                                     Dish         PC      Other      C&E       ECC
                                                                                  --------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   $  (12)    $ (11)    $  --       $12    $  (11)
Adjustments to reconcile net income (loss) to net cash flows from operating activities:
  Equity in (earnings) losses of subsidiaries. . . . . . . . . . . . . . . . . .       --        12        --       (12)       --
  Depreciation and amortization. . . . . . . . . . . . . . . . . . . . . . . . .        3        --        --        --         3
  Deferred income tax benefit. . . . . . . . . . . . . . . . . . . . . . . . . .       (5)       --        --        --        (5)
  Amortization of debt discount and deferred financing costs . . . . . . . . . .       24        --        --        --        24
  Other, net . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        1        --        --        --         1
  Changes in current assets and current liabilities, net . . . . . . . . . . . .      (33)       --        --        --       (33)
                                                                                  --------------------------------------------------
Net cash flows provided by (used in) operating activities. . . . . . . . . . . .      (22)        1        --        --       (21)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of marketable investment securities. . . . . . . . . . . . . . . . . .       (3)      (22)       --        --       (25)
Sales of marketable investment securities. . . . . . . . . . . . . . . . . . . .       34         7        --        --        41
Purchases of restricted marketable investment securities . . . . . . . . . . . .      (15)       --        --        --       (15)
Advances (to) from affiliates, net . . . . . . . . . . . . . . . . . . . . . . .       --       (20)       20        --        --
Purchases of property and equipment. . . . . . . . . . . . . . . . . . . . . . .       (4)       --        --        --        (4)
Offering proceeds and investment earnings placed in escrow . . . . . . . . . . .      (10)       --        --        --       (10)
Funds released from escrow accounts. . . . . . . . . . . . . . . . . . . . . . .      122        --        --        --       122
Investment in convertible subordinated debentures from DBSI. . . . . . . . . . .       --        (1)       --        --        (1)
Investment in DBSC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        4        (4)       --        --        --
Long-term notes receivable from and investment in DBSC . . . . . . . . . . . . .       --       (16)       --        --       (16)
Expenditures for satellite systems under construction. . . . . . . . . . . . . .     (110)       --       (20)       --      (130)
                                                                                  --------------------------------------------------
Net cash flows used in investing activities. . . . . . . . . . . . . . . . . . .       18       (56)       --        --       (38)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds from issuance of Class A Common Stock . . . . . . . . . . . . . . .       --        63        --        --        63
                                                                                  --------------------------------------------------
Net cash flows provided by (used in) financing activities. . . . . . . . . . . .       --        63        --        --        63
                                                                                  --------------------------------------------------

Net increase (decrease) in cash and cash equivalents . . . . . . . . . . . . . .       (4)        8        --        --         4
Cash and cash equivalents, beginning of year . . . . . . . . . . . . . . . . . .       18        --        --        --        18
                                                                                  --------------------------------------------------
Cash and cash equivalents, end of year . . . . . . . . . . . . . . . . . . . . .    $  14      $  8     $  --     $  --     $  22
                                                                                  --------------------------------------------------
                                                                                  --------------------------------------------------

     ECHOSTAR SATELLITE BROADCASTING CORPORATION AND SUBSIDIARIES
        NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED


12. CONDENSED CONSOLIDATING FINANCIAL INFORMATION FOR SUBSIDIARY GUARANTORS - CONTINUED

   CONDENSED CONSOLIDATING STATEMENTS OF CASH FLOWS - YEAR ENDED DECEMBER 31, 1996 (IN MILLIONS)

                                                                              DBS
                                                  ESBC -                    Corp-           DBS     ECC -
                                         Dish       PC       C&E  ESBC       PC      C&E   Corp       PC     Other    C&E     ECC
                                       ---------------------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss) . . . . . . . . . . .$  (92)   $(101)   $  92   $(101)   $(102)   $101  $(102)  $(101)   $  --    $102    $(101)
Adjustments to reconcile net income
  (loss) to net cash flows from
  operating activities:
  Equity in (earnings) losses of
    subsidiaries. . . . . . . . . . . .    --       92      (92)     --      101    (101)    --     101       --    (101)      --
  Depreciation and amortization . . . .    27       --       --      27       --      --     27      --       --      --       27
  Amortization of subscriber
    acquisition costs . . . . . . . . .    16       --       --      16       --      --     16      --       --      --       16
  Deferred income tax benefit . . . . .   (45)      (5)      --     (50)      --      --    (50)     --       --      --      (50)
  Amortization of debt discount and
    deferred financing costs. . . . . .    34       24        3      61       --      --     61      --       --      --       61
  Other, net. . . . . . . . . . . . . .    10       --       --      10       --      --     10      (2)      --      --        8
  Changes in current assets and
    current liabilities, net. . . . . .    14       --       --      14        1      --     15       4       --      (8)      11
                                       ---------------------------------------------------------------------------------------------
Net cash flows provided by (used in)
  operating activities. . . . . . . . .   (36)      10        3     (23)      --      --    (23)      2       --      (7)     (28)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of marketable investment
  securities. . . . . . . . . . . . . .    --     (138)      --    (138)      --      --   (138)     --       --      --     (138)
Sales of marketable investment
  securities. . . . . . . . . . . . . .    --      120       --     120       --      --    120      15       --      --      135
Purchases of restricted marketable
  investment securities . . . . . . . .   (21)      --       --     (21)      --      --    (21)     --       --      --      (21)
Funds released from restricted cash
  and marketable investment
  securities - other. . . . . . . . . .    16       --       --      16       --      --     16      --       --      --       16
Advances (to) from affiliates, net. . .   138     (268)      (3)   (133)      69      --    (64)     22       38       4       --
Purchases of property and equipment . .   (46)      --       --     (46)      --      --    (46)     --       (5)     --      (51)
Offering proceeds and investment
  earnings placed in escrow . . . . . .   (11)    (183)      --    (194)      --      --   (194)     --       --      --     (194)
Funds released from escrow accounts . .    84      136       --     220       --      --    220      --       --      --      220
Payments received on (investments in)
  convertible subordinated debentures
  from SSET . . . . . . . . . . . . . .     6       --       --       6       --      --      6      --       --      --        6
Investment in convertible subordinated
  debentures from DBSI. . . . . . . . .    --       --       --      --       --      --     --      (3)      --      --       (3)
Long-term notes receivable from and
  investment in DBSC. . . . . . . . . .    --       --       --      --       --      --     --     (30)      --      --      (30)
Long-term note receivable from DBS Corp    --       --      --       --       --     --      --     (12)      --      12       --
Expenditures for satellite systems
  under construction. . . . . . . . . .  (112)      --       --    (112)     (26)     --   (138)     --      (33)     --     (171)
Expenditures for FCC authorizations . .    --       --       --      --      (55)     --    (55)     --       --      --      (55)
Other . . . . . . . . . . . . . . . . .    --       --       --      --       --      --     --      (3)      --       3       --
                                       ---------------------------------------------------------------------------------------------
Net cash flows used in investing
  activities. . . . . . . . . . . . . .    54     (333)      (3)   (282)     (12)     --   (294)    (11)      --      19     (286)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds from issuance of 1996 Notes   --      337       --     337       --      --    337      --       --      --      337
Proceeds from note payable to ECC . . .    --       --       --      --       12      --     12      --       --     (12)      --
Repayments of mortgage indebtedness
  and notes payable . . . . . . . . . .    (8)      --       --      (8)      --      --     (8)     --       --      --       (8)
Stock options exercised . . . . . . . .    --       --       --      --       --      --     --       2       --      --        2
                                       ---------------------------------------------------------------------------------------------
Net cash flows provided by (used in)
  financing activities. . . . . . . . .    (8)     337       --     329       12      --    341       2       --     (12)     331
                                       ---------------------------------------------------------------------------------------------

Net increase (decrease) in cash and
  cash equivalents. . . . . . . . . . .    10       14       --      24       --      --     24      (7)      --      --       17
Cash and cash equivalents, beginning
  of year . . . . . . . . . . . . . . .    14       --       --      14       --      --     14       8       --      --       22
                                       ---------------------------------------------------------------------------------------------
Cash and cash equivalents, end of
  year. . . . . . . . . . . . . . . . . $  24    $  14    $  --   $  38    $  --   $  --  $  38    $  1    $  --   $  --    $  39
                                       ---------------------------------------------------------------------------------------------
                                       ---------------------------------------------------------------------------------------------

             ECHOSTAR SATELLITE BROADCASTING CORPORATION AND SUBSIDIARIES
                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED


13. OPERATIONS IN GEOGRAPHIC AREAS

    The Company sells its products on a worldwide basis and has established operations in Europe and the Pacific Rim. Information about the Company's operations in different geographic areas as of December 31, 1994, 1995 and 1996 and for the years then ended, is as follows (in thousands):


                                                                      OTHER
                                    UNITED STATES      EUROPE     INTERNATIONAL       TOTAL
                                    -------------    ----------   -------------    -----------
 1994
 Total revenue . . . . . . . . . .      $ 137,233       $24,072         $29,678     $  190,983
                                    -------------    ----------   -------------    -----------
                                    -------------    ----------   -------------    -----------
 Export sales. . . . . . . . . . .      $   7,188
                                    -------------
                                    -------------
 Operating income. . . . . . . . .      $  10,811       $ 1,244         $ 1,161     $   13,216
                                    -------------    ----------   -------------
                                    -------------    ----------   -------------
 Other income (expense), net . . .                                                  $  (12,727)
                                                                                   -----------
 Net income before income taxes. .                                                  $      489
                                                                                   -----------
                                                                                   -----------
 Identifiable assets . . . . . . .      $  77,172       $ 6,397         $ 2,359     $   85,928
                                    -------------    ----------   -------------
                                    -------------    ----------   -------------
 Corporate assets. . . . . . . . .                                                  $  386,564
                                                                                   -----------
 Total assets. . . . . . . . . . .                                                  $  472,492
                                                                                   -----------
                                                                                   -----------

 1995
 Total revenue . . . . . . . . . .      $ 110,629       $31,351         $21,910     $  163,890
                                    -------------    ----------   -------------    -----------
                                    -------------    ----------   -------------    -----------
 Export sales. . . . . . . . . . .      $   6,317
                                    -------------
                                    -------------
 Operating income (loss) . . . . .      $ ( 7,895)      $   146         $(  257)    $  ( 8,006)
                                    -------------    ----------   -------------
                                    -------------    ----------   -------------
 Other income (expense), net . . .                                                  $  ( 9,260)
                                                                                   -----------
 Net income before income taxes. .                                                  $  (17,266)
                                                                                   -----------
                                                                                   -----------
 Identifiable assets . . . . . . .      $  63,136       $10,088         $ 3,788     $   77,012
                                    -------------    ----------   -------------
                                    -------------    ----------   -------------
 Corporate assets. . . . . . . . .                                                  $  482,283
                                                                                   -----------
 Total assets. . . . . . . . . . .                                                  $  559,295
                                                                                   -----------
                                                                                   -----------

 1996
 Total revenue . . . . . . . . . .      $ 172,239       $26,984         $10,508     $  209,731
                                    -------------    ----------   -------------    -----------
                                    -------------    ----------   -------------    -----------
 Export sales. . . . . . . . . . .      $   1,536
                                    -------------
                                    -------------
 Operating income (loss) . . . . .      $(106,695)      $(1,274)        $(  896)    $( 108,865)
                                    -------------    ----------   -------------
                                    -------------    ----------   -------------
 Other income (expense), net . . .                                                  $ ( 46,743)
                                                                                   -----------
 Net income before income taxes. .                                                  $( 155,608)
                                                                                   -----------
                                                                                   -----------
 Identifiable assets . . . . . . .      $ 836,596       $ 5,795         $ 1,871     $  844,262
                                    -------------    ----------   -------------
                                    -------------    ----------   -------------
 Corporate assets. . . . . . . . .                                                  $  228,829
                                                                                   -----------
 Total assets. . . . . . . . . . .                                                  $1,073,091
                                                                                   -----------
                                                                                   -----------


             ECHOSTAR SATELLITE BROADCASTING CORPORATION AND SUBSIDIARIES
                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED


14. VALUATION AND QUALIFYING ACCOUNTS

    The Company's valuation and qualifying accounts as of December 31, 1994, 1995 and 1996 are as follows (in thousands):

                                                BALANCE AT      CHARGED TO
                                               BEGINNING OF     COSTS AND                    BALANCE AT
                                                   YEAR          EXPENSES      DEDUCTIONS    END OF YEAR
                                              -----------------------------------------------------------
Year ended December 31, 1994:
  Assets:
    Allowance for doubtful accounts. . . . .         $  346         $    8        $  (168)        $  186
    Loan loss reserve. . . . . . . . . . . .             50             75           ( 30)            95
    Reserve for inventory. . . . . . . . . .          1,403            329           (147)         1,585
  Liabilities:
    Reserve for warranty costs . . . . . . .          1,350            508           (458)         1,400
    Other reserves . . . . . . . . . . . . .             93             --             --             93
Year ended December 31, 1995:
  Assets:
    Allowance for doubtful accounts. . . . .         $  186         $1,160        $  (240)        $1,106
    Loan loss reserve. . . . . . . . . . . .             95             19           ( 36)            78
    Reserve for inventory. . . . . . . . . .          1,585          1,511           (299)         2,797
  Liabilities:
    Reserve for warranty costs . . . . . . .          1,400            562           (949)         1,013
    Other reserves . . . . . . . . . . . . .             93             --           (  1)            92

Year ended December 31, 1996:
  Assets:
    Allowance for doubtful accounts. . . . .         $1,106         $2,340        $(1,952)        $1,494
    Loan loss reserve. . . . . . . . . . . .             78            157            (94)           141
    Reserve for inventory. . . . . . . . . .          2,797          4,304         (1,438)         5,663
  Liabilities:
    Reserve for warranty costs . . . . . . .          1,013           (250)            --            763
    Other reserves . . . . . . . . . . . . .             92           ( 92)            --             --


15. QUARTERLY FINANCIAL DATA (UNAUDITED)

    The Company's quarterly results of operations are summarized as follows (in thousands):

                                                         THREE MONTHS ENDED
                                        --------------------------------------------------------
                                         MARCH 31       JUNE 30    SEPTEMBER 30    DECEMBER 31
                                        --------------------------------------------------------
Year Ended December 31, 1995:
  Total revenue. . . . . . . . . .        $40,413       $39,252       $43,606        $40,619
  Operating income (loss). . . . .         (  698)          768           341        ( 8,417)
  Net loss . . . . . . . . . . . .         (2,240)      ( 1,813)        ( 916)       ( 7,392)

Year Ended December 31, 1996
  Total revenue. . . . . . . . . .        $41,026       $69,354       $55,507        $43,844
  Operating loss . . . . . . . . .         (8,908)      (17,671)      (21,599)       (60,687)
  Net loss . . . . . . . . . . . .         (7,654)      (20,837)      (22,524)       (49,733)


    In the fourth quarter of 1995 and each quarter in 1996, the Company incurred operating and net losses principally as a result of expenses incurred related to development of the EchoStar DBS System.

             ECHOSTAR SATELLITE BROADCASTING CORPORATION AND SUBSIDIARIES
                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED


16. PARENT COMPANY ONLY FINANCIAL INFORMATION

    The following financial information reflects the parent company only condensed statements of operations data, condensed balance sheet data, and condensed cash flows data for ESBC:

                                                          FOR THE PERIOD FROM
                                                           JANUARY 24, 1996
                                                          (INCEPTION) THROUGH
                                                           DECEMBER 31, 1996
                                                          -------------------
                                                             (In thousands)

STATEMENT OF OPERATIONS DATA:
Equity in losses of Dish, Ltd. . . . . . . . . . . . .         $ (91,537)
Interest and other expense . . . . . . . . . . . . . .           (14,552)
                                                          -------------------
Net loss before income taxes . . . . . . . . . . . . .          (106,089)
Benefit from income taxes. . . . . . . . . . . . . . .             5,341
                                                          -------------------
  Net loss . . . . . . . . . . . . . . . . . . . . . .         $(100,748)
                                                          -------------------
                                                          -------------------


                                                              DECEMBER 31,
                                                            ----------------
                                                                  1996
                                                            ----------------
BALANCE SHEET DATA:                                          (in thousands)
Current assets:
  Cash and cash equivalents. . . . . . . . . . . . . .         $  13,509
  Marketable investment securities . . . . . . . . . .            18,565
  Other current assets . . . . . . . . . . . . . . . .               419
                                                            ----------------
Total current assets . . . . . . . . . . . . . . . . .            32,493

Restricted investment in Dish, Ltd.. . . . . . . . . .             3,463
ESBC Escrow. . . . . . . . . . . . . . . . . . . . . .            47,491
Advances to affiliates, net. . . . . . . . . . . . . .           279,711
Other non-current assets . . . . . . . . . . . . . . .            17,260
                                                            ----------------
Total assets . . . . . . . . . . . . . . . . . . . . .         $ 380,418
                                                            ----------------
                                                            ----------------

LIABILITIES:
  1996 Notes . . . . . . . . . . . . . . . . . . . . .         $ 386,165

Stockholder's equity:
  Common Stock, $.01 par value, 1,000 shares
    authorized, issued and outstanding . . . . . . . .                --
  Additional paid-in  capital. . . . . . . . . . . . .            95,000
  Accumulated deficit. . . . . . . . . . . . . . . . .          (100,747)
                                                            ----------------
Total stockholder's equity . . . . . . . . . . . . . .          (  5,747)
                                                            ----------------
Total liabilities and stockholder's equity . . . . . .         $ 380,418
                                                            ----------------
                                                            ----------------

             ECHOSTAR SATELLITE BROADCASTING CORPORATION AND SUBSIDIARIES
                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED


16. PARENT COMPANY ONLY FINANCIAL INFORMATION - CONTINUED

                                                          FOR THE PERIOD FROM
                                                            JANUARY 24, 1996
                                                          (INCEPTION) THROUGH
                                                            DECEMBER 31, 1996
                                                         --------------------
CASH FLOWS DATA:                                             (In thousands)
Cash flows from operating activities:
  Net income (loss). . . . . . . . . . . . . . . . . .         $(100,748)
  Adjustments:
    Equity in (earnings) losses of Dish, Ltd.. . . . .            91,537
    Amortization of debt discount and deferred
      financing costs. . . . . . . . . . . . . . . . .            37,341
    Income tax benefit . . . . . . . . . . . . . . . .            (5,341)
    Other. . . . . . . . . . . . . . . . . . . . . . .          (     11)
    Changes in other current assets. . . . . . . . . .          (    419)
                                                         --------------------
Net cash flows provided by operating activities. . . .            22,359

Cash flows from investing activities:
  Advances (to) from affiliates. . . . . . . . . . . .          (279,711)
  Offering proceeds and investment earnings placed
    in escrow. . . . . . . . . . . . . . . . . . . . .          (183,105)
  Funds released from escrow . . . . . . . . . . . . .           135,614
  Net purchases of marketable investment securities,
    net. . . . . . . . . . . . . . . . . . . . . . . .          ( 18,565)
                                                         --------------------
Net cash flows used by investing activities. . . . . .          (345,767)

Cash flows from financing activities:
  Net proceeds from issuance of 1996 Notes . . . . . .           336,916
  Net proceeds from issuance of Common Stock . . . . .                 1
                                                         --------------------
Net cash flows provided by financing activities. . . .           336,917
                                                         --------------------
Net increase (decrease) in cash and cash equivalents .            13,509
Cash and cash equivalents, beginning of year . . . . .                --
                                                         --------------------
Cash and cash equivalents, end of year . . . . . . . .         $  13,509
                                                         --------------------
                                                         --------------------

    The following financial information reflects the parent company only condensed statements of operations data, condensed balance sheet data, and condensed cash flows data for ECC, reflecting the assumed consummation of the Exchange and Merger retroactive to January 1, 1993. The Exchange and Merger described in Note 1 was accounted for as a reorganization of entities under common control.

                                                                      YEAR ENDED DECEMBER 31,
                                                               -------------------------------------
                                                                1994          1995           1996
                                                               -------------------------------------
    STATEMENT OF OPERATIONS DATA:                              (In thousands, except per share data)
    Equity in earnings (losses) of subsidiaries. . . .         $   90       $(12,361)     $(100,853)
    Other income . . . . . . . . . . . . . . . . . . .             --          1,321          1,117
                                                               -------------------------------------
    Net income (loss) before income taxes. . . . . . .             90        (11,040)      ( 99,736)
    Provision for income taxes . . . . . . . . . . . .             --        (   446)      (  1,250)
                                                               -------------------------------------
      Net income (loss). . . . . . . . . . . . . . . .         $   90       $(11,486)     $(100,986)
                                                               -------------------------------------
                                                               -------------------------------------
    Loss attributable to common shares . . . . . . . .         $( 849)      $(12,690)     $(102,190)
                                                               -------------------------------------
                                                               -------------------------------------
    Weighted average common shares outstanding . . . .         32,442         35,562         40,548
                                                               -------------------------------------
                                                               -------------------------------------
    Loss per common and common equivalent share. . . .         $(0.03)      $(  0.36)     $(   2.52)
                                                               -------------------------------------
                                                               -------------------------------------


             ECHOSTAR SATELLITE BROADCASTING CORPORATION AND SUBSIDIARIES
                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED


16. PARENT COMPANY ONLY FINANCIAL INFORMATION - CONTINUED


                                                                                                           DECEMBER 31,
                                                                                                    -------------------------
                                                                                                       1995           1996
                                                                                                    -------------------------
BALANCE SHEET DATA:                                                                                        (In thousands)
Current assets:
  Cash and cash equivalents. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       $  7,802       $    814
  Marketable investment securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         15,460             --
  Advances to affiliates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         19,545             --
  Other current assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            191          1,349
                                                                                                    -------------------------
Total current assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         42,998          2,163
Investments in subsidiaries:
  Restricted (Note 12) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         92,613             --
  Unrestricted . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            280             --
                                                                                                    -------------------------
Total investments in subsidiaries. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         92,893             --
Other non-current assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         21,111         70,054
                                                                                                    -------------------------
Total assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       $157,002       $ 72,217
                                                                                                    -------------------------
                                                                                                    -------------------------

Current liabilities. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       $    316       $  1,304
Advances from affiliates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             --          2,910
Investments in subsidiaries:
  Restricted (Note 12) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             --          6,731
  Unrestricted . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             --             75
                                                                                                    -------------------------
Total liabilities and investments in subsidiaries. . . . . . . . . . . . . . . . . . . . . . .            316         11,020
Stockholders' equity:
  Preferred Stock, 20,000,000 shares authorized, 1,616,681 shares of 8 % Series A Cumulative
    Preferred Stock issued and outstanding, including accrued dividends of $2,143,000 and
    $3,347,000, respectively . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         17,195         18,399
  Class A Common Stock, $.01 par value, 200,000,000 shares authorized, 10,535,003 and
    11,115,582 shares issued and outstanding, respectively . . . . . . . . . . . . . . . . . .            105            111
  Class B Common Stock, $.01 par value, 100,000,000 shares authorized, 29,804,401, shares
    issued and outstanding . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            298            298
  Class C Common Stock, $.01 par value, 100,000,000 shares authorized, none outstanding. . . .             --             --
  Common Stock Warrants. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            714             16
  Additional paid-in  capital. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        151,674        158,113
  Unrealized holding gain (loss) on available-for-sale securities, net . . . . . . . . . . . .            239       (     11)
  Accumulated deficit. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       ( 13,539)      (115,729)
                                                                                                    -------------------------
Total stockholders' equity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        156,686         61,197
                                                                                                    -------------------------
Total liabilities and stockholders' equity . . . . . . . . . . . . . . . . . . . . . . . . . .       $157,002      $  72,217
                                                                                                    -------------------------
                                                                                                    -------------------------



                                                                                     YEAR ENDED DECEMBER 31,
                                                                               -------------------------------------
CASH FLOWS DATA: . . . . . . . . . . . . . . . . . . . . . . . . . .            1994         1995           1996
                                                                               -------------------------------------
Cash flows from operating activities:
  Net income (loss). . . . . . . . . . . . . . . . . . . . . . . . .             $90       $(11,486)     $(100,986)
  Adjustments:
  Equity in (earnings) losses of subsidiaries. . . . . . . . . . . .             (90)        12,361        100,853
  Provision for deferred taxes . . . . . . . . . . . . . . . . . . .              --             --             56
  Changes in:
    Other current assets . . . . . . . . . . . . . . . . . . . . . .              --        (   191)         1,158
    Current liabilities. . . . . . . . . . . . . . . . . . . . . . .              --            316            988
                                                                               -------------------------------------
Net cash flows provided by operating activities. . . . . . . . . . .              --          1,000          2,069

Cash flows from investing activities:
  Advances (to) from affiliates. . . . . . . . . . . . . . . . . . .              --        (19,545)        22,167
  (Purchases) sales of marketable investment securities, net . . . .              --        (15,475)        15,460
  Increase in noncurrent assets. . . . . . . . . . . . . . . . . . .              --        (21,111)       (48,943)
                                                                               -------------------------------------
Net cash flows used by investing activities. . . . . . . . . . . . .              --        (56,131)       (11,316)

Cash flows from financing activities:
  Stock options exercised. . . . . . . . . . . . . . . . . . . . . .              --             --          2,259
  Net proceeds from IPO. . . . . . . . . . . . . . . . . . . . . . .              --         62,933             --
                                                                               -------------------------------------
Net cash flows provided by financing activities. . . . . . . . . . .              --         62,933          2,259
                                                                               -------------------------------------

Net increase (decrease) in cash and cash equivalents . . . . . . . .              --          7,802         (6,988)
Cash and cash equivalents, beginning of year . . . . . . . . . . . .              --             --          7,802
                                                                               -------------------------------------

Cash and cash equivalents, end of year . . . . . . . . . . . . . . .           $  --       $  7,802      $     814
                                                                               -------------------------------------
                                                                               -------------------------------------


             ECHOSTAR SATELLITE BROADCASTING CORPORATION AND SUBSIDIARIES
                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED


16. PARENT COMPANY ONLY FINANCIAL INFORMATION - CONTINUED

NET LOSS ATTRIBUTABLE TO COMMON SHARES

    Net loss attributable to common shares is calculated based on the weighted-average number of shares of ECC common stock issued and outstanding for the respective periods. Common stock equivalents (warrants and employee stock options) are excluded as they are antidilutive. Net loss attributable to common shares is also adjusted for cumulative dividends on the 8% Series A Cumulative Preferred Stock.

ECC COMMON STOCK

    The Class A, Class B and Class C Common Stock are equivalent in all respects except voting rights. Holders of Class A and Class C Common Stock are entitled to one vote per share and holders of Class B Common Stock are entitled to ten votes per share. Each share of Class B and Class C Common Stock is convertible, at the option of the holder, into one share of Class A Common Stock. Upon a change in control of ECC, each holder of outstanding shares of Class C Common Stock is entitled to ten votes for each share of Class C Common Stock held. ECC's principal stockholder owns all outstanding Class B Common Stock and all other stockholders own Class A Common Stock.

ECC 8% SERIES A CUMULATIVE PREFERRED STOCK

    On May 6, 1994, the Company exchanged 1,616,681 shares of its 8% Series A Cumulative Preferred Stock with its principal stockholder in consideration for the cancellation of a note, plus accrued and unpaid interest thereon. Approximately 5%, or 80,834 shares, of the 8% Series A Cumulative Preferred Stock were subsequently transferred to another stockholder and officer of the Company.

    Each share of the 8% Series A Cumulative Preferred Stock is convertible, at the option of the holder, into one share of Class A Common Stock, subject to adjustment from time to time upon the occurrence of certain events, including, among other things (i) dividends or distributions on Class A Common Stock payable in Class A Common Stock or certain other capital stock; (ii) subdivisions, combinations or certain reclassifications of Class A Common Stock; and (iii) issuance of Class A Common Stock or rights, warrants or options to purchase Class A Common Stock at a price per share less than the liquidation preference per share. In the event of the liquidation, dissolution or winding up of EchoStar, the holders of 8% Series A Cumulative Preferred Stock would be entitled to receive an amount equal to approximately $11.38 per share as of December 31, 1996.

    The aggregate liquidation preference for all outstanding shares of 8%
Series A Cumulative Preferred Stock is limited to the principal amount represented by the note, plus accrued and unpaid dividends thereon. Each share of 8% Series A Cumulative Preferred Stock is entitled to receive dividends equal to eight percent per annum of the initial liquidation preference for such share. Each share of 8% Series A Cumulative Preferred Stock automatically converts into shares of Class A Common Stock in the event they are transferred to any person other than certain permitted transferees and is entitled to the equivalent of ten votes for each share of Class A Common Stock into which it is convertible. Except as otherwise required by law, holders of 8% Series A Cumulative Preferred Stock vote together with the holders of Class A and Class B Common Stock as a single class.

    Cumulative but unpaid dividends totaled approximately $2.1 million and $3.3 million at December 31, 1995 and 1996, respectively, including amounts which remain the obligation of Dish, Ltd.

WARRANTS

    In conjunction with the 1994 Notes Offering, described in Note 6, the Company issued 3,744,000 Warrants for the purchase of Dish, Ltd. Class A Common Stock. Effective with the Merger (see Note 1), the Warrants became exercisable for 2,808,000 shares of ECC's Class A Common Stock. The Warrants were valued at $26.1 million.

             ECHOSTAR SATELLITE BROADCASTING CORPORATION AND SUBSIDIARIES
                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED


16. PARENT COMPANY ONLY FINANCIAL INFORMATION - CONTINUED

    Each Warrant entitles the registered holder thereof, at such holder's option, to purchase one share of ECC Class A Common Stock at a purchase price of $0.01 per share (the "Exercise Price"). The Exercise Price with respect to all of the Warrants was paid in advance and, therefore, no additional amounts are receivable by the Company upon exercise of the Warrants. As of December 31, 1996, Warrants to purchase approximately 2,000 shares of the Company's Class A Common Stock (as adjusted for the Exchange Ratio) remain outstanding.

                       REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To Dish, Ltd.:

    We have audited the accompanying consolidated balance sheets of Dish, Ltd. (a Nevada corporation) and subsidiaries, as described in Note 1, as of December 31, 1995 and 1996, and the related consolidated statements of operations, stockholder's equity and cash flows for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Dish, Ltd. and subsidiaries as of December 31, 1995 and 1996, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles.


                                                 ARTHUR ANDERSEN LLP


Denver, Colorado,
March 14, 1997.

                             DISH, LTD. AND SUBSIDIARIES
                             CONSOLIDATED BALANCE SHEETS
                                (Dollars in thousands)


                                                                                                             DECEMBER 31,
                                                                                                   -----------------------------
                                                                                                       1995            1996
                                                                                                   -----------------------------
ASSETS
Current Assets:
  Cash and cash equivalents. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    $  13,949      $   24,919
  Marketable investment securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          210             242
  Trade accounts receivable, net of allowance for uncollectible accounts of $1,106 and $1,494,
    respectively . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        9,115          13,483
  Inventories. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       38,769          72,767
  Income tax refund receivable . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        3,870           4,830
  Deferred tax assets. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        1,834              --
  Subscriber acquisition costs, net. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           --          68,129
  Other current assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       12,791          14,611
                                                                                                   -----------------------------
Total current assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       80,538         198,981
Restricted Cash and Marketable Investment Securities:
  1994 Notes escrow. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       73,291              --
  Other. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       26,400          31,450
Property and equipment, net. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      333,199         499,989
Advances to affiliates, net. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        1,320              --
Deferred tax assets. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       12,109          74,328
Other noncurrent assets. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       32,438          26,217
                                                                                                   -----------------------------
    Total assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    $ 559,295       $ 830,965
                                                                                                   -----------------------------
                                                                                                   -----------------------------

LIABILITIES AND  STOCKHOLDER'S EQUITY
Current Liabilities:
  Trade accounts payable . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    $  19,063       $  40,814
  Deferred programming and product revenue - DISH Network-SM- subscriber promotions. . . . . . .           --          97,959
  Deferred programming revenue - DISH Network-SM-  . . . . . . . . . . . . . . . . . . . . . . .           --           4,407
  Deferred programming revenue - C-band. . . . . . . . . . . . . . . . . . . . . . . . . . . . .          584             734
  Accrued expenses and other current liabilities . . . . . . . . . . . . . . . . . . . . . . . .       26,314          29,159
  Deferred tax liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           --          12,674
  Current portion of long-term debt. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        4,782          11,334
                                                                                                   -----------------------------
Total current liabilities. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       50,743         197,081

Long-term deferred signal carriage revenue . . . . . . . . . . . . . . . . . . . . . . . . . . .           --           5,949
Advances from affiliates, net. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           --         134,829
1994 Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      382,218         437,127
Mortgage and other notes payable, excluding current portion. . . . . . . . . . . . . . . . . . .       33,444          51,428
Other long-term liabilities. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           --           1,088
                                                                                                   -----------------------------
    Total liabilities. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      466,405         827,502

COMMITMENTS AND CONTINGENCIES (NOTE 11)

Stockholder's Equity (Notes 2 and 9):
  Preferred Stock, 20,000,000 and no shares authorized, 1,616,681 and no shares of 8% Series A
    Cumulative  Preferred Stock issued and outstanding, including accrued dividends of
    $1,555,000 and $0, respectively. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       16,607              --
  Class A Common Stock, $.01 par value, 200,000,000 and no shares authorized, 6,470,599 and no
    shares issued and outstanding, respectively. . . . . . . . . . . . . . . . . . . . . . . . .           65              --
  Class B Common Stock, $.01 par value, 100,000,000 and no shares authorized, 29,804,401
    and no shares issued and outstanding, respectively . . . . . . . . . . . . . . . . . . . . .          298              --
  Common Stock, $.01 par value, none and 1,000 shares authorized, issued and outstanding,
    respectively . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           --              --
  Additional paid-in capital . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       89,495         108,835
  Unrealized holding gains (losses) on available-for-sale securities, net of deferred taxes. . .          251        (      9)
  Accumulated deficit. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     ( 13,826)       (105,363)
                                                                                                   -----------------------------
Total stockholder's equity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       92,890           3,463
                                                                                                   -----------------------------
    Total liabilities and stockholder's equity . . . . . . . . . . . . . . . . . . . . . . . . .    $ 559,295       $ 830,965
                                                                                                   -----------------------------
                                                                                                   -----------------------------



             See accompanying Notes to Consolidated Financial Statements.

                             DISH, LTD. AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF OPERATIONS
                                    (In thousands)



                                                                                             YEARS ENDED DECEMBER 31,
                                                                                      ---------------------------------------
                                                                                        1994          1995          1996
                                                                                      ---------------------------------------
REVENUE:
         DTH products and technical services.........................................   $  172,753   $  146,910   $  136,377
         DISH Network-SM- promotions-subscription television services and products...         --           --         22,746
         DISH Network-SM-subscription television services............................         --           --         37,898
         C-band programming..........................................................       14,540       15,232       11,921
         Loan origination and participation income...................................        3,690        1,748          789
                                                                                      ---------------------------------------
Total revenue........................................................................      190,983      163,890      209,731

Expenses:
         DTH products and technical services.........................................      133,635      116,758      123,505
         DISH Network-SM- programming................................................         --           --         19,079
         C-band programming..........................................................       11,670       13,520       10,510
         Selling, general and administrative.........................................       30,219       38,504       86,735
         Subscriber promotion subsidies..............................................         --           --         35,239
         Amortization of subscriber acquisition costs................................         --           --         15,991
         Depreciation and amortization...............................................        2,243        3,114       27,378
                                                                                      ---------------------------------------
Total expenses.......................................................................      177,767      171,896       318,437
                                                                                      ---------------------------------------
                                                                                      ---------------------------------------
Operating income (loss).............................................................       13,216        (8,006)     (108,706)

Other Income (Expense):
         Interest income............................................................        8,420        12,545        5,083
         Interest expense, net of amounts capitalized...............................      (21,408)      (23,985)     (37,165)
         Minority interest in loss of consolidated joint venture and other..........          261           894         (267)
                                                                                      ---------------------------------------
Total other income (expense)........................................................      (12,727)      (10,546)     (32,349)
                                                                                      ---------------------------------------
Net income (loss) before income taxes...............................................          489       (18,552)    (141,055)
Income tax (provision) benefit, net.................................................         (399)        6,191       49,518
                                                                                      ---------------------------------------
Net income (loss)...................................................................        $  90      $(12,361)    $(91,537)
                                                                                      ---------------------------------------
                                                                                      ---------------------------------------

         See accompanying Notes to Consolidated Fianncial Statements.

                           DISH, LTD. AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF STOCKHOLDER'S EQUITY
                                 (In thousands)

                                                                                                            ACCUMULATED
                                                                                                              DEFICIT
                                                SHARES OF                                                       AND
                                                 COMMON                             COMMON    ADDITIONAL    UNREALIZED
                                                  STOCK      PREFERRED   COMMON      STOCK     PAID-IN     HOLDING GAINS
                                               OUTSTANDING    STOCK      STOCK     WARRANTS    CAPITAL        (LOSSES)     TOTAL
                                             --------------------------------------------------------------------------------------
                                             (Notes 1 and 9)
Balance, December 31, 1993...................   32,221        $  --       $  322    $  --      $  49,378    $  --       $  49,700
    Issuance of Class A Common Stock:
      For acquisition of DirectSat, Inc......      999           --           11       --          8,989       --           9,000
      For cash...............................      324           --            3       --          3,830       --           3,833
    Issuance of 1,616,681 shares of 8%
      Series A Cumulative Preferred Stock....      --           15,052       --        --           --         --          15,052
    Issuance of Common Stock Warrants........      --            --          --      26,133         --         --          26,133
    8% Series A Cumulative Preferred
      Stock dividends........................      --              938       --        --           --        (938)          --
    Net income...............................      --            --          --        --           --          90             90
                                             --------------------------------------------------------------------------------------
Balance, December 31, 1994...................   33,544          15,990        33    626,133       62,197      (848)       103,808
    8% Series A Cumulative Preferred
      Stock dividends........................     --               617       --        --           --        (617)          --
    Exercise of Common Stock Warrants........    2,731            --          27    (25,419)      25,392       --            --
    Common Stock Warrants exchanged for
      ECC Warrants...........................     --              --         --        (714)         714       --            --
    Launch bonuses funded by issuance of
      ECC's Class A Common Stock.............     --              --         --        --          1,192       --           1,192
    Unrealized holding gains on available-
      for-sale securities, net...............     --              --         --        --           --         251            251
    Net loss.................................     --              --         --        --           --     (12,361)       (12,361)
                                             --------------------------------------------------------------------------------------
Balance, December 31, 1995...................  36,275          16,607         363      --         89,495   (13,575)        92,890
    Exchange of Common Stock (Note 1)........ (36,274)        (16,607)       (363)     --         16,970       --            --
    Income tax benefit of deduction for
      Income tax purposes on exercise of
      Class A Common Stock options...........     --              --         --        --          2,370       --           2,370
    Unrealized holding losses on  available-
      for-sale securities, net..............      --              --         --        --           --        (260)          (260)
    Net loss................................                                                             (  91,537)     (  91,537)
                                             --------------------------------------------------------------------------------------
Balance, December 31, 1996..................        1           $ --      $ --     $ --         $108,835 $(105,372)      $  3,463
                                             --------------------------------------------------------------------------------------
                                             --------------------------------------------------------------------------------------

         See accompanying Notes to Consolidated Financial Statements.

                          DISH, LTD. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                            (Dollars in thousands)


                                                                            1994          1995          1996
                                                                         -------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
    Net income (loss)...................................................  $    90      $  (12,361)  $  (91,537)
    Adjustments to reconcile net income (loss) to net cash flows from operating activities:
         Depreciation and amortization..................................    2,243           3,114       27,378
         Amortization of subscriber acquisition costs...................     --              --         15,991
         Deferred income tax benefit....................................   (7,330)         (4,825)     (45,181)
         Amortization of debt discount and deferred financing costs.....   20,662          23,528       34,005
         Employee benefits funded by issuance of Class A Common Stock...     --             1,192         --
         Change in reserve for excess and obsolete inventory............       50          21,212        2,866
         Change in long-term deferred signal carriage revenue...........     --              --          5,949
         Change in accrued interest on convertible subordinated
           debentures from SSET.........................................     (279)           (860)        (484)
         Other, net.....................................................      (37)            276        1,018
    Changes in current assets and current liabilities, net (see Note2)..    8,354         (33,164)      13,980
Net cash flows provided by (used in) operating activities...............   24,205         (21,888)     (36,015)
                                                                         -------------------------------------
CASH FLOWS FROM INVESTING ACTIVITIES:
    Purchases of marketable investment securities.......................  (15,100)         (3,004)         (33)
    Sales of marketable investment securities...........................    4,439          33,816         --
    Purchases of restricted marketable investment securities............  (11,400)        (15,000)     (21,100)
    Funds released from restricted cash and marketable investment
      securities - other................................................     --              --         16,050
    Advances from affiliates, net.......................................     --              --        137,402
    Purchases of property and equipment.................................   (3,507)         (4,048)     (45,822)
    Offering proceeds and investment earnings placed in escrow.......... (329,831)         (9,589)     (10,867)
    Funds released from escrow accounts.................................  144,400         122,149       83,738
    Investment in SSET..................................................   (8,750)           --          --
    Payments received on convertible subordinated debentures from
       SSET.............................................................    --               --          6,445
    Investment in DBSC..................................................   (4,210)          4,210        --
    Expenditures for satellite systems under construction............... (115,752)       (109,507)    (112,075)
    Expenditures for FCC authorizations.................................     (159)           (458)        (123)
    Other...............................................................    1,305            --          --
                                                                         -------------------------------------
Net cash flows  provided by (used in) operating activities.............. (338,565)         18,569       53,615

CASH FLOWS FROM FINANCING ACTIVITIES:
    Minority investor investment in and loan to consolidated joint
       venture..........................................................    1,000            --         --
    Net proceeds from issuance of1994 Notes and Common Stock Warrants...  323,325            --         --
    Net proceeds from issuance of Class A Common Stock..................    3,833            --         --
    Proceeds from issuance of Common Stock..............................    --               --              1
    Expenditures from escrow for offering costs.........................     (837)           --         --
    Proceeds from refinancing of mortgage indebtedness..................    4,200            --         --
    Repayments of mortgage indebtedness and notes payable...............   (3,435)           (238)      (6,631)
    Loans from stockholder, net.........................................    4,000            --         --
    Repayment of loans from stockholder.................................   (4,075)           --         --
    Dividends paid......................................................   (3,000)           --         --
                                                                         -------------------------------------
Net cash flows provided by (used in) financing activities...............  325,011            (238)      (6,630)
                                                                         -------------------------------------
Net increase (decrease) in cash and cash equivalents....................   10,651          (3,557)      10,970
Cash and cash equivalents, beginning of year............................    6,855          17,506       13,949
                                                                         -------------------------------------
Cash and cash equivalents, end of year..................................  $17,506         $13,949      $24,919
                                                                         -------------------------------------
                                                                         -------------------------------------

                 See accompanying Notes to Consolidated Fianancial Statements.

                        DISH, LTD. AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


1.   ORGANIZATION AND BUSINESS ACTIVITIES

PRINCIPAL BUSINESS

     Dish, Ltd. and subsidiaries ("Dish, Ltd."), is a wholly-owned subsidiary of EchoStar Satellite Broadcasting Corporation ("ESBC"). ESBC is a wholly-owned subsidiary of EchoStar Communications Corporation ("ECC"), and together with its subsidiaries ("EchoStar"), a publicly traded company on the Nasdaq National Market. Dish, Ltd., through its subsidiaries currently is one of only three direct broadcast satellite ("DBS") companies in the United States with the capacity to provide comprehensive nationwide DBS programming service. The Company's DBS service (the "DISH Network-SM-") commenced operations in March 1996 after the successful launch of its first satellite ("EchoStar I"). The Company launched its second satellite ("EchoStar II") on September 10, 1996. EchoStar II significantly increased the channel capacity and programming offerings of the DISH Network-SM- when it became fully operational in November 1996. The Company currently provides approximately 120 channels of near laser disc quality digital video programming and over 30 channels of CD quality audio programming to the entire continental United States ("CONUS"). In addition to its DISH Network-SM- business, the Company is engaged in the design, manufacture, distribution and installation of satellite direct-to-home ("DTH") products and domestic distribution of DTH programming.

     The Company's primary business objective is to become one of the leading providers of subscription television and other satellite-delivered services in the United States. The Company had approximately 350,000 subscribers to DISH Network-SM-programming as of December 31, 1996.

                          DISH, LTD. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED


1. ORGANIZATION AND BUSINESS ACTIVITIES - CONTINUED

ORGANIZATION AND LEGAL STRUCTURE

    Certain companies principally owned and controlled by Mr. Charles W. Ergen were reorganized in 1993 into Dish, Ltd., formerly known as EchoStar Communications Corporation (together with its subsidiaries, "Dish, Ltd."). The principal reorganized entities included EchoStar Satellite Corporation ("ESC"), which holds licenses for certain DBS frequencies and is the operator of the DISH Network-SM-, and Echosphere Corporation and Houston Tracker Systems, Inc. ("HTS"), which are primarily engaged in the design, assembly, marketing and worldwide distribution of direct to home ("DTH") satellite television products. The reorganized group also includes other less significant domestic enterprises and several foreign entities involved in related activities outside the United States.

    During 1994, Dish, Ltd. merged one of its subsidiaries with DirectSat Corporation ("DirectSat"), an approximately 80% owned subsidiary of SSE Telecom, Inc. ("SSET") at that time. DirectSat stockholders received an approximate 3% equity interest in Dish, Ltd. in exchange for all of DirectSat's outstanding stock. DirectSat's principal assets are a conditional satellite construction permit and frequency assignments for ten DBS frequencies.

    In June 1994, Dish, Ltd. completed an offering of 12 7/8% Senior Secured Discount Notes due 2004 (the "1994 Notes," see Note 6) and Common Stock Warrants (the "Warrants") (collectively, the "1994 Notes Offering"), resulting in net proceeds of approximately $323.3 million. Dish, Ltd. and its subsidiaries are subject to the terms and conditions of the indenture related to the 1994 Notes (the "1994 Notes Indenture").

    In April 1995, a new company, EchoStar Communications Corporation (same name as the original name of Dish, Ltd.), was formed to conduct an initial public offering ("IPO") of its Class A Common Stock and to become the parent of Dish, Ltd. as described below. The new company is described below as "ECC." Elsewhere in these footnotes, unless otherwise indicated, "EchoStar" or the "Company" refers to ECC and its subsidiaries, including ESBC and Dish, Ltd. The assets of ECC are not subject to the 1994 Notes Indenture.

    In June 1995, ECC completed its IPO, which resulted in net proceeds to the Company of approximately $62.9 million. Concurrently, Charles W. Ergen, President and Chief Executive Officer of both ECC and Dish, Ltd., exchanged all of his then outstanding shares of Class B Common Stock and 8% Series A Cumulative Preferred Stock of Dish, Ltd. for like shares of ECC (the "Exchange") in the ratio of 0.75 shares of ECC for each share of Dish, Ltd. capital stock (the "Exchange Ratio"). All employee stock options of Dish, Ltd. were also assumed by ECC, as adjusted for the Exchange Ratio. In December 1995, ECC merged Dish, Ltd. with a wholly-owned subsidiary of ECC (the "Merger") and all outstanding shares of Dish, Ltd. Class A Common Stock and 8% Series A Cumulative Preferred Stock (other than those held by ECC) were automatically converted into the right to receive like shares of ECC in accordance with the Exchange Ratio. Also effective with the Merger, all outstanding Warrants for the purchase of Dish, Ltd. Class A Common Stock automatically became exercisable for shares of ECC's Class A Common Stock, adjusted for the Exchange Ratio. As a result of the Exchange and Merger, ECC owned all outstanding shares of Dish, Ltd. capital stock.

    In March 1996, ESBC, parent of Dish, Ltd., completed an offering (the "1996 Notes Offering") of 13 1/8% Senior Secured Discount Notes due 2004, which resulted in net proceeds to the Company of approximately $337.0 million. In connection with the 1996 Notes Offering, ECC contributed all of the outstanding capital stock of Dish, Ltd. to ESBC. This transaction was accounted for as a reorganization of entities under common control whereby Dish, Ltd. was treated as the predecessor to ESBC. ESBC is subject to all, and ECC is subject to certain of, the terms and conditions of the Indenture related to the 1996 Notes (the "1996 Notes Indenture"). As a result of the above transactions, ESBC is a wholly-owned direct subsidiary of EchoStar; Dish, Ltd. is a wholly-owned, direct subsidiary of ESBC. Substantially all of EchoStar's operating activities are conducted by subsidiaries of Dish, Ltd.

                            DISH, LTD. AND SUBSIDIARIES
                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED


1. ORGANIZATION AND BUSINESS ACTIVITIES - CONTINUED

    The following summarizes the Company's organizational structure for EchoStar and its significant subsidiaries as of December 31, 1996 as described above:


Legal Entity                                  Referred to Herein As               Ownership
-------------------------------------------------------------------------------------------------------
EchoStar Communications Corporation              ECC                          Publicly owned
EchoStar Satellite Broadcasting Corporation      ESBC                         Wholly-owned by ECC
Dish, Ltd.                                       Dish, Ltd.                   Wholly-owned by ESBC
EchoStar Satellite Corporation                   ESC                          Wholly-owned by Dish, Ltd.
Echosphere Corporation                           EchoCorp                     Wholly-owned by Dish, Ltd.
Houston Tracker Systems, Inc.                    HTS                          Wholly-owned by Dish, Ltd.
EchoStar International Corporation               EIC                          Wholly-owned by Dish, Ltd.

SIGNIFICANT RISKS AND UNCERTAINTIES

    The commencement of EchoStar's DBS business has dramatically changed EchoStar's operating results and financial position as compared to its historical results. EchoStar consummated the 1994 Notes Offering, the 1996 Notes Offering and the IPO to partially satisfy the capital requirements for the construction, launch and operation of its first four DBS satellites (EchoStar I, EchoStar II, EchoStar III, and EchoStar IV). As a result, annual interest expense on the 1994 and 1996 Notes, and depreciation of the investment in the satellites and related assets each exceeds historical levels of income before income taxes. Consequently, beginning in 1995, EchoStar reported significant net losses and expects such net losses to continue through at least 1999. As of December 31, 1996, EchoStar expects to invest approximately an additional $344 million to fund contractor financing obligations with respect to its first four satellites and to complete the construction phase and launch of EchoStar III and EchoStar IV (see Note 11). EchoStar's plans also include the financing, construction and launch of two fixed service satellites, additional DBS satellites, and Ku-band and KuX-band satellites, assuming receipt of all required FCC licenses and permits.

                            DISH, LTD. AND SUBSIDIARIES
                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED


2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION

    The financial statements for 1995 present the consolidation of Dish, Ltd. and its subsidiaries through the date of the Exchange (see Note 1) and the consolidation of ECC and its subsidiaries, including Dish, Ltd., thereafter. The Exchange and Merger was accounted for as a reorganization of entities under common control and the historical cost basis of consolidated assets and liabilities was not affected by the transaction. All significant intercompany accounts and transactions have been eliminated.

    Effective June 1993, the Company acquired a 51% joint venture interest in FlexTracker Sdn. Bhd. ("FlexTracker"), a Malaysian limited liability company. A Singapore electronics manufacturing company owned the 49% minority interest. FlexTracker manufactured integrated and stand-alone receivers and positioners exclusively for the Company. In December 1994, the Company terminated the FlexTracker joint venture and effectively sold its interest in the joint venture's net assets to the Singapore company for $1.8 million.
The Company's share of FlexTracker's losses for 1994 amounted to approximately $1.3 million, and an additional loss of $492,000 was recognized in 1994 upon the sale of the Company's interest in FlexTracker.
FlexTracker's financial statements were consolidated in the accompanying consolidated financial statements from the date of acquisition through the date of disposition.

         The Company accounts for investments in 50% or less owned entities using the equity method. At December 31, 1995 and 1996, these investments were not material to the consolidated financial statements.

USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses for each reporting period. Actual results could differ from those estimates.

FOREIGN CURRENCY TRANSACTION GAINS AND LOSSES

    The functional currency of the Company's foreign subsidiaries is the U.S. dollar because their sales and purchases are predominantly denominated in that currency. Transactions denominated in currencies other than U.S. dollars are recorded based on exchange rates at the time such transactions arise. Subsequent changes in exchange rates result in transaction gains and losses which are reflected in income as unrealized (based on period end translation) or realized (upon settlement of the transaction). Net transaction gains (losses) during 1994, 1995 and 1996 were not material to the Company's results of operations.

CASH AND CASH EQUIVALENTS

    The Company considers all liquid investments purchased with an original maturity of ninety days or less to be cash equivalents. Cash equivalents as of December 31, 1995 and 1996 consist of money market funds, corporate notes and commercial paper; such balances are stated at cost which equates to market value.

                            DISH, LTD. AND SUBSIDIARIES
                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED


2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

STATEMENTS OF CASH FLOWS DATA

    The following summarizes the changes in the Company's current assets and current liabilities:


                                                                   YEARS ENDED DECEMBER 31,
                                                         -----------------------------------------
                                                            1994            1995            1996
                                                         -----------------------------------------
Trade accounts receivable...............................  $  372       $ ( 1,536)     $  ( 4,368)
Inventories.............................................   3,049         (19,654)        (36,864)
Income tax refund receivable............................      --          (3,870)        (   960)
Subscriber acquisition costs............................      --              --         (84,120)
Other current assets....................................    (183)        (10,218)        ( 1,820)
Trade accounts payable..................................   2,648           4,111          21,751
Deferred revenue-DISH Network-SM-subscriber promotions..      --              --          97,959
Deferred programming revenue............................     564         ( 1,009)          4,557
Accrued expenses and other current liabilities..........   1,670            (988)         17,845
Other, net..............................................     234              --              --
                                                         -----------------------------------------
    Net increase (decrease) in current assets and
       current liabilities.............................. $ 8,354        $(33,164)      $  13,980
                                                         -----------------------------------------
                                                         -----------------------------------------


    The following presents the Company's supplemental cash flow statement disclosure:


                                                                     YEARS ENDED DECEMBER 31,
                                                              1994            1995            1996
                                                           -----------------------------------------
Cash paid for interest, net of amounts capitalized........  $  436       $ 461          $  3,007
Cash paid for income taxes................................   7,140       3,203                --
8% Series A Cumulative Preferred Stock dividends..........     938         618                --
Accrued satellite contract costs..........................      --      15,000                --
Satellite launch payment for EchoStar II applied to
  EchoStar I launch.......................................      --          --            15,000
Exchange of note payable to stockholder, and interest
  thereon, for 8% Series A Cumulative Preferred Stock
  Stock...................................................  15,052          --                --
Issuance of Class A Common Stock to acquire investment
  in DirectSat Corporation................................   9,000          --                --
Property and equipment acquired under capital leases......     934          --                --
Note payable issued for deferred satellite construction
  payments for EchoStar I.................................      --      32,833             3,167
Note payable issued for deferred satellite construction
  payments for EchoStar II................................      --          --            28,000
Employee Savings Plan Contribution and launch bonuses
  funded by issuance of Class A Common Stock..............      --       1,192                --

MARKETABLE INVESTMENT SECURITIES AND RESTRICTED CASH AND MARKETABLE INVESTMENT SECURITIES

         At December 31, 1995 and 1996, the Company has classified all marketable investment securities as available for sale. Accordingly, these investments are reflected at market value based on quoted market prices. Related unrealized gains and losses are reported as a separate component of stockholders' equity, net of related deferred income taxes of $153,000 and $6,000 at December 31, 1995 and 1996, respectively. The specific identification method is used to determine cost in computing realized gains and losses. The major components of marketable investment securities as of December 31, 1995 and 1996 are as follows (in thousands):


                                    DECEMBER 31, 1995                DECEMBER 31, 1996
                          ----------------------------------  ----------------------------------
                                      UNREALIZED                          UNREALIZED
                          AMORTIZED     HOLDING       MARKET  AMORTIZED     HOLDING     MARKET
                            COST      GAIN (LOSS)     VALUE     COST      GAIN (LOSS)   VALUE
                          ----------------------------------  ----------------------------------
Government bonds.........   $  38      $  --          $  38     $  40        $  --       $  40
Mutual funds.............     188        (16)           172       219          (17)        202
                          ----------------------------------  ----------------------------------
                            $ 226      $ (16)         $ 210     $ 259        $ (17)      $ 242
                          ----------------------------------  ----------------------------------
                          ----------------------------------  ----------------------------------

                            DISH, LTD. AND SUBSIDIARIES
                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED


2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

    Restricted Cash and Marketable Investment Securities in Escrow Accounts as reflected in the accompanying consolidated balance sheets represent the remaining net proceeds received from the 1994 Notes Offering, plus interest earned, less amounts expended to date in connection with the development, construction and continued growth of the DISH Network-SM-. These proceeds are held in a separate escrow account (the "Dish Escrow Account") as required by the indenture, and invested in certain permitted debt and other marketable investment securities until disbursed for the express purposes identified in the respective indentures.

    Other Restricted Cash includes balances totaling $11.4 million and $5.7 million at December 31, 1995 and 1996 respectively, which were restricted to satisfy certain covenants in the 1994 Notes Indenture regarding launch insurance for EchoStar I and EchoStar II. In addition, as of each of December 31, 1995 and 1996, $15.0 million was held in escrow relating to a non-performing manufacturer of DBS receivers (see Note 3). As of December 31, 1996, $10.0 million was on deposit in a separate escrow account established pursuant to an additional DBS receiver manufacturing agreement, to provide for EchoStar's future payment obligations.

    The major components of Restricted Cash and Marketable Investment Securities are as follows (in thousands):


                                    DECEMBER 31, 1995                DECEMBER 31, 1996
                          ----------------------------------  ----------------------------------
                                      UNREALIZED                          UNREALIZED
                          AMORTIZED     HOLDING       MARKET  AMORTIZED     HOLDING     MARKET
                            COST      GAIN (LOSS)     VALUE     COST      GAIN (LOSS)   VALUE
                          ----------------------------------  ----------------------------------
Commercial paper.........   $66,214    $    --       $66,214   $30,700      $  --       $30,700
Government bonds.........    32,904        420        33,324        --         --            --
Certificates of deposit..        --         --            --       750         --           750
Accrued interest.........       153         --           153        --         --            --
                          ----------------------------------  ----------------------------------
                            $99,271    $   420       $99,691   $31,450      $  --       $31,450
                          ----------------------------------  ----------------------------------
                          ----------------------------------  ----------------------------------


INVENTORIES

    Inventories are stated at the lower of cost or market value. Cost is determined using the first-in, first-out method. Proprietary products are manufactured by outside suppliers to the Company's specifications. the Company also distributes non-proprietary products purchased from other manufacturers. Manufactured inventories include materials, labor and manufacturing overhead. Cost of other inventories includes parts, contract manufacturers' delivered price, assembly and testing labor, and related overhead, including handling and storage costs. Inventories consist of the following (in thousands):

                                                             DECEMBER 31,
                                                      -------------------------
                                                         1995          1996
                                                      -------------------------
 EchoStar Receiver Systems..........................   $      --     $  32,799
 Consigned DBS receiver components..................          --        23,525
 DBS receiver components............................       9,615        15,736
 Finished goods - C-band............................      11,161           600
 Finished goods - International.....................       9,297         3,491
 Competitor DBS Receivers...........................       9,404            --
 Spare parts........................................       2,089         2,279
 Reserve for excess and obsolete inventory..........     ( 2,797)      ( 5,663)
                                                      -------------------------
                                                       $  38,769     $  72,767
                                                      -------------------------
                                                      -------------------------

                            DISH, LTD. AND SUBSIDIARIES
                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED


2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

PROPERTY AND EQUIPMENT

    Property and equipment are stated at cost. Cost includes interest capitalized of $5.7 million, $25.0 million and $19.8 million during the years ended December 31, 1994, 1995 and 1996, respectively. The costs of satellites under construction are capitalized during the construction phase, assuming the eventual successful launch and in-orbit operation of the satellite. If a satellite were to fail during launch or while in-orbit, the resultant loss would be charged to expense in the period such loss was realized. The amount of any such loss would be reduced to the extent of insurance proceeds received as a result of the launch or in-orbit failure. Depreciation is recorded on a straight-line basis for financial reporting purposes. Repair and maintenance costs are charged to expense when incurred. Renewals and betterments are capitalized.

FCC AUTHORIZATIONS

    FCC authorizations are recorded at cost and amortized using the straight-line method over a period of 40 years. Such amortization commences at the time the related satellite becomes operational; capitalized costs are written off at the time efforts to provide services are abandoned. FCC authorizations include interest capitalized of $1.3 million and $1.1 million during the years ended December 31, 1995 and 1996, respectively. The merger with DirectSat described in Note 1 was accounted for as a purchase. DirectSat's assets were valued at $9.0 million by the Company at the time of the merger and are included in FCC authorizations (see Note 5).

REVENUE RECOGNITION

    Revenue from sales of DTH products is recognized upon shipment to customers. Revenue from the provision of DISH Network-SM- service and C-band programming service to subscribers is recognized as revenue in the period such programming is provided.

SUBSCRIBER PROMOTION SUBSIDIES, SUBSCRIBER ACQUISITION COSTS, AND DISH NETWORK-SM- PROMOTIONS - SUBSCRIPTION TELEVISION SERVICES AND PRODUCTS

    Total transaction proceeds to the Company from DISH Network-SM-programming and equipment sold as a package under EchoStar promotions are initially deferred and recognized as revenue over the related service period (normally one year), commencing upon authorization of each new subscriber. The excess of the Company's aggregate cost of the equipment, programming and other expenses for the initial prepaid subscription period for DISH Network-SM- service over proceeds received is expensed upon shipment of the equipment. Remaining costs, less programming costs and the amount expensed upon shipment as per above, are capitalized and reflected in the accompanying balance sheets as subscriber acquisition costs. Such costs are amortized over the related prepaid subscription term of the customer. Programming costs are expensed as service is provided. Excluding expected incremental revenues from premium and Pay-Per-View programming, the accounting followed results in revenue recognition over the initial period of service equal to the sum of programming costs and amortization of subscriber acquisition costs.

    DISH Network-SM- programming and equipment which were not sold as a package under EchoStar promotions are separately presented in the accompanying consolidated statements of operations.

DEFERRED DEBT ISSUANCE COSTS AND DEBT DISCOUNT

    Costs of completing the 1994 Notes Offering were deferred (Note 5) and are being amortized to interest expense over their respective terms. The original issue discount related to the 1994 Notes (Note 6) is being accreted to interest expense so as to reflect a constant rate of interest on the accreted balance of the 1994 Notes.

                       DISH, LTD. AND SUBSIDIARIES
          NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED


2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

DEFERRED PROGRAMMING REVENUE

    Deferred programming revenue consists of prepayments received from multiple-month subscriptions to DISH Network-SM- programming. Such amounts are recognized as revenue in the period the programming is provided to the subscriber. Similarly, the Company defers prepayments received from subscribers to C-band programming sold by the Company as an authorized distributor.

LONG-TERM DEFERRED SIGNAL CARRIAGE REVENUE

    Long-term deferred signal carriage revenue consists of advance payments from certain programming providers for carriage of their programming content on the DISH Network-SM-. Such amounts are deferred and recognized as revenue on a straight-line basis over the related contract terms (up to ten years).

ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES

    Accrued expenses and other current liabilities consist of the following (in thousands):

                                            DECEMBER 31,
                                         -----------------
                                          1995      1996
                                         -----------------
    Accrued expenses . . . . . . . . .   $ 3,850   $18,933
    Accrued satellite contract costs .    15,000        --
    Accrued programming. . . . . . . .     4,979     9,463
    Reserve for warranty costs . . . .     1,013       763
    Other  . . . . . . . . . . . . . .     1,472        --
                                         -----------------
                                         $26,314   $29,159
                                         -----------------
                                         -----------------

    The Company's C-Band proprietary products are under warranty against defects in material and workmanship for a period of one year from the date of original retail purchase. The reserve for warranty costs is based upon historical units sold and expected repair costs. The Company does not have a warranty reserve for its DBS products because the warranty is provided by the contract manufacturer.

ADVERTISING COSTS

    Advertising costs are expensed as incurred and totaled $2.3 million, $1.9 million and $16.5 million for the years ended December 31, 1994, 1995 and 1996, respectively.

RESEARCH AND DEVELOPMENT COSTS

    Research and development costs, which are expensed as incurred, totaled $5.9 million, $5.0 million and $6.0 million for the years ended December 31, 1994, 1995 and 1996, respectively.

RECLASSIFICATIONS

    Certain amounts from the prior years consolidated financial statements have been reclassified to conform with the 1996 presentation.

                       DISH, LTD. AND SUBSIDIARIES
          NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED


3.  OTHER CURRENT ASSETS

    Other current assets consist of the following (in thousands):

                                            DECEMBER 31,
                                         -----------------
                                          1995      1996
                                         -----------------
    Deposits held by non-performing
      manufacturer . . . . . . . . . .   $10,000   $10,000
    Other  . . . . . . . . . . . . . .     2,791     4,611
                                         -----------------
                                         $12,791   $14,611
                                         -----------------
                                         -----------------

    The Company has agreements with two manufacturers to supply DBS receivers for the Company. To date, only one of the manufacturers has produced receivers acceptable to the Company. The Company previously deposited $10.0 million with the non-performing manufacturer and has an additional $15.0 million on deposit in an escrow account as security for its payment obligations under that contract. the Company has given the non-performing manufacturer notice of its intent to terminate the contract and has filed suit against that manufacturer. Consequently, the Company is currently dependent on one manufacturing source for its receivers. Since the Company has given the non-performing manufacturer notice of its intent to terminate the contract, the Company has not considered amounts due under the contract in the Company's future purchase commitments. The performing manufacturer presently manufactures receivers in sufficient quantities to meet currently expected demand. If the Company's sole manufacturer is unable for any reason to produce receivers in a quantity sufficient to meet demand, the Company's liquidity and results of operations would be adversely affected. Management believes, but can give no assurance, that Echostar will be able to recover most, if not all, amounts deposited with the non-performing manufacturer or held in escrow.

4.  PROPERTY AND EQUIPMENT

    Property and equipment consist of the following (in thousands):

                                       LIFE            DECEMBER 31,
                                     ---------------------------------
                                     (IN YEARS)      1995      1996
                                                    ------------------
    EchoStar I . . . . . . . . . .       12         $     --  $201,607
    EchoStar II  . . . . . . . . .       12               --   228,694
    Furniture, fixtures and
      equipment  . . . . . . . . .      2-12          35,127    72,932
    Buildings and improvements . .      7-40          21,006    21,649
    Tooling and other  . . . . . .        2            2,039     3,253
    Land . . . . . . . . . . . . .        --           1,613     1,613
    Vehicles . . . . . . . . . . .        7            1,310     1,323
    Construction in progress . . .        --         282,373     4,137
                                                    ------------------
    Total property and
      equipment . . . . . . . . . .                  343,468   535,208
    Accumulated depreciation  . . .                  (10,269)  (35,219)
                                                    ------------------
    Property and equipment, net . .                 $333,199  $499,989
                                                    ------------------
                                                    ------------------

    Construction in progress consists of the following (in thousands):

                                                   DECEMBER 31,
                                                -----------------
                                                1995        1996
                                                -----------------
    Progress amounts for satellite
    construction, launch, launch
    insurance and capitalized interest:
       EchoStar I . . . . . . . . . . . . .     $193,629   $  --
       EchoStar II  . . . . . . . . . . . .       88,634      --
    Other . . . . . . . . . . . . . . . . .          110    4,137
                                                -----------------
                                                $282,373   $4,137
                                                -----------------
                                                -----------------

                       DISH, LTD. AND SUBSIDIARIES
          NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED


5.  OTHER NONCURRENT ASSETS

    Other noncurrent assets consist of the following (in thousands):

                                                 DECEMBER 31,
                                              -----------------
                                                1995      1996
                                              -----------------
    Deferred debt issuance costs  . . . .     $10,622   $ 9,378
    FCC authorizations  . . . . . . . . .      11,309    12,351
    SSET convertible subordinated
      debentures and accrued interest . .       9,610     3,649
    Other, net. . . . . . . . . . . . . .         897       839
                                              -----------------
                                              $32,438   $26,217
                                              -----------------
                                              -----------------

    In 1994, the Company purchased $8.75 million of SSET's 6.5% convertible subordinated debentures. During 1996, the Company received $6.4 million of payments from SSET ($5.2 million principal and $1.2 million interest) related to these convertible debentures. As of December 31, 1996, the debentures, if converted, would represent approximately 5% of SSET's common stock, based on the number of shares of SSET common stock outstanding at December 31, 1996. Management estimates that the fair value of the SSET debentures approximates their carrying value in the accompanying financial statements based on current interest rates and the conversion features contained in the debentures. SSET is a reporting company under the Securities Exchange Act of 1934 and is engaged in the manufacture and sale of satellite telecommunications equipment. In March 1994, SSET sold to the Company for $1.25 million an approximate 6% ownership interest in the stock of Direct Broadcasting Satellite Corporation ("DBSC") and certain notes and accounts receivable from DBSC.

                       DISH, LTD. AND SUBSIDIARIES
          NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED


6.  LONG-TERM DEBT

1994 NOTES

    On June 7, 1994, Dish, Ltd. issued the 1994 Notes which mature on June 1, 2004. The 1994 Notes issuance resulted in net proceeds to Dish, Ltd. of $323.3 million (including amounts attributable to the issuance of the Warrants and after payment of underwriting discount and other issuance costs aggregating approximately $12.6 million).

    The 1994 Notes bear interest at a rate of 12 7/8%, computed on a semi-annual bond equivalent basis. Interest on the 1994 Notes will not be payable in cash prior to June 1, 1999, with the 1994 Notes accreting to a principal value at stated maturity of $624.0 million by that date. Commencing December 1, 1999, interest on the 1994 Notes will be payable in cash on December 1 and June 1 of each year.

    The 1994 Notes rank senior in right of payment to all subordinated indebtedness of Dish, Ltd. and PARI PASSU in right of payment with all other senior indebtedness of Dish, Ltd., subject to the terms of an Intercreditor Agreement between Dish, Ltd., certain of its principal subsidiaries, and certain creditors thereof. The 1994 Notes are secured by liens on certain assets of Dish, Ltd., including EchoStar I and EchoStar II and all other components of the EchoStar DBS System owned by Dish, Ltd. and its subsidiaries. The 1994 Notes are further guaranteed by each material direct subsidiary of Dish, Ltd. (see Note 12). Although the 1994 Notes are titled "Senior," Dish, Ltd. has not issued, and does not have any current arrangements to issue, any significant indebtedness to which the 1994 Notes would be senior; however, the 1996 Notes sold in March 1996 by ESBC, are effectively subordinated to the 1994 Notes and all other liabilities of Dish, Ltd. and its subsidiaries. Furthermore, at December 31, 1995 and 1996, the 1994 Notes were effectively subordinated to approximately $5.4 million and $5.1 million of mortgage indebtedness, respectively, with respect to certain assets of Dish, Ltd.'s subsidiaries, not including the EchoStar DBS System, and rank PARI PASSU with the security interest of approximately $30.0 million of contractor financing.

    Except under certain circumstances requiring prepayment premiums, and in other limited circumstances, the 1994 Notes are not redeemable at Dish, Ltd.'s option prior to June 1, 1999. Thereafter, the 1994 Notes will be subject to redemption, at the option of Dish, Ltd., in whole or in part, at redemption prices ranging from 104.828% during the year commencing June 1, 1999 to 100% of principal value at stated maturity on or after June 1, 2002 together with accrued and unpaid interest thereon to the redemption date. On each of June 1, 2002 and June 1, 2003, Dish, Ltd. will be required to redeem 25% of the original aggregate principal amount of 1994 Notes at a redemption price equal to 100% of principal value at stated maturity thereof, together with accrued and unpaid interest thereon to the redemption date. The remaining principal of the 1994 Notes matures on June 1, 2004.

    In the event of a change of control and upon the occurrence of certain other events, as described in the 1994 Notes Indenture, Dish, Ltd. will be required to make an offer to each holder of 1994 Notes to repurchase all or any part of such holder's 1994 Notes at a purchase price equal to 101% of the accreted value thereof on the date of purchase, if prior to June 1, 1999, or 101% of the aggregate principal amount thereof, together with accrued and unpaid interest thereon to the date of purchase, if on or after June 1, 1999.

    The 1994 Notes Indenture contains restrictive covenants that, among other things, impose limitations on Dish, Ltd. and its subsidiaries with respect to their ability to: (i) incur additional indebtedness; (ii) issue preferred stock; (iii) apply the proceeds of certain asset sales; (iv) create, incur or assume liens; (v) create dividend and other payment restrictions with respect to Dish, Ltd.'s subsidiaries; (vi) merge, consolidate or sell assets; (vii) incur subordinated or junior debt; and (viii) enter into transactions with affiliates. In addition, Dish, Ltd., may pay dividends on its equity securities only if (1) no default is continuing under the 1994 Notes Indenture; and (2) after giving effect to such dividend, Dish, Ltd.'s ratio of total indebtedness to cash flow (calculated in accordance with the 1994 Notes Indenture) would not exceed 4.0 to 1.0. Moreover, the aggregate amount of such dividends generally may not exceed the sum of 50% of Dish, Ltd.'s consolidated net income (calculated in accordance with the 1994 Notes Indenture) from the date of issuance of the 1994 Notes, plus 100% of the aggregate net proceeds to Dish, Ltd. from the issuance and sale of certain equity interests of Dish, Ltd. (including common stock).

                       DISH, LTD. AND SUBSIDIARIES
          NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED


6.  LONG-TERM DEBT - CONTINUED

OTHER LONG-TERM DEBT

    In addition to the 1994 Notes, other long-term debt consists of the following (in thousands, except monthly payment data):

                                                                                                            DECEMBER 31,
                                                                                                        -----------------------
                                                                                                        1995          1996
                                                                                                        -----------------------
8.25% note payable for deferred satellite contract payments for EchoStar I due in equal monthly installments of $722,027, including interest,
    through February 2001 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             $  32,833     $  30,463
8.25% note payable for deferred satellite contract payments for EchoStar II due in equal monthly installments of $561,577, including interest,
    through November 2001 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                    --        27,161
8.0% mortgage note payable due in equal monthly installments of $41,635, including interest, through May 2008; secured by land and office building
    with a net book value of approximately $4.1 million . . . . . . . . . . . . . . . . . .                 3,909         3,715
10.5% mortgage note payable due in equal monthly installments of $9,442, including interest, through November 1998; final payment of$854,000 due
    November 1998; secured by land and warehouse building with a netbook
    value of approximately $886,000 . . . . . . . . . . . . . . . . . . . . . . . . . . . .                   910           892
9.9375% mortgage note payable due in equal quarterly principal installments of $10,625 plus interest through April 2009; secured by land and office
    building with a net book value of approximately $802,000. . . . . . . . . . . . . . . .                   574           531
                                                                                                        -----------------------
Total long-term debt, excluding the 1994 Notes. . . . . . . . . . . . . . . . . . . . . . .                38,226        62,762
Less current portion. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                (4,782)      (11,334)
                                                                                                        -----------------------
Long-term debt, excluding current portion . . . . . . . . . . . . . . . . . . . . . . . . .             $  33,444     $  51,428
                                                                                                        -----------------------
                                                                                                        -----------------------

    Future maturities of amounts outstanding under the Company's long-term debt facilities as of December 31, 1996 are summarized as follows (in thousands):


                                                                            DEFERRED
                                                                            SATELLITE            MORTGAGE
                                                         DISH               CONTRACT              NOTES
                                                         NOTES              PAYMENTS             PAYABLE          TOTAL
                                                   ---------------------------------------------------------------------------
YEAR ENDING DECEMBER 31,
1997 . . . . . . . . . . . . . . . . . . . . . .      $       --             $11,061              $  273          $   11,334
1998 . . . . . . . . . . . . . . . . . . . . . .              --              12,009               1,141              13,150
1999 . . . . . . . . . . . . . . . . . . . . . .              --              13,038                 289              13,327
2000 . . . . . . . . . . . . . . . . . . . . . .              --              14,156                 309              14,465
2001 . . . . . . . . . . . . . . . . . . . . . .              --               7,360                 331               7,691
Thereafter . . . . . . . . . . . . . . . . . . .         624,000                  --               2,795             626,795
Unamortized discount . . . . . . . . . . . . . .        (186,873)                 --                  --            (186,873)
                                                   ---------------------------------------------------------------------------
Total. . . . . . . . . . . . . . . . . . . . . .      $  437,127             $57,624              $5,138          $  499,889
                                                   ---------------------------------------------------------------------------
                                                   ---------------------------------------------------------------------------

                       DISH, LTD. AND SUBSIDIARIES
          NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED


6.  LONG-TERM DEBT - CONTINUED

    The following table summarizes the book and fair values of the Company's debt facilities at December 31, 1996 (dollars in thousands). Fair values for the Company's 1994 Notes are based on quoted market prices. The fair value of the Company's Deferred Satellite Contract Payments and mortgage notes payable are estimated using discounted cash flow analyses. The interest rates assumed in such discounted cash flow analyses reflect interest rates currently being offered for loans with similar terms to borrowers of similar credit quality.

                                                    BOOK VALUE   FAIR VALUE
                                                    ----------   ----------
    1994 Notes....................................    $437,127     $526,282
    Deferred satellite contract payments..........      57,624       56,471
    Mortgage notes payable........................       5,138        5,138
                                                    ----------   ----------
                                                      $499,889     $587,891
                                                    ----------   ----------
                                                    ----------   ----------

DEFERRED SATELLITE CONTRACT PAYMENTS

    The majority of the purchase price for the satellites is required to be paid in progress payments, with the remainder payable in the form of non-contingent payments which are deferred until after the respective satellites are in orbit (the "Deferred Payments"). Interest rates on the Deferred Payments range between 7.75% and 8.25% (to be determined 90 days prior to the launch of each satellite) and payments are made over a period of five years after the delivery and launch of each such satellite. The Company utilized $36.0 million and $28.0 million of contractor financing for EchoStar I and EchoStar II, respectively. The deferred payments with respect to EchoStar I and EchoStar II are secured by substantially all assets of Dish, Ltd. and its subsidiaries (subject to certain restrictions) and a corporate guarantee of ECC.

BANK CREDIT FACILITY

    From May 1994 to May 1996, certain of EchoStar's subsidiaries maintained a revolving credit facility (the "Credit Facility") with a bank for the purposes of funding working capital advances and meeting letter of credit requirements associated with certain inventory purchases and satellite construction payments. The Credit Facility expired in May 1996. EchoStar currently does not intend to arrange a replacement credit facility.

7.  INCOME TAXES

    The components of the (provision for) benefit from income taxes are as follows (in thousands):

                                                 YEARS ENDED DECEMBER 31,
                                               ---------------------------
                                                 1994     1995      1996
                                               --------  -------  --------
    Current (provision) benefit:
      Federal................................  $(5,951)  $1,711   $ 4,595
      State..................................     (853)     (44)      (49)
      Foreign................................     (925)    (301)     (209)
                                               --------  -------  --------
                                                (7,729)   1,366     4,337
                                               --------  -------  --------
    Deferred benefit:
      Federal................................    6,342    4,440    42,971
      State..................................      988      385     2,210
                                               --------  -------  --------
                                                 7,330    4,825    45,181
                                               --------  -------  --------
         Total (provision) benefit...........   $(  399)  $6,191  $49,518
                                               --------  -------  --------
                                               --------  -------  --------

    As of December 31, 1996, the Company had net operating loss carryforwards ("NOLs") for Federal income tax purposes of approximately $81.1 million. The NOLs expire beginning in year 2011. The use of the NOLs is subject to statutory and regulatory limitations regarding changes in ownership. SFAS No. 109 requires that the tax benefit of NOLs for financial reporting purposes be recorded as an asset. To the extent that management assesses the realization of deferred tax assets to be less than "more likely than not," a valuation reserve is established.

                       DISH, LTD. AND SUBSIDIARIES
          NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED


7.  INCOME TAXES - CONTINUED

    The temporary differences which give rise to deferred tax assets and liabilities as of December 31, 1995 and 1996 are as follows (in thousands):

                                                         DECEMBER 31,
                                                         1995       1996
                                                       -------    --------
    Current deferred tax assets:
      Accrued royalties..............................  $    --    $  3,029
      Inventory reserves and cost methods............      834       1,811
      Accrued expenses...............................       --       1,414
      Allowance for doubtful accounts................      456         674
      Reserve for warranty costs.....................      385         284
      Other..........................................      312          57
                                                       -------    --------
    Total current deferred tax assets................    1,987       7,269

    Current deferred tax liabilities:
      Unrealized holding gain on marketable
        investment securities........................     (153)         (6)
      Subscriber acquisition costs...................       --     (19,937)
                                                       -------    --------
    Total current deferred tax liabilities...........     (153)    (19,943)
                                                       -------    --------
         Net current deferred tax assets
           (liabilities).............................    1,834     (12,674)

    Noncurrent deferred tax assets:
      Net operating loss carryforwards...............       --      81,058
      Amortization of original issue discount on
        1994 Notes...................................   15,439      26,424
      Other..........................................        7       3,456
                                                       -------    --------
    Total noncurrent deferred tax assets.............   15,446     110,938
    Noncurrent deferred tax liabilities:
      Capitalized costs deducted for tax.............   (2,351)    (17,683)
      Depreciation...................................     (986)    (18,927)
                                                       -------    --------
    Total noncurrent deferred tax liabilities........   (3,337)    (36,610)
                                                       -------    --------
    Noncurrent net deferred tax assets...............   12,109      74,328
                                                       -------    --------
    Net deferred tax assets..........................  $ 13,943   $ 61,654
                                                       -------    --------
                                                       -------    --------

    No valuation reserve has been provided for the above deferred tax assets because the Company currently believes it is more likely than not that these assets will be realized. If future operating results differ materially and adversely from the Company's current expectations, its judgment regarding the need for a valuation allowance may change.

    The actual tax provisions for 1994, 1995 and 1996 are reconciled to the amounts computed by applying the statutory federal tax rate to income before taxes as follows (dollars in thousands):

                                                   1994              1995               1996
                                               ------  -------  -------  -------  --------  -------
                                               AMOUNT  PERCENT  AMOUNT  PERCENT   AMOUNT   PERCENT
                                               ------  -------  -------  -------  --------  -------
Statutory rate...............................  $(166)  (34.0)%  $6,493    35.0%   $49,369     35.0%
State income taxes, net of federal benefit...    (88)  (18.0)      222     1.2      2,595      1.8
Tax exempt interest income...................     60    12.3        10     0.1         --       --
Research and development credits.............    156    31.9        31     0.2         --       --
Non-deductible interest expense..............   (258)  (52.7)     (293)   (1.7)    (2,099)    (1.5)
Other........................................   (103)  (21.1)     (272)   (1.4)      (347)    (0.2)
                                               ------  -------  -------  -------  --------  -------
Total (provision for) benefit from income
  taxes....................................    $(399)  (81.6)%  $6,191    33.4%   $49,518     35.1%
                                               ------  -------  -------  -------  --------  -------
                                               ------  -------  -------  -------  --------  -------

                       DISH, LTD. AND SUBSIDIARIES
          NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED


8.  EMPLOYEE BENEFIT PLAN

    The Company sponsors a 401(k) Employee Savings Plan (the "401(k) Plan") for eligible employees. Voluntary employee contributions to the 401(k) Plan may be matched 50% by the Company, subject to a maximum annual contribution by the Company of $1,000 per employee. The Company may also make an annual discretionary contribution to the plan with approval by the Company's Board of Directors, subject to the maximum deductible limit provided by the Internal Revenue Code of 1986, as amended. The Company's total cash contributions to the 401(k) Plan totaled $170,000, $177,000 and $226,000 during 1994, 1995 and 1996, respectively. Additionally, the Company contributed 55,000 shares of its Class A Common Stock in each of 1995 and 1996 (fair value of approximately $1.1 million and $935,000, respectively) to the 401(k) Plan as discretionary contributions.

9.  STOCKHOLDER'S EQUITY

    Effective March 10, 1994, the stockholders approved measures necessary to increase the authorized capital stock of Dish, Ltd. to include 200 million shares of Class A Common Stock, 100 million shares of Class B Common Stock, and 20 million shares of Series A Convertible Preferred Stock and determined to split all outstanding shares of common stock on the basis of approximately 4,296 to 1.

    All accrued dividends payable to Mr. Ergen on his Dish, Ltd. 8% Series A Cumulative Preferred Stock through the date of the Exchange ($1.4 million), and all accrued dividends payable to the remaining holder of Dish, Ltd. 8% Series A Cumulative Preferred Stock through the date of the Merger ($107,000), will remain obligations of Dish, Ltd. (Note 1); however, no additional dividends will accrue with respect to the Dish, Ltd. 8% Series A Cumulative Preferred Stock. The 1994 Notes Indenture places significant restrictions on the payment of those dividends. Through December 31, 1996, additional accrued dividends payable to Mr. Ergen by ECC on the ECC 8% Series A Cumulative Preferred Stock totaled $1.7 million.

10. STOCK COMPENSATION PLANS

    The Company has two stock-based compensation plans, which are described below. The Company has elected to follow Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," ("APB 25") and related interpretations in accounting for its stock-based compensation plans. Under APB 25, because the exercise price of the Company's employees stock options is equal to the market price of the underlying stock on the date of the grant, no compensation expense is recognized. In October 1995, the Financial Accounting Standards Board issued SFAS No. 123, "Accounting and Disclosure of Stock-Based Compensation," ("SFAS No. 123") which established an alternative method of expense recognition for stock-based compensation awards to employees based on fair values. The Company elected to not adopt SFAS No. 123 for expense recognition purposes.

    Pro forma information regarding net income and earnings per share is required by SFAS No. 123 and has been determined as if the Company had accounted for its stock-based compensation plans using the fair value method prescribed by that statement. The fair value for these options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted-average assumptions for 1995 and 1996, respectively: risk-free interest rate of 6.12% and 6.80% for 1995 and 1996, respectively; dividend yields of 0.0% during each period; volatility factors of the expected market price of the Company's common stock of 62%, and a weighted-average expected life of the options of six years.

    For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period. All options are initially assumed to vest. Compensation previously recognized is reversed to the extent applicable to forfeitures of unvested options. The Company's pro forma net loss was $12.8 million and $92.5 million for the years ended December 31, 1995 and 1996, respectively.

    The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price characteristics significantly different from

                       DISH, LTD. AND SUBSIDIARIES
          NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED


10. STOCK COMPENSATION PLANS - CONTINUED

those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its stock-based compensation awards.

    In April 1994, the Company adopted a stock incentive plan (the "Stock Incentive Plan") to provide incentive to attract and retain officers, directors and key employees. ECC assumed all outstanding options for the purchase of Dish, Ltd. common stock effective with the Exchange and Merger and has reserved up to 10 million shares of its Class A Common Stock for granting awards under the Stock Incentive Plan. Awards available under the Stock Incentive Plan include: (i) common stock purchase options; (ii) stock appreciation rights; (iii) restricted stock and restricted stock units;
(iv) performance awards; (v) dividend equivalents; and (vi) other stock-based awards. All options granted through December 31, 1996 have included exercise prices not less than the fair market value of the Shares at the date of grant and vest as determined by the Company's Board of Directors, generally at the rate of 20% per year.

    A summary of the Company's incentive stock option activity for the years ended December 31, 1995 and 1996 is as follows:

                                                              1995                        1996
                                                   --------------------------   --------------------------
                                                                 WEIGHTED-                    WEIGHTED-
                                                                  AVERAGE                     AVERAGE
                                                    OPTIONS    EXERCISE PRICE    OPTIONS    EXERCISE PRICE
                                                   ---------   --------------   ---------   --------------
Options outstanding at beginning of year........     744,872      $ 9.33        1,117,133      $12.23
Granted.........................................     419,772       17.13          138,790       27.02
Exercised.......................................      (4,284)       9.33         (103,766)      10.24
Forfeited.......................................     (43,227)      10.55         (126,884)      13.27
                                                   ---------   --------------   ---------   --------------
Options outstanding at end of year..............   1,117,133      $12.23        1,025,273       14.27
                                                   ---------   --------------   ---------   --------------
                                                   ---------   --------------   ---------   --------------
Exercisable at end of year......................     142,474      $ 9.33          258,368      $11.31
                                                   ---------   --------------   ---------   --------------
                                                   ---------   --------------   ---------   --------------
Weighted-average fair value of options granted..                  $ 9.86                       $16.96


    Exercise prices for options outstanding as December 31, 1996 are as follows:

                              OPTIONS OUTSTANDING          OPTIONS EXERCISABLE
------------------------------------------------------------------------------------------------
                      NUMBER        WEIGHTED-                       NUMBER
                    OUTSTANDING      AVERAGE                      EXERCISABLE
                       AS OF        REMAINING     WEIGHTED-          AS OF         WEIGHTED-
RANGE OF            DECEMBER 31,   CONTRACTUAL      AVERAGE       DECEMBER 31,      AVERAGE
EXERCISE PRICES        1996           LIFE       EXERCISE PRICE      1996        EXERCISE PRICE
-----------------   ------------   -----------   --------------   ------------   ---------------
$ 9.333 - $11.870     607,462        5.50            $ 9.48          203,757         $ 9.41
 17.000 -  20.250     279,021        6.71             18.48           54,611          18.51
 26.690 -  29.360     138,790        7.58             27.02               --            --
-----------------   ------------   -----------   --------------   ------------   ---------------
$ 9.333 - $29.360   1,025,273        6.11            $14.27          258,368         $11.31
-----------------   ------------   -----------   --------------   ------------   ---------------
-----------------   ------------   -----------   --------------   ------------   ---------------

    In March 1994, the Company entered into an employment agreement with one of its executive officers. The officer was granted an option, containing certain conditions to vesting, to purchase 322,208 shares of Class A Common Stock of the Company for $1.0 million at any time prior to December 31, 1999, subject to certain limitations. One-half of this option became exercisable on December 31, 1994 and the remainder became exercisable on December 31, 1995. The option was not granted pursuant to the Stock Incentive Plan. During 1996, this option was fully exercised.

    Effective March 1995, the Company granted an additional option to a key employee to purchase 33,000 shares of Class A Common Stock, which vests 50% in March 1996 and 50% in March 1997. The exercise

                       DISH, LTD. AND SUBSIDIARIES
          NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED


10. STOCK COMPENSATION PLANS - CONTINUED

price for each share of Class A Common Stock is $11.87 per share. The option was not granted pursuant to the Stock Incentive Plan. In December 1996, the vested portion of this option was exercised and the unvested portion of the option was canceled.

11. OTHER COMMITMENTS AND CONTINGENCIES

SATELLITE CONTRACTS

    The Company has contracted with Martin for the construction and delivery of high powered DBS satellites and for related services. Martin constructed both EchoStar I and EchoStar II. In 1997 EchoStar expects to expend: (i) approximately $16.7 million for contractor financing on EchoStar I, EchoStar II, and EchoStar III; (ii) approximately $118.7 million in connection with the launch and insurance of EchoStar III and EchoStar IV; and (iii) approximately $50.0 million for construction of EchoStar III and EchoStar IV. Funds for these expenditures are expected to come from the 1996 Notes Escrow Account and available cash and marketable investment securities. Beyond 1997, EchoStar will expend approximately $88.6 million to repay contractor financing debt related to EchoStar I, EchoStar II, EchoStar III, and EchoStar IV. Additionally, EchoStar has committed to expend approximately an additional $69.7 million to construct and launch EchoStar IV in 1998. In order to continue to build, launch and support EchoStar III and EchoStar IV beyond the first quarter of 1997, EchoStar will need additional capital. Even if EchoStar terminates the construction contracts with Lockheed Martin for the construction of EchoStar III and EchoStar IV, EchoStar will still need additional capital as a result of termination penalties contained in the contracts. There can be no assurances that additional capital will be available, or, if available, that it will be available on terms acceptable to EchoStar.

    The Company has filed applications with the Federal Communications Commission ("FCC") for authorization to construct, launch and operate a domestic fixed satellite service system ("FSS System") and a two satellite Ka-band satellite system. No assurances can be given that the Company's applications will be approved by the FCC or that, if approved, the Company will successfully develop the FSS System or the Ka-band satellite system. The Company believes that establishment of the FSS System or the Ka-band satellite system would enhance its competitive position in the DTH industry. In the event the Company's FSS or Ka-band satellite system applications are approved by the FCC, additional debt or equity financing would be required. Financing alternatives related to the FSS and Ka-band satellite systems are currently being pursued by the Company. No assurances can be given that financing will be available, or that it will be available on terms acceptable to the Company.

LEASES

    Future minimum lease payments under noncancelable operating leases as of December 31, 1996, are as follows (in thousands):

    Year ending December 31,
      1997........................................................  $  869
      1998........................................................     492
      1999........................................................     180
      2000........................................................      21
      2001........................................................       2
      Thereafter..................................................      --
                                                                    ------
      Total minimum lease payments................................  $1,564
                                                                    ------
                                                                    ------

    Rental expense for operating leases aggregated $1.4 million, $1.2 million, and $950,000 during the years ended December 31, 1994, 1995 and 1996, respectively.

                       DISH, LTD. AND SUBSIDIARIES
         NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED


11. OTHER COMMITMENTS AND CONTINGENCIES - CONTINUED

PURCHASE COMMITMENTS

    The Company has entered into agreements with various manufacturers to purchase DBS satellite receivers and related components manufactured based on Dish, Ltd. supplied specifications and necessary to receive DBS programming offered by the Company. As of December 31, 1996, the remaining commitments total approximately $82.9 million and the total of all outstanding purchase order commitments with domestic and foreign suppliers was 85.9 million. All of the purchases related to these commitments are expected to be made during 1997. The Company expects to finance these purchases from available cash and cash flows generated from sales of DISH Network-SM- programming and related DBS inventory.

OTHER RISKS AND CONTINGENCIES

    The Company is subject to various legal proceedings and claims which arise in the ordinary course of its business. In the opinion of management, the amount of ultimate liability with respect to these actions will not materially affect the financial position or results of operations of the Company.

12. CONDENSED CONSOLIDATING FINANCIAL INFORMATION FOR SUBSIDIARY GUARANTORS

   Presented below is condensed consolidating financial information for EchoStar and its subsidiaries as of and for the years ended December 31, 1995 and 1996. See Note 6 for a more complete description of the subsidiary guarantors of each of the 1996 Notes and the 1994 Notes. Because the formations of EchoStar (incorporated in 1995), DBS Corp (incorporated in 1996) and ESBC (incorporated in 1996) were all accounted for as reorganizations of entities under common control, the consolidated financial statements of Dish, Ltd. as of December 31, 1994 and for the year then ended also represent the financial statements of EchoStar, DBS Corp and ESBC. Therefore, condensed consolidating financial information for the subsidiary guarantors of the 1996 Notes and the 1994 Notes for the year ended December 31, 1994 is not presented.

   Condensed consolidating financial information is presented for the following entities:


Consolidated Dish, Ltd. (referred to as "Dish")                      Consolidated DBS Corp (referred to as "DBS Corp")
ESBC Parent Company Only (referred to as "ESBC - PC")                ECC Parent Company Only (referred to as "ECC - PC")
Consolidating and eliminating adjustments (referred to as "C&E")     Other direct wholly owned subs of ECC (referred to as "Other")
Consolidated ESBC (referred to as "ESBC")                            Consolidated ECC (referred to as "ECC")
DBS Corp Parent Company Only (referred to as "DBS Corp - PC")

                     DISH, LTD. AND SUBSIDIARIES
         NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED


12. CONDENSED CONSOLIDATING FINANCIAL INFORMATION FOR SUBSIDIARY
    GUARANTORS - CONTINUED

    CONDENSED CONSOLIDATING BALANCE SHEETS - AS OF DECEMBER 31, 1995
    (IN MILLIONS)


                                                                            ECC -
                                                                   Dish       PC      Other    C&E       ECC
                                                                   ------------------------------------------
ASSETS
Current Assets:
   Cash and cash equivalents.....................................  $  14     $  8    $  --    $  --     $  22
   Marketable investment securities..............................     --       15       --       --        15
   Trade accounts receivable, net................................     10       --       --       --        10
   Inventories...................................................     39       --       --       --        39
   Other current assets..........................................     18       --       --       --        18
                                                                   ------------------------------------------
Total current assets.............................................     81       23       --       --       104

Investments in subsidiaries......................................     --       93       --      (93)       --
Restricted cash and marketable investment securities.............    100       --       --       --       100
Property and equipment, net......................................    333       --       21       --       354
Advances to affiliates, net......................................     --       21       --      (21)       --
Other noncurrent assets..........................................     45       20       --       --        65
                                                                   ------------------------------------------
     Total assets................................................  $ 559     $157    $  21    $(114)     $623
                                                                   ------------------------------------------
                                                                   ------------------------------------------

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current Liabilities:
   Trade accounts payable........................................  $  19     $ --    $  --    $  --      $ 19
   Deferred revenue..............................................      1       --       --       --         1
   Accrued expenses and other current liabilities................     26       --       --       --        26
   Current portion of long-term debt.............................      5       --       --       --         5
                                                                   ------------------------------------------
Total current liabilities........................................     51       --       --       --        51
                                                                   ------------------------------------------
                                                                   ------------------------------------------

Advances from affiliates, net....................................     --       --       21      (21)       --
1994 Notes.......................................................    382       --       --       --       382
Mortgage and other notes payable, excluding current portion......     33       --       --       --        33
                                                                   ------------------------------------------
   Total long-term liabilities...................................    415       --       21      (21)      415
                                                                   ------------------------------------------
     Total liabilities...........................................    466       --       21      (21)      466

Stockholders' equity (deficit)...................................     93      157       --      (93)      157
                                                                   ------------------------------------------
     Total liabilities and stockholders' equity (deficit)........  $ 559     $157    $  21    $(114)     $623
                                                                   ------------------------------------------
                                                                   ------------------------------------------

                     DISH, LTD. AND SUBSIDIARIES
         NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED


12. CONDENSED CONSOLIDATING FINANCIAL INFORMATION FOR SUBSIDIARY
    GUARANTORS - CONTINUED

   CONDENSED CONSOLIDATING BALANCE SHEETS - AS OF DECEMBER 31, 1996
   (IN MILLIONS)

                                                        ESBC-                DBS Corp-          DBS    ECC-
                                                Dish     PC    C&E    ESBC       PC     C&E     Corp    PC   Other     C&E     ECC
                                                ------------------------------------------------------------------------------------
ASSETS
Current Assets:
   Cash and cash equivalents..................  $ 25    $ 14  $  --  $   39     $--    $ --    $   39   $--   $--      $ --   $   39
   Marketable investment securities...........    --      19     --      19      --      --        19    --    --        --       19
   Trade accounts receivable, net.............    14      --     --      14      --      --        14    --    --        --       14
   Inventories................................    73      --     --      73      --      --        73    --    --        --       73
   Subscriber acquisition costs, net..........    68      --     --      68      --      --        68    --    --        --       68
   Other current assets.......................    19      --     --      19      --      --        19     1     3        --       23
                                                ------------------------------------------------------------------------------------
Total current assets..........................   199      33     --     232      --      --       232     1     3        --      236

Investment in subsidiary......................    --       3     (3)     --      --      --        --    --    --        --       --
Restricted cash and marketable investment
  securities..................................    32      47     --      79      --      --        79    --    --        --       79
Property and equipment, net...................   500      --     --     500      29      --       529    --    62        --      591
Advances to affiliates, net...................    --     280   (135)    145      --     (76)       69    --    --       (69)      --
Deferred tax assets...........................    74       5     --      79      --      --        79    --     1        (1)      79
Other noncurrent assets.......................    26      12     --      38      60      --        98    70    --       (12)     156
                                                ------------------------------------------------------------------------------------
   Total assets...............................  $831    $380  $(138) $1,073     $89    $(76)   $1,086   $71   $66      $(82)  $1,141
                                                ------------------------------------------------------------------------------------
                                                ------------------------------------------------------------------------------------

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current Liabilities:
   Trade accounts payable.....................  $ 41    $ --  $  --  $   41     $--    $ --    $   41   $--   $ 1      $ (1)  $   41
   Deferred revenue...........................   103      --     --     103      --      --       103    --    --        --      103
   Accrued expenses and other current
     liabilities..............................    29      --     --      29       2      --        31     1    --        (2)      30
   Deferred tax liabilities...................    13      --     --      13      --      --        13    --    --        --       13
   Current portion of long-term debt..........    11      --     --      11      --      --        11    --    --        --       11
                                                ------------------------------------------------------------------------------------
Total current liabilities.....................   197      --     --     197       2      --       199     1     1        (3)     198

Long-term deferred signal carriage revenue....     6      --     --       6      --      --         6    --    --        --        6
Advances from affiliates, net.................   135      --   (135)     --      76     (76)       --     2    64       (66)      --
Investment in subsidiaries....................    --      --     --      --       6      (6)       --     7    --        (7)      --
1994 Notes....................................   437      --     --     437      --      --       437    --    --        --      437
1996 Notes....................................    --     386     --     386      --      --       386    --    --        --      386
Mortgage and other notes payable, excluding
  current portion.............................    52      --     --      52      12      --        64    --    --       (12)      52
Other long-term liabilities...................     1      --     --       1      --      --         1    --    --        --        1
                                                ------------------------------------------------------------------------------------
   Total long-term liabilities................   631     386   (135)    882      94     (82)      894     9    64       (85)     882
                                                ------------------------------------------------------------------------------------
      Total liabilities.......................   828     386   (135)  1,079      96     (82)    1,093    10    65       (88)   1,080

Stockholders' equity (deficit)................     3      (6)    (3)     (6)     (7)      6        (7)   61     1         6       61
                                                ------------------------------------------------------------------------------------
      Total liabilities and stockholders'
        equity (deficit)......................  $831    $380  $(138) $1,073     $89   $(76)    $1,086   $71   $66      $(82)  $1,141
                                                ------------------------------------------------------------------------------------
                                                ------------------------------------------------------------------------------------

                     DISH, LTD. AND SUBSIDIARIES
         NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED


12. CONDENSED CONSOLIDATING FINANCIAL INFORMATION FOR SUBSIDIARY
    GUARANTORS - CONTINUED

    CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS - YEAR ENDED
    DECEMBER 31, 1995 (IN MILLIONS, EXCEPT PER SHARE DATA)
                                                              ECC-
                                                      Dish     PC   C&E    ECC
                                                      -------------------------
REVENUE:
    DTH products and technical services.............  $147   $ --  $ --  $  147
    C-band programming..............................    15     --    --      15
    Loan origination and participation income.......     2     --    --       2
                                                      -------------------------
Total revenue.......................................   164     --    --     164

EXPENSES:
    DTH products and technical services.............   117     --    --     117
    C-band programming..............................    13     --    --      13
    Selling, general and administrative.............    39     --    --      39
    Depreciation and amortization...................     3     --    --       3
                                                      -------------------------
Total expenses......................................   172     --    --     172
                                                      -------------------------

Operating income (loss).............................    (8)    --    --      (8)

Other Income (Expense):
    Interest income.................................    13      1    --      14
    Interest expense, net of amounts capitalized....   (24)    --    --     (24)
    Minority interest in loss of consolidated joint
      venture and other.............................     1     --    --       1
    Equity in losses of subsidiaries................    --    (12)   12      --
                                                      -------------------------
Total other income (expense), net...................   (10)   (11)   12      (9)
                                                      -------------------------

Income (loss) before income taxes...................   (18)   (11)   12     (17)
Income tax (provision) benefit, net.................     6     --    --       6
                                                      -------------------------
Net income (loss)...................................  $(12)  $(11)  $12  $  (11)
                                                      -------------------------
                                                      -------------------------

Net loss attributable to common shares..............    --     --    --  $  (13)
                                                      -------------------------
                                                      -------------------------

Weighted-average common shares outstanding..........    --     --    --      36
                                                      -------------------------
                                                      -------------------------

Loss per common and common equivalent share.........    --     --    --  $(0.36)
                                                      -------------------------
                                                      -------------------------

                     DISH, LTD. AND SUBSIDIARIES
         NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED


12. CONDENSED CONSOLIDATING FINANCIAL INFORMATION FOR SUBSIDIARY
    GUARANTORS - CONTINUED

    CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS - YEAR ENDED
DECEMBER 31, 1996 (IN MILLIONS, EXCEPT PER SHARE DATA)

                                                        ESBC-                DBS Corp-          DBS    ECC-
                                                Dish     PC    C&E    ESBC       PC     C&E     Corp    PC     Other   C&E   ECC
                                               ------------------------------------------------------------------------------------
REVENUE:
    DTH products and technical services........$ 136   $  --  $--    $ 136    $  --    $ --    $ 136   $  --   $--     $ --  $  136
    DISH Network promotions - subscription
      television services and products.........   23      --   --       23       --      --       23      --    --       --      23
    DISH Network subscription television
      services.................................   38      --   --       38       --      --       38      --    --       --      38
    C-band programming.........................   12      --   --       12       --      --       12      --    --       --      12
    Loan origination and participation income..    1      --   --        1       --      --        1      --     2       --       3
                                               ------------------------------------------------------------------------------------
Total revenue..................................  210      --   --      210       --      --      210      --     2       --     212

EXPENSES:
    DTH products and technical services........  124      --   --      124       --      --      124      --    --       --     124
    DISH Network programming...................   19      --   --       19       --      --       19      --    --       --      19
    C-band programming.........................   11      --   --       11       --      --       11      --    --       --      11
    Selling, general and administrative........   87      --   --       87       --      --       87      --     3       --      90
    Subscriber promotion subsidies.............   35      --   --       35       --      --       35      --    --       (1)     34
    Amortization of subscriber acquisition
      costs....................................   16      --   --       16       --      --       16      --    --       --      16
    Depreciation and amortization..............   27      --   --       27       --      --       27      --    --       --      27
                                               ------------------------------------------------------------------------------------
Total expenses.................................  319      --   --      319       --      --      319      --     3       (1)    321
                                               ------------------------------------------------------------------------------------

Operating income (loss)........................ (109)     --   --     (109)      --      --     (109)     --    (1)       1    (109)

Other Income (Expense):
    Interest income............................    4      10   --       14       --      --       14       1    --       --      15
    Interest expense, net of amounts
      capitalized..............................  (37)    (24)  --      (61)      (1)     --      (62)     --    --       --     (62)
    Equity in losses of subsidiaries...........   --     (92)  92       --     (101)    101       --    (101)   --      101      --
                                               ------------------------------------------------------------------------------------
Total other income (expense), net..............  (33)   (106)  92      (47)    (102)    101      (48)   (100)   --      101     (47)
                                               ------------------------------------------------------------------------------------

Income (loss) before income taxes.............. (142)   (106)  92     (156)    (102)    101     (157)   (100)   (1)     102    (156)
Income tax (provision) benefit, net............   50       5   --       55       --      --       55      (1)    1       --      55
                                               ------------------------------------------------------------------------------------
Net income (loss)..............................$ (92)  $(101) $92    $(101)   $(102)   $101    $(102)  $(101)  $--     $102  $ (101)
                                               ------------------------------------------------------------------------------------
                                               ------------------------------------------------------------------------------------

Net loss attributable to common shares.........   --      --   --       --       --      --       --      --    --       --  $ (102)
                                               ------------------------------------------------------------------------------------
                                               ------------------------------------------------------------------------------------

Weighted-average common shares outstanding.....   --      --   --       --       --      --       --      --    --       --      41
                                               ------------------------------------------------------------------------------------
                                               ------------------------------------------------------------------------------------

Loss per common and common equivalent share....   --      --   --       --       --      --       --      --    --       --  $(2.52)
                                               ------------------------------------------------------------------------------------
                                               ------------------------------------------------------------------------------------


                          DISH, LTD. AND SUBSIDIARIES
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED


12. CONDENSED CONSOLIDATING FINANCIAL INFORMATION FOR SUBSIDIARY GUARANTORS - CONTINUED

     CONDENSED CONSOLIDATING STATEMENTS OF CASH FLOWS - YEAR ENDED DECEMBER 31,
      1995 (IN MILLIONS)

                                                                                    ECC-
                                                                           Dish      PC       Other      C&E      ECC
                                                                        ---------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss) .................................................       $(  12)   $( 11)    $  --      $12    $(  11)
Adjustments to reconcile net income (loss)
 to net cash flows from operating activities:
    Equity in (earnings) losses of subsidiaries ...................           --       12        --      (12)        --
    Depreciation and amortization .................................            3       --        --       --          3
    Deferred income tax benefit ...................................        (   5)      --        --       --      (   5)
    Amortization of debt discount and deferred financing costs ....           24       --        --       --         24
    Other, net ....................................................            1       --        --       --          1
    Changes in current assets and current liabilities, net ........        (  33)      --        --       --      (  33)
                                                                        ---------------------------------------------------
Net cash flows provided by (used in) operating activities .........        (  22)        1       --       --      (  21)


CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of marketable investment securities .....................        (   3)    (  22)      --       --        (25)
Sales of marketable investment securities .........................           34         7       --       --         41
Purchases of restricted marketable investment securities ..........        (  15)       --       --       --      (  15)
Advances (to) from affiliates, net ................................           --     (  20)      20       --         --
Purchases of property and equipment ...............................        (   4)       --       --       --      (   4)
Offering proceeds and investment earnings placed in escrow ........        (  10)       --       --       --      (  10)
Funds released from escrow accounts ...............................          122        --       --       --        122
Investment in convertible subordinated debentures from DBSI .......           --     (   1)      --       --      (   1)
Investment in DBSC ................................................            4     (   4)      --       --         --
Long-term notes receivable from and investment in DBSC ............           --     (  16)      --       --      (  16)
Expenditures for satellite systems under construction .............         (110)       --      (20)      --       (130)
                                                                        ---------------------------------------------------
Net cash flows used in investing activities .......................           18     (  56)      --       --      (  38)


CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds from issuance of Class A Common Stock ................           --        63       --       --         63
                                                                        ---------------------------------------------------
Net cash flows provided by (used in) financing activities .........           --        63       --       --         63
                                                                        ---------------------------------------------------

Net increase (decrease) in cash and cash equivalents ..............        (   4)        8       --       --          4
Cash and cash equivalents, beginning of year ......................           18        --       --       --         18
                                                                        ---------------------------------------------------
Cash and cash equivalents, end of year ............................        $  14      $  8    $  --    $  --      $  22
                                                                        ---------------------------------------------------
                                                                        ---------------------------------------------------

                          DISH, LTD. AND SUBSIDIARIES
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED


12. CONDENSED CONSOLIDATING FINANCIAL INFORMATION FOR SUBSIDIARY GUARANTORS - CONTINUED

     CONDENSED CONSOLIDATING STATEMENTS OF CASH FLOWS - YEAR ENDED DECEMBER 31,
      1996 (IN MILLIONS)

                                                                            DBS
                                                      ESBC                  Corp-         DBS   ECC-
                                               Dish   - PC    C&E    ESBC    PC    C&E    Corp   PC    Other   C&E   ECC
                                              ----------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss) ........................... $( 92) $(101)  $  92   $(101) $(102) $101 $(102) $(101)  $  --   $102 $(101)
Adjustments to reconcile net income (loss)
 to net cash flows from operating activities:
 Equity in (earnings) losses of
  subsidiaries...............................    --     92     (92)     --    101  (101)   --    101      --   (101)   --
 Depreciation and amortization ..............    27     --      --      27     --    --    27     --      --     --    27
 Amortization of subscriber acquisition
  costs .....................................    16     --      --      16     --    --    16     --      --     --    16
 Deferred income tax benefit ................  ( 45)  (  5)     --    ( 50)    --    --  ( 50)    --      --     --  ( 50)
 Amortization of debt discount and
  deferred financing costs ..................    34     24       3      61     --    --    61     --      --     --    61
 Other, net .................................    10     --      --      10     --    --    10   (  2)     --     --     8
 Changes in current assets and
  current liabilities, net ..................    14     --      --      14      1    --    15      4      --   (  8)   11
                                              ----------------------------------------------------------------------------
Net cash flows provided by (used in)
  operating activities ......................  ( 36)    10       3    ( 23)    --    --  ( 23)     2      --   (  7) ( 28)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of marketable investment
  securities ................................    --   (138)     --    (138)    --    --  (138)     --     --     --  (138)
Sales of marketable investment securities ...    --    120      --     120     --    --   120      15     --     --   135
Purchases of restricted marketable
 investment securities ......................  ( 21)    --      --    ( 21)    --    --  ( 21)     --     --     --  ( 21)
Funds released from restricted cash and
 marketable investment securities - other ...    16     --      --      16     --    --    16      --     --     --    16
Advances (to) from affiliates, net ..........   138   (268)     (3)   (133)    69    --  ( 64)     22     38      4    --
Purchases of property and equipment .........  ( 46)    --      --    ( 46)    --    --  ( 46)     --   (  5)    --  ( 51)
Offering proceeds and investment earnings
 placed in escrow ...........................  ( 11)  (183)     --    (194)    --    --  (194)     --     --     --  (194)
Funds released from escrow accounts .........    84    136      --     220     --    --   220      --     --     --   220
Payments received on (investments in) convertible
 subordinated debentures from SET ...........     6    --       --       6     --    --     6      --     --     --     6
Investment in convertible subordinated
 debentures from DBSI .......................    --    --       --      --     --    --    --    (  3)    --     --  (  3)
Long-term notes receivable from
 and investment in DBSC .....................    --    --       --      --     --    --    --    ( 30)    --     --  ( 30)
Long-term note receivable from DBS Corp .....    --    --       --      --     --    --    --    ( 12)    --     12    --
Expenditures for satellite systems
  under construction ........................  (112)   --       --    (112)  ( 26)   --  (138)     --   ( 33)    --  (171)
Expenditures for FCC authorizations .........    --    --       --      --   ( 55)   --  ( 55)     --     --     --  ( 55)
Other .......................................    --    --       --      --     --    --    --    (  3)    --      3    --
                                              ----------------------------------------------------------------------------
Net cash flows used in investing activities .    54  (333)      (3)   (282)   (12)   --  (294)   ( 11)    --     19  (286)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds from issuance of 1996 Notes ....    --   337       --     337     --    --   337     --      --     --   337
Proceeds from note payable to ECC ...........    --    --       --      --     12    --    12     --      --   ( 12)   --
Repayments of mortgage indebtedness
 and notes payable ..........................  (  8)   --       --    (  8)    --    --  (  8)    --      --     --  (  8)
Stock options exercised .....................    --    --       --      --     --    --    --      2      --     --     2
                                              ----------------------------------------------------------------------------
Net cash flows provided by (used in)
 financing activities .......................  (  8)  337       --     329     12    --   341      2      --   ( 12)  331
                                              ----------------------------------------------------------------------------
Net increase (decrease) in cash and
 cash equivalents ...........................    10    14       --      24     --    --    24   (  7)     --     --    17
Cash and cash equivalents, beginning
 of year ....................................    14    --       --      14     --    --    14      8      --     --    22
                                              ----------------------------------------------------------------------------
Cash and cash equivalents, end of year ...... $  24 $  14    $  --   $  38  $  -- $  -- $  38   $  1   $  --  $  -- $  39
                                              ----------------------------------------------------------------------------
                                              ----------------------------------------------------------------------------

                          DISH, LTD. AND SUBSIDIARIES
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED


13. OPERATIONS IN GEOGRAPHIC AREAS

    The Company sells its products on a worldwide basis and has established operations in Europe and the Pacific Rim. Information about the Company's operations in different geographic areas as of December 31, 1994, 1995 and 1996 and for the years then ended, is as follows (in thousands):

                                                        OTHER
                            UNITED STATES   EUROPE   INTERNATIONAL   TOTAL
                           --------------  -------- --------------  ---------

1994
-----
Total revenue .........        $137,233     $24,072        $29,678   $190,983
                           -------------- ---------- -------------- ---------
                           -------------- ---------- -------------- ---------
Export sales ..........        $  7,188
                           --------------
                           --------------
Operating income ......        $ 10,811     $  1,244       $ 1,161   $ 13,216
                           -------------- ---------- --------------
                           -------------- ---------- --------------
Other income
 (expense), net .......                                              $(12,727)
                                                                     ---------
Net income before
 income taxes .........                                              $   489
                                                                     ---------
                                                                     ---------
Identifiable assets ....         77,172     $  6,397       $ 2,359   $ 85,928
                           -------------- ---------- --------------
                           -------------- ---------- --------------
Corporate assets .......                                             $386,564
                                                                    ---------
Total assets ...........                                             $472,492
                                                                    ---------
                                                                    ---------

1995
-----
Total revenue ..........       $110,629      $31,351       $21,910   $163,890
                           -------------- ---------- -------------- ---------
                           -------------- ---------- -------------- ---------
Export sales ...........       $  6,317
                           --------------
                           --------------
Operating income
 (loss) ................       $( 7,895)     $   146       $( 257)   $( 8,006)
                           -------------- ---------- --------------
                           -------------- ---------- --------------
Other income
 (expense), net ........                                             $(10,546)
                                                                    ---------
Net loss before
 income taxes ..........                                             $(18,552)
                                                                    ---------
                                                                    ---------
Identifiable assets ....      $ 63,136      $10,088     $  3,788     $ 77,012
                           -------------- ---------- --------------
                           -------------- ---------- --------------
Corporate assets........                                             $482,283
                                                                    ---------
Total assets............                                             $559,295
                                                                    ---------
                                                                    ---------

1996
-----
Total revenue .........       $172,239      $26,984     $ 10,508     $209,731
                           -------------- ---------- --------------  ---------
                           -------------- ---------- --------------  ---------
Export sales ..........       $  1,536
                           --------------
                           --------------
Operating loss ........      $(106,536)     $(1,274)    $(   896)   $(108,706)
                           -------------- ---------- --------------
                           -------------- ---------- --------------
Other income
 (expense), net .......                                             $( 32,349)
                                                                    ---------
Net loss before
 income taxes .........                                             $(141,055)
                                                                    ---------
                                                                    ---------
Identifiable assets ...       $594,470      $ 5,795     $  1,871    $ 602,136
                           -------------- ---------- --------------
                           -------------- ---------- --------------
Corporate assets ......                                             $ 228,829
                                                                    ---------
Total assets ..........                                             $ 830,965
                                                                    ---------
                                                                    ---------

                          DISH, LTD. AND SUBSIDIARIES
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED


14. VALUATION AND QUALIFYING ACCOUNTS

    The Company's valuation and qualifying accounts as of December 31, 1994, 1995 and 1996 are as follows (in thousands):

                                       BALANCE AT    CHARGED TO
                                      BEGINNING OF    COSTS AND                 BALANCE AT
                                          YEAR        EXPENSES    DEDUCTIONS   END OF YEAR
                                      ----------------------------------------------------
Year ended December 31, 1994:
 Assets:
   Allowance for doubtful accounts ...  $  346        $   8         $(  168)     $  186
   Loan loss reserve .................      50           75          (   30)         95
   Reserve for inventory .............   1,403          329          (  147)      1,585
 Liabilities:
   Reserve for warranty costs ........   1,350          508          (  458)      1,400
   Other reserves ....................      93           --              --          93

Year ended December 31, 1995:
 Assets:
   Allowance for doubtful accounts ...   $  186      $1,160         $(  240)     $1,106
   Loan loss reserve .................       95          19          (   36)         78
   Reserve for inventory .............    1,585       1,511          (  299)      2,797
 Liabilities:
   Reserve for warranty costs ........    1,400         562          (  949)      1,013
   Other reserves ....................       93          --          (    1)         92

Year ended December 31, 1996:
 Assets:
  Allowance for doubtful accounts ....   $1,106      $2,340         $(1,952)     $1,494
   Loan loss reserve .................       78         157          (   94)        141
   Reserve for inventory .............    2,797       4,304          (1,438)      5,663
 Liabilities:
   Reserve for warranty costs ........    1,013      (  250)             --         763
   Other reserves ....................       92      (   92)             --          --


15. QUARTERLY FINANCIAL DATA (UNAUDITED)

    The Company's quarterly results of operations are summarized as follows (in thousands):

                                                 THREE MONTHS ENDED
                              ---------------------------------------------------------
                               MARCH 31      JUNE 30      SEPTEMBER 30      DECEMBER 31
                              ---------------------------------------------------------
Year Ended December 31, 1995:
  Total revenue ............  $  40,413      $  39,252       $  43,606      $  40,619
  Operating income (loss) ..    (   698)           768             341        ( 8,417)
  Net loss .................    ( 2,240)       ( 1,813)        (   916)       ( 7,392)

Year Ended December 31, 1996
   Total revenue............  $  41,026      $  69,354       $  55,507      $  43,844
   Operating loss...........    ( 8,908)       (17,653)        (21,562)       (60,583)
   Net loss.................    ( 7,290)       (17,198)        (18,141)       (48,908)


    In the fourth quarter of 1995 and each quarter in 1996, the Company incurred operating and net losses principally as a result of expenses incurred related to development of the EchoStar DBS System.

                    SUPPLEMENTAL INTERIM FINANCIAL INFORMATION

                                  (UNAUDITED)


                      FOR THE SIX MONTHS ENDED JUNE 30, 1997


                           ECHOSTAR DBS CORPORATION

                      ECHOSTAR DBS CORPORATION AND SUBSIDIARIES
                        CONDENSED CONSOLIDATED BALANCE SHEETS
                                (Dollars in thousands)


                                                                               DECEMBER 31,    JUNE 30,
                                                                                   1996          1997
                                                                               --------------------------
ASSETS                                                                                        (Unaudited)
Current Assets:
    Cash and cash equivalents. . . . . . . . . . . . . . . . . . . . . . .    $    38,438     $  181,931
    Marketable investment securities . . . . . . . . . . . . . . . . . . .         18,807          4,952
    Trade accounts receivable, net of allowance for uncollectible
     accounts of $1,494 and $1,834, respectively . . . . . . . . . . . . .         13,483         29,480
    Inventories. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         72,767         63,043
    Income tax refund receivable . . . . . . . . . . . . . . . . . . . . .          4,830            145
    Subscriber acquisition costs, net. . . . . . . . . . . . . . . . . . .         68,129         68,356
    Other current assets . . . . . . . . . . . . . . . . . . . . . . . . .         15,031          7,479
                                                                                --------------------------
Total current assets . . . . . . . . . . . . . . . . . . . . . . . . . . .        231,485        355,386
Restricted Cash and Marketable Investment Securities:
    1996 Notes escrow. . . . . . . . . . . . . . . . . . . . . . . . . . .         47,491             --
    Satellite escrow . . . . . . . . . . . . . . . . . . . . . . . . . . .             --        112,086
    Interest escrow. . . . . . . . . . . . . . . . . . . . . . . . . . . .             --        109,084
    Other. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         31,450          8,445
                                                                                --------------------------
Total restricted cash and marketable investment securities . . . . . . . .         78,941        229,615
Property and equipment, net. . . . . . . . . . . . . . . . . . . . . . . .        528,577        540,583
FCC authorizations, net. . . . . . . . . . . . . . . . . . . . . . . . . .         72,500         76,471
Advances to affiliates, net. . . . . . . . . . . . . . . . . . . . . . . .         68,607        113,170
Deferred tax assets. . . . . . . . . . . . . . . . . . . . . . . . . . . .         79,663         79,663
Other noncurrent assets. . . . . . . . . . . . . . . . . . . . . . . . . .         25,770         38,895
                                                                                --------------------------
    Total assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    $ 1,085,543     $1,433,783
                                                                                --------------------------
                                                                                --------------------------

LIABILITIES AND  STOCKHOLDER'S EQUITY
Current Liabilities:
    Trade accounts payable . . . . . . . . . . . . . . . . . . . . . . . .    $    41,228     $   49,850
    Deferred revenue - DISH Network subscriber promotions. . . . . . . . .         97,959        115,785
    Deferred revenue - DISH Network. . . . . . . . . . . . . . . . . . . .          4,407          5,209
    Deferred revenue - C-band. . . . . . . . . . . . . . . . . . . . . . .            734            588
    Accrued expenses and other current liabilities . . . . . . . . . . . .         30,125         47,548
    Deferred tax liabilities . . . . . . . . . . . . . . . . . . . . . . .         12,674         12,309
    Current portion of long-term debt. . . . . . . . . . . . . . . . . . .         11,334         11,832
                                                                                --------------------------
Total current liabilities. . . . . . . . . . . . . . . . . . . . . . . . .        198,461        243,121

Long-term obligations, net of current portion:
    Long-term deferred signal carriage  revenue. . . . . . . . . . . . . .          5,949          7,366
    1994 Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        437,127        467,210
    1996 Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        386,165        411,256
    1997 Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             --        375,000
    Mortgage and other notes payable, net of current portion . . . . . . .         51,428         45,379
    Note payable to ECC. . . . . . . . . . . . . . . . . . . . . . . . . .         12,000         12,000
    Other long-term liabilities. . . . . . . . . . . . . . . . . . . . . .          1,088          5,551
                                                                                --------------------------
Total long-term obligations, net of current portion. . . . . . . . . . . .        893,757      1,323,762
                                                                                --------------------------
    Total liabilities. . . . . . . . . . . . . . . . . . . . . . . . . . .      1,092,218      1,566,883

Commitments and Contingencies (Note 6)

Stockholder's Equity (Deficit):
    Common Stock, $.01 par value, 1,000 shares authorized,
     issued and outstanding. . . . . . . . . . . . . . . . . . . . . . . .             --             --
    Additional paid-in capital . . . . . . . . . . . . . . . . . . . . . .        108,839        108,839
    Unrealized holding gains (losses) on available-for-sale
     securities, net of deferred taxes . . . . . . . . . . . . . . . . . .      (     12)      (     12)
    Accumulated deficit. . . . . . . . . . . . . . . . . . . . . . . . . .      (115,502)      (241,927)
                                                                                --------------------------
Total stockholder's deficit. . . . . . . . . . . . . . . . . . . . . . . .      (  6,675)      (133,100)
                                                                                --------------------------
    Total liabilities and stockholder's equity (deficit) . . . . . . . . .     $1,085,543     $1,433,783
                                                                                --------------------------
                                                                                --------------------------

        See accompanying Notes to Condensed Consolidated Financial Statements.

                      ECHOSTAR DBS CORPORATION AND SUBSIDIARIES
                   CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                       (In thousands, except per share amounts)
                                     (Unaudited)

                                                                THREE MONTHS ENDED JUNE 30,        SIX MONTHS ENDED JUNE 30,
                                                                ------------------------------     -------------------------
                                                                  1996              1997            1996               1997
                                                                ------------------------------     -------------------------
REVENUE:
    DTH products and technical services. . . . . . . . . . .   $  60,458        $  22,071          $ 97,199        $  33,660
    DISH Network promotions - subscription television
     services and products . . . . . . . . . . . . . . . . .          --           43,672                --           75,825
    DISH Network subscription television services. . . . . .       5,582           32,189            6,046            57,588
    C-band programming . . . . . . . . . . . . . . . . . . .       3,194            1,916            6,643             4,079
    Loan origination and participation income. . . . . . . .         120              127              492               285
                                                                 ------------------------------     -------------------------
Total revenue. . . . . . . . . . . . . . . . . . . . . . . .      69,354           99,975          110,380           171,437

EXPENSES:
    DTH products and technical services. . . . . . . . . . .      57,528           18,109            90,278           27,333
    DISH Network programming . . . . . . . . . . . . . . . .       1,664           25,834             1,769           45,259
    C-band programming . . . . . . . . . . . . . . . . . . .       2,880            1,545             6,058            3,308
    Selling, general and administrative. . . . . . . . . . .      18,444           33,794            29,098           64,690
    Subscriber promotion subsidies . . . . . . . . . . . . .          --           18,313                --           31,090
    Amortization of subscriber acquisition costs . . . . . .          92           33,228                92           61,290
    Depreciation and amortization. . . . . . . . . . . . . .       6,334           12,655             9,664           25,298
                                                                 ------------------------------     -------------------------
Total expenses . . . . . . . . . . . . . . . . . . . . . . .      86,942          143,478           136,959          258,268
                                                                 ------------------------------     -------------------------

Operating loss . . . . . . . . . . . . . . . . . . . . . . .     (17,588)         (43,503)          (26,579)        ( 86,831)

Other Income (Expense):
    Interest income. . . . . . . . . . . . . . . . . . . . .       5,873            1,445             7,851            3,094
    Interest expense, net of amounts capitalized . . . . . .     (20,247)         (22,278)          (26,144)        ( 42,368)
    Other. . . . . . . . . . . . . . . . . . . . . . . . . .     (   136)         (   114)          (   137)        (    276)
                                                                 ------------------------------     -------------------------
Total other income (expense) . . . . . . . . . . . . . . . .     (14,510)         (20,947)          (18,430)        ( 39,550)
                                                                 ------------------------------     -------------------------

Loss before income taxes . . . . . . . . . . . . . . . . . .     (32,098)         (64,450)          (45,009)        (126,381)
Income tax (provision) benefit, net. . . . . . . . . . . . .      10,964          (    25)           16,088         (     44)
                                                                 ------------------------------     -------------------------
Net loss . . . . . . . . . . . . . . . . . . . . . . . . . .   $ (21,134)       $ (64,475)         $(28,921)       $(126,425)
                                                                 ------------------------------     -------------------------
                                                                 ------------------------------     -------------------------


        See accompanying Notes to Condensed Consolidated Financial Statements.

                      ECHOSTAR DBS CORPORATION AND SUBSIDIARIES
               CONSOLIDATED STATEMENT OF STOCKHOLDER'S EQUITY (DEFICIT)
                                    (In thousands)


                                                                                         ACCUMULATED
                                                                                         DEFICIT AND
                                             SHARES OF                                   UNREALIZED
                                              COMMON                      ADDITIONAL       HOLDING
                                               STOCK            COMMON     PAID-IN          GAINS
                                            OUTSTANDING         STOCK      CAPITAL         (LOSSES)          TOTAL
                                            ----------------------------------------------------------------------
Balance, December 31, 1996 . . . . . . . . .     1              $  -        $108,839      $(115,514)     $  (6,675)
   Net loss (unaudited)  . . . . . . . . . .     -                 -               -       (126,425)      (126,425)
                                             ----------------------------------------------------------------------
Balance, June 30, 1997 (unaudited) . . . . .     1              $  -        $108,839      $(241,939)     $(133,100)
                                             ----------------------------------------------------------------------
                                             ----------------------------------------------------------------------

        See accompanying Notes to Condensed Consolidated Financial Statements.

                      ECHOSTAR DBS CORPORATION AND SUBSIDIARIES
                   CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                (Dollars in thousands)
                                     (Unaudited)



                                                                               SIX MONTHS ENDED JUNE 30,
                                                                             -----------------------------
                                                                               1996                1997
                                                                             -----------------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
    Net loss . . . . . . . . . . . . . . . . . . . . . . . . . . . .        $(28,921)          $(126,425)
    Adjustments to reconcile net loss to net cash flows
     from operating activities:
     Depreciation and amortization . . . . . . . . . . . . . . . . .           9,664              25,298
     Amortization of subscriber acquisition costs. . . . . . . . . .              92              61,290
     Deferred income tax benefit . . . . . . . . . . . . . . . . . .         (11,099)               (365)
     Amortization of debt discount and deferred financing costs. . .          24,530              38,731
     Change in reserve for excess and obsolete inventory . . . . . .             634               1,987
     Change in long-term deferred signal carriage revenue. . . . . .           4,163               1,417
     Other, net. . . . . . . . . . . . . . . . . . . . . . . . . . .             933               4,463
    Changes in current assets and current liabilities, net . . . . .         (12,518)            (18,013)
                                                                             -----------------------------
Net cash flows used in operating activities. . . . . . . . . . . . .         (12,522)            (11,617)

CASH FLOWS FROM INVESTING ACTIVITIES:
    Purchases of marketable investment securities. . . . . . . . . .         (44,782)             (4,706)
    Sales of marketable investment securities. . . . . . . . . . . .              --              18,561
    Purchases of restricted marketable investment securities . . . .          (9,800)             (1,995)
    Advances to affiliates, net. . . . . . . . . . . . . . . . . . .         (30,547)            (34,385)
    Purchases of property and equipment. . . . . . . . . . . . . . .          (5,485)            (18,453)
    Offering proceeds and investment earnings placed in escrow . . .        (181,778)           (221,654)
    Funds released from escrow accounts and restricted cash - other.          71,545              72,975
    Expenditures for satellite systems under construction. . . . . .         (62,016)            (11,225)
    Investment in convertible subordinated debentures from SSET. . .              --                (500)
    Other. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             (25)               (457)
                                                                             -----------------------------
Net cash flows used in investing activities. . . . . . . . . . . . .        (262,888)           (201,839)

CASH FLOWS FROM FINANCING ACTIVITIES:
    Proceeds from issuance of Common Stock . . . . . . . . . . . . .               1                  --
    Net proceeds from issuance of 1996 Notes . . . . . . . . . . . .         337,043                  --
    Net proceeds from issuance of 1997 Notes . . . . . . . . . . . .              --             362,500
    Repayments of mortgage indebtedness and notes payable. . . . . .          (1,082)             (5,551)
                                                                             -----------------------------
Net cash flows provided by financing activities. . . . . . . . . . .         335,962             356,949
                                                                             -----------------------------

Net increase in cash and cash equivalents. . . . . . . . . . . . . .          60,552             143,493
Cash and cash equivalents, beginning of period . . . . . . . . . . .          13,949              38,438
                                                                             -----------------------------
Cash and cash equivalents, end of period . . . . . . . . . . . . . .       $  74,501           $ 181,931
                                                                             -----------------------------
                                                                             -----------------------------

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
    Cash paid for interest, net of amounts capitalized . . . . . . .       $     544           $   2,352
    Cash paid for income taxes . . . . . . . . . . . . . . . . . . .              --                  --
    Satellite launch payment for EchoStar II applied
     to EchoStar I launch. . . . . . . . . . . . . . . . . . . . . .          15,000                  --
    Increase in note payable for deferred satellite
     construction payments for EchoStar I. . . . . . . . . . . . . .           3,167                  --



     See accompanying Notes to Condensed Consolidated Financial Statements.

                    ECHOSTAR DBS CORPORATION AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS


1.  ORGANIZATION AND BUSINESS ACTIVITIES

PRINCIPAL BUSINESS

    EchoStar DBS Corporation and subsidiaries ("DBS Corp" or the "Company"), is a wholly-owned subsidiary of EchoStar Communications Corporation ("EchoStar"), a publicly-traded company on the Nasdaq National Market. The Company is primarily engaged in the operation of a direct broadcast satellite ("DBS") subscription television service (the "DISH Network"), which commenced operations in March 1996. The DISH Network currently provides approximately 120 channels of digital video programming and over 30 channels of CD quality audio programming to consumers throughout the continental United States. In addition to the DISH Network, the Company designs, manufactures, distributes and installs satellite direct-to-home ("DTH") products, and distributes domestic DTH programming. The Company's primary business objective is to become one of the leading providers of subscription television and other satellite-delivered services in the United States. The Company had approximately 590,000 subscribers to DISH Network programming as of June 30, 1997.

RECENT DEVELOPMENTS

1997 NOTES OFFERING

    On June 25, 1997, DBS Corp consummated an offering (the "1997 Notes Offering") of 12 1/2% Senior Secured Notes due 2002 (the "1997 Notes").
The 1997 Notes Offering resulted in net proceeds to the Company of approximately $362.5 million. Interest on the 1997 Notes is payable semi-annually on January 1 and July 1 of each year, commencing January 1, 1998. Approximately $109.0 million of the net proceeds of the 1997 Notes Offering were placed in an escrow account to fund the first five semi-annual interest payments (through January 1, 2000). The 1997 Notes were issued in a private placement pursuant to Rule 144A of the Securities Act of 1933, as amended. DBS Corp agreed to exchange the privately issued notes for publicly registered notes and on July 23, 1997 filed a registration statement on Form S-4 (the "Registration Statement") with the Securities and Exchange Commission. Upon the effectiveness of the Registration Statement, the Company will make an offer to exchange the 1997 Notes for publicly registered notes with substantially identical terms (including principal amount, interest rate, maturity, security and ranking). Prior to consummation of the 1997 Notes Offering, EchoStar contributed (the "Contribution") all of the outstanding capital stock of its wholly-owned subsidiary EchoStar Satellite Broadcasting Corporation ("ESBC") to DBS Corp. As a result of the Contribution, ESBC is a wholly-owned subsidiary of DBS Corp.

NEWS CORPORATION LITIGATION

    On February 24, 1997, EchoStar and The News Corporation Limited ("News") announced an agreement (the "News Agreement") pursuant to which, among other things, News agreed to acquire approximately 50% of the outstanding capital stock of EchoStar. News also agreed to make available for use by EchoStar the DBS permit for 28 frequencies at 110DEG. West Longitude ("WL") purchased by MCI Communications Corporation ("MCI") for over $682 million at a Federal Communications Commission ("FCC") auction. During late April 1997, substantial disagreements arose between the parties regarding their obligations under the News Agreement.

    During May 1997, EchoStar initiated litigation alleging, among other things, breach of contract, failure to act in good faith, and other causes of action. News has denied all of EchoStar's material allegations and has asserted numerous counterclaims against EchoStar and its Chairman and Chief Executive Officer, Charles W. Ergen. While EchoStar is confident of its position and believes it will ultimately prevail, the litigation process could continue for many years and there can be no assurance concerning the outcome of the litigation.

                      ECHOSTAR DBS CORPORATION AND SUBSIDIARIES
           NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED


2.  SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

    The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation have been included. All significant intercompany accounts and transactions have been eliminated in consolidation. Operating results for the three and six months ended June 30, 1997 are not necessarily indicative of the results that may be expected for the year ending December 31, 1997. For further information, refer to the consolidated financial statements and footnotes thereto included in the Company's Annual Report on Form 10-K for the year ended December 31, 1996. Certain prior year amounts have been reclassified to conform with the current year presentation.

    Unless otherwise stated herein, or the context otherwise requires, references herein to EchoStar shall include EchoStar, ESBC and all direct and indirect wholly-owned subsidiaries thereof. The Company's management refers readers of this Quarterly Report on Form 10-Q to EchoStar's Quarterly Report on Form 10-Q for the six months ended June 30, 1997.

USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses for each reporting period. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

    The Company considers all liquid investments purchased with original maturities of 90 days or less to be cash equivalents. Cash equivalents as of December 31, 1996 and June 30, 1997 principally consisted of money market funds, corporate notes and commercial paper; such balances are stated at cost which equates to market value.

INCOME TAXES

    Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," requires that the tax benefit of net operating losses ("NOLs") for financial reporting purposes be recorded as an asset and that deferred tax assets and liabilities are recorded for the estimated future tax effects of temporary differences between the tax basis of assets and liabilities and amounts reported in the consolidated balance sheets. To the extent that management assesses the realization of deferred tax assets to be less than "more likely than not," a valuation reserve is established. The Company has fully reserved the 1997 additions to its deferred tax assets.

3.  Restricted Cash and Marketable Investment Securities

    Restricted cash and marketable investment securities held in escrow accounts, as reflected in the accompanying condensed consolidated balance sheets, represent cash restricted by the indenture associated with the 1997 Notes and the remaining restricted cash proceeds from the 1996 Notes Offering, plus investment earnings, less amounts expended to date. A portion of the proceeds from the 1997 Notes Offering are held in two separate escrow accounts (the "Interest Escrow" and the "Satellite Escrow") as required by the related indenture. Restricted cash and marketable investment securities are invested in certain permitted debt and other marketable investment securities until disbursed for the express purposes identified in the respective indentures.

    Other restricted cash includes balances totaling $5.7 million at December 31, 1996 and June 30, 1997,

                      ECHOSTAR DBS CORPORATION AND SUBSIDIARIES
           NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED


respectively, which was restricted to satisfy certain covenants in the 1994 Notes Indenture regarding launch insurance for EchoStar II. In addition, as of December 31, 1996, $15.0 million was held in escrow relating to a non-performing manufacturer of DBS receivers (see Note 6). Also, as of December 31, 1996, $10.0 million was on deposit in a separate escrow account established, pursuant to an additional DBS receiver manufacturing agreement, to provide for the Company's future payment obligations. The $15.0 million and $10.0 million deposits were both released from these escrow accounts in May 1997.

4.  INVENTORIES

    Inventories consist of the following (in thousands):

                                                     DECEMBER 31,    JUNE 30,
                                                         1996          1997
                                                     -------------------------
                                                                   (UNAUDITED)

    EchoStar Receiver Systems. . . . . . . . . . .     $ 32,799    $ 46,499
    DBS receiver components. . . . . . . . . . . .       15,736      15,201
    Consigned DBS receiver components. . . . . . .       23,525       2,681
    Finished goods - International . . . . . . . .        3,491       4,181
    Finished goods - C-band. . . . . . . . . . . .          600         359
    Spare parts and other. . . . . . . . . . . . .        2,279       1,771
    Reserve for excess and obsolete inventory. . .     (  5,663)   (  7,649)
                                                     -------------------------
                                                       $ 72,767    $ 63,043
                                                     -------------------------
                                                     -------------------------

5.  1997 Notes

    On June 25, 1997, DBS Corp completed the 1997 Notes Offering consisting of $375.0 million aggregate principal amount of the 1997 Notes. The 1997 Notes Offering resulted in net proceeds to DBS Corp of approximately $362.5 million (after payment of underwriting discounts and other issuance costs aggregating approximately $12.5 million). The 1997 Notes bear interest at a rate of 12 1/2%, computed semi-annually. Interest on the 1997 Notes will be payable in cash semi-annually on January 1 and July 1 of each year, with the first interest payment due January 1, 1998. Approximately $109.0 million of the net proceeds of the 1997 Notes Offering were placed in the Interest Escrow account to fund the first five semi-annual interest payments (through January 1, 2000). Approximately $112.0 million of the net proceeds of the 1997 Notes Offering were placed in the Satellite Escrow account to fund the construction launch and insurance of EchoStar's fourth DBS satellite ("EchoStar IV"). The 1997 Notes mature on July 1, 2002.

    The 1997 Notes rank PARI PASSU in right of payment with all senior indebtedness of DBS Corp. The 1997 Notes are guaranteed on a subordinated basis by DBS Corp's parent, EchoStar, and, contingent upon the occurrence of certain events, will be guaranteed by ESBC and Dish, Ltd. and certain other subsidiaries of DBS Corp and EchoStar. The 1997 Notes are secured by liens on the capital stock of DBS Corp, EchoStar IV, and certain other assets of DBS Corp and EchoStar. Although the 1997 Notes are titled "Senior:" (i) DBS Corp has not issued, and does not have any plans to issue, any significant indebtedness to which the 1997 Notes would be senior; and (ii) the 1997 Notes are effectively subordinated to all liabilities of ECC (except liabilities to general creditors). In addition, the ability of Dish, Ltd. to make distributions to DBS Corp is severely limited by the terms of an indenture to which it is subject, and the cash flow generated by the assets and operations of DBS Corp's subsidiaries will only be available to satisfy DBS Corp's obligations on the 1997 Notes to the extent that such subsidiaries are able to make distributions, directly or indirectly, to DBS Corp.

    Except under certain circumstances requiring prepayment premiums, and in other limited circumstances, the 1997 Notes are not redeemable at DBS Corp's option prior to July 1, 2000. Thereafter, the 1997 Notes will be subject to redemption, at the option of DBS Corp, in whole or in part, at redemption prices decreasing from 106.25% during the year commencing July 1, 2000 to 100% on or after July 1, 2002, together with accrued and unpaid interest thereon to the redemption date.

                      ECHOSTAR DBS CORPORATION AND SUBSIDIARIES
           NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED


    The 1997 Notes Indenture contains restrictive covenants that, among other things, impose limitations on the ability of DBS Corp to: (i) incur additional indebtedness; (ii) issue preferred stock; (iii) apply the proceeds of certain asset sales; (iv) create, incur or assume liens; (v) create dividend and other payment restrictions with respect to DBS Corp's subsidiaries; (vi) merge, consolidate or sell assets; (vii) incur subordinated or junior debt; and (viii) enter into transactions with affiliates. In addition, DBS Corp may pay dividends on its equity securities only if: (1) no default is continuing under the 1997 Notes Indenture; and (2) after giving effect to such dividend and the incurrence of any indebtedness (the proceeds of which are used to finance the dividend), DBS Corps's ratio of total indebtedness to cash flow (calculated in accordance with the 1997 Notes Indenture) would not exceed 6.0 to 1.0. Moreover, the aggregate amount of such dividends generally may not exceed the sum of the difference of cumulative consolidated cash flow (calculated in accordance with the 1997 Notes Indenture) minus 150% of consolidated interest expense of DBS Corp (calculated in accordance with the 1997 Notes Indenture) plus an amount equal to 100% of the aggregate net cash proceeds received by DBS Corp and its subsidiaries from the issuance or sale of equity interests of DBS Corp or EchoStar (other than equity interests sold to a subsidiary of DBS Corp or EchoStar, since June 25, 1997).

    In the event of a change of control, as defined in the 1997 Notes Indenture, DBS Corp will be required to make an offer to repurchase all of the 1997 Notes at a purchase price equal to 101% of the aggregate principal amount thereof, together with accrued and unpaid interest thereon, to the date of repurchase.

6.  COMMITMENTS AND CONTINGENCIES

PURCHASE COMMITMENTS

    The Company has entered into agreements with various manufacturers to purchase DBS satellite receivers and related components manufactured to its specifications. As of June 30, 1997, remaining commitments total approximately $141.7 million and the total of all outstanding purchase order commitments with domestic and foreign suppliers was $148.1 million. All of the purchases related to these commitments are expected to be made during 1997. The Company expects to finance these purchases from unrestricted cash and additional cash flows generated from sales of DISH Network programming and related DBS inventory. The Company expects that its 1997 purchases of DBS satellite receivers and related components will significantly exceed its existing contractual commitments. In addition to the above, EchoStar will expend $192.6 million between June 30, 1997 and the first quarter of 1998 to complete the construction phase (including applicable insurance) and launch of its third DBS satellite ("EchoStar III") and EchoStar IV.

OTHER RISKS AND CONTINGENCIES

    The Company is subject to various other legal proceedings and claims which arise in the ordinary course of its business. In the opinion of management, the amount of ultimate liability with respect to these actions will not materially affect the financial position or results of operations of the Company.

7.  SUBSEQUENT EVENT

    On October 2, 1997, EchoStar consummated an offering of 12 1/8% Series B Senior Redeemable Exchangeable Preferred Stock (the "Preferred Stock Offering"). The Preferred Stock Offering resulted in net proceeds to the Company of approximately $193.0 million. EchoStar presently intends to use the net proceeds to fund subscriber acquisition and marketing expenses and for other general corporate purposes.

                      SUPPLEMENTAL INTERIM FINANCIAL INFORMATION
                                     (UNAUDITED)

                        FOR THE SIX MONTHS ENDED JUNE 30, 1997



                         ECHOSTAR COMMUNICATIONS CORPORATION

                 ECHOSTAR COMMUNICATIONS CORPORATION AND SUBSIDIARIES
                        CONDENSED CONSOLIDATED BALANCE SHEETS
                                (Dollars in thousands)


                                                                                                      DECEMBER 31,    JUNE 30,
                                                                                                          1996          1997
                                                                                                  ------------------------------
ASSETS                                                                                                               (UNAUDITED)
Current Assets:
  Cash and cash equivalents. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      $     39,231   $   182,852
  Marketable investment securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            18,807          4,952
  Trade accounts receivable, net of allowance for uncollectible accounts of $1,494 and $1,834,
    respectively . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            13,516         29,475
  Inventories. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            72,767         63,043
  Income tax refund receivable . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             4,830            145
  Subscriber acquisition costs, net. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            68,129         68,584
  Other current assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            18,356         10,177
                                                                                                  --------------------------------
Total current assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           235,636        359,228
Restricted Cash and Marketable Investment Securities:
  1996 Notes escrow. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            47,491             --
  Satellite Escrow . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                --        112,086
  Interest Escrow. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                --        109,084
  Other. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            31,800          8,445
                                                                                                  --------------------------------
Total restricted cash and marketable investment securities . . . . . . . . . . . . . . . . . .            79,291        229,615
Property and equipment, net. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           590,621        728,237
FCC authorizations, net. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            72,667         94,386
Deferred tax assets. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            79,339         79,339
Other noncurrent assets. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            83,826         43,675
                                                                                                  --------------------------------
    Total assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      $  1,141,380   $  1,534,480
                                                                                                  --------------------------------
                                                                                                  --------------------------------

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
  Trade accounts payable . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      $     40,819   $     49,752
  Deferred programming and product revenue - DISH Network subscriber promotions. . . . . . . .            97,959        117,121
  Deferred revenue - DISH Network. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             4,407          5,269
  Deferred revenue - C-band. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .               734            588
  Accrued satellite costs. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                --         32,950
  Accrued expenses and other current liabilities . . . . . . . . . . . . . . . . . . . . . . .            30,495         45,236
  Deferred tax liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            12,563         12,198
  Current portion of long-term obligations . . . . . . . . . . . . . . . . . . . . . . . . . .            11,334         12,332
                                                                                                  --------------------------------
Total current liabilities. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           198,311        275,446

Long-term obligations, net of current portion:
  Long-term deferred signal carriage  revenue. . . . . . . . . . . . . . . . . . . . . . . . .             5,949          7,366
  1994 Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           437,127        467,210
  1996 Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           386,165        411,256
  1997 Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                --        375,000
  Mortgage and other notes payable, net of current portion . . . . . . . . . . . . . . . . . .            51,428         45,379
  Other long-term obligations. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             1,203          5,691
                                                                                                  --------------------------------
Total long-term obligations, net of current portion. . . . . . . . . . . . . . . . . . . . . .           881,872      1,311,902
                                                                                                  --------------------------------
  Total liabilities. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         1,080,183      1,587,348

Commitments and Contingencies (Note 8)

Stockholders' Equity (Deficit):
  Preferred Stock, 20,000,000 shares authorized, 1,616,681 shares of 8% Series A Cumulative
    Preferred Stock issued and outstanding, including accrued dividends of
    $3,347 and $3,949, respectively. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            18,399         19,001
  Class A Common Stock, $.01 par value, 200,000,000 shares authorized, 11,115,582 and
    11,821,513 shares issued and outstanding, respectively . . . . . . . . . . . . . . . . . .               111            118
  Class B Common Stock, $.01 par value, 100,000,000 shares authorized, 29,804,401 shares
    issued and outstanding . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .               298            298
  Class C Common Stock, $.01 par value, 100,000,000 shares authorized, none outstanding. . . .                --
  Common Stock Warrants. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                16             11
  Additional paid-in capital . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           158,113        170,701
  Unrealized holding gains (losses) on available-for-sale securities, net of deferred taxes. .        (       11)    (       11)
  Accumulated deficit. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        (  115,729)    (  242,986)
                                                                                                  --------------------------------
Total stockholders' equity (deficit) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ,          61,197     (   52,868)
                                                                                                  --------------------------------
    Total liabilities and stockholders' equity . . . . . . . . . . . . . . . . . . . . . . . .      $  1,141,380   $  1,534,480
                                                                                                  --------------------------------
                                                                                                  --------------------------------



        See accompanying Notes to Condensed Consolidated Financial Statements

                 ECHOSTAR COMMUNICATIONS CORPORATION AND SUBSIDIARIES
                   CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                       (In thousands, except per share amounts)
                                     (Unaudited)


                                                                  Three Months Ended June 30,   Six Months Ended June 30,
                                                                -----------------------------   --------------------------
                                                                    1996           1997              1996          1997
                                                                -----------------------------   --------------------------
Revenue:
  DTH products and technical services . . . . . . . . . . .      $  60,458      $  21,987       $ 97,199      $  33,649
  DISH Network promotions - subscription television
    services and products . . . . . . . . . . . . . . . . .             --         43,943             --         76,251
  DISH Network subscription television services . . . . . .          5,582         32,189          6,046         57,588
  C-band programming. . . . . . . . . . . . . . . . . . . .          3,194          1,916          6,643          4,079
  Loan origination and participation income . . . . . . . .          4,290            787          5,103          1,278
                                                                -----------------------------   --------------------------
Total revenue . . . . . . . . . . . . . . . . . . . . . . .         73,524        100,822        114,991        172,845

Expenses:
  DTH products and technical services . . . . . . . . . . .         57,528         18,231         90,278         27,718
  DISH Network programming. . . . . . . . . . . . . . . . .          1,664         25,834          1,769         45,259
  C-band programming. . . . . . . . . . . . . . . . . . . .          2,880          1,545          6,058          3,308
  Selling, general and administrative . . . . . . . . . . .         19,083         34,362         29,816         66,389
  Subscriber promotion subsidies. . . . . . . . . . . . . .             --         17,871             --         31,013
  Amortization of subscriber acquisition costs. . . . . . .             92         33,316             92         61,418
  Depreciation and amortization . . . . . . . . . . . . . .          6,334         12,684          9,664         25,357
                                                                -----------------------------   --------------------------
Total expenses. . . . . . . . . . . . . . . . . . . . . . .         87,581        143,843        137,677        260,462
                                                                -----------------------------   --------------------------

Operating loss. . . . . . . . . . . . . . . . . . . . . . .        (14,057)       (43,021)       (22,686)      ( 87,617)

Other Income (Expense):
  Interest income . . . . . . . . . . . . . . . . . . . . .          6,706          1,571          9,383          3,343
  Interest expense, net of amounts capitalized. . . . . . .        (27,141)       (22,197)       (33,184)      ( 42,043)
  Other . . . . . . . . . . . . . . . . . . . . . . . . . .        (   117)       (   117)       (   134)      (    294)
                                                                -----------------------------   --------------------------
Total other income (expense). . . . . . . . . . . . . . . .        (20,552)       (20,743)       (23,935)      ( 38,994)
                                                                -----------------------------   --------------------------

Loss before income taxes. . . . . . . . . . . . . . . . . .        (34,609)       (63,764)       (46,621)      (126,611)
Income tax benefit (provision), net . . . . . . . . . . . .         12,055        (    25)        16,846       (     44)
                                                                -----------------------------   --------------------------

Net loss. . . . . . . . . . . . . . . . . . . . . . . . . .      $ (22,554)      $(63,789)      $(29,775)     $(126,655)
                                                                -----------------------------   --------------------------
                                                                -----------------------------   --------------------------

Loss attributable to common shares. . . . . . . . . . . . .      $ (22,855)      $(64,090)      $(30,377)     $(127,257)
                                                                -----------------------------   --------------------------
                                                                -----------------------------   --------------------------

Weighted-average common shares outstanding. . . . . . . . .         40,432         41,604         40,404         41,265
                                                                -----------------------------   --------------------------
                                                                -----------------------------   --------------------------

Loss per common and common equivalent share . . . . . . . .      $ (  0.57)      $(  1.54)      $(  0.75)     $ (  3.08)
                                                                -----------------------------   --------------------------
                                                                -----------------------------   --------------------------



        See accompanying Notes to Condensed Consolidated Financial Statements.

                 ECHOSTAR COMMUNICATIONS CORPORATION AND SUBSIDIARIES
               CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)
                                    (In thousands)


                                                                                                        Accumulated
                                                                                                        Deficit and
                                                 Shares of                                               Unrealized
                                                  Common                           Common   Additional    Holding
                                                   Stock     Preferred  Common      Stock    Paid-In       Gains
                                                Outstanding    Stock     Stock     Warrants  Capital      (Losses)        Total
                                              ----------------------------------------------------------------------------------

Balance, December 31, 1996. . . . . . . . .     40,920       $18,399     $409       $  16     $158,113   $(115,740)   $  61,197
  Issuance of Class A Common Stock for
    acquisition of Direct Broadcasting
    Satellite Corporation (unaudited) . . .        647             -        6           -       11,986           -       11,992
  8% Series A Cumulative Preferred Stock
    dividends (unaudited) . . . . . . . . .          -           602        -           -            -        (602)           -
  Exercise of Class A Common Stock options
    (unaudited) . . . . . . . . . . . . . .         58             -        1           -          543           -          544
  Exercise of Common Stock Warrants
    (unaudited) . . . . . . . . . . . . . .          -             -        -          (5)           5           -            -
  Employee incentives funded by issuance of
    Class A Common Stock (unaudited). . . .          1             -        -           -           54           -           54
  Net loss (unaudited). . . . . . . . . . .          -             -        -           -            -    (126,655)    (126,655)
                                              ----------------------------------------------------------------------------------
Balance, June 30, 1997 (unaudited). . . . .     41,626       $19,001     $416       $  11     $170,701   $(242,997)   $ (52,868)
                                              ----------------------------------------------------------------------------------
                                              ----------------------------------------------------------------------------------



        See accompanying Notes to Condensed Consolidated Financial Statements.

                 ECHOSTAR COMMUNICATIONS CORPORATION AND SUBSIDIARIES
                   CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                (Dollars in thousands)
                                     (Unaudited)


                                                                                                     Six Months Ended June 30,
                                                                                                 -------------------------------
                                                                                                      1996            1997
                                                                                                 -------------------------------
Cash Flows From Operating Activities:
  Net loss. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     $(  29,775)     $( 126,655)
  Adjustments to reconcile net loss to net cash flows from operating activities:
    Depreciation and amortization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          9,664          25,357
    Amortization of subscriber acquisition costs. . . . . . . . . . . . . . . . . . . . . . .             92          61,418
    Deferred income tax benefit . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      (  11,534)      (     365)
    Amortization of debt discount and deferred financing costs. . . . . . . . . . . . . . . .         24,530          38,731
    Change in reserve for excess and obsolete inventory . . . . . . . . . . . . . . . . . . .            634           1,987
    Change in long-term deferred signal carriage revenue. . . . . . . . . . . . . . . . . . .          4,163           1,417
    Other, net. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      (     666)          4,542
  Changes in current assets and current liabilities, net. . . . . . . . . . . . . . . . . . .      (  17,163)      (  15,623)
                                                                                                 -------------------------------
Net cash flows used in operating activities . . . . . . . . . . . . . . . . . . . . . . . . .      (  20,055)      (   9,191)

Cash Flows From Investing Activities:
  Purchases of marketable investment securities . . . . . . . . . . . . . . . . . . . . . . .      (  44,782)      (   4,706)
  Sales of marketable investment securities . . . . . . . . . . . . . . . . . . . . . . . . .         15,479          18,561
  Purchases of restricted marketable investment securities. . . . . . . . . . . . . . . . . .      (   9,800)      (   1,645)
  Purchases of property and equipment . . . . . . . . . . . . . . . . . . . . . . . . . . . .      (   7,537)      (  19,129)
  Offering proceeds and investment earnings placed in escrow. . . . . . . . . . . . . . . . .      ( 181,778)      ( 221,654)
  Funds released from escrow accounts and restricted cash - other . . . . . . . . . . . . . .         71,545          72,975
  Expenditures for satellite systems under construction . . . . . . . . . . . . . . . . . . .      (  73,932)      (  47,975)
  Investment in convertible subordinated debentures from SSET . . . . . . . . . . . . . . . .             --       (     500)
  Investment in convertible subordinated debentures from DBSI . . . . . . . . . . . . . . . .      (   3,000)             --
  Long-term notes receivable from DBSC  . . . . . . . . . . . . . . . . . . . . . . . . . . .      (  12,500)             --
  Expenditures for FCC authorizations . . . . . . . . . . . . . . . . . . . . . . . . . . . .      (  13,652)      (     129)
  Other . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             --       (     478)
                                                                                                 -------------------------------
Net cash flows used in investing activities . . . . . . . . . . . . . . . . . . . . . . . . .      ( 259,957)      ( 204,680)

Cash Flows From Financing Activities:
  Net proceeds from issuance of 1996 Notes. . . . . . . . . . . . . . . . . . . . . . . . . .        337,043              --
  Net proceeds from issuance of 1997 Notes. . . . . . . . . . . . . . . . . . . . . . . . . .             --         362,500
  Repayments of mortgage indebtedness and notes payable . . . . . . . . . . . . . . . . . . .      (   1,082)      (   5,551)
  Stock options exercised . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            722             543
                                                                                                 -------------------------------
Net cash flows provided by financing activities . . . . . . . . . . . . . . . . . . . . . . .        336,683         357,492
                                                                                                 -------------------------------

Net increase in cash and cash equivalents . . . . . . . . . . . . . . . . . . . . . . . . . .         56,671         143,621
Cash and cash equivalents, beginning of period. . . . . . . . . . . . . . . . . . . . . . . .         21,754          39,231
                                                                                                 -------------------------------
Cash and cash equivalents, end of period. . . . . . . . . . . . . . . . . . . . . . . . . . .     $   78,425      $  182,852
                                                                                                 -------------------------------
                                                                                                 -------------------------------

Supplemental Disclosure of Cash Flow Information:
  Cash paid for interest, net of amounts capitalized. . . . . . . . . . . . . . . . . . . . .     $    7,953      $    2,352
  Cash paid for income taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             --              --
  8% Series A Cumulative Preferred Stock dividends. . . . . . . . . . . . . . . . . . . . . .            602             602
  Accrued satellite construction costs. . . . . . . . . . . . . . . . . . . . . . . . . . . .             --          32,950
  Satellite launch payment for EchoStar II applied to EchoStar I launch . . . . . . . . . . .         15,000              --
  Increase in note payable for deferred satellite construction payments for EchoStar I. . . .          3,167              --
  Employee incentives funded by issuance of Class A Common Stock. . . . . . . . . . . . . . .              8              20

The purchase price of DBSC was allocated as follows in the related purchase accounting:
    EchoStar III satellite under construction . . . . . . . . . . . . . . . . . . . . . . . .             --          51,321
    FCC authorizations. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             --          12,500
    Accounts payable and accrued expenses . . . . . . . . . . . . . . . . . . . . . . . . . .             --           1,946
    Notes payable to EchoStar and subsidiaries. . . . . . . . . . . . . . . . . . . . . . . .             --          46,000
    Accrued interest due EchoStar and subsidiaries. . . . . . . . . . . . . . . . . . . . . .             --           3,382
    Other notes payable . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             --             500
    Equity. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             --          11,993



        See accompanying Notes to Condensed Consolidated Financial Statements.

           ECHOSTAR COMMUNICATIONS CORPORATION AND SUBSIDIARIES
           NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS


1.  ORGANIZATION AND BUSINESS ACTIVITIES

PRINCIPAL BUSINESS

    EchoStar Communications Corporation ("ECC"), together with its subsidiaries ("EchoStar" or the "Company"), is primarily engaged in the operation of a direct broadcast satellite ("DBS") subscription television service (the "DISH Network"), which commenced operations in March 1996. The DISH Network currently provides approximately 120 channels of digital video programming and over 30 channels of CD quality audio programming to consumers throughout the continental United States. In addition to the DISH Network, EchoStar designs, manufactures, distributes and installs satellite direct-to-home ("DTH") products, distributes domestic DTH programming, and provides consumer financing of EchoStar's DISH Network and domestic DTH products and services. EchoStar's primary business objective is to become one of the leading providers of subscription television and other satellite-delivered services in the United States. EchoStar had approximately 590,000 subscribers to DISH Network programming as of June 30, 1997.

RECENT DEVELOPMENTS


1997 NOTES OFFERING

    As more fully described in Note 7, on June 25, 1997, EchoStar DBS Corporation ("DBS Corp"), a wholly-owned subsidiary of EchoStar, consummated an offering (the "1997 Notes Offering") of 12 1/2% Senior Secured Notes due 2002 (the "1997 Notes"). The 1997 Notes Offering resulted in net proceeds to the Company of approximately $362.5 million. Interest on the 1997 Notes is payable semi-annually on January 1 and July 1 of each year, commencing January 1, 1998. Approximately $109.0 million of the net proceeds of the 1997 Notes Offering were placed in an escrow account to fund the first five semi-annual interest payments (through January 1, 2000). The 1997 Notes were issued in a private placement pursuant to Rule 144A of the Securities Act of 1933, as amended. The Company agreed to exchange the privately issued notes for publicly registered notes and on July 23, 1997 filed a registration statement on Form S-4 (the "Registration Statement") with the Securities and Exchange Commission. Upon the effectiveness of the Registration Statement, the Company will make an offer to exchange the 1997 Notes for publicly registered notes with substantially identical terms (including principal amount, interest rate, maturity, security and ranking). Prior to consummation of the 1997 Notes Offering, EchoStar contributed (the "Contribution") all of the outstanding capital stock of its wholly-owned subsidiary EchoStar Satellite Broadcasting Corporation ("ESBC") to DBS Corp. As a result of the Contribution, ESBC is a wholly-owned subsidiary of DBS Corp.

NEWS CORPORATION LITIGATION

    On February 24, 1997, EchoStar and The News Corporation Limited ("News") announced an agreement (the "News Agreement") pursuant to which, among other things, News agreed to acquire approximately 50% of the outstanding capital stock of EchoStar. News also agreed to make available for use by EchoStar the DBS permit for 28 frequencies at 110DEG. West Longitude ("WL") purchased by MCI Communications Corporation ("MCI") for over $682 million at a Federal Communications Commission ("FCC") auction. During late April 1997, substantial disagreements arose between the parties regarding their obligations under the News Agreement.

    During May 1997, EchoStar initiated litigation alleging, among other things, breach of contract, failure to act in good faith, and other causes of action. News has denied all of EchoStar's material allegations and has asserted numerous counterclaims against EchoStar and its Chairman and Chief Executive Officer, Charles W. Ergen. While EchoStar is confident of its position and believes it will ultimately prevail, the litigation process could continue for many years and there can be no assurance concerning the outcome of the litigation.

              ECHOSTAR COMMUNICATIONS CORPORATION AND SUBSIDIARIES
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED


2.  SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

    The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation have been included. All significant intercompany accounts and transactions have been eliminated in consolidation. Operating results for the three and six months ended June 30, 1997 are not necessarily indicative of the results that may be expected for the year ending December 31, 1997. For further information, refer to the consolidated financial statements and footnotes thereto included in the Company's Annual Report on Form 10-K for the year ended December 31, 1996. Certain prior year amounts have been reclassified to conform with the current year presentation.

USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses for each reporting period. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

    The Company considers all liquid investments purchased with original maturities of 90 days or less to be cash equivalents. Cash equivalents as of December 31, 1996 and June 30, 1997 principally consisted of money market funds, corporate notes and commercial paper; such balances are stated at cost which equates to market value.

INCOME TAXES

    Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," requires that the tax benefit of net operating losses ("NOLs") for financial reporting purposes be recorded as an asset and that deferred tax assets and liabilities are recorded for the estimated future tax effects of temporary differences between the tax basis of assets and liabilities and amounts reported in the consolidated balance sheets. To the extent that management assesses the realization of deferred tax assets to be less than "more likely than not," a valuation reserve is established. EchoStar has fully reserved the 1997 additions to its deferred tax assets.

NET LOSS ATTRIBUTABLE TO COMMON SHARES

    Net loss attributable to common shares is calculated based on the weighted-average number of shares of common stock issued and outstanding during the respective periods. Common stock equivalents (warrants and employee stock options) are excluded as they are antidilutive. Net loss attributable to common shares is also adjusted for cumulative dividends on the 8% Series A Cumulative Preferred Stock.

3.  RESTRICTED CASH AND MARKETABLE INVESTMENT SECURITIES

    Restricted cash and marketable investment securities held in escrow accounts, as reflected in the accompanying condensed consolidated balance sheets, represent cash restricted by the indenture associated with the 1997 Notes and the remaining restricted cash proceeds from the 1996 Notes Offering, plus investment earnings, less amounts expended to date. A portion of the proceeds from the 1997 Notes Offering are held in two separate escrow accounts (the "Interest Escrow" and the "Satellite Escrow") as required by the related indenture. Restricted cash and marketable investment securities are invested in certain permitted debt and other marketable investment securities until disbursed for the express purposes identified in the respective indentures.

    Other restricted cash includes balances totaling $5.7 million at December 31, 1996 and June 30, 1997, respectively, which was restricted to satisfy certain covenants in the 1994 Notes Indenture regarding launch insurance for EchoStar II. In

               ECHOSTAR COMMUNICATIONS CORPORATION AND SUBSIDIARIES NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS-CONTINUED


addition, as of December 31, 1996, $15.0 million was held in escrow relating to a non-performing manufacturer of DBS receivers (see Note 8). Also, as of December 31, 1996, $10.0 million was on deposit in a separate escrow account established, pursuant to an additional DBS receiver manufacturing agreement, to provide for EchoStar's future payment obligations. The $15.0 million and $10.0 million deposits were both released from these escrow accounts in May 1997.

4.   INVENTORIES

        Inventories consist of the following (in thousands):

                                             DECEMBER 31,   JUNE 30,
                                                1996         1997
                                             -----------------------
                                                          (UNAUDITED)

    EchoStar Receiver Systems................  $  32,799 $  46,499
    DBS receiver components..................     15,736    15,201
    Consigned DBS receiver components........     23,525    2,681
    Finished goods - International...........      3,491     4,181
    Finished goods - C-band..................        600       359
    Spare parts and other....................      2,279     1,771
    Reserve for excess and obsolete inventory.   ( 5,663)  ( 7,649)
                                               ----------------------
                                               $  72,767 $  63,043
                                               ----------------------
                                               ----------------------

5.   PROPERTY AND EQUIPMENT

     Property and equipment consist of the following (in thousands):

                                           LIFE      DECEMBER 31,    JUNE 30,
                                                        1996          1997
                                        ---------------------------------------
                                          (IN YEARS)                (UNAUDITED)

     EchoStar I........................      12        $201,607       $201,607
     EchoStar II.......................      12         228,694        228,694
     Furniture, fixtures and equipment.     2-12         72,945         82,083
     Buildings and improvements........     7-40         26,035         27,488
     Tooling and other.................       2           3,253          3,781
     Land..............................      --           2,295          2,317
     Vehicles..........................       7           1,323          1,334
     Construction in progress..........      --          89,733        241,189
                                                      ------------------------
     Total property and equipment......                 625,885        788,493
     Accumulated depreciation..........                ( 35,264)      ( 60,256)
                                                      -------------------------
     Property and equipment, net.......              $  590,621     $  728,237
                                                      -------------------------
                                                      -------------------------

               ECHOSTAR COMMUNICATIONS CORPORATION AND SUBSIDIARIES NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS-CONTINUED


     Construction in progress consists of the following (in thousands):

                                             DECEMBER 31,   JUNE 30,
                                                1996         1997
                                             -----------------------
                                                          (UNAUDITED)
      Progress amounts for satellite
        construction, launch, launch
        insurance, and capitalized
        interest:
           EchoStar III..................       $29,123    $151,570
           EchoStar IV...................        56,320      77,002
      Other..............................         4,290      12,617
                                            --------------------------
                                                $89,733    $241,189
                                            --------------------------
                                            --------------------------

6.   OTHER NONCURRENT ASSETS

     Other noncurrent assets consist of the following (in thousands):

                                             DECEMBER 31,   JUNE 30,
                                                 1996         1997
                                            --------------------------
                                                          (UNAUDITED)
     Notes receivable from DBSC, including
       accrued interest of $3,382 and $0,
       respectively......................       $49,382   $      --
     Deferred debt issuance costs........        21,284      33,619
     SSET convertible subordinated
        debentures.......................         3,649       4,075
     Investment in DBSC..................         4,044          --
     DBSI convertible subordinated
        debentures.......................         4,640       4,640
     Other, net..........................           827       1,341
                                            --------------------------
                                                $83,826     $43,675
                                            --------------------------
                                            --------------------------


     In January 1997, EchoStar acquired the remaining 60% of Direct Broadcasting Satellite Corporation ("DBSC"), a Delaware corporation, which it did not previously own. DBSC's principal assets include an FCC conditional construction permit and specific orbital slot assignments for certain DBS frequencies. Through the date of the merger, EchoStar had advanced DBSC a total of $46.0 million to enable it to meet commitments under a satellite ("EchoStar III") construction contract. This transaction was accounted for as a purchase and the excess of the purchase price over the fair value of DBSC's tangible assets was allocated to DBSC's FCC authorizations. Upon consummation of the DBSC merger, the notes receivable from DBSC and EchoStar's investment in DBSC were eliminated in consolidation. Through June 30, 1997, EchoStar has issued approximately 647,000 shares of its Class A Common Stock (and expects to issue an additional 11,000 shares) to acquire the remaining 60% of DBSC which it did not previously own.

7.   1997 NOTES

     On June 25, 1997, DBS Corp completed the 1997 Notes Offering consisting of $375.0 million aggregate principal amount of the 1997 Notes. The 1997 Notes Offering resulted in net proceeds to DBS Corp of approximately $362.5 million (after payment of underwriting discounts and other issuance costs aggregating approximately $12.5 million). The 1997 Notes bear interest at a rate of 12 1/2%, computed semi-annually. Interest on the 1997 Notes will be payable in cash semi-annually on January 1 and July 1 of each year, with the first interest payment due January 1, 1998. Approximately $109.0 million of the net proceeds of the 1997 Notes Offering were placed in the Interest Escrow account to fund the first five semi-annual interest payments (through January 1, 2000).
 Approximately $112.0 million of the net proceeds of the 1997 Notes Offering were placed in the Satellite Escrow account to fund the construction launch and insurance of EchoStar's fourth DBS satellite ("EchoStar IV"). The 1997 Notes mature on July 1, 2002.

     The 1997 Notes rank PARI PASSU in right of payment with all senior indebtedness of DBS Corp. The 1997 Notes are guaranteed on a subordinated basis by DBS Corp's parent, EchoStar, and, contingent upon the occurrence of certain events, will be guaranteed by ESBC and Dish, Ltd. and certain other subsidiaries of DBS Corp and EchoStar. The 1997 Notes are secured by liens on the capital stock of DBS Corp, EchoStar IV, and certain other assets of DBS Corp and EchoStar. Although the 1997 Notes are titled "Senior:" (i) DBS Corp has not issued, and does not have any plans to issue, any significant indebtedness to which the 1997 Notes would be senior; and (ii) the 1997 Notes are effectively subordinated to all liabilities of ECC (except

               ECHOSTAR COMMUNICATIONS CORPORATION AND SUBSIDIARIES NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS-CONTINUED


liabilities to general creditors). In addition, the ability of Dish, Ltd. to make distributions to DBS Corp is severely limited by the terms of an indenture to which it is subject, and the cash flow generated by the assets and operations of DBS Corp's subsidiaries will only be available to satisfy DBS Corp's obligations on the 1997 Notes to the extent that such subsidiaries are able to make distributions, directly or indirectly, to DBS Corp.

     Except under certain circumstances requiring prepayment premiums, and in other limited circumstances, the 1997 Notes are not redeemable at DBS Corp's option prior to July 1, 2000. Thereafter, the 1997 Notes will be subject to redemption, at the option of DBS Corp, in whole or in part, at redemption prices decreasing from 106.25% during the year commencing July 1, 2000 to 100% on or after July 1, 2002, together with accrued and unpaid interest thereon to the redemption date.

     The 1997 Notes Indenture contains restrictive covenants that, among other things, impose limitations on the ability of DBS Corp to: (i) incur additional indebtedness; (ii) issue preferred stock; (iii) apply the proceeds of certain asset sales; (iv) create, incur or assume liens; (v) create dividend and other payment restrictions with respect to DBS Corp's subsidiaries; (vi) merge, consolidate or sell assets; (vii) incur subordinated or junior debt; and (viii) enter into transactions with affiliates. In addition, DBS Corp may pay dividends on its equity securities only if: (1) no default is continuing under the 1997 Notes Indenture; and (2) after giving effect to such dividend and the incurrence of any indebtedness (the proceeds of which are used to finance the dividend), DBS Corps's ratio of total indebtedness to cash flow (calculated in accordance with the 1997 Notes Indenture) would not exceed 6.0 to 1.0. Moreover, the aggregate amount of such dividends generally may not exceed the sum of the difference of cumulative consolidated cash flow (calculated in accordance with the 1997 Notes Indenture) minus 150% of consolidated interest expense of DBS Corp (calculated in accordance with the 1997 Notes Indenture) plus an amount equal to 100% of the aggregate net cash proceeds received by DBS Corp and its subsidiaries from the issuance or sale of equity interests of DBS Corp or EchoStar (other than equity interests sold to a subsidiary of DBS Corp or EchoStar, since June 25, 1997).

     In the event of a change of control, as defined in the 1997 Notes Indenture, DBS Corp will be required to make an offer to repurchase all of the 1997 Notes at a purchase price equal to 101% of the aggregate principal amount thereof, together with accrued and unpaid interest thereon, to the date of repurchase.

8.   COMMITMENTS AND CONTINGENCIES

PURCHASE COMMITMENTS

     The Company has entered into agreements with various manufacturers to purchase DBS satellite receivers and related components manufactured to its specifications. As of June 30, 1997, remaining commitments total approximately $141.7 million and the total of all outstanding purchase order commitments with domestic and foreign suppliers was $148.1 million. All of the purchases related to these commitments are expected to be made during 1997. The Company expects to finance these purchases from unrestricted cash and additional cash flows generated from sales of DISH Network programming and related DBS inventory. EchoStar expects that its 1997 purchases of DBS satellite receivers and related components will significantly exceed its existing contractual commitments. In addition to the above, EchoStar will expend $192.6 million between June 30, 1997 and the first quarter of 1998 to complete the construction phase (including applicable insurance) and launch of its third DBS satellite ("EchoStar III") and EchoStar IV.

OTHER RISKS AND CONTINGENCIES

     The Company is subject to various other legal proceedings and claims which arise in the ordinary course of its business. In the opinion of management, the amount of ultimate liability with respect to these actions will not materially affect the financial position or results of operations of the Company.

9.   SUBSEQUENT EVENT

     On October 2, 1997, EchoStar consummated an offering of 12 1/8% Series B Senior Redeemable Exchangeable Preferred Stock (the "Preferred Stock Offering"). The Preferred Stock Offering resulted in net proceeds to the Company of approximately $193.0 million. EchoStar presently intends to use the net proceeds to fund subscriber acquisition and marketing expenses and for other general corporate purposes.

                     SUPPLEMENTAL INTERIM FINANCIAL INFORMATION
                                     (UNAUDITED)

                       FOR THE SIX MONTHS ENDED JUNE 30, 1997

                     ECHOSTAR SATELLITE BROADCASTING CORPORATION

            ECHOSTAR SATELLITE BROADCASTING CORPORATION AND SUBSIDIARIES
                     CONDENSED CONSOLIDATED BALANCE SHEETS
                             (Dollars in thousands)

                                                      DECEMBER 31,   JUNE 30,
                                                         1996          1997
                                                     --------------------------
ASSETS                                                              (UNAUDITED)
Current Assets:
  Cash and cash equivalents..........................   $  38,428  $   35,572
  Marketable investment securities...................      18,807       4,952
  Trade accounts receivable, net of allowance for
    uncollectible accounts of $1,494 and $1,834
    respectively.....................................      13,483      29,480
  Inventories........................................      72,767      63,043
  Income tax refund receivable.......................       4,830         145
  Subscriber acquisition costs, net..................      68,129      68,356
  Other current assets...............................      15,031       7,159
                                                     --------------------------
Total current assets.................................     231,475     208,707
Restricted Cash and Marketable Investment Securities:
  1996 Notes escrow..................................      47,491         --
  Other..............................................      31,450       8,445
                                                     --------------------------
  Total restricted cash and marketable investment
    securities.......................................      78,941       8,445
  Property and equipment, net........................     499,989     493,310
  Advances to affiliates, net........................     144,893     211,565
  Deferred tax assets................................      79,670      79,670
  Other noncurrent assets............................      38,123      38,652
                                                     --------------------------
    Total assets.....................................  $1,073,091  $1,040,349
                                                     --------------------------
                                                     --------------------------
LIABILITIES AND  STOCKHOLDER'S EQUITY
Current Liabilities:
   Trade accounts payable............................  $   40,793  $   49,850
   Deferred programming and product revenue - DISH
     Network subscriber promotions...................      97,959     115,785
   Deferred revenue - DISH Network...................       4,407       5,209
   Deferred revenue - C-band.........................         734         588
   Accrued expenses and other current liabilities....      29,180      39,238
   Deferred tax liabilities..........................      12,674      12,309
   Current portion of long-term obligations..........      11,334      11,832
                                                     --------------------------
     Total current liabilities.......................     197,081     234,811

Long-term obligations, net of current portion:
   Long-term deferred signal carriage revenue........       5,949       7,366
   1994 Notes........................................     437,127     467,210
   1996 Notes........................................     386,165     411,256
   Mortgage and other notes payable, excluding
     current portion.................................      51,428      45,379
   Other long-term liabilities.......................       1,088       5,551
                                                     --------------------------
Total long-term obligations, net of current portion..     881,757     936,762
                                                     --------------------------
      Total liabilities..............................   1,078,838   1,171,573

Commitments and Contingencies (Note 4)

Stockholder's Equity:
   Common Stock, $.01 par value, 1,000 shares
     authorized, issued and outstanding..............       --          --
   Additional paid-in capital........................     108,838     108,838
   Unrealized holding losses on available-for-sale
     securities, net of deferred taxes...............   (      11)   (     12)
   Accumulated deficit...............................   ( 114,574)   (240,050)
                                                     --------------------------
Total stockholder's equity (deficit).................   (   5,747)   (131,224)
                                                     --------------------------
     Total liabilities and stockholder's equity......  $1,073,091  $1,040,349
                                                     --------------------------
                                                     --------------------------

    See accompanying Notes to Condensed Consolidated Financial Statements.

             ECHOSTAR SATELLITE BROADCASTING CORPORATION AND SUBSIDIARIES
                   CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                       (In thousands, except per share amounts)
                                     (Unaudited)


                                                             THREE MONTHS ENDED JUNE 30,      SIX MONTHS ENDED JUNE 30,
                                                           -------------------------------------------------------------
                                                                1996         1997                1996           1997
                                                           -------------------------------------------------------------
REVENUE:
   DTH products and technical services..................      $  60,458   $  22,071$            97,199       $  33,660
   DISH Network promotions - subscription television
     services and products..............................             --      43,672                 --          75,825
   DISH Network subscription television services........          5,582      32,189              6,046          57,588
   C-band programming...................................          3,194       1,916              6,643           4,079
   Loan origination and participation income............            120         127                492             285
                                                           -------------------------------------------------------------
Total revenue...........................................         69,354      99,975            110,380         171,437

EXPENSES:
   DTH products and technical services..................         57,528      18,109             90,278          27,333
   DISH Network programming.............................          1,664      25,834              1,769          45,259
   C-band programming...................................          2,880       1,545              6,058           3,308
   Selling, general and administrative..................         18,527      33,794             29,098          64,690
   Subscriber promotion subsidies.......................             --      18,313                 --          31,090
   Amortization of subscriber acquisition costs.........             92      33,228                 92          61,290
   Depreciation and amortization........................          6,334      12,655              9,664          25,298
                                                           -------------------------------------------------------------
Total expenses..........................................         87,025     143,478            136,959         258,268
                                                           -------------------------------------------------------------
Operating loss..........................................        (17,671)    (43,503)           (26,579)       ( 86,831)

Other Income (Expense):
   Interest income......................................          5,856       1,141              7,830           2,790
   Interest expense, net of amounts capitalized.........        (19,990)    (21,370)           (25,774)       ( 41,216)
   Other................................................        (    63)    (   115)           (    64)       (    175)
                                                           -------------------------------------------------------------
Total other income (expense)............................        (14,197)    (20,344)           (18,008)       ( 38,601)
                                                           -------------------------------------------------------------

Loss before income taxes................................        (31,868)    (63,847)           (44,587)       (125,432)
Income tax (provision) benefit, net.....................         11,031     (    25)            16,096        (     44)
                                                           -------------------------------------------------------------
Net loss................................................      $ (20,837)  $ (63,872)          $(28,491)      $(125,476)
                                                           -------------------------------------------------------------
                                                           -------------------------------------------------------------


      See accompanying Notes to Condensed Consolidated Financial Statements.

             ECHOSTAR SATELLITE BROADCASTING CORPORATION AND SUBSIDIARIES
          CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDER'S EQUITY (DEFICIT)
                                    (In thousands)

                                                                                                    ACCUMULATED
                                                                                                    DEFICIT AND
                                                   SHARES OF                                        UNREALIZED
                                                    COMMON                         ADDITIONAL        HOLDING
                                                     STOCK            COMMON        PAID-IN           GAINS
                                                  OUTSTANDING         STOCK         CAPITAL          (LOSSES)        TOTAL
                                              ----------------------------------------------------------------------------------
Balance, December 31, 1996..................            1             $ --        $108,838         $(114,585)     $  (5,747)
  Net loss and change in unrealized holding
   loss on available-for-sale securities,
   net of deferred taxes (unaudited)........           --               --              --          (125,477)      (125,477)
                                              ----------------------------------------------------------------------------------
Balance, June 30, 1997 (unaudited)..........            1             $ --        $108,838         $(240,062)     $(131,224)
                                              ----------------------------------------------------------------------------------
                                              ----------------------------------------------------------------------------------


      See accompanying Notes to Condensed Consolidated Financial Statements.

         ECHOSTAR SATELLITE BROADCASTING CORPORATION AND SUBSIDIARIES
                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                            (Dollars in thousands)
                                  (Unaudited)

                                                                                               SIX MONTHS ENDED JUNE 30,
                                                                                            ---------------------------------
                                                                                                  1996            1997
                                                                                            ---------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         $(  28,491)     $(125,476)
  Adjustments to reconcile net loss to net cash flows from operating activities:
     Depreciation and amortization . . . . . . . . . . . . . . . . . . . . . . . . . .              9,664         25,298
     Amortization of subscriber acquisition costs. . . . . . . . . . . . . . . . . . .                 92         61,290
     Deferred income tax benefit . . . . . . . . . . . . . . . . . . . . . . . . . . .          (  11,099)      (    365)
     Amortization of debt discount and deferred financing costs. . . . . . . . . . . .             24,530         38,698
     Change in reserve for excess and obsolete inventory . . . . . . . . . . . . . . .                634          1,987
     Change in long-term deferred signal carriage revenue. . . . . . . . . . . . . . .              4,163          1,417
     Other, net. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                503          4,463
  Changes in current assets and current liabilities, net . . . . . . . . . . . . . . .          (  12,518)      ( 19,623)
                                                                                            ---------------------------------
Net cash flows used in operating activities. . . . . . . . . . . . . . . . . . . . . .          (  12,522)      ( 12,311)

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of marketable investment securities. . . . . . . . . . . . . . . . . . . .          (  44,782)      (  4,706)
  Sales of marketable investment securities. . . . . . . . . . . . . . . . . . . . . .                 --         18,560
  Purchases of restricted marketable investment securities . . . . . . . . . . . . . .          (   9,800)      (  1,995)
  Advances to affiliates, net. . . . . . . . . . . . . . . . . . . . . . . . . . . . .          (  30,547)      ( 50,040)
  Purchases of property and equipment. . . . . . . . . . . . . . . . . . . . . . . . .          (   5,485)      ( 18,453)
  Offering proceeds and investment earnings placed in escrow . . . . . . . . . . . . .          ( 181,778)      (    484)
  Funds released from escrow accounts and restricted cash - other. . . . . . . . . . .             71,545         72,975
  Expenditures for satellite systems under construction. . . . . . . . . . . . . . . .          (  62,016)            --
  Investment in convertible subordinated debentures from SSET. . . . . . . . . . . . .                 --       (    500)
  Other. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          (      25)      (    351)
                                                                                            ---------------------------------
Net cash flows provided by (used in) investing activities. . . . . . . . . . . . . . .          ( 262,888)        15,006

CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from issuance of Common Stock . . . . . . . . . . . . . . . . . . . . . . .                  1             --
  Net proceeds from issuance of 1996 Notes . . . . . . . . . . . . . . . . . . . . . .            337,043             --
  Repayments of mortgage indebtedness and notes payable. . . . . . . . . . . . . . . .          (   1,082)      (  5,551)
                                                                                            ---------------------------------
Net cash flows provided by (used in) financing activities. . . . . . . . . . . . . . .            335,962       (  5,551)
                                                                                            ---------------------------------

Net increase (decrease) in cash and cash equivalents . . . . . . . . . . . . . . . . .             60,552       (  2,856)
Cash and cash equivalents, beginning of period . . . . . . . . . . . . . . . . . . . .             13,949         38,428
                                                                                            ---------------------------------
Cash and cash equivalents, end of period . . . . . . . . . . . . . . . . . . . . . . .          $  74,501      $  35,572
                                                                                            ---------------------------------
                                                                                            ---------------------------------

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash paid for interest, net of amounts capitalized . . . . . . . . . . . . . . . . .          $     544      $   2,352
  Cash paid for income taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                 --             --
  Satellite launch payment for EchoStar II applied to EchoStar I launch. . . . . . . .             15,000             --
  Increase in note payable for deferred satellite construction payments for EchoStar I              3,167             --


        See accompanying Notes to Condensed Consolidated Financial Statements.

             ECHOSTAR SATELLITE BROADCASTING CORPORATION AND SUBSIDIARIES
                 NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS


1.   ORGANIZATION AND BUSINESS ACTIVITIES

PRINCIPAL BUSINESS

          EchoStar Satellite Broadcasting Corporation and subsidiaries ("ESBC" or the "Company"), is an indirect, wholly-owned subsidiary of EchoStar Communications Corporation ("EchoStar"), a publicly-traded company on the Nasdaq National Market. The Company is primarily engaged in the operation of a direct broadcast satellite ("DBS") subscription television service (the "DISH Network"), which commenced operations in March 1996. The DISH Network currently provides approximately 120 channels of digital video programming and over 30 channels of CD quality audio programming to consumers throughout the continental United States. In addition to the DISH Network, the Company designs, manufactures, distributes and installs satellite direct-to-home ("DTH") products, and distributes domestic DTH programming. The Company's primary business objective is to become one of the leading providers of subscription television and other satellite-delivered services in the United States. The Company had approximately 590,000 subscribers to DISH Network programming as of June 30, 1997.

RECENT DEVELOPMENTS

1997 NOTES OFFERING

          On June 25, 1997, EchoStar DBS Corporation ("DBS Corp"), a wholly-owned subsidiary of EchoStar, consummated an offering (the "1997 Notes Offering") of 12 1/2% Senior Secured Notes due 2002 (the "1997 Notes"). The 1997 Notes Offering resulted in net proceeds to the Company of approximately $362.5 million. Interest on the 1997 Notes is payable semi-annually on January 1 and July 1 of each year, commencing January 1, 1998. Approximately $109.0 million of the net proceeds of the 1997 Notes Offering were placed in an escrow account to fund the first five semi-annual interest payments (through January 1, 2000). The 1997 Notes were issued in a private placement pursuant to Rule 144A of the Securities Act of 1933, as amended. DBS Corp agreed to exchange the privately issued notes for publicly registered notes and on July 23, 1997 filed a registration statement on Form S-4 (the "Registration Statement") with the Securities and Exchange Commission. Upon the effectiveness of the Registration Statement, DBS Corp will make an offer to exchange the 1997 Notes for publicly registered notes with substantially identical terms (including principal amount, interest rate, maturity, security and ranking). Prior to consummation of the 1997 Notes Offering, EchoStar contributed (the "Contribution") all of the outstanding capital stock of ESBC to DBS Corp. As a result of the Contribution, ESBC is a wholly-owned subsidiary of DBS Corp.

NEWS CORPORATION LITIGATION

          On February 24, 1997, EchoStar and The News Corporation Limited ("News") announced an agreement (the "News Agreement") pursuant to which, among other things, News agreed to acquire approximately 50% of the outstanding capital stock of EchoStar. News also agreed to make available for use by EchoStar the DBS permit for 28 frequencies at 110DEG. West Longitude ("WL") purchased by MCI Communications Corporation ("MCI") for over $682 million at a Federal Communications Commission ("FCC") auction. During late April 1997, substantial disagreements arose between the parties regarding their obligations under the News Agreement.

          During May 1997, EchoStar initiated litigation alleging, among other things, breach of contract, failure to act in good faith, and other causes of action. News has denied all of EchoStar's material allegations and has asserted numerous counterclaims against EchoStar and its Chairman and Chief Executive Officer, Charles W. Ergen. While EchoStar is confident of its position and believes it will ultimately prevail, the litigation process could continue for many years and there can be no assurance concerning the outcome of the litigation.

         ECHOSTAR SATELLITE BROADCASTING CORPORATION AND SUBSIDIARIES NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


2.  SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

          The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and
Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation have been included. All significant intercompany accounts and transactions have been eliminated in consolidation. Operating results for the three and six months ended June 30, 1997 are not necessarily indicative of the results that may be expected for the year ending December 31, 1997. For further information, refer to the consolidated financial statements and footnotes thereto included in the Company's Annual Report on Form 10-K for the year ended December 31, 1996. Certain prior year amounts have been reclassified to conform with the current year presentation.

          Unless otherwise stated herein, or the context otherwise requires, references herein to EchoStar shall include EchoStar, DBS Corp, ESBC and all direct and indirect wholly-owned subsidiaries thereof. The Company's management refers readers of this Quarterly Report on Form 10-Q to EchoStar's Quarterly Report on Form 10-Q for the three and six months ended June 30, 1997.

USE OF ESTIMATES

          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses for each reporting period. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

          The Company considers all liquid investments purchased with original maturities of 90 days or less to be cash equivalents. Cash equivalents as of December 31, 1996 and June 30, 1997 principally consisted of money market funds, corporate notes and commercial paper; such balances are stated at cost which equates to market value.

INCOME TAXES

          Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," requires that the tax benefit of net operating losses ("NOLs") for financial reporting purposes be recorded as an asset and that deferred tax assets and liabilities are recorded for the estimated future tax effects of temporary differences between the tax basis of assets and liabilities and amounts reported in the consolidated balance sheets. To the extent that management assesses the realization of deferred tax assets to be less than "more likely than not," a valuation reserve is established. The Company has fully reserved the 1997 additions to its deferred tax assets.

             ECHOSTAR SATELLITE BROADCASTING CORPORATION AND SUBSIDIARIES NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


3.  INVENTORIES

    Inventories consist of the following (in thousands):

                                                                  DECEMBER 31,    JUNE 30,
                                                                     1996           1997
                                                                  ---------------------------
                                                                                (UNAUDITED)
    EchoStar Receiver Systems. . . . . . . . . . . . . . . .     $  32,799      $  46,499
    DBS receiver components. . . . . . . . . . . . . . . . .        15,736         15,201
    Consigned DBS receiver components. . . . . . . . . . . .        23,525          2,681
    Finished goods - International . . . . . . . . . . . .           3,491          4,181
    Finished goods - C-band. . . . . . . . . . . . . . . . .           600            359
    Spare parts and other. . . . . . . . . . . . . . . . . .         2,279          1,771
    Reserve for excess and obsolete inventory. . . . . . . .      (  5,663)      (  7,649)
                                                                  ---------------------------
                                                                 $  72,767      $  63,043
                                                                  ---------------------------
                                                                  ---------------------------

4.  COMMITMENTS AND CONTINGENCIES

PURCHASE COMMITMENTS

    The Company has entered into agreements with various manufacturers to purchase DBS satellite receivers and related components manufactured to its specifications. As of June 30, 1997, remaining commitments total approximately $141.7 million and the total of all outstanding purchase order commitments with domestic and foreign suppliers was $148.1 million. All of the purchases related to these commitments are expected to be made during 1997. The Company expects to finance these purchases from unrestricted cash and additional cash flows generated from sales of DISH Network programming and related DBS inventory. The Company expects that its 1997 purchases of DBS satellite receivers and related components will significantly exceed its existing contractual commitments. In addition to the above, EchoStar will expend $192.6 million between June 30, 1997 and the first quarter of 1998 to complete the construction phase (including applicable insurance) and launch of its third DBS satellite ("EchoStar III") and its fourth DBS satellite ("EchoStar IV").

OTHER RISKS AND CONTINGENCIES

    The Company is subject to various other legal proceedings and claims which arise in the ordinary course of its business. In the opinion of management, the amount of ultimate liability with respect to these actions will not materially affect the financial position or results of operations of the Company.

5.  SUBSEQUENT EVENT

    On October 2, 1997, EchoStar consummated an offering of 12 1/8% Series B Senior Redeemable Exchangeable Preferred Stock (the "Preferred Stock Offering"). The Preferred Stock Offering resulted in net proceeds to the Company of approximately $193.0 million. EchoStar presently intends to use the net proceeds to fund subscriber acquisition and marketing expenses and for other general corporate purposes.

                      SUPPLEMENTAL INTERIM FINANCIAL INFORMATION
                                     (UNAUDITED)

                        FOR THE SIX MONTHS ENDED JUNE 30, 1997



                                      DISH, LTD.

                              DISH, LTD. AND SUBSIDIARIES
                        CONDENSED CONSOLIDATED BALANCE SHEETS
                                (Dollars in thousands)


                                                                                                          DECEMBER 31,  JUNE 30,
                                                                                                             1996         1997
                                                                                                           ------------------------
ASSETS                                                                                                                 (UNAUDITED)
Current Assets:
  Cash and cash equivalents. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       $  24,919      $  13,991
  Marketable investment securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             242            245
  Trade accounts receivable, net of allowance for uncollectible accounts of $1,494 and $1,834,
    respectively . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          13,483         29,480
  Inventories. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          72,767         63,043
  Income tax refund receivable . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           4,830            145
  Subscriber acquisition costs, net. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          68,129         68,356
  Other current assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          14,611          7,072
                                                                                                           ------------------------
Total current assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         198,981        182,332

Restricted cash and marketable investment securities . . . . . . . . . . . . . . . . . . . . . . .          31,450          8,445
Property and equipment, net. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         499,989        493,310
Deferred tax assets. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          74,328         74,328
Other noncurrent assets. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          26,217         27,001
                                                                                                           ------------------------
    Total assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        $830,965      $ 785,416
                                                                                                           ------------------------
                                                                                                           ------------------------

LIABILITIES AND  STOCKHOLDER'S EQUITY
Current Liabilities:
  Trade accounts payable . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     $    40,814      $  49,850
  Deferred programming and product revenue - DISH Network subscriber promotions. . . . . . . . . .          97,959        115,785
  Deferred revenue - DISH Network  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           4,407          5,209
  Deferred revenue - C-band. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             734            588
  Accrued expenses and other current liabilities . . . . . . . . . . . . . . . . . . . . . . . . .          29,159         39,238
  Deferred tax liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          12,674         12,309
  Current portion of long-term obligations . . . . . . . . . . . . . . . . . . . . . . . . . . . .          11,334         11,832
                                                                                                           ------------------------
Total current liabilities. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         197,081        234,811

Long-term obligations, net of current portion:
  Long-term deferred signal carriage revenue . . . . . . . . . . . . . . . . . . . . . . . . . . .           5,949          7,366
  Advances from affiliates, net. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         134,829        139,659
  1994 Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         437,127        467,210
  Mortgage and other notes payable, net of current portion . . . . . . . . . . . . . . . . . . . .          51,428         45,379
  Other long-term liabilities. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           1,088          5,551
                                                                                                           ------------------------
Total long-term obligations, net of current portion. . . . . . . . . . . . . . . . . . . . . . . .         630,421        665,165
                                                                                                           ------------------------
    Total liabilities. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         827,502        899,976

Commitments and Contingencies (Note 4)

Stockholder's Equity:
  Common Stock, $.01 par value, 1,000 shares authorized, issued and outstanding. . . . . . . . . .              --             --
  Additional paid-in capital . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         108,835        108,835
  Unrealized holding losses on available-for-sale securities, net of deferred taxes. . . . . . . .        (      9)      (      9)
  Accumulated deficit. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        (105,363)      (223,386)
                                                                                                           ------------------------
Total stockholder's equity (deficit) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           3,463       (114,560)
                                                                                                           ------------------------
    Total liabilities and stockholder's equity . . . . . . . . . . . . . . . . . . . . . . . . . .        $830,965      $ 785,416
                                                                                                           ------------------------
                                                                                                           ------------------------


        See accompanying Notes to Condensed Consolidated Financial Statements.

                             DISH, LTD. AND SUBSIDIARIES
                   CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                    (In thousands)
                                     (Unaudited)


                                                      THREE MONTHS ENDED JUNE 30,   SIX MONTHS ENDED JUNE 30,
                                                      ----------------------------  ---------------------------
                                                           1996           1997           1996           1997
                                                      ----------------------------  ---------------------------
REVENUE:
  DTH products and technical services. . . . . . .     $  60,458      $  22,071      $  97,199      $  33,660
  DISH Network promotions - subscription
    television services and products . . . . . .              --         43,672             --         75,825
  DISH Network subscription television services. .         5,582         32,189          6,046         57,588
  C-band programming . . . . . . . . . . . . . .           3,194          1,916          6,643          4,079
  Loan origination and participation income. . . .           120            127            492            285
                                                      ----------------------------  ---------------------------
Total revenue. . . . . . . . . . . . . . . . . . .        69,354         99,975        110,380        171,437

EXPENSES:
  DTH products and technical services. . . . . . .        57,528         18,109         90,278         27,333
  DISH Network programming . . . . . . . . . . .           1,664         25,834          1,769         45,259
  C-band programming . . . . . . . . . . . . . .           2,880          1,545          6,058          3,308
  Selling, general and administrative. . . . . . .        18,509         33,781         29,080         64,653
  Subscriber promotion subsidies . . . . . . . .              --         18,313             --         31,090
  Amortization of subscriber acquisition costs .              92         33,228             92         61,290
  Depreciation and amortization. . . . . . . . . .         6,334         12,655          9,664         25,298
                                                      ----------------------------  ---------------------------
Total expenses . . . . . . . . . . . . . . . . .          87,007        143,465        136,941        258,231
                                                      ----------------------------  ---------------------------

Operating loss . . . . . . . . . . . . . . . . .         (17,653)      ( 43,490)       (26,561)     (  86,794)

Other Income (Expense):. . . . . . . . . . . . . .
  Interest income. . . . . . . . . . . . . . . . .         1,571            673          3,279          1,465
  Interest expense, net of amounts capitalized .         (10,150)      ( 16,816)       (15,091)      ( 32,476)
  Other. . . . . . . . . . . . . . . . . . . . . .       (    63)      (    117)       (    64)      (    174)
                                                      ----------------------------  ---------------------------
Total other income (expense) . . . . . . . . . .         ( 8,642)      ( 16,260)       (11,876)      ( 31,185)
                                                      ----------------------------  ---------------------------

Loss before income taxes . . . . . . . . . . . .         (26,295)      ( 59,750)       (38,437)      (117,979)
Income tax (provision) benefit, net. . . . . . . .         9,097       (     25)        13,949       (     44)
                                                      ----------------------------  ---------------------------
Net loss . . . . . . . . . . . . . . . . . . . .        $(17,198)     $( 59,775)      $(24,488)     $(118,023)
                                                      ----------------------------  ---------------------------
                                                      ----------------------------  ---------------------------

        See accompanying Notes to Condensed Consolidated Financial Statments.

                             DISH, LTD. AND SUBSIDIARIES
          CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDER'S EQUITY (DEFICIT)
                                    (In thousands)


                                                                                         ACCUMULATED
                                                                                         DEFICIT AND
                                                 SHARES OF                                UNREALIZED
                                                  COMMON                    ADDITIONAL     HOLDING
                                                   STOCK        COMMON       PAID-IN        GAINS
                                                OUTSTANDING     STOCK        CAPITAL       (LOSSES)        TOTAL
                                               ----------------------------------------------------------------------
Balance, December 31, 1996 . . . . . . . . .         1           $  -       $108,835      $(105,372)     $   3,463
  Net loss (unaudited) . . . . . . . . . . .         -              -              -       (118,023)      (118,023)
                                               ----------------------------------------------------------------------
Balance, June 30, 1997 (unaudited) . . . . .         1           $  -       $108,835      $(223,395)     $(114,560)
                                               ----------------------------------------------------------------------
                                               ----------------------------------------------------------------------


      See accompanying Notes to Condensed Consolidated and Financial Statments.

                             DISH, LTD. AND SUBSIDIARIES
                   CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                (Dollars in thousands)
                                     (Unaudited)


                                                                                            Six Months Ended June 30,
                                                                                            -------------------------
                                                                                             1996            1997
                                                                                            -------------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $ (24,488)     $(118,023)
  Adjustments to reconcile net loss to net cash flows from operating activities:
    Depreciation and amortization . . . . . . . . . . . . . . . . . . . . . . . . . . . .      9,664         25,298
    Amortization of subscriber acquisition costs. . . . . . . . . . . . . . . . . . . . .         92         61,290
    Deferred income tax benefit . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   (  8,951)      (    365)
    Amortization of debt discount and deferred financing costs. . . . . . . . . . . . . .     13,846         29,958
    Change in reserve for excess and obsolete inventory . . . . . . . . . . . . . . . . .        634          1,987
    Change in long-term deferred signal carriage revenue. . . . . . . . . . . . . . . . .      4,163          1,417
    Other, net. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        503          4,463
  Changes in current assets and current liabilities, net. . . . . . . . . . . . . . . . .   (  4,208)      ( 19,956)
                                                                                            ------------------------
Net cash flows used in operating activities . . . . . . . . . . . . . . . . . . . . . . .   (  8,745)      ( 13,931)

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of marketable investment securities . . . . . . . . . . . . . . . . . . . . .   (      8)      (      3)
  Purchases of restricted marketable investment securities. . . . . . . . . . . . . . . .   (  9,800)      (  1,995)
  Advances from affiliates, net . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     23,118          4,830
  Purchases of property and equipment . . . . . . . . . . . . . . . . . . . . . . . . . .   (  5,485)      ( 18,453)
  Investment earnings placed in escrow. . . . . . . . . . . . . . . . . . . . . . . . . .   (  1,729)            --
  Funds released from escrow accounts and restricted cash - other . . . . . . . . . . . .     51,843         25,000
  Expenditures for satellite systems under construction . . . . . . . . . . . . . . . . .   ( 62,016)            --
  Investment in convertible subordinated debentures from SSET . . . . . . . . . . . . . .         --      (     500)
  Other . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   (     25)     (     325)
                                                                                            -------------------------
Net cash flows provided by (used in) investing activities . . . . . . . . . . . . . . . .   (  4,122)         8,554

CASH FLOWS FROM FINANCING ACTIVITIES:
  Repayments of mortgage indebtedness and notes payable . . . . . . . . . . . . . . . . .   (  1,082)       ( 5,551)
                                                                                            -------------------------
Net cash flows used in financing activities . . . . . . . . . . . . . . . . . . . . . . .   (  1,082)       ( 5,551)
                                                                                            -------------------------

Net decrease in cash and cash equivalents . . . . . . . . . . . . . . . . . . . . . . . .   ( 13,949)       (10,928)
Cash and cash equivalents, beginning of period. . . . . . . . . . . . . . . . . . . . . .     13,949         24,919
                                                                                            -------------------------
Cash and cash equivalents, end of period. . . . . . . . . . . . . . . . . . . . . . . . .   $     --     $   13,991
                                                                                            -------------------------
                                                                                            -------------------------

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash paid for interest, net of amounts capitalized. . . . . . . . . . . . . . . . . . .   $    544     $    2,352
  Cash paid for income taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         --             --
  Satellite launch payment for EchoStar II applied to EchoStar I launch . . . . . . . . .     15,000             --
  Increase in note payable for deferred satellite construction payments for EchoStar I. .      3,167             --



        See accompanying Notes to Condensed Consolidated Financial Statements.

                             DISH, LTD. AND SUBSIDIARIES
                 NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS


1.  ORGANIZATION AND BUSINESS ACTIVITIES

PRINCIPAL BUSINESS

    Dish, Ltd. and subsidiaries ("Dish" or the "Company") is a wholly-owned subsidiary of EchoStar Satellite Broadcasting Corporation ("ESBC"). ESBC is an indirect, wholly-owned subsidiary of EchoStar Communications Corporation ("EchoStar"), a publicly-traded company on the Nasdaq National Market. The Company is primarily engaged in the operation of a direct broadcast satellite ("DBS") subscription television service (the "DISH Network"), which commenced operations in March 1996. The DISH Network currently provides approximately 120 channels of digital video programming and over 30 channels of CD quality audio programming to consumers throughout the continental United States. In addition to the DISH Network, the Company designs, manufactures, distributes and installs satellite direct-to-home ("DTH") products and distributes domestic DTH programming. The Company's primary business objective is to become one of the leading providers of subscription television and other satellite-delivered services in the United States. The Company had approximately 590,000 subscribers to DISH Network programming as of June 30, 1997.

RECENT DEVELOPMENTS

1997 NOTES OFFERING

    On June 25, 1997, EchoStar DBS Corporation ("DBS Corp"), a wholly-owned subsidiary of EchoStar, consummated an offering (the "1997 Notes Offering") of 12 1/2% Senior Secured Notes due 2002 (the "1997 Notes"). The 1997 Notes Offering resulted in net proceeds to the Company of approximately $362.5 million. Interest on the 1997 Notes is payable semi-annually on January 1 and July 1 of each year, commencing January 1, 1998. Approximately $109.0 million of the net proceeds of the 1997 Notes Offering were placed in an escrow account to fund the first five semi-annual interest payments (through January 1, 2000). The 1997 Notes were issued in a private placement pursuant to Rule 144A of the Securities Act of 1933, as amended. DBS Corp agreed to exchange the privately issued notes for publicly registered notes and on July 23, 1997 filed a registration statement on Form S-4 (the "Registration Statement") with the Securities and Exchange Commission. Upon the effectiveness of the Registration Statement, DBS Corp will make an offer to exchange the 1997 Notes for publicly registered notes with substantially identical terms (including principal amount, interest rate, maturity, security and ranking). Prior to consummation of the 1997 Notes Offering, EchoStar contributed (the "Contribution") all of the outstanding capital stock of ESBC to DBS Corp. As a result of the Contribution, ESBC is a wholly-owned subsidiary of DBS Corp.

NEWS CORPORATION LITIGATION

    On February 24, 1997, EchoStar and The News Corporation Limited ("News") announced an agreement (the "News Agreement") pursuant to which, among other things, News agreed to acquire approximately 50% of the outstanding capital stock of EchoStar. News also agreed to make available for use by EchoStar the DBS permit for 28 frequencies at 110DEG. West Longitude ("WL") purchased by MCI Communications Corporation ("MCI") for over $682 million at a Federal Communications Commission ("FCC") auction. During late April 1997, substantial disagreements arose between the parties regarding their obligations under the News Agreement.

    During May 1997, EchoStar initiated litigation alleging, among other things, breach of contract, failure to act in good faith, and other causes of action. News has denied all of EchoStar's material allegations and has asserted numerous counterclaims against EchoStar and its Chairman and Chief Executive Officer, Charles W. Ergen. While EchoStar is confident of its position and believes it will ultimately prevail, the litigation process could continue for many years and there can be no assurance concerning the outcome of the litigation.

                             DISH, LTD. AND SUBSIDIARIES
           NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


2.  SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

    The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation have been included. All significant intercompany accounts and transactions have been eliminated in consolidation. Operating results for the three and six months ended June 30, 1997 are not necessarily indicative of the results that may be expected for the year ending December 31, 1997. For further information, refer to the consolidated financial statements and footnotes thereto included in the Company's Annual Report on Form 10-K for the year ended December 31, 1996. Certain prior year amounts have been reclassified to conform with the current year presentation.

    Unless otherwise stated herein, or the context otherwise requires, references herein to EchoStar shall include EchoStar, ESBC, Dish and all direct and indirect wholly-owned subsidiaries thereof. The Company's management refers readers of this Quarterly Report on Form 10-Q to EchoStar's Quarterly Report on Form 10-Q for the three and six months ended June 30, 1997.


USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses for each reporting period. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

    The Company considers all liquid investments purchased with original maturities of 90 days or less to be cash equivalents. Cash equivalents as of December 31, 1996 and June 30, 1997 principally consisted of money market funds, corporate notes and commercial paper; such balances are stated at cost which equates to market value.

INCOME TAXES

    Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," requires that the tax benefit of net operating losses ("NOLs") for financial reporting purposes be recorded as an asset and that deferred tax assets and liabilities are recorded for the estimated future tax effects of temporary differences between the tax basis of assets and liabilities and amounts reported in the consolidated balance sheets. To the extent that management assesses the realization of deferred tax assets to be less than "more likely than not," a valuation reserve is established. The Company has fully reserved the 1997 additions to its deferred tax assets.

                             DISH, LTD. AND SUBSIDIARIES
                 NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS


3.  INVENTORIES

       Inventories consist of the following (in thousands):


                                                                     DECEMBER 31,      JUNE 30,
                                                                         1996            1997
                                                                     ----------------------------
                                                                                     (UNAUDITED)

       EchoStar Receiver Systems . . . . . . . . . . . . . . . .      $  32,799      $  46,499
       DBS receiver components . . . . . . . . . . . . . . . . .         15,736         15,201
       Consigned DBS receiver components . . . . . . . . . . . .         23,525          2,681
       Finished goods - International  . . . . . . . . . . . . .          3,491          4,181
       Finished goods - C-band . . . . . . . . . . . . . . . . .            600            359
       Spare parts and other . . . . . . . . . . . . . . . . . .          2,279          1,771
       Reserve for excess and obsolete inventory . . . . . . . .       (  5,663)       ( 7,649)
                                                                     ----------------------------
                                                                      $  72,767      $  63,043
                                                                     ----------------------------
                                                                     ----------------------------


4.  COMMITMENTS AND CONTINGENCIES

PURCHASE COMMITMENTS

       The Company has entered into agreements with various manufacturers to purchase DBS satellite receivers and related components manufactured to its specifications. As of June 30, 1997, remaining commitments total approximately $141.7 million and the total of all outstanding purchase order commitments with domestic and foreign suppliers was $148.1 million. All of the purchases related to these commitments are expected to be made during 1997. The Company expects to finance these purchases from unrestricted cash and additional cash flows generated from sales of DISH Network programming and related DBS inventory. EchoStar expects that its 1997 purchases of DBS satellite receivers and related components will significantly exceed its existing contractual commitments. In addition to the above, EchoStar will expend $192.6 million between June 30, 1997 and the first quarter of 1998 to complete the construction phase (including applicable insurance) and launch of its third DBS satellite ("EchoStar III") and its fourth DBS satellite ("EchoStar IV").

OTHER RISKS AND CONTINGENCIES

The Company is subject to various other legal proceedings and claims which arise in the ordinary course of its business. In the opinion of management, the amount of ultimate liability with respect to these actions will not materially affect the financial position or results of operations of the Company

5.  SUBSEQUENT EVENT

       On October 2, 1997, EchoStar consummated an offering of 12 1/8% Series B Senior Redeemable Exchangeable Preferred Stock (the "Preferred Stock Offering"). The Preferred Stock Offering resulted in net proceeds to the Company of approximately $193.0 million. EchoStar presently intends to use the net proceeds to fund subscriber acquisition and marketing expenses and for other general corporate purposes.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


   NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THIS OFFERING OTHER THAN THOSE CONTAINED IN THIS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY ECHOSTAR, THE ISSUER OR THE INITIAL PURCHASERS. THIS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES TO WHICH IT RELATES, NOR DOES IT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED, OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO, OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF ECHOSTAR OR THE ISSUER SINCE THE DATE HEREOF OR THAT INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.


--------------------------------------------------

                                  TABLE OF CONTENTS

                                                                           PAGE

Prospectus Summary . . . . . . . . . . . . . . . . . . . . . . . . . . .     7
Risk Factors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    20
Use of Proceeds. . . . . . . . . . . . . . . . . . . . . . . . . . . . .    37
The Exchange Offer . . . . . . . . . . . . . . . . . . . . . . . . . . .    38
Capitalization . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    45
Selected Financial Data. . . . . . . . . . . . . . . . . . . . . . . . .    46
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    48
Business . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    61
Management . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    88
Certain Relationships and
  Related Transactions . . . . . . . . . . . . . . . . . . . . . . . . .    93
Security Ownership of Certain Beneficial
  Owners and Management. . . . . . . . . . . . . . . . . . . . . . . . .    94
Description of Certain Indebtedness. . . . . . . . . . . . . . . . . . .    96
Description of Exchange Notes. . . . . . . . . . . . . . . . . . . . . .    98
Certain U.S. Federal Income Tax
  Considerations . . . . . . . . . . . . . . . . . . . . . . . . . . . .   134
Plan of Distribution . . . . . . . . . . . . . . . . . . . . . . . . . .   135
Notice to Investors. . . . . . . . . . . . . . . . . . . . . . . . . . .   136
Legal Matters. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   138
Independent Accountants. . . . . . . . . . . . . . . . . . . . . . . . .   138
Index to Financial Statements. . . . . . . . . . . . . . . . . . . . . .   F-1




--------------------------------------------------------------------------------
--------------------------------------------------------------------------------




                                      PROSPECTUS



                                     $375,000,000



                                     ECHOSTAR DBS
                                     CORPORATION

                  OFFER TO EXCHANGE $1,000 PRINCIPAL AMOUNT OF ITS
  12 1/2% SENIOR SECURED NOTES DUE 2002 WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT FOR EACH $1,000 PRINCIPAL AMOUNT OF ITS OUTSTANDING 12 1/2%
                            SENIOR SECURED NOTES DUE 2002.

                    THE EXCHANGE AGENT FOR THE EXCHANGE OFFER IS:

                           FIRST TRUST NATIONAL ASSOCIATION

                                    BY FACSIMILE:
                                    (612) 244-1537
                              CONFIRMATION BY TELEPHONE:
                                    (612) 244-1197
                      BY MAIL/HAND DELIVERY/OVERNIGHT DELIVERY:

                           FIRST TRUST NATIONAL ASSOCIATION
                                180 EAST FIFTH STREET
                              ST. PAUL, MINNESOTA 55101
                                 ATTN: PHYLLIS MEATH
                              SPECIALIZED FINANCE GROUP

                                                , 1997






--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                       PART II
                        INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

   Chapter 78.751(1) of the Nevada Revised Statutes allows EchoStar to indemnify any person made or threatened to be made a party to any action (except an action by or in the right of EchoStar, a "derivative action"), by reason of the fact that he is or was a director, officer, employee or agent of EchoStar, or is or was serving at the request of EchoStar as a director, officer, employee or agent of another corporation, against expenses including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonable incurred by him in connection with the action, suit or proceeding if he acted in a good faith manner which he reasonably believed to be in or not opposed to the best interests of EchoStar, and, with respect to any criminal proceeding, had no reasonable cause to believe that his conduct was unlawful. Under Chapter 78.751(2), a similar standard of care applies to derivative actions, except that indemnification is limited solely to expenses (including attorneys' fees) incurred in connection with the defense or settlement of the actin and court approval of the indemnification is required where the person seeking indemnification has been found liable to EchoStar. In addition, Chapter 78.751(5) allows EchoStar to advance payment of indemnifiable expenses prior to final disposition of the proceeding in question. Decisions as to the payment of indemnification are made by a majority of the Board of Directors at a meeting at which a quorum of disinterested directors is present, or by written opinion of special legal counsel, or by the stockholders.

   Provisions relating to liability and indemnification of officers and directors of EchoStar for acts by such officers and directors are contained in
Article IX of the Amended and Restated Articles of Incorporation of EchoStar,
Exhibit 3.1(a) hereto and Article IX of EchoStar's Bylaws, Exhibit 3.2(a) hereto, which are incorporated herein by reference. These provisions state, among other things, that, consistent with and to the extent allowable under Nevada law, and upon the decision of a disinterested majority of EchoStar's Board of Directors, or a written opinion of outside legal counsel, or EchoStar's stockholders: (1) EchoStar shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal (other than an action by or in the right of EchoStar) by reason of the fact that he is or was a director, officer, employee, fiduciary or agent of EchoStar, or is or was serving at the request of EchoStar as a director, officer, employee, fiduciary of agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, if he conducted himself in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of EchoStar, and, with respect t any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful; and (2) EchoStar shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of EchoStar to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, fiduciary or agent of EchoStar, or is or was serving at the request of EchoStar as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of EchoStar and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to EchoStar unless and only to the extent that the court in which such action or suit was brought shall determine upon application that despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a)  Exhibits

  EXHIBIT NO.                        DESCRIPTION
  -----------                        -----------

    2.1* Amended and Restated Agreement for Exchange of Stock and Merger, dated as of May 31, 1995, by and among EchoStar Communications Corporation, a Nevada corporation formed in April 1995 ("EchoStar"), Charles W. Ergen and Dish, Ltd. (formerly EchoStar Communications Corporation, a Nevada corporation formed in December 1993) ("Dish") (incorporated by reference to Exhibit 2.2 to the Registration Statement on Form S-1 of EchoStar, Registration No. 33-91276).

    2.2* Plan and Agreement of Merger made as of December 21, 1995 by and among EchoStar, Direct Broadcasting Satellite Corporation, a Colorado Corporation ("MergerCo") and Direct Broadcasting Satellite Corporation, a Delaware Corporation ("DBSC") (incorporated by reference to Exhibit 2.3 to the Registration Statement on Form S-4 of EchoStar, Registration No. 333-03584).

    2.3* Merger Trigger Agreement entered into as of December 21, 1995 by and among EchoStar, MergerCo and DBSC (incorporated by reference to Exhibit 2.4 to the Registration Statement on Form S-4 of EchoStar, Registration No. 333-03584).

    3.1(a)* Amended and Restated Articles of Incorporation of EchoStar (incorporated by reference to Exhibit 3.1(a) to the Registration Statement on Form S-1 of EchoStar, Registration No. 33-91276).

    3.1(b)* Bylaws of EchoStar (incorporated by reference to Exhibit 3.1(b) to the Registration Statement on Form S-1 of EchoStar, Registration No. 33-91276).

    3.2(a)* Articles of Incorporation of EchoStar Satellite Broadcasting Corporation (formerly EchoStar Bridge Corporation, a Colorado corporation) ("ESBC") (incorporated by reference to Exhibit 3.1(e) to the Registration Statement on Form S-1 of ESBC, Registration No. 333-3980).

    3.2(b)* Bylaws of ESBC (incorporated by reference to Exhibit 3.1(f) to the Registration Statement on Form S-1 of ESBC, Registration No. 333-3980).

    3.3(a)* Amended and Restated Articles of Incorporation of Dish (incorporated by reference to Exhibit 3.1(a) to the Registration Statement on Form S-1 of Dish, Registration No. 33-76450).

    3.3(b)* Bylaws of Dish (incorporated by reference to Exhibit 3.1(b) to the Registration Statement on Form S-1 of Dish, Registration No. 33-76450).

    3.4(a)+ Articles of Incorporation of EchoStar DBS Corporation, a Colorado corporation ("EDBS").

    3.4(b)+   Bylaws of EDBS.

    4.1* Indenture of Trust between Dish and First Trust National Association ("First Trust"), as Trustee (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-1 of Dish, Registration No. 33-76450).

    4.2* Warrant Agreement between EchoStar and First Trust, as Warrant Agent (incorporated by reference to Exhibit 4.2 to the Registration Statement on Form S-1 of Dish, Registration No. 33-76450).

    4.3* Security Agreement in favor of First Trust, as Trustee under the Indenture filed as Exhibit 4.1 hereto (incorporated by reference to Exhibit 4.3 to the Registration Statement on Form S-1 of Dish, Registration No. 33-76450).

    4.4* Escrow and Disbursement Agreement between Dish and First Trust (incorporated by reference to Exhibit 4.4 to the Registration Statement on Form S-1 of Dish, Registration No. 33-76450).

    4.5* Pledge Agreement in favor of First Trust, as Trustee under the Indenture filed as Exhibit 4.1 hereto (incorporated by reference to Exhibit 4.5 to the Registration Statement on Form S-1 of Dish, Registration No. 33-76450).

    4.6* Intercreditor Agreement among First Trust, Continental Bank, N.A. and Martin Marietta Corporation ("Martin Marietta") (incorporated by reference to Exhibit 4.6 to the Registration Statement on Form S-1 of Dish, Registration No. 33-76450).

    4.7* Series A Preferred Stock Certificate of Designation of EchoStar (incorporated by reference to Exhibit 4.7 to the Registration Statement on Form S-1 of EchoStar, Registration No. 33-91276).

    4.8*      Registration Rights Agreement by and between EchoStar and Charles
              W. Ergen (incorporated by reference to Exhibit 4.8 to the Registration Statement on Form S-1 of EchoStar, Registration No. 33-91276).

    4.9* Indenture of Trust between ESBC and First Trust, as Trustee (incorporated by reference to Exhibit 4.9 to the Annual Report on Form 10-K of EchoStar for the year ended December 31, 1995, Commission File No. 0-26176).

    4.10* Security Agreement of ESBC in favor of First Trust, as Trustee under the Indenture filed as Exhibit 4.9 hereto (incorporated by reference to Exhibit 4.10 to the Annual Report on Form 10-K of EchoStar for the year ended December 31, 1995, Commission File No. 0-26176).

    4.11* Escrow and Disbursement Agreement between ESBC and First Trust (incorporated by reference to Exhibit 4.11 to the Annual Report on Form 10-K of EchoStar for the year ended December 31, 1995, Commission File No. 0-26176).

    4.12* Pledge Agreement of ESBC in favor of First Trust, as Trustee under the Indenture filed as Exhibit 4.9 hereto (incorporated by reference to Exhibit 4.12 to the Annual Report on Form 10-K of EchoStar for the year ended December 31, 1995, Commission File No. 0-26176).

    4.13* Pledge Agreement of EchoStar in favor of First Trust, as Trustee under the Indenture filed as Exhibit 4.9 hereto (incorporated by reference to Exhibit 4.13 to the Annual Report on Form 10-K of EchoStar for the year ended December 31, 1995, Commission File No. 0-26176).

    4.14* Registration Rights Agreement by and between ESBC, EchoStar, Dish, MergerCo and Donaldson, Lufkin & Jenrette Securities Corporation (incorporated by reference to Exhibit 4.14 to the Annual Report on Form 10-K of EchoStar for the year ended December 31, 1995, Commission File No. 0-26176).

    4.15+ Registration Rights Agreement, dated as of June 25, 1997, by and among EDBS, EchoStar, ESBC, Dish, Donaldson, Lufkin & Jenrette Securities Corporation and Lehman Brothers Inc.

    4.16+ Indenture of Trust, dated as of June 25, 1997, between EDBS and First Trust National Association ("First Trust"), as Trustee.

    5.1+ Opinion of Baker & Hostetler LLP regarding legality of securities being registered.

    10.1(a)* Satellite Construction Contract, dated as of February 6, 1990, between EchoStar Satellite Corporation ("ESC") and Martin Marietta as successor to General Electric EchoStar, Astro-Space Division ("General Electric") (incorporated by reference to
              Exhibit 10.1(a) to the Registration Statement on Form S-1 of Dish, Registration No. 33-76450).

    10.1(b)* First Amendment to the Satellite Construction Contract, dated as of October 2, 1992, between ESC and Martin Marietta as successor to General Electric (incorporated by reference to Exhibit 10.1(b) to the Registration Statement on Form S-1 of Dish, Registration No. 33-76450).

    10.1(c)* Second Amendment to the Satellite Construction Contract, dated as of October 30, 1992, between ESC and Martin Marietta as successor to General Electric (incorporated by reference to Exhibit
              10.1(c) to the Registration Statement on Form S-1 of Dish, Registration No. 33-76450).

    10.1(d)* Third Amendment to the Satellite Construction Contract, dated as of April 1, 1993, between ESC and Martin Marietta (incorporated by reference to Exhibit 10.1(d)to the Registration Statement on Form S-1 of Dish, Registration No. 33-76450).

    10.1(e)* Fourth Amendment to the Satellite Construction Contract, dated as of August 19, 1993, between ESC and Martin Marietta (incorporated by reference to Exhibit 10.1(e)to the Registration Statement on Form S-1 of Dish, Registration No. 33-76450).

    10.1(f)* Form of Fifth Amendment to the Satellite Construction Contract, between ESC and Martin Marietta (incorporated by reference to Exhibit 10.1(f) to the Registration Statement on Form S-1 of Dish, Registration No. 33-81234).

    10.1(g)* Sixth Amendment to the Satellite Construction Contract, dated as of June 7, 1994, between ESC and Martin Marietta (incorporated by reference to Exhibit 10.1(g) to the Registration Statement on Form S-1 of Dish, Registration No. 33-81234).

    10.1(h)* Eighth Amendment to the Satellite Construction Contract, dated as of July 18, 1996, between ESC and Martin Marietta (incorporated by reference to Exhibit 10.1(h) to the Quarterly Report on Form 10-Q of EchoStar for the quarter ended June 30, 1996, Commission File No. 0-26176).

    10.2* Master Purchase and License Agreement, dated as of August 12, 1986, between Houston Tracker Systems, Inc. ("HTS") and Cable/Home Communications Corp. (a subsidiary of General Instruments Corporation) (incorporated by reference to Exhibit
              10.4 to the Registration Statement on Form S-1 of Dish, Registration No. 33-76450).

    10.3* Master Purchase and License Agreement, dated as of June 18, 1986, between Echosphere Corporation and Cable/Home Communications Corp. (a subsidiary of General Instruments Corporation) (incorporated by reference to Exhibit 10.5 to the Registration Statement on Form S-1 of Dish, Registration No. 33-76450).

    10.4* Merchandising Financing Agreement, dated as of June 29, 1989, between Echo Acceptance Corporation and Household Retail Services, Inc. (incorporated by reference to Exhibit 10.6 to the Registration Statement on Form S-1 of Dish, Registration No. 33-76450).

    10.5* Key Employee Bonus Plan, dated as of January 1, 1994 (incorporated by reference to Exhibit 10.7 to the Registration Statement on Form S-1 of Dish, Registration No. 33-76450).**

    10.6* Consulting Agreement, dated as of February 17, 1994, between ESC and Telesat Canada (incorporated by reference to Exhibit 10.8 to the Registration Statement on Form S-1 of Dish, Registration No. 33-76450).

    10.7* Form of Satellite Launch Insurance Declarations (incorporated by reference to Exhibit 10.10 to the Registration Statement on Form S-1 of Dish, Registration No. 33-81234).

    10.8*     Dish 1994 Stock Incentive Plan (incorporated by reference to
              Exhibit 10.11 to the Registration Statement on Form S-1 of Dish, Registration No. 33-76450).**

    10.9* Form of Tracking, Telemetry and Control Contract between AT&T Corp. and ESC (incorporated by reference to Exhibit 10.12 to the Registration Statement on Form S-1 of Dish, Registration No. 33-81234).

    10.10* Manufacturing Agreement, dated as of March 22, 1995, between HTS and SCI Technology, Inc. (incorporated by reference to Exhibit
              10.12 to the Registration Statement on Form S-1 of Dish, Commission File No. 33-81234).

    10.11* Manufacturing Agreement dated as of April 14, 1995 by and between ESC and Sagem Group (incorporated by reference to Exhibit 10.13 to the Registration Statement on Form S-1 of EchoStar, Registration No. 33-91276).

    10.12* Statement of Work, dated January 31, 1995 from ESC to Divicom Inc. (incorporated by reference to Exhibit 10.14 to the Registration Statement on Form S-1 of EchoStar, Registration No. 33-91276).

    10.13* Launch Services Contract, dated as of June 2, 1995, by and between EchoStar Space Corporation and
              Lockheed-Khrunichev-Energia International, Inc. (incorporated by reference to Exhibit 10.15 to the Registration Statement on Form S-1 of EchoStar, Registration No. 33-91276).

    10.14*    EchoStar 1995 Stock Incentive Plan (incorporated by reference to
              Exhibit 10.16 to the Registration Statement on Form S-1 of EchoStar, Registration No. 33-91276).*

    10.15(a)* Eighth Amendment to Satellite Construction Contract, dated as of
              February 1, 1994, between DirectSat Corporation and Martin Marietta (incorporated by reference to Exhibit 10.17(a) to the Quarterly Report on Form 10-Q of EchoStar for the quarter ended June 30, 1996, Commission File No. 0-26176).

    10.15(b)* Ninth Amendment to Satellite Construction Contract, dated as of
              February 1, 1994, between DirectSat Corporation and Martin Marietta (incorporated by reference to Exhibit 10.15 to the Registration Statement of Form S-4 of EchoStar, Registration No. 333-03584).

    10.15(c)* Tenth Amendment to Satellite Construction Contract, dated as of
              July 18, 1996, between DirectSat Corporation and Martin Marietta (incorporated by reference to Exhibit 10.17(b) to the Quarterly Report on Form 10-Q of EchoStar for the quarter ended June 30, 1996, Commission File No. 0-26176).

    10.16* Satellite Construction Contract, dated as of July 18, 1996, between EDBS and Lockheed Martin Corporation (incorporated by reference to Exhibit 10.18 to the Quarterly Report on Form 10-Q of EchoStar for the quarter ended June 30, 1996, Commission File No. 0-26176).

    10.17* Confidential Amendment to Satellite Construction Contract between DBSC and Martin Marietta, dated as of May 31, 1995 (incorporated by reference to Exhibit 10.14 to the Registration Statement of Form S-4 of EchoStar, Registration No. 333-03584).

    10.18* Right and License Agreement by and among HTS and Asia Broadcasting and Communications Network, Ltd., dated December 19, 1996 (incorporated by reference to Exhibit 10.18 to the Annual Report on Form 10-K of EchoStar for the year ended December 31, 1996, as amended, Commission file No. 0-26176).

    10.19* Agreement between HTS, ESC and ExpressVu Inc., dated January 8, 1997, as amended (incorporated by reference to Exhibit 10.18 to the Annual Report on Form 10-K of EchoStar for the year ended December 31, 1996, as amended, Commission file No. 0-26176).

    11+       Computation of Earnings Per Share.

    12+       Computation of Ratios.

    21* Subsidiaries of EchoStar Communications Corporation (incorporated by reference to Exhibit 10.18 to the Annual Report on Form 10-K of EchoStar for the year ended December 31, 1996, as amended, Commission file No. 0-26176).

    23.1      Consent of Arthur Andersen LLP.

    23.2+     Consent of Baker & Hostetler LLP (included in Exhibit 5.1)

    24.1* Powers of Attorney authorizing signature of Charles W. Ergen, R. Scott Zimmer, James DeFranco, Alan M. Angelich and Raymond L. Friedlob (incorporated by reference to Exhibit 24.1 to the Annual Report on Form 10-K of EchoStar for the year ended December 31, 1996, as amended, Commission file No. 0-26176).

    24.2+     Power of Attorney of EchoStar and all affiliated entities.

    25.1+ Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939 of First Trust National Association, as Trustee of the Indenture, relating to the 12 1/2% Senior Secured Notes due 2002.

    99.1+     Form of Letter of Transmittal

    99.2+     Form of Notice of Guaranteed Delivery.

    99.3+ Form of Letter to Securities Dealers, Commercial banks, Trust Companies and Other Nominees.

    99.4+     Form of Letter to Clients.

    99.5+ Guidelines for Certification of Taxpayer Identification Number on Form W-9.

--------------------------------
*   Incorporated by reference.

**  Constitutes a management contract or compensatory plan or arrangement.

+   Previously filed.

ITEM 22. UNDERTAKINGS

    (a) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director ,officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    (b) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the Prospectus pursuant to items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporating documents by first class mail or other equally prompt means. This includes information contained in the documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

    (c) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective

    (d)  The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

              (i) To include any prospectus required by section 10(a)(3) of the Securities Act.

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                      SIGNATURES

    Pursuant to the requirements of Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Englewood, State of Colorado, as of October 15, 1997

                   ECHOSTAR DBS CORPORATION


                   By:  /s/STEVEN B. SCHAVER
                       ---------------------------------
                        Steven B. Schaver
                        Chief Operating Officer and Chief Financial Officer

Date: October 15, 1997

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and as of the dates indicated:

SIGNATURE                TITLE                                   DATE
---------                -----                                   ----

  *                      Chief Executive Officer and Director   October 15, 1997
-----------------------  (PRINCIPAL EXECUTIVE OFFICER)
Charles W. Ergen


  /s/STEVEN B. SCHAVER   Chief Operating Officer and            October 15, 1997
-----------------------  Chief Financial Officer
Steven B. Schaver        (PRINCIPAL FINANCIAL OFFICER)



  /s/JOHN R. HAGER       Treasurer and Controller               October 15, 1997
-----------------------  (PRINCIPAL ACCOUNTING OFFICER)
John R. Hager



  *                      Director                               October 15, 1997
-----------------------
James DeFranco


  *                      Director                               October 15, 1997
-----------------------
David K. Moskowitz


*   By:   /s/ STEVEN B. SCHAVER
          -------------------------------------
              Steven B. Schaver
              Attorney-in-Fact

                                      SIGNATURES

    Pursuant to the requirements of Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Englewood, State of Colorado, as of October 15, 1997

                   ECHOSTAR COMMUNICATIONS CORPORATION


                   By:  /s/STEVEN B. SCHAVER
                       ---------------------------------
                        Steven B. Schaver
                        Chief Operating Officer and Chief Financial Officer

Date: October 15, 1997

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and as of the dates indicated:

SIGNATURE                TITLE                                   DATE
---------                -----                                   ----


  *                      Chief Executive Officer and Director   October 15, 1997
-----------------------  (PRINCIPAL EXECUTIVE OFFICER)
Charles W. Ergen


  /s/STEVEN B. SCHAVER   Chief Operating Officer and            October 15, 1997
-----------------------  Chief Financial Officer
Steven B. Schaver        (PRINCIPAL FINANCIAL OFFICER)


  /s/JOHN R. HAGER       Treasurer and Controller               October 15, 1997
-----------------------  (PRINCIPAL ACCOUNTING OFFICER)
John R. Hager


  *                      Director                               October 15, 1997
-----------------------
James DeFranco


  *                      Director                               October 15, 1997
-----------------------
R. Scott Zimmer


  *                      Director                               October 15, 1997
-----------------------
Alan M. Angelich


  *                      Director                               October 15, 1997
-----------------------
Raymond L. Friedlob


*   By:   /s/ STEVEN B. SCHAVER
          --------------------------------
              Steven B. Schaver
              Attorney-in-Fact

                                      SIGNATURES

    Pursuant to the requirements of Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Englewood, State of Colorado, as of October 15, 1997

                   ECHOSTAR SATELLITE BROADCASTING CORPORATION


                   By:  /s/STEVEN B. SCHAVER
                       ----------------------------------------------
                        Steven B. Schaver
                        Chief Operating Officer and Chief Financial Officer

Date: October 15, 1997

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and as of the dates indicated:

SIGNATURE                TITLE                                   DATE
---------                -----                                   ----


  *                      Chief Executive Officer and Director   October 15, 1997
-----------------------  (PRINCIPAL EXECUTIVE OFFICER)
Charles W. Ergen


  /s/STEVEN B. SCHAVER   Chief Operating Officer and            October 15, 1997
-----------------------  Chief Financial Officer
Steven B. Schaver        (PRINCIPAL FINANCIAL OFFICER)


  /s/JOHN R. HAGER       Treasurer and Controller               October 15, 1997
-----------------------  (PRINCIPAL ACCOUNTING OFFICER)
John R. Hager


  *                      Director                               October 15, 1997
-----------------------
James DeFranco


  *                      Director                               October 15, 1997
-----------------------
David K. Moskowitz


*   By:   /s/ STEVEN B. SCHAVER
          -------------------------------
              Steven B. Schaver
              Attorney-in-Fact

                                      SIGNATURES

    Pursuant to the requirements of Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Englewood, State of Colorado, as of October 15, 1997

                   DISH, LTD.


                   By:  /s/STEVEN B. SCHAVER
                       -------------------------------------------------
                        Steven B. Schaver
                        Chief Operating Officer and Chief Financial Officer

Date: October 15, 1997

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and as of the dates indicated:

SIGNATURE                TITLE                                   DATE
---------                -----                                   ----


  *                      Chief Executive Officer and Director   October 15, 1997
-----------------------  (PRINCIPAL EXECUTIVE OFFICER)
Charles W. Ergen


  /s/STEVEN B. SCHAVER   Chief Operating Officer and            October 15, 1997
-----------------------  Chief Financial Officer
Steven B. Schaver        (PRINCIPAL FINANCIAL OFFICER)


  /s/JOHN R. HAGER       Treasurer and Controller               October 15, 1997
-----------------------  (PRINCIPAL ACCOUNTING OFFICER)
John R. Hager



  *                      Director                               October 15, 1997
-----------------------
James DeFranco


  *                      Director                               October 15, 1997
-----------------------
R. Scott Zimmer



*   By:   /s/  STEVEN B. SCHAVER
         -------------------------------------
              Steven B. Schaver
              Attorney-in-Fact